                                                        Filed Per Rule 424(b)(3)
                                                      Registration No. 333-19729

                                [IFC LETTERHEAD]

                                                                   June 19, 1997

Dear Stockholder:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Indiana Federal Corporation ("IFC"), which will be held at Waterbird Restaurant at the Indian Oak Resort, 558 Indian Boundary Road, Chesterton, Indiana, at 10:00 a.m., local time, on Wednesday, July 30, 1997 (the "IFC Annual Meeting").

    At the IFC Annual Meeting, IFC stockholders will be asked (i) to elect three directors of IFC, (ii) to ratify the appointment of Ernst & Young LLP as independent auditors for IFC, and (iii) to consider and vote upon a proposal (the "IFC Merger Proposal") to approve and adopt the Agreement and Plan of Merger dated as of November 14, 1996, as amended (the "IFC Merger Agreement"), by and between Pinnacle Financial Services, Inc. ("Pinnacle") and IFC, and all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle (the "IFC Merger")).

    The IFC Merger Agreement provides for a "merger of equals" with Pinnacle. Upon consummation of the IFC Merger, IFC will be merged with and into Pinnacle, with Pinnacle being the surviving corporation, and each issued and outstanding share of common stock of IFC will be automatically converted into one share of common stock of Pinnacle. Conditions to the consummation of the IFC Merger include, among other things, requisite stockholder and regulatory approvals and the receipt of certain opinions and certificates.

    The Board of Directors of IFC (the "IFC Board") believes that the IFC Merger will be advantageous to, and is in the best interests of, IFC and its stockholders. IFC believes that its merger with Pinnacle will create a significantly stronger retail franchise stretching from the northwestern Indiana and Chicagoland market across to southwestern Michigan. The IFC Board believes that the IFC Merger will create additional acquisition opportunities in an expanded market area and will create a larger and stronger institution better able to compete with its regional and national competitors.

    THE IFC BOARD HAS APPROVED THE IFC MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR THE IFC MERGER PROPOSAL AT THE IFC ANNUAL MEETING.

    The accompanying Notice and Joint Proxy Statement/Prospectus set forth the voting rights of holders of IFC Common Stock with respect to these matters, and describe in more detail the matters to be acted upon at the IFC Annual Meeting. Stockholders are urged to review carefully the accompanying Notice and Joint Proxy Statement/Prospectus, which contains, among other things, a description of the IFC Merger Proposal, the IFC Merger Agreement and its terms and conditions, and the transactions contemplated by the IFC Merger Agreement.

    The accompanying Notice and Joint Proxy Statement/Prospectus also contains information with respect to a merger proposal between Pinnacle and CB Bancorp, Inc. (the "CB Merger"). IFC stockholders do not have the right to vote on the CB Merger. Furthermore, approval of the CB Merger by CB stockholders and Pinnacle stockholders is NOT a condition to, or required for, the consummation of the IFC Merger. The IFC Board and management are, however, in favor of the CB Merger.

    Your continuing interest in the business of IFC is appreciated. Because of the significance of the Merger to IFC, your participation in the IFC Annual Meeting, in person or by proxy, is especially important. Accordingly, whether or not you plan to attend the IFC Annual Meeting, please sign, date and mail the enclosed Proxy promptly in the postage-paid envelope that has been provided to you for your convenience.

                                          Sincerely,

                                          Donald A. Lesch
                                          Chairman of the Board

                                [IFC LETTERHEAD]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 30, 1997

    NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Indiana Federal Corporation ("IFC") will be held at Waterbird Restaurant at the Indian Oak Resort, 558 Indian Boundary Road, Chesterton, Indiana at 10:00 a.m., local time, on Wednesday, July 30, 1997 ("IFC Annual Meeting"), for the following purposes, all of which are more fully described in the accompanying Proxy Statement:

    1.  To elect three directors of Indiana Federal Corporation.

    2. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 14, 1996, as amended (the "IFC Merger Agreement"), by and between Pinnacle Financial Services, Inc. ("Pinnacle") and IFC, and all of the transactions contemplated by the IFC Merger Agreement. Such transactions include the merger of IFC with and into Pinnacle ("IFC Merger"), with Pinnacle being the surviving corporation. Upon consummation of the IFC Merger, among other things, each issued and outstanding share of common stock, $.01 par value share, of IFC, other than certain shares specified in the IFC Merger Agreement, will be automatically converted into the right to receive one share of common stock, no par value per share, of Pinnacle.

    3. To ratify the appointment of Ernst & Young LLP as independent auditors for IFC for the fiscal year ending December 31, 1997.

    4. To transact such other business as may properly come before the IFC Annual Meeting or any adjournments or postponements thereof. The Board of Directors of IFC is not aware of any other business to come before the IFC Annual Meeting.

    The Board of Directors of IFC has fixed the close of business on June 16, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the IFC Annual Meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on such date are entitled to notice of and to vote at the IFC Annual Meeting and any adjournments or postponements thereof. A list of IFC stockholders entitled to vote at the IFC Annual Meeting will be available for examination, during ordinary business hours, at IFC's principal executive office for 10 days prior to the IFC Annual Meeting, as well as at the IFC Annual Meeting.

    Your vote is important regardless of the number of shares you own. Each stockholder is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Your proxy will not be used if you attend and vote at the IFC Annual Meeting in person.

                                          By Order of the Board of Directors

                                          Donald A. Lesch

                                          Chairman of the Board

June 19, 1997

THE BOARD OF DIRECTORS OF IFC RECOMMENDS THAT YOU VOTE FOR EACH OF THE ABOVE PROPOSALS.

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

 ------------------------------------------------     ------------------------------------------------
        PINNACLE FINANCIAL SERVICES, INC.,                   PINNACLE FINANCIAL SERVICES, INC.,
            INDIANA FEDERAL CORPORATION                                  PROSPECTUS
                        AND                                           6,921,699 SHARES
                 CB BANCORP, INC.                                     OF COMMON STOCK,
               JOINT PROXY STATEMENT                               NO PAR VALUE PER SHARE
    -------------------------------------------          -------------------------------------------

    This Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") is being furnished to stockholders of Pinnacle Financial Services, Inc. ("Pinnacle") in connection with the solicitation of proxies by the Board of Directors of Pinnacle (the "Pinnacle Board") to be used at the Annual Meeting of Stockholders of Pinnacle to be held on July 30, 1997 (including any adjournments or postponements thereof, the "Pinnacle Annual Meeting"). At the Pinnacle Annual Meeting, holders of the common stock, no par value per share, of Pinnacle (the "Pinnacle Common Stock") will be asked to elect eight directors of Pinnacle and to consider and vote upon two merger proposals. One of the merger proposals is a proposal (the "IFC Merger Proposal") to approve and adopt the Agreement and Plan of Merger dated as of November 14, 1996 (the "Original IFC Merger Agreement"), as amended by a First Amendment to Agreement and Plan of Merger dated as of February 27, 1997 (the "IFC Merger Agreement Amendment," and together with the Original IFC Merger Agreement, the "IFC Merger Agreement"), between Pinnacle and Indiana Federal Corporation ("IFC"), and all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle (the "IFC Merger")). The second merger proposal is a proposal (the "CB Merger Proposal," and together with the IFC Merger Proposal, the "Merger Proposals") to approve and adopt the Agreement and Plan of Merger dated as of March 1, 1997 (the "CB Merger Agreement," and together with the IFC Merger Agreement, the "Merger Agreements"), by and between Pinnacle and CB Bancorp, Inc. ("CB"), and all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle (the "CB Merger," and together with the IFC Merger, the "Mergers")).

    This Joint Proxy Statement/Prospectus is also being furnished to stockholders of Indiana Federal Corporation in connection with the solicitation of proxies by the Board of Directors of IFC (the "IFC Board") to be used at the Annual Meeting of Stockholders of IFC to be held on July 30, 1997 (including any adjournments or postponements thereof, the "IFC Annual Meeting"). At the IFC Annual Meeting, holders of common stock, $.01 par value per share, of IFC (the "IFC Common Stock") will be asked to elect three directors of IFC, to consider and vote upon the IFC Merger Proposal, and to ratify the appointment of Ernst & Young LLP as independent auditors of IFC.

    This Joint Proxy Statement/Prospectus is also being furnished to stockholders of CB in connection with the solicitation of proxies by the Board of Directors of CB (the "CB Board") to be used at the Special Meeting of Stockholders of CB to be held on July 30, 1997 (including any adjournments or postponements thereof, the "CB Special Meeting," and together with the Pinnacle Annual Meeting and the IFC Annual Meeting, the "Stockholder Meetings"). At the CB Special Meeting, holders of common stock, $.01 par value per share, of CB (the "CB Common Stock") will consider and vote upon the CB Merger Proposal.

    This Joint Proxy Statement/Prospectus also constitutes a prospectus of Pinnacle with respect to up to 5,004,220 shares of Pinnacle Common Stock to be issued or reserved for issuance in connection with the IFC Merger and with respect to up to 1,917,479 shares of Pinnacle Common Stock to be issued or reserved for issuance in connection with the CB Merger. Upon consummation of the IFC Merger each share of IFC Common Stock, other than certain shares specified in the IFC Merger Agreement, will be automatically converted into the right to receive one (1) share of Pinnacle Common Stock (the "IFC Exchange Ratio"). Upon consummation of the CB Merger, each share of CB Common Stock, other than certain shares specified in the CB Merger Agreement, will be automatically converted into the right to receive that number of shares of Pinnacle Common Stock (the "CB Exchange Ratio") determined by dividing $35.00 by the average of the daily averages of the closing bid and the closing ask prices per share of Pinnacle Common Stock as reported by the Nasdaq National Market for the period of fifteen business days ending on the fifth business day prior to the date of consummation of the CB Merger (the "Average Price"); PROVIDED, HOWEVER, (i) that in the event the Average Price is $29.00 or higher, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.2069 shares of Pinnacle Common Stock, and (ii) that in the event the Average Price is $23.00 or lower, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.5217 shares of Pinnacle Common Stock. This Joint Proxy Statement/Prospectus does not cover any resales of Pinnacle Common Stock to be received by stockholders of IFC or CB upon consummation of the Mergers, and no person is authorized to make use of this Joint Proxy Statement/Prospectus in connection with any such resale.

THE SHARES OF PINNACLE COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Joint Proxy Statement/Prospectus is June 19, 1997. This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Pinnacle, IFC and CB on or about June 25, 1997.

    Pinnacle Common Stock and IFC Common Stock are traded on the Nasdaq National Market and CB Common Stock is traded on the Nasdaq Small-Cap Market. The last sales prices of Pinnacle Common Stock and IFC Common Stock were $24.75 and $19.50, respectively, on November 13, 1996 (the last trading day prior to the public announcement of the IFC Merger). The last sales prices of Pinnacle Common Stock, IFC Common Stock and CB Common Stock were $27.75, $26.25 and $28.65, respectively, on February 28, 1997 (the last trading day prior to the public announcement of the CB Merger). The closing sales prices of Pinnacle Common Stock, IFC Common Stock and CB Common Stock were $27.25, $27.375 and $34.00, respectively, on June 18, 1997 (the last practicable trading day prior to the mailing of this Joint Proxy Statement/Prospectus).

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                            -----------
AVAILABLE INFORMATION.....................................................................................           2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................           2

SUMMARY...................................................................................................           5
  The Companies...........................................................................................           5
  The Stockholder Meetings................................................................................           6
  The Mergers.............................................................................................           9
  Interests of Certain Persons in the Mergers.............................................................          14
  Management and Operations After the Mergers.............................................................          15
  Certain Federal Income Tax Consequences.................................................................          16
  Acquisition of Maco Bancorp, Inc........................................................................          17
  Comparison of Stockholders' Rights......................................................................          17

  Summary Condensed Consolidated Historical Financial and Operating Data of Pinnacle Financial Services,
    Inc...................................................................................................          18
  Summary Condensed Consolidated Historical Financial and Operating Data of Indiana Federal Corporation...          19
  Summary Condensed Consolidated Historical Financial and Operating Data of CB Bancorp, Inc...............          20

  Summary Unaudited Pro Forma Condensed Combined Financial and Operating Data of Pinnacle Financial
    Services, Inc. and Indiana Federal Corporation........................................................          21
  Summary Unaudited Pro Forma Condensed Combined Financial and Operating Data of Pinnacle Financial
    Services, Inc. and CB Bancorp, Inc....................................................................          22
  Summary Unaudited Pro Forma Condensed Combined Financial and Operating Data of Pinnacle Financial
    Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc.......................................          24

  Comparative Per Share Data of Pinnacle Financial Services, Inc. and Indiana Federal Corporation.........          26
  Comparative Per Share Data of Pinnacle Financial Services, Inc. and CB Bancorp, Inc.....................          27
  Comparative Per Share Data of Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB
    Bancorp, Inc..........................................................................................          28
  Comparative Stock Prices................................................................................          29

THE COMPANIES.............................................................................................          31
  Pinnacle Financial Services, Inc........................................................................          31
  Indiana Federal Corporation.............................................................................          32
  CB Bancorp, Inc.........................................................................................          32

THE STOCKHOLDER MEETINGS..................................................................................          33
  Matters to be Considered................................................................................          33
  Votes Required..........................................................................................          33
  Voting of Proxies.......................................................................................          36
  Revocability of Proxies.................................................................................          37
  Record Dates; Shares Entitled to Vote; Quorums..........................................................          38
  No Dissenters' Rights/No Appraisal Rights...............................................................          38
  Solicitation of Proxies.................................................................................          38

                                                                                                               PAGE
                                                                                                            -----------
THE MERGERS...............................................................................................          40
  Structure...............................................................................................          40
  Merger Consideration....................................................................................          41
  Backgrounds of the Mergers..............................................................................          43
  Reasons for the Mergers.................................................................................          48
  Recommendations of the Boards of Directors..............................................................          53
  Opinions of Pinnacle Financial Advisors.................................................................          53
  Opinion of IFC Financial Advisor........................................................................          62
  Opinion of CB Financial Advisor.........................................................................          68
  Certain Forward-Looking Information.....................................................................          72
  Summary of the IFC Merger Agreement.....................................................................          72
  Summary of the CB Merger Agreement......................................................................          79
  Procedures for Exchange of Certificates.................................................................          86
  No Solicitation of Transactions.........................................................................          87
  Regulatory Approvals Required for the Mergers...........................................................          88
  Interests of Certain Persons in the Mergers.............................................................          90
  Anticipated Accounting Treatment........................................................................          90
  Resale of Pinnacle Common Stock; Restrictions on Transfer...............................................          91
  No Dissenters' Rights/No Appraisal Rights...............................................................          92
  Stock Option Agreements.................................................................................          92

PRO FORMA COMBINED FINANCIAL INFORMATION
  Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Statement
    of Income Summary.....................................................................................          98
  Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined
    Statements of Income..................................................................................         100
  Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Balance
    Sheet.................................................................................................         106
  Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined
    Financial Statements..................................................................................         108

  Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Statement of Income
    Summary...............................................................................................         109
  Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Statements of
    Income................................................................................................         112
  Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Balance Sheet.......         123
  Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial
    Statements............................................................................................         126

  Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma
    Combined Statement of Income Summary..................................................................         127
  Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma
    Combined Statements of Income.........................................................................         130
  Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma
    Combined Balance Sheet................................................................................         141
  Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited
    Pro Forma Combined Financial Statements...............................................................         144

                                                                                                               PAGE
                                                                                                            -----------
INTERESTS OF CERTAIN PERSONS IN THE MERGERS...............................................................         145
  Directors...............................................................................................         145
  Executive Officers......................................................................................         145
  Subsidiary Bank Mergers.................................................................................         146
  Other Matters...........................................................................................         147

MANAGEMENT AND OPERATIONS AFTER THE MERGERS...............................................................         151
  Directors...............................................................................................         151
  Executive Officers......................................................................................         152
  Subsidiary Bank Mergers.................................................................................         153
  Post-Merger Dividend Policy.............................................................................         154

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................................................         155

ACQUISITION OF MACO BANCORP, INC..........................................................................         156
  General.................................................................................................         156
  Standstill Agreement....................................................................................         156
  Transfer Agreements; Indemnification Agreement; Escrow Agreement; Non-Competition Agreement.............         157
  Potential Adverse Tax Consequences......................................................................         159

CERTAIN REGULATORY CONSIDERATIONS.........................................................................         160
  General.................................................................................................         160
  Payment of Dividends....................................................................................         161
  Certain Transactions with Affiliates....................................................................         162
  Capital.................................................................................................         163
  Support of Subsidiary Banks.............................................................................         165
  FDIC Insurance Assessments..............................................................................         166
  Regulation of Proposed Acquisitions.....................................................................         167
  Recent Legislation......................................................................................         168
  Qualified Thrift Lender ("QTL") Test....................................................................         169
  Mortgage Regulation.....................................................................................         169

DESCRIPTION OF PINNACLE COMMON STOCK......................................................................         171

COMPARISON OF STOCKHOLDERS' RIGHTS........................................................................         172
  General.................................................................................................         172
  Board of Directors; Removal of Directors................................................................         172
  Stockholder Voting Requirements.........................................................................         174
  Anti-Takeover Laws and Charter Provisions...............................................................         176
  Special Meetings of Stockholders........................................................................         177
  Director Liability and Indemnification..................................................................         178
  IFC Rights Agreement....................................................................................         178
  Payment of Dividends....................................................................................         179
  Charter Amendments......................................................................................         179
  Other Matters...........................................................................................         180

INFORMATION REGARDING THE PINNACLE ANNUAL MEETING.........................................................         181
  Election of Directors...................................................................................         181
  Board of Directors Meetings and Committees..............................................................         182
  Directors Compensation and Benefits.....................................................................         183
  Compensation Committee Interlocks and Insider Participation.............................................         183
  Executive Compensation..................................................................................         184

                                                                                                               PAGE
                                                                                                            -----------
  Compensation Committee Report on Executive Compensation.................................................         186
  Shareholder Return Performance Presentation.............................................................         187
  Indebtedness of Management..............................................................................         187
  Section 16(a) Beneficial Ownership Reporting Compliance.................................................         188
  Beneficial Ownership of Pinnacle Common Stock...........................................................         189
  Other Matters...........................................................................................         190

INFORMATION REGARDING THE IFC ANNUAL MEETING..............................................................         191
  Election of Directors...................................................................................         191
  Board of Directors Meetings and Committees..............................................................         192
  Director Compensation and Benefits......................................................................         193
  Compensation Committee Interlocks and Insider Participation.............................................         194
  Executive Compensation..................................................................................         194
  Compensation Committee Report on Executive Compensation.................................................         196
  Shareholder Return Performance Presentation.............................................................         198
  Indebtedness of Management..............................................................................         199
  Section 16(a) Beneficial Ownership Reporting Compliance.................................................         199
  Ratification of the Appointment of Independent Auditors.................................................         199
  Other Matters...........................................................................................         199

LEGAL MATTERS.............................................................................................         199

EXPERTS...................................................................................................         200

STOCKHOLDER PROPOSALS.....................................................................................         200

ANNEXES
  Annex A--CB Bancorp, Inc. Annual Report on Form 10-KSB/A for the fiscal year ended March 31, 1997
  Annex B--Agreement and Plan of Merger dated as of November 14, 1996 between Pinnacle Financial Services, Inc. and
    Indiana Federal Corporation (without exhibits)
  Annex C--First Amendment to Agreement and Plan of Merger dated as of February 27, 1997 between Pinnacle Financial
    Services, Inc. and Indiana Federal Corporation
  Annex D--Agreement and Plan of Merger dated as of March 1, 1997 between Pinnacle Financial Services, Inc. and CB
    Bancorp, Inc. (without exhibits)
  Annex E--Opinion of ABN AMRO Chicago Corporation
  Annex F--Opinion of PL Capital, LLC
  Annex G--Opinion of Sandler O'Neill & Partners, L.P.
  Annex H--Opinion of Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc.

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PINNACLE, IFC OR CB. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PINNACLE, IFC OR CB SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO SUCH DATE. ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING TO PINNACLE AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY PINNACLE, ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING TO IFC AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY IFC, AND ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING TO CB AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY CB.

                             AVAILABLE INFORMATION

    Pinnacle, IFC and CB are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning Pinnacle, IFC or CB can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the electronic filings of Pinnacle, IFC and CB with the Commission. The address of the Commission's Web site is "http://www.sec.gov".

    Pinnacle has filed with the Commission a Registration Statement on Form S-4 (registration no. 333-19729) (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Pinnacle Common Stock to be issued or reserved for issuance in connection with the Mergers. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be inspected and copied as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated in this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All of the documents filed with the Commission by Pinnacle (File No. 0-17937) pursuant to the Exchange Act since the end of its fiscal year ended December 31, 1996 are incorporated by reference in this Joint Proxy Statement/Prospectus. Such documents include the following:

        1. Pinnacle's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 Pinnacle 10-K").

        2. All other reports filed by Pinnacle pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1996 Pinnacle 10-K (including Pinnacle's Current

    Report on Form 8-K dated March 3, 1997 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, as amended).

    Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    All of the documents filed with the Commission by IFC (File No. 0-17379) pursuant to the Exchange Act since the end of its fiscal year ended December 31, 1996 are incorporated by reference in this Joint Proxy Statement/Prospectus. Such documents include the following:

        1. IFC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended (the "1996 IFC 10-K").

        2. All other reports filed by IFC pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1996 IFC 10-K (including IFC's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997).

        3. IFC's Registration Statement on Form 8-A dated March 4, 1992, describing the rights in respect of IFC Common Stock (the "IFC Rights") issued pursuant to the Stockholder Protection Rights Agreement dated as of February 26, 1992, as amended by the Amendment to Stockholder Protection Rights Agreement dated as of November 14, 1996, between IFC and Harris Trust and Savings Bank, as Rights Agent (the "IFC Rights Agreement").

    Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    All of the documents filed with the Commission by CB (File No. 0-20742) pursuant to the Exchange Act since the end of its fiscal year ended March 31, 1996 are incorporated by reference in this Joint Proxy Statement/Prospectus. Such documents include the following:

        1. CB's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997, as amended (the "1997 CB 10-KSB").

        2. All other reports filed by CB pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1997 CB 10-KSB.

    Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    CB's Annual Report on Form 10-KSB/A for the fiscal year ended March 31, 1997 has been reproduced and attached to this Joint Proxy Statement/Prospectus as Annex A.

    All documents filed with the Commission by Pinnacle, IFC and CB pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of effectiveness of the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part and prior to the date of the Pinnacle Annual Meeting, the date of the IFC Annual Meeting, or the date of the CB Special Meeting, as applicable, are incorporated herein by reference and such documents will be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Joint Proxy Statement/Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, IN THE CASE OF DOCUMENTS RELATING TO PINNACLE, TO DONALD E. RADDE, SECRETARY, PINNACLE FINANCIAL SERVICES, INC., 830 PLEASANT STREET, ST. JOSEPH, MICHIGAN 49085, TELEPHONE: (616) 983-6311; OR IN THE CASE OF DOCUMENTS RELATING TO IFC, TO BRENDA A. SHEETZ, SECRETARY, INDIANA FEDERAL CORPORATION, 56 WASHINGTON STREET, VALPARAISO, INDIANA 46383, TELEPHONE: (219) 462-4131; OR IN THE CASE OF DOCUMENTS RELATING TO CB, TO ALLEN E. JONES, SECRETARY, CB BANCORP, INC. 126 E. FOURTH STREET, MICHIGAN CITY, INDIANA 46360,
TELEPHONE: (219) 873-2800. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, REQUESTS SHOULD BE RECEIVED BY WEDNESDAY, JULY 23, 1997.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/ PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE. ALTHOUGH IT SUMMARIZES ALL MATERIAL INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THIS SUMMARY IS NECESSARILY INCOMPLETE. CONSEQUENTLY, REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING THE ANNEXES ATTACHED HERETO AND THE INFORMATION INCORPORATED HEREIN BY REFERENCE). STOCKHOLDERS ARE URGED TO READ THIS JOINT PROXY STATEMENT/ PROSPECTUS AND THE ANNEXES ATTACHED HERETO IN THEIR ENTIRETY AND WITH CARE. CERTAIN CAPITALIZED TERMS WHICH ARE USED BUT NOT DEFINED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

                                 THE COMPANIES

    PINNACLE. Pinnacle Financial Services, Inc. is a registered bank holding company organized under the laws of the State of Michigan in 1986. Pinnacle, through its wholly-owned subsidiary, Pinnacle Bank, a Michigan state banking corporation formerly known as "The Peoples State Bank of St. Joseph" ("Pinnacle Bank") is one of the leading community-banking institutions in southwestern Michigan and northern Indiana. Pinnacle's principal executive offices are located at 830 Pleasant Street, St. Joseph, Michigan 49085, and its telephone number is (616) 983-6311. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "THE COMPANIES--Pinnacle Financial Services, Inc."

    IFC. Indiana Federal Corporation is a registered savings and loan holding company organized under the laws of the State of Delaware in 1988. IFC 's principal operating subsidiary is Indiana Federal Bank for Savings, a federal savings bank ("IndFed Bank"). IndFed Bank conducts its activities from a network of 16 full service offices located in Valparaiso and other northwest Indiana communities. IndFed Bank also operates three loan production offices in Highland, Mishawaka, and Valparaiso, Indiana. Based on IndFed Bank's total assets of $819 million at March 31, 1997, IndFed Bank is the third largest thrift institution headquartered in Indiana. IFC's principal executive offices are located at 56 Washington Street, Valparaiso, Indiana 46383, and its telephone number is (219) 465-6607. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "THE COMPANIES--Indiana Federal Corporation."

    CB. CB Bancorp, Inc. is a registered savings and loan holding company organized under the laws of the State of Delaware in 1992. CB's principal operating subsidiary is Community Bank, A Federal Savings Bank ("Community Bank"). Community Bank conducts its activities from three full service offices in Michigan City, Indiana and LaPorte, Indiana. CB also has a loan production/mortgage banking office in Merrillville, Indiana. CB's principal executive offices are located at 126 E. Fourth Street, Michigan City, Indiana 46360, and its telephone number is (219) 873-2800. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "THE COMPANIES--CB Bancorp, Inc.," and "ANNEX A--CB BANCORP, INC. ANNUAL REPORT ON FORM 10-KSB/A FOR THE FISCAL YEAR ENDED MARCH 31, 1997."

    Prior to the execution of the IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements, Pinnacle had not engaged in any transactions with IFC, and except to the extent contemplated by, or resulting from, the IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements and the transactions contemplated thereby, Pinnacle is not affiliated with IFC. Prior to the execution of the CB Bancorp Merger Agreement and the CB Stock Option Agreement, neither Pinnacle nor IFC had engaged in any transactions with CB, and except to the extent contemplated by, or resulting from, the CB Merger Agreement, the CB Stock Option Agreement and the transactions contemplated thereby, neither Pinnacle nor IFC is affiliated with CB.

                            THE STOCKHOLDER MEETINGS

DATES, TIMES AND PLACES

    PINNACLE. The 1997 Annual Meeting of Stockholders of Pinnacle will be held at the Mendel Center, 2755 East Napier Avenue, Benton Harbor, Michigan, at 10:00 a.m., local time, on Wednesday, July 30, 1997. See "THE STOCKHOLDER MEETINGS."

    IFC. The 1997 Annual Meeting of Stockholders of IFC will be held at Waterbird Restaurant at the Indian Oak Resort, 558 Indian Boundary Road, Chesterton, Indiana, at 10:00 a.m., local time, on Wednesday, July 30, 1997. See "THE STOCKHOLDER MEETINGS."

    CB. A special meeting of the stockholders of CB will be held at Michigan City Holiday Inn, 5820 South Franklin Street, Michigan City, Indiana 46360, at 10:00 a.m., local time, on Wednesday, July 30, 1997. See "THE STOCKHOLDER MEETINGS."

MATTERS TO BE CONSIDERED

    PINNACLE. At the Pinnacle Annual Meeting, holders of Pinnacle Common Stock will be asked to elect eight directors of Pinnacle and to consider and vote upon two merger proposals. One of the merger proposals is a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 14, 1996, as amended by a First Amendment to Agreement and Plan of Merger dated as of February 27, 1997, between Pinnacle and IFC, and all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle). The second merger proposal is a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 1, 1997 by and between Pinnacle and CB, and all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle). Pinnacle stockholders will also consider and vote upon such other matters as may properly be brought before the Pinnacle Annual Meeting. See "THE STOCKHOLDER MEETINGS--Matters to be Considered" and "INFORMATION REGARDING THE PINNACLE ANNUAL MEETING."

    IFC. At the IFC Annual Meeting, holders of IFC Common Stock will be asked to elect three directors of IFC, to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 14, 1996, as amended by a First Amendment to Agreement and Plan of Merger dated as of February 27, 1997, between Pinnacle and IFC, and all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle), and to ratify the appointment of Ernst & Young LLP as independent auditors of IFC. IFC stockholders will also consider and vote upon such other matters as may properly be brought before the IFC Annual Meeting. See "THE STOCKHOLDER MEETINGS--Matters to be Considered" and "INFORMATION REGARDING THE IFC ANNUAL MEETING.

    CB. At the CB Special Meeting, holders of CB Common Stock will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 1, 1997 between Pinnacle and CB, and all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle, with Pinnacle being the surviving corporation). CB stockholders will also consider and vote upon such other matters as may properly be brought before the CB Special Meeting. See "THE STOCKHOLDER MEETINGS--Matters to be Considered."

    A conformed copy of the Agreement and Plan of Merger dated as of November 14, 1996 between Pinnacle and IFC (without exhibits) is attached to this Joint Proxy Statement/Prospectus as Annex B and is incorporated herein by reference. A conformed copy of the First Amendment to Agreement and Plan of Merger dated as of February 27, 1997 between Pinnacle and IFC is attached to this Joint Proxy Statement/ Prospectus as Annex C and is incorporated herein by reference.

    A conformed copy of the Agreement and Plan of Merger dated as of March 1, 1997 between Pinnacle and CB (without exhibits) is attached to this Joint Proxy Statement/Prospectus as Annex D and is incorporated herein by reference.

VOTES REQUIRED

    PINNACLE. On each matter submitted to the stockholders of Pinnacle, each outstanding share of Pinnacle Common Stock is entitled to one vote. Directors of Pinnacle will be elected by a plurality of the votes present in person or represented by proxy at the Pinnacle Annual Meeting and entitled to vote on the election of directors. Approval of each of the Merger Proposals requires the affirmative vote of a majority of the outstanding shares of Pinnacle Common Stock. In all matters other than the election of directors and the Merger Proposals, the affirmative vote of the majority of shares present in person or represented by proxy at the Pinnacle Annual Meeting and entitled to vote on the matter will be the act of Pinnacle's stockholders. Approval of the IFC Merger Proposal by the requisite votes of Pinnacle stockholders and IFC stockholders is a condition to, and is required for, consummation of the IFC Merger. Approval of the CB Merger Proposal by the requisite votes of Pinnacle stockholders and CB stockholders is a condition to, and is required for, consummation of the CB Merger. However, approval of the CB Merger Proposal by Pinnacle stockholders and CB stockholders is NOT a condition to, or required for, consummation of the IFC Merger, and approval of the IFC Merger Proposal by Pinnacle stockholders and IFC stockholders is NOT a condition to, or required for, consummation of the CB Merger. The record date for the Pinnacle Annual Meeting is June 18, 1997. Only Pinnacle stockholders at the close of business on such date are entitled to notice of, and to vote at, the Pinnacle Annual Meeting. See "THE STOCKHOLDER MEETINGS--Votes Required."

    As of June 18, 1997, directors and executive officers of Pinnacle and their affiliates were beneficial owners of 560,765, approximately 9.2%, of the outstanding shares of Pinnacle Common Stock (including 106,836 shares of Pinnacle Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days of such date). The directors and executive officers of Pinnacle have indicated that they intend to vote all shares of Pinnacle Common Stock owned by them for the election as directors of all of the Pinnacle Board Nominees and for the approval and adoption of each of the Merger Proposals. As of June 18, 1997, directors and executive officers of IFC and their affiliates did not own, beneficially or of record, any of the outstanding shares of Pinnacle Common Stock. As of June 18, 1997, directors and executive officers of CB and their affiliates did not own, beneficially or of record, any of the outstanding shares of Pinnacle Common Stock. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Directors."

    As of June 18, 1997, Pinnacle subsidiaries had or shared the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, approximately 299,975, or 5.0%, of the outstanding shares of Pinnacle Common Stock. Such Pinnacle subsidiaries have indicated that they currently intend to vote all shares of Pinnacle Common Stock as to which they have sole voting power for the election as directors of all of the Pinnacle Board Nominees and for the approval and adoption of each of the Merger Proposals, subject to the exercise of their fiduciary duties. As of June 18, 1997, IFC subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of Pinnacle Common Stock. As of June 18, 1997, CB subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of Pinnacle Common Stock.

    The affirmative vote of a majority of the shares represented at the Pinnacle Annual Meeting may authorize the adjournment of the Pinnacle Annual Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

    IFC. On each matter submitted to the stockholders of IFC, each outstanding share of IFC Common Stock is entitled to one vote. Directors of IFC will be elected by a plurality of the votes present in person or represented by proxy at the IFC Annual Meeting and entitled to vote on the election of directors. Approval of the IFC Merger Proposal requires the affirmative vote of a majority of the outstanding shares of IFC Common Stock. In all matters other than the election of directors and the IFC Merger Proposal, the affirmative vote of the majority of shares present in person or represented by proxy at the IFC Annual Meeting and entitled to vote on the matter will be the act of IFC's stockholders. Approval of the IFC Merger Proposal by the requisite votes of Pinnacle stockholders and IFC stockholders is a condition to, and is required for, consummation of the IFC Merger. However, approval of the CB Merger Proposal by Pinnacle stockholders and CB stockholders is NOT a condition to, or required for, consummation of the IFC Merger. The record date for the IFC Annual Meeting is June 16, 1997. Only IFC stockholders at the close of business on such date are entitled to notice of, and to vote at, the IFC Annual Meeting. See "THE STOCKHOLDER MEETINGS--Votes Required," and "--Record Dates; Shares Entitled to Vote; Quorums."

    As of June 16, 1997, directors and executive officers of IFC and their affiliates were beneficial owners of 581,225, or 12.1%, of the outstanding shares of IFC Common Stock (including 126,451 shares of IFC Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days of such date). The directors and executive officers of IFC have indicated that they intend to vote all shares of IFC Common Stock owned by them for the election as directors of all of the IFC Board Nominees, for the approval and adoption of the IFC Merger Proposal, and for the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC. As of June 16, 1997, directors and executive officers of Pinnacle and their affiliates did not own, beneficially or of record, any of the outstanding shares of IFC Common Stock. As of June 16, 1997, directors and executive officers of CB and their affiliates did not own, beneficially or of record, any of the outstanding shares of IFC Common Stock. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Directors."

    As of June 16, 1997, IFC subsidiaries had or shared the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, approximately 177,796 (excluding 54,102 shares reported in the prior paragraph as owned by directors and executive officers of IFC and their affiliates), or 3.7%, of the outstanding shares of IFC Common Stock. Such IFC subsidiaries have indicated that they currently intend to vote all shares of IFC Common Stock as to which they have sole voting power for the election as directors of all of the IFC Board Nominees, for the approval and adoption of the IFC Merger Proposal, and for the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC. As of June 16, 1997, Pinnacle subsidiaries had or shared the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, approximately 1,999, or less than .01%, of the outstanding shares of IFC Common Stock. Such Pinnacle subsidiaries have indicated that they currently intend to vote all shares of IFC Common Stock as to which they have sole voting power for the election as directors of all of the IFC Board Nominees, for the approval and adoption of the IFC Merger Proposal, and for the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC, subject to the exercise of their fiduciary duties. As of June 16, 1997 CB subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of IFC Common Stock.

    The affirmative vote of a majority of the shares represented at the IFC Annual Meeting may authorize the adjournment of the IFC Annual Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

    CB. Approval of the CB Merger Proposal requires the affirmative vote of a majority of the outstanding shares of CB Common Stock, with each such share entitled to one vote. Approval of the CB Merger Proposal by the requisite votes of Pinnacle stockholders and CB stockholders is a condition to, and is required for, consummation of the CB Merger. However, approval of the IFC Merger Proposal by Pinnacle stockholders and IFC stockholders is NOT a condition to, or required for, consummation of the CB

Merger. CB's Certificate of Incorporation contains a provision limiting the voting rights of any person who beneficially owns more than 10% of the outstanding shares of CB Common Stock (the "Limit"). A person who beneficially owns CB Common Stock in excess of the Limit is not entitled or permitted to vote any of such shares in excess of the Limit. The record date for the CB Special Meeting is June 16, 1997. Only CB stockholders at the close of business on such date are entitled to notice of, and to vote at, the CB Special Meeting. See "THE STOCKHOLDER MEETINGS--Votes Required," and "--Record Dates; Shares Entitled to Vote; Quorums" and "COMPARISON OF STOCKHOLDERS' RIGHTS."

    As of June 16, 1997, directors and executive officers of CB and their affiliates were beneficial owners of 207,965, or 16.9%, of the outstanding shares of CB Common Stock (including 67,294 shares of CB Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days of such date). The directors and executive officers of CB have indicated that they intend to vote all shares of CB Common Stock owned by them for approval and adoption of the CB Merger Proposal. As of June 16, 1997, directors and executive officers of Pinnacle and their affiliates did not own, beneficially or of record, any of the outstanding shares of CB Common Stock. As of June 16, 1997, directors and executive officers of IFC and their affiliates were beneficial owners of 670, or less than .01%, of the outstanding shares of CB Common Stock. The directors and executive officers of IFC have indicated that they intend to vote all shares of CB Common Stock owned by them for approval and adoption of the CB Merger Proposal.

    As of June 16, 1997, CB subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of CB Common Stock. As of June 16, 1997, Pinnacle subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of CB Common Stock. As of June 16, 1997, IFC subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of CB Common Stock.

    The affirmative vote of a majority of the shares represented at the CB Special Meeting may authorize the adjournment of the CB Special Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

                                  THE MERGERS

STRUCTURE

    Pursuant to the IFC Merger Agreement, and at the effective time (the "IFC Effective Time") set forth in certificates of merger (each, an "IFC Certificate of Merger") to be filed with the Department of Consumer and Industry Services of the State of Michigan and the Secretary of State of the State of Delaware on the closing date with respect to the IFC Merger (the "IFC Closing Date"), IFC will merge with and into Pinnacle, with Pinnacle being the surviving corporation in the IFC Merger. The name of the combined corporation following consummation of the IFC Merger will be "Pinnacle Financial Services, Inc." Pursuant to the Agreement and Plan of Merger and Consolidation (the "IFC Subsidiary Bank Merger Agreement") to be executed by and between IndFed Bank and Pinnacle Bank, IndFed Bank will merge with and into Pinnacle Bank (the "IFC Subsidiary Bank Merger"), with Pinnacle Bank being the surviving bank in the IFC Subsidiary Bank Merger. The name of the combined bank will be "Pinnacle Bank." See "THE MERGERS--Structure" and "MANAGEMENT AND OPERATIONS AFTER THE MERGERS."

    Pursuant to the CB Merger Agreement, and at the effective time (the "CB Effective Time") set forth in certificates of merger (each, a "CB Certificate of Merger") to be filed with the Department of Consumer and Industry Services of the State of Michigan and the Secretary of State of the State of Delaware on the closing date with respect to the CB Merger (the "CB Closing Date"), CB will merge with and into Pinnacle, with Pinnacle being the surviving corporation in the CB Merger. The name of the combined corporation following consummation of the CB Merger will be "Pinnacle Financial Services, Inc." Pursuant to the Agreement and Plan of Merger and Consolidation (the "CB Subsidiary Bank

Merger Agreement," and together with the IFC Subsidiary Bank Merger Agreement, the "Subsidiary Bank Merger Agreements") to be executed by and between Community Bank and Pinnacle Bank, Community Bank will merge with and into Pinnacle Bank (the "CB Subsidiary Bank Merger," and together with the IFC Subsidiary Bank Merger, the "Subsidiary Bank Mergers"), with Pinnacle Bank being the surviving bank in the CB Subsidiary Bank Merger. The name of the combined bank will be "Pinnacle Bank." See "THE MERGERS--Structure" and "MANAGEMENT AND OPERATIONS AFTER THE MERGERS."

    It is expected (i) that the CB Merger will occur as soon as practicable after the IFC Merger, (ii) that the IFC Subsidiary Bank Merger will occur simultaneously with the IFC Merger (or as soon thereafter as is practicable),
(iii) that the CB Subsidiary Bank Merger will occur simultaneously with the CB Merger (or as soon thereafter as is practicable), and (iv) that the CB Subsidiary Bank Merger will occur as soon as practicable after the IFC Subsidiary Bank Merger.

MERGER CONSIDERATION

    Upon consummation of the IFC Merger, each outstanding share of IFC Common Stock (other than certain shares specified in the IFC Merger Agreement) will be automatically converted into the right to receive one (1) share of Pinnacle Common Stock. Each share of Pinnacle Common Stock outstanding immediately prior to consummation of the IFC Merger will remain outstanding and unchanged as a result of the IFC Merger. See "THE MERGERS--Merger Consideration."

    Upon consummation of the CB Merger, each outstanding share of CB Common Stock (other than certain shares specified in the CB Merger Agreement) will be automatically converted into the right to receive that number of shares of Pinnacle Common Stock determined by dividing $35.00 by the average of the daily averages of the closing bid and the closing ask prices per share of Pinnacle Common Stock as reported by the Nasdaq National Market for the period of fifteen business days ending on the fifth business day prior to the date of consummation of the CB Merger; PROVIDED, HOWEVER, (i) that in the event the Average Price is $29.00 or higher, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.2069 shares of Pinnacle Common Stock, and (ii) that in the event the Average Price is $23.00 or lower, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.5217 shares of Pinnacle Common Stock. Each share of Pinnacle Common Stock outstanding immediately prior to consummation of the CB Merger will remain outstanding and unchanged as a result of the CB Merger. See "THE MERGER-- Merger Consideration."

REASONS FOR THE MERGERS

    PINNACLE. The Board of Directors of Pinnacle believes that the terms of each of the Mergers are fair to and in the best interests of Pinnacle and its stockholders and that the Mergers will (i) result in a combined entity that will be stronger than Pinnacle alone, (ii) enhance acquisition and other opportunities for growth and diversification and (iii) improve the competitive position of the combined corporation in the rapidly changing marketplace for banking and financial services. See "THE MERGERS--Reasons for the Mergers."

    IFC. The Board of Directors of IFC believes that the terms of the IFC Merger are fair to and in the best interests of IFC and its stockholders and that the IFC Merger will (i) result in a combined entity that will be stronger than IFC alone, (ii) enhance acquisition and other opportunities for growth and diversification and (iii) improve the competitive position of the combined corporation in the rapidly changing marketplace for banking and financial services. See "THE MERGERS--Reasons for the Mergers."

    CB. The Board of Directors of CB believes that the terms of the CB Merger are fair to and in the best interests of CB and its stockholders and that the CB Merger will (i) result in a combined entity that will be stronger than CB alone, (ii) enhance acquisition and other opportunities for growth and diversification and (iii) improve the competitive position of the combined corporation in the rapidly changing marketplace for banking and financial services. See "THE MERGERS--Reasons for the Mergers."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    PINNACLE. The Pinnacle Board has nominated John P. Cunningham, Charles R. Edinger, John D. Fetters, Terrence A. Friedman, Richard L. Schanze, Kay F. Varga, Arnold L. Weaver, and Alton C. Wendzel for election as directors of Pinnacle (the "Pinnacle Board Nominees") and has approved the Merger Agreements and the Stock Option Agreements. The Pinnacle Board recommends that Pinnacle stockholders vote FOR the election of all of the Pinnacle Board Nominees as directors of Pinnacle, FOR the approval and adoption of the IFC Merger Proposal (which approval and adoption shall constitute, among other things, approval of the IFC Merger and of the issuance of shares of Pinnacle Common Stock to holders of shares of IFC Common Stock), and FOR the approval and adoption of the CB Merger Proposal (which approval and adoption shall constitute, among other things, approval of the CB Merger and of the issuance of shares of Pinnacle Common Stock to holders of shares of CB Common Stock). See "THE MERGERS--Recommendations of the Boards of Directors."

    IFC. The IFC Board has nominated Peter R. Candela, John R. Poncher, M.D., and Byron Smith III for election as directors of IFC (the "IFC Board Nominees"), has approved the IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements, and has appointed Ernst & Young LLP as independent auditors of IFC. The IFC Board recommends that IFC stockholders vote FOR the election of all of the IFC Board Nominees as directors of IFC, FOR the approval and adoption of the IFC Merger Proposal (which approval and adoption shall constitute, among other things, approval of the IFC Merger and of the conversion of shares of IFC Common Stock into shares of Pinnacle Common Stock), and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC. See "THE MERGERS--Recommendations of the Boards of Directors."

    CB. The CB Board approved the CB Merger Agreement and the CB Stock Option Agreement and recommends that CB stockholders vote FOR the approval and adoption of the CB Merger Proposal (which approval and adoption shall constitute, among other things, approval of the CB Merger and of the conversion of shares of CB Common Stock into shares of Pinnacle Common Stock). See "THE MERGERS--Recommendations of the Boards of Directors."

OPINIONS OF FINANCIAL ADVISORS

    PINNACLE. ABN AMRO Chicago Corporation has delivered to the Pinnacle Board its oral opinion as of November 14, 1996, and its written opinion as of June 19, 1997, that, as of such dates, the consideration to be paid by Pinnacle in the IFC Merger was fair to Pinnacle stockholders from a financial point of view. For information on the assumptions made, matters considered and limits of the reviews by ABN AMRO Chicago Corporation, see "THE MERGERS--Opinions of Pinnacle Financial Advisors" and the opinion of ABN AMRO Chicago Corporation attached to this Joint Proxy Statement/Prospectus as Annex E.

    PL Capital, LLC has delivered to the Pinnacle Board its oral opinion as of February 27, 1997, and its written opinion as of June 19, 1997, that, as of such dates, the consideration to be paid by Pinnacle in the CB Merger was fair to Pinnacle stockholders from a financial point of view. For information on the assumptions made, matters considered and limits of the reviews by PL Capital, LLC, see "THE MERGERS--Opinions of Pinnacle Financial Advisors" and the opinion of PL Capital, LLC attached to this Joint Proxy Statement/Prospectus as Annex F.

    IFC. Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") has delivered to the IFC Board its written opinions, as of November 14, 1996, and as of June 19, 1997, that, as of such dates, the IFC Exchange Ratio was fair to stockholders of IFC from a financial point of view. For information on the assumptions made, matters considered and limits of the reviews by Sandler O'Neill, see "THE MERGERS--Opinion of IFC Financial Advisor" and the opinion of Sandler O'Neill & Partners, L.P. attached to this Joint Proxy Statement/Prospectus as Annex G.

    CB. Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. ("Webb") has delivered to the CB Board its written opinions, as of March 1, 1997, and as of June 19, 1997, that, as of such dates, the CB Exchange Ratio was fair to stockholders of CB from a financial point of view. For information on the assumptions made, matters considered and limits of the reviews by Webb, see "THE MERGERS-- Opinion of CB Financial Advisor" and the opinion of Webb attached to this Joint Proxy Statement/ Prospectus as Annex H.

CONDITIONS TO THE CONSUMMATION OF THE MERGERS

    Consummation of the IFC Merger is subject to various conditions, including, among other things, obtaining satisfactory and requisite stockholder and regulatory approvals, and receipt of certain opinions (including opinions in respect of certain Federal income tax consequences of the IFC Merger) and certificates. IFC and Pinnacle are in compliance with all conditions and other requirements required to have been satisfied prior to the date hereof. However, consummation of the IFC Merger is not subject to, or conditioned upon, any approval of, or the consummation of, the CB Merger. See "THE MERGERS-- Conditions to the Consummation of the Mergers."

    Consummation of the CB Merger is subject to various conditions, including, among other things, obtaining satisfactory and requisite stockholder and regulatory approvals, and receipt of certain opinions (including opinions in respect of certain Federal income tax consequences of the CB Merger) and certificates. CB and Pinnacle are in compliance with all conditions and other requirements required to have been satisfied prior to the date hereof. However, consummation of the CB Merger is not subject to, or conditioned upon, any approval of, or the consummation of, the IFC Merger. See "THE MERGERS-- Conditions to the Consummation of the Mergers."

    Consummation of the CB Merger is NOT a condition to, or required for, the consummation of the IFC Merger, and consummation of the IFC Merger is NOT a condition to, or required for, the consummation of the CB Merger.

NO SOLICITATION OF TRANSACTIONS

    The IFC Merger Agreement prohibits Pinnacle, IFC, and their respective subsidiaries from, directly or indirectly, authorizing or permitting any of their respective officers, directors, employees, representatives or agents to entertain, solicit, encourage or take any other action to facilitate any inquiries or the making of any proposal which constitutes, or may lead to, any "acquisition proposal" for Pinnacle or IFC. However, the Pinnacle Board or the IFC Board may consider an unsolicited "acquisition proposal" if it is advised by its counsel that such action is required to discharge its fiduciary duties to stockholders. See "THE MERGERS--Summary of the IFC Merger Agreement" and "--No Solicitation of Transactions."

    The CB Merger Agreement prohibits CB and its subsidiaries from, directly or indirectly, authorizing or permitting any of their respective officers, directors, employees, representatives or agents to entertain, solicit, encourage or take any other action to facilitate any inquiries or the making of any proposal which constitutes, or may lead to, any "acquisition proposal" for CB. However, the CB Board may consider an unsolicited "acquisition proposal" if it is advised by its counsel that such action is required to discharge its fiduciary duties to stockholders. See "THE MERGERS--Summary of the CB Merger Agreement" and "--No Solicitation of Transactions."

REGULATORY APPROVALS REQUIRED

    Each of the Mergers is subject to prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Certain aspects of the Mergers will also require notifications to, and/or approvals from, certain other Federal authorities and certain state authorities. There can be no assurances as to if or when any necessary regulatory agency or other governmental approvals required for the transactions contemplated by the Merger Agreements will be obtained. There can also be no assurances that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions to the consummation of each of the Mergers. There can be no assurance that the Department of Justice will not challenge either or both of the Mergers or as to the result of any such challenge, if made. See "THE MERGERS--Regulatory Approvals Required" and "CERTAIN REGULATORY CONSIDERATIONS."

ANTICIPATED ACCOUNTING TREATMENT

    Each of the Mergers is expected to qualify as a "pooling-of-interests" for accounting and financial reporting purposes. The IFC Merger Agreement provides that a condition to the consummation of the IFC Merger is receipt by Pinnacle of a letter from KPMG Peat Marwick LLP and receipt by IFC of a letter from Ernst & Young LLP regarding the appropriateness of "pooling-of-interests" accounting for the IFC Merger under generally accepted accounting principles if closed and consummated in accordance with the IFC Merger Agreement. Similarly, the CB Merger Agreement provides that a condition to the consummation of the CB Merger is receipt by Pinnacle of a letter from KPMG Peat Marwick LLP and receipt by CB of a letter from Crowe, Chizek and Company LLP regarding the appropriateness of "pooling-of-interests" accounting for the CB Merger under generally accepted accounting principles if closed and consummated in accordance with the CB Merger Agreement. See "THE MERGERS--Anticipated Accounting Treatment."

NO DISSENTERS' RIGHTS/NO APPRAISAL RIGHTS

    Holders of shares of Pinnacle Common Stock will not have dissenters' rights under the Michigan Business Corporation Act, as amended (the "MBCA"), in connection with, or as a result of, the matters to be acted upon at the Pinnacle Annual Meeting. Holders of shares of IFC Common Stock will not have dissenters' rights under the Delaware General Corporation Law, as amended (the "DGCL"), in connection with, or as a result of, the matters to be acted upon at the IFC Annual Meeting. Holders of shares of CB Common Stock will not have dissenters' rights under the DGCL, in connection with, or as a result of, the matters to be acted upon at the CB Special Meeting. See "THE STOCKHOLDER MEETINGS--No Dissenters' Rights/No Appraisal Rights" and "THE MERGERS--No Dissenters' Rights/No Appraisal Rights."

STOCK OPTION AGREEMENTS

    As an inducement to IFC to enter into the IFC Merger Agreement, Pinnacle (as issuer) and IFC (as grantee) entered into the Pinnacle Stock Option Agreement, dated November 14, 1996 (the "Pinnacle Stock Option Agreement"), pursuant to which Pinnacle granted IFC an option to purchase from Pinnacle 591,678 shares of Pinnacle Common Stock (subject to adjustment, but in no event to exceed 9.9% of the then outstanding Pinnacle Common Stock), at a price of $24.625 per share (the "Pinnacle Option"). IFC may exercise the Pinnacle Option only upon the occurrence of certain events described therein (none of which has occurred as of the date hereof). At the request of the holder of the Pinnacle Option, under certain circumstances, Pinnacle will repurchase, pursuant to a formula price set out in the Pinnacle Stock Option Agreement, the Pinnacle Option and any shares of Pinnacle Common Stock purchased upon the exercise of the Pinnacle Option and beneficially owned by such holder at that time.

    As an inducement to Pinnacle to enter into the IFC Merger Agreement, IFC (as issuer) and Pinnacle (as grantee) entered into the IFC Stock Option Agreement, dated November 14, 1996 (the "IFC Stock Option Agreement," and together with the Pinnacle Stock Option Agreement, the "Pinnacle/IFC Stock Option Agreements"), pursuant to which IFC granted Pinnacle an option to purchase from IFC 470,361 shares of IFC Common Stock (subject to adjustment, but in no event to exceed 9.9% of the then outstanding IFC Common Stock), at a price of $19.875 per share (the "IFC Option"). Pinnacle may exercise the IFC Option only upon the occurrence of certain events described therein (none of which has occurred as of the date hereof). At the request of the holder of the IFC Option, under certain circumstances, IFC will repurchase, pursuant to a formula price set out in the IFC Stock Option Agreement, the IFC Option and any shares of IFC Common Stock purchased upon the exercise of the IFC Option and beneficially owned by such holder at that time.

    As an inducement to Pinnacle to enter into the CB Merger Agreement, CB (as issuer) and Pinnacle (as grantee) entered into the CB Stock Option Agreement, dated March 1, 1997 (the "CB Stock Option Agreement," and together with the Pinnacle/IFC Stock Option Agreements, the "Stock Option Agreements"), pursuant to which CB granted Pinnacle an option to purchase from CB 115,037 shares of CB Common Stock (subject to adjustment, but in no event to exceed 9.9% of the then outstanding CB Common Stock), at a price of $28.50 per share (the "CB Option"). Pinnacle may exercise the CB Option only upon the occurrence of certain events described therein (none of which has occurred as of the date hereof). At the request of the holder of the CB Option, under certain circumstances, CB will repurchase, pursuant to a formula price set out in the CB Stock Option Agreement, the CB Option and any shares of CB Common Stock purchased upon the exercise of the CB Option and beneficially owned by such holder at that time.

    The Pinnacle/IFC Stock Option Agreements are intended to increase the likelihood that the IFC Merger will be consummated in accordance with the terms set forth in the IFC Merger Agreement. Consequently, certain aspects of the Pinnacle/IFC Stock Option Agreements may have the effect of discouraging persons who might now or prior to the consummation of the IFC Merger be interested in acquiring all of or a significant interest in Pinnacle or IFC from considering or proposing such an acquisition. Similarly, the CB Stock Option Agreement is intended to increase the likelihood that the CB Merger will be consummated in accordance with the terms set forth in the CB Merger Agreement. Consequently, certain aspects of the CB Stock Option Agreement may have the effect of discouraging persons who might now or prior to the consummation of the CB Merger be interested in acquiring all of or a significant interest in CB from considering or proposing such an acquisition. See "THE MERGERS-- Stock Option Agreements."

                  INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    Certain members of Pinnacle's management and the Pinnacle Board, and IFC's management and the IFC Board, respectively, may be deemed to have certain interests in the IFC Merger that are in addition to their interests as stockholders of Pinnacle or IFC, as the case may be. The Pinnacle Board and the IFC Board were aware of these interests and considered them, among other matters, in approving the IFC Merger Agreement, the Stock Option Agreements, and the transactions contemplated thereby. Similarly, certain members of Pinnacle's management and the Pinnacle Board, and CB's management and the CB Board, respectively, may be deemed to have certain interests in the CB Merger that are in addition to their interests as stockholders of Pinnacle or CB, as the case may be. The Pinnacle Board and the CB Board were aware of these interests and considered them, among other matters, in approving the CB Merger Agreement, the CB Stock Option Agreement, and the transactions contemplated thereby. See "INTERESTS OF CERTAIN PERSONS IN THE MERGERS."

                  MANAGEMENT AND OPERATIONS AFTER THE MERGERS

DIRECTORS

    If only the IFC Merger is consummated, then from and after the IFC Effective Time, the Board of Directors of the combined corporation will consist of a single class of directors comprised of 10 persons. Such persons will include Mr. Richard L. Schanze (the current Chairman and Chief Executive Officer of Pinnacle), Mr. Arnold L. Weaver (the current President of Pinnacle), and three other persons to be named as directors of the surviving corporation on behalf of the Pinnacle Board, and Mr. Donald A. Lesch (the current Chairman of the Board and Chief Executive Officer of IFC), Mr. Howard Silverman, and three other persons to be named as directors of the surviving corporation on behalf of the IFC Board. If only the CB Merger is consummated, then from and after the CB Effective Time, the Board of Directors of the combined corporation will consist of a single class of directors comprised of nine persons. Such persons will include all of the current directors of Pinnacle and Mr. Joseph F. Heffernan (the current Chairman of the Board and the Chief Executive Officer of CB). If both of the Mergers are consummated, then from and after the consummation of the last of the Mergers to be consummated, the Board of Directors of the combined corporation will consist of a single class of directors comprised of 11 persons. Such persons will include Mr. Richard L. Schanze (the current Chairman and Chief Executive Officer of Pinnacle), Mr. Arnold L. Weaver (the current President of Pinnacle), and three other persons to be named as directors of the surviving corporation on behalf of the Pinnacle Board, Mr. Donald A. Lesch (the current Chairman of the Board and Chief Executive Officer of IFC), Mr. Howard Silverman, and three other persons to be named as directors of the surviving corporation on behalf of the IFC Board, and Mr. Joseph F. Heffernan (the current Chairman of the Board and the Chief Executive Officer of CB). As of the date of this Joint Proxy Statement/Prospectus, no additional directors of the combined operations have been designated by the Pinnacle Board, the IFC Board or the CB Board. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Directors."

EXECUTIVE OFFICERS

    If only the IFC Merger is consummated, then the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management and certain members of IFC's senior management. Mr. Schanze will be the Chairman of the combined corporation following the IFC Merger, and Mr. Lesch will be the Vice Chairman and President of the combined corporation following the IFC Merger. If only the CB Merger is consummated, the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management, and a number of CB's senior management may be designated executive officers of the combined corporation. Mr. Schanze will be the Chairman of the combined corporation following the CB Merger. If both Mergers are consummated, then the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management and certain members of IFC's senior management, and a number of CB's senior management may be designated executive officers of the combined corporation. Mr. Schanze will be the Chairman of the combined corporation following the consummation of both Mergers, and Mr. Lesch will be the Vice Chairman and President of the combined corporation following the consummation of both Mergers. As of the date of this Joint Proxy Statement/Prospectus, no additional executive officers of the combined corporation have been designated. From time to time prior to the consummation of the Mergers, decisions may be made with respect to the management and operations of the combined corporation following the Mergers, including the selection of additional executive officers of the combined corporation. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Executive Officers."

SUBSIDIARY BANK MERGERS

    In connection with the IFC Merger, and pursuant to the IFC Subsidiary Bank Merger Agreement, IndFed Bank will be merged with and into Pinnacle Bank. If only the IFC Merger and the IFC Subsidiary Bank Merger are consummated, then the Board of Directors of Pinnacle Bank following the IFC

Subsidiary Bank Merger will consist of 18 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank and nine persons to be named as directors by the Board of Directors of IndFed Bank. The executive officers of Pinnacle Bank following the IFC Subsidiary Bank Merger will be those appointed by the Board of Directors of Pinnacle Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

    In connection with the CB Merger, and pursuant to the CB Subsidiary Bank Merger Agreement, Community Bank will be merged with and into Pinnacle Bank. If only the CB Merger is consummated, then the Board of Directors of Pinnacle Bank following the CB Subsidiary Bank Merger will consist of 11 persons. Such persons will include all of the current directors of Pinnacle Bank and two persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank following the CB Subsidiary Bank Merger will consist primarily of members of Pinnacle Bank's senior management, and a number of Community Bank's senior management may be designated as executive officers of the combined bank. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS-- Operations."

    If both of the Mergers are consummated and IndFed Bank and Community Bank are both merged with and into Pinnacle, then the Board of Directors of Pinnacle Bank will consist of 21 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank, nine persons to be named as directors by the Board of Directors of IFC, and three persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank will be those appointed by the Board of Directors of Pinnacle Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Consummation of the IFC Merger is conditioned upon there being delivered opinions of counsel to Pinnacle and IFC, dated as of the IFC Effective Time, substantially to the effect that for Federal income tax purposes the IFC Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Based on such opinions, no gain or loss will be recognized by Pinnacle or IFC, and no gain or loss will be recognized by stockholders of IFC who exchange their shares of IFC Common Stock solely for shares of Pinnacle Common Stock. Similarly, consummation of the CB Merger is conditioned upon there being delivered opinions of counsel to Pinnacle and CB, dated as of the CB Effective Time, substantially to the effect that for Federal income tax purposes the CB Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Based on such opinions, no gain or loss will be recognized by Pinnacle or CB, and no gain or loss will be recognized by stockholders of CB who exchange their shares of CB Common Stock solely for shares of Pinnacle Common Stock (except with respect to cash received in lieu of a fractional share interest). See "THE MERGERS--Summary of the IFC Merger Agreement" and "--Summary of the CB Merger Agreement," and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

                       ACQUISITION OF MACO BANCORP, INC.

    On December 1, 1995, Pinnacle acquired all of the outstanding capital stock of Maco Bancorp, Inc., a Delaware corporation and a registered savings and loan holding company ("Maco"), for aggregate consideration of $41.9 million (the "Purchase Price"), through the merger of Maco with and into Pinnacle (the "Maco Acquisition"). The Purchase Price, which was paid to Mr. Cyrus A. Ansary (who was then the sole stockholder of Maco), consisted of cash, a secured, short-term, interest bearing promissory note in the principal amount of $18.0 million (the "Acquisition Note"), and shares of Pinnacle Common Stock then valued at approximately $21.0 million. As a result of the Maco Acquisition, Pinnacle became the sole stockholder of First Federal Savings Bank of Indiana, a federal savings bank that was merged with and into Pinnacle Bank effective December 31, 1996 ("First Federal"), and Mr. Ansary became the largest single Pinnacle stockholder. Mr. Ansary currently holds approximately 19.9% of the shares of Pinnacle Common Stock outstanding. Upon consummation of both of the Mergers, Mr. Ansary will hold approximately 9.9% (assuming no outstanding stock options are exercised prior to the consummation of the Mergers) of the shares of Pinnacle Common Stock then outstanding. If only the IFC Merger is consummated, then Mr. Ansary will hold approximately 11.2% of the shares of Pinnacle Common Stock then outstanding (assuming no outstanding stock options are exercised prior to the consummation of the IFC Merger). If only the CB Merger is consummated, then Mr. Ansary will hold approximately 16.5% of the shares of Pinnacle Common Stock then outstanding (assuming no outstanding stock options are exercised prior to the consummation of the CB Merger).

    In connection with the Maco Acquisition, Mr. Ansary and Pinnacle entered into certain agreements, including a Standstill Agreement dated as of December 1, 1995 (the "Standstill Agreement"). The Standstill Agreement obligates Mr. Ansary, through December 31, 1999 (unless it is sooner terminated) to vote all Pinnacle voting securities of which he is the beneficial owner in accordance with the written directions of Pinnacle's management. Pursuant to the Standstill Agreement, Mr. Ansary has been instructed to vote all shares of Pinnacle Common Stock beneficially owned by him in favor of each of the Merger Proposals.

    The Standstill Agreement provides that certain limitations imposed by it on Mr. Ansary's beneficial ownership of Pinnacle Common Stock will terminate if, among other things, the aggregate percentage of voting securities of Pinnacle beneficially owned by the directors of Pinnacle as a group declines by more than one-third from the aggregate percentage so held as of the date of the Maco Acquisition. Consummation of the IFC Merger alone, as well as consummation of both of the Mergers together, will cause such aggregate percentage to decline by more than one-third. However, consummation of the CB Merger alone will NOT cause such aggregate percentage to decline by more than one-third. Accordingly, the foregoing limitations will terminate upon consummation of either the IFC Merger alone or both of the Mergers together, but they will NOT terminate upon consummation of the CB Merger alone. See "ACQUISITION OF MACO BANCORP, INC."

                       COMPARISON OF STOCKHOLDERS' RIGHTS

    The rights of stockholders of IFC are currently governed by the Certificate of Incorporation and
By-laws of IFC, the IFC Rights Agreement and the DGCL. Upon consummation of the IFC Merger, IFC stockholders who receive shares of Pinnacle Common Stock in the IFC Merger will become stockholders of Pinnacle, and their rights will be governed by the Restated Articles of Incorporation and By-laws of Pinnacle and the MBCA. Similarly, the rights of stockholders of CB are currently governed by the Certificate of Incorporation and By-laws of CB and the DGCL. Upon consummation of the CB Merger, CB stockholders who receive shares of Pinnacle Common Stock in the CB Merger will become stockholders of Pinnacle, and their rights will be governed by the Restated Articles of Incorporation and By-laws of Pinnacle and the MBCA. See "COMPARISON OF STOCKHOLDERS' RIGHTS."

       SUMMARY CONDENSED CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING
                   DATA OF PINNACLE FINANCIAL SERVICES, INC.
            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)

    The following table presents certain condensed consolidated historical financial and operating data of Pinnacle for each of the years in the five year period ended December 31, 1996 and for each of the three month periods ended March 31, 1997 and 1996. The following table should be read in conjunction with the consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." In the opinion of management of Pinnacle, the data presented for the three month periods ended March 31, 1997 and 1996 reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three month periods ended March 31, 1997 and 1996 are not necessarily indicative of results that may be expected for any other interim period or the year as a whole.

                                                                      AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                              -----------------------------------------------------
                                                                1996       1995       1994       1993       1992
                                      AT OR FOR THE THREE     ---------  ---------  ---------  ---------  ---------
                                          MONTHS ENDED
                                           MARCH 31,
                                    ------------------------
                                       1997         1996
                                    -----------  -----------
                                    (UNAUDITED)  (UNAUDITED)
STATEMENT OF INCOME:
  Interest income.................   $  20,065    $  17,158   $  73,969  $  37,495  $  28,968  $  29,349  $  26,249
  Interest expense................      11,015        9,289      39,693     18,151     11,862     12,420     12,587
  Net interest income.............       9,050        7,869      34,276     19,344     17,106     16,929     13,662
  Provision for loan losses.......         235           80         375        225        125        360      1,094
  Noninterest income..............       1,891        1,584       7,308      4,586      3,756      4,174      3,857
  Noninterest expense(1)..........       6,189        5,751      26,956     14,636     13,114     13,451     10,355
  Income before income tax........       4,517        3,622      14,253      9,069      7,623      7,292      6,070
  Provision for income tax........       1,547        1,178       5,101      2,610      2,333      2,255      1,792
  Extraordinary items/accounting
    changes.......................      --           --          --         --         --         --         --
                                    -----------  -----------  ---------  ---------  ---------  ---------  ---------
  Net income......................   $   2,970    $   2,444   $   9,152  $   6,459  $   5,290  $   5,037  $   4,278
                                    -----------  -----------  ---------  ---------  ---------  ---------  ---------
                                    -----------  -----------  ---------  ---------  ---------  ---------  ---------
PER SHARE DATA:(2)
  Net income per share............   $    0.50    $    0.42   $    1.55  $    1.62  $    1.38  $    1.32  $    1.12
  Cash dividends declared per
    share.........................        0.24         0.19        0.82       0.76       0.62       0.53       0.48
  Book value per share............       12.59        12.51       13.06      12.75       9.20       8.86       7.98
  Tangible book value per share...       10.39         9.95       10.81      10.09       8.46       8.02       7.02
BALANCE SHEET DATA:
  Total assets....................   $1,097,791   $ 935,471   $1,069,121 $ 911,446  $ 409,438  $ 409,572  $ 394,880
  Loans...........................     615,024      543,142     609,564    518,459    290,330    264,010    262,623
  Allowance for loan losses.......       5,651        5,803       5,643      5,852      5,014      5,215      5,881
  Securities......................     412,925      332,826     372,157    287,532     91,533    119,889     96,080
  Deposits........................     757,922      716,659     761,269    703,100    352,037    363,014    352,319
  Stockholders' equity............      75,290       73,498      78,049     74,896     35,148     33,878     30,494
PERFORMANCE RATIOS:(3)
  Return on average assets(1).....        1.14%        1.05%       0.94%      1.36%      1.30%      1.27%      1.32%
  Return on average stockholders'
    equity(1).....................       15.62        13.03       12.34      15.91      15.40      15.77      14.73
  Net interest margin.............        3.73         3.68        3.79       4.43       4.61       4.67       4.69
  Non-interest income to average
    assets........................        0.72         0.68        0.75       0.96       0.92       1.05       1.19
  Non-interest expense to average
    assets(1).....................        2.36         2.48        2.76       3.07       3.22       3.39       3.19

CAPITAL:(4)
  Stockholders' equity to
    assets........................        6.68%        7.86%       7.30%      8.22%      8.58%      8.27%      7.72%
  Tier 1 capital to total
    assets........................        6.24         6.61        6.24       6.62       8.62       7.87       7.37
  Tier 1 capital to risk based
    assets........................       12.45        12.03       11.99      11.97      12.70      12.59      11.59

------------------------
(1) The amount shown for December 31, 1996 includes a $2.4 million one-time charge against financial institutions with deposits insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC").

(2) Per share data has been restated to reflect the two-for-one stock split effected in the form of a stock dividend in July, 1993.

(3) Performance ratios for the three months ended March 31, 1997 and March 31, 1996 are stated on an annualized basis.

(4) For definitions and further information relating to Pinnacle's regulatory capital requirements, see "CERTAIN REGULATORY CONSIDERATIONS--Capital."

       SUMMARY CONDENSED CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING
                      DATA OF INDIANA FEDERAL CORPORATION
            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)

    The following table presents certain condensed consolidated historical financial and operating data of IFC for each of the years in the five year period ended December 31, 1996 and for each of the three month periods ended March 31, 1997 and 1996. The following table should be read in conjunction with the consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." In the opinion of management of IFC, the data presented for the three month periods ended March 31, 1997 and 1996 reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three month periods ended March 31, 1997 and 1996 are not necessarily indicative of results that may be expected for any other interim period or the year as a whole.

                                                                                         AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                                                        ----------------------------------------
                                                                                            1996          1995          1994
                                                            AT OR FOR THE THREE MONTHS  ------------  ------------  ------------
                                                                 ENDED MARCH 31,
                                                            --------------------------
                                                                1997
                                                            ------------      1996
                                                            (UNAUDITED)   ------------
                                                                          (UNAUDITED)
CONSOLIDATED STATEMENT OF INCOME:
  Interest income.........................................  $    15,487   $    13,357   $     56,859  $     55,170  $     43,573
  Interest expense........................................        8,746         7,311         31,859        29,855        22,365
  Net interest income.....................................        6,741         6,046         25,000        25,315        21,208
  Provision for loan losses...............................          240            50          1,115           177           179
  Noninterest income......................................        1,826         1,050          4,350         4,679         4,471
  Noninterest expense(1)..................................        5,023         4,863         22,451        20,195        15,172
  Income before income tax................................        3,304         2,183          5,784         9,622        10,328
  Provision for income tax................................        1,024           546          1,161         2,318         3,066
  Extraordinary items/accounting changes..................      --            --             --            --            --
                                                            ------------  ------------  ------------  ------------  ------------
  Net income..............................................  $     2,280   $     1,637   $      4,623  $      7,304  $      7,262
                                                            ------------  ------------  ------------  ------------  ------------
                                                            ------------  ------------  ------------  ------------  ------------
PER SHARE DATA:(2)
  Net income per share....................................  $      0.47   $      0.34   $       0.96  $       1.51  $       1.50
  Cash dividends declared per share.......................         0.18          0.28           0.82          0.86          0.72
  Book value per share....................................        15.03         14.88          14.97         14.98         13.81
  Tangible book value per share...........................        14.12         13.82          14.02         13.89         13.11
BALANCE SHEET DATA:
  Total assets............................................  $   818,924   $   717,720   $    836,825  $    721,333  $    717,574
  Loans...................................................      620,966       532,955        629,042       529,348       518,272
  Allowance for loan losses...............................        6,908         6,640          7,458         6,655         6,101
  Securities..............................................      126,172        95,026        129,714        99,410       137,418
  Deposits................................................      550,389       546,880        569,078       532,896       510,475
  Stockholders' equity....................................       71,920        70,504         71,367        70,730        64,315
PERFORMANCE RATIOS:(3)
  Return on average assets(1).............................         1.10 %        0.91 %         0.61%         1.00%         1.19%
  Return on average stockholders' equity(1)...............        12.73          9.27           6.51         10.74         11.28
  Net interest margin.....................................         3.48          3.68           3.61          3.78          3.70
  Non-interest income to average assets...................         0.88          0.58           0.57          0.64          0.73
  Non-interest expense to average assets(1)...............         2.43          2.70           2.97          2.77          2.49
CAPITAL:(4)
  Stockholders' equity to assets..........................         8.78 %        9.82 %         8.53%         9.81%         8.96%
  Tier 1 capital to total assets..........................         8.38          9.18           7.99          9.05          8.84
  Tier 1 capital to risk based assets.....................        12.12         14.19          11.49         14.06         14.68


                                                                1993          1992
                                                            ------------  ------------

CONSOLIDATED STATEMENT OF INCOME:
  Interest income.........................................  $     46,744  $     47,533
  Interest expense........................................        25,888        27,588
  Net interest income.....................................        20,856        19,945
  Provision for loan losses...............................         1,097         1,395
  Noninterest income......................................         4,579         3,710
  Noninterest expense(1)..................................        13,678        12,388
  Income before income tax................................        10,660         9,872
  Provision for income tax................................         3,076         3,891
  Extraordinary items/accounting changes..................          (429)          250
                                                            ------------  ------------
  Net income..............................................  $      7,155  $      6,231
                                                            ------------  ------------
                                                            ------------  ------------
PER SHARE DATA:(2)
  Net income per share....................................  $       1.45  $       1.27
  Cash dividends declared per share.......................          0.53          0.40
  Book value per share....................................         13.54         12.65
  Tangible book value per share...........................         13.36         12.45
BALANCE SHEET DATA:
  Total assets............................................  $    639,148  $    602,377
  Loans...................................................       420,180       403,951
  Allowance for loan losses...............................         5,356         4,392
  Securities..............................................        92,367       154,698
  Deposits................................................       430,829       416,081
  Stockholders' equity....................................        63,090        59,816
PERFORMANCE RATIOS:(3)
  Return on average assets(1).............................          1.13%         1.08%
  Return on average stockholders' equity(1)...............         11.57         10.78
  Net interest margin.....................................          3.48          3.65
  Non-interest income to average assets...................          0.72          0.65
  Non-interest expense to average assets(1)...............          2.15          2.16
CAPITAL:(4)
  Stockholders' equity to assets..........................          9.87%         9.93%
  Tier 1 capital to total assets..........................          9.75          9.78
  Tier 1 capital to risk based assets.....................         17.03         15.96

------------------------------

(1) The amount shown for December 31, 1996 includes a $2.8 million one-time charge against financial institutions with deposits insured by the SAIF of the FDIC.

(2) Per share data has been restated to reflect a three-for-two stock split effected in May 1994 and a four-for-three stock split effected in February 1993.

(3) Performance ratios for the three months ended March 31, 1997 and March 31, 1996 are stated on an annualized basis.

(4) For definitions and further information relating to IFC's regulatory capital requirements, see "CERTAIN REGULATORY CONSIDERATIONS--Capital."

              SUMMARY CONDENSED CONSOLIDATED HISTORICAL FINANCIAL
                     AND OPERATING DATA OF CB BANCORP, INC.
            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)

    The following table presents certain condensed consolidated historical financial and operating data of CB for each of the years in the five year period ended March 31, 1997. The following table should be read in conjunction with the CB Bancorp, Inc. Annual Report on Form 10-KSB/A for the fiscal year ended March 31, 1997 and the consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "ANNEX A--CB BANCORP, INC. ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1997."

                                                                         AT OR FOR THE YEAR ENDED MARCH 31,
                                                                -----------------------------------------------------
                                                                  1997       1996       1995       1994       1993
                                                                ---------  ---------  ---------  ---------  ---------
CONSOLIDATED SUMMARY OF INCOME:
  Interest income.............................................  $  16,401  $  14,352  $   9,199  $  11,016  $  10,296
  Interest expense............................................      8,134      7,063      4,144      5,106      5,499
  Net interest income.........................................      8,267      7,289      5,055      5,910      4,797
  Provision for loan losses...................................      1,191      1,020         78        103        278
  Noninterest income..........................................      1,763      1,178        995      1,275        950
  Noninterest expense(1)......................................      5,346      3,609      3,342      3,321      2,937
  Income before income tax....................................      3,493      3,838      2,630      3,761      2,532
  Provision for income tax....................................      1,181      1,380        970      1,406      1,060
  Extraordinary items/accounting changes......................     --         --         --         --         --
                                                                ---------  ---------  ---------  ---------  ---------
  Net income..................................................  $   2,312  $   2,458  $   1,660  $   2,355  $   1,472
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

PER SHARE DATA:(2)
  Net income per share........................................  $    1.86  $    1.95  $    1.29  $    1.82  $     .28
  Cash dividends declared per share...........................     --         --         --         --         --
  Book value per share........................................      17.94      15.85      13.75      12.33      10.23
  Tangible book value per share...............................      17.94      15.85      13.75      12.33      10.23

BALANCE SHEET DATA:
  Total assets................................................  $ 227,135  $ 205,385  $ 143,344  $ 143,528  $ 137,533
  Loans.......................................................    186,505    173,160    111,969    112,692    110,177
  Allowance for loan losses...................................      1,808      1,346        672        594        495
  Securities..................................................     17,723     19,190     20,160     20,371     16,167
  Deposits....................................................    149,809    138,261    112,071    115,006    116,853
  Stockholders' equity........................................     20,843     18,832     16,678     15,099     13,138

PERFORMANCE RATIOS:
  Return on average assets(1).................................       1.13%      1.37%      1.25%      1.50%      1.11%
  Return on average stockholders' equity(1)...................      11.82      13.98      10.36      16.58      17.21
  Net interest margin.........................................       4.31       4.33       4.12       3.96       3.80
  Non-interest income to average assets(1)....................       0.86       0.66       0.75       0.81       0.71
  Non-interest expense to average assets......................       2.62       2.01       2.53       2.11       2.21

CAPITAL:(3)
  Stockholders' equity to assets..............................       9.18%      9.17%     11.63%     10.52%      9.55%
  Tier 1 capital to total assets..............................       9.18       9.17      11.63      10.52       9.55
  Tier 1 capital to risk based assets.........................      16.46      13.22      19.70      19.39      17.57

------------------------------

(1) The amount shown for the year ended March 31, 1997 includes a $736,000 one-time charge against financial institutions with deposits insured by the SAIF of the FDIC.

(2) Per share data have been restated to reflect the two-for-one stock split effected in the form of a stock dividend in February 1994.

(3) For definitions and further information relating to CB's regulatory capital requirements, see "CERTAIN REGULATORY CONSIDERATIONS--Capital."

            SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
            AND OPERATING DATA OF PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)

    The following table sets forth certain unaudited pro forma condensed combined financial and operating data for Pinnacle giving effect to the IFC Merger, which will be accounted for as a "pooling-of-interests," as if it had occurred as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the IFC Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the consolidated historical financial data for Pinnacle and IFC and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA COMBINED FINANCIAL INFORMATION." The effect of the expected one-time merger and restructuring charges of approximately $4.2 million (after-tax) have been reflected in the pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring, they have not been reflected in the pro forma combined statements of income. See "PRO FORMA COMBINED FINANCIAL INFORMATION--Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements." The pro forma financial data do not give effect to the anticipated cost savings in connection with the IFC Merger and are not necessarily indicative of either the results that actually would have occurred had the IFC Merger been consummated on the dates indicated or the results that may be obtained in the future.

                                                      AT OR FOR THE THREE
                                                     MONTHS ENDED MARCH 31,  FOR THE YEAR ENDED DECEMBER 31,
                                                     ----------------------  --------------------------------
                                                        1997        1996        1996       1995       1994
                                                     ----------  ----------  ----------  ---------  ---------
CONSOLIDATED SUMMARY OF INCOME:
  Interest income..................................  $   35,552  $   30,515  $  130,828  $  92,665  $  72,541
  Interest expense.................................      19,761      16,600      71,552     48,006     34,227
  Net interest income..............................      15,791      13,915      59,276     44,659     38,314
  Provision for loan losses........................         475         130       1,490        402        304
  Noninterest income...............................       3,717       2,634      11,658      9,265      8,227
  Noninterest expense(1)...........................      11,212      10,614      49,407     34,831     28,286
  Income before income tax expense.................       7,821       5,805      20,037     18,691     17,951
  Income tax expense...............................       2,571       1,724       6,262      4,928      5,399
  Extraordinary items/accounting changes                 --          --          --         --         --
  Net income.......................................       5,250       4,081      13,775     13,763     12,552
PER SHARE DATA:
  Net income per share (primary)...................  $     0.48  $     0.38  $     1.29  $    1.57  $    1.45
  Net income per share (fully diluted).............  $     0.48  $     0.38        1.29       1.57       1.45
  Cash dividends declared per share................  $     0.24  $     0.19        0.82       0.76       0.62
  Book value per share.............................       13.28
  Average common shares outstanding (primary)......  10,827,510  10,633,487  10,694,302  8,773,136  8,666,503
  Average common shares outstanding (fully
    diluted).......................................  10,838,288  10,654,872  10,713,711  8,804,284  8,670,390
BALANCE SHEET DATA:
  Total assets.....................................  $1,910,870
  Loans............................................   1,235,990
  Allowance for loan losses........................      12,559
  Securities.......................................     539,097
  Deposits.........................................   1,308,311
  Long-term debt...................................      --
  Stockholders' equity.............................     142,969

------------------------

(1) The amount shown for December 31, 1996 includes $5.2 million as a result of the assessment of a one-time charge against financial institutions with deposits insured by the SAIF of the FDIC.

            SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
            AND OPERATING DATA OF PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)

    The following table sets forth certain unaudited pro forma condensed combined financial and operating data for Pinnacle giving effect to the CB Merger, which will be accounted for as a "pooling-of-interests," as if it had occurred as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the CB Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the consolidated historical financial data for Pinnacle and CB and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA COMBINED FINANCIAL INFORMATION." The effect of the expected one-time merger and restructuring charges of approximately $1.3 million (after-tax) have been reflected in the pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring, they have not been reflected in the pro forma combined statements of income. See "PRO FORMA COMBINED FINANCIAL INFORMATION--Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements." The pro forma financial data do not give effect to the anticipated cost savings in connection with the CB Merger and are not necessarily indicative of either the results that actually would have occurred had the CB Merger been consummated on the dates indicated or the results that may be obtained in the future.

                                                               AT OR FOR THE THREE
                                                                   MONTHS ENDED
                                                                    MARCH 31,              FOR THE YEAR ENDED DECEMBER 31,(1)
                                                            --------------------------  ----------------------------------------
                                                                1997          1996          1996          1995          1994
                                                            ------------  ------------  ------------  ------------  ------------
CONSOLIDATED SUMMARY OF INCOME:
  Interest income.........................................  $     24,424  $     21,108  $     89,961  $     50,322  $     38,102
  Interest expense........................................        13,194        11,218        47,576        24,380        15,973
  Net interest income.....................................        11,230         9,890        42,385        25,942        22,129
  Provision for loan losses...............................           565           862         2,018           482           203
  Noninterest income......................................         2,393         1,924         8,909         5,727         4,697
  Noninterest expense(2)..................................         7,405         6,713        32,048        18,123        16,454
  Income before income tax expense........................         5,653         4,239        17,228        13,064        10,169
  Income tax expense......................................         1,937         1,312         6,027         4,150         3,254
  Extraordinary items/accounting changes..................       --            --            --            --            --
  Net income..............................................         3,716         2,927        11,201         8,914         6,915

PER SHARE DATA:(3)
  Net income per share (primary)..........................  $       0.49  $       0.39  $       1.49  $       1.58  $       1.26
  Net income per share (fully diluted)....................          0.49          0.39          1.49          1.58          1.26
  Cash dividends declared per share.......................          0.24          0.19          0.82          0.76          0.62
  Book value per share....................................         12.53
  Average common shares outstanding (primary).............     7,566,956     7,495,156     7,504,112     5,636,604     5,498,235
  Average common shares outstanding (fully diluted).......     7,566,956     7,495,156     7,504,112     5,636,604     5,498,235

                                                                                                 AT MARCH 31, 1997

BALANCE SHEET DATA:
  Total assets.................................................................................    $   1,323,426
  Loans........................................................................................          801,529
  Allowance for loan losses....................................................................            7,459
  Securities...................................................................................          430,648
  Deposits.....................................................................................          907,731
  Long-term debt...............................................................................         --
  Stockholders' equity.........................................................................           94,813

------------------------------

(1) Historical information included above is presented on a calendar year basis for Pinnacle and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

(2) The amount shown for December 31, 1996 includes $3.2 million as a result of the assessment of a one-time charge against financial institutions with deposits insured by the SAIF of the FDIC.

(3) The per share data shown above are based on an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

    The following table shows such per share data based on an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                         FOR THE THREE MONTHS
                                                                                     FOR THE YEAR ENDED
                                                           ENDED MARCH 31,              DECEMBER 31,
                                                         --------------------  -------------------------------
                                                           1997       1996       1996       1995       1994
                                                         ---------  ---------  ---------  ---------  ---------
Net income per share (primary).........................      $0.50      $0.40      $1.51      $1.61      $1.28
Net income per share (fully diluted)...................       0.50       0.40       1.51       1.61       1.28
Cash dividends declared per share......................       0.24       0.19       0.82       0.76       0.62
Book value per share...................................      12.68
Average common shares outstanding (primary)............  7,478,001  7,404,327  7,414,242  5,544,729  5,404,352
Average common shares outstanding (fully diluted)......  7,478,001  7,404,327  7,414,242  5,544,729  5,404,352

    The following table shows such per share data based on an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of
    1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                         FOR THE THREE MONTHS
                                                                                     FOR THE YEAR ENDED
                                                           ENDED MARCH 31,              DECEMBER 31,
                                                         --------------------  -------------------------------
                                                           1997       1996       1996       1995       1994
                                                         ---------  ---------  ---------  ---------  ---------
Net income per share (primary).........................      $0.47      $0.38      $1.43      $1.50      $1.19
Net income per share (fully diluted)...................       0.47       0.38       1.43       1.50       1.19
Cash dividends declared per share......................       0.24       0.19       0.82       0.76       0.62
Book value per share...................................      12.05
Average common shares outstanding (primary)............  7,869,088  7,803,658  7,809,353  5,948,657  5,817,111
Average common shares outstanding (fully diluted)......  7,869,088  7,803,658  7,809,353  5,948,657  5,817,111

            SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
            AND OPERATING DATA OF PINNACLE FINANCIAL SERVICES, INC.,
               INDIANA FEDERAL CORPORATION, AND CB BANCORP, INC.
   (DOLLARS IN THOUSANDS, EXCEPT OPERATING DATA AND PER SHARE DOLLAR AMOUNTS)

    The following table sets forth certain unaudited pro forma condensed combined financial and operating data for Pinnacle giving effect to each of the Mergers, which will be accounted for as "pooling-of-interests," as if each of the Mergers had occurred as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the Mergers, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus and the consolidated historical financial data for Pinnacle and IFC and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA COMBINED FINANCIAL INFORMATION." The effect of the expected one-time merger and restructuring charges of approximately $5.5 million (after-tax) have been reflected in the pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring, they have not been reflected in the pro forma combined statements of income. See "PRO FORMA COMBINED FINANCIAL INFORMATION--Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements." The pro forma financial data do not give effect to the anticipated cost savings in connection with the Mergers and are not necessarily indicative of either the results that actually would have occurred had the Mergers been consummated on the dates indicated or the results that may be obtained in the future.

                                                        FOR THE THREE MONTHS    FOR THE YEAR ENDED DECEMBER
                                                          ENDED MARCH 31,                 31,(1)
                                                        --------------------  -------------------------------
                                                          1997       1996       1996       1995       1994
                                                        ---------  ---------  ---------  ---------  ---------
CONSOLIDATED SUMMARY OF INCOME:
  Interest income.....................................  $  39,911  $  34,465  $ 146,820  $ 105,492  $  81,675
  Interest expense....................................     21,940     18,529     79,435     54,235     38,338
  Net interest income.................................     17,971     15,936     67,385     51,257     43,337
  Provision for loan losses...........................        605        912      3,133        659        382
  Noninterest income..................................      4,219      2,974     13,259     10,406      9,168
  Noninterest expense(2)..............................     12,428     11,576     54,499     38,318     31,626
  Income before income tax expense....................      8,957      6,422     23,012     22,686     20,497
  Income tax expense..................................      2,961      1,858      7,188      6,468      6,320
  Extraordinary items/accounting changes..............     --         --         --         --         --
  Net income(2).......................................      5,996      4,564     15,824     16,218     14,177

PER SHARE DATA:(3)
  Net income per share (primary)......................  $    0.48  $    0.37  $    1.29  $    1.56  $    1.37
  Net income per share (fully diluted)................       0.48       0.37       1.28       1.55       1.37
  Cash dividends declared per share...................       0.24       0.19       0.82       0.76       0.62
  Book value per share................................      13.15                 13.28
  Average common shares outstanding (primary).........  12,415,826 12,255,285 12,298,961 10,413,603 10,342,834
  Average common shares outstanding (fully diluted)...  12,426,604 12,276,670 12,318,370 10,444,751 10,346,721

                                                                                                 AT MARCH 31, 1997

BALANCE SHEET DATA:
  Total assets.................................................................................    $   2,136,505
  Loans........................................................................................        1,422,495
  Allowance for loan losses....................................................................           14,367
  Securities...................................................................................          556,820
  Deposits.....................................................................................        1,458,120
  Long-term debt...............................................................................         --
  Stockholders' equity.........................................................................          162,492

------------------------------

(1) Historical information included above is presented on a calendar year basis for Pinnacle, IFC and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

(2) The amount shown for December 31, 1996 includes $6.0 million as a result of the assessment of a one-time charge against financial institutions with deposits insured by the SAIF of the FDIC.

(3) The per share data shown above are based on the IFC Exchange Ratio, an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

    The following table shows such per share data based on the IFC Exchange Ratio, an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                    FOR THE THREE MONTHS
                                                      ENDED MARCH 31,     FOR THE YEAR ENDED DECEMBER 31,
                                                    --------------------  -------------------------------
                                                      1997       1996       1996       1995       1994
                                                    ---------  ---------  ---------  ---------  ---------
Net income per share (primary)....................      $0.49      $0.38      $1.30      $1.57      $1.38
Net income per share (fully diluted)..............       0.49       0.37       1.29       1.57       1.38
Cash dividends declared per share.................       0.24       0.19       0.82       0.76       0.62
Book value per share..............................      13.25
Average common shares outstanding (primary).......  12,326,871 12,164,456 12,209,091 10,321,728 10,248,951
Average common shares outstanding (fully
 diluted).........................................  12,337,649 12,185,841 12,228,500 10,352,876 10,252,838

    The following table shows such per share data based on the IFC Exchange Ratio, an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                    FOR THE THREE MONTHS
                                                      ENDED MARCH 31,     FOR THE YEAR ENDED DECEMBER 31,
                                                    --------------------  -------------------------------
                                                      1997       1996       1996       1995       1994
                                                    ---------  ---------  ---------  ---------  ---------
Net income per share (primary)....................      $0.47      $0.36      $1.26      $1.51      $1.33
Net income per share (fully diluted)..............       0.47       0.36       1.25       1.51       1.33
Cash dividends declared per share.................       0.24       0.19       0.82       0.76       0.62
Book value per share..............................      12.84
Average common shares outstanding (primary).......  12,717,958 12,563,787 12,604,202 10,725,656 10,661,710
Average common shares outstanding (fully
 diluted).........................................  12,728,736 12,585,172 12,623,611 10,756,804 10,665,597

                       PINNACLE FINANCIAL SERVICES, INC.
                          INDIANA FEDERAL CORPORATION
                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

    The following table sets forth for Pinnacle Common Stock and IFC Common Stock certain historical, pro forma and pro forma equivalent per share financial information. The pro forma data do not give effect to the anticipated cost savings in connection with the IFC Merger and are not necessarily indicative of either the results that would have occurred had the IFC Merger been consummated on the dates indicated or the results that may be obtained in the future. The information presented herein should be read in conjunction with the unaudited pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. See "PRO FORMA COMBINED FINANCIAL INFORMATION."

                                                            AT OR FOR THE THREE MONTHS
                                                                 ENDED MARCH 31,                YEAR ENDED DECEMBER 31,
                                                            --------------------------  ----------------------------------------
                                                                1997          1996          1996          1995          1994
                                                            ------------  ------------  ------------  ------------  ------------
PINNACLE COMMON STOCK
  Earnings per share(1)
    Historical............................................  $       0.50  $       0.42  $       1.55  $       1.62  $       1.38
    Pro forma(2)..........................................          0.48          0.38          1.29          1.57          1.45
  Cash dividends declared per share
    Historical............................................          0.24          0.19          0.82          0.76          0.62
  Book value per share--end of period
    Historical............................................         12.59         12.51         13.06         12.75          9.20
    Pro forma(3)..........................................         13.28         13.17         13.51         13.35         11.23
IFC COMMON STOCK
  Earnings per share(1)
    Historical............................................  $       0.47  $       0.34  $       0.96  $       1.51  $       1.50
    Equivalent pro forma(2)(4)............................          0.48          0.38          1.29          1.57          1.45
  Cash dividends declared per share
    Historical............................................          0.18          0.28          0.82          0.86          0.72
    Equivalent pro forma(3)(4)............................          0.24          0.19          0.82          0.76          0.62
  Book value per share--end of period
    Historical............................................         15.03         14.88         14.97         14.98         13.81
    Equivalent pro forma(3)(4)............................         13.28         13.17         13.51         13.35         11.23

------------------------

(1) Earnings per share have been calculated using income from continuing operations. In calculating pro forma earnings per share, no adjustments have been made to reflect the effect of repurchases of Pinnacle Common Stock or IFC Common Stock subsequent to the stated period.

(2) Gives effect to the IFC Merger as if it had occurred at the beginning of each period presented.

(3) Gives effect to the IFC Merger as if it had occurred at the end of the period. The March 31, 1997 pro forma book value per share includes the after-tax impact of the expected one time merger and restructuring charges of approximately $4.2 million (after-tax). See "PRO FORMA COMBINED FINANCIAL INFORMATION--Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements."

(4) Equivalent pro forma amounts have been calculated using the IFC Exchange Ratio.

                       PINNACLE FINANCIAL SERVICES, INC.
                                CB BANCORP, INC.
                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

    The following table sets forth for Pinnacle Common Stock and CB Common Stock certain historical, pro forma and pro forma equivalent per share financial information. The pro forma data do not give effect to the anticipated cost savings in connection with the CB Merger and are not necessarily indicative of either the results that would have occurred had the CB Merger been consummated on the dates indicated or the results that may be obtained in the future. The information presented herein should be read in conjunction with the unaudited pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. See "PRO FORMA COMBINED FINANCIAL INFORMATION."

                                                                   AT OR FOR THE THREE
                                                                    MONTHS ENDED MARCH
                                                                           31,               YEAR ENDED DECEMBER 31,
                                                                   --------------------  -------------------------------
                                                                     1997       1996       1996       1995       1994
                                                                   ---------  ---------  ---------  ---------  ---------
PINNACLE COMMON STOCK
Earnings per share(1)
  Historical.....................................................  $    0.50  $    0.42  $    1.55  $    1.62  $    1.38
  Pro forma(2)...................................................       0.49       0.39       1.49       1.58       1.26
Cash dividends declared per share................................
  Historical.....................................................       0.24       0.19       0.82       0.76       0.62
Book value per share--end of period
  Historical.....................................................      12.59      12.51      13.06      12.75       9.20
  Pro forma(3)...................................................      12.53      12.15      12.79      11.99       8.91
CB COMMON STOCK
Earnings per share(1)
  Historical.....................................................  $    0.60  $    0.38  $    1.64  $    1.94  $    1.26
  Equivalent pro forma(2)(4).....................................       0.63       0.50       1.91       2.02       1.61
Cash dividends declared per share
  Historical.....................................................     --         --         --         --         --
  Equivalent pro forma(3)(4).....................................       0.30       0.24       1.05       0.97       0.79
Book value per share--end of period
  Historical.....................................................      17.94      15.85      17.21      15.37      13.31
  Equivalent pro forma(3)(4).....................................      16.02      15.53      16.35      15.33      11.39

------------------------

(1) Earnings per share have been calculated using income from continuing operations. In calculating pro forma earnings per share, no adjustments have been made to reflect the effect of repurchases of Pinnacle Common Stock or CB Common Stock subsequent to the stated period.

(2) Gives effect to the CB Merger as if it had occurred at the beginning of each period presented.

(3) Gives effect to the CB Merger as if it had occurred at the end of the period. The March 31, 1997 pro forma book value per share includes the after-tax impact of the expected one time merger and restructuring charges of approximately $1.3 million (after-tax). See "PRO FORMA COMBINED FINANCIAL INFORMATION--Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements."

(4) Equivalent pro forma amounts have been calculated assuming a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger. The assumed CB Exchange Ratio was calculated assuming an Average Price for Pinnacle Common Stock of $27.375.

                       PINNACLE FINANCIAL SERVICES, INC.
                          INDIANA FEDERAL CORPORATION
                                CB BANCORP, INC.
                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

    The following table sets forth for Pinnacle Common Stock, IFC Common Stock and CB Common Stock certain historical, pro forma and pro forma equivalent per share financial information. The pro forma data do not give effect to the anticipated cost savings in connection with the Mergers and are not necessarily indicative of either the results that would have occurred had the Mergers been consummated on the dates indicated or the results that may be obtained in the future. The information presented herein should be read in conjunction with the unaudited pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. See "PRO FORMA COMBINED FINANCIAL INFORMATION."

                                                                       AT OR FOR THE THREE
                                                                        MONTHS ENDED MARCH       YEAR ENDED DECEMBER 31,
                                                                               31,
                                                                       --------------------  -------------------------------
                                                                         1997       1996       1996       1995       1994
                                                                       ---------  ---------  ---------  ---------  ---------
PINNACLE COMMON STOCK
  Earnings per share(1)
    Historical.......................................................  $    0.50  $    0.42  $    1.55  $    1.62  $    1.38
    Pro forma(2).....................................................       0.48       0.37       1.29       1.56       1.37
  Cash dividends declared per share
    Historical.......................................................       0.24       0.19       0.82       0.76       0.62
  Book value per share--end of period
    Historical.......................................................      12.59      12.51      13.06      12.75       9.20
    Pro forma(3).....................................................      13.15      12.86      13.28      12.80      10.74
IFC COMMON STOCK
  Earnings per share(1)
    Historical.......................................................  $    0.47  $    0.34  $    0.96  $    1.51  $    1.50
    Equivalent pro forma(2)(4).......................................       0.48       0.37       1.29       1.56       1.37
  Cash dividends declared per share
    Historical.......................................................       0.18       0.28       0.82       0.86       0.72
    Equivalent pro forma(3)(4).......................................       0.24       0.19       0.82       0.76       0.62
  Book value per share--end of period
    Historical.......................................................      15.03      14.88      14.97      14.98      13.81
    Equivalent pro forma(3)(4).......................................      13.15      12.86      13.28      12.80      10.74
CB COMMON STOCK
  Earnings per share(1)
    Historical.......................................................  $    0.60  $    0.38  $    1.64  $    1.94  $    1.26
    Equivalent pro forma(2)(4).......................................       0.62       0.48       1.64       1.99       1.75
  Cash dividends declared per share
    Historical.......................................................     --         --         --         --         --
    Equivalent pro forma(3)(4).......................................       0.30       0.24       1.05       0.97       0.79
  Book value per share--end of period
    Historical.......................................................      17.94      15.85      17.21      15.37      13.31
    Equivalent pro forma(3)(4).......................................      16.81      16.44      16.98      16.36      13.73

------------------------
(1) Earnings per share have been calculated using income from continuing operations. In calculating pro forma earnings per share, no adjustments have been made to reflect the effect of repurchases of Pinnacle Common Stock or IFC Common Stock or CB Common Stock subsequent to the stated period.

(2) Gives effect to each of the Mergers as if they had occurred at the beginning of each period presented.

(3) Gives effect to each of the Mergers as if they had occurred at the end of the period. The March 31, 1997 pro forma book value per share includes the after-tax impact of the expected one time merger and restructuring charges of approximately $5.5 million (after-tax). See "PRO FORMA COMBINED FINANCIAL INFORMATION--Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements."

(4) Equivalent pro forma amounts for IFC have been calculated using the IFC Exchange Ratio. Equivalent pro forma amounts for CB have been calculated assuming a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger. The assumed CB Exchange Ratio was calculated assuming an Average Price for Pinnacle Common Stock of $27.375.

                            COMPARATIVE STOCK PRICES

    Pinnacle Common Stock and IFC Common Stock are traded on the Nasdaq National Market and CB Common Stock is traded on the Nasdaq Small-Cap Market. Pinnacle Common Stock is listed under the symbol "PNFI," IFC Common Stock is listed under the symbol "IFSL" and CB Common Stock is listed under the symbol "CBCO." If the IFC Merger is consummated, IFC Common Stock will cease to be listed on the Nasdaq National Market and public trading of such shares will cease. If the CB Merger is consummated, CB Common Stock will cease to be listed on the Nasdaq Small-Cap Market and public trading of such shares will cease. Although transactions in Pinnacle Common Stock have been, and are expected to continue to be, facilitated by market-makers (including ABN AMRO Chicago Corporation), there can be no assurance that an established or liquid trading market in Pinnacle Common Stock will continue. The following table sets forth, for the periods indicated, the high and low sale prices per share of Pinnacle Common Stock and IFC Common Stock, as reported by the Nasdaq National Market, and the high and low sale prices per share of CB Common Stock, as reported by the Nasdaq Small-Cap Market. The information with respect to such quotations was obtained from the National Association of Securities Dealers, Inc. Such information reflects interdealer prices, without retail markup, markdown, or commission, and may not represent actual transactions.

                                                   PINNACLE                IFC                    CB
                                                 COMMON STOCK          COMMON STOCK          COMMON STOCK
                                             --------------------  --------------------  --------------------
                                               HIGH        LOW       HIGH        LOW       HIGH        LOW
                                             ---------  ---------  ---------  ---------  ---------  ---------

1995  First Quarter...................... .  $   17.50  $  15.00   $   18.00  $   15.50  $   12.25  $   10.75
      Second Quarter.......................      17.75     15.75       17.75      16.00      13.50      12.75
      Third Quarter........................      17.50     15.50       18.75      16.50      15.75      12.75
      Fourth Quarter.......................      18.50     16.50       21.25      17.75      18.50      15.50

1996  First Quarter........................      20.50     18.25       21.50      18.50      19.75      17.25
      Second Quarter.......................      21.75     20.00       21.50      16.25      18.25      16.25
      Third Quarter........................      24.75     19.50       21.00      18.25      20.75      17.00
      Fourth Quarter.......................      25.00     23.25       23.00      19.50      25.50      19.75

1997  First Quarter........................      28.00     23.25       27.25     22.375      34.25      23.75
      Second Quarter (through June 18,
        1997)............................ .      28.00     25.125      27.50      24.00      34.25      32.50

    On November 13, 1996, the last trading day before the announcement of the execution of the IFC Merger Agreement, the last sales prices of Pinnacle Common Stock and IFC Common Stock as reported on the Nasdaq National Market were $24.75 and $19.50 (or approximately $24.75 per share of IFC Common Stock on an equivalent pro forma per share basis), respectively. On February 28, 1997, the last trading day before the announcement of the execution of the CB Merger Agreement, the last sales prices of Pinnacle Common Stock and IFC Common Stock as reported on the Nasdaq National Market were $27.75 and $26.25 (or approximately $27.75 per share of IFC Common Stock on an equivalent pro forma per share basis), respectively, and the last sales price for CB Common Stock as reported on the Nasdaq Small-Cap Market was $28.625 per share (or approximately $33.49 per share of CB Common Stock on an equivalent pro forma per share basis, assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger; or approximately $42.23 per share of CB Common Stock on an equivalent pro forma per share basis, assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger).

    On June 18, 1997 (the last practicable date prior to the mailing of this Joint Proxy Statement/ Prospectus), the last sales prices of Pinnacle Common Stock and IFC Common Stock as reported on the Nasdaq National Market were $27.25 and $27.375 (or approximately $27.25 per share of IFC Common

Stock on an equivalent pro forma per share basis), respectively, and the last sales price for CB Common Stock as reported by Nasdaq Small-Cap Market was $34.00 per share (or approximately $32.89 per share of CB Common Stock on an equivalent pro forma per share basis, assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger; or approximately $41.47 per share of CB Common Stock on an equivalent pro forma per share basis, assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger).

    IFC STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE PINNACLE COMMON STOCK AND THE IFC COMMON STOCK. CB STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE PINNACLE COMMON STOCK AND THE CB COMMON STOCK. NO ASSURANCE CAN BE GIVEN CONCERNING THE MARKET PRICE OF THE PINNACLE COMMON STOCK BEFORE OR AFTER THE DATE OR DATES ON WHICH ANY OF THE MERGERS ARE CONSUMMATED. THE MARKET PRICE OF THE PINNACLE COMMON STOCK WILL FLUCTUATE BETWEEN THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE DATE OR DATES ON WHICH THE MERGERS ARE CONSUMMATED AND THEREAFTER. BECAUSE THE IFC EXCHANGE RATIO IS FIXED AND BECAUSE THE MARKET PRICE OF THE PINNACLE COMMON STOCK IS SUBJECT TO FLUCTUATION, THE VALUE OF THE SHARES OF PINNACLE COMMON STOCK THAT HOLDERS OF IFC COMMON STOCK WILL RECEIVE IN THE IFC MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE IFC MERGER. BECAUSE THE CB EXCHANGE RATIO WILL FLUCTUATE WITH THE MARKET PRICE OF PINNACLE COMMON STOCK AS LONG AS THE AVERAGE PRICE OF THE PINNACLE COMMON STOCK REMAINS BETWEEN $23.01 AND $28.99, THE VALUE OF THE SHARES OF PINNACLE COMMON STOCK THAT HOLDERS OF CB COMMON STOCK WILL RECEIVE IN THE CB MERGER WILL BE $35.00 PER SHARE AT THE TIME THE AVERAGE PRICE IS CALCULATED, BUT COULD FLUCTUATE THEREAFTER, INCLUDING FOLLOWING THE CONSUMMATION OF THE CB MERGER. IF, HOWEVER, THE AVERAGE PRICE WERE TO BE $29.00 OR HIGHER OR $23.00 OR LOWER, THE CB EXCHANGE RATIO WOULD BE FIXED AND THE VALUE OF THE SHARES OF PINNACLE COMMON STOCK THAT HOLDERS OF CB COMMON STOCK WILL RECEIVE IN THE CB MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE CB MERGER AS THE MARKET PRICE FLUCTUATES. SEE "THE MERGERS--MERGER CONSIDERATION."

    On June 18, 1997, there were approximately 733 holders of record of the Pinnacle Common Stock. On June 16, 1997, there were approximately 1,572 holders of record of the IFC Common Stock, and approximately 264 holders of record of CB Common Stock.

                                 THE COMPANIES

PINNACLE FINANCIAL SERVICES, INC.

    Pinnacle Financial Services, Inc. is a registered bank holding company that was organized under the laws of the State of Michigan in 1986 in connection with the June 30, 1986 reorganization of Pinnacle Bank (then known as "Peoples State Bank of St. Joseph") into a wholly-owned subsidiary of Pinnacle.

    Pinnacle is one of the leading community-banking institutions in southwestern Michigan and northern Indiana. Through its wholly-owned subsidiary, Pinnacle Bank, Pinnacle offers financial service products which include domestic banking services such as consumer, commercial and real estate loans, personal and business checking accounts, savings accounts, time deposits, safe deposit services, cash management services, and transmission of funds, as well as trust and other fiduciary services, full-service brokerage services and insurance products. Commercial customers include retailers, commercial developers, professionals, and small manufacturers. Retail banking and thrift customers cover a broad spectrum with focus on providing personalized, high quality and comprehensive service in order to develop and maintain long-term, multiple account relationships with customers.

    Pinnacle Bank, which is headquartered in St. Joseph, Michigan, has two subsidiaries: Starke's, Inc., an insurance agency, and Brookview Real Estate, Ltd., a real estate development company. Pinnacle Bank currently operates through 16 branch offices located throughout southwestern Michigan, 14 branch offices located throughout northern Indiana, and two loan production offices that are located in Merrillville and Indianapolis, Indiana, respectively. Pinnacle Bank focuses on providing personalized, high quality and comprehensive service in order to develop and maintain long-term, multiple account relationships with customers.

    Pinnacle's market, which is adjacent to metropolitan Chicago, Illinois and is bisected by Interstate 94 (the primary highway between Chicago and Detroit), currently consists of northern Indiana and southwestern Michigan. The region's location has facilitated the development of a diverse economy based primarily on manufacturing, service and agriculture. The region's proximity to Chicago and the southeastern expansion of metropolitan Chicago into Lake County, Indiana, have led to significant commercial and residential development and a strong second- home housing market. The region's popularity as a year-round recreational area also has led to tourism-driven economic growth.

    Pinnacle had $1.1 billion in total assets as of March 31, 1997 and December 31, 1996. Pinnacle returned 1.14% on average assets for the three months ended March 31, 1997 and .94% on average assets for the year ended December 31, 1996. This compares to 1.05% for the three months ended March 31, 1996 and to 1.36%, 1.30% and 1.27% for each of the years in the three year period ended December 31, 1995. For the three months ended March 31, 1997, Pinnacle's return on average equity was 15.62%. For the year ended December 31, 1996, Pinnacle's return on average equity was 12.34%. Annual returns on average equity since 1993 have ranged from 15.40% to 15.91%.

    Pinnacle believes its success is in part attributable to a growth strategy that, since the beginning of 1993, has (i) increased assets by more than 171% (with total assets growing to $1.1 billion by March 31, 1997), and (ii) increased net loans by more than 134% (with total loans growing to approximately $615.0 million at March 31, 1997). Pinnacle's loan to deposit ratio was approximately 81.1% at March 31, 1997 and approximately 80.1% at December 31, 1996. Pinnacle's growth has been generated internally through customer retention and cross-selling programs and externally through acquisitions. Since 1988, Pinnacle has consummated five acquisitions, two of which involved thrifts.

    Pinnacle's executive offices are located at 830 Pleasant Street, St. Joseph, Michigan 49085, and its telephone number is (616) 983-6311.

    For additional information concerning Pinnacle, see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

INDIANA FEDERAL CORPORATION

    Indiana Federal Corporation is a registered savings and loan holding company organized under the laws of the State of Delaware in 1988. IFC's principal operating subsidiary is IndFed Bank. IndFed Bank was organized in 1887 and has operated as a federally-chartered savings and loan association since 1934.

    IndFed Bank is principally engaged in the business of attracting savings deposits from the general public and investing these funds, together with borrowings and other funds, to originate one- to four-family residential real estate loans, consumer loans, income-producing property loans, commercial business loans and agricultural real estate and operating loans. IndFed Bank conducts its activities from a network of 16 full service offices located in Valparaiso and other northwest Indiana communities. IndFed Bank also operates three loan production offices in Highland, Mishawaka, and Valparaiso, Indiana. Based on IndFed Bank's total assets of $819 million at March 31, 1997, IndFed Bank is the third largest thrift institution headquartered in Indiana. IndFed Bank is a member of the Federal Home Loan Bank System and a stockholder in the Federal Home Loan Bank of Indianapolis.

    On December 12, 1994, IFC completed the acquisition of American Bancorp, Inc. ("ABI"), and its wholly-owned subsidiary, American State Bank ("American"), a commercial bank organized under the laws of the State of Indiana. Upon acquisition, ABI was merged into IFC and American was merged into IndFed Bank. On January 31, 1995, IFC completed the acquisition of NCB Corp. ("NCB"), and its wholly owned subsidiary NorCen Bank ("NorCen"), an Indiana state chartered savings bank, located in Culver, Indiana. Similarly, upon acquisition, NCB was merged into IFC and NorCen was merged into IndFed Bank.

    IFC's executive offices are located at 56 Washington Street, Valparaiso, Indiana 46383, and its telephone number is (219) 465-6607.

    For additional information concerning IFC, see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

CB BANCORP, INC.

    CB Bancorp, Inc. is a registered savings and loan holding company organized under the laws of the State of Delaware in 1992. CB's principal operating subsidiary is Community Bank, a federal savings bank. Community Bank was organized in 1926 as an Indiana chartered building and loan association and later converted to a federal charter. Community Bank became a federally chartered capital stock savings bank on December 23, 1992.

    CB's executive offices are located at 126 E. Fourth Street, Michigan City, Indiana. Community Bank also conducts business out of its two full service branch offices located in Michigan City and LaPorte, Indiana and a loan production/mortgage banking office in Merrillville, Indiana. Community Bank's deposit-gathering base is concentrated in the communities surrounding its offices as well as nationally through certificates of deposits to fund its mortgage loan reverse repurchase program (the "CB Mortgage Loan Program"). The CB Mortgage Loan Program is designed to provide financing for the mortgage banking activities of the participants and to provide CB with a relatively high yield short-term investment vehicle that allows CB to better manage its interest rate risk. The CB Mortgage Loan Program allows for CB to invest in mortgage loans nationally on a short-term basis, that is, until such loans are sold into the secondary market, while its lending base extends throughout LaPorte and contiguous counties.

    For additional information concerning CB Bancorp, See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "ANNEX A--CB BANCORP, INC. ANNUAL REPORT ON FORM 10-KSB/A THE FISCAL YEAR ENDED MARCH 31, 1997."

                            THE STOCKHOLDER MEETINGS

MATTERS TO BE CONSIDERED

    PINNACLE. At the Pinnacle Annual Meeting, holders of Pinnacle Common Stock will be asked to elect eight directors of Pinnacle and to consider and vote upon two merger proposals. One of the merger proposals is a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 14, 1996, as amended by a First Amendment to Agreement and Plan of Merger dated as of February 27, 1997, between Pinnacle and IFC, and all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle). The second merger proposal is a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 1, 1997 by and between Pinnacle and CB, and all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle). Pinnacle stockholders will also consider and vote upon such other matters as may properly be brought before the Pinnacle Annual Meeting.

    THE PINNACLE BOARD RECOMMENDS THAT PINNACLE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE PINNACLE BOARD NOMINEES AS DIRECTORS OF PINNACLE, FOR THE APPROVAL AND ADOPTION OF THE IFC MERGER PROPOSAL (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE IFC MERGER AND OF THE ISSUANCE OF SHARES OF PINNACLE COMMON STOCK TO HOLDERS OF SHARES OF IFC COMMON STOCK), AND FOR THE APPROVAL AND ADOPTION OF THE CB MERGER PROPOSAL (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE CB MERGER AND OF THE ISSUANCE OF SHARES OF PINNACLE COMMON STOCK TO HOLDERS OF SHARES OF CB COMMON STOCK).

    IFC. At the IFC Annual Meeting, holders of IFC Common Stock will be asked to elect three directors of IFC, to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 14, 1996, as amended by a First Amendment to Agreement and Plan of Merger dated as of February 27, 1997, between Pinnacle and IFC, and all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle), and to ratify the appointment of Ernst & Young LLP as independent auditors of IFC. IFC stockholders will also consider and vote upon such other matters as may properly be brought before the IFC Annual Meeting.

    THE IFC BOARD RECOMMENDS THAT IFC STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE IFC BOARD NOMINEES AS DIRECTORS OF IFC, FOR THE APPROVAL AND ADOPTION OF THE IFC MERGER PROPOSAL (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE IFC MERGER AND OF THE CONVERSION OF SHARES OF IFC COMMON STOCK INTO SHARES OF PINNACLE COMMON STOCK), AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF IFC.

    CB. At the CB Special Meeting, holders of CB Common Stock will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 1, 1997 between Pinnacle and CB, and all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle, with Pinnacle being the surviving corporation). CB stockholders will also consider and vote upon such other matters as may properly be brought before the CB Special Meeting.

    THE CB BOARD RECOMMENDS THAT CB STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE CB MERGER PROPOSAL (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE CB MERGER AND OF THE CONVERSION OF SHARES OF CB COMMON STOCK INTO SHARES OF PINNACLE COMMON STOCK).

VOTES REQUIRED

    PINNACLE. On each matter submitted to the stockholders of Pinnacle, each outstanding share of Pinnacle Common Stock is entitled to one vote. Directors of Pinnacle will be elected by a plurality of the votes present in person or represented by proxy at the Pinnacle Annual Meeting and entitled to vote on the election of directors. Approval of each of the Merger Proposals requires the affirmative vote of a majority of the outstanding shares of Pinnacle Common Stock. In all matters other than the election of directors and the Merger Proposals, the affirmative vote of the majority of shares present in person or represented by proxy at the Pinnacle Annual Meeting and entitled to vote on the matter will be the act of Pinnacle's stockholders. Approval of the IFC Merger Proposal by the requisite votes of Pinnacle stockholders and IFC stockholders is a condition to, and is required for, consummation of the IFC Merger. Approval of the CB Merger Proposal by the requisite votes of Pinnacle stockholders and CB stockholders is a condition to, and is required for, consummation of the CB Merger. However, approval of the CB Merger Proposal by Pinnacle stockholders and CB stockholders is NOT a condition to, or required for, consummation of the IFC Merger, and approval of the IFC Merger Proposal by Pinnacle stockholders and IFC stockholders is NOT a condition to, or required for, consummation of the CB Merger. The record date for the Pinnacle Annual Meeting is June 18, 1997. Only Pinnacle stockholders at the close of business on such date are entitled to notice of, and to vote at, the Pinnacle Annual Meeting.

    As of June 18, 1997, directors and executive officers of Pinnacle and their affiliates were beneficial owners of 560,765, approximately 9.2%, of the outstanding shares of Pinnacle Common Stock (including 106,836 shares of Pinnacle Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days of such date). The directors and executive officers of Pinnacle have indicated that they intend to vote all shares of Pinnacle Common Stock owned by them for the election as directors of all of the Pinnacle Board Nominees and for the approval and adoption of each of the Merger Proposals. As of June 18, 1997, directors and executive officers of IFC and their affiliates did not own, beneficially or of record, any of the outstanding shares of Pinnacle Common Stock. As of June 18, 1997, directors and executive officers of CB and their affiliates did not own, beneficially or of record, any of the outstanding shares of Pinnacle Common Stock. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Directors."

    As of June 18, 1997, Pinnacle subsidiaries had or shared the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, approximately 299,975, or 5.0%, of the outstanding shares of Pinnacle Common Stock. Such Pinnacle subsidiaries have indicated that they currently intend to vote all shares of Pinnacle Common Stock as to which they have sole voting power for the election as directors of all of the Pinnacle Board Nominees and for the approval and adoption of each of the Merger Proposals, subject to the exercise of their fiduciary duties. As of June 18, 1997, IFC subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of Pinnacle Common Stock. As of June 18, 1997, CB subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of Pinnacle Common Stock.

    The affirmative vote of a majority of the shares represented at the Pinnacle Annual Meeting may authorize the adjournment of the Pinnacle Annual Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

    IFC. On each matter submitted to the stockholders of IFC, each outstanding share of IFC Common Stock is entitled to one vote. Directors of IFC will be elected by a plurality of the votes present in person or represented by proxy at the IFC Annual Meeting and entitled to vote on the election of directors. Approval of the IFC Merger Proposal requires the affirmative vote of a majority of the outstanding shares of IFC Common Stock. In all matters other than the election of directors and the IFC Merger Proposal, the affirmative vote of the majority of shares present in person or represented by proxy at the IFC Annual Meeting and entitled to vote on the matter will be the act of IFC's stockholders. Approval of the IFC Merger Proposal by the requisite votes of Pinnacle stockholders and IFC stockholders is a condition to, and is required for, consummation of the IFC Merger. However, approval of the CB Merger Proposal by Pinnacle stockholders and CB stockholders is NOT a condition to, or required for, consummation of the IFC

Merger. The record date for the IFC Annual Meeting is June 16, 1997. Only IFC stockholders at the close of business on such date are entitled to notice of, and to vote at, the IFC Annual Meeting.

    As of June 16, 1997, directors and executive officers of IFC and their affiliates were beneficial owners of 581,225, or 12.1%, of the outstanding shares of IFC Common Stock (including 126,451 shares of IFC Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days of such date). The directors and executive officers of IFC have indicated that they intend to vote all shares of IFC Common Stock owned by them for the election as directors of all of the IFC Board Nominees, for the approval and adoption of the IFC Merger Proposal, and for the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC. As of June 16, 1997, directors and executive officers of Pinnacle and their affiliates did not, beneficially or of record, own any of the outstanding shares of IFC Common Stock. As of June 16, 1997, directors and executive officers of CB and their affiliates did not own, beneficially or of record, any of the outstanding shares of IFC Common Stock. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Directors."

    As of June 16, 1997, IFC subsidiaries had or shared the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, approximately 177,796 (excluding 54,102 shares reported in the prior paragraph as owned by directors and executive officers of IFC and their affiliates), or 3.7%, of the outstanding shares of IFC Common Stock. Such IFC subsidiaries have indicated that they currently intend to vote all shares of IFC Common Stock as to which they have sole voting power for the election as directors of all of the IFC Board Nominees, for the approval and adoption of the IFC Merger Proposal, and for the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC, subject to the exercise of their fiduciary duties. As of June 16, 1997, Pinnacle subsidiaries had or shared the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, approximately 1,999, or less than .01%, of the outstanding shares of IFC Common Stock. Such Pinnacle subsidiaries have indicated that they currently intend to vote all shares of IFC Common Stock as to which they have sole voting power for the election as directors of all of the IFC Board Nominees, for the approval and adoption of the IFC Merger Proposal, and for the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC, subject to the exercise of their fiduciary duties. As of June 16, 1997 CB subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of IFC Common Stock.

    The affirmative vote of a majority of the shares represented at the IFC Annual Meeting may authorize the adjournment of the IFC Annual Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

    CB. Approval of the CB Merger Proposal requires the affirmative vote of a majority of the outstanding shares of CB Common Stock, with each such share entitled to one vote. Approval of the CB Merger Proposal by the requisite votes of Pinnacle stockholders and CB stockholders is a condition to, and is required for, consummation of the CB Merger. However, approval of the IFC Merger Proposal by Pinnacle stockholders and IFC stockholders is NOT a condition to, or required for, consummation of the CB Merger. The record date for the CB Special Meeting is June 16, 1997. Only CB stockholders at the close of business on such date are entitled to notice of, and to vote at, the CB Special Meeting.

    As of June 16, 1997, directors and executive officers of CB and their affiliates were beneficial owners of 207,965, or 16.9%, of the outstanding shares of CB Common Stock (including 67,294 shares of CB Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days of such date). The directors and executive officers of CB have indicated that they intend to vote all shares of CB Common Stock owned by them for approval and adoption of the CB Merger Proposal. As of June 16, 1997, directors and executive officers of Pinnacle and their affiliates did not own, beneficially or of record, any of the outstanding shares of CB Common Stock. As of June 16, 1997, directors and executive officers of IFC and their affiliates were beneficial owners of 670, or less than .01%, of the outstanding shares of CB

Common Stock. The directors and executive officers of IFC have indicated that they intend to vote all shares of CB Common Stock owned by them for approval and adoption of the CB Merger Proposal.

    As of June 16, 1997, CB subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of CB Common Stock. As of June 16, 1997, Pinnacle subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of CB Common Stock. As of June 16, 1997, IFC subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of CB Common Stock.

    The affirmative vote of a majority of the shares represented at the CB Special Meeting may authorize the adjournment of the CB Special Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

VOTING OF PROXIES

    PINNACLE. Shares of Pinnacle Common Stock represented by properly executed proxies received at or prior to the Pinnacle Annual Meeting will be voted at the Pinnacle Annual Meeting in the manner specified by the holders of such shares. Properly executed Pinnacle proxies which do not contain voting instructions will be voted FOR the election as directors of all of the Pinnacle Board Nominees, FOR the IFC Merger Proposal, and FOR the CB Merger Proposal. Management of Pinnacle believes that brokers who hold shares of Pinnacle Common Stock for customers are NOT authorized to vote on the Merger Proposals without specific voting instructions as to such proposal (a "broker nonvote"). Moreover, solely for purposes of determining whether the Merger Proposals have received the vote of Pinnacle stockholders required for approval, each of a "broker nonvote" and an abstention is functionally equivalent to a vote "against" each of the Merger Proposals. If any other matters are properly presented at the Pinnacle Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Pinnacle Annual Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the relevant form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that no proxy voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal. Pinnacle knows of no other matters to be brought before the Pinnacle Annual Meeting other than those referred to in this Joint Proxy Statement/Prospectus, but if any other business should properly come before the Pinnacle Annual Meeting, the persons named in the proxy, or authorized substitutes, intend to vote in accordance with their best judgment.

    HOLDERS OF PINNACLE COMMON STOCK ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PINNACLE PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    IFC. Shares of IFC Common Stock represented by properly executed proxies received at or prior to the IFC Annual Meeting will be voted at the IFC Annual Meeting in the manner specified by the holders of such shares. Properly executed IFC proxies which do not contain voting instructions will be voted FOR the election as directors of all of the IFC Board Nominees, FOR the IFC Merger Proposal, and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC. Management of IFC believes that brokers who hold shares of IFC Common Stock for customers are NOT authorized to vote on the IFC Merger Proposal without specific voting instructions as to such proposal. Moreover, solely for purposes of determining whether the IFC Merger Proposal has received the vote of IFC stockholders required for approval, each of a "broker nonvote" and an abstention is functionally equivalent to a vote "against" the IFC Merger Proposal. If any other matters are properly presented at the IFC Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the IFC Annual Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the relevant form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that no proxy voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal. IFC knows of no other matters to be brought before the IFC Annual Meeting other than those referred to in this Joint Proxy Statement/Prospectus, but if any other business should properly come before the IFC Annual Meeting, the persons named in the proxy, or authorized substitutes, intend to vote in accordance with their best judgment.

    HOLDERS OF IFC COMMON STOCK ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING IFC PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    CB. Shares of CB Common Stock represented by properly executed proxies received at or prior to the CB Special Meeting will be voted at the CB Special Meeting in the manner specified by the holders of such shares. Properly executed CB proxies which do not contain voting instructions will be voted FOR the CB Merger Proposal. Management of CB believes that brokers who hold shares of CB Common Stock for customers are NOT authorized to vote on the CB Merger Proposal without specific voting instructions as to such proposal. Moreover, solely for purposes of determining whether the CB Merger Proposal has received the vote of CB stockholders required for approval, each of a "broker nonvote" and an abstention is functionally equivalent to a vote "against" the CB Merger Proposal. If any other matters are properly presented at the CB Special Meeting for consideration, including, among other things, consideration of a motion to adjourn the CB Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the relevant form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that no proxy voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal. CB knows of no other matters to be brought before the CB Special Meeting other than those referred to in this Joint Proxy Statement/Prospectus, but if any other business should properly come before the CB Special Meeting, the persons named in the proxy, or authorized substitutes, intend to vote in accordance with their best judgment.

    HOLDERS OF CB COMMON STOCK ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING CB PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABILITY OF PROXIES

    PINNACLE. The grant of a proxy on the enclosed Pinnacle form of proxy does not preclude a Pinnacle stockholder from voting in person or otherwise revoking a proxy. Attendance at the Pinnacle Annual Meeting will not in and of itself constitute revocation of a proxy. A Pinnacle stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Pinnacle a duly executed revocation or a proxy bearing a later date or by voting in person at the Pinnacle Annual Meeting.

    IFC. The grant of a proxy on the enclosed IFC form of proxy does not preclude an IFC stockholder from voting in person or otherwise revoking a proxy. Attendance at the IFC Annual Meeting will not in and of itself constitute revocation of a proxy. An IFC stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of IFC a duly executed revocation or a proxy bearing a later date or by voting in person at the IFC Annual Meeting.

    CB. The grant of a proxy on the enclosed CB form of proxy does not preclude a CB stockholder from voting in person or otherwise revoking a proxy. Attendance at the CB Special Meeting will not in and of itself constitute revocation of a proxy. A CB stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of CB a duly executed revocation or a proxy bearing a later date or by voting in person at the CB Special Meeting.

RECORD DATES; SHARES ENTITLED TO VOTE; QUORUMS

    PINNACLE. Only holders of record of Pinnacle Common Stock at the close of business on June 18, 1997 will be entitled to receive notice of and to vote at the Pinnacle Annual Meeting. At June 18, 1997, Pinnacle had issued and outstanding approximately 5,980,320 shares of Pinnacle Common Stock. Shares representing a majority of the aggregate number of outstanding shares of Pinnacle Common Stock entitled to vote must be represented in person or by proxy at the Pinnacle Annual Meeting in order for a quorum to be present at the Pinnacle Annual Meeting. "Broker nonvotes" and abstentions are counted for purposes of determining a quorum.

    IFC. Only holders of record of IFC Common Stock at the close of business on June 16, 1997 will be entitled to receive notice of and to vote at the IFC Annual Meeting. At June 16, 1997, IFC had issued and outstanding approximately 4,787,585 shares of IFC Common Stock. Shares representing a majority of the aggregate number of outstanding shares of IFC Common Stock entitled to vote must be represented in person or by proxy at the IFC Annual Meeting in order for a quorum to be present at the IFC Annual Meeting. "Broker nonvotes" and abstentions are counted for purposes of determining a quorum.

    CB. Only holders of record of CB Common Stock at the close of business on June 16, 1997 will be entitled to receive notice of and to vote at the CB Special Meeting. At June 16, 1997, CB had issued and outstanding approximately 1,161,997 shares of CB Common Stock. Shares representing a majority of the aggregate number of outstanding shares of CB Stock entitled to vote must be represented in person or by proxy at the CB Special Meeting in order for a quorum to be present at the CB Annual Meeting. "Broker nonvotes" and abstentions are counted for purposes of determining a quorum.

NO DISSENTERS' RIGHTS/NO APPRAISAL RIGHTS

    Holders of shares of Pinnacle Common Stock will not have dissenters' rights under the MBCA in connection with, or as a result of, the matters to be acted upon at the Pinnacle Annual Meeting. Holders of shares of IFC Common Stock will not have appraisal rights under the DGCL in connection with, or as a result of, the matters to be acted upon at the IFC Annual Meeting. Holders of shares of CB Common Stock will not have appraisal rights under the DGCL in connection with, or as a result of, the matters to be acted upon at the CB Special Meeting.

SOLICITATION OF PROXIES

    PINNACLE. Pinnacle will bear the cost of soliciting proxies from its stockholders, including the cost of printing and mailing this Joint Proxy Statement/Prospectus to Pinnacle stockholders. In addition to solicitation by mail, proxies may be solicited by telephone, telegram, in person or by other forms of communication. Arrangements will be made with brokerage firms, nominees, fiduciaries and other custodians for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and Pinnacle will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith. Proxies will be solicited on behalf of Pinnacle by mail or personally, or by telephone, telegraph or datagram, by directors, officers and regular employees of Pinnacle and its subsidiaries (none of whom shall receive any additional compensation for such services, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation). In addition, Morrow & Co., Inc. will assist in the solicitation of proxies by Pinnacle for a fee of approximately $12,000, plus reasonable out-of-pocket expenses.

    IFC. IFC will bear the cost of soliciting proxies from its stockholders, including the cost of printing and mailing this Joint Proxy Statement/Prospectus to IFC stockholders. In addition to solicitation by mail, proxies may be solicited by telephone, telegram, in person or by other forms of communication. Arrangements will be made with brokerage firms, nominees, fiduciaries and other custodians for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and IFC will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith. Proxies will be solicited on behalf of IFC by mail or personally, or by telephone, telegraph or datagram, by directors, officers and regular employees of IFC and its subsidiaries (none of whom shall receive any additional compensation for such services, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation). In addition, Regan & Associates, Inc. will assist in the solicitation of proxies by IFC for a fee of $3,750, plus reasonable out-of-pocket expenses.

    CB. CB will bear the cost of soliciting proxies from its stockholders and will also bear up to $25,000 of the cost of printing and mailing this Joint Proxy Statement/Prospectus to CB stockholders. In addition to solicitation by mail, proxies may be solicited by telephone, telegram, in person or by other forms of communication. Arrangements will be made with brokerage firms, nominees, fiduciaries and other custodians for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and CB will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith. Proxies will be solicited on behalf of CB by mail or personally, or by telephone, telegraph or datagram, by directors, officers and regular employees of CB and its subsidiaries (none of whom shall receive any additional compensation for such services, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation).

    STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                  THE MERGERS

    THE FOLLOWING DISCUSSION DESCRIBES THE MERGERS AND SUMMARIZES CERTAIN PROVISIONS OF THE MERGER AGREEMENTS AND THE STOCK OPTION AGREEMENTS. ALTHOUGH IT DESCRIBES AND SUMMARIZES ALL MATERIAL INFORMATION REGARDING THE MERGERS, THE MERGER AGREEMENTS AND THE STOCK OPTION AGREEMENTS, SUCH DISCUSSION IS NECESSARILY INCOMPLETE. CONSEQUENTLY, REFERENCE IS MADE TO, AND SUCH DESCRIPTIONS AND SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY, THE MERGER AGREEMENTS AND THE STOCK OPTION AGREEMENTS. A CONFORMED COPY OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF NOVEMBER 14, 1996 BETWEEN PINNACLE AND IFC (WITHOUT EXHIBITS) IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. A CONFORMED COPY OF THE FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER DATED AS OF FEBRUARY 27, 1997 BETWEEN PINNACLE AND IFC IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX C AND IS INCORPORATED HEREIN BY REFERENCE. A CONFORMED COPY OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 1, 1997 BETWEEN PINNACLE AND CB (WITHOUT EXHIBITS) IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE.

STRUCTURE

    IFC MERGER. Subject to the terms and conditions of the IFC Merger Agreement and in accordance with the MBCA and the DGCL, at the IFC Effective Time IFC will merge with and into Pinnacle, with Pinnacle being the surviving corporation. Thus, at the IFC Effective Time (i) the separate corporate existence of IFC will terminate, (ii) Pinnacle will succeed to the assets and liabilities of IFC, and
(iii) each outstanding share of IFC Common Stock (other than certain shares specified in the IFC Merger Agreement) will be automatically converted into the right to receive one (1) share of Pinnacle Common Stock. After the IFC Effective Time, the combined corporation will continue its corporate existence under the MBCA and the name "Pinnacle Financial Services, Inc." Pinnacle's Restated Articles of Incorporation, as in effect at the IFC Effective Time, will be the articles of incorporation of the combined corporation and Pinnacle's By-Laws, as in effect immediately prior to the IFC Effective Time, will be the by-laws of the combined corporation. Each share of Pinnacle Common Stock outstanding immediately prior to consummation of the IFC Merger will remain outstanding and unchanged as a result of the IFC Merger.

    CB MERGER. Subject to the terms and conditions of the CB Merger Agreement and in accordance with the MBCA and the DGCL, at the CB Effective Time CB will merge with and into Pinnacle, with Pinnacle being the surviving corporation. Thus, at the CB Effective Time (i) the separate corporate existence of CB will terminate, (ii) Pinnacle will succeed to the assets and liabilities of CB, and
(iii) each outstanding share of CB Common Stock (other than certain shares specified in the CB Merger Agreement) will be automatically converted into the right to receive that number of shares of Pinnacle Common Stock determined by the CB Exchange Ratio. After the CB Effective Time, the combined corporation will continue its corporate existence under the MBCA and the name "Pinnacle Financial Services, Inc." Pinnacle's Restated Articles of Incorporation, as in effect at the CB Effective Time, will be the articles of incorporation of the combined corporation and Pinnacle's By-Laws, as in effect immediately prior to the CB Effective Time, will be the by-laws of the combined corporation. Each share of Pinnacle Common Stock outstanding immediately prior to consummation of the CB Merger will remain outstanding and unchanged as a result of the CB Merger.

    SUBSIDIARY BANK MERGERS. In connection with the IFC Merger, and pursuant to an Agreement and Plan of Merger and Consolidation to be executed by and between Indiana Federal Bank for Savings, a federal savings bank and wholly-owned subsidiary of IFC, and Pinnacle Bank, a Michigan banking corporation and wholly-owned subsidiary of Pinnacle, IndFed Bank will be merged with and into Pinnacle Bank. If only the IFC Merger and the IFC Subsidiary Bank Merger are consummated, then the Board of Directors of Pinnacle Bank following the IFC Subsidiary Bank Merger will consist of 18 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank and nine persons to be named as directors by the Board of Directors of IndFed Bank. The executive officers of Pinnacle Bank following the IFC Subsidiary Bank Merger will be those appointed by the Board of Directors of Pinnacle

Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

    In connection with the CB Merger, and pursuant to the CB Subsidiary Bank Merger Agreement, Community Bank will be merged with and into Pinnacle Bank. If only the CB Merger and the CB Subsidiary Bank Merger are consummated, then the Board of Directors of Pinnacle Bank following the CB Subsidiary Bank Merger will consist of 11 persons. Such persons will include all of the current directors of Pinnacle Bank and two persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank following the CB Subsidiary Bank Merger will consist primarily of members of Pinnacle Bank's senior management, and a number of Community Bank's senior management may be designated as executive officers of the combined bank. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

    If both of the Mergers are consummated and IndFed Bank and Community Bank are both merged with and into Pinnacle, then the Board of Directors of Pinnacle Bank will consist of 21 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank, nine persons to be named as directors by the Board of Directors of IFC, and three persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank will be those appointed by the Board of Directors of Pinnacle Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

MERGER CONSIDERATION

    IFC MERGER. Upon consummation of the IFC Merger, each outstanding share of IFC Common Stock (other than certain shares specified in the IFC Merger Agreement) will be automatically converted into the right to receive one (1) share of Pinnacle Common Stock. The IFC Exchange Ratio of one (1) share of Pinnacle Common Stock for each share of IFC Common Stock was determined through arms-length negotiations between Pinnacle and IFC, each of which was advised during such negotiations by its respective financial advisor.

    At the IFC Effective Time, each option granted by IFC to purchase shares of IFC Common Stock which is outstanding and unexercised immediately prior thereto (excluding any and all IFC Rights, all of which are to be redeemed, and thereby extinguished, terminated and cancelled without any right of exercise, prior to the Effective Time) shall cease to represent a right to acquire shares of IFC Common Stock and shall be converted automatically into an option to purchase shares of Pinnacle Common Stock in the same amount and at the same exercise price subject to the terms of the IFC benefit plans under which they were issued (collectively, the "IFC Stock Plans").

    At the IFC Effective Time, each option granted by Pinnacle to purchase shares of Pinnacle Common Stock which is outstanding and unexercised immediately prior thereto will continue to represent a right to acquire shares of Pinnacle Common Stock and will remain an issued and outstanding option to purchase from Pinnacle, as the surviving corporation, shares of Pinnacle Common Stock in the same amount and at the same exercise price subject to the terms of the Pinnacle benefit plans under which they were issued (collectively, the "Pinnacle Stock Plans") and the agreements evidencing grants thereunder, and will not be affected by the IFC Merger.

    Based upon the number of IFC stock options, Pinnacle stock options, shares of Pinnacle Common Stock, and shares of IFC Common Stock issued and outstanding as of June 16, 1997, and assuming the CB Merger is not consummated, at the IFC Effective Time IFC Stockholders would own shares of Pinnacle Common Stock representing approximately 44% of the then outstanding voting power of Pinnacle. Such percentage would range from approximately 43.6% to 45.6%, depending on whether and to the extent the shares of Pinnacle Common Stock and IFC Common Stock issuable upon exercise or vesting of outstanding Pinnacle Stock Options and IFC Stock Options are issued. (For purposes of calculating such percentages, it was assumed that no additional shares of Pinnacle Common Stock have been issued except as contemplated by the preceding sentence.)

    Based upon the number of IFC stock options, Pinnacle stock options, CB stock options, shares of Pinnacle Common Stock, shares of IFC Common Stock and shares of CB Common Stock issued and outstanding as of June 16, 1997, and assuming the CB Merger is consummated, at the IFC Effective Time IFC Stockholders would own shares of Pinnacle Common Stock representing approximately 39.5% of the then outstanding voting power of Pinnacle. Such percentage would be approximately 39%, depending on whether and to the extent the shares of Pinnacle Common Stock and IFC Common Stock issuable upon exercise or vesting of outstanding Pinnacle stock options and IFC stock options are issued. (For purposes of calculating such percentages, it was assumed that no additional shares of Pinnacle Common Stock have been issued except as contemplated by the preceding sentence.)

    CB MERGER. Upon consummation of the CB Merger, each outstanding share of CB Common Stock (other than certain shares specified in the CB Merger Agreement) will be automatically converted into the right to receive that number of shares of Pinnacle Common Stock determined by dividing $35.00 by the average of the daily averages of the closing bid and the closing ask prices per share of Pinnacle Common Stock as reported by the Nasdaq National Market for the period of fifteen business days ending on the fifth business day prior to the date of consummation of the CB Merger (the "Average Price"); PROVIDED, HOWEVER, (i) that in the event the Average Price is $29.00 or higher, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.2069 shares of Pinnacle Common Stock, and (ii) that in the event the Average Price is $23.00 or lower, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.5217 shares of Pinnacle Common Stock (the "CB Exchange Ratio"). The CB Exchange Ratio was determined through arms-length negotiations between Pinnacle and CB, each of which was advised during such negotiations by its respective financial advisor.

    At the CB Effective Time, each option granted by CB to purchase shares of CB Common Stock (including any option that has been awarded but has not yet vested) which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of CB Common Stock and shall be converted automatically into the right to receive shares of Pinnacle Common Stock in an amount determined by dividing the difference between $35.00 and the exercise price of such option by the Average Price.

    At the CB Effective Time, each option granted by Pinnacle to purchase shares of Pinnacle Common Stock which is outstanding and unexercised immediately prior thereto will continue to represent a right to acquire shares of Pinnacle Common Stock and will remain an issued and outstanding option to purchase from Pinnacle, as the surviving corporation, shares of Pinnacle Common Stock in the same amount and at the same exercise price subject to the terms of the Pinnacle Stock Plans under which they were issued and the agreements evidencing grants thereunder, and will not be affected by the CB Merger.

    Based upon the number of CB stock options, Pinnacle stock options, shares of Pinnacle Common Stock and shares of CB Common Stock issued and outstanding as of June 16, 1997, and assuming the IFC Merger is not consummated, at the CB Effective Time CB stockholders would own shares of Pinnacle Common Stock representing between approximately 17.4% (assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB

Merger) and approximately 17.8% (assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) of the then outstanding voting power of Pinnacle. Such percentages would range from approximately 17.0% (assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) to 17.4% (assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger), depending on whether and to the extent the shares of Pinnacle Common Stock issuable upon exercise or vesting of outstanding Pinnacle stock options are issued. (For purposes of calculating such percentages, it was assumed that no additional shares of Pinnacle Common Stock have been issued except as contemplated by the preceding sentence.)

    Based upon the number of CB stock options, Pinnacle stock options, IFC stock options, shares of CB Common Stock, shares of Pinnacle Common Stock and shares of IFC Common Stock issued and outstanding as of June 16, 1997, and assuming the IFC Merger IS consummated, at the CB Effective Time CB stockholders would own shares of Pinnacle Common Stock representing between approximately 10.5% (assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) and 10.8% (assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) of the then outstanding voting power of Pinnacle. Such percentages would range from approximately 10.3% (assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) to 10.4% (assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger), depending on whether and to the extent the shares of Pinnacle Common Stock and shares of IFC Common Stock issuable upon exercise or vesting of outstanding Pinnacle stock options and IFC stock options are issued. (For purposes of calculating such percentages, it was assumed that no additional shares of Pinnacle Common Stock have been issued except as contemplated by the preceding sentence.)

BACKGROUNDS OF THE MERGERS

    GENERAL. In recent years, both Pinnacle and IFC have achieved substantial growth primarily through mergers and acquisitions. Through these mergers and acquisitions, Pinnacle and IFC have attempted to diversify and expand their respective market areas and asset bases and to increase profitability by combining with financial institutions conducting business in areas in which it already has or expects to gain a significant market position. The Mergers represent a continuation of these acquisition strategies. CB has sought to enhance stockholder value by diversifying its business through various means, including the expansion of the CB Mortgage Purchase Program (pursuant to which CB purchases residential mortgage loans from various mortgage companies prior to the sale of those loans by such mortgage companies in the secondary market). See "THE COMPANIES."

    IFC MERGER. In 1990 and 1993, representatives of IFC and Maco Bancorp, Inc., the Delaware corporation and registered savings and loan holding company acquired by Pinnacle on December 1, 1995, discussed the possibility of a business combination between IFC and Maco. These preliminary discussions, which were initiated by IFC, did not result in any definitive agreements. The representatives of IFC involved in these discussions included Messrs. Peter R. Candela and Donald A. Lesch, the President and Chairman of the Board, respectively, of IFC. The representatives of Maco involved in these discussions included Mr. Cyrus A. Ansary, then a director, an executive officer and a significant stockholder of Maco. (Mr. Ansary became the sole stockholder of Maco in 1992 when Maco acquired the entire equity interest of the only other stockholder of Maco.)

    On December 1, 1995, Pinnacle acquired all of the outstanding capital stock of Maco, for aggregate consideration of $41.9 million through the merger of Maco with and into Pinnacle. As a result of Pinnacle's acquisition of Maco, Mr. Ansary became the largest single stockholder of Pinnacle, with approximately 19.9% of the shares of Pinnacle Common Stock outstanding as of the record date for the Pinnacle Annual Meeting. See "ACQUISITION OF MACO BANCORP, INC."

    On June 13, 1996, Mr. Gary Aloia (then the President and Chief Operating Officer of First Federal and currently a Senior Vice President of Pinnacle
Bank), Mr. Richard L. Schanze, the Chairman and Chief Executive Officer of Pinnacle, and Mr. Arnold L. Weaver, the President of Pinnacle, met with Mr. Lesch to discuss the growth strategies, operating philosophies and performance of Pinnacle and IFC, as well as recent developments affecting Pinnacle and IFC, and regional and national developments in the financial services industry. Although this meeting, which was suggested and initiated by Mr. Aloia (who had known Mr. Lesch professionally and socially since the late 1980s), did not result in any understanding or agreement regarding a business combination, in light of the perceived similarity and compatibility of each institution's business strategies and operating philosophies and the ever-changing market for financial services, Mr. Schanze and Mr. Lesch both felt that a business combination could strengthen the competitive position of both institutions, generate cost savings for both institutions, and enhance acquisition and other business opportunities. Accordingly, they decided that it would be worthwhile to further explore the possibility of Pinnacle and IFC affiliating.

    Following the June 13, 1996 meeting, Mr. Lesch contacted Sandler O'Neill, IFC's financial advisors, regarding the possibility of Pinnacle and IFC affiliating. Similarly, Mr. Schanze contacted ABN AMRO Chicago Corporation, Pinnacle's financial advisors, for the same purpose. Subsequently, Sandler O'Neill, on behalf of IFC, and ABN AMRO Chicago Corporation, on behalf of Pinnacle, began to explore the strategic, business and operational compatibility, as well as the rationale and potential value of a business combination between IFC and Pinnacle.

    In May and June, 1996, IFC had preliminary discussions with another financial institution concerning the possibility of a business combination. A confidentiality agreement was executed and discussions ensued, but no offer was received by IFC. IFC, from time to time, received telephone inquiries relating to potential acquisitions, but none of these inquiries resulted in the submission of a confidentiality agreement or a proposal to be acted upon by IFC.

    During the months of July, August, September, October and November, 1996, Pinnacle's and IFC's financial advisors, as well as Messrs. Schanze, Weaver, and Lesch and/or a small number of senior officers of Pinnacle and IFC, met or otherwise had discussions on multiple occasions to explore the strategic, business and operational compatibility of the two institutions as well as the rationale and potential value of a business combination between IFC and Pinnacle. They also considered and discussed the potential structure and the implications of such a combination. In August 1996, members of Pinnacle's management team commenced a due diligence investigation of IFC and its businesses.

    During the months of July, August, September, October and November, 1996, members of IFC's management team, together with Sandler O'Neill and IFC's legal advisors, commenced a due diligence investigation of Pinnacle.

    On July 2, 1996, Mr. Schanze and Mr. Weaver, together with representatives of ABN AMRO Chicago Corporation met with Mr. Lesch to discuss a business combination model that had been developed by Sandler O'Neill. On July 9, 1996 and August 8, 1996, Mr. Schanze met with Mr. Lesch to discuss general business combination issues. The discussions related to, among other things, the structure and documentation of the potential transaction, strategic and management issues and valuation issues. On August 22, 1996, the parties entered into a customary confidentiality agreement. In addition, following a meeting of Mr. Schanze and Mr. Lesch in August 1996, Pinnacle's and IFC's legal counsels began the process of drafting an agreement regarding a possible business combination of Pinnacle and IFC.

    On September 18, October 3, and October 16, 1996, Mr. Schanze described to the Pinnacle Board the preliminary discussions between Pinnacle and IFC and the then status of the negotiations between Pinnacle and IFC. At such meetings, members of Pinnacle's senior management made presentations that described the results of their due diligence investigation of IFC, the reasons for a possible business combination of Pinnacle and IFC, and the potential benefits to Pinnacle and its stockholders from such a transaction. At those same meetings, ABN AMRO Chicago Corporation discussed the then status of the mergers and acquisitions market and the strategic, business and operational compatibility, rationale and financial aspects of a possible business combination of Pinnacle and IFC, and analyzed the impact of such a transaction on Pinnacle.

    On July 18, August 22, September 19, and October 17, 1996, Mr. Lesch described to the IFC Board the preliminary discussions between Pinnacle and IFC and the then status of the negotiations between Pinnacle and IFC. At such meetings, members of IFC's senior management made presentations that described the results of their due diligence investigation of Pinnacle, the reasons for a possible business combination of Pinnacle and IFC and the potential benefits to IFC and its stockholders from such a transaction. At those same meetings, IFC's financial advisors discussed the strategic, business and operational compatibility, rationale and financial aspects of a possible business combination of Pinnacle and IFC. At the November 14, 1996 meeting of the IFC Board, IFC's legal advisors reviewed the IFC Board's obligations in consideration of the IFC Merger.

    Mr. Schanze and Mr. Lesch continued discussions concerning the proposed transaction and each institution's management team continued to conduct its due diligence investigation of the other institution's businesses. They also continued to negotiate issues in the Original IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements. During the period beginning August 1, 1996 and ending November 14, 1996, the IFC Exchange Ratio was determined by the parties on the basis of arm's-length negotiations between the parties.

    At a special meeting of the Pinnacle Board held on November 14, 1996, Mr. Schanze and senior management of Pinnacle again reviewed the reasons for and the potential benefits of the IFC Merger; Pinnacle's legal advisors reviewed the terms of the Original IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements; and ABN AMRO Chicago Corporation (Pinnacle's financial advisor with respect to the IFC Merger) made a presentation regarding the financial terms and fairness, from a financial point of view, of the IFC Exchange Ratio to holders of Pinnacle Common Stock. After discussion and consideration of the factors discussed below under "--Reasons for the Mergers," the Pinnacle Board (with eight directors present and one director absent) unanimously approved and authorized the execution of the Original IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements.

    At a special meeting of the IFC Board on November 14, 1996, Mr. Lesch and senior management of IFC again reviewed the reasons for and the potential benefits of the IFC Merger; IFC's legal advisors reviewed the terms of the Original IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements; and IFC's financial advisors made a presentation regarding the financial terms and fairness, from a financial point of view, of the IFC Exchange Ratio to holders of IFC Common Stock. After discussion and consideration of the factors discussed below under "--Reasons for the Mergers," the IFC Board (with seven directors present and one director absent) unanimously approved and authorized the execution of the Original IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements.

    The Original IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements were executed by Pinnacle and IFC on November 14, 1996.

    In December 1996, and as further described below, Pinnacle submitted a preliminary indication of interest to acquire all of the outstanding shares of CB Common Stock and advised IFC of its bid and the terms thereof. As Pinnacle's efforts to acquire CB progressed, it prepared a proposed form of IFC Merger Agreement Amendment to permit the potential acquisition of CB by Pinnacle under the Original IFC Merger Agreement. On February 20, 1997, a proposed form IFC Merger Agreement Amendment was presented to the IFC Board.

    At a special meeting of the Pinnacle Board held on February 27, 1997, Mr. Schanze and senior management of Pinnacle reviewed the reasons for and the potential benefits of both the IFC Merger and the CB Merger; Pinnacle's legal advisors reviewed the terms of the IFC Merger Agreement Amendment, the CB Merger Agreement and the CB Stock Option Agreement; and PL Capital, LLC (Pinnacle's financial advisor with respect to the CB Merger) made a presentation regarding the financial terms and fairness, from a financial point of view, of the CB Exchange Ratio to holders of Pinnacle Common Stock. After discussion and consideration of the factors discussed below under "--Reasons for the Mergers," the Pinnacle Board (with eight directors present and no directors absent) unanimously approved and authorized the execution of the IFC Merger Agreement Amendment, the CB Merger Agreement and the CB Stock Option Agreement.

    On February 27, 1997, the IFC Merger Agreement Amendment was executed by Pinnacle and IFC. The IFC Board unanimously ratified (with seven directors present and one director absent) the IFC Merger Agreement Amendment on March 20, 1997 as being in the best interests of IFC and its stockholders.

    CB MERGER. In July 1996, after it had identified CB as a potential acquisition candidate, Pinnacle engaged PL Capital, LLC as its financial advisor with respect to a possible business combination with CB. A representative of PL Capital, LLC then arranged a meeting between Richard L. Schanze, the Chairman and Chief Executive Officer of Pinnacle, and Joseph F. Heffernan, the Chairman of the Board and Chief Executive Officer of CB. On August 6, 1996, Messrs. Schanze and Heffernan, together with representatives of PL Capital, LLC, met to discuss general business issues and a possible business combination of Pinnacle and CB. This meeting did not result in any understanding or agreement regarding a business combination, in part because of Mr. Heffernan's indication that CB was in the process of reviewing its long-term strategies, certain capital issues and various means of enhancing stockholder value.

    In early August 1996, Mr. Heffernan met again with Mr. Schanze to further explore a potential business combination of Pinnacle and CB. In late August, 1996, when PL Capital, LLC contacted Mr. Heffernan to follow up on his discussions with Mr. Schanze, Mr. Heffernan indicated CB would engage a financial advisor to explore a variety of means of enhancing stockholder value, including possible business combinations with other financial institutions.

    On August 28, 1996, the CB Board, taking into account its concerns regarding CB's future ability to remain competitive as well as the continuing consolidation of the banking industry, decided to explore possible merger opportunities with another financial institution as a potential method of enhancing stockholder value. On September 12, 1996, the CB Board engaged Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. to perform investment advisory services, and in particular, to identify prospective merger partners, provide advice regarding any preliminary indications of interest, and assist in any negotiations that might occur. In October and November 1996, Webb contacted 29 potential merger partners (including Pinnacle), which were chosen based on criteria established by Webb and CB. As a result of these contacts, all 29 financial institutions entered into confidentiality agreements with CB and confidential information packets regarding CB were distributed to these 29 institutions.

    CB received preliminary indications of interest from four potential acquirors, one of which was Pinnacle. Pinnacle submitted a preliminary offer of $29-$33 per share to be paid in shares of Pinnacle common stock. A second institution offered cash in the amount of $23.86-$28.63 for each share of CB common stock and option. A third institution offered cash for a total deal value of $35 million. A fourth institution offered cash in the amount of 175% of CB's book value, including the value of any unexercised stock options.

    All four institutions (including Pinnacle) were permitted to conduct due diligence reviews of CB and its businesses during a two week period beginning January 6, 1997.

    On January 7, 1997, Mr. Schanze, Mr. Kolhagen, Mr. Radde, and representatives of PL Capital, LLC met with Mr. Heffernan and a representative of Webb to discuss business issues and a possible business combination between CB and Pinnacle. Mr. Heffernan and the representative of Webb requested Pinnacle to submit an additional proposal outlining the terms of a possible business combination between CB and Pinnacle.

    On January 22, 1997, members of PL Capital, LLC advised the Pinnacle Board of the status of the preliminary discussions between CB and Pinnacle. CB received final written indications of interest from three of the four potential acquirors, one of which was Pinnacle. Pinnacle submitted a final indication of interest to acquire all of the outstanding shares of CB Common Stock for a purchase price of $35.00 for each outstanding share of CB Common Stock and exercisable options, with the price to be paid in the form of Pinnacle Common Stock. The second institution submitted a final indication of interest in which CB stockholders would exchange CB shares for cash of between $20.68-$23.86 per share of CB Common Stock. The third potential acquiror offered to acquire shares of CB Common Stock in a stock for stock transaction valued between approximately $28.20-$33.92 per share. This transaction was dependent upon a number of factors, including the acquiror having the opportunity to raise additional capital and assumptions as to future earnings, prices and market conditions. The fourth party ultimately declined to provide a final bid. The information, both oral and written, provided to the CB Board by Webb, which was considered by the CB Board in deciding to recommend the CB Merger to stockholders, is summarized below and elsewhere in this Joint Proxy Statement/Prospectus.

    On February 4, 1997, the CB Board met to consider, among other things, the three written indications of interest. At this meeting, the CB Board evaluated each of the potential acquirors, the specific terms of each proposal, a pro forma analysis of each proposed transaction and historical stock pricing for CB and the potential acquirors. In considering the proposals, the CB Board considered the risk to stockholders of a deal in which the consideration included stock of a potential acquiror because the consideration to be received would fluctuate with the market price of the acquiror's stock. The CB Board also considered the tax effect of the transactions, acknowledging that the cash for stock transaction would result in 100% of the merger consideration being immediately taxable to stockholders, while the stock for stock transactions, assuming they were structured as tax-free reorganizations, would result in none of the merger consideration being immediately taxable, assuming a stockholder did not immediately sell their stock in the acquiror. On the basis of such evaluation, and given the higher level of consideration being offered by Pinnacle, Pinnacle's strong earnings history and the synergies expected to be produced by a merger with Pinnacle, among other factors, the CB Board concluded that Pinnacle's proposal was the most favorable offer presented and expressed its preliminary view that the Pinnacle proposal appeared to be in the best interests of stockholders. Accordingly, the CB Board authorized CB's senior management to pursue further discussions with Pinnacle. The CB Board also noted that the Pinnacle proposal was attractive because Pinnacle asserted in its preliminary proposal that it intended to retain as many CB employees as possible in a similar capacity and all CB personnel retained would be eligible to participate in Pinnacle's benefit plans.

    On February 5, 1997, representatives of Webb contacted representatives of PL Capital, LLC and informed them that Webb was authorized by the CB Board to negotiate the terms of a definitive agreement with Pinnacle.

    During the next several weeks Pinnacle and CB conducted due diligence reviews of the other party and each continued to negotiate the terms and conditions of the CB Merger Agreement. During this period which ended February 27, 1997, the CB Exchange Ratio was determined by the parties on the basis of arm's-length negotiations between the parties.

    At a special meeting of the Pinnacle Board held on February 27, 1997, Mr. Schanze and senior management of Pinnacle reviewed the reasons for and the potential benefits of both the IFC Merger and the CB Merger; Pinnacle's legal advisors reviewed the terms of the IFC Merger Agreement Amendment, the CB Merger Agreement and the CB Stock Option Agreement; and PL Capital, LLC (Pinnacle's financial advisor with respect to the CB Merger) made a presentation regarding the financial terms and fairness, from a financial point of view, of the CB Exchange Ratio to holders of Pinnacle Common Stock. After discussion and consideration of the factors discussed below under " --Reasons for the Mergers," the

Pinnacle Board (with eight directors present and no directors absent) unanimously approved and authorized the execution of the IFC Merger Agreement Amendment, the CB Merger Agreement and the CB Stock Option Agreement.

    On March 1, 1997, the CB Board held a special meeting to consider the proposed transaction with Pinnacle. Presentations were made by CB's legal counsel and by Webb. The CB Board reviewed the terms and conditions of the CB Merger Agreement and the CB Stock Option Agreement. Webb's presentation included the terms of the proposed transaction. Webb gave an opinion that the consideration to be received in the CB Merger was fair, from a financial point of view, to CB stockholders. Following the CB Board's consideration of the factors discussed above and discussion with Webb, during which the CB Board asked questions related to Webb's presentation and opinion, and in consideration of the negotiation that took place between the parties, the CB Board of Directors unanimously approved the CB Merger Agreement and the CB Stock Option Agreement and authorized their execution and to recommend approval of those agreements by stockholders.

    The CB Merger Agreement and the CB Stock Option Agreement were executed on March 1, 1997.

REASONS FOR THE MERGERS

    GENERAL. The Mergers are expected to create a stronger, more competitive, financial institution with the size and capabilities to better meet the challenges of the ever-changing market for financial products and services in northern Indiana and southwestern Michigan. Moreover, the combined corporation is expected to be able to provide a broader array of financial services and products to the depositors, customers and communities currently served by Pinnacle, IFC and CB, and to take advantage of opportunities for growth and diversification that would not be available to Pinnacle, IFC or CB on its own.

    In reaching their decisions to approve the IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements, the Pinnacle Board and IFC Board each determined that the IFC Merger is in the best interests of their respective institutions and stockholders because of their belief that a "merger of equals" uniting Pinnacle and IFC (two financially sound institutions with complementary businesses and business strategies) will create a stronger combined institution with greater size, flexibility, breadth of services, efficiency, capital strength and profitability than either Pinnacle or IFC possesses on a stand-alone basis or would be able to achieve through internal growth, DE NOVO branching or acquisitions of smaller financial institutions in their respective market areas. The Pinnacle Board and the IFC Board each believes that each institution is currently well managed and possesses compatible management philosophies and strategic focus to that of the other; that each institution will contribute complementary business strengths resulting in a well-diversified combined institution; and that the enhanced capitalization of the combined institution will allow it to take advantage of future acquisition opportunities that might otherwise be unavailable to either institution. The Pinnacle Board and IFC Board believe that the acquisition of CB will further enhance the combined corporation's profitability and competitiveness. Similarly, the CB Board also determined that merging with Pinnacle would create a stronger, more competitive combined corporation better able to take advantage of opportunities that may arise in the future and to enhance profitability.

    The Pinnacle Board, the IFC Board and the CB Board also considered that the Mergers would represent a strategic alliance of Pinnacle, IFC and CB and that stockholders of each entity could realize the expected long-term benefits of such alliance (including, but not limited to, the future stock value and earnings per share of the combined corporation, the combined corporation's financial strength and its consequent enhanced ability to invest in its existing businesses as well as develop new products and services, the cost savings to be realized through consolidation of operations, the potential for cross-marketing services to customers of the combining companies, the opportunity to diversify earnings, the business synergies that might be realized, and the potential effect of the Mergers on the perception of the combined corporation's businesses by the financial markets). In evaluating the Mergers, each of the Pinnacle Board, the IFC Board and the CB Board and their respective managements discussed the critical importance of successfully integrating, and building on the strengths of, the management teams and cultures of the combining companies, and considered the uncertainties inherent in any such combination of sizable companies.

    PINNACLE. In reaching its conclusion to approve the Merger Agreements and the Stock Option Agreements, the Pinnacle Board consulted with Pinnacle management, as well as with its financial and legal advisors, and considered the factors described above under "--General" and a number of additional factors, including the following:

    (i) The Pinnacle Board considered the effectiveness of the Mergers in implementing and accelerating Pinnacle's basic long-term external growth strategy. The Mergers represent a continuation of Pinnacle's acquisition strategy of combining with financial institutions in markets where Pinnacle already has or expects to gain a significant market position. By expanding Pinnacle's existing operations in northern Indiana, the Mergers are expected to provide Pinnacle with a stronger market position in northern Indiana, a significant midwestern market in close proximity to the larger market for financial services in and around metropolitan Chicago, Illinois.

    (ii) The Pinnacle Board analyzed the financial condition, businesses and prospects of Pinnacle, IFC and CB (including, but not limited to, information with respect to their respective recent and historic stock and earnings performance and their respective relatively strong credit position and access to the capital markets). The Pinnacle Board considered the detailed financial analyses, pro forma and other information with respect to Pinnacle and IFC discussed by ABN AMRO Chicago Corporation, its own knowledge of Pinnacle, IFC and their respective businesses, and the results of Pinnacle's due diligence review of IFC's business. The Pinnacle Board also considered the detailed financial analyses, pro forma and other information with respect to Pinnacle and CB discussed by PL Capital, LLC, its own knowledge of Pinnacle, CB and their respective businesses, and the results of Pinnacle's due diligence review of CB's business. The Pinnacle Board also considered the anticipated revenue enhancements and operating efficiencies for the combined corporation and the likelihood that the Mergers, on a pro forma basis, would be accretive to the combined corporation's earnings per share and book value per share in the longer term.

   (iii) The Pinnacle Board considered the oral opinion of ABN AMRO Chicago Corporation, subsequently confirmed in writing, that, as of November 14, 1996, the IFC Exchange Ratio was fair to holders of Pinnacle Common Stock from a financial point of view. The Pinnacle Board also considered the oral opinion of PL Capital, LLC, subsequently confirmed in writing, that, as of February 27, 1997, the CB Exchange Ratio was fair to holders of Pinnacle Common Stock from a financial point of view. See "--Opinions of Pinnacle Financial Advisors."

    (iv) The Pinnacle Board considered the terms of the Merger Agreements, the Pinnacle/IFC Stock Option Agreements (which are reciprocal in nature), and the CB Stock Option Agreement. The Pinnacle Board also considered certain other information regarding the Mergers, including the terms and structure of each of the Mergers, the proposed arrangements with respect to the board of directors and management structure of the combined corporations following the Mergers, and that major business functions would be located in St. Joseph, Michigan even though the corporate headquarters of the combined corporation would be located in Valparaiso, Indiana.

    (v) The Pinnacle Board considered the effect on Pinnacle stockholders' value of Pinnacle continuing as a stand-alone entity compared to the effect of Pinnacle combining with IFC and CB in light of the factors summarized above with respect to the financial condition and prospects of the companies on a stand-alone basis and of the combined corporation. In particular, the Pinnacle Board believed that Pinnacle, as an independent institution, would have reduced opportunities to participate in the consolidation process currently occurring in the financial services industry and to generate cost savings. The Pinnacle Board also noted that the Mergers would not preclude the acquisition of the combined corporation in the future by a larger financial institution.

    (vi) The Pinnacle Board also considered the current and prospective economic and competitive environment facing each institution and other financial institutions, and the likelihood of the Mergers being approved by the appropriate regulatory authorities.

   (vii) The Pinnacle Board considered the anticipated cost savings and operating efficiencies available to the combined corporation from the Mergers. Given the substantial prior experience of both Pinnacle and IFC in effecting successful mergers (including Pinnacle's merger with Maco Bancorp, Inc. in 1995 and IFC's acquisitions of American Bancorp, Inc. and NCB Corp. since 1994), the Pinnacle Board believes that the operations of Pinnacle, IFC and CB can be effectively consolidated and integrated within a reasonable time following the consummation of the Mergers.

  (viii) The Pinnacle Board considered the expectation that the Mergers will be tax-free transactions to Pinnacle and its stockholders.

    (ix) The Pinnacle Board considered the effects of the Mergers on Pinnacle's other constituencies, including its senior management and other employees and the communities and customers served by Pinnacle.

    In reaching its determination to approve and recommend the Mergers, the Pinnacle Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the IFC Merger and the other transactions contemplated by the IFC Merger Agreement, considering, among other things, the matters discussed above and the opinion of ABN AMRO Chicago Corporation referred to above, the Pinnacle Board unanimously (with eight directors present and one director absent) approved and adopted the Original IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements, and the transactions contemplated thereby, as being in the best interests of Pinnacle and its stockholders. After deliberating with respect to the CB Merger and the other transactions contemplated by the CB Merger Agreement, considering, among other things, the matters discussed above and the opinion of PL Capital, LLC referred to above, the Pinnacle Board unanimously (with eight directors present and no directors absent) approved and adopted the IFC Merger Agreement Amendment, the CB Merger Agreement, the CB Stock Option Agreement, and the transactions contemplated thereby, as being in the best interests of Pinnacle and its stockholders. THE PINNACLE BOARD IS UNANIMOUS IN ITS RECOMMENDATION THAT HOLDERS OF PINNACLE COMMON STOCK VOTE "FOR" APPROVAL AND ADOPTION OF EACH OF THE MERGER PROPOSALS.

    IFC. In reaching its conclusion to approve the IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements, the IFC Board consulted with IFC management, as well as with its financial and legal advisors, considered the factors described above under "--General" and a number of additional factors, including the following:

    (i) The IFC Board considered the effectiveness of the IFC Merger in implementing and accelerating IFC's basic long-term external growth strategy. The IFC Merger represents a continuation of IFC's acquisition strategy of combining with financial institutions in markets where IFC already has or expects to gain a significant market position. By expanding IFC's existing operations in northern Indiana and providing IFC immediate access to Pinnacle's existing operations in southwestern Michigan, the IFC Merger is expected to provide IFC with a stronger market position in northern Indiana and with the opportunity to expand into a significant midwestern market in close proximity to its current market.

    (ii) The IFC Board analyzed the financial condition, businesses and prospects of Pinnacle and IFC, including, but not limited to, information with respect to their respective recent and historic stock and earnings performance and their respective relatively strong credit position and access to the capital markets. The IFC Board considered the detailed financial analyses, pro forma and other information with respect to Pinnacle and IFC discussed by Sandler O'Neill, its own knowledge of IFC, Pinnacle and their respective businesses, and the results of IFC's due diligence review of Pinnacle's businesses. The IFC Board also considered the anticipated revenue enhancements and operating efficiencies for the combined corporation and the likelihood that the IFC Merger, on a pro forma basis, would be accretive to the combined corporation's earnings per share and book value per share in the longer term.

   (iii) The IFC Board considered the written opinion of Sandler O'Neill that, as of November 14, 1996, the IFC Exchange Ratio was fair to stockholders of IFC from a financial point of view. See "--Opinion of IFC Financial Advisor."

    (iv) The IFC Board considered the terms of the IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements, which were reciprocal in nature. The IFC Board also considered certain other information regarding the IFC Merger, including the terms and structure of the IFC Merger, the proposed arrangements with respect to the board of directors and management structure of the combined corporation following the Merger, and that the corporate headquarters of the combined corporation would be located in Valparaiso, Indiana, with major business functions being located in St. Joseph, Michigan.

    (v) The IFC Board considered the effect on IFC stockholders' value of IFC continuing as a stand-alone entity compared to the effect of IFC combining with Pinnacle in a "merger of equals" in light of the factors summarized above with respect to the financial condition and prospects of the two companies on a stand-alone basis and of the combined corporation. In particular, the IFC Board believed that IFC, as an independent institution, would have reduced opportunities to participate in the consolidation process currently occurring in the financial services industry and to generate cost savings. The IFC Board also noted that the IFC Merger would not preclude the acquisition of the combined corporation in the future by a larger financial institution.

    (vi) The IFC Board also considered the current and respective economic and competitive environment facing each institution and other financial institutions, and the likelihood of the IFC Merger being approved by the appropriate regulatory authorities.

   (vii) The IFC Board considered the anticipated cost savings and operating efficiencies available to the combined corporation from the IFC Merger. Given the substantial prior experience of both Pinnacle and IFC in effecting successful mergers (including Pinnacle's merger with Maco Bancorp, Inc. in 1995 and IFC's acquisitions of American Bancorp, Inc. and NCB Corp. since 1994), the IFC Board believes that the operations of Pinnacle and IFC can be effectively consolidated and integrated within a reasonable time following the consummation of the IFC Merger.

  (viii) The IFC Board considered the expectation that the IFC Merger will be a tax-free transaction to IFC and its stockholders.

    (ix) The IFC Board considered the effect of the IFC Merger on IFC's other constituencies, including its senior management and other employees, customers and communities served by IFC.

    In reaching its determination to approve and recommend the IFC Merger, the IFC Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the IFC Merger and the other transactions contemplated by the Original IFC Merger Agreement, considering, among other things, the matters discussed above and the opinion of Sandler O'Neill referred to above, the IFC Board unanimously (with seven directors present and one director absent) approved and adopted the Original IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements, and the transactions contemplated thereby, including the Stock Option Agreements, as being in the best interests of IFC and its stockholders. On March 20, 1997, the IFC Board unanimously (with seven directors present and one director absent) ratified the IFC Merger Agreement Amendment as being in the best interests of IFC and its stockholders. THE IFC BOARD IS UNANIMOUS IN ITS RECOMMENDATION THAT HOLDERS OF IFC COMMON STOCK VOTE "FOR" APPROVAL AND ADOPTION OF THE IFC MERGER PROPOSAL.

    CB. In reaching its conclusion to approve the CB Merger Agreement and the CB Stock Option Agreement, the CB Board consulted with CB management, as well as with its financial and legal advisors, considered the factors described above under "--General" and a number of additional factors, including the following:

    (i) The CB Board considered the effectiveness of the CB Merger in implementing and accelerating CB's basic long-term strategy to offer expanded services and possibly to expand its business through acquisitions and otherwise.

    (ii) The CB Board analyzed the financial condition, businesses and prospects of Pinnacle and CB (including IFC, once merged with Pinnacle, as well) including, but not limited to, information with respect to their respective recent and historic stock and earnings performance and their respective relatively strong credit position and access to the capital markets. The CB Board considered the detailed financial analyses, pro forma and other information with respect to Pinnacle and CB discussed by Webb, its own knowledge of CB, Pinnacle and IFC and their respective businesses, and the results of CB's due diligence review of Pinnacle's businesses. The CB Board also considered the anticipated revenue enhancements and operating efficiencies for the combined corporation and the likelihood that the CB Merger, on a pro forma basis, would be accretive to the combined corporation's earnings per share and book value per share in the longer term.

   (iii) The CB Board considered the written opinion of Webb that, as of March 1, 1997, the CB Exchange Ratio was fair to stockholders of CB from a financial point of view. See "--Opinion of CB Financial Advisor."

    (iv) The CB Board considered the terms of the CB Merger Agreement, the CB Stock Option Agreement, the IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements. The CB Board also considered certain other information regarding the CB Merger, including the terms and structure of the CB Merger and the IFC Merger, the proposed arrangements with respect to the board of directors and management structure of the combined corporation following the CB Merger and the IFC Merger, and that the corporate headquarters of the combined corporation would be located in Valparaiso, Indiana, with major business functions being located in St. Joseph, Michigan.

    (v) The CB Board considered the effect on CB stockholders' value of CB continuing as a stand-alone entity compared to the effect of CB combining with Pinnacle in light of the factors summarized above with respect to the financial condition and prospects of the two companies on a stand-alone basis and of the combined corporation. In particular, the CB Board believed that CB, as an independent institution, would have fewer opportunities to participate in the consolidation process currently occurring in the financial services industry and to generate cost savings. The CB Board also noted that the CB Merger would not preclude the acquisition of the combined corporation in the future by a larger financial institution.

    (vi) The CB Board also considered the current and respective economic and competitive environment facing each institution and other financial institutions, and the likelihood of the CB Merger being approved by the appropriate regulatory authorities.

   (vii) The CB Board considered the anticipated cost savings and operating efficiencies available to the combined corporation from the CB Merger. Given the substantial prior experience of Pinnacle in effecting successful mergers, the CB Board believes that the operations of Pinnacle and CB can be effectively consolidated and integrated within a reasonable time following the CB Closing Date.

  (viii) The CB Board considered the expectation that the CB Merger will be a tax-free transaction to CB and its stockholders.

    (ix) The CB Board considered the effect of the CB Merger on CB's other constituencies, including its senior management and other employees, customers and communities served by CB.

    The foregoing discussion of the information and factors considered by the CB Board is not intended to be exhaustive but includes all material factors considered by the CB Board. In reaching its determination to approve and recommend the CB Merger, the CB Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the CB Merger and the other transactions contemplated by the CB Merger Agreement, considering, among other things, the matters discussed above and the opinion of Webb referred to above, the CB Board unanimously approved and adopted the CB Merger Agreement, the CB Stock Option Agreement, and the transactions contemplated thereby, as being in the best interests of CB and its stockholders. THE CB BOARD IS UNANIMOUS IN ITS RECOMMENDATION THAT HOLDERS OF CB COMMON STOCK VOTE "FOR" APPROVAL AND ADOPTION OF THE CB MERGER PROPOSAL.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    PINNACLE. For the reasons described above, at the meeting held on November 14, 1996, the Pinnacle Board unanimously (with eight directors present and one director absent) approved and adopted the Original IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements and the transactions contemplated thereby as being in the best interests of Pinnacle and its stockholders. In addition, for the reasons described above, at the meeting held on February 27, 1997, the Pinnacle Board unanimously (with eight directors present and no directors absent) approved and adopted the IFC Merger Agreement Amendment, the CB Merger Agreement, the CB Stock Option Agreement and the transactions contemplated thereby as being in the best interests of Pinnacle and its stockholders. THE PINNACLE BOARD RECOMMENDS THAT PINNACLE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE PINNACLE BOARD NOMINEES AS DIRECTORS OF PINNACLE, FOR THE APPROVAL AND ADOPTION OF THE IFC MERGER PROPOSAL (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE IFC MERGER AND OF THE ISSUANCE OF SHARES OF PINNACLE COMMON STOCK TO HOLDERS OF SHARES OF IFC COMMON STOCK), AND FOR the approval and adoption of the CB Merger Proposal (which approval and adoption shall constitute, among other things, approval of the CB Merger and of the issuance of shares of Pinnacle Common Stock to holders of shares of CB Common Stock).

    IFC. For the reasons described above, at the meeting held on November 14, 1996, the IFC Board unanimously (with seven directors present and one director absent) approved and adopted the Original IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements and the transactions contemplated thereby as being in the best interests of IFC and its stockholders. For the reasons described above, at the meeting held on March 20, 1997, the IFC Board unanimously (with seven directors present and one director absent) ratified the IFC Merger Agreement Amendment and the transactions contemplated thereby as being in the best interests of IFC and its stockholders. THE IFC BOARD RECOMMENDS THAT IFC STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE IFC BOARD NOMINEES AS DIRECTORS OF IFC, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF IFC, AND FOR THE APPROVAL AND ADOPTION OF THE IFC MERGER PROPOSAL (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE IFC MERGER AND OF THE CONVERSION OF SHARES OF IFC COMMON STOCK INTO SHARES OF PINNACLE COMMON STOCK).

    CB. For the reasons described above, at the meeting held on March 1, 1997, the CB Board unanimously (with seven directors present and no directors absent) approved and adopted the CB Merger Agreement, the CB Stock Option Agreement and the transactions contemplated thereby as being in the best interests of CB and its stockholders. THE CB BOARD RECOMMENDS THAT CB STOCKHOLDERS VOTE FOR THE CB MERGER PROPOSAL.

OPINIONS OF PINNACLE FINANCIAL ADVISORS

    IFC MERGER--GENERAL. Pursuant to an engagement letter dated July 16, 1996 between Pinnacle and ABN AMRO Chicago Corporation, Pinnacle retained ABN AMRO Chicago Corporation to act as its sole financial advisor in connection with the IFC Merger and related matters. As part of its engagement, ABN

AMRO Chicago Corporation agreed, if requested by Pinnacle, to render an opinion with respect to the fairness from a financial point of view to Pinnacle stockholders of the consideration to be paid by Pinnacle in the IFC Merger. ABN AMRO Chicago Corporation is a nationally recognized specialist in the financial services industry in general and in midwestern banks and thrifts in particular. ABN AMRO Chicago Corporation is regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. Pinnacle selected ABN AMRO Chicago Corporation as its financial advisor based upon its qualifications, expertise and reputation in such capacity, as well as ABN AMRO Chicago Corporation's existing relationship and familiarity with Pinnacle.

    At the November 14, 1996 meeting of the Pinnacle Board, ABN AMRO Chicago Corporation delivered its oral opinion that the consideration to be paid by Pinnacle in the IFC Merger (the amount of which was determined by Pinnacle and IFC on the basis of arm's-length negotiations between Pinnacle and IFC) was fair to Pinnacle stockholders from a financial point of view as of November 14, 1996. ABN AMRO Chicago Corporation subsequently delivered to the Pinnacle Board a written opinion dated as of the date of this Joint Proxy Statement/Prospectus confirming its oral opinion. No limitations were imposed by Pinnacle on ABN AMRO Chicago Corporation with respect to the investigations made or the procedures followed in rendering its opinion.

    THE FULL TEXT OF ABN AMRO CHICAGO CORPORATION'S WRITTEN OPINION TO THE PINNACLE BOARD, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY ABN AMRO CHICAGO CORPORATION, IS ATTACHED HERETO AS ANNEX E AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF ABN AMRO CHICAGO CORPORATION'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. ABN AMRO CHICAGO CORPORATION'S OPINION IS ADDRESSED TO THE PINNACLE BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF PINNACLE OR IFC OR CB AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE PINNACLE ANNUAL MEETING, THE IFC ANNUAL MEETING OR THE CB SPECIAL MEETING.

    In connection with its opinion, ABN AMRO Chicago Corporation has, among other things: (i) reviewed the IFC Merger Agreement and this Joint Proxy Statement/Prospectus; (ii) reviewed certain historical business and financial information relating to Pinnacle and IFC; (iii) reviewed other pertinent internally-generated reports with regard to the separate businesses and prospects of Pinnacle and IFC including, among other things, the strategic objectives of each corporation and the potential benefits which might be realized through consummation of the IFC Merger; (iv) participated in senior management discussions of Pinnacle and IFC with regard to said strategic objectives which might be realized through consummation of the IFC Merger; (v) reviewed public information regarding other selected comparable publicly-traded companies deemed relevant to the proposed business combination; (vi) reviewed the financial terms and data of selected comparable business combinations between banks, thrifts and bank and thrift holding companies deemed relevant to the proposed business combination; (vii) reviewed the historical market performance and trading volume of Pinnacle Common Stock and IFC Common Stock;
(viii) reviewed certain information pertaining to prospective cost savings and/or revenue enhancements relative to the proposed business combination; (ix) reviewed and evaluated the current stock distribution and ownership of Pinnacle Common Stock and IFC Common Stock, as well as the pro forma distribution and ownership following consummation of the IFC Merger, based upon the contribution of Pinnacle's assets, liabilities, stockholders' equity and earnings to the combined entity; and (x) conducted such other financial studies, analyses and investigations as ABN AMRO Chicago Corporation deemed appropriate. The oral and written opinions provided by ABN AMRO Chicago Corporation to Pinnacle were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

    In connection with its review and arriving at its opinion, ABN AMRO Chicago Corporation relied upon the accuracy and completeness of the financial information and other pertinent information provided by Pinnacle and IFC to ABN AMRO Chicago Corporation for purposes of rendering its opinion. ABN

AMRO Chicago Corporation did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for Pinnacle and IFC and provided to ABN AMRO Chicago Corporation by the respective managements, as well as projections of cost savings, revenue enhancements and operating synergies, ABN AMRO Chicago Corporation assumed that these materials had been reasonably prepared on bases reflecting the best available estimates and judgments of Pinnacle and IFC as to the future performance of the separate and combined entities and that the projections provided a reasonable basis upon which ABN AMRO Chicago Corporation could form its opinion. Neither Pinnacle nor IFC publicly discloses such internal management projections of the type provided to ABN AMRO Chicago Corporation in connection with ABN AMRO Chicago Corporation's role as financial advisor to Pinnacle in review of the IFC Merger. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, but notwithstanding, factors relative to the general economic and competitive conditions facing Pinnacle and IFC. Accordingly, actual results could vary significantly from those set forth in the respective projections.

    ABN AMRO Chicago Corporation does not claim to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect thereto and therefore assumes that such allowances for Pinnacle and IFC are adequate to cover such losses. In addition, ABN AMRO Chicago Corporation does not assume responsibility for the review of individual credit files nor make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Pinnacle or IFC, nor was ABN AMRO Chicago Corporation provided with such appraisals. Furthermore, ABN AMRO Chicago Corporation assumes that the IFC Merger will be consummated in accordance with the terms set forth in the IFC Merger Agreement, without any waiver of any material terms or conditions by Pinnacle and that obtaining the necessary regulatory approvals for the IFC Merger will not have an adverse effect on either separate institution or the combined entity. Moreover, in each analysis that involves per share data for Pinnacle or the combined entity, ABN AMRO Chicago Corporation adjusted the data to reflect full dilution, i.e. the exercise of all outstanding options and/or warrants. In particular, ABN AMRO Chicago Corporation assumes that the IFC Merger will be recorded as a "pooling-of-interests" in accordance with generally accepted accounting principles.

    In connection with rendering its opinion to the Pinnacle Board, ABN AMRO Chicago Corporation performed a variety of financial and comparative analyses which are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by ABN AMRO Chicago Corporation. Moreover, ABN AMRO Chicago Corporation believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, ABN AMRO Chicago Corporation also accounted for the assessment of general economic, financial market and other financial conditions. Furthermore, ABN AMRO Chicago Corporation drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its knowledge of the banking industry on a whole. Any estimates contained in ABN AMRO Chicago Corporation's analyses were not necessarily indicative of future results or values which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals or necessarily reflect the prices at which companies or their respective securities actually may be sold. Most notably, none of the analyses performed by ABN AMRO Chicago Corporation were assigned a greater significance by ABN AMRO Chicago Corporation than any other in deriving its opinion.

    The analyses performed by ABN AMRO Chicago Corporation in rendering its opinion are briefly described below.

    IFC MERGER--COMPARABLE COMPANY ANALYSIS. ABN AMRO Chicago Corporation reviewed and compared actual stock market data and actual and estimated selected financial information for selected peer groups of companies comparable to (i) Pinnacle with corresponding information for 20 publicly-traded midwestern banking organizations with assets between $750 million and $1.5 billion (the "AACC Selected Pinnacle Peer Group"); (ii) the combined entity with information for 28 publicly-traded banking organizations with assets between $1.5 billion and $2.5 billion (the "AACC Selected Post-Merger Bank Peer Group"); and (iii) the combined entity with information for 20 publicly-traded thrift organizations with assets between $1.5 billion and $2.5 billion (the "AACC Selected Post-Merger Thrift Peer Group").

    The AACC Selected Pinnacle Peer Group consisted of: Republic Bancorp Inc., Owosso, MI; First Financial Corporation, Terre Haute, IN; Peoples First Corporation, Paducah, KY; Mid-America Bancorp, Louisville, KY; Heritage Financial Services, Tinley Park, IL; Irwin Financial Corporation, Columbus, IN; F&M Bancorporation, Inc., Kaukauna, WI; Area Bancshares Corporation, Owensboro, KY; Pinnacle Banc Group, Inc., Oak Brook, IL; Mississippi Valley Bancshares, St. Louis, MO; National City Bancshares, Inc., Evansville, IN; CBT Corporation, Paducah, KY; Farmers Capital Bank Corp., Frankfort, KY; Second Bancorp, Inc., Warren, OH; National City Bancorporation, Minneapolis, MN; Citizens Bancshares, Salineville, OH; Independent Bank Corporation, Ionia, MI; Michigan Financial Corporation, Marquette, MI; First Oak Brook Bancshares, Oak Brook, IL; and Old Second Bancorp, Inc., Aurora, IL.

    The analysis of the AACC Selected Pinnacle Peer Group indicated, among other things, that based on the market prices as of November 7, 1996 and financial data as of June 30, 1996 or September 30, 1996, (i) the average multiple of price to respective last twelve months' earnings was 13.4 for the AACC Selected Pinnacle Peer Group as compared to a corresponding multiple of 16.6 for Pinnacle, (ii) the average multiple of price to 1996 estimated earnings was 12.7 for the AACC Selected Pinnacle Peer Group (based on a published consensus market estimate) as compared to a corresponding multiple of 13.8 for Pinnacle (also based on a published consensus market estimate), (iii) the average multiple of price to 1997 estimated earnings was 11.5 for the AACC Selected Pinnacle Peer Group (based on a published consensus market estimate) as compared to a corresponding multiple of 12.1 for Pinnacle (also based on a published consensus market estimate), (iv) the average ratio of price to book value per share was 170.5% for the AACC Selected Pinnacle Peer Group as compared to a corresponding ratio of 197.8% for Pinnacle, (v) the average ratio of price to tangible book value per share was 182.3% for the AACC Selected Pinnacle Peer Group as compared to a corresponding ratio of 243.4% for Pinnacle, (vi) the average ratio of tangible equity as a percentage of tangible assets was 8.92% for the AACC Selected Pinnacle Peer Group as compared to a corresponding ratio of 6.58% for Pinnacle, (vii) the average return on average assets was 1.27% for the AACC Selected Pinnacle Peer Group as compared to a corresponding return of 0.94% for Pinnacle, (viii) the average return on average equity was 13.5% for the AACC Selected Pinnacle Peer Group as compared to a corresponding return of 12.0% for Pinnacle, (ix) the average ratio of non-performing assets as a percentage of total assets was 0.52% for the AACC Selected Pinnacle Peer Group as compared to a corresponding ratio of 0.29% for Pinnacle, and (x) the average ratio of loan loss reserves as a percentage of non-performing assets was 248.8% for the AACC Selected Pinnacle Peer Group as compared to a corresponding ratio of 353.6% for Pinnacle.

    The AACC Selected Post-Merger Bank Peer Group consisted of: First Commonwealth Financial, Indiana, PA; Trust Company of New Jersey, Jersey City, NJ; Community First Bankshares, Fargo, ND; Hancock Holding Company, Gulfport, MS; United Bankshares, Inc., Charleston, WV; First Financial Bancorp., Hamilton, OH; Mid Am, Inc., Bowling Green, OH; Corus Bankshares, Inc., Chicago, IL; F & M National Corporation, Winchester, VA; Jefferson Bankshares, Inc., Charlottesville, VA; USBANCORP Inc., Johnstown, PA; UST Corporation, Boston, MA; 1st Source Corporation, South Bend, IN; Chittenden Corporation, Burlington, VT; Trans Financial, Inc., Bowling Green, KY; Firstbank of Illinois Co., Springfield, IL; First Commerce Bancshares, Lincoln, NE; Pikeville National Corporation, Pikeville, KY; F.N.B. Corporation, Hermitage, PA; Hubco, Inc., Mahwah, NJ; First Western Bancorp Inc., New Castle, PA; Silicon Valley Bancshares, Santa Clara, CA; Chemical Financial Corporation, Midland, MI; Capital

Bancorp, Miami, FL; Brenton Banks, Inc., Des Moines, IA; Park National Corporation, Newark, OH; and Carolina First Corporation, Greenville, SC.

    The analysis of the AACC Selected Post-Merger Bank Peer Group indicated, among other things, that based on the market prices as of November 7, 1996 and financial data as of June 30, 1996 or September 30, 1996, (i) the average multiple of price to respective last twelve months' earnings was 14.0, (ii) the average multiple of price to 1996 estimated earnings was 13.0 (based on a published consensus market estimate), (iii) the average multiple of price to 1997 estimated earnings was 11.7 (based on a published consensus market estimate), (iv) the average ratio of price to book value per share was 183.7%,
(v) the average ratio of price to tangible book value per share was 193.7%, (vi) the average ratio of tangible equity as a percentage of tangible assets was 8.27%, (vii) the average return on average assets was 1.20%, (viii) the average return on average equity was 13.6%, (ix) the average ratio of non-performing assets as a percentage of total assets was 0.69%, and (x) the average ratio of loan loss reserves as a percentage of non-performing assets was 278.8%.

    The AACC Selected Post-Merger Thrift Peer Group consisted of: PFF Bancorp, Inc., Pomona, CA; Standard Financial, Inc., Chicago, IL; America First Financial Fund, San Francisco, CA; Bankers Corp., Perth Amboy, NJ; BankAtlantic Bancorp, Inc., Fort Lauderdale, FL; CENFED Financial Corp., Pasadena, CA; First Republic Bancorp, San Francisco, CA; Commonwealth Bancorp, Inc., Valley Forge, PA; Northwest Savings Bank, MHC, Warren, PA; ML Bancorp, Inc., Villanova, PA; Reliance Bancorp, Inc., Garden City, NY; Anchor BanCorp Wisconsin, Madison, WI; InterWest Bancorp, Inc., Oak Harbor, WA; Haven Bancorp, Inc., Woodhaven, NY; Harris Savings Bank, MHC, Harrisburg, PA; Sterling Financial Corp., Spokane, WA; JSB Financial, Inc., Lynbrook, NY; First Financial Holdings Inc., Charleston, SC; CFX Corporation, Keene, NH; and First Colorado Bancorp, Inc., Lakewood, CO.

    The analysis of the AACC Selected Post-Merger Thrift Peer Group indicated, among other things, that based on the market prices as of November 7, 1996 and financial data as of June 30, 1996 or September 30, 1996, (i) the average multiple of price to respective last twelve months' earnings was 14.8, (ii) the average multiple of price to 1996 estimated earnings was 12.4 (based on a published consensus market estimate), (iii) the average multiple of price to 1997 estimated earnings was 11.2 (based on a published consensus market estimate), (iv) the average ratio of price to book value per share was 128.0%,
(v) the average ratio of price to tangible book value per share was 137.5%, (vi) the average ratio of tangible equity as a percentage of tangible assets was 7.51%, (vii) the average return on average assets was 0.70%, (viii) the average return on average equity was 8.1%, (ix) the average ratio of non-performing assets as a percentage of total assets was 0.95%, and (x) the average ratio of loan loss reserves as a percentage of non-performing assets was 150.8%.

    IFC MERGER--COMPARABLE TRANSACTIONS ANALYSIS. ABN AMRO Chicago Corporation reviewed and compared actual information for comparable pending or closed transactions it deemed pertinent to the IFC Merger, including: (i) twenty midwestern thrift transactions with sellers' assets between $500 million and $1.5 billion (the "AACC Selected Thrift Transactions"); and (ii) thirteen merger-of-equals transactions involving banks and/or thrifts with assets between $100 million and $5.0 billion (the "AACC Selected Merger-of-Equals").

    The AACC Selected Thrift Transactions were (note: selling company is in italics): Mutual Savings Bank, Milwaukee, WI/FIRST FEDERAL BANCSHARES, EAU CLAIRE, WI; MAF Bancorp, Clarendon Hills, IL/N.S. BANCORP, Chicago, IL; Commercial Federal, Omaha, NE/RAILROAD FINANCIAL, WICHITA, KS; CNB Bancshares Inc., Evansville, IN/UFBANCORP INC., EVANSVILLE, IN; Fifth Third Bancorp, Cincinnati, OH/FALLS FINANCIAL INC., CUYAHOGA FALLS, OH; NBD Bancorp, Detroit, Ml/DEERBANK CORP, DEERFIELD, IL; Firstar Corp, Milwaukee, WI/INVESTORS BANK CORP, WAYZATA, MN; FirstMerit Corp, Akron, OH/CIVISTA CORPORATION, CANTON, OH; NBD Bancorp, Detroit, MI/AMERIFED FINANCIAL CORP, JOLIET, IL; First Banks, Inc., Creve Coeur, MO/ RIVER VALLEY FSB, PEORIA, IL; Fifth Third Bancorp, Cincinnati, OH/CUMBERLAND FEDERAL, LOUISVILLE, KY; Roosevelt Financial, Chesterfield, MO/HOME FEDERAL BANCORP OF MO, ST. LOUIS, MO; Mercantile Bancorp,

St. Louis, MO/UNITED POSTAL BANCORP, ST. LOUIS, MO; Huntington Bancshares, Columbus, OH/ RAILROADMEN'S FS&LA, INDIANAPOLIS, IN; Standard Federal Bank, Troy, MI/HERITAGE BANKCORP, TAYLOR, MI; PNC Bank Corp, Pittsburgh, PA/GATEWAY FED CORP, CINCINNATI, OH; Metropolitan Financial, Minneapolis, MN/WESTERN FINANCIAL, OVERLAND PARK, KS; TCF Financial Corp, Minneapolis, MN/REPUBLIC CAPITAL GROUP, MILWAUKEE, WI; Charter One Financial, Cleveland, OH/WOMEN'S FEDERAL SB, CLEVELAND, OH; and First Financial Corp, Stevens Point, WI/UNITED FEDERAL BANK, GALESBURG, IL.

    The analysis of the AACC Selected Thrift Transactions indicated, among other things, that based on the announced transaction value, (i) the average multiple of deal price to respective last twelve months' earnings was 13.7, (ii) the average ratio of deal price to book value per share was 154.4%, (iii) the average ratio of deal price to tangible book value per share was 164.2%, and
(iv) the average tangible book premium as a percentage of core deposits was 6.86%. For the IFC Merger, the multiple of transaction value to last twelve months earnings was 17.3, the ratio of transaction value to book value was 166.0%, the ratio of transaction value to tangible book value was 177.9%, and the tangible book premium as a percentage of core deposits was 8.25%.

    The AACC Selected Merger-of-Equals were: Hinsdale Financial Corp, Hinsdale, IL/Liberty Bancorp, Chicago, IL; United Security Bancshares, Thomasville, AL/First Bancshares, Grove Hill, AL; Mid-Peninsula Bancorp, Palo Alto, CA/ Cupertino National Bancorp, Cupertino, CA; Northern IL Financial, Wauconda, IL/Premier Financial Services, Freeport, IL; Home Interstate Bancorp, Signal Hill, CA/CU Bancorp, Encino, CA; Republic Bancorp., Philadelphia, PA/ExecuFirst Bancorp, Philadelphia, PA; National Bankshares, Blacksburg, VA/Bank of Tazewell County, Tazewell, VA; National Commerce Corp, Birmingham, AL/Alabama National, Shoal Creek, AL; New England Commercial Bancorp, Windsor, CT/ Equity Bank, Wethersfield, CT; Main Street Community, Waltham, MA/Lexington Savings Bank, Lexington, MA; Commercial Bancorp, Salem, OR/West Coast Bancorp, Newport, OR; Community Bancorp, Rhinebeck, NY/Fishkill National, Beacon, NY; and Triangle Bancorp, Raleigh, NC/New East Bancorp, Raleigh, NC.

    The analysis of the AACC Selected Merger-of-Equals indicated, among other things, that based on the announced transaction value (note: deal pricing assumes the "seller" to be the merger partner listed second in each transaction above), (i) the average multiple of deal price to respective last twelve months' earnings was 12.2, (ii) the average ratio of deal price to book value per share was 125.7%, (iii) the average ratio of deal price to tangible book value per share was 139.5%; and (iv) the average tangible book premium as a percentage of core deposits was 4.46%. For the IFC Merger, the multiple of transaction value to last twelve months earnings was 17.3, the ratio of transaction value to book value was 166.0%, the ratio of transaction value to tangible book value was 177.9%, and the tangible book premium as a percentage of core deposits was 8.25%.

    IFC MERGER--CONTRIBUTION ANALYSIS. ABN AMRO Chicago Corporation analyzed the contribution of each of Pinnacle and IFC to, among other things, the pro forma assets, common equity and tangible common equity of the combined entity as of September 30, 1996. This analysis showed, among other things, that Pinnacle would have contributed 55.7%, 51.3% and 47.8% of the pro forma assets, common equity and tangible common equity, respectively, of the combined entity at September 30, 1996. Similarly, ABN AMRO Chicago Corporation analyzed the contribution to pro forma net income for the projected years ending December 31, 1996, 1997 and 1998, which showed that Pinnacle would have contributed, for such periods, 59.1%, 60.1%, and 57.2%, respectively to the net income of the combined entity. Based upon the IFC Exchange Ratio set forth in the IFC Merger Agreement, and assuming the CB Merger is not consummated, the holders of Pinnacle Common Stock will then own approximately 55.4% of the outstanding common stock of the combined entity upon completion of the IFC Merger.

    IFC MERGER--ACCRETION/DILUTION ANALYSIS. On the basis of the range of projections prepared by the respective managements of Pinnacle and IFC, for the calendar years 1997, 1998, 1999, 2000, 2001 and the range of projected net cost savings, revenue enhancements and synergy benefits provided to ABN AMRO

Chicago Corporation, ABN AMRO Chicago Corporation compared pro forma net income, book value and tangible book value for the combined entity to the stand-alone projections for Pinnacle. This analysis assumed synergistic after-tax cost savings for the calendar years 1997, 1998, 1999, 2000, 2001 and transaction expenses, which are assumed to be incurred in 1997, in accordance with the range of projections provided to ABN AMRO Chicago Corporation.

    The accretion/dilution analysis showed, among other things, that the IFC Merger would result in a projected earnings dilution of 16.7% in 1997 for holders of Pinnacle Common Stock, after accounting for one-time expenses related to the transaction, and earnings accretion of 2.0%, 1.6%, 1.3% 0.9%, in calendar years 1998, 1999, 2000, 2001 respectively. The analysis also showed that the IFC Merger would result in accretion to book value ranging from 3.4% to 8.0%, and accretion to tangible book value ranging from 5.5% to 14.1%.

    IFC MERGER--DISCOUNTED CASH FLOW ANALYSIS. ABN AMRO Chicago Corporation performed discounted cash flow analyses with regard to Pinnacle on a stand-alone basis and with regard to the combined entity, using the earnings and cost savings projections provided by Pinnacle and IFC. ABN AMRO Chicago Corporation utilized a range of discount rates between 12.5% and 17.5% as well as a range of terminal multiples applied to calendar year 2001 projected earnings of $3.06 and $3.09 on a stand-alone basis and a pro forma basis, respectively. The discount rates were selected by ABN AMRO Chicago Corporation as reasonable estimates of the cost of capital to Pinnacle and of the combined entity. The selected terminal rates reflect the range of price-to-earnings multiples paid in similar merger transactions. The analyses resulted in ranges of present values between $20.94 and $32.49 per share on a stand-alone basis and in ranges of present values between $21.06 and $32.70 per share on a pro forma combined basis.

    IFC MERGER--OTHER ANALYSES. ABN AMRO Chicago Corporation also reviewed certain other information regarding selected pro forma industry rankings, the institutional and inside ownership of Pinnacle Common Stock and IFC Common Stock and the historical performance, trading volume and other relevant market information of Pinnacle Common Stock and IFC Common Stock.

    No other company used as a comparison in the above analyses is identical to Pinnacle, IFC or the combined entity; and no other transaction is identical to the IFC Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial market and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which Pinnacle, IFC and the combined entity are being compared.

    For its financial advisory services provided to Pinnacle, upon closing of the IFC Merger, ABN AMRO Chicago Corporation will be paid a fee of $500,000. In addition, Pinnacle has agreed to reimburse ABN AMRO Chicago Corporation for all reasonable out-of-pocket expenses, not to exceed $10,000, incurred by it on Pinnacle's behalf, as well as indemnify ABN AMRO Chicago Corporation against certain liabilities, including any which may arise under the federal securities laws.

    ABN AMRO Chicago Corporation is a member of all principal securities exchanges in the United States; and in its conduct of its broker-dealer activities has from time to time purchased securities from, and sold securities to, Pinnacle and/or IFC. As a market maker, ABN AMRO Chicago Corporation had also purchased and sold the securities of Pinnacle and/or IFC for ABN AMRO Chicago Corporation's own account and for the accounts of its customers. Two affiliates of ABN AMRO Chicago Corporation manage limited partnerships which invest in publicly-traded securities of banking institutions. Additionally, ABN AMRO Chicago Corporation manages two group trusts which invest in publicly-traded securities of banking institutions. Together, these investment pools, known as The Banc Funds, have reported ownership of 30,400 shares of Pinnacle Common Stock and 120,015 shares of IFC Common Stock.

    CB MERGER--GENERAL. Pursuant to an engagement letter dated July 29, 1996, as amended March 24, 1997, between Pinnacle and PL Capital, LLC, Pinnacle retained PL Capital, LLC to act as its sole financial advisor in connection with the CB Merger and related matters. As part of its engagement, PL Capital, LLC agreed, if requested by Pinnacle, to render an opinion with respect to the fairness from a financial point of view to Pinnacle stockholders of the consideration to be paid by Pinnacle in the CB Merger. PL Capital, LLC is a recognized specialist in the financial services industry in general and in midwestern banks and thrifts in particular. PL Capital, LLC is regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions. Pinnacle selected PL Capital, LLC as its financial advisor based upon its qualifications, expertise and reputation in such capacity, as well as PL Capital, LLC's existing relationship and familiarity with Pinnacle.

    At the February 27, 1997 meeting of the Pinnacle Board, PL Capital, LLC delivered its oral opinion that the consideration to be paid by Pinnacle in the CB Merger (the amount of which was determined by Pinnacle and CB on the basis of arm's-length negotiations between Pinnacle and CB) was fair to Pinnacle stockholders from a financial point of view. PL Capital, LLC subsequently delivered to the Pinnacle Board a written opinion dated as of the date of this Joint Proxy Statement/Prospectus confirming its oral opinion. No limitations were imposed by Pinnacle on PL Capital, LLC with respect to the investigations made or the procedures followed in rendering its opinion.

    THE FULL TEXT OF PL CAPITAL, LLC'S WRITTEN OPINION TO THE PINNACLE BOARD, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY PL CAPITAL, LLC, IS ATTACHED HERETO AS ANNEX F AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF PL CAPITAL, LLC'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. PL CAPITAL, LLC'S OPINION IS ADDRESSED TO THE PINNACLE BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF PINNACLE OR IFC OR CB AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE PINNACLE ANNUAL MEETING, THE IFC ANNUAL MEETING OR THE CB SPECIAL MEETING.

    In connection with its opinion, PL Capital, LLC has, among other things: (i) reviewed the CB Merger Agreement and this Joint Proxy Statement/Prospectus; (ii) reviewed certain historical business and financial information relating to Pinnacle and CB; (iii) reviewed other pertinent internally-generated reports with regard to the separate businesses and prospects of Pinnacle and CB including, among other things, the strategic objectives of each corporation and the potential benefits which might be realized through consummation of the CB Merger; (iv) participated in senior management discussions of Pinnacle and CB with regard to said strategic objectives which might be realized through consummation of the CB Merger; (v) reviewed public information regarding other selected comparable publicly-traded companies deemed relevant to the proposed business combination; (vi) reviewed the financial terms and data of selected comparable business combinations between banks, thrifts and bank and thrift holding companies deemed relevant to the proposed business combination; (vii) reviewed the historical market performance and trading volume of Pinnacle Common Stock and CB Common Stock; (viii) reviewed certain information pertaining to prospective cost savings and/or revenue enhancements relative to the proposed business combination; (ix) considered, based upon information provided by Pinnacle and CB, the pro forma effects of the CB Merger on Pinnacle's capital ratios and projected earnings, book value per share, and tangible book value per share; and (x) conducted such other financial studies, analyses and investigations as PL Capital, LLC deemed appropriate. The oral and written opinions provided by PL Capital, LLC to Pinnacle were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

    In connection with its review and arriving at its opinion, PL Capital, LLC relied upon the accuracy and completeness of the financial information and other pertinent information provided by Pinnacle and CB to PL Capital, LLC for purposes of rendering its opinion. PL Capital, LLC did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for Pinnacle and CB and provided to PL Capital, LLC by the respective managements, as well as projections of cost savings, revenue enhancements and operating synergies, PL Capital, LLC assumed that these materials had been reasonably prepared on bases reflecting the best available estimates and judgments of Pinnacle and CB as to the future performance of the separate and combined entities and that the projections provided a reasonable basis upon which PL Capital, LLC could form its opinion. Neither Pinnacle nor CB publicly discloses such internal management projections of the type provided to PL Capital, LLC in connection with PL Capital, LLC's role as financial advisor to Pinnacle in review of the CB Merger. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, but notwithstanding, factors relative to the general economic and competitive conditions facing Pinnacle and CB. Accordingly, actual results could vary significantly from those set forth in the respective projections.

    PL Capital, LLC did not make an independent evaluation of loan portfolios of Pinnacle or CB or the allowance for loan losses with respect thereto and therefore assumes that such allowances for Pinnacle and CB are adequate to cover such losses. In addition, PL Capital, LLC does not assume responsibility for the review of individual credit files nor make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Pinnacle or CB, nor was PL Capital, LLC provided with such appraisals. Furthermore, PL Capital, LLC assumes that the CB Merger will be consummated in accordance with the terms set forth in the CB Merger Agreement, without any waiver of any material terms or conditions by Pinnacle and that obtaining the necessary regulatory approvals for the CB Merger will not have an adverse effect on either separate institution or the combined entity. Moreover, in each analysis that involves per share data for Pinnacle or the combined entity, PL Capital, LLC adjusted the data to reflect full dilution, i.e. the exercise of all outstanding options and/or warrants. In particular, PL Capital, LLC assumes that the CB Merger will be recorded as a "pooling-of-interests" in accordance with generally accepted regulatory and accounting principles.

    In connection with rendering its opinion to the Pinnacle Board, PL Capital, LLC performed a variety of financial and comparative analyses which are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by PL Capital, LLC. Moreover, PL Capital, LLC believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, PL Capital, LLC also accounted for the assessment of general economic, financial market and other financial conditions. Furthermore, PL Capital, LLC drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its knowledge of the banking industry on a whole. Any estimates contained in PL Capital, LLC's analyses were not necessarily indicative of future results or values which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals or necessarily reflect the prices at which companies or their respective securities actually may be sold. Most notably, none of the analyses performed by PL Capital, LLC were assigned a greater significance by PL Capital, LLC than any other in deriving its opinion.

    The analyses performed by PL Capital, LLC in rendering its opinion are briefly described below.

    CB MERGER--COMPARABLE TRANSACTIONS ANALYSIS. PL Capital, LLC reviewed and compared actual information for comparable pending or closed transactions it deemed pertinent to the CB Merger, including midwestern thrift transactions with sellers' assets between $200 million and $1.5 billion (the "PLC Selected Thrift Transactions").

    The PLC Selected Thrift Transactions consisted of (note: selling company is in italics): Mutual Savings Bank, Milwaukee, WI/FIRST FEDERAL BANCSHARES, EAU CLAIRE, WI; MAF Bancorp, Clarendon Hills, IL/N.S. BANCORP, Chicago, IL; Commercial Federal, Omaha, NE/RAILROAD FINANCIAL, WICHITA, KS; CNB Bancshares Inc., Evansville, IN/UFBANCORP INC., EVANSVILLE, IN; Fifth Third Bancorp, Cincinnati, OH/FALLS FINANCIAL

INC., CUYAHOGA FALLS, OH; NBD Bancorp, Detroit, Ml/DEERBANK CORP, DEERFIELD, IL; Firstar Corp, Milwaukee, WI/INVESTORS BANK CORP, WAYZATA, MN; FirstMerit Corp, Akron, OH/CIVISTA CORPORATION, CANTON, OH; NBD Bancorp, Detroit, MI/AMERIFED FINANCIAL CORP, JOLIET, IL; First Banks, Inc., Creve Coeur, MO/ RIVER VALLEY FSB, PEORIA, IL; Fifth Third Bancorp, Cincinnati, OH/CUMBERLAND FEDERAL, LOUISVILLE, KY; Roosevelt Financial, Chesterfield, MO/HOME FEDERAL BANCORP OF MO, ST. LOUIS, MO; Mercantile Bancorp, St. Louis, MO/UNITED POSTAL BANCORP, ST. LOUIS, MO; Huntington Bancshares, Columbus, OH/ RAILROADMEN'S FS&LA, INDIANAPOLIS, IN; Standard Federal Bank, Troy, MI/HERITAGE BANKCORP, TAYLOR, MI; PNC Bank Corp, Pittsburgh, PA/GATEWAY FED CORP, CINCINNATI, OH; Metropolitan Financial, Minneapolis, MN/WESTERN FINANCIAL, OVERLAND PARK, KS; TCF Financial Corp, Minneapolis, MN/REPUBLIC CAPITAL GROUP, MILWAUKEE, WI; Charter One Financial, Cleveland, OH/WOMEN'S FEDERAL SB, CLEVELAND, OH; and First Financial Corp, Stevens Point, WI/UNITED FEDERAL BANK, GALESBURG, IL.

    The analysis of the PLC Selected Thrift Transactions indicated, among other things, that based on the announced transaction value, (i) the median multiple of deal price to respective last twelve months' earnings was 20.7 and (ii) the median ratio of deal price to book value per share was 1.46x, and (iii) the average tangible book premium as a percentage of core deposits was 6.10%. For the CB Merger, the multiple of transaction value to last twelve months earnings was 19.5 and the ratio of transaction value to book value was 2.03x.

    CB MERGER--ACCRETION/DILUTION ANALYSIS. On the basis of the range of projections prepared by the respective managements of Pinnacle and CB and the range of projected net cost savings, revenue enhancements and synergy benefits provided to it, PL Capital, LLC compared pro forma net income, book value and tangible book value for the combined entity to the stand-alone projections for Pinnacle. This analysis assumed synergistic after-tax cost savings and transaction expenses, which are assumed to occur in 1997, in accordance with the range of projections provided to PL Capital, LLC.

    The accretion/dilution analysis showed, among other things, that the CB Merger would result in a projected earnings accretion of approximately 1% in 1997 for holders of Pinnacle Common Stock, ignoring one-time expenses related to the transaction. The analysis also showed the CB Merger would result in accretion to Pinnacle's tangible book value as of December 31, 1997 of approximately 4%.

    CB MERGER--OTHER ANALYSES. PL Capital, LLC also reviewed certain other information regarding selected pro forma industry rankings, the institutional and inside ownership of Pinnacle Common Stock and CB Common Stock and the historical performance, trading value and other relevant market information of Pinnacle Common Stock and CB Common Stock.

    No other company used as a comparison in the above analyses is identical to Pinnacle, CB or the combined entity; and no other transaction is identical to the CB Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial market and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which Pinnacle, CB and the combined entity are being compared.

    For its financial advisory services provided to Pinnacle, upon closing of the CB Merger, PL Capital, LLC will be paid a fee of $275,000. In addition, Pinnacle has agreed to pay PL Capital, LLC a fee of $20,000 for rendering its fairness opinion, to reimburse PL Capital, LLC for all reasonable out-of-pocket expenses, estimated to be $10,000, incurred by it on Pinnacle's behalf, and to indemnify PL Capital, LLC against certain liabilities, including any which may arise under the federal securities laws.

OPINION OF IFC FINANCIAL ADVISOR

    GENERAL. Pursuant to a letter agreement dated as of November 13, 1996 (the "Sandler O'Neill Agreement"), IFC retained Sandler O'Neill as an independent financial advisor in connection with strategic planning and merger and acquisition transactions. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is banks and savings institutions and, in that connection, is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

    Pursuant to the terms of the Sandler O'Neill Agreement, Sandler O'Neill acted as financial advisor to IFC in connection with the IFC Merger. In connection therewith, at the November 14, 1996 meeting at which the IFC Board approved and adopted the Original IFC Merger Agreement, Sandler O'Neill delivered a written opinion to the IFC Board that, as of November 14, 1996, the consideration to be received by the holders of shares of IFC Common Stock pursuant to the IFC Merger Agreement (the amount of which was determined by Pinnacle and IFC on the basis of arm's-length negotiations between Pinnacle and
IFC) was fair, from a financial point of view, to such stockholders. Sandler O'Neill has also delivered a written opinion (the "Sandler O'Neill Fairness Opinion"), dated as of the date of this Joint Proxy Statement/Prospectus which is substantially similar to its November 14, 1996 opinion. THE FULL TEXT OF THE SANDLER O'NEILL FAIRNESS OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX G TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF SUCH OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SAID ANNEX G. HOLDERS OF IFC COMMON STOCK ARE URGED TO READ THE SANDLER O'NEILL FAIRNESS OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED IFC MERGER. THE SANDLER O'NEILL FAIRNESS OPINION SHOULD NOT BE CONSTRUED BY THE HOLDERS OF SHARES OF IFC COMMON STOCK OR PINNACLE COMMON STOCK OR CB COMMON STOCK AS A RECOMMENDATION AS TO HOW THEY SHOULD VOTE AT THE IFC ANNUAL MEETING OR THE PINNACLE ANNUAL MEETING OR THE CB SPECIAL MEETING.

    In connection with rendering its opinion dated November 14, 1996, Sandler O'Neill performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of Sandler O'Neill's analysis. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying the Sandler O'Neill Fairness Opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Pinnacle, IFC and Sandler O'Neill. Any estimates contained in Sandler O'Neill's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and, accordingly, none of IFC, Pinnacle or Sandler O'Neill assumes responsibility for their accuracy.

    STOCK TRADING HISTORY. Sandler O'Neill examined the history of the trading prices and the volume of IFC Common Stock and Pinnacle Common Stock, and the relationship between the movements in the prices of the IFC and the Pinnacle Common Stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the Nasdaq Banking Index and a composite group of publicly traded savings institutions (in the case of IFC) and publicly traded commercial banks (in the case of Pinnacle) in geographic proximity and of similar asset size.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. In preparing its presentation, Sandler O'Neill used publicly available information to compare selected financial and market trading information, including book value, tangible book value, earnings, asset quality ratios, loan loss reserve levels, profitability and capital adequacy, of IFC and two different groups of selected savings institutions. The first group consisted of the following 14 publicly-traded savings institutions (the "Regional Thrift Group") which operate in the same general geographic region as IFC and are of comparable size: First Indiana Corporation, D & N Financial Corporation, FirstFederal Financial Svcs, CFSB Bancorp, Inc., Ottawa Financial Corporation,

Mutual Savings Bank, FSB, Home Federal Bancorp, FirstFed Bancshares, FFY Financial Corp., Avondale Financial Corp., Security First Corp., Strongsville Savings Bank, First Defiance Financial, and Calumet Bancorp, Inc. Sandler O'Neill also compared IFC to a group of 10 publicly-traded savings institutions of comparable size which were considered to be highly-valued (the "Highly-Valued Group") by investors. The Highly-Valued Group was comprised of: InterWest Bancorp., Inc., Eagle Financial Corp., American Federal Bank, FSB, WSFS Financial Corporation, Magna Bancorp, Inc., Dime Financial Corp., Great Southern Bancorp, Inc., Coastal Financial Corp., Glacier Bancorp, Inc., and PVF Capital Corp. The analysis compared publicly available period-end financial information as of and for the periods ended December 31, 1991 through June 30, 1996. The following comparisons are based upon the June 30, 1996 financial information. The data described below with respect to the Regional Thrift Group and the Highly-Valued Group consists of the median data for such groups.

    The total assets of IFC were approximately $750 million, compared to $630 million for the Regional Thrift Group and approximately $1.0 billion for the Highly-Valued Group. The annual growth rate of assets for IFC was positive 2.10%, compared to a positive growth rate of approximately 7% for the Regional Thrift Group and approximately 9% for the Highly-Valued Group. The total equity of IFC was approximately $70 millon, compared to approximately $70 million for the Regional Thrift Group and approximately $71 million for the Highly-Valued Group. The tangible equity to total assets ratio was 8.82% for IFC, compared to 8.20% for the Regional Thrift Group and 6.97% for the Highly-Valued Group. The net loans to assets ratio for IFC was approximately 75%, compared to approximately 76% for the Regional Thrift Group and approximately 64% for the Highly-Valued Group. The cash and securities to total assets ratio was approximately 19% for IFC, compared to approximately 20% for the Regional Thrift Group and approximately 30% for the Highly-Valued Group. Total deposits were approximately $564 million for IFC, compared to approximately $475 million for the Regional Thrift Group and approximately $655 million for the Highly-Valued Group. IFC had a gross loans to total deposits ratio of approximately 99%, compared to approximately 104% for the Regional Thrift Group and approximately 101% for the Highly-Valued Group. The total borrowings to total asset ratio for IFC was approximately 14%, compared to approximately 14% for the Regional Thrift Group and approximately 24% for the Highly-Valued Group. The ratio of non-performing loans to total assets for IFC was 0.69%, compared to 0.24% for the Regional Thrift Group and .77% for the Highly-Valued Group. The ratio of non-performing assets to total assets for IFC was 1.26%, compared to 0.31% for the Regional Thrift Group and 0.82% for the Highly-Valued Group. The ratio of loan loss reserves to non-performing loans for IFC was 131.40%, compared to approximately 262.5% for the Regional Thrift Group and approximately 153.0% for the Highly-Valued Group. The net interest margin of IFC was 3.76%, compared to 3.58% for the Regional Thrift Group and 3.97% for the Highly-Valued Group. The ratio of non-interest income to average assets for IFC was 0.62%, compared to 0.54% for the Regional Thrift Group and 1.21% for the Highly-Valued Group. The ratio of non-interest expense to average assets was 2.87% for IFC, compared to 2.28% for the Regional Thrift Group and 2.53% for the Highly-Valued Group. The efficiency ratio of IFC was 66.23%, compared to approximately 57% for the Regional Thrift Group and approximately 55% for the Highly-Valued Group. The overhead ratio of IFC was 59.23%, compared to approximately 52% for the Regional Thrift Group and approximately 46% for the Highly-Valued Group. The return on average assets for IFC was .91%, compared to 0.91% for the Regional Thrift Group and 1.45% for the Highly-Valued Group. The return on average equity for IFC was 9.37%, compared to approximately 7.8% for the Regional Thrift Group and approximately 17.4% for the Highly-Valued Group. The price to tangible book value for IFC was 146.53%, compared to approximately 138% for the Regional Thrift Group and approximately 200% for the Highly-Valued Group. The price to earnings per share multiple for IFC was 14.89x, compared to approximately 15.8x for the Regional Thrift Group and 12.3x for the Highly-Valued Group.

    Sandler O'Neill also used publicly available information to perform a similar comparison of selected financial and market trading information for Pinnacle and two different groups of selected banking institutions. The first group consisted of the following 15 publicly-traded commercial banks (the "Regional Bank Group") which operate in the same general geographic region as Pinnacle and are of comparable size: Park National Corporation, Republic Bancorp Inc., First Financial Corporation, Heritage Financial Services, Irwin Financial Corporation, National City Bancshares, Inc., Second Bancorp, Inc., Citizens Bancshares, Pinnacle Banc Group, Inc., Michigan Financial Corporation, Independent Bank Corporation, Old Second Bancorp, Inc., First Oak Brook Bancshares, Ambanc Corp., and First Merchants Corp. Sandler O'Neill also compared Pinnacle to a group of 13 publicly-traded commercial banks of comparable size which were considered to be highly-valued (the "Highly-Valued Bank Group") by investors. The Highly-Valued Bank Group was comprised of: Park National Corporation, National Penn Bancshares, Inc., Texas Regional Bancshares, Inc., Heritage Financial Services, Irwin Financial Corporation, Westernbank Puerto Rico, F&M Bancorporation, Inc., CVB Financial Corp., Mississippi Valley Bancshares, MainStreet Bank Group, Inc., Citizens Bancshares, Independent Bank Corporation, and Arrow Financial Corporation. The analysis compared publicly available period-end financial information as of and for the periods ending December 31, 1991 through June 30, 1996. The following comparisons are based upon the June 30, 1996 financial information. The data described below with respect to the Regional Bank Group and the Highly-Valued Bank Group consists of the median data for such groups.

    The total assets of Pinnacle were approximately $970 million, compared to $850 million for the Regional Bank Group and $1.1 billion for the Highly-Valued Bank Group. The annual growth rate of assets for Pinnacle was positive 122%, compared to a positive growth rate of approximately 9% for the Regional Bank Group and approximately 18% for the Highly-Valued Bank Group. The total equity of Pinnacle was approximately $72 million, compared to approximately $80 millon for the Regional Bank Group and approximately $80 million for the Highly-Valued Bank Group. The tangible equity to total assets ratio was 5.88% for Pinnacle, compared to approximately 8.9% for the Regional Bank Group and approximately 7.7% for the Highly-Valued Bank Group. The net loans to total assets ratio for Pinnacle was approximately 53.61%, compared to approximately 58.4% for the Regional Bank Group and approximately 63.4% for the Highly-Valued Bank Group. The cash and securities to total assets ratio was approximately 38% for Pinnacle, compared to approximately 33% for the Regional Bank Group and approximately 32% for the Highly-Valued Bank Group. Total deposits were approximately $740 million for Pinnacle, compared to approximately $680 million for the Regional Bank Group and approximately $895 million for the Highly-Valued Bank Group. Pinnacle had a gross loans to total deposits ratio of approximately 71%, compared to approximately 76% for the Regional Bank Group and approximately 82% for the Highly-Valued Bank Group. The total borrowings to total assets ratio for Pinnacle was approximately 16%, compared to approximately 10% for the Regional Bank Group and approximately 7% for the Highly-Valued Bank Group. The total non-performing loans to total assets ratio for Pinnacle was 0.29%, compared to 0.32% for the Regional Thrift Group and 0.31% for the Highly-Valued Bank Group. The non-performing assets to total assets ratio for Pinnacle was 0.41%, compared to 0.39% for the Regional Thrift Group and 0.39% for the Highly-Valued Bank Group. The ratio of loan loss reserves to non-performing loans for Pinnacle was 209%, compared to approximately 218% for the Regional Bank Group and approximately 281% for the Highly-Valued Bank Group. The ratio of loan loss reserves to non-performing assets for Pinnacle was approximately 145%, compared to approximately 188% for the Regional Bank Group and approximately 223% for the Highly-Valued Bank Group. The net interest margin of Pinnacle was 3.93%, compared to 4.47% for the Regional Bank Group and 5.10% for the Highly-Valued Bank Group. The ratio of non-interest income to average assets for Pinnacle was .76%, compared to .85% for the Regional Bank Group and .83% for the Highly-Valued Bank Group. The ratio of non-interest expense to average assets was 2.70% for Pinnacle, compared to 2.87% for the Regional Bank Group and 3.07% for the Highly-Valued Bank Group. The efficiency ratio of Pinnacle was 57.28%, compared to approximately 57.4% for the Regional Bank Group and approximately 56.2% for the Highly-Valued Bank Group. The overhead ratio of Pinnacle was 48.46%, compared to approximately 47.9% for the Regional Bank Group and approximately 48.2% for the Highly-Valued Bank Group. The return on average assets for Pinnacle was 1.16%, compared to 1.24% for the Regional Bank Group and 1.38% for the Highly-Valued Bank Group. The return on average equity for Pinnacle was 14.26%, compared to approximately 12.8% for the Regional Bank Group and approximately 17.5% for the Highly-Valued Bank

Group. The price to tangible book value for Pinnacle was 229.15%, compared to approximately 190% for the Regional Bank Group and approximately 216% for the Highly-Valued Bank Group. The price to earnings per share multiple for Pinnacle was 13.17x, compared to 12.7x for the Regional Bank Group and 12.4x for the Highly-Valued Bank Group.

    ANALYSIS OF SELECTED MERGER TRANSACTIONS. Sandler O'Neill reviewed 44 transactions announced from January 1, 1996 to October 10, 1996 involving public savings institutions nationwide as targets for transaction values over $15 million ("All Transactions") and 10 transactions announced from January 1, 1996 to September 16, 1996 involving public savings institutions in the Midwest ("Regional Transactions"). Sandler O'Neill reviewed the ratios of price to earnings, price to book value, price to tangible book value, price to deposits, price to assets, and deposit premium paid in each such transaction and computed high, low, mean and median ratios and premiums for the respective groups of transactions. Based upon the median multiples for All Transactions, Sandler O'Neill derived an imputed range of values per share of IFC Common Stock of $19.66 to $25.56. Based upon the median multiples for Regional Transactions, Sandler O'Neill derived an imputed range of values per share of IFC Common Stock of $18.97 to $31.75.

    In addition, Sandler O'Neill reviewed transactions announced from January 1, 1996 to October 24, 1996 involving public bank institutions nationwide as targets with transaction values over $15 million ("All Transactions") and 10 transactions announced from January 1, 1996 to October 11, 1996 involving public bank institutions in the Midwest ("Regional Transactions"). Sandler O'Neill reviewed the ratios of price to earnings, price to book value, price to tangible book value, price to deposits, price to assets, and deposit premium paid in each such transaction and computed high, low, mean, and median ratios and premiums for the respective groups of transactions. Based upon the median multiples for All Transactions, Sandler O'Neill derived an imputed range of values per share of the pro forma Pinnacle Common Stock of $26.87 to $37.13. Based upon the median multiples for Regional Transactions, Sandler O'Neill derived an imputed range of values per share of the Pinnacle Common Stock of $24.70 to $37.31.

    SUMMARY CONTRIBUTION ANALYSIS. Sandler O'Neill computed the contribution to the combined entity's September 30, 1996 pro forma financial results attributable to each of IFC and Pinnacle. The computation showed that IFC and Pinnacle contributed to the combined company approximately 44.27% and 55.73%, respectively, of total assets, 43.89% and 56.11%, respectively, of total liabilities, 48.77% and 51.23%, respectively, of total equity, 52.22% and 47.78%, respectively, of total tangible equity, 40.77% and 59.23%, respectively, of net income available to common shares (absent of IFC's SAIF assessment), and 45.10% and 54.90% of pro forma ownership of the combined entity (using the IFC Exchange Ratio of 1.00).

    DISCOUNTED DIVIDEND STREAM AND TERMINAL VALUE ANALYSIS. Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of IFC through the year 2001 under various circumstances, assuming IFC performed in accordance with the earnings forecasts of its management and certain variations thereof (including variation with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio). To approximate the terminal value of IFC Common Stock at the end of the five-year period, Sandler O'Neill applied price to earnings multiples ranging from 8x to 17x and applied multiples of book value ranging from 80.0% to 180.0%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 10% to 16.0%) chosen to reflect different assumptions regarding required rates of return of holders of prospective buyers of IFC Common Stock. This analysis, assuming the current dividend payout ratio, indicated an imputed range of values per share of IFC Common Stock between $13.55 and $31.72 when applying the price to earnings multiples, and an imputed range of values per share of IFC Common Stock between $11.22 and $26.49 when applying multiples of book value. In connection with its analysis, Sandler O'Neill extensively used sensitivity analyses to illustrate the effects changes in the underlying assumptions would have on the resulting present value, and discussed these changes with the IFC Board.

    In addition, Sandler O'Neill performed an analysis which estimated the future stream of after-tax dividend flows of Pinnacle on pro-forma basis, assuming consummation of the IFC Merger (the "Combined Company") through the year 2002 under various circumstances, assuming (i) the operations of the Combined Company attributable to IFC performed in accordance with the earnings forecasts of IFC's management and certain variations thereof, as described in the previous paragraph; (ii) the operations of the Combined Company attributable to Pinnacle performed in accordance with the earnings forecasts of Pinnacle's management and certain variations thereof (including variation with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio); and (iii) the Combined Company's realized cost savings equal to 16.82% of IFC's projected non-interest expenses (other than the expense of deposit insurance). To approximate the terminal value of the Combined Company's common stock at the end of the five-year period, Sandler O'Neill applied price to earnings multiples ranging from 10x to 20x and applied multiples of book value ranging from 100.0% to 200.0%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9.0% to 13.5%) chosen to reflect different assumptions regarding required rates of return of holders of prospective buyers of the Combined Company's common stock. This analysis, assuming the current dividend payout ratio, indicated an imputed range of values of the one (1) share of Pinnacle Common Stock to be received in the IFC Merger for each share of IFC Common Stock of between $23.58 and $51.49 when applying the price to earnings multiples, and an imputed range of values of the shares of Pinnacle Common Stock to be received in the IFC Merger for each share of IFC Common Stock of between $16.59 and $34.38 when applying multiples of book value. In connection with its analysis, Sandler O'Neill extensively used sensitivity analyses to illustrate the effects changes in the underlying assumptions would have on the resulting present value, and discussed these changes with the IFC Board.

    In connection with rendering the Sandler O'Neill Fairness Opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analysis used to render its November 14, 1996 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which they were based and the factors considered in connection therewith. Sandler O'Neill also reviewed, among other things: (i) the IFC Merger Agreement and exhibits thereto; (ii) the Pinnacle/IFC Stock Option Agreements; (iii) the CB Merger Agreement; (iv) a draft of this Joint Proxy Statement/Prospectus; (v) Pinnacle's audited consolidated financial statements and management's discussion and analysis of the condition and results of operations contained in its annual report to stockholders for the year ended December 31, 1996; (vi) IFC's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its annual report to stockholders for the fiscal year ended December 31, 1996; (vii) Pinnacle's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997;
(viii) IFC's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997; (ix) certain financial analyses and forecasts of IFC prepared by and reviewed with management of IFC and the views of senior management of IFC regarding IFC's past and current business operations, results thereof, financial condition and future prospect; (x) certain financial analyses and forecasts of Pinnacle prepared by and reviewed with management of Pinnacle and the views of senior management of Pinnacle regarding each of Pinnacle's and CB's past and current business operations, results thereof, financial conditions and future prospects; (xi) CB's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its annual report to shareholders for the fiscal year ended March 31, 1997; (xii) the pro forma impact of the IFC Merger and the CB Merger on Pinnacle; (xiii) the historical reported price and trading activity for Pinnacle Common Stock and IFC Common Stock, including a comparison of certain financial and stock market information for Pinnacle and IFC with similar information for certain other companies the securities of which are publicly traded; (xiv) the financial terms of recent business combinations in the savings institution and banking industries; (xv) the current market environment generally and the banking environment in particular; and (xvi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant. Sandler O'Neill was not asked to, and did not, solicit indications of interest in a potential transaction from other third parties.

    In performing its review, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with it, and Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of Pinnacle, IFC, CB, or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of Pinnacle and IFC). With respect to the financial projections reviewed with each company's management, Sandler O'Neill assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Pinnacle and IFC and that such performances will be achieved. Sandler O'Neill also assumed that there has been no material change in Pinnacle's, IFC's or CB's assets, financial condition, results of operations, business or prospects since March 31, 1997, the date of the last financial statements noted above. Sandler O'Neill assumed that each of the IFC Merger and the CB Merger will qualify for "pooling-of-interests" accounting treatment and has further assumed that each of Pinnacle, the Company and CB will remain as a going concern for all periods relevant to its analyses and that the conditions precedent in the IFC Merger Agreement and the CB Merger Agreement are not waived.

    Under the Sandler O'Neill Agreement, IFC will pay Sandler O'Neill a transaction fee in connection with the IFC Merger, a substantial portion of which is contingent upon the consummation of the IFC Merger. Under the terms of the Sandler O'Neill Agreement, IFC will pay Sandler O'Neill a transaction fee equal to $775,000, of which 25% was paid upon execution of the IFC Merger Agreement and 75% will be paid if the IFC Merger is consummated. IFC has also paid Sandler O'Neill a fee of $50,000 for rendering the Sandler O'Neill Fairness Opinion, all of which amount will be credited towards the fee payable to Sandler O'Neill upon consummation of the IFC Merger. IFC has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

OPINION OF CB FINANCIAL ADVISOR

    Pursuant to an engagement letter dated as of September 12, 1996 (the "Webb Engagement Letter"), CB retained Webb on an exclusive basis to render financial advisory and investment banking services to CB in connection with strategic planning and merger and acquisition transactions.

    Webb is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of bank, bank holding company and thrift institution securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, Webb has experience in, and knowledge of, the valuation of banking enterprises. Webb was selected by CB on the basis of its familiarity with CB, its qualifications, its previous experience in similar transactions and its reputation in the banking and investment communities. Webb has acted exclusively for the CB Board in rendering its fairness opinion and will receive a fee from CB for its services.

    At the March 1, 1997 special meeting of the CB Board, Webb rendered its written opinion to the CB Board to the effect that, as of such date, the CB Exchange Ratio was fair to the stockholders of CB from a financial point of view. Webb has also delivered a written opinion to the CB Board dated as of the date of this Joint Proxy Statement/Prospectus to the effect that, as of such date, the CB Exchange Ratio was fair to the stockholders of CB from a financial point of view.

    THE FULL TEXT OF WEBB'S OPINION IS ATTACHED AS ANNEX H TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX
H. CB STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF

THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERWRITTEN BY WEBB IN CONNECTION THEREWITH. WEBB'S OPINION IS DIRECTED ONLY TO THE CB EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CB STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE CB SPECIAL MEETING.

    In connection with its opinion, Webb confirmed the appropriateness of its reliance on the analysis used to render its March 1, 1997 opinion by performing procedures to update certain of such analysis and by reviewing the assumptions upon which they were based and the factors considered in connection therewith. In addition, Webb reviewed, analyzed and relied upon the following material relating to the financial and operating condition of CB and Pinnacle: (i) the CB Merger Agreement (including the Exhibits, thereto) dated March 1, 1997; (ii) Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1995 and December 31, 1994 for Pinnacle and March 31, 1997 and 1996 for CB; (iii) certain interim reports to stockholders of CB and Pinnacle and Quarterly Reports on Form 10-Q of CB and Pinnacle and certain other communications from CB and Pinnacle to their respective stockholders; (iv) other financial information concerning the businesses and operations of CB and Pinnacle furnished to Webb by CB and Pinnacle for the purpose of Webb's analysis, including certain internal financial analyses and forecasts for CB and Pinnacle prepared by senior management of CB and Pinnacle; (v) certain publicly available information concerning the trading of, and the trading market for, the common stock of CB and Pinnacle; and (vi) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that Webb considered relevant to its inquiry. Additionally, in connection with its written opinion attached as Annex H to this Joint Proxy Statement/Prospectus, Webb reviewed a draft of this Joint Proxy Statement/ Prospectus in substantially the form hereof. Webb also held discussions with senior management of CB and Pinnacle concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations. Webb also considered such financial and other factors as it deemed appropriate under the circumstances and took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of banks, bank holding companies and thrift institutions generally. Webb's opinion was necessarily based upon conditions as they existed and could be evaluated on the date thereof and the information made available to Webb through the date thereof.

    In conducting its review and arriving at its opinion, Webb relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and Webb did not attempt to verify such information independently. Webb relied upon the managements of CB and Pinnacle as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases therefor) provided to Webb and assumed that such forecasts reflected the best available estimates and judgments of such managements and that such forecasts will be realized in the amounts and in the time periods estimated by such managements. Webb also assumed, without independent verification, that the aggregate allowances for loan losses for CB and Pinnacle are adequate to cover such losses. Webb did not make or obtain any evaluations or appraisals of the property of CB or Pinnacle, nor did Webb examine any individual loan credit files. Webb was informed by CB, and assumed for purposes of its opinion, that the CB Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles.

    Prior to rendering the written opinion attached as Annex H to this Joint Proxy Statement/Prospectus, Webb reviewed with the CB Board certain financial aspects of the proposed CB Merger and rendered a written opinion as to the fairness of the CB Exchange Ratio to the CB Board on March 1, 1997. Set forth below is a summary of the material factors considered by and valuation methodologies presented by Webb to the CB Board on February 4, 1997 and March 1, 1997 and utilized by Webb in connection with rendering its opinion as to the fairness, from a financial point of view, of the CB Exchange Ratio to CB's stockholders.

    ANALYSIS OF THE PINNACLE OFFER. Webb reviewed certain historical information for CB and Pinnacle and calculated the imputed value of the Pinnacle offer to holders of CB Common Stock. Webb calculated the multiple which the CB Exchange Ratio represents, based on an assumed per share purchase price of $35.00, when compared to CB's December 31, 1996 stated book value per share of $17.21, its estimated fully diluted tangible book value per share of $16.16, its trailing twelve months earnings of $1.76 per share and its trailing twelve months fully diluted earnings of $1.64 per share. The price to stated book value multiple was 2.03 times, the price to fully diluted tangible book value multiple was 2.03 times, and the price to trailing twelve months earnings per share multiple was 19.48 times and the price to its trailing twelve months fully diluted multiple was 21.34 times. Webb also described the financial effect of the feature of the CB Exchange Ratio that generally would enable each share of CB Bancorp to be exchanged for no more than 1.5217 and no less than 1.2069 shares of Pinnacle Common Stock. Webb also noted that, based on the closing price of Pinnacle's Common Stock on February 28, 1997 ($27.75 per share) and assuming that the Average Closing Price was equal to such closing price, the CB Exchange Ratio under the Pinnacle proposal would be 1.2612 and CB's stockholders would receive Pinnacle Common Stock with a value (valued at such closing price) of $35.00.

    ANALYSIS OF SELECTED MERGER TRANSACTIONS. Webb reviewed certain financial data related to 16 completed bank holding company and thrift holding company acquisitions of thrifts. The selected acquisitions included the following transactions (identified by acquiror/acquiree): Pinnacle Banc Group/Financial Security; Security Banc Corp./Third Financial; Old National Bancorp./Workingmens Capital; ISB Financial Corp./Jefferson Bancorp; CFX Corporation/Milford Coop Bank; Barnett Banks Inc./First Financial-Polk County; United Bankshares/Eagle Bancorp; First Citizens BancShares/Allied Bank Capital; Roosevelt Financial/Kirksville Bancshares; FCNB Corp./Laurel Bancorp; Co-op Bank Concord/Bank of Braintree; First Fed Capital Corp./Rock Financial Corp.; Main Street Community/Lexington Savings Bank; CitFed Bancorp, Inc./PSB Holdings Corp.; Great Financial Corp./First Financial Shares; and National City Bancshares/United Financial Bancorp.

    Webb also reviewed certain financial data related to six pending bank holding company and thrift holding company acquisitions of thrifts. The selected acquisitions included the following transactions (identified by acquiror/acquiree): PennFirst Bancorp/Troy Hill Bancorp; Northwest Savings/Bridgeville Savings; Western Ohio Financial/Seven Hills Financial; ISB Financial/Jefferson Bancorp; Camco Financial/First Ashland Financial; and BancSecurity Corp/Marshalltown Financial.

    The information in the following table summarizes the material information analyzed by Webb with respect to the 16 completed and six pending merger transactions listed above. The summary does not purport to be a complete description of the analysis performed by Webb and should not be construed independently of the other information considered by Webb in rendering its opinion.

                                                                            CONSIDERATION AS A
                                                      CONSIDERATION AS A    PERCENT OF TANGIBLE    CONSIDERATION AS A
                                                     PERCENT OF BOOK VALUE      BOOK VALUE       MULTIPLE OF EARNINGS(1)
                                                     ---------------------  -------------------  -----------------------
Median for Completed Transactions..................           141.13%               141.13%                 19.17x
Median for Pending Transactions....................           123.98%               123.98%                 23.22x

Highest Amount for Completed Transactions..........           190.42%               190.42%                 41.00x
Lowest Amount for Complete Transactions............           104.17%               106.42%                 10.67x

Highest Amount for Pending Transactions............           145.02%               143.02%                 33.50x
Lowest Amount for Pending Transactions.............           108.80%               108.80%                 17.83x

Pinnacle Offer.....................................           203.32%               203.32%                 19.48x

------------------------

(1) Earnings were computed for a twelve month period, but not necessarily a fiscal year basis. Earnings and book values have not been adjusted for the recapitalization of the SAIF deposit insurance fund.

    No company or transaction used as a comparison in the above analysis is identical to CB, Pinnacle or the CB Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

    CONTRIBUTION ANALYSIS. Webb analyzed the relative contribution of each of CB and Pinnacle (including IFC) to certain balance sheet and income statement items, including assets, deposits, stockholders' equity and estimated earnings. Webb then compared the relative contribution of such balance sheet and income statement items, with ownership percentages of between approximately 15.01% and 12.29% for CB stockholders based on a CB Exchange Ratio that could range between
1.5217 and 1.2069. The contribution analysis showed that under the Pinnacle proposal, CB would contribute approximately 10.65% of the combined assets, 10.53% of the combined deposits, 12.12% of the combined stockholders' equity and 12.95% of the twelve month earnings ended December 31, 1996 of the companies (before cost savings).

    This analysis was based upon varying assumptions concerning earnings growth rates, dividend rates and exit multiples, which assumptions are themselves based upon many factors and assumptions many of which are beyond the control of CB and Pinnacle. As indicated below, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any security may trade at the present time or any time in the future.

    The summary contained herein provides a summary description of the material analyses prepared by Webb in connection with the rendering of its opinion. The summary set forth above does not purport to be a complete description of the analyses performed by Webb in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Webb believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in Webb's presentations and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be Webb's view of the actual value of CB or Pinnacle. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analyses.

    In performing its analyses, Webb made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CB and Pinnacle. The analyses performed by Webb are not necessarily indicative of actual values or actual future results which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Webb's analysis of the fairness, from a financial point of view, of the CB Exchange Ratio and were provided to the CB Board in connection with the delivery of Webb's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company actually might be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Webb's opinion, along with its presentation to the CB Board, was just one of many factors taken into consideration by the CB Board in unanimously approving the CB Merger Agreement. See "--Recommendation of the Boards of Directors" and "--Reasons for the Merger" above.

    Pursuant to the Webb Engagement Letter, CB has agreed to pay Webb a cash fee of 1.0% of the total consideration paid to CB's stockholders pursuant to the CB Merger Agreement which fee will total approximately $430,000. Such fee is payable as follows: $25,000 was paid upon the signing of the CB Merger Agreement; $25,000 will be paid upon the mailing of this Joint Proxy Statement/Prospectus and the remainder is contingent upon and will be paid at the closing of the CB Merger. CB also has agreed to indemnify Webb against certain liabilities, including liabilities under the federal securities laws, and to reimburse Webb for certain out-of-pocket expenses. Webb has also provided general advisory and investment banking services to CB since September 12, 1996 and, pursuant to an engagement letter dated September 12, 1996, Webb is entitled to be paid an annual retainer of $25,000. Through the date hereof, Webb has received fees totalling $35,000 pursuant to such general retainer letter.

CERTAIN FORWARD-LOOKING INFORMATION

    This Joint Proxy Statement/Prospectus contains certain forward-looking information concerning possible or assumed future results of the combined companies or the benefits of either one or both of the Mergers. Such information is subject to risks and uncertainties. Pinnacle, IFC and CB have identified certain important factors in addition to those discussed elsewhere in this Joint Proxy Statement/Prospectus and in the documents incorporated herein by reference, which could cause actual results to differ materially from any such results which might be projected, forecast, estimated or budgeted in forward-looking information. All of such factors are difficult to predict and many are beyond the control of Pinnacle, IFC and CB. These important factors include: (i) future economic conditions in the regional and national markets in which the companies compete; (ii) financial market conditions, including, but not limited to, changes in interest rates; (iii) inflation; (iv) changing competition; (v) the ability to carry out business plans; (vi) the ability to enter new markets successfully and capitalize on growth opportunities; and (vii) adverse changes in applicable law, regulations or rules governing financial institutions and environmental, tax or accounting matters.

SUMMARY OF IFC MERGER AGREEMENT

    EFFECTIVE TIME. The IFC Effective Time will be as set forth in Certificates of Merger which will be filed with the Department of Consumer and Industry Services of the State of Michigan and the Secretary of State of the State of Delaware on the closing date with respect to the IFC Merger. The IFC Closing Date will occur on a date to be specified by the parties which will be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions precedent to the IFC Merger set forth in the IFC Merger Agreement. Pinnacle and IFC each anticipate that the IFC Merger will be consummated prior to August 31, 1997. However, the consummation of the IFC Merger could be delayed as a result of delays in obtaining any necessary regulatory agency or other governmental approvals required for the transactions contemplated by the IFC Merger Agreement. There can be no assurances as to if or when such approvals will be obtained or that the IFC Merger will be consummated. If the IFC Merger is not effected on or before November 14, 1997, the IFC Merger Agreement may be terminated by either Pinnacle or IFC, unless the failure to effect the IFC Merger by such date is due to the failure of the party seeking to terminate the IFC Merger Agreement to perform or observe the covenants and agreements of such party set forth therein.

    CONVERSION OF SHARES. At the IFC Effective Time, each share of IFC Common Stock outstanding, other than shares of IFC Common Stock held in IFC's treasury or held by IFC or Pinnacle or any of their respective wholly-owned subsidiaries (except, in both cases, for shares held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties ("Trust Account Shares") or in respect of a debt previously contracted ("DPC Shares")), will be converted into the right to receive one (1) share of Pinnacle Common Stock. If, prior to the IFC Effective Time, the outstanding shares of Pinnacle Common Stock or IFC Common Stock have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the IFC Exchange Ratio. At the IFC Effective Time, all shares of IFC Common Stock owned by IFC as treasury stock and all shares of IFC Common Stock owned, directly or indirectly, by IFC or Pinnacle or any of their respective wholly-owned subsidiaries (other than Trust Account Shares and DPC Shares), will be cancelled and will cease to exist and no stock of Pinnacle or other consideration shall be delivered in exchange therefor. Shares of Pinnacle Common Stock issued and outstanding immediately prior to the IFC Effective Time will remain issued and outstanding and be unaffected by the IFC Merger, and holders of such stock will not be required to exchange the certificates representing such stock or take any other action by reason of the consummation of the IFC Merger. However, all shares of Pinnacle Common Stock owned by IFC or any of its wholly-owned subsidiaries (other than Trust Account Shares and DPC Shares) will become treasury stock of Pinnacle.

    DISTRIBUTIONS TO STOCKHOLDERS. The IFC Merger Agreement provides that neither Pinnacle nor IFC shall make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock except, (i) in the case of Pinnacle, for regular quarterly cash dividends on Pinnacle Common Stock at a rate not in excess of $0.25 per share of Pinnacle Common Stock, (ii) in the case of IFC, for regular quarterly cash dividends on IFC Common Stock at a rate not in excess of $0.21 per share of IFC Common Stock, (iii) for dividends paid by any wholly-owned subsidiaries of each of Pinnacle and IFC to Pinnacle or IFC or any of their subsidiaries, respectively, and (iv) for dividends paid in the ordinary course of business by any subsidiaries (whether or not wholly-owned) of each of Pinnacle and IFC. The IFC Merger Agreement also obligates each of Pinnacle and IFC to coordinate with the other the declaration of any dividends in respect of Pinnacle Common Stock and IFC Common Stock and the record dates and payment dates relating thereto, it being the intent of Pinnacle and IFC that after the date of the IFC Merger Agreement holders of Pinnacle Common Stock or IFC Common Stock do not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Pinnacle Common Stock and/or IFC Common Stock and any shares of Pinnacle Common Stock any such holder receives in exchange for shares of IFC Common Stock in the IFC Merger.

    REPRESENTATIONS AND WARRANTIES. The IFC Merger Agreement contains representations and warranties of Pinnacle and IFC as to, among other things,
(i) the corporate organization and existence of each party and its subsidiaries;
(ii) the capitalization of each party and its subsidiaries; (iii) the corporate power and authority of each party and the compliance of the IFC Merger Agreement with (a) the charter and by-laws of each party, (b) applicable law, and (c) certain material agreements; (iv) governmental and third-party approvals; (v) the timely filing of required regulatory reports; (vi) each party's financial statements and filings with the Commission; (vii) each party's brokers' fees;
(viii) the absence of certain changes in each party's business since December 31, 1995; (ix) the absence of material legal proceedings; (x) the filing and accuracy of each party's tax returns; (xi) each party's employee benefit plans and related matters; (xii) the material accuracy and completeness of the filings made by each party with the Commission; (xiii) each party's compliance with applicable law; (xiv) the absence of material defaults under certain contracts;
(xv) agreements between each party and regulatory agencies; (xvi) the activities of the subsidiaries of each party; (xvii) investment securities; (xviii) interest rate risk management instruments; (xix) the absence of undisclosed liabilities; (xx) environmental liabilities; (xxi) the inapplicability to the transactions contemplated by the Merger Agreement of Chapter 7A of the MBCA and
Section 203 of the DGCL, relating to certain business combinations specified in such statutes; and (xxii) "pooling-of-interests" accounting treatment. IFC has also made representations and warranties as to the inapplicability of the IFC Rights Agreement to the transactions contemplated by the IFC Merger Agreement and the IFC Stock Option Agreement and the redemption, extinguishing, termination and cancellation of the IFC Rights. In the event the IFC Merger is consummated, all representations and warranties of Pinnacle and IFC will expire with and be terminated as of the IFC Effective Time.

    CONDUCT OF BUSINESS PENDING THE MERGER AND OTHER AGREEMENTS. Pursuant to the IFC Merger Agreement, prior to the IFC Effective Time Pinnacle and IFC have each agreed to, and to cause their respective subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees, and (iii) take no action which would adversely affect or delay the ability of either Pinnacle or

IFC to obtain any requisite regulatory approvals or to perform its covenants and agreements under the IFC Merger Agreement or the Pinnacle/IFC Stock Option Agreements.

    Pinnacle and IFC have also agreed to use their best efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, and to obtain and to cooperate in obtaining permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the IFC Merger Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations. Pinnacle and IFC have each agreed upon request to furnish to the other party all information concerning themselves and their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the IFC Merger. Pinnacle and IFC have also agreed, subject to the terms and conditions of the IFC Merger Agreement, to use their best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries and to consummate the IFC Merger. Pinnacle also agreed to cause the shares of Pinnacle Common Stock to be issued in the IFC Merger to be listed for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the IFC Effective Time. Pinnacle and IFC also agreed that the employee benefit plans in place on the date the IFC Merger Agreement was entered into with respect to employees of Pinnacle and IFC, as the case may be, will remain in effect for such employees until such time as the combined company adopts new benefit plans covering employees of both parties who continue to be employed by the combined company (the "New Benefit Plans"). These New Benefit Plans will substantially conform to the benefit plans of Pinnacle in effect as of the IFC Effective Time. Pinnacle and IFC have stated their intention to develop the New Benefit Plans, effective as of the IFC Effective Time or as soon thereafter as practicable, and to have the New Benefit Plans, among other things, treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities. Moreover, the New Benefit Plans will not discriminate between employees of the combined corporation who were covered by the benefit plans of Pinnacle, on the one hand, and those covered by the benefit plans of IFC, on the other hand, at the IFC Effective Time. Pinnacle and IFC also reached certain agreements with respect to directors' and officers' indemnification and insurance, and with respect to dividends. See "INTERESTS OF CERTAIN PERSONS IN THE MERGERS."

    Each of Pinnacle and IFC have further agreed to give the other party access to all of its properties, books, contracts, commitments and records and to furnish information concerning its businesses, properties and personnel, subject to the restrictions set forth in the IFC Merger Agreement.

    In addition, except as expressly contemplated by the IFC Merger Agreement or specified in a schedule thereto or as contemplated by the Pinnacle/IFC Stock Option Agreements, each of Pinnacle and IFC has agreed that, without the consent of the other party, it and its subsidiaries will not, among other things:

        (i) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Pinnacle or any of its subsidiaries to Pinnacle or any of its subsidiaries, on the one hand, or of IFC or any of its subsidiaries to IFC or any of its subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

        (ii) adjust, split, combine or reclassify any capital stock; or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except, (a) in the case of Pinnacle, for regular quarterly cash dividends at a rate not in excess of $.25 per share of Pinnacle Common Stock, (b) in the case of IFC, for regular quarterly cash dividends on IFC Common Stock at a rate not in excess of $.21 per share of IFC

    Common Stock, (c) for dividends paid by any of the wholly-owned subsidiaries of each of IFC and Pinnacle to IFC or Pinnacle or any of their subsidiaries, respectively, and (d) for dividends paid in the ordinary course of business by any subsidiaries (whether or not wholly-owned) of each of IFC and Pinnacle);

       (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (except as otherwise agreed in writing by Pinnacle and IFC); or issue any additional shares of capital stock except pursuant to (a) the exercise of stock options or warrants outstanding as of November 14, 1996, (b) the Pinnacle/IFC Stock Option Agreements, or (c) as otherwise described in this paragraph (iii);

        (iv) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the IFC Merger Agreement;

        (v) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the IFC Merger Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a subsidiary;

        (vi) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

       (vii) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

      (viii) solicit, encourage or authorize any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its subsidiaries with any corporation or other entity other than as provided by the IFC Merger Agreement (and each party will promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

        (ix) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

        (x) take any action (other than the exercise of its rights under the IFC Stock Option Agreement or the Pinnacle Stock Option Agreement, as the case may be) that would prevent or impede the IFC Merger from qualifying (a) for "pooling-of-interests" accounting treatment or (b) as a "reorganization" within the meaning of Section 368 of the Code;

        (xi) amend its certificate of incorporation or articles of incorporation, as the case may be, or its by-laws;

       (xii) other than in prior consultation with the other party, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

      (xiii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the IFC Merger Agreement being or becoming untrue in any material respect at any time prior to the IFC Effective Time, or in any of the conditions to the IFC Merger set forth in the IFC Merger Agreement not being satisfied or in a violation of any provision of the IFC Merger Agreement, except, in every case, as may be required by applicable law; or

       (xiv) agree to, or make any commitment to, take any of the actions listed above.

    CONDITIONS TO THE CONSUMMATION OF THE IFC MERGER. Each party's obligation to effect the IFC Merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the IFC Effective Time:

        (i) the IFC Merger Agreement and the transactions contemplated thereby shall have been adopted and approved by the respective requisite affirmative votes of the holders of Pinnacle Common Stock and IFC Common Stock entitled to vote thereon;

        (ii) the shares of Pinnacle Common Stock which are to be issued to IFC stockholders upon consummation of the IFC Merger shall have been authorized for listing on the Nasdaq National Market, subject to official notice of issuance;

       (iii) the requisite regulatory approvals shall have been obtained and will remain in full force and effect and all statutory waiting periods with respect to such approvals will have expired;

        (iv) the Registration Statement of which this Joint Proxy
    Statement/Prospectus forms a part shall have become effective and no stop order suspending the effectiveness will have been issued and no proceedings for that purpose will have been initiated or threatened by the Commission;

        (v) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the IFC Merger or any of the other transactions contemplated by the IFC Merger Agreement shall be in effect and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits or makes illegal consummation of the IFC Merger;

        (vi) each party shall have received an opinion of its legal counsel (Silver, Freedman & Taff, L.L.P. in the case of IFC, and Miller, Canfield, Paddock and Stone, P.L.C. in the case of Pinnacle), in form and substance reasonably satisfactory to IFC and Pinnacle, dated as of the IFC Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the IFC Effective Time: (a) the IFC Merger will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Code and IFC and Pinnacle will each be a party to the reorganization, (b) no gain or loss will be recognized by IFC or Pinnacle as a result of the IFC Merger, (c) no gain or loss will be recognized by the stockholders of IFC who exchange their IFC Common Stock solely for Pinnacle Common Stock pursuant to the IFC Merger, (d) the tax basis of the Pinnacle Common Stock received by stockholders who exchange all of their IFC Common Stock solely for Pinnacle Common Stock in the IFC Merger will be the same as the tax basis of the IFC Common Stock surrendered in exchange therefor and
    (e) the holding period of Pinnacle Common Stock received by stockholders of IFC in the IFC Merger will include the period during which the shares of IFC Common Stock surrendered in exchange therefor were held (provided that such IFC Common Stock was held as a capital asset by the holder of such IFC Common Stock at the IFC Effective Time);

       (vii) each party shall have received an opinion of the other party's legal counsel in form and substance reasonably satisfactory to such party and its legal counsel, dated as of the IFC Effective Time, as to (a) the corporate organization and existence of the other party and its subsidiaries; (b) the capitalization of the other party and its subsidiaries; (c) the corporate power and authority of the other party and the compliance of the IFC Merger Agreement with (1) the charter and by-laws of the other party, (2) applicable law, and (3) certain material agreements; (d) governmental and third-party approvals; and (e) the absence of material legal proceedings;

      (viii) each party shall have received a letter from its independent certified public accountants (Ernst & Young LLP in the case of IFC, and KPMG Peat Marwick LLP in the case of Pinnacle) addressed to such party, regarding the appropriateness of "pooling-of-interests" accounting for the IFC Merger under generally accepted accounting principles if closed and consummated in accordance with the IFC Merger Agreement;

        (ix) each party shall have received a "comfort letter" from the other party's independent certified public accountants regarding certain financial information of such other party included or incorporated by reference in the Registration Statement of which this Joint Proxy Statement/ Prospectus is a part;

        (x) each party shall have received a letter from its financial advisors (Sandler O'Neill in the case of IFC, and ABN AMRO Chicago Corporation in the case of Pinnacle) addressed to IFC or Pinnacle, as the case may be, to the effect that consummation of the IFC Merger upon the terms and conditions of the IFC Merger Agreement is fair to such party's stockholders from a financial point of view;

        (xi) the representations and warranties of the other party to the IFC Merger Agreement shall be true and correct in all material respects as of the date of the IFC Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date and except for any changes to a party's disclosure schedule delivered to the other party as of the IFC Closing Date) as of the IFC Closing Date as though made on the IFC Closing Date;

       (xii) each party shall have performed in all material respects all obligations required to be performed by it under the IFC Merger Agreement at or prior to the IFC Closing Date; and

      (xiii) no event or circumstance shall have occurred which has, or is likely to have a materially adverse effect on the other party or upon the right of the other party or any of its subsidiaries to conduct their businesses as presently conducted.

    The obligation of Pinnacle to effect the IFC Merger is also subject to the satisfaction by IFC, or the waiver by Pinnacle, at or prior to the IFC Effective Time, of the condition that all of the IFC Rights be redeemed at a cost to IFC of not more than $0.01 per each share of the IFC Common Stock issued and outstanding, that all of said IFC Rights be extinguished, terminated and cancelled, without any right of exercise, and that all of the IFC Rights only represent the right to receive the Redemption Price in cash from IFC or Pinnacle, as the surviving corporation, following the IFC Merger.

    If the condition described in clause (vi) above (regarding the delivery of certain opinions by legal counsel to Pinnacle and to IFC as to certain federal income tax consequences of the IFC Merger) is waived after the delivery of this Joint Proxy Statement/Prospectus to the stockholders of Pinnacle and of IFC, then it will be necessary for Pinnacle and IFC to resolicit proxies from their respective stockholders to obtain the necessary stockholder approvals of the IFC Merger Proposal. Accordingly, neither Pinnacle nor IFC anticipates that such condition will be waived.

    No assurance can be provided as to if or when the requisite regulatory approvals necessary to consummate the IFC Merger will be obtained or whether all of the other conditions precedent to the IFC Merger will be satisfied or waived by the party permitted to do so. If the IFC Merger is not effected on or before November 14, 1997, the IFC Merger Agreement may be terminated by either Pinnacle or IFC, unless the failure to effect the IFC Merger by such date is due to the failure of the party seeking to terminate the IFC Merger Agreement to perform or observe covenants and agreements of such party set forth therein.

    EXPENSES. The IFC Merger Agreement provides that Pinnacle and IFC will each pay its own expenses in connection with the IFC Merger and the transactions contemplated thereby, except that Pinnacle and IFC will divide equally all printing costs, filing fees and registration fees in connection with the IFC Merger Agreement, this Joint Proxy Statement/Prospectus and the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

    EXTENSION AND WAIVER. At any time prior to the IFC Effective Time, Pinnacle and IFC, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in the IFC Merger Agreement or in any document delivered pursuant the IFC Merger Agreement and
(iii) waive compliance with any of the agreements or conditions contained in the IFC Merger Agreement; except that after any approval of the.transactions contemplated by the IFC Merger Agreement by the respective stockholders of IFC or Pinnacle, there may not be, without further approval of such stockholders, any extension or waiver of the IFC Merger Agreement which reduces the amount or changes the form of the consideration to be delivered to the holders of IFC Common Stock.

    AMENDMENT. Subject to compliance with applicable law, the IFC Merger Agreement may be amended by Pinnacle and IFC, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the IFC Merger by the stockholders of Pinnacle or IFC, except that after any approval of the transactions contemplated by the IFC Merger Agreement by the respective stockholders of Pinnacle or IFC, there may not be, without further approval of such stockholders, any amendment of the IFC Merger Agreement which changes the amount or the form of the consideration to be delivered to the holders of IFC Common Stock under the IFC Merger Agreement, other than as contemplated by the IFC Merger Agreement. In the event the parties contemplate an amendment to the IFC Merger Agreement of the type which by law or pursuant to the foregoing may not be made without stockholder approval, Pinnacle and/or IFC, as the case may be, may resolicit proxies from the stockholders of Pinnacle and/or of IFC, as the case may be, to obtain such approval.

    TERMINATION. The IFC Merger Agreement provides that the IFC Merger may be terminated at any time prior to the IFC Effective Time, whether before or after approval by Pinnacle's or IFC's stockholders:

        (i) by mutual consent of Pinnacle and IFC in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire board of directors;

        (ii) by either the Pinnacle Board or the IFC Board if any governmental entity which must grant a requisite regulatory approval has denied approval of the IFC Merger and such denial has become final and non-appealable or any governmental entity of competent jurisdiction has issued a final non-appealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the IFC Merger Agreement;

       (iii) by either the Pinnacle Board or IFC Board if the IFC Merger is not consummated on or before November 14, 1997, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the IFC Merger Agreement to perform or observe the covenants and agreements of such party set forth therein;

        (iv) by either the Pinnacle Board or IFC Board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the IFC Merger Agreement) if there has been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in the IFC Merger Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the IFC Closing Date;

        (v) by either Pinnacle or IFC if required Pinnacle or IFC stockholder approvals have not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment or postponement thereof;

        (vi) by either Pinnacle or IFC if any of the conditions to the consummation of the IFC Merger specified by Article VII of the IFC Merger Agreement to the obligation of the terminating party have not been satisfied on the IFC Closing Date; or

       (vii) by Pinnacle if the disclosure schedule of IFC delivered to Pinnacle on the IFC Closing Date discloses any change from the disclosure schedule delivered to Pinnacle by IFC in connection with the execution of the IFC Merger Agreement which has, or is likely to have, a material adverse effect on IFC or any of IFC's wholly-owned subsidiaries; or by IFC if the disclosure schedule of Pinnacle delivered to IFC on the IFC Closing Date discloses any change from the disclosure schedule delivered to IFC by Pinnacle in connection with the execution of the IFC Merger Agreement which has, or is likely to have, a material adverse effect on Pinnacle or any of Pinnacle's wholly-owned subsidiaries.

    Any termination pursuant to the foregoing shall be made by written notice from the party seeking termination to the other party.

    In the event of termination of the IFC Merger Agreement, the IFC Merger Agreement will become void and have no effect except (i) for certain specified provisions of the IFC Merger Agreement dealing with confidentiality, the effect of termination, the nonsurvival of representations and warranties, and expenses, and (ii) that neither party will be relieved or released from any liabilities or damages arising out of the willful breach by the other party of any provisions of the IFC Merger Agreement.

SUMMARY OF THE CB MERGER AGREEMENT

    EFFECTIVE TIME. The CB Effective Time will be as set forth in Certificates of Merger which will be filed with the Department of Consumer and Industry Services of the State of Michigan and the Secretary of State of the State of Delaware on the closing date with respect to the CB Merger. The CB Closing Date will occur on a date to be specified by the parties which will be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions precedent to the CB Merger set forth in the CB Merger Agreement. Pinnacle and CB each anticipate that the CB Merger will be consummated prior to August 31, 1997. However, the consummation of the CB Merger could be delayed as a result of delays in obtaining any necessary regulatory agency or other governmental approvals required for the transactions contemplated by the CB Merger Agreement. There can be no assurances as to if or when such approvals will be obtained or that the CB Merger will be consummated. If the CB Merger is not effected on or before March 1, 1998, the CB Merger Agreement may be terminated by either Pinnacle or CB, unless the failure to effect the CB Merger by such date is due to the failure of the party seeking to terminate the CB Merger Agreement to perform or observe the covenants and agreements of such party set forth therein.

    CONVERSION OF SHARES. At the CB Effective Time, each share of CB Common Stock outstanding, other than shares of CB Common Stock held in CB's treasury or held by CB or Pinnacle or any of their respective wholly-owned subsidiaries (except, in both cases, for shares held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in Trust Account Shares or DPC Shares), will be converted into the right to receive that number of shares of Pinnacle Common Stock determined by dividing $35.00 by the average of the daily averages of the closing bid and the closing ask prices per share of Pinnacle Common Stock as reported by the Nasdaq National Market for the period of fifteen business days ending on the fifth business day prior to the date of consummation of the CB Merger (the "Average Price"); provided, however, (i) that in the event the Average Price is $29.00 or higher, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.2069 shares of Pinnacle Common Stock, and (ii) that in the event the Average Price is $23.00 or lower, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.5217 shares of Pinnacle Common Stock. No fractional shares of Pinnacle Common Stock will be issued and, in lieu thereof, any fractional shares shall be paid the cash equivalent value thereof based on the Average Price. If, prior to the CB Effective Time, the outstanding shares of Pinnacle Common Stock or CB Common Stock have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the CB Exchange Ratio. At the CB Effective Time, all shares of CB Common Stock owned by CB as treasury stock and all shares of CB Common Stock owned, directly or indirectly, by CB or Pinnacle or any of their respective wholly-owned subsidiaries (other than Trust Account Shares and DPC Shares), will be cancelled and will cease to exist and no stock of Pinnacle or other consideration shall be delivered in exchange therefor. Shares of Pinnacle Common Stock issued and outstanding immediately prior to the CB Effective Time will remain issued and outstanding and be unaffected by the CB Merger, and holders of such stock will not be required to exchange the certificates representing such stock or take any other action by reason of the consummation of the CB Merger. However, all shares of Pinnacle Common Stock owned by CB or any of its wholly-owned subsidiaries (other than Trust Account Shares and DPC Shares) will become treasury stock of Pinnacle.

    DISTRIBUTIONS TO STOCKHOLDERS. The CB Merger Agreement provides that CB shall not make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock.

    REPRESENTATIONS AND WARRANTIES. The CB Merger Agreement contains representations and warranties of Pinnacle and CB as to, among other things, (i) the corporate organization and existence of each party and its subsidiaries;
(ii) the capitalization of each party and its subsidiaries; (iii) the corporate power and authority of each party and the compliance of the CB Merger Agreement with (a) the charter and by-laws of each party, (b) applicable law, and (c) certain material agreements; (iv) governmental and third-party approvals; (v) the timely filing of required regulatory reports; (vi) each party's financial statements and filings with the Commission; (vii) each party's brokers' fees;
(viii) the absence of certain changes (a) in the business of Pinnacle since December 31, 1996, and (b) in the business of CB since March 31, 1996; (ix) the absence of material legal proceedings; (x) the filing and accuracy of each party's tax returns; (xi) each party's employee benefit plans and related matters; (xii) the material accuracy and completeness of the filings made by each party with the Commission; (xiii) each party's compliance with applicable law; (xiv) the absence of material defaults under certain contracts; (xv) agreements between each party and regulatory agencies; (xvi) the activities of the subsidiaries of each party; (xvii) investment securities; (xviii) interest rate risk management instruments; (xix) the absence of undisclosed liabilities;
(xx) environmental liabilities; (xxi) the inapplicability to the transactions contemplated by the CB Merger Agreement of Chapter 7A of the MBCA and Section 203 of the DGCL, relating to certain business combinations specified in such statutes; and (xxii) "pooling-of-interests" accounting treatment. In the event the CB Merger is consummated, all representations and warranties of Pinnacle and CB will expire with and be terminated as of the CB Effective Time.

    CONDUCT OF BUSINESS AND OTHER AGREEMENTS. Pursuant to the CB Merger Agreement, prior to the CB Effective Time Pinnacle and CB have each agreed to, and to cause their respective subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees, and (iii) avoid taking any action which would adversely affect or delay the ability of either Pinnacle or CB to obtain any requisite regulatory approvals or to perform its covenants and agreements under the CB Merger Agreement or the CB Stock Option Agreement. CB also agreed to, in a manner consistent with past practice and prudent banking standards, charge-off or establish provisions for all of its loans, receivables and other assets, or portions thereof, deemed uncollectible by CB in accordance with GAAP and applicable laws and to maintain its allowance for loan losses at a level deemed adequate to provide for all known and reasonably expected losses on assets outstanding and other inherent risks in its loan portfolio.

    Pinnacle and CB have also agreed to use their best efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, and to obtain and to cooperate in obtaining permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the CB Merger Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations. Pinnacle and CB have each agreed upon request to furnish to the other party all information concerning themselves and their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the CB Merger. Pinnacle and CB have also agreed, subject to the terms and conditions of the CB Merger Agreement, to use their best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries and to consummate the CB Merger. Pinnacle also agreed to cause the shares of Pinnacle Common Stock to be issued in the CB Merger to be listed for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the CB Effective Time. Pinnacle and CB also agreed that the employee benefit plans in place on the date the CB Merger Agreement was entered into with respect to employees of Pinnacle and CB, as the case may be, will remain in effect for such employees until such time as the combined company adopts new benefit plans covering employees of both parties who continue to be employed by the combined company. These New Benefit Plans will substantially conform to the benefit plans of Pinnacle in effect as of the CB Effective Time. Pinnacle and CB have stated their intention to develop the New Benefit Plans, effective as of the CB Effective Time or as soon thereafter as practicable, and to have the New Benefit Plans, among other things, treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities. Moreover, the New Benefit Plans will not discriminate between employees of the combined corporation who were covered by the benefit plans of Pinnacle, on the one hand, and those covered by the benefit plans of CB, on the other hand, at the CB Effective Time. Pinnacle and CB also reached certain agreements with respect to directors' and officers' indemnification and insurance, and with respect to dividends. See "INTERESTS OF CERTAIN PERSONS IN THE MERGERS."

    Each of Pinnacle and CB have further agreed to give the other party access to all of its properties, books, contracts, commitments and records and to furnish information concerning its businesses, properties and personnel, subject to the restrictions set forth in the CB Merger Agreement.

    In addition, except as expressly contemplated by the CB Merger Agreement or specified in a schedule thereto or as contemplated by the CB Stock Option Agreement, CB has agreed that, without the consent of Pinnacle, it and its subsidiaries will not, among other things:

        (i) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness of CB or any of its subsidiaries to CB or any of its subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance; provided, however, that CB may continue to access lines of credit to fund the CB Mortgage Loan Program in amounts reasonably necessary to fund that program.

        (ii) adjust, split, combine or reclassify any capital stock; or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock);

       (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or issue any additional shares of capital stock except pursuant to (a) the exercise of stock options or warrants outstanding as of March 1, 1997, (b) the CB Stock Option Agreement, or (c) as otherwise described in this paragraph (iii);

        (iv) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the CB Merger Agreement; PROVIDED, HOWEVER, that CB may pursue certain loan workouts as specified in the CB Merger Agreement;

        (v) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the CB Merger Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a subsidiary;

        (vi) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

       (vii) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

      (viii) solicit, encourage or authorize or permit any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its subsidiaries with any corporation or other entity other than as provided by the CB Merger Agreement;

        (ix) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

        (x) take any action that would prevent or impede the CB Merger from qualifying (a) for "pooling-of-interests" accounting treatment or (b) as a "reorganization" within the meaning of Section 368 of the Code;

        (xi) amend its certificate of incorporation, or its by-laws;

       (xii) other than in prior consultation with the other party, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

      (xiii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the CB Merger Agreement being or becoming untrue in any material respect at any time prior to the CB Effective Time, or in any of the conditions to the CB Merger set forth in the CB Merger Agreement not being satisfied or in a violation of any provision of the CB Merger Agreement, except, in every case, as may be required by applicable law; or

       (xiv) agree to, or make any commitment to, take any of the actions listed above.

    In addition, Pinnacle has agreed (i) not to take any action (other than the exercise of its rights under the IFC Merger Agreement and the Stock Option Agreements) that would impede the CB Merger from qualifying (a) for "pooling-of-interests" accounting treatment or (b) as a "reorganization" within the meaning of Section 368 of the Code; (ii) not to amend its articles of incorporation, or its by-laws; or (iii) not to agree to, or make any commitment to, take any of the actions listed above.

    CONDITIONS TO THE CONSUMMATION OF THE CB MERGER. Each party's obligation to effect the CB Merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the CB Effective Time:

        (i) the CB Merger Agreement and the transactions contemplated thereby shall have been adopted and approved by the respective requisite affirmative votes of the holders of Pinnacle Common Stock and CB Common Stock entitled to vote thereon;

        (ii) the shares of Pinnacle Common Stock which are to be issued to CB stockholders upon consummation of the CB Merger shall have been authorized for listing on the Nasdaq National Market, subject to official notice of issuance;

       (iii) the requisite regulatory approvals shall have been obtained and will remain in full force and effect and all statutory waiting periods with respect to such approvals will have expired;

        (iv) the Registration Statement of which this Joint Proxy
    Statement/Prospectus forms a part shall have become effective and no stop order suspending the effectiveness will have been issued and no proceedings for that purpose will have been initiated or threatened by the Commission;

        (v) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the CB Merger or any of the other transactions contemplated by the CB Merger Agreement shall be in effect and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits or makes illegal consummation of the CB Merger;

        (vi) each party shall have received an opinion of its legal counsel (Muldoon, Murphy & Faucette in the case of CB, and Miller, Canfield, Paddock and Stone, P.L.C. in the case of Pinnacle), in form and substance reasonably satisfactory to CB and Pinnacle, dated as of the CB Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the CB Effective Time: (a) the CB Merger will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Code and CB and Pinnacle will each be a party to the reorganization, (b) no gain or loss will be recognized by CB or Pinnacle as a result of the CB Merger, (c) no gain or loss will be recognized by the stockholders of CB who exchange their CB Common Stock solely for Pinnacle Common Stock pursuant to the CB Merger,
    (d) the tax basis of the Pinnacle Common Stock received by stockholders who exchange all of their CB Common Stock solely for Pinnacle Common Stock in the CB Merger will be the same as the tax basis of the CB Common Stock surrendered in exchange therefor and (e) the holding period of Pinnacle Common Stock received by stockholders of CB in the CB Merger will include the period during which the shares of CB Common Stock surrendered in exchange therefor were held (provided that such CB Common Stock was held as a capital asset by the holder of such CB Common Stock at the CB Effective
    Time);

       (vii) each party shall have received an opinion of the other party's legal counsel in form and substance reasonably satisfactory to such party and its legal counsel, dated as of the CB Effective Time, as to (a) the corporate organization and existence of the other party and its subsidiaries; (b) the capitalization of the other party and its subsidiaries; (c) the corporate power and authority of the other party and the compliance of the CB Merger Agreement with (1) the charter and by-laws of the other party, (2) applicable law, and (3) certain material agreements;
    (d) governmental and third-party approvals; and (e) the absence of material legal proceedings;

      (viii) each party shall have received a letter from its independent certified public accountants (Crowe, Chizek and Company LLP in the case of CB, and KPMG Peat Marwick LLP in the case of Pinnacle) addressed to such party, regarding the appropriateness of "pooling-of-interests" accounting for the CB Merger under generally accepted accounting principles if closed and consummated in accordance with the CB Merger Agreement;

        (ix) each party shall have received a "comfort letter" from the other party's independent certified public accountants regarding certain financial information of such other party included or incorporated by reference in the Registration Statement of which this Joint Proxy Statement/ Prospectus is a part;

        (x) each party shall have received a letter from its financial advisors (Webb in the case of CB and PL Capital, LLC in the case of Pinnacle) addressed to CB or Pinnacle, as the case may be, to the effect that consummation of the CB Merger upon the terms and conditions of the CB Bancorp Merger Agreement is fair to such party's stockholders from a financial point of view;

        (xi) the representations and warranties of the other party to the CB Merger Agreement shall be true and correct in all material respects as of the date of the CB Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date and except for any changes to a party's disclosure schedule delivered to the other party as of the CB Closing Date) as of the CB Closing Date as though made on the CB Closing Date;

       (xii) each party shall have performed in all material respects all obligations required to be performed by it under the CB Merger Agreement at or prior to the CB Closing Date; and

      (xiii) no event or circumstance shall have occurred which has, or is likely to have a materially adverse effect on the other party or upon the right of the other party or any of its subsidiaries to conduct their businesses as presently conducted.

    The obligation of Pinnacle to effect the CB Merger is also subject to the satisfaction by CB, or the waiver by Pinnacle, at or prior to the CB Effective Time, of the condition that the difference between the total consolidated assets of CB and the total consolidated liabilities of CB (the "CB Net Worth") as of the last day of the calendar month immediately preceding the CB Closing Date (the "CB Determination Date"), as determined in accordance with generally accepted accounting principles consistently applied, be not less than the CB Net Worth shown on the December 31, 1996 consolidated balance sheet of CB (after taking into account any and all dividends paid or declared or other distributions made, but excluding any and all costs and expenses incurred by CB with respect to the CB Merger through and including the CB Closing Date). (In calculating the CB Net Worth it will be assumed that the value of CB's securities held for sale is, as of the CB Determination Date, equivalent to its value on December 31, 1996.) In addition, Pinnacle must receive a certificate as to the satisfaction of the foregoing condition signed by appropriate officers of CB and by Crowe, Chizek and Company, LLP. Another condition to the obligation of Pinnacle to effect the CB Merger is the execution and delivery to Pinnacle of certain acknowledgements of payments due under the CB Employment Agreements and each of the CB Change in Control Agreements as contemplated by Section 6.7 of the CB Merger Agreement.

    If the condition described in clause (vi) above (regarding the delivery of certain opinions by legal counsel to Pinnacle and to CB as to certain federal income tax consequences of the CB Merger) is waived after the delivery of this Joint Proxy Statement/Prospectus to the stockholders of Pinnacle and of CB, then it will be necessary for Pinnacle and CB to resolicit proxies from their respective stockholders to obtain the necessary stockholder approvals of the CB Merger Proposal. Accordingly, neither Pinnacle nor CB anticipates that such condition will be waived.

    No assurance can be provided as to if or when the requisite regulatory approvals necessary to consummate the CB Merger will be obtained or whether all of the other conditions precedent to the CB

Merger will be satisfied or waived by the party permitted to do so. If the CB Merger is not effected on or before March 1, 1998, the CB Merger Agreement may be terminated by either Pinnacle or CB, unless the failure to effect the CB Merger by such date is due to the failure of the party seeking to terminate the CB Merger Agreement to perform or observe covenants and agreements of such party set forth therein.

    EXPENSES. The CB Merger Agreement provides that Pinnacle and CB will each pay its own expenses in connection with the CB Merger and the transactions contemplated thereby, except that CB will pay a maximum of $25,000 for printing costs, filing fees and registration fees in connection with the CB Merger Agreement, this Joint Proxy Statement/Prospectus and the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

    EXTENSION AND WAIVER. At any time prior to the CB Effective Time, Pinnacle and CB, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in the CB Merger Agreement or in any document delivered pursuant the CB Merger Agreement, and
(iii) waive compliance with any of the agreements or conditions contained in the CB Merger Agreement; except that after any approval of the transactions contemplated by the CB Merger Agreement by the respective stockholders of CB or Pinnacle, there may not be, without further approval of such stockholders, any extension or waiver of the CB Merger Agreement which reduces the amount or changes the form of the consideration to be delivered to the holders of CB Common Stock.

    AMENDMENT. Subject to compliance with applicable law, the CB Merger Agreement may be amended by Pinnacle and CB by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the CB Merger by the stockholders of Pinnacle or CB except that after any approval of the transactions contemplated by the CB Merger Agreement by the respective stockholders of Pinnacle or CB, there may not be, without further approval of such stockholders, any amendment of the CB Merger Agreement which changes the amount or the form of the consideration to be delivered to the holders of CB Common Stock under the CB Merger Agreement, other than as contemplated by the CB Merger Agreement. In the event the parties contemplate an amendment to the CB Merger Agreement of the type which by law or pursuant to the foregoing may not be made without stockholder approval, Pinnacle and/or CB, as the case may be, may resolicit proxies from the stockholders of Pinnacle and/or of CB, as the case may be, to obtain such approval.

    TERMINATION. The CB Merger Agreement provides that the CB Merger may be terminated at any time prior to the CB Effective Time, whether before or after approval by Pinnacle's or CB Bancorp's stockholders:

        (i) by mutual consent of Pinnacle and CB in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire board of directors;

        (ii) by either the Pinnacle Board or the CB Board if any governmental entity which must grant a requisite regulatory approval has denied approval of the CB Merger and such denial has become final and non-appealable or any governmental entity of competent jurisdiction has issued a final non-appealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the CB Merger Agreement;

       (iii) by either the Pinnacle Board or CB Board if the CB Merger is not consummated on or before March 1, 1998, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the CB Merger Agreement to perform or observe the covenants and agreements of such party set forth therein;

        (iv) by either the Pinnacle Board or CB Board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the CB Merger Agreement) if there has been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in the CB Merger Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the CB Closing Date;

        (v) by either Pinnacle or CB if required Pinnacle or CB stockholder approvals have not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment or postponement thereof;

        (vi) by either Pinnacle or CB if any of the conditions to the consummation of the CB Merger specified by Article VII of the CB Bancorp Merger Agreement to the obligation of the terminating party have not been satisfied on the CB Closing Date;

       (vii) by Pinnacle if the disclosure schedule of CB delivered to Pinnacle on the CB Closing Date discloses any change from the disclosure schedule delivered to Pinnacle by CB in connection with the execution of the CB Merger Agreement which has, or is likely to have, a material adverse effect on CB or any of CB's wholly-owned subsidiaries; or by CB if the disclosure schedule of Pinnacle delivered to CB on the CB Closing Date discloses any change from the disclosure schedule delivered to CB by Pinnacle in connection with the execution of the CB Merger Agreement which has, or is likely to have, a material adverse effect on Pinnacle or any of Pinnacle's wholly-owned subsidiaries; or

      (viii) by CB prior to the CB Closing Date there becomes a reasonable likelihood that the tax free reorganization treatment for federal income tax purposes accorded to the merger of Maco Bancorp, Inc. with and into Pinnacle effective December 1, 1995, will not be sustained.

    Any termination pursuant to the foregoing shall be made by written notice from the party seeking termination to the other party.

    In the event of termination of the CB Merger Agreement, the CB Merger Agreement will become void and have no effect except (i) for certain specified provisions of the CB Merger Agreement dealing with confidentiality, the effect of termination, the nonsurvival of representations and warranties, and expenses, and (ii) that neither party will be relieved or released from any liabilities or damages arising out of the willful breach by the other party of any provisions of the CB Merger Agreement.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

    IFC. At or prior to the IFC Effective Time, Pinnacle will deposit, or cause to be deposited, with Harris Trust and Savings Bank, Chicago, Illinois (the "Exchange Agent"), for the benefit of the holders of certificates of IFC Common Stock, certificates representing the shares of Pinnacle Common Stock to be issued pursuant to the IFC Merger Agreement in exchange for outstanding shares of IFC Common Stock. As soon as is practicable after the IFC Effective Time, and in no event later than five business days thereafter, a form of transmittal letter will be mailed by the Exchange Agent to the holders of IFC Common Stock. The form of transmittal letter will contain instructions with respect to the surrender of certificates representing IFC Common Stock. IFC STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED IFC PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNLESS AND UNTIL THE IFC STOCKHOLDER RECEIVES A LETTER OF TRANSMITTAL FOLLOWING THE IFC EFFECTIVE TIME.

    Dividends or other distributions declared with respect to Pinnacle Common Stock with a record date following the IFC Effective Time will not be paid to the holder of any certificate representing shares of IFC Common Stock until such certificates have been surrendered for exchange. In addition, after the IFC Effective Time, holders of unsurrendered IFC Common Stock will not be entitled to vote at any meeting of Pinnacle stockholders at which Pinnacle stockholders are eligible to vote until such holders have exchanged their IFC Common Stock for Pinnacle Common Stock. If certificates representing shares of IFC Common Stock are presented after the IFC Effective Time, they will be cancelled and exchanged for the relevant certificate representing shares of Pinnacle Common Stock.

    Fractional shares of Pinnacle Common Stock will not be issued to any holder of IFC Common Stock upon consummation of the IFC Merger. None of Pinnacle, IFC, the Exchange Agent or any other person will be liable to any former holder of IFC Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. If a certificate for IFC Common Stock has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable in accordance with the IFC Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification.

    For a description of Pinnacle Common Stock, see "DESCRIPTION OF PINNACLE COMMON STOCK." For a description of the differences between the rights of holders of Pinnacle Common Stock and the rights of holders of IFC Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS."

    CB. Prior to the CB Effective Time, Pinnacle will deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of certificates of CB Common Stock, certificates representing the shares of Pinnacle Common Stock and cash for payment of consideration in lieu of fractional shares to be issued and paid pursuant to the CB Merger Agreement in exchange for outstanding shares of CB Common Stock and CB Stock Options. As soon as is practicable after the CB Effective Time, and in no event later than five business days thereafter, a form of transmittal letter will be mailed by the Exchange Agent to the holders of CB Common Stock. The form of transmittal letter will contain instructions with respect to the surrender of certificates representing CB Common Stock. CB STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED CB PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNLESS AND UNTIL THE CB STOCKHOLDER RECEIVES A LETTER OF TRANSMITTAL FOLLOWING THE CB EFFECTIVE TIME.

    Dividends or other distributions declared with respect to Pinnacle Common Stock with a record date following the CB Effective Time will not be paid to the holder of any certificate representing shares of CB Common Stock until such certificates have been surrendered for exchange. In addition, after the CB Effective Time, holders of unsurrendered CB Common Stock will not be entitled to vote at any meeting of Pinnacle stockholders at which Pinnacle stockholders are eligible to vote until such holders have exchanged their CB Common Stock for Pinnacle Common Stock. If certificates representing shares of CB Common Stock are presented after the CB Effective Time, they will be cancelled and exchanged for the relevant certificate representing shares of Pinnacle Common Stock.

    Fractional shares of Pinnacle Common Stock will not be issued to any holder of CB Common Stock upon consummation of the CB Merger. None of Pinnacle, CB, the Exchange Agent or any other person will be liable to any former holder of CB Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. If a certificate for CB Common Stock has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable in accordance with the CB Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification.

    For a description of Pinnacle Common Stock, see "DESCRIPTION OF PINNACLE COMMON STOCK." For a description of the differences between the rights of holders of Pinnacle Common Stock and the rights of holders of CB Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS."

NO SOLICITATION OF TRANSACTIONS

    IFC MERGER. The IFC Merger Agreement prohibits IFC and its subsidiaries from, directly or indirectly, authorizing or permitting any of their respective representatives or affiliates to entertain, solicit, encourage or participate in any negotiations concerning any "acquisition proposal," for IFC. The IFC Merger Agreement also prohibits Pinnacle and its subsidiaries from, directly or indirectly, authorizing or permitting any of their respective representatives or affiliates to entertain, solicit, encourage or participate in any negotiations concerning any "acquisition proposal" for Pinnacle. For these purposes, an "acquisition proposal" is defined as any (i) proposal pursuant to which any corporation, partnership, person or other entity or group, other than a party to the IFC Merger Agreement, would acquire or participate in a merger or other business combination involving Pinnacle, IFC or any of their respective subsidiaries, directly or indirectly; (ii) proposal by which any corporation, partnership, person or other entity or group, other than a party to the IFC Merger Agreement, would acquire the right to vote 10% or more of the capital stock of Pinnacle, IFC or any of their respective subsidiaries entitled to vote thereon for the election of directors; (iii) acquisition of 10% or more of the assets of Pinnacle, IFC or any of their respective subsidiaries; or (iv) acquisition in excess of 10% of the outstanding capital stock of Pinnacle, IFC or any of their respective subsidiaries, in each case other than as contemplated by the IFC Merger Agreement.

    CB MERGER. The CB Merger Agreement prohibits CB and its subsidiaries from, directly or indirectly, authorizing or permitting any of their respective representatives or affiliates to entertain, solicit, encourage or participate in any negotiations concerning any "acquisition proposal" for CB. For these purposes, an "acquisition proposal" is defined as any (i) proposal pursuant to which any corporation, partnership, person or other entity or group, other than a party to the CB Merger Agreement, would acquire or participate in a merger or other business combination involving CB or any of its subsidiaries, directly or indirectly; (ii) proposal by which any corporation, partnership, person or other entity or group, other than a party to the CB Merger Agreement, would acquire the right to vote 10% or more of the capital stock of CB or any of its subsidiaries entitled to vote thereon for the election of directors; (iii) acquisition of 10% or more of the assets of CB or any of its subsidiaries; or
(iv) acquisition in excess of 10% of the outstanding capital stock of CB or any of its subsidiaries, in each case other than as contemplated by the CB Merger Agreement.

REGULATORY APPROVALS REQUIRED FOR THE MERGERS

    Pinnacle and IFC have agreed to use their best efforts to obtain the requisite regulatory approvals for the IFC Merger, which include approval from the Federal Reserve Board and various state regulatory authorities, and intend to complete the filing of applications and notifications to obtain such requisite regulatory approvals promptly after the date of this Joint Proxy Statement/Prospectus. Similarly, Pinnacle and CB have agreed to use their best efforts to obtain the requisite regulatory approvals for the CB Merger, which include approval from the Federal Reserve Board and various state regulatory authorities, and intend to complete the filing of applications and notifications to obtain such requisite regulatory approvals promptly after the date of this Joint Proxy Statement/Prospectus. Neither the IFC Merger nor the CB Merger can proceed in the absence of the requisite regulatory approvals. There can be no assurance that such requisite regulatory approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approvals or the absence of any litigation challenging such approvals. There can likewise be no assurance that the Department of Justice or any state attorney general will not attempt to challenge either one or both of the Mergers on antitrust grounds or, if such a challenge is made, as to the result thereof.

    Pinnacle and IFC are not aware of any other material governmental approvals or actions that are required prior to the parties' consummation of the IFC Merger other than those described below. Similarly, Pinnacle and CB are not aware of any other material governmental approvals or actions that are required prior to the parties' consummation of the CB Merger other than those described below. It is presently contemplated that if any such additional governmental approvals or actions are required, such approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

    FEDERAL RESERVE BOARD. Each of the Mergers is subject to approval by the Federal Reserve Board pursuant to Section 4 of the Bank Holding Company Act of 1956, as amended (the "BHCA"). Pinnacle and IFC intend to promptly file the required application and notification with the Federal Reserve Board for approval of the IFC Merger. Pinnacle and CB intend to promptly file the required application and notification with the Federal Reserve Board for approval of the CB Merger.

    In reviewing a transaction under the applicable statutes, the Federal Reserve Board will consider the financial and managerial resources of the companies and their subsidiary banks and the convenience and needs of the communities to be served. As part of, or in addition to, consideration of the above factors, it is anticipated that the Federal Reserve Board will consider the regulatory status of Pinnacle, IFC and CB, as applicable, current and projected economic conditions in the Midwest and the overall capital and safety and soundness standards established by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and the regulations promulgated thereunder.

    In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board must take into account the record of performance of each of Pinnacle, IFC and CB, as applicable, in meeting the credit needs of the entire community, including low and moderate income neighborhoods, served by each company. Pinnacle's bank subsidiary has a satisfactory CRA rating with its Federal regulator. IFC's thrift subsidiary has an outstanding CRA rating with its Federal regulator. CB's thrift subsidiary has a satisfactory CRA rating with its Federal regulator. No bank or thrift subsidiary of Pinnacle or IFC or CB has received any negative comments from its respective Federal regulator in its last CRA examination relating to such ratings which were material and remain unresolved.

    The Federal Reserve Board will furnish notice and a copy of the application for approval of each of the Mergers to the Federal Deposit Insurance Corporation and the appropriate state regulatory authorities. These agencies have 30 days to submit their views and recommendations to the Federal Reserve Board. Furthermore, the BHCA and Federal Reserve Board regulations require publication of notice of, and the opportunity for public comment on, the applications submitted for approval of the Mergers and authorize the Federal Reserve Board to hold a public hearing in connection therewith if the Federal Reserve Board determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review by the Federal Reserve Board.

    In general, the Federal Reserve Board and the Department of Justice will examine the impact of each of the Mergers on competition in various product and geographic markets, including competition for deposits and loans, especially loans to small and middle market businesses.

    Pinnacle's and IFC's rights to exercise their respective options under the Stock Option Agreements are also subject to the prior approval of the Federal Reserve Board, to the extent that the exercise of their respective options under the Stock Option Agreements would result in Pinnacle or IFC, as the case may be, owning more than 5% of the outstanding shares of IFC Common Stock or Pinnacle Common Stock, respectively. In considering whether to approve Pinnacle's or IFC's right to exercise its respective option, including its respective right to purchase more than 5% of the outstanding shares of IFC Common Stock or Pinnacle Common Stock, as the case may be, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the Merger. Pinnacle's right to exercise its option under the CB Stock Option Agreement is also subject to the prior approval of the Federal Reserve Board, to the extent that the exercise of its option under that Stock Option Agreement would result in Pinnacle, owning more than 5% of the outstanding shares of CB Common Stock. In considering whether to approve Pinnacle's right to exercise its option, including its right to purchase more than 5% of the outstanding shares of CB Common Stock, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the CB Merger.

    The acquisition by a bank holding company such as Pinnacle of a single savings association is not subject to interstate banking limitations; however, the acquisition of any additional savings associations other than in emergency circumstances must be specifically authorized by the laws of the state in which the additional savings association is located.

    FEDERAL DEPOSIT INSURANCE CORPORATION. An application has been filed with the FDIC to merge IndFed Bank with and into Pinnacle Bank pursuant to the IFC Subsidiary Bank Merger Agreement. Similarly, an application will promptly be filed with the FDIC to merge Community Bank with and into Pinnacle Bank pursuant to the CB Subsidiary Bank Merger Agreement. The FDIC will review such applications pursuant to standards which are similar to certain of the standards employed by the Federal Reserve Board, as described above.

    STATE REGULATORY AUTHORITIES. Applications or notifications will be promptly filed with the Financial Institutions Bureau of the State of Michigan (the "Michigan Financial Institutions Bureau"). The Michigan Financial Institutions Bureau will review such applications or notifications pursuant to standards which are similar to certain of the standards employed by the Federal Reserve Board, as described above. In addition, each of the Mergers, and the last of the Subsidiary Bank Mergers to be consummated, may be reviewed by the attorneys general in Indiana and Michigan. Such authorities may be empowered under the applicable state laws and regulations to investigate and/or disapprove either one or both of the Mergers or such Subsidiary Bank Merger under the circumstances and based upon the review set forth in applicable state laws and regulations. There can be no assurance that one or more state attorneys general will not file an antitrust action to enjoin either one or both of the Mergers.

    THERE CAN BE NO ASSURANCE THAT THE REGULATORY AUTHORITIES HAVING JURISDICTION WILL APPROVE EITHER ONE OR BOTH OF THE MERGERS AND IF EITHER ONE OR BOTH OF THE MERGERS IS APPROVED, THERE CAN BE NO ASSURANCE AS TO THE DATE OF SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT ANY SUCH APPROVALS WILL NOT CONTAIN A MATERIALLY BURDENSOME CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS TO CONSUMMATION OF THE MERGERS SET FORTH IN THE MERGER AGREEMENTS. THERE CAN LIKEWISE BE NO ASSURANCE THAT THE DEPARTMENT OF JUSTICE OR ONE OR MORE STATE ATTORNEYS GENERAL WILL NOT CHALLENGE EITHER ONE OR BOTH OF THE MERGERS, OR IF SUCH A CHALLENGE IS MADE, AS TO THE RESULT THEREOF.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    Certain members of Pinnacle's management and the Pinnacle Board, and IFC's management and the IFC Board, respectively, may be deemed to have certain interests in the IFC Merger that are in addition to their interests as stockholders of Pinnacle or IFC, as the case may be. The Pinnacle Board and the IFC Board were aware of these interests and considered them, among other matters, in approving the IFC Merger Agreement, the Stock Option Agreements, and the transactions contemplated thereby. Similarly, certain members of Pinnacle's management and the Pinnacle Board, and CB's management and the CB Board, respectively, may be deemed to have certain interests in the CB Merger that are in addition to their interests as stockholders of Pinnacle or CB, as the case may be. The Pinnacle Board and the CB Board were aware of these interests and considered them, among other matters, in approving the CB Merger Agreement, the CB Stock Option Agreement, and the transactions contemplated thereby. See "INTERESTS OF CERTAIN PERSONS IN THE MERGERS."

ANTICIPATED ACCOUNTING TREATMENT

    It is anticipated that each of the Mergers will be accounted for as a "pooling-of-interests" transaction under generally accepted accounting principles. Under such method of accounting, holders of IFC Common Stock and holders of CB Common Stock will be deemed to have combined their existing voting common stock interest with that of holders of Pinnacle Common Stock by exchanging their shares of IFC Common Stock or CB Common Stock, as the case may be, for shares of Pinnacle Common Stock. Accordingly, the book value of the assets, liabilities and stockholders' equity of IFC and CB, as reported on its respective consolidated balance sheet, will be carried over to the consolidated balance sheet of the combined corporation at their recorded amounts and no goodwill will be created. The combined corporation will be able to include in its consolidated income the consolidated income of IFC and CB and Pinnacle for the entire fiscal year in which the Mergers occur (however, certain expenses incurred to effect the Mergers must be treated as current charges against income rather than adjustments to the balance sheet), and the reported income of the separate institutions for prior periods will be combined and restated as income of the combined corporation. The unaudited pro forma combined financial information contained in this Joint Proxy Statement/Prospectus has been prepared using the "pooling-of-interests" accounting method to account for the Mergers. See "PRO FORMA COMBINED FINANCIAL INFORMATION."

    The IFC Merger Agreement provides that a condition to the consummation of the IFC Merger is receipt by Pinnacle of a letter from KPMG Peat Marwick LLP and receipt by IFC of a letter from Ernst & Young LLP regarding the appropriateness of "pooling-of-interests" accounting for the IFC Merger under generally accepted accounting principles if closed and consummated in accordance with the IFC Merger Agreement. Similarly, the CB Merger Agreement provides that a condition to the consummation of the CB Merger is receipt by Pinnacle of a letter from KPMG Peat Marwick LLP and receipt by CB of a letter from Crowe, Chizek and Company LLP regarding the appropriateness of "pooling-of-interests" accounting for the CB Merger under generally accepted accounting principles if closed and consummated in accordance with the CB Merger Agreement.

    The issuance of shares of IFC Common Stock pursuant to the IFC Stock Option Agreement, or the issuance of shares of Pinnacle Common Stock pursuant to the Pinnacle Stock Option Agreement, may prevent the Mergers from qualifying as a "pooling-of-interests" for accounting purposes. Similarly, the issuance of shares of CB Common Stock pursuant to the CB Stock Option Agreement may prevent the CB Merger from qualifying as a "pooling-of-interests" for accounting purposes. In such event, the IFC Merger Agreement may be terminated at the option of either Pinnacle or IFC, and, similarly, the CB Merger Agreement may be terminated at the option of either Pinnacle or CB.

RESALE OF PINNACLE COMMON STOCK; RESTRICTIONS ON TRANSFER

    The Pinnacle Common Stock issued pursuant to the Mergers will be freely transferable under the Securities Act, except for shares issued to any stockholder of IFC or CB who may be deemed to be an affiliate of Pinnacle for purposes of Rule 144 promulgated under the Securities Act ("Rule 144") or an affiliate of IFC or CB for purposes of Rule 145 promulgated under the Securities Act ("Rule 145") (each an "Affiliate"). Affiliates will include persons (generally executive officers, directors and 10% stockholders) who control, are controlled by, or are under common control with (i) Pinnacle or IFC at the time of the Stockholder Meetings, (ii) Pinnacle or CB at the time of the Stockholder Meetings, or (iii) the combined corporation at or after the consummation of the Mergers.

    Rule 144 and Rule 145 will restrict the sale of Pinnacle Common Stock received in the Mergers by Affiliates and certain of their family members and related interests. Generally speaking, during the one year following the consummation of the Mergers, those persons who are Affiliates of CB or IFC at the time of the Stockholder Meetings, provided they are not Affiliates of Pinnacle at or following the consummation of the Mergers, may publicly resell any Pinnacle Common Stock received by them in the Mergers, subject to certain limitations as to, among other things, the amount of Pinnacle Common Stock sold by them in any three-month period and as to the manner of sale. After the one-year period, such Affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to the combined corporation as required by Rule 144. Persons who become Affiliates of Pinnacle prior to, or at or after the consummation of the Mergers, may publicly resell the Pinnacle Common Stock received by them in the Mergers subject to similar limitations and subject to certain filing requirements specified in Rule 144.

    The ability of Affiliates to resell shares of Pinnacle Common Stock received in the Mergers under Rule 144 or Rule 145 as summarized herein generally will be subject to Pinnacle's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell Pinnacle Common Stock received in the Mergers pursuant to an effective registration statement under the Securities Act or another available exemption from the registration requirements of the Securities Act.

    This Joint Proxy Statement/Prospectus does not cover any resales of Pinnacle Common Stock to be received by stockholders of IFC or CB upon consummation of the Mergers, and no person is authorized to make use of this Joint Proxy Statement/Prospectus in connection with any such resale.

    Commission guidelines regarding qualifying for the "pooling-of-interests" method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Commission guidelines indicate further that the "pooling-of-interests" method of accounting will generally not be challenged on the basis of sales by affiliates of the acquiring or acquired company if they do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

    Each of IFC and Pinnacle has agreed in the IFC Merger Agreement to use its best efforts to cause each person who is an Affiliate (for purposes of Rule 145 and for purposes of qualifying the IFC Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act and preserve the ability to treat the IFC Merger as a "pooling-of-interests." Similarly, each of CB and Pinnacle has agreed in the CB Merger Agreement to use its best efforts to cause each person who is an Affiliate (for purposes of Rule 145 and for purposes of qualifying the CB Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act and preserve the ability to treat the CB Merger as a "pooling-of-interests." In addition, Pinnacle, as the surviving corporation, has agreed in each of the Merger Agreements to use its best efforts to publish not later than 90 days after the end of the first month after the effective time of each of the Mergers in which there are at least 30 days of post-merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of the Commission's Accounting Series Release No. 135.

NO DISSENTERS' RIGHTS/NO APPRAISAL RIGHTS

    Holders of shares of Pinnacle Common Stock will not have dissenters' rights under the Michigan Business Corporation Act, as amended, in connection with, or as a result of, the matters to be acted upon at the Pinnacle Annual Meeting. Holders of shares of IFC Common Stock will not have dissenters' rights under the Delaware General Corporation Law, as amended, in connection with, or as a result of, the matters to be acted upon at the IFC Annual Meeting. Holders of shares of CB Common Stock will not have dissenters' rights under the DGCL, in connection with, or as a result of, the matters to be acted upon at the CB Special Meeting.

STOCK OPTION AGREEMENTS

    Concurrently with the execution of the IFC Merger Agreement, Pinnacle (as issuer) and IFC (as grantee) entered into the Pinnacle Stock Option Agreement, pursuant to which Pinnacle granted to IFC the Pinnacle Option. At the same time, IFC (as issuer) and Pinnacle (as grantee) entered into the IFC Stock Option Agreement, pursuant to which IFC granted to Pinnacle the IFC Option. Pinnacle and IFC approved and entered into the Pinnacle/IFC Stock Option Agreements to induce each other to enter into the IFC Merger Agreement. The Pinnacle/IFC Stock Option Agreements are intended to increase the likelihood that the IFC Merger will be consummated in accordance with the terms of the IFC Merger Agreement. Consequently, certain aspects of the Pinnacle/IFC Stock Option Agreements may have the effect of discouraging persons who might now or prior to the IFC Effective Time be interested in acquiring all of or a significant interest in Pinnacle or IFC from considering or proposing such an acquisition.

    Concurrently with the execution of the CB Merger Agreement, CB (as issuer) and Pinnacle (as grantee) entered into the CB Stock Option Agreement, pursuant to which CB granted to Pinnacle the CB

Option. Pinnacle and CB approved and entered into the CB Stock Option Agreement to induce each other to enter into the CB Merger Agreement. The CB Stock Option Agreement is intended to increase the likelihood that the CB Merger will be consummated in accordance with the terms of the CB Merger Agreement. Consequently, certain aspects of the CB Stock Option Agreement may have the effect of discouraging persons who might now or prior to the CB Effective Time be interested in acquiring all of or a significant interest in CB from considering or proposing such an acquisition.

    Except as otherwise noted below, the terms and conditions of the Pinnacle Stock Option Agreement, the IFC Stock Option Agreement and the CB Stock Option Agreement are identical in all material respects. For purposes of this Section, except as otherwise noted, (i) the Pinnacle Stock Option Agreement or the IFC Option Agreement or the CB Stock Option Agreement, as the case may be, is sometimes referred to as the "Issuer Option Agreement", (ii) Pinnacle, as issuer of the Pinnacle Common Stock, IFC, as issuer of the IFC Common Stock, and CB, as issuer of the CB Common Stock, upon the exercise of the Pinnacle Option, the IFC Option, and the CB Stock Option, respectively, are sometimes individually referred to as the "Issuer", (iii) Pinnacle, as the holder of the IFC Option and the CB Option and IFC, as the holder of the Pinnacle Option, are sometimes individually referred to as the "Optionee", (iv) the Pinnacle Option or the IFC Option or the CB Option, as the case may be, is sometimes referred to as the "Issuer Option" and (v) the Pinnacle Common Stock, the IFC Common Stock and the CB Common Stock are referred to as "Issuer Common Stock."

    The Pinnacle Stock Option Agreement provides for the purchase by IFC of 591,678 shares (the "Pinnacle Option Shares" or the "Issuer Option Shares", as the case may be) of Pinnacle Common Stock at an exercise price of $24.625 per share, payable in cash. The Pinnacle Option Shares, if issued pursuant to the Pinnacle Option Agreement, will in no event exceed 9.9% of the Pinnacle Common Stock issued and outstanding without giving effect to the issuance of any Pinnacle Common Stock pursuant to the Pinnacle Option.

    The IFC Stock Option Agreement provides for the purchase by Pinnacle of 470,361 shares (the "IFC Option Shares" or the "Issuer Option Shares", as the case may be) of IFC Common Stock at an exercise price of $19.875 per share, payable in cash. The IFC Stock Option Shares, if issued pursuant to the IFC Option Agreement, will in no event exceed 9.9% of the IFC Common Stock issued and outstanding without giving effect to the issuance of any IFC Common Stock pursuant to the IFC Option.

    The CB Stock Option Agreement provides for the purchase by Pinnacle of 115,037 shares (the "CB Option Shares" or the "Issuer Option Shares", as the case may be) of CB Common Stock at an exercise price of $28.50 per share, payable in cash. The CB Stock Option Shares, if issued pursuant to the CB Option Agreement, will in no event exceed 9.9% of the CB Common Stock issued and outstanding without giving effect to the issuance of any CB Common Stock pursuant to the CB Option.

    The number of shares of Issuer Common Stock subject to the Issuer Option will be increased or decreased to the extent that the Issuer issues additional shares of Issuer Common Stock (otherwise than pursuant to an exercise of the Issuer Option) or redeems, repurchases, retires or otherwise causes to be no longer outstanding shares of Issuer Common Stock such that the number of shares of Issuer Common Stock subject to the Issuer Option continues to equal 9.9% of the Issuer Common Stock then issued and outstanding, without giving effect to the issuance of shares of Issuer Common Stock pursuant to an exercise of the Issuer Option. In the event of any change in, or distributions in respect of, the Issuer Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Issuer Common Stock that would be prohibited under the terms of the applicable Merger Agreement, or the like, the type and number of shares of Issuer Common Stock subject to the Issuer Option, and the applicable exercise price per Issuer Option Share, will be appropriately adjusted in such manner as to fully preserve the economic benefits provided under the Issuer Option Agreement.

    The Optionee or any other holder or holders of the Issuer Option (collectively, the "Holder") may exercise the Issuer Option, in whole or in part, by sending notice within 90 days, in the case of the Pinnacle/ IFC Stock Option Agreements, or 60 days, in the case of the CB Stock Option Agreement (in each case subject to extension as provided in the applicable Issuer Option Agreement), after the occurrence of both an "Initial Triggering Event" and a "Subsequent Triggering Event" (as such terms are defined herein) prior to termination of the Issuer Option. The term "Initial Triggering Event" is defined as the occurrence of any of the following events:

        (i) the Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), without having received the Optionee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined herein) with any person (the term "person" for purposes of the Issuer Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder) other than the Optionee or any of its subsidiaries (each an "Optionee Subsidiary") or the Board of Directors of the Issuer shall have recommended that the stockholders of the Issuer approve or accept any such Acquisition Transaction. For purposes of the Issuer Option Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving the Issuer or any "Significant Subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) of the Issuer, (x) a purchase, lease, or other acquisition of all or a substantial portion of the assets or deposits of the Issuer or any Significant Subsidiary of the Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of the Issuer, or
    (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase, or similar transaction involving only the Issuer and one or more of its subsidiaries or involving only any two or more of such Issuer Subsidiaries, be deemed to be an Acquisition Transaction, provided any such transaction is not entered into in violation of the terms of the applicable Merger Agreement; and provided, further, that any transaction described in this sentence that is expressly permitted by the applicable Merger Agreement shall not be deemed to be an Acquisition Transaction;

        (ii) the Issuer or any Issuer Subsidiary, without having received Optionee's prior written consent, shall have authorized, recommended, proposed, or publicly announced its intention to authorize, recommend, or propose, to engage in an Acquisition Transaction with any person other than the Optionee or an Optionee Subsidiary, or the Board of Directors of the Issuer shall have publicly withdrawn or modified, or publicly announced its interest to withdraw or modify, in any manner adverse to the Optionee, its recommendation that the stockholders of the Issuer approve the transactions contemplated by the applicable Merger Agreement;

       (iii) any person other than the Optionee, any Optionee Subsidiary, or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business (and other than any person who (a) as of the date of the Issuer Option Agreement, beneficially owned 10% or more of the outstanding shares of the Issuer Common Stock, and (b) would have been eligible to use Schedule 13G but for the fact that such person owned 10% or more of the outstanding shares of the Issuer Common Stock) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of the Issuer Common Stock (the term "beneficial ownership" for purposes of the Issuer Option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);

        (iv) any person other than the Optionee or any Optionee Subsidiary shall have made a bona fide proposal to the Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

        (v) after an overture (in the case of the Pinnacle/IFC Stock Option Agreements), or a bona fide proposal by public announcement or written communication (in the case of the CB Stock Option

    Agreement), is made by a third party to the Issuer or its stockholders to engage in an Acquisition Transaction, the Issuer shall have breached any covenant or obligation contained in the applicable Merger Agreement and such breach (x) would entitle the Optionee to terminate the applicable Merger Agreement and (y) shall not have been cured prior to the date of the written notice exercising the Issuer Option; or

        (vi) any person other than the Optionee or any Optionee Subsidiary, other than in connection with a transaction to which the Optionee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other Federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

    "Subsequent Triggering Event" is defined as either (A) the acquisition by any person of beneficial ownership of 20% or more of the then outstanding Issuer Common Stock, or (B) the occurrence of the Initial Triggering Event described in clause (i) above, except that the percentage referred to in subclause (y) thereof shall be 20%.

    Within 90 days (subject to extension as provided in the Issuer Option Agreement) after a Subsequent Triggering Event prior to the termination of the Issuer Option, the Optionee (on behalf of itself or any subsequent Holder) may demand that the Issuer Option and the related Issuer Option Shares be registered under the Securities Act. Upon such demand, the Issuer must effect such registration promptly, subject to certain exceptions. The Optionee is entitled to two such registrations.

    The Issuer Option terminates (i) upon consummation of the applicable Merger,
(ii) upon termination of the applicable Merger Agreement in accordance with the terms of such Merger Agreement prior to the occurrence of an Initial Triggering Event except a termination by the Optionee due to the material breach by the Issuer of any representation, warranty, covenant or other agreement in such Merger Agreement (unless the breach by the Issuer giving rise to such right of termination is nonvolitional), or (iii) 12 months after termination of the applicable Merger Agreement following the occurrence of an Initial Triggering Event or if the termination is by the Optionee due to the material breach by the Issuer of any representation, warranty, covenant or other agreement in such Merger Agreement (unless the breach by the Issuer giving rise to such right of termination is nonvolitional) (provided that if an Initial Triggering Event occurs after or continues beyond such termination and prior to the passage of such 12-month period, the Issuer Option will terminate twelve months from the expiration of the last Initial Triggering Event to expire, but in no event more than 18 months after such termination).

    Immediately prior to the occurrence of a "Repurchase Event" (as hereinafter defined), the Issuer is required (i) at the request of the holder delivered prior to termination of the Issuer Option, to repurchase the Issuer Option from the holder at a price (the "Issuer Option Repurchase Price" ) equal to the amount by which (x) the "Market/Offer Price" (as hereinafter defined) exceeds
(y) the then applicable Issuer Option exercise price, multiplied by the number of shares for which the Issuer Option may then be exercised; and (ii) at the request of the owner of Issuer Option Shares from time to time (the "Owner") delivered within 90 days of such occurrence, to repurchase such number of the Issuer Option Shares from the Owner as the Owner designates at a price per share (the "Issuer Option Share Repurchase Price") equal to the Market/Offer Price. "Market/Offer Price" means the highest of (A) the price per share of the Issuer Common Stock at which a tender offer or exchange offer therefor has been made,
(B) the price per share of the Issuer Common Stock to be paid by any third party pursuant to an agreement with the Issuer, (C) the highest closing price for shares of the Issuer Common Stock within the six-month period (in the case of the Pinnacle/IFC Stock Option Agreements) or three-month period (in the case of the CB Stock Option Agreement) immediately preceding the date the Holder gives notice of the required repurchase of the Issuer Option or the Owner gives notice of the required repurchase of the Issuer Option Shares, as the case may be, and
(D) in the event of the sale of all or a substantial portion of the Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Issuer divided by the number of shares of the Issuer Common Stock then outstanding. "Repurchase Event" means (i) the consummation of any merger, consolidation or similar transaction involving the Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of the Issuer, other than any such transaction which would not constitute an Acquisition Transaction (as defined above) or (ii) the acquisition by any person of beneficial ownership of 50% or more of then outstanding shares of the Issuer Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an "Exercise Termination Event" (as defined in the Stock Option Agreements).

    In the event that prior to termination of the Issuer Option, the Issuer enters into an agreement (i) to consolidate with or merge into any person other than the Optionee or one of its subsidiaries and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person other than the Optionee or one of its subsidiaries to merge into the Issuer with the Issuer as the continuing or surviving corporation, but, in connection therewith, the then outstanding shares of the Issuer Common Stock are changed into or exchanged for securities of any other person or cash or any other property, or the then outstanding shares of the Issuer Common Stock after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or transfer all or substantially all of its assets to any entity other than the Optionee or one of its subsidiaries, then such agreement shall provide that the Issuer Option be converted into or exchanged for an option (a "Substitute Option") to purchase shares of common stock of, at the holder's option, either (x) the continuing or surviving corporation of a merger or consolidation or the transferee of all or substantially all of the Issuer's assets, or (y) the person controlling such continuing or surviving corporation or transferee. The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula in the Issuer Option Agreement. To the extent possible, the Substitute Option will contain terms and conditions that are the same as those in the Issuer Option.

    The issuer of the Substitute Option will be required to repurchase the Substitute Option at the request of the holder thereof and to repurchase any shares of such issuer's common stock ("Substitute Common Stock") issued upon exercise of a Substitute Option ("Substitute Shares of Issuer Common Stock") at the request of the owner thereof. The repurchase price for a Substitute Option will equal the amount by which (A) the "Highest Closing Price" (as hereinafter defined) exceeds (B) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, plus the Optionee's reasonable out-of-pocket expenses. The repurchase price for Substitute Shares of Issuer Common Stock shall equal the Highest Closing Price multiplied by the number of Substitute Shares of Issuer Common Stock to be repurchased, plus the Optionee's reasonable out-of-pocket expenses. "Highest Closing Price" means the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the holder gives notice of the required repurchase of the Substitute Option or the owner gives notice of the required repurchase of Substitute Shares of Issuer Common Stock, as the case may be.

    Neither the Issuer nor the Optionee may assign any of its respective rights and obligations under the Issuer Option Agreement or the Issuer Option to any other person without the other party's express written consent, except that if a Subsequent Triggering Event occurs prior to termination of the Issuer Option, within 90 days thereafter (subject to extension as provided in the Issuer Option Agreement), the Optionee, subject to the provisions of the Issuer Option Agreement, may assign, in whole or in part, its rights and obligations thereunder; provided, however, that until 15 days after the Federal Reserve Board approves an application by the Optionee to acquire the Issuer Option Shares, the Optionee may not assign its rights under the Issuer Option except in
(i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of the Issuer, (iii) an assignment to a single party for the purpose of conducting a widely dispersed public distribution on the Optionee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

    The rights and obligations of the Issuer and the Optionee under the Issuer Option Agreement are subject to receipt of any required regulatory approvals, and both parties have agreed to use their best efforts in connection therewith. These include, but are not limited to, causing the shares of the Issuer Common Stock to be listed for quotation on the Nasdaq National Market or the Nasdaq Small-Cap Market, as applicable, upon official notice of issuance and applying to the Federal Reserve Board for approval to acquire the Issuer Option Shares.

    The CB Stock Option Agreement also provides that CB shall not be obligated to issue shares of CB Common Stock upon the exercise of the CB Option (i) in the absence of any required governmental or regulatory approval or consent necessary for CB to issue shares or for Pinnacle to exercise the CB Option, (ii) in the event and for so long as Pinnacle is in material breach of its representations, warranties, covenants or obligations under the CB Merger Agreement (unless excused by reason of the material breach of CB of any of its representations, warranties, covenants or obligations under the CB Merger Agreement), or (iii) so long as any injunction or decree or ruling issued by a court of competent jurisdiction is in effect which prohibits the sale or delivery of the CB Common Stock.

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Statement of Income Summary combines the historical Consolidated Statements of Income of Pinnacle and IFC giving effect to the IFC Merger, which will be accounted for as a "pooling-of-interests," as if it had been effective as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the IFC Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle and IFC and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one-time merger and restructuring charges of approximately $4.2 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the IFC Merger and are not necessarily indicative of either the results that actually would have occurred had the IFC Merger been consummated on the dates indicated or the results that may be obtained in the future.

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   AT OR FOR THE THREE
                                                       MONTHS ENDED
                                                        MARCH 31,             FOR THE YEAR ENDED DECEMBER 31,
                                                --------------------------  ------------------------------------
                                                    1997          1996          1996         1995        1994
                                                ------------  ------------  ------------  ----------  ----------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...................................  $     26,025  $     23,208  $     98,466  $   76,224  $   58,042
    Tax-exempt................................           170           104           456         427         414
  Interest and dividends on securities:
    Taxable...................................         8,939         6,373        29,677      14,421      12,609
    Tax-exempt................................           277           286         1,136         973       1,093
  Interest on federal funds sold..............           110           106           474         343         267
  Interest on due from banks interest
    bearing...................................            31           438           619         277         116
                                                ------------  ------------  ------------  ----------  ----------
      Total interest income...................        35,552        30,515       130,828      92,665      72,541
                                                ------------  ------------  ------------  ----------  ----------
INTEREST EXPENSE:
  Interest on deposits........................        13,857        13,250        54,974      38,516      27,795
  Interest on securities sold under repurchase
    agreements and other borrowings...........         5,904         3,350        16,578       9,490       6,432
                                                ------------  ------------  ------------  ----------  ----------
      Total interest expense..................        19,761        16,600        71,552      48,006      34,227
                                                ------------  ------------  ------------  ----------  ----------
Net interest income...........................        15,791        13,915        59,276      44,659      38,314
Provision for loan losses.....................           475           130         1,490         402         304
                                                ------------  ------------  ------------  ----------  ----------
      Net interest income after provision for
        loan losses...........................        15,316        13,785        57,786      44,257      38,010
                                                ------------  ------------  ------------  ----------  ----------
NON-INTEREST INCOME:
  Other income................................         3,658         2,420        10,950       8,475       8,093
  Securities gains (losses), net..............            59           214           708         790         134
                                                ------------  ------------  ------------  ----------  ----------
      Total non-interest income...............         3,717         2,634        11,658       9,265       8,227
NON-INTEREST EXPENSE:
  Salaries and benefits.......................         5,298         4,730        19,667      16,055      13,480
  Occupancy and equipment.....................         1,842         1,709         7,106       5,494       4,423
  Other non-interest expense..................         4,072         4,175        22,634      13,282      10,383
                                                ------------  ------------  ------------  ----------  ----------
      Total non-interest expense..............        11,212        10,614        49,407      34,831      28,286
                                                ------------  ------------  ------------  ----------  ----------
Income before income tax expense..............         7,821         5,805        20,037      18,691      17,951
Income tax expense............................         2,571         1,724         6,262       4,928       5,399
Extraordinary items/accounting changes........       --            --            --           --          --
                                                ------------  ------------  ------------  ----------  ----------
  Net income..................................  $      5,250  $      4,081  $     13,775  $   13,763  $   12,552
                                                ------------  ------------  ------------  ----------  ----------
                                                ------------  ------------  ------------  ----------  ----------
NET INCOME PER SHARE:
  Primary.....................................  $       0.48  $       0.38  $       1.29  $     1.57  $     1.45
  Fully diluted...............................  $       0.48  $       0.38  $       1.29  $     1.56  $     1.45
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.....................................    10,827,510    10,633,487    10,694,302   8,773,136   8,666,503
  Fully diluted...............................    10,838,288    10,654,872    10,713,711   8,804,284   8,670,390

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Statement of Income combine the historical Consolidated Statements of Income of Pinnacle and IFC giving effect to the IFC Merger, which will be accounted for as a "pooling-of-interests," as if it had been effective as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the IFC Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle and IFC and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one time merger and restructuring charges of approximately $4.2 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the IFC Merger and are not necessarily indicative of either the results that actually would have occurred had the IFC Merger been consummated on the dates indicated or the results that may be obtained in the future.

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                                          ------------------------------------------------------
                                                           PINNACLE        IFC        PRO FORMA      PRO FORMA
                                                          HISTORICAL   HISTORICAL    ADJUSTMENTS      COMBINED
                                                          -----------  -----------  --------------  ------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable.............................................     $13,025      $13,001                       $26,026
    Tax-exempt..........................................         122           48                           170
  Interest and dividends on securities:
    Taxable.............................................       6,571        2,367                         8,938
    Tax-exempt..........................................         273            4                           277
  Interest on federal funds sold........................          43           67                           110
  Interest on due from banks interest bearing...........          31       --                                31
                                                          -----------  -----------  --------------  ------------
    Total interest income...............................      20,065       15,487                        35,552
                                                          -----------  -----------  --------------  ------------
INTEREST EXPENSE:
  Interest on deposits..................................       7,747        6,110                        13,857
  Interest on securities sold under repurchase
    agreements and other borrowings.....................       3,268        2,636                         5,904
                                                          -----------  -----------  --------------  ------------
    Total interest expense..............................      11,015        8,746                        19,761
                                                          -----------  -----------  --------------  ------------
  Net interest income...................................       9,050        6,741                        15,791
  Provision for loan losses.............................         235          240                           475
                                                          -----------  -----------  --------------  ------------
  Net interest income, after provision for loan
    losses..............................................       8,815        6,501                        15,316
                                                          -----------  -----------  --------------  ------------
NON-INTEREST INCOME:
  Other income..........................................       1,832        1,826                         3,658
  Securities gains (losses), net........................          59       --                                59
                                                          -----------  -----------  --------------  ------------
    Total non-interest income...........................       1,891        1,826                         3,717
NON-INTEREST EXPENSE:
  Salaries and benefits.................................       2,765        2,533                         5,298
  Occupancy and equipment...............................       1,032          810                         1,842
  Other non-interest expense............................       2,392        1,680                         4,072
                                                          -----------  -----------  --------------  ------------
    Total non-interest expense..........................       6,189        5,023                        11,212
                                                          -----------  -----------  --------------  ------------
  Income before income tax expense......................       4,517        3,304                         7,821
  Income tax expense....................................       1,547        1,024                         2,571
  Extraordinary items/accounting changes................      --           --                            --
                                                          -----------  -----------  --------------  ------------
  Net income............................................     $ 2,970      $ 2,280                       $ 5,250
                                                          -----------  -----------  --------------  ------------
                                                          -----------  -----------  --------------  ------------
NET INCOME PER SHARE:
  Primary...............................................       $0.50        $0.47                         $0.48
  Fully diluted.........................................       $0.50        $0.47                         $0.48
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary...............................................   5,978,640    4,848,870                    10,827,510
  Fully diluted.........................................   5,978,640    4,859,648                    10,838,288

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                                          ------------------------------------------------------
                                                           PINNACLE        IFC        PRO FORMA      PRO FORMA
                                                          HISTORICAL   HISTORICAL    ADJUSTMENTS      COMBINED
                                                          -----------  -----------  --------------  ------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable.............................................     $11,577      $11,631                       $23,208
    Tax-exempt..........................................          44           60                           104
  Interest and dividends on securities:
    Taxable.............................................       4,767        1,606                         6,373
    Tax-exempt..........................................         264           22                           286
  Interest on federal funds sold........................          90           16                           106
  Interest on due from banks interest bearing...........         416           22                           438
                                                          -----------  -----------  --------------  ------------
    Total interest income...............................      17,158       13,357                        30,515
                                                          -----------  -----------  --------------  ------------
INTEREST EXPENSE:
  Interest on deposits..................................       7,399        5,851                        13,250
  Interest on securities sold under repurchase
    agreements and other borrowings.....................       1,890        1,460                         3,350
                                                          -----------  -----------  --------------  ------------
    Total interest expense..............................       9,289        7,311                        16,600
                                                          -----------  -----------  --------------  ------------
  Net interest income...................................       7,869        6,046                        13,915
  Provision for loan losses.............................          80           50                           130
                                                          -----------  -----------  --------------  ------------
  Net interest income, after provision for loan
    losses..............................................       7,789        5,996                        13,785
                                                          -----------  -----------  --------------  ------------
NON-INTEREST INCOME:
  Other income..........................................       1,350        1,070                         2,420
  Securities gains (losses), net........................         234          (20)                          214
                                                          -----------  -----------  --------------  ------------
    Total non-interest income...........................       1,584        1,050                         2,634
NON-INTEREST EXPENSE:
  Salaries and benefits.................................       2,522        2,208                         4,730
  Occupancy and equipment...............................         902          807                         1,709
  Other non-interest expense............................       2,327        1,848                         4,175
                                                          -----------  -----------  --------------  ------------
    Total non-interest expense..........................       5,751        4,863                        10,614
                                                          -----------  -----------  --------------  ------------
  Income before income tax expense......................       3,622        2,183                         5,805
  Income tax expense....................................       1,178          546                         1,724
  Extraordinary items/accounting changes................      --           --                            --
                                                          -----------  -----------  --------------  ------------
  Net income............................................     $ 2,444      $ 1,637                       $ 4,081
                                                          -----------  -----------  --------------  ------------
                                                          -----------  -----------  --------------  ------------
NET INCOME PER SHARE:
  Primary...............................................       $0.42        $0.34                         $0.38
  Fully diluted.........................................       $0.42        $0.34                         $0.38
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary...............................................   5,873,358    4,760,179                    10,633,487
  Fully diluted.........................................   5,873,358    4,781,514                    10,654,872

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   FOR THE YEAR ENDED DECEMBER 31, 1996
                                                          ------------------------------------------------------
                                                           PINNACLE        IFC        PRO FORMA      PRO FORMA
                                                          HISTORICAL   HISTORICAL    ADJUSTMENTS      COMBINED
                                                          -----------  -----------  --------------  ------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable........................................... .     $49,791      $48,675                      $ 98,466
    Tax-exempt..........................................         218          238                           456
  Interest and dividends on securities:
    Taxable.............................................      21,957        7,720                        29,677
    Tax-exempt..........................................       1,064           72                         1,136
  Interest on federal funds sold........................         410           64                           474
  Interest on due from banks interest bearing...........         529           90                           619
                                                          -----------  -----------  --------------  ------------
    Total interest income...............................      73,969       56,859                       130,828
                                                          -----------  -----------  --------------  ------------
INTEREST EXPENSE:
  Interest on deposits..................................      30,536       24,438                        54,974
  Interest on securities sold under repurchase
    agreements and other borrowings.....................       9,157        7,421                        16,578
                                                          -----------  -----------  --------------  ------------
    Total interest expense..............................      39,693       31,859                        71,552
                                                          -----------  -----------  --------------  ------------
  Net interest income...................................      34,276       25,000                        59,276
  Provision for loan losses.............................         375        1,115                         1,490
                                                          -----------  -----------  --------------  ------------
  Net interest income after provision for loan
    losses..............................................      33,901       23,885                        57,786
                                                          -----------  -----------  --------------  ------------
NON-INTEREST INCOME:
  Other income..........................................       6,655        4,295                        10,950
  Securities gains (losses), net........................         653           55                           708
                                                          -----------  -----------  --------------  ------------
    Total non-interest income...........................       7,308        4,350                        11,658
NON-INTEREST EXPENSES:
  Salaries and benefits.................................      10,843        8,824                        19,667
  Occupancy and equipment...............................       3,670        3,436                         7,106
  Other non-interest expense............................      12,443       10,191                        22,634
                                                          -----------  -----------  --------------  ------------
    Total non-interest expense..........................      26,956       22,451                        49,407
                                                          -----------  -----------  --------------  ------------
  Income before income tax expense......................      14,253        5,784                        20,037
  Income tax expense....................................       5,101        1,161                         6,262
                                                          -----------  -----------  --------------  ------------
  Net income............................................     $ 9,152      $ 4,623                      $ 13,775
                                                          -----------  -----------  --------------  ------------
                                                          -----------  -----------  --------------  ------------
NET INCOME PER SHARE:

  Primary...............................................       $1.55        $0.96                         $1.29
  Fully diluted.........................................       $1.55        $0.96                         $1.29

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary...............................................   5,899,453    4,794,849                    10,694,302
  Fully diluted.........................................   5,899,453    4,814,258                    10,713,711

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                                            ------------------------------------------------------
                                                              PINNACLE        IFC        PRO FORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL   ADJUSTMENTS     COMBINED
                                                            ------------  ------------  ------------  ------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................       $29,542       $46,682                     $76,224
    Tax-exempt............................................           214           213                         427
  Interest and dividends on securities:
    Taxable...............................................         6,321         8,100                      14,421
    Tax-exempt............................................           905            68                         973
  Interest on federal funds sold..........................           257            86                         343
  Interest on due from banks..............................           256            21                         277
                                                            ------------  ------------  ------------  ------------
      Total interest income...............................        37,495        55,170                      92,665
                                                            ------------  ------------  ------------  ------------
INTEREST EXPENSE:
  Interest on deposits....................................        16,093        22,423                      38,516
  Interest on securities sold under repurchase agreements
    and other borrowings..................................         2,058         7,432                       9,490
                                                            ------------  ------------  ------------  ------------
      Total interest expense..............................        18,151        29,855                      48,006
                                                            ------------  ------------  ------------  ------------
  Net interest income.....................................        19,344        25,315                      44,659
  Provision for loan losses...............................           225           177                         402
                                                            ------------  ------------  ------------  ------------
  Net interest income after provision for loan losses.....        19,119        25,138                      44,257
                                                            ------------  ------------  ------------  ------------
NON-INTEREST INCOME:
  Other income............................................         4,236         4,239                       8,475
  Securities gains (losses), net..........................           350           440                         790
                                                            ------------  ------------  ------------  ------------
      Total non-interest income...........................         4,586         4,679                       9,265
NON-INTEREST EXPENSES:
  Salaries and benefits...................................         7,100         8,955                      16,055
  Occupancy and equipment.................................         2,044         3,450                       5,494
  Other...................................................         5,492         7,790                      13,282
                                                            ------------  ------------  ------------  ------------
      Total non-interest expense..........................        14,636        20,195                      34,831
                                                            ------------  ------------  ------------  ------------
  Income before income tax expense........................         9,069         9,622                      18,691
                                                            ------------  ------------  ------------  ------------
  Income tax expense......................................         2,610         2,318                       4,928
                                                            ------------  ------------  ------------  ------------
  Net income..............................................       $ 6,459       $ 7,304                     $13,763
                                                            ------------  ------------  ------------  ------------
                                                            ------------  ------------  ------------  ------------
NET INCOME PER SHARE:
  Primary.................................................         $1.62         $1.51                       $1.57
  Fully diluted...........................................         $1.62         $1.52                       $1.56

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.................................................     3,996,137     4,776,999                   8,773,136
  Fully diluted...........................................     3,996,137     4,808,147                   8,804,284

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    FOR THE YEAR ENDED DECEMBER 31, 1994
                                                           ------------------------------------------------------
                                                             PINNACLE        IFC        PRO FORMA     PRO FORMA
                                                            HISTORICAL    HISTORICAL   ADJUSTMENTS     COMBINED
                                                           ------------  ------------  ------------  ------------
INTEREST INCOME:
  Interest and fees on loans:
      Taxable............................................       $22,949       $35,093                     $58,042
      Tax-exempt.........................................           209           205                         414
  Interest and dividends on securities:
      Taxable............................................         4,626         7,983                      12,609
      Tax-exempt.........................................           998            95                       1,093
  Interest on federal funds sold.........................           110           157                         267
  Interest on due from banks.............................            76            40                         116
                                                           ------------  ------------  ------------  ------------
    Total interest income................................        28,968        43,573                      72,541
                                                           ------------  ------------  ------------  ------------
INTEREST EXPENSE:
  Interest on deposits...................................        11,316        16,479                      27,795
  Interest on securities sold under repurchase agreements
    and other borrowings.................................           546         5,886                       6,432
                                                           ------------  ------------  ------------  ------------
    Total interest expense...............................        11,862        22,365                      34,227
                                                           ------------  ------------  ------------  ------------
  Net interest income....................................        17,106        21,208                      38,314
  Provision for loan losses..............................           125           179                         304
                                                           ------------  ------------  ------------  ------------
  Net interest income after provision for loan losses....        16,981        21,029                      38,010
                                                           ------------  ------------  ------------  ------------
NON-INTEREST INCOME:
  Other income...........................................         3,692         4,401                       8,093
  Securities gains (losses), net.........................            64            70                         134
                                                           ------------  ------------  ------------  ------------
    Total non-interest income............................         3,756         4,471                       8,227
NON-INTEREST EXPENSES:
  Salaries and benefits..................................         6,073         7,407                      13,480
  Occupancy and equipment................................         1,918         2,505                       4,423
  Other..................................................         5,123         5,260                      10,383
                                                           ------------  ------------  ------------  ------------
    Total non-interest expense...........................        13,114        15,172                      28,286
                                                           ------------  ------------  ------------  ------------
  Income before income tax expense.......................         7,623        10,328                      17,951
                                                           ------------  ------------  ------------  ------------
  Income tax expense.....................................         2,333         3,066                       5,399
                                                           ------------  ------------  ------------  ------------
  Net income.............................................       $ 5,290       $ 7,262                     $12,552
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
NET INCOME PER SHARE:
  Primary................................................         $1.38         $1.50                       $1.45
  Fully diluted..........................................         $1.38         $1.50                       $1.45

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary................................................     3,821,904     4,844,599                   8,666,503
  Fully diluted..........................................     3,821,904     4,848,486                   8,670,390

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Balance Sheet combines the historical Consolidated Balance Sheets of Pinnacle and IFC giving effect to the IFC Merger, which will be accounted for as a "pooling-of-interests," as if it had been effective on March 31, 1997. For a description of "pooling-of-interests" accounting with respect to the IFC Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle and the IFC and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one-time merger and restructuring charges of approximately $4.2 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the IFC Merger and are not necessarily indicative of either the results that actually would have occurred had the IFC Merger been consummated on March 31, 1997 or the results that may be obtained in the future.

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              AT MARCH 31, 1997
                                                            ------------------------------------------------------
                                                              PINNACLE        IFC        PRO FORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL   ADJUSTMENTS     COMBINED
                                                            ------------  ------------  ------------  ------------
                                                                                (IN THOUSANDS)
ASSETS:
  Cash due from banks.....................................  $     25,904  $     21,673  $    (4,796 ) $     42,781
  Federal funds sold......................................       --            --                          --
  Due from banks-interest bearing.........................         2,016            85                       2,101
  Investment securities...................................       412,925       126,172                     539,097
  Loans...................................................       615,024       620,966                   1,235,990
  Allowance for loan losses...............................        (5,651)       (6,908)                    (12,559)
  Other assets............................................        47,573        56,936       (1,049 )      103,460
                                                            ------------  ------------  ------------  ------------
      Total assets........................................  $  1,097,791  $    818,924  $    (5,845 ) $  1,910,870
                                                            ------------  ------------  ------------  ------------
                                                            ------------  ------------  ------------  ------------
LIABILITIES:
  Deposits:
    Non-interest-bearing demand deposits..................  $     62,080  $     28,972  $             $     91,052
    Interest-bearing demand deposits......................        76,250        49,171                     125,421
    Savings deposits......................................       272,663       139,936                     412,599
    Time deposits.........................................       346,929       332,310                     679,239
                                                            ------------  ------------  ------------  ------------
      Total deposits......................................       757,922       550,389                   1,308,311
    Securities sold under agreements to repurchase and
      other borrowings....................................       259,274       191,298                     450,572
    Other liabilities.....................................         5,305         5,317       (1,604 )        9,018
                                                            ------------  ------------  ------------  ------------
      Total liabilities...................................     1,022,501       747,004       (1,604  (1)    1,767,901
STOCKHOLDERS' EQUITY:
  Common stock............................................        19,110            59          (59  (2)       19,110
  Additional paid-in-capital..............................        44,574        27,932       (8,661  (2)       63,845
                                                                                             (4,241  (1)
  Retained earnings.......................................        16,354        53,595         (237  (2)       65,471
  Net unrealized gain (loss) on securities-for-sale.......        (4,748)         (709)                     (5,457)
  Less: Treasury stock & ESOP obligation..................       --              8,957       (8,957  (2)      --
                                                            ------------  ------------  ------------  ------------
      Total stockholders' equity..........................        75,290        71,920       (4,241 )      142,969
                                                            ------------  ------------  ------------  ------------
      Total liabilities and stockholders' equity..........  $  1,097,791  $    818,924  $    (5,845 ) $  1,910,870
                                                            ------------  ------------  ------------  ------------
                                                            ------------  ------------  ------------  ------------
PER SHARE DATA:
  Shares outstanding......................................     5,980,320     4,785,237                  10,765,557
  Book value per share....................................        $12.59        $15.03                      $13.28

  NOTES TO PINNACLE FINANCIAL SERVICES, INC., AND INDIANA FEDERAL CORPORATION
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Reflects expected one-time merger and restructuring charges of approximately $5.845 million (pre-tax) to be incurred in 1997 in connection with the attainment of annualized pre-tax cost savings of approximately $3.5 million. (While there can be no assurances that such cost savings will be realized, they are expected to be realized primarily through reductions in staff, elimination or consolidation of certain branches, consolidation of the parties' banking and thrift businesses, the consolidation of certain offices, data processing and other redundant back-office operations and staff functions.) This is expected to result in a tax credit of $1.604 million from the one-time charges and a $4.241 million after-tax charge to retained earnings in the pro forma condensed combined balance sheet.

   The pro forma entries are displayed below:

Debt--Retained earnings..............................  $4,241,000
Debt--other liabilities--taxes payable...............  1,604,000
  Credit--Cash.......................................             $4,796,000
  Credit--Other assets--prepaid acquisition
    charges..........................................             1,049,000

   The following provides detail of the estimated pre-tax charges:

Personnel............................................  $1,250,000
Benefit plans........................................  1,760,000
Facilities and data processing.......................    900,000
Other Merger expenses................................  1,935,000
                                                       ---------
  Total charges......................................  $5,845,000
                                                       ---------
                                                       ---------

(2) Reflects accounting of the IFC Merger as a "pooling-of-interests," through the exchange of 4,785,237 shares of Pinnacle Common Stock for an equivalent number of shares of IFC Common Stock and the elimination of treasury stock.

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Statement of Income Summary combines the historical Consolidated Statements of Income of Pinnacle and CB giving effect to the CB Merger, which will be accounted for as a "pooling-of-interests," as if it had been effective as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the CB Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/ Prospectus, the historical consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle and CB and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one-time merger and restructuring charges of approximately $1.3 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the CB Merger and are not necessarily indicative of either the results that actually would have occurred had the CB Merger been consummated on the dates indicated or the results that may be obtained in the future.

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             AT OR FOR THE THREE
                                                                 MONTHS ENDED
                                                                  MARCH 31,          FOR THE YEAR ENDED DECEMBER 31*
                                                           ------------------------  -------------------------------
                                                              1997         1996        1996       1995       1994
                                                           -----------  -----------  ---------  ---------  ---------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable..............................................     $17,057      $15,198     $64,486    $41,004    $30,722
    Tax-exempt...........................................         126           50         239        241        242
  Interest and dividends on securities:
    Taxable..............................................       6,867        5,078      23,199      7,601      5,754
    Tax-exempt...........................................         273          264       1,064        905        998
  Interest on federal funds sold.........................          69           96         434        270        290
  Interest on due from banks.............................          32          422         539        301         96
                                                           -----------  -----------  ---------  ---------  ---------
    Total interest income................................      24,424       21,108      89,961     50,322     38,102
                                                           -----------  -----------  ---------  ---------  ---------
INTEREST EXPENSE:
  Interest on deposits...................................       9,274        8,674      35,965     20,877     15,243
  Interest on securities sold under repurchase agreements
    and other borrowings.................................       3,920        2,544      11,611      3,503        730
                                                           -----------  -----------  ---------  ---------  ---------
    Total interest expense...............................      13,194       11,218      47,576     24,380     15,973
                                                           -----------  -----------  ---------  ---------  ---------
  Net interest income....................................      11,230        9,890      42,385     25,942     22,129
  Provision for loan losses..............................         565          862       2,018        482        203
                                                           -----------  -----------  ---------  ---------  ---------
  Net interest income after provision for loan losses....      10,665        9,028      40,367     25,460     21,926
                                                           -----------  -----------  ---------  ---------  ---------
NON-INTEREST INCOME:
  Other..................................................       2,334        1,690       8,256      5,378      4,630
  Securities gains (losses), net.........................          59          234         653        349         67
                                                           -----------  -----------  ---------  ---------  ---------
    Total non-interest income............................       2,393        1,924       8,909      5,727      4,697
NON-INTEREST EXPENSE:
  Salaries and benefits..................................       3,269        2,937      12,695      8,613      7,573
  Occupancy and equipment................................       1,178        1,038       4,254      2,551      2,429
  Other..................................................       2,958        2,738      15,099      6,959      6,452
                                                           -----------  -----------  ---------  ---------  ---------
    Total non-interest expense...........................       7,405        6,713      32,048     18,123     16,454
  Income before income tax expense.......................       5,653        4,239      17,228     13,064     10,169
  Income tax expense.....................................       1,937        1,312       6,027      4,150      3,254
  Extraordinary items/accounting changes.................      --           --          --         --         --
                                                           -----------  -----------  ---------  ---------  ---------
  Net income.............................................     $ 3,716      $ 2,927     $11,201    $ 8,914    $ 6,915
                                                           -----------  -----------  ---------  ---------  ---------
                                                           -----------  -----------  ---------  ---------  ---------
NET INCOME PER SHARE:**
  Primary................................................       $0.49        $0.39       $1.49      $1.58      $1.26
  Fully diluted..........................................       $0.49        $0.39       $1.49      $1.58      $1.26
WEIGHTED AVERAGE SHARES OUTSTANDING:**
  Primary................................................   7,566,956    7,495,156   7,504,112  5,636,604  5,498,235
  Fully diluted..........................................   7,566,956    7,495,156   7,504,112  5,636,604  5,498,235

--------------------------
* Historical information included above is presented on a calendar year basis for Pinnacle and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

** The net income per share (primary and fully diluted) and the weighted average shares outstanding (primary and fully diluted) shown above are based on an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                           FOR THE THREE
                                                            MONTHS ENDED
                                                             MARCH 31,          FOR THE YEAR ENDED DECEMBER 31,
                                                      ------------------------  -------------------------------
                                                         1997         1996        1996       1995       1994
                                                      -----------  -----------  ---------  ---------  ---------
NET INCOME PER SHARE:
  Primary...........................................       $0.50        $0.40       $1.51      $1.61      $1.28
  Fully diluted.....................................       $0.50        $0.40       $1.51      $1.61      $1.28
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary...........................................   7,478,001    7,404,327   7,414,242  5,544,729  5,404,352
  Fully diluted.....................................   7,478,001    7,404,327   7,414,242  5,544,729  5,404,352

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                           FOR THE THREE
                                                            MONTHS ENDED
                                                             MARCH 31,          FOR THE YEAR ENDED DECEMBER 31,
                                                      ------------------------  -------------------------------
                                                         1997         1996        1996       1995       1994
                                                      -----------  -----------  ---------  ---------  ---------
NET INCOME PER SHARE:
  Primary...........................................       $0.47        $0.38       $1.43      $1.50      $1.19
  Fully diluted.....................................       $0.47        $0.38       $1.43      $1.50      $1.19
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary...........................................   7,869,088    7,803,658   7,809,353  5,948,657  5,817,111
  Fully diluted.....................................   7,869,088    7,803,658   7,809,353  5,948,657  5,817,111

                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Statement of Income combine the historical Consolidated Statements of Income of Pinnacle and CB giving effect to the CB Merger, which will be accounted for as a "pooling-of-interests," as if it had been effective as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the CB Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle and CB and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one time merger and restructuring charges of approximately $1.3 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the CB Merger and are not necessarily indicative of either the results that actually would have occurred had the CB Merger been consummated on the dates indicated or the results that may be obtained in the future.

                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                                            -----------------------------------------------------
                                                              PINNACLE         CB        PROFORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL   ADJUSTMENTS    COMBINED
                                                            ------------  ------------  -----------  ------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................  $     13,025  $      4,032               $     17,057
    Tax-exempt............................................           122             4                        126
  Interest and dividends on securities:
    Taxable...............................................         6,571           296                      6,867
    Tax-exempt............................................           273            --                        273
  Interest on federal funds sold                                      43            26                         69
  Interest on due from banks interest bearing.............            31             1                         32
                                                            ------------  ------------  -----------  ------------
    Total interest income.................................        20,065         4,359                     24,424
                                                            ------------  ------------  -----------  ------------
INTEREST EXPENSE:
  Interest on deposits....................................         7,747         1,527                      9,274
  Interest on securities sold under repurchase agreements
    and other borrowings..................................         3,268           652                      3,920
                                                            ------------  ------------  -----------  ------------
    Total interest expense................................        11,015         2,179                     13,194
                                                            ------------  ------------  -----------  ------------
  Net interest income.....................................         9,050         2,180                     11,230
  Provision for loan losses...............................           235           330                        565
                                                            ------------  ------------  -----------  ------------
  Net interest income, after provision for loan losses....         8,815         1,850                     10,665
                                                            ------------  ------------  -----------  ------------
NON-INTEREST INCOME:
  Other income............................................         1,832           502                      2,334
  Securities gains (losses), net..........................            59            --                         59
                                                            ------------  ------------  -----------  ------------
    Total non-interest income.............................         1,891           502                      2,393
NON-INTEREST EXPENSE:
  Salaries and benefits...................................         2,765           504                      3,269
  Occupancy and equipment.................................         1,032           146                      1,178
  Other non-interest expense..............................         2,392           566                      2,958
                                                            ------------  ------------  -----------  ------------
    Total non-interest expense............................         6,189         1,216                      7,405
  Income before income tax expense........................         4,517         1,136                      5,653
  Income tax expense......................................         1,547           390                      1,937
  Extraordinary items/accounting changes..................            --            --                         --
                                                            ------------  ------------  -----------  ------------
  Net income..............................................  $      2,970  $        746               $      3,716
                                                            ------------  ------------  -----------  ------------
                                                            ------------  ------------  -----------  ------------
NET INCOME PER SHARE:*
  Primary.................................................  $       0.50  $       0.60               $       0.49
  Fully diluted...........................................  $       0.50  $       0.60               $       0.49
WEIGHTED AVERAGE SHARES OUTSTANDING*
  Primary.................................................     5,978,640     1,241,938     346,378      7,566,956
  Fully diluted...........................................     5,978,640     1,244,517     343,799      7,566,956

------------------------

* The net income per share (primary and fully diluted) and the weighted average shares outstanding (primary and fully diluted) shown above are based on an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                             FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                                         --------------------------------------------------
                                                          PINNACLE       CB       PRO FORMA     PRO FORMA
                                                         HISTORICAL  HISTORICAL  ADJUSTMENTS     COMBINED
                                                         ----------  ----------  ------------  ------------
NET INCOME PER SHARE:
  Primary..............................................       $0.50       $0.60                       $0.50
  Fully diluted........................................       $0.50       $0.60                       $0.50
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary..............................................   5,978,640   1,241,938    257,423        7,478,001
  Fully diluted........................................   5,978,640   1,244,517    254,844        7,478,001

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                             FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                                         --------------------------------------------------
                                                          PINNACLE       CB       PRO FORMA     PRO FORMA
                                                         HISTORICAL  HISTORICAL  ADJUSTMENTS     COMBINED
                                                         ----------  ----------  ------------  ------------
NET INCOME PER SHARE:
  Primary..............................................       $0.50       $0.60                       $0.47
  Fully diluted........................................       $0.50       $0.60                       $0.47
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary..............................................   5,978,640   1,241,938    648,510        7,869,088
  Fully diluted........................................   5,978,640   1,244,517    645,931        7,869,088

                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                                            -----------------------------------------------------
                                                              PINNACLE         CB        PROFORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL   ADJUSTMENTS    COMBINED
                                                            ------------  ------------  -----------  ------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................  $     11,577  $      3,621               $     15,198
    Tax-exempt............................................            44             6                         50
  Interest and dividends on securities:
    Taxable...............................................         4,767           311                      5,078
    Tax-exempt............................................           264            --                        264
  Interest on federal funds sold                                      90             6                         96
  Interest on due from banks interest bearing.............           416             6                        422
                                                            ------------  ------------  -----------  ------------
    Total interest income.................................        17,158         3,950                     21,108
                                                            ------------  ------------  -----------  ------------
INTEREST EXPENSE:
  Interest on deposits....................................         7,399         1,275                      8,674
  Interest on securities sold under repurchase agreements
    and other borrowings..................................         1,890           654                      2,544
                                                            ------------  ------------  -----------  ------------
    Total interest expense................................         9,289         1,929                     11,218
                                                            ------------  ------------  -----------  ------------
  Net interest income.....................................         7,869         2,021                      9,890
  Provision for loan losses...............................            80           782                        862
                                                            ------------  ------------  -----------  ------------
  Net interest income, after provision for loan losses....         7,789         1,239                      9,028
                                                            ------------  ------------  -----------  ------------
NON-INTEREST INCOME:
  Other income............................................         1,350           340                      1,690
  Securities gains (losses), net..........................           234            --                        234
                                                            ------------  ------------  -----------  ------------
    Total non-interest income.............................         1,584           340                      1,924
NON-INTEREST EXPENSE:
  Salaries and benefits...................................         2,522           415                      2,937
  Occupancy and equipment.................................           902           136                      1,038
  Other non-interest expense..............................         2,327           411                      2,738
                                                            ------------  ------------  -----------  ------------
    Total non-interest expense............................         5,751           962                      6,713
  Income before income tax expense........................         3,622           617                      4,239
  Income tax expense......................................         1,178           134                      1,312
  Extraordinary items/accounting changes..................            --            --                         --
                                                            ------------  ------------  -----------  ------------
  Net income..............................................  $      2,444  $        483               $      2,927
                                                            ------------  ------------  -----------  ------------
                                                            ------------  ------------  -----------  ------------
NET INCOME PER SHARE:*
  Primary.................................................  $       0.42  $       0.38               $       0.39
  Fully diluted...........................................  $       0.42  $       0.38               $       0.39
WEIGHTED AVERAGE SHARES OUTSTANDING:*
  Primary.................................................     5,873,358     1,258,867     362,931      7,495,156
  Fully diluted...........................................     5,873,358     1,258,187     363,611      7,495,156

------------------------

* The net income per share (primary and fully diluted) and the weighted average shares outstanding (primary and fully diluted) shown above are based on an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                             FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                                         --------------------------------------------------
                                                          PINNACLE       CB       PRO FORMA     PRO FORMA
                                                         HISTORICAL  HISTORICAL  ADJUSTMENTS     COMBINED
                                                         ----------  ----------  ------------  ------------
NET INCOME PER SHARE:
  Primary..............................................       $0.42       $0.38                       $0.40
  Fully diluted........................................       $0.42       $0.38                       $0.40
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary..............................................   5,873,358   1,258,867    272,102        7,404,327
  Fully diluted........................................   5,873,358   1,258,187    272,782        7,404,327

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                             FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                                         --------------------------------------------------
                                                          PINNACLE       CB       PRO FORMA     PRO FORMA
                                                         HISTORICAL  HISTORICAL  ADJUSTMENTS     COMBINED
                                                         ----------  ----------  ------------  ------------
NET INCOME PER SHARE:
  Primary..............................................       $0.42       $0.38                       $0.38
  Fully diluted........................................       $0.42       $0.38                       $0.38
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary..............................................   5,873,358   1,258,867    671,433        7,803,658
  Fully diluted........................................   5,873,358   1,258,187    672,113        7,803,658

                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     FOR THE YEAR ENDED DECEMBER 31, 1996*
                                                                -----------------------------------------------
                                                                 PINNACLE       CB       PRO FORMA   PRO FORMA
                                                                HISTORICAL  HISTORICAL  ADJUSTMENTS   COMBINED
                                                                ----------  ----------  -----------  ----------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...................................................     $49,791     $14,695                  $64,486
    Tax-exempt................................................         218          21                      239
  Interest and dividends on securities:
    Taxable...................................................      21,957       1,242                   23,199
    Tax-exempt................................................       1,064      --                        1,064
  Interest on federal funds sold..............................         410          24                      434
  Interest on due from banks..................................         529          10                      539
                                                                ----------  ----------  -----------  ----------
    Total interest income.....................................      73,969      15,992                   89,961
                                                                ----------  ----------  -----------  ----------
INTEREST EXPENSE:
  Interest on deposits........................................      30,536       5,429                   35,965
  Interest on securities sold under repurchase agreements and
    other borrowings..........................................       9,157       2,454                   11,611
                                                                ----------  ----------  -----------  ----------
    Total interest expense....................................      39,693       7,883                   47,576
                                                                ----------  ----------  -----------  ----------
  Net interest income.........................................      34,276       8,109                   42,385
  Provision for loan losses...................................         375       1,643                    2,018
                                                                ----------  ----------  -----------  ----------
  Net interest income after provision for loan losses.........      33,901       6,466                   40,367
                                                                ----------  ----------  -----------  ----------
NON-INTEREST INCOME:
  Other.......................................................       6,655       1,601                    8,256
  Securities gains, net.......................................         653      --                          653
                                                                ----------  ----------  -----------  ----------
    Total non-interest income.................................       7,308       1,601                    8,909

NON-INTEREST EXPENSES:
  Salaries and benefits.......................................      10,843       1,852                   12,695
  Occupancy and equipment.....................................       3,670         584                    4,254
  Other.......................................................      12,443       2,656                   15,099
                                                                ----------  ----------  -----------  ----------
    Total non-interest expense................................      26,956       5,092                   32,048
  Income before income tax expense............................      14,253       2,975                   17,228
  Income tax expense..........................................       5,101         926                    6,027
                                                                ----------  ----------  -----------  ----------
  Net income..................................................     $ 9,152     $ 2,049                  $11,201
                                                                ----------  ----------  -----------  ----------
                                                                ----------  ----------  -----------  ----------
NET INCOME PER SHARE:**
  Primary.....................................................       $1.55       $1.64                    $1.49
  Fully diluted...............................................       $1.55       $1.64                    $1.49

WEIGHTED AVERAGE SHARES OUTSTANDING:**
  Primary.....................................................   5,899,453   1,245,810     358,849(1)  7,504,112
  Fully diluted...............................................   5,899,453   1,250,704     353,955(1)  7,504,112

------------------------

* Historical information included above is presented on a calendar year basis for Pinnacle and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

** The net income per share (primary and fully diluted) and the weighted average shares outstanding (primary and fully diluted) shown above are based on an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                                FOR THE YEAR ENDED DECEMBER 31, 1996
                                                         --------------------------------------------------
                                                          PINNACLE       CB       PRO FORMA     PRO FORMA
                                                         HISTORICAL  HISTORICAL  ADJUSTMENTS     COMBINED
                                                         ----------  ----------  ------------  ------------
NET INCOME PER SHARE:
  Primary..............................................       $1.55       $1.64                       $1.51
  Fully diluted........................................       $1.55       $1.64                       $1.51
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary..............................................   5,899,453   1,245,810    268,979        7,414,242
  Fully diluted........................................   5,899,453   1,250,704    264,085        7,414,242

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                                FOR THE YEAR ENDED DECEMBER 31, 1996
                                                         --------------------------------------------------
                                                          PINNACLE       CB       PRO FORMA     PRO FORMA
                                                         HISTORICAL  HISTORICAL  ADJUSTMENTS     COMBINED
                                                         ----------  ----------  ------------  ------------
NET INCOME PER SHARE:
  Primary..............................................       $1.55       $1.64                       $1.43
  Fully diluted........................................       $1.55       $1.64                       $1.43
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary..............................................   5,899,453   1,245,810    664,090        7,809,353
  Fully diluted........................................   5,899,453   1,250,704    659,196        7,809,353

                       PINNACLE FINANCIAL SERVICES, INC.,
                              AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    FOR THE YEAR ENDED DECEMBER 31, 1995*
                                                            -----------------------------------------------------
                                                              PINNACLE         CB        PRO FORMA    PRO FORMA
                                                             HISTORICAL    HISTORICAL   ADJUSTMENTS    COMBINED
                                                            ------------  ------------  -----------  ------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................       $29,542       $11,462                    $41,004
    Tax-exempt............................................           214            27                        241
  Interest and dividends on securities:
    Taxable...............................................         6,321         1,280                      7,601
    Tax-exempt............................................           905       --                             905
  Interest on federal funds sold..........................           257            13                        270
  Interest on due from banks interest bearing.............           256            45                        301
                                                            ------------  ------------  -----------  ------------
      Total interest income...............................        37,495        12,827                     50,322
                                                            ------------  ------------  -----------  ------------
INTEREST EXPENSE:
  Interest on deposits....................................        16,093         4,784                     20,877
  Interest on securities sold under repurchase agreements
    and other borrowings..................................         2,058         1,445                      3,503
                                                            ------------  ------------  -----------  ------------
      Total interest expense..............................        18,151         6,229                     24,380
                                                            ------------  ------------  -----------  ------------
  Net interest income.....................................        19,344         6,598                     25,942
  Provision for loan losses...............................           225           257                        482
  Net interest income after provision for loan losses.....        19,119         6,341                     25,460
                                                            ------------  ------------  -----------  ------------
NON-INTEREST INCOME:
  Other income............................................         4,236         1,142                      5,378
  Securities gains (losses), net..........................           350           (1)                        349
                                                            ------------  ------------  -----------  ------------
      Total non-interest income...........................         4,586         1,141                      5,727
NON-INTEREST EXPENSES:
  Salaries and benefits...................................         7,100         1,513                      8,613
  Occupancy and equipment.................................         2,044           507                      2,551
  Other non-interest expense..............................         5,492         1,467                      6,959
                                                            ------------  ------------  -----------  ------------
      Total non-interest expense..........................        14,636         3,487                     18,123
  Income before income tax expense........................         9,069         3,995                     13,064
  Income tax expense......................................         2,610         1,540                      4,150
                                                            ------------  ------------  -----------  ------------
  Net income..............................................       $ 6,459       $ 2,455                    $ 8,914
                                                            ------------  ------------  -----------  ------------
                                                            ------------  ------------  -----------  ------------
NET INCOME PER SHARE:**
  Primary.................................................         $1.62         $1.94                      $1.58
  Fully diluted...........................................         $1.62         $1.93                      $1.58

WEIGHTED AVERAGE SHARES OUTSTANDING:**
  Primary.................................................     3,996,137     1,265,353     375,114(1)    5,636,604
  Fully diluted...........................................     3,996,137     1,273,276     367,191(1)    5,636,604

------------------------

* Historical information included above is presented on a calendar year basis for Pinnacle and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

** The net income per share (primary and fully diluted) and the weighted average shares outstanding (primary and fully diluted) shown above are based on an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                                FOR THE YEAR ENDED DECEMBER 31, 1995
                                                           -----------------------------------------------
                                                            PINNACLE       CB       PRO FORMA   PRO FORMA
                                                           HISTORICAL  HISTORICAL  ADJUSTMENTS   COMBINED
                                                           ----------  ----------  -----------  ----------
NET INCOME PER SHARE:
  Primary................................................  $     1.62  $     1.94               $     1.61
  Fully diluted..........................................  $     1.62  $     1.93               $     1.61

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary................................................   3,996,137   1,265,353     283,239    5,544,729
  Fully diluted..........................................   3,996,137   1,273,276     275,316    5,544,729

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                                FOR THE YEAR ENDED DECEMBER 31, 1995
                                                           -----------------------------------------------
                                                            PINNACLE       CB       PRO FORMA   PRO FORMA
                                                           HISTORICAL  HISTORICAL  ADJUSTMENTS   COMBINED
                                                           ----------  ----------  -----------  ----------
NET INCOME PER SHARE:
  Primary................................................  $     1.62  $     1.94               $     1.50
  Fully diluted..........................................  $     1.62  $     1.93               $     1.50

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary................................................   3,996,137   1,265,353     687,167    5,948,657
  Fully diluted..........................................   3,996,137   1,273,276     679,244    5,948,657

                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    FOR THE YEAR ENDED DECEMBER 31, 1994*
                                                               ------------------------------------------------
                                                                PINNACLE       CB       PRO FORMA    PRO FORMA
                                                               HISTORICAL  HISTORICAL  ADJUSTMENTS    COMBINED
                                                               ----------  ----------  ------------  ----------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable..................................................     $22,949      $7,773                   $30,722
    Tax-exempt...............................................         209          33                       242
  Interest and dividends on securities:
    Taxable..................................................       4,626       1,128                     5,754
    Tax-exempt...............................................         998      --                           998
  Interest on federal funds sold.............................         110         180                       290
  Interest on due from banks.................................          76          20                        96
                                                               ----------  ----------  ------------  ----------
      Total interest income..................................      28,968       9,134                    38,102
                                                               ----------  ----------  ------------  ----------
INTEREST EXPENSE:
  Interest on deposits.......................................      11,316       3,927                    15,243
  Interest on securities sold under repurchase agreements and
    other borrowings.........................................         546         184                       730
                                                               ----------  ----------  ------------  ----------
      Total interest expense.................................      11,862       4,111                    15,973
                                                               ----------  ----------  ------------  ----------
  Net interest income........................................      17,106       5,023                    22,129
  Provision for loan losses..................................         125          78                       203
                                                               ----------  ----------  ------------  ----------
  Net interest income after provision for loan losses........      16,981       4,945                    21,926
                                                               ----------  ----------  ------------  ----------
NON-INTEREST INCOME:
  Other income...............................................       3,692         938                     4,630
  Securities gains, net......................................          64           3                        67
                                                               ----------  ----------  ------------  ----------
      Total non-interest income..............................       3,756         941                     4,697
NON-INTEREST EXPENSES:
  Salaries and benefits......................................       6,073       1,500                     7,573
  Occupancy and equipment....................................       1,918         511                     2,429
  Other......................................................       5,123       1,329                     6,452
                                                               ----------  ----------  ------------  ----------
      Total non-interest expense.............................      13,114       3,340                    16,454
  Income before income tax expense...........................       7,623       2,546                    10,169
  Income tax expense.........................................       2,333         921                     3,254
                                                               ----------  ----------  ------------  ----------
  Net income.................................................     $ 5,290      $1,625                   $ 6,915
                                                               ----------  ----------  ------------  ----------
                                                               ----------  ----------  ------------  ----------
NET INCOME PER SHARE:**
  Primary....................................................       $1.38       $1.26                     $1.26
  Fully diluted..............................................       $1.38       $1.26                     $1.26
WEIGHTED AVERAGE SHARES OUTSTANDING:**
  Primary....................................................   3,821,904   1,292,293    384,038(1)   5,498,235
  Fully diluted..............................................   3,821,904   1,289,970    386,361(1)   5,498,235

------------------------
* Historical information included above is presented on a calendar year basis for Pinnacle and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

** The net income per share (primary and fully diluted) and the weighted average shares outstanding (primary and fully diluted) shown above are based on an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                                FOR THE YEAR ENDED DECEMBER 31, 1994
                                                          ------------------------------------------------
                                                           PINNACLE       CB       PRO FORMA    PRO FORMA
                                                          HISTORICAL  HISTORICAL  ADJUSTMENTS    COMBINED
                                                          ----------  ----------  ------------  ----------
NET INCOME PER SHARE:
  Primary...............................................       $1.38       $1.26                     $1.28
  Fully diluted.........................................       $1.38       $1.26                     $1.28

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary...............................................   3,821,904   1,292,293    290,155      5,404,352
  Fully diluted.........................................   3,821,904   1,289,970    292,478      5,404,352

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                                FOR THE YEAR ENDED DECEMBER 31, 1994
                                                          ------------------------------------------------
                                                           PINNACLE       CB       PRO FORMA    PRO FORMA
                                                          HISTORICAL  HISTORICAL  ADJUSTMENTS    COMBINED
                                                          ----------  ----------  ------------  ----------
NET INCOME PER SHARE:
  Primary...............................................       $1.38       $1.26                     $1.19
  Fully diluted.........................................       $1.38       $1.26                     $1.19

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary...............................................   3,821,904   1,292,293    702,914      5,817,111
  Fully diluted.........................................   3,821,904   1,289,970    705,237      5,817,111

                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Balance Sheet combines the historical Consolidated Balance Sheets of Pinnacle and CB giving effect to the CB Merger, which will be accounted for as a "pooling-of-interests," as if it had been effective on March 31, 1997. For a description of "pooling-of-interests" accounting with respect to the CB Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle and the CB and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one-time merger and restructuring charges of approximately $1.3 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the CB Merger and are not necessarily indicative of either the results that actually would have occurred had the CB Merger been consummated on March 31, 1997 or the results that may be obtained in the future.

                        PINNACLE FINANCIAL SERVICES, INC
                              AND CB BANCORP, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1997
                                  (UNAUDITED)

                                                             PINNACLE         CB
                                                               (AS           (AS        PRO FORMA    PRO FORMA
                                                            REPORTED)     REPORTED)    ADJUSTMENTS    COMBINED
                                                           ------------  ------------  -----------  ------------
                                                                              (IN THOUSANDS)
ASSETS:
  Cash due from banks....................................   $   25,904    $    4,847    $  (1,500)  $     29,251
  Federal funds sold.....................................       --            --                         --
  Due from banks-interest bearing........................        2,016         9,882                      11,898
  Investment securities..................................      412,925        17,723                     430,648
  Loans..................................................      615,024       186,505                     801,529
  Allowance for loan losses..............................       (5,651)       (1,808)                     (7,459)
  Other assets...........................................       47,573         9,986                      57,559
                                                           ------------  ------------  -----------  ------------
      Total assets.......................................   $1,097,791    $  227,135    $  (1,500)  $  1,323,426
                                                           ------------  ------------  -----------  ------------
                                                           ------------  ------------  -----------  ------------
LIABILITIES:
  Deposits:
    Non-interest-bearing demand deposits.................   $   62,080    $   10,003                $     72,083
    Interest-bearing demand deposits.....................       76,250        13,697                      89,947
    Savings deposits.....................................      272,663        36,739                     309,402
    Time deposits........................................      346,929        89,370                     436,299
                                                           ------------  ------------  -----------  ------------
      Total deposits.....................................      757,922       149,809       --            907,731
  Securities sold under agreements to repurchase and
    other borrowings.....................................      259,274        53,284                     312,558
  Other liabilities......................................        5,305         3,199         (180)         8,324
                                                           ------------  ------------  -----------  ------------
      Total liabilities..................................    1,022,501       206,292         (180)     1,228,613

STOCKHOLDERS' EQUITY:
  Common stock...........................................       19,110            13          (13)        19,110
  Additional paid-in-capital.............................       44,574         5,866       (1,731)        48,709
  Retained earnings......................................       16,354        16,453       (1,320)        31,487
  Net unrealized gain (loss) on securities-for-sale......       (4,748)           61                      (4,687)
  Less: Treasury stock...................................       --             1,550       (1,744)          (194)
                                                           ------------  ------------  -----------  ------------
      Total stockholders' equity.........................       75,290        20,843       (1,320)        94,813
                                                           ------------  ------------  -----------  ------------
      Total liabilities and stockholders' equity.........   $1,097,791    $  227,135    $  (1,500)  $  1,323,426
                                                           ------------  ------------  -----------  ------------
                                                           ------------  ------------  -----------  ------------
PER SHARE DATA:*
  Shares outstanding.....................................    5,980,320     1,161,997      426,202      7,568,519
  Book value per share...................................   $    12.59    $    17.94                $      12.53

------------------------

* The shares outstanding and the book value per share shown above are based on an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

    The following table illustrates the effect on shares outstanding and book value per share of an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                                        AS OF MARCH 31, 1997
                                                          ------------------------------------------------
                                                           PINNACLE       CB       PRO FORMA    PRO FORMA
                                                          HISTORICAL  HISTORICAL  ADJUSTMENTS    COMBINED
                                                          ----------  ----------  ------------  ----------
Shares outstanding......................................   5,980,320   1,161,997    337,254      7,479,571
Book value per share....................................      $12.59      $17.94                    $12.68

    The following table illustrates the effect on shares outstanding and book value per share of an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                                        AS OF MARCH 31, 1997
                                                          ------------------------------------------------
                                                           PINNACLE       CB       PRO FORMA    PRO FORMA
                                                          HISTORICAL  HISTORICAL  ADJUSTMENTS    COMBINED
                                                          ----------  ----------  ------------  ----------
Shares outstanding......................................   5,980,320   1,161,997    728,313      7,870,630
Book value per share....................................      $12.59      $17.94                    $12.05

        NOTES TO PINNACLE FINANCIAL SERVICES, INC., AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Reflects additional shares issued assuming a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger. The assumed CB Exchange Ratio was calculated assuming an average price for Pinnacle Common Stock of $27.375.

(2) Reflects expected one-time merger and restructuring charges of approximately $1.5 million (pre-tax) and a tax credit of $180,000 to be incurred in 1997. In addition, management believes there will be annualized pre-tax cost savings of approximately $900,000 following the CB Merger. (While there can be no assurances that such cost savings will be realized, they are expected to be realized primarily through reductions in staff, consolidation of the parties' banking and thrift businesses, the consolidation of certain offices, data processing and other redundant back-office operations and staff functions.)

        The pro forma entries are displayed below:

Debt--Retained earnings..............................  $1,320,000
Debt--other liabilities--taxes payable...............    180,000
  Credit--Cash.......................................             $1,500,000

        The following provides detail of the estimated pre-tax charges:

Personnel............................................  $ 150,000
Benefit plans........................................    200,000
Facilities and data processing.......................    100,000
Other Merger expenses................................  1,050,000
                                                       ---------
    Total charges....................................  $1,500,000
                                                       ---------
                                                       ---------

(3) Reflects accounting of the CB Merger as a "pooling-of-interests," through the exchange of 1,588,199 shares of Pinnacle Common Stock for 1,161,997 shares of CB Common Stock and outstanding CB stock options and the elimination of treasury stock.

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.
            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Statement of Income Summary combines the historical Consolidated Statements of Income of Pinnacle, IFC and CB giving effect to each of the Mergers, which will be accounted for as "pooling-of-interests," as if each of the Mergers had been effective as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the Mergers, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of CB Bancorp, Inc., including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle, IFC and CB and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one-time merger and restructuring charges of approximately $5.5 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the Mergers and are not necessarily indicative of either the results that actually would have occurred had the Mergers been consummated on the dates indicated or the results that may be obtained in the future.

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.
            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              AT OR FOR THE THREE MONTHS
                                                   ENDED MARCH 31,              FOR THE YEAR ENDED DECEMBER 31,*
                                             ----------------------------  -------------------------------------------
                                                 1997           1996           1996           1995           1994
                                             -------------  -------------  -------------  -------------  -------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable................................        $30,057        $26,829       $113,161       $ 87,686        $65,815
    Tax-exempt.............................            174            110            477            454            447
  Interest and dividends on securities:
      Taxable..............................          9,235          6,684         30,919         15,701         13,737
      Tax-exempt...........................            277            286          1,136            973          1,093
  Interest on federal funds sold...........            136            112            498            356            447
  Interest on due from banks interest
    bearing................................             32            444            629            322            136
                                             -------------  -------------  -------------  -------------  -------------
    Total interest income..................         39,911         34,465        146,820        105,492         81,675
                                             -------------  -------------  -------------  -------------  -------------
INTEREST EXPENSE:
  Interest on deposits.....................         15,384         14,525         60,403         43,300         31,722
  Interest on securities sold under
    repurchase agreements and other
    borrowings.............................          6,556          4,004         19,032         10,935          6,616
                                             -------------  -------------  -------------  -------------  -------------
    Total interest expense.................         21,940         18,529         79,435         54,235         38,338
                                             -------------  -------------  -------------  -------------  -------------
Net interest income........................         17,971         15,936         67,385         51,257         43,337
Provision for loan losses..................            805            912          3,133            659            382
                                             -------------  -------------  -------------  -------------  -------------
Net interest income after provision for
  loan losses..............................         17,166         15,024         64,252         50,598         42,955
                                             -------------  -------------  -------------  -------------  -------------
NON-INTEREST INCOME:
  Other....................................          4,160          2,760         12,551          9,617          9,031
  Securities gains (losses), net...........             59            214            708            789            137
                                             -------------  -------------  -------------  -------------  -------------
    Total non-interest income..............          4,219          2,974         13,259         10,406          9,168

NON-INTEREST EXPENSE:
  Salaries and benefits....................          5,802          5,145         21,519         17,568         14,980
  Occupancy and equipment..................          1,988          1,845          7,690          6,001          4,934
  Other....................................          4,638          4,586         25,290         14,749         11,712
                                             -------------  -------------  -------------  -------------  -------------
    Total non-interest expense.............         12,428         11,576         54,499         38,318         31,626
                                             -------------  -------------  -------------  -------------  -------------
Income before income tax expense...........          8,957          6,422         23,012         22,686         20,497
  Income tax expense.......................          2,961          1,858          7,188          6,468          6,320
  Extraordinary items/accounting changes...       --             --             --             --             --
                                             -------------  -------------  -------------  -------------  -------------
  Net income...............................       $  5,996       $  4,564       $ 15,824       $ 16,218        $14,177
                                             -------------  -------------  -------------  -------------  -------------
                                             -------------  -------------  -------------  -------------  -------------
NET INCOME PER SHARE:**
  Primary..................................          $0.48          $0.37          $1.29          $1.56          $1.37
  Fully diluted............................          $0.48          $0.37           1.28           1.55           1.37

WEIGHTED AVERAGE SHARES OUTSTANDING:**
  Primary..................................     12,415,826     12,255,285     12,298,961     10,413,603     10,342,834
  Fully diluted............................     12,426,604     12,276,670     12,318,370     10,444,751     10,346,721

------------------------

* Historical information included above is presented on a calendar year basis for Pinnacle, IFC and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

** The net income per share (primary and fully diluted) and the weighted average shares outstanding (primary and fully diluted) shown above are based on the IFC Exchange Ratio, an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                        FOR THE THREE MONTHS ENDED
                                                MARCH 31,               FOR THE YEAR ENDED DECEMBER 31,
                                        --------------------------  ----------------------------------------
                                            1997          1996          1996          1995          1994
                                        ------------  ------------  ------------  ------------  ------------
NET INCOME PER SHARE:
  Primary.............................         $0.49         $0.38         $1.30         $1.57         $1.38
  Fully diluted.......................         $0.49         $0.37         $1.29         $1.57         $1.38
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.............................    12,326,871    12,164,456    12,209,091    10,321,728    10,248,951
  Fully diluted.......................    12,337,649    12,185,841    12,228,500    10,352,876    10,252,838

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                        FOR THE THREE MONTHS ENDED
                                                MARCH 31,               FOR THE YEAR ENDED DECEMBER 31,
                                        --------------------------  ----------------------------------------
                                            1997          1996          1996          1995          1994
                                        ------------  ------------  ------------  ------------  ------------
NET INCOME PER SHARE:
  Primary.............................         $0.47         $0.36         $1.26         $1.51         $1.33
  Fully diluted.......................         $0.47         $0.36         $1.25         $1.51         $1.33
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.............................    12,717,958    12,563,787    12,604,202    10,725,656    10,661,710
  Fully diluted.......................    12,728,736    12,585,172    12,623,611    10,756,804    10,665,597

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Statement of Income combine the historical Consolidated Statements of Income of Pinnacle, IFC and CB giving effect to each of the Mergers, which will be accounted for as "pooling-of-interests," as if each of the Mergers had been effective as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the Mergers, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus and the condensed consolidated historical financial data for Pinnacle, IFC and CB and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one time merger and restructuring charges of approximately $5.5 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the Mergers and are not necessarily indicative of either the results that actually would have occurred had the Mergers been consummated on the dates indicated or the results that may be obtained in the future.

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                                            --------------------------------------------------------------------
                                                              PINNACLE        IFC            CB        PRO FORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL    HISTORICAL   ADJUSTMENTS     COMBINED
                                                            ------------  ------------  ------------  ------------  ------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................       $13,025       $13,001        $4,032                     $30,058
    Tax-exempt............................................           122            48             4                         174
  Interest and dividends on securities:
    Taxable...............................................         6,571         2,367           296                       9,234
    Tax-exempt............................................           273             4       --                              277
  Interest on federal funds sold..........................            43            67            26                         136
  Interest on due from banks interest bearing.............            31       --                  1                          32
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest income...............................        20,065        15,487         4,359                      39,911
                                                            ------------  ------------  ------------  ------------  ------------
INTEREST EXPENSE:
  Interest on deposits....................................         7,747         6,110         1,527                      15,384
  Interest on securities sold under repurchase agreements
    and other borrowings..................................         3,268         2,636           652                       6,556
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest expense..............................        11,015         8,746         2,179                      21,940
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income.......................................         9,050         6,741         2,180                      17,971
Provision for loan losses.................................           235           240           330                         805
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income after provision for loan losses.......         8,815         6,501         1,850                      17,166
                                                            ------------  ------------  ------------  ------------  ------------
NON-INTEREST INCOME:
  Other income............................................         1,832         1,826           502                       4,160
  Securities gains, net...................................            59       --            --                               59
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest income...........................         1,891         1,826           502                       4,219
NON-INTEREST EXPENSES:
  Salaries and benefits...................................         2,765         2,533           504                       5,802
  Occupancy and equipment.................................         1,032           810           146                       1,988
  Other...................................................         2,392         1,680           566                       4,638
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest expense..........................         6,189         5,023         1,216                      12,428
                                                            ------------  ------------  ------------  ------------  ------------
  Income before income tax expense........................         4,517         3,304         1,136                       8,957
  Income tax expense......................................         1,547         1,024           390                       2,961
                                                            ------------  ------------  ------------  ------------  ------------
  Net income..............................................       $ 2,970       $ 2,280         $ 746                     $ 5,996
                                                            ------------  ------------  ------------  ------------  ------------
                                                            ------------  ------------  ------------  ------------  ------------
NET INCOME PER SHARE:*
  Primary.................................................         $0.50         $0.47         $0.60                       $0.48
  Fully diluted...........................................          0.50          0.47          0.60                        0.48
WEIGHTED AVERAGE SHARES OUTSTANDING:*
  Primary.................................................     5,978,640     4,848,870     1,241,938       346,378    12,415,826
  Fully diluted...........................................     5,978,640     4,859,648     1,244,517       343,799    12,426,604

------------------------

* The net income per share (primary and fully diluted) and the weighted average shares outstanding (primary and fully diluted) shown above are based on the IFC Exchange Ratio, an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                      FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                            --------------------------------------------------------------
                                             PINNACLE      IFC          CB       PRO FORMA     PRO FORMA
                                            HISTORICAL  HISTORICAL  HISTORICAL  ADJUSTMENTS     COMBINED
                                            ----------  ----------  ----------  ------------  ------------
NET INCOME PER SHARE:
  Primary.................................       $0.50       $0.47       $0.60                       $0.49
  Fully diluted...........................       $0.50       $0.47       $0.60                       $0.49

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.................................   5,978,640   4,848,870   1,241,938    257,423       12,326,871
  Fully diluted...........................   5,978,640   4,859,648   1,244,517    254,844       12,337,649

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                      FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                            --------------------------------------------------------------
                                             PINNACLE      IFC          CB       PRO FORMA     PRO FORMA
                                            HISTORICAL  HISTORICAL  HISTORICAL  ADJUSTMENTS     COMBINED
                                            ----------  ----------  ----------  ------------  ------------
NET INCOME PER SHARE:
  Primary.................................       $0.50       $0.47       $0.60                       $0.47
  Fully diluted...........................       $0.50       $0.47       $0.60                       $0.47

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.................................   5,978,640   4,848,870   1,241,938    648,510       12,717,958
  Fully diluted...........................   5,978,640   4,859,648   1,244,517    645,931       12,728,736

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                                            --------------------------------------------------------------------
                                                              PINNACLE        IFC            CB        PRO FORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL    HISTORICAL   ADJUSTMENTS     COMBINED
                                                            ------------  ------------  ------------  ------------  ------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................       $11,577       $11,631        $3,621                     $26,829
    Tax-exempt............................................            44            60             6                         110
  Interest and dividends on securities:
    Taxable...............................................         4,767         1,606           311                       6,684
    Tax-exempt............................................           264            22       --                              286
  Interest on federal funds sold..........................            90            16             6                         112
  Interest on due from banks interest bearing.............           416            22             6                         444
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest income...............................        17,158        13,357         3,950                      34,465
                                                            ------------  ------------  ------------  ------------  ------------
INTEREST EXPENSE:
  Interest on deposits....................................         7,399         5,851         1,275                      14,525
  Interest on securities sold under repurchase agreements
    and other borrowings..................................         1,890         1,460           654                       4,004
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest expense..............................         9,289         7,311         1,929                      18,529
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income.......................................         7,869         6,046         2,021                      15,936
Provision for loan losses.................................            80            50           782                         912
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income after provision for loan losses.......         7,789         5,996         1,239                      15,024
                                                            ------------  ------------  ------------  ------------  ------------
NON-INTEREST INCOME:
  Other income............................................         1,350         1,070           340                       2,760
  Securities gains, net...................................           234           (20)      --                              214
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest income...........................         1,584         1,050           340                       2,974
NON-INTEREST EXPENSES:
  Salaries and benefits...................................         2,522         2,208           415                       5,145
  Occupancy and equipment.................................           902           807           136                       1,845
  Other...................................................         2,327         1,848           411                       4,586
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest expense..........................         5,751         4,863           962                      11,576
                                                            ------------  ------------  ------------  ------------  ------------
  Income before income tax expense........................         3,622         2,183           617                       6,422
  Income tax expense......................................         1,178           546           134                       1,858
                                                            ------------  ------------  ------------  ------------  ------------
  Net income..............................................       $ 2,444       $ 1,637         $ 483                     $ 4,564
                                                            ------------  ------------  ------------  ------------  ------------
                                                            ------------  ------------  ------------  ------------  ------------
NET INCOME PER SHARE:*
  Primary.................................................         $0.42         $0.34         $0.38                       $0.37
  Fully diluted...........................................          0.42          0.34          0.38                        0.37

WEIGHTED AVERAGE SHARES OUTSTANDING:*
  Primary.................................................     5,873,358     4,760,129     1,258,867       362,931    12,255,285
  Fully diluted...........................................     5,873,358     4,781,514     1,258,187       363,611    12,276,670

------------------------

* The net income per share (primary and fully diluted) and the weighted average shares outstanding (primary and fully diluted) shown above are based on the IFC Exchange Ratio, an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                      FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                            --------------------------------------------------------------
                                             PINNACLE      IFC          CB       PRO FORMA     PRO FORMA
                                            HISTORICAL  HISTORICAL  HISTORICAL  ADJUSTMENTS     COMBINED
                                            ----------  ----------  ----------  ------------  ------------
NET INCOME PER SHARE:
  Primary.................................       $0.42       $0.34       $0.38                       $0.38
  Fully diluted...........................       $0.42       $0.34       $0.38                       $0.37

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.................................   5,873,358   4,760,129   1,258,867    272,102       12,164,456
  Fully diluted...........................   5,873,358   4,781,514   1,258,187    272,782       12,185,841

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                      FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                            --------------------------------------------------------------
                                             PINNACLE      IFC          CB       PRO FORMA     PRO FORMA
                                            HISTORICAL  HISTORICAL  HISTORICAL  ADJUSTMENTS     COMBINED
                                            ----------  ----------  ----------  ------------  ------------
NET INCOME PER SHARE:
  Primary.................................       $0.42       $0.34       $0.38                       $0.36
  Fully diluted...........................       $0.42       $0.34       $0.38                       $0.36

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.................................   5,873,358   4,760,129   1,258,867    671,433       12,563,787
  Fully diluted...........................   5,873,358   4,781,514   1,258,187    672,113       12,585,172

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           FOR THE YEAR ENDED DECEMBER 31, 1996*
                                                            --------------------------------------------------------------------
                                                              PINNACLE        IFC            CB        PRO FORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL    HISTORICAL   ADJUSTMENTS     COMBINED
                                                            ------------  ------------  ------------  ------------  ------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................       $49,791       $48,675       $14,695                    $113,161
    Tax-exempt............................................           218           238            21                         477
  Interest and dividends on securities:
    Taxable...............................................        21,957         7,720         1,242                      30,919
    Tax-exempt............................................         1,064            72       --                            1,136
  Interest on federal funds sold..........................           410            64            24                         498
  Interest on due from banks interest bearing.............           529            90            10                         629
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest income...............................        73,969        56,859        15,992                     146,820
                                                            ------------  ------------  ------------  ------------  ------------
INTEREST EXPENSE:
  Interest on deposits....................................        30,536        24,438         5,429                      60,403
  Interest on securities sold under repurchase agreements
    and other borrowings..................................         9,157         7,421         2,454                      19,032
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest expense..............................        39,693        31,859         7,883                      79,435
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income.......................................        34,276        25,000         8,109                      67,385
Provision for loan losses.................................           375         1,115         1,643                       3,133
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income after provision for loan losses.......        33,901        23,885         6,466                      64,252
                                                            ------------  ------------  ------------  ------------  ------------
NON-INTEREST INCOME:
  Other income............................................         6,655         4,295         1,601                      12,551
  Securities gains, net...................................           653            55       --                              708
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest income...........................         7,308         4,350         1,601                      13,259
NON-INTEREST EXPENSES:
  Salaries and benefits...................................        10,843         8,824         1,852                      21,519
  Occupancy and equipment.................................         3,670         3,436           584                       7,690
  Other...................................................        12,443        10,191         2,656                      25,290
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest expense..........................        29,956        22,451         5,092                      54,499
                                                            ------------  ------------  ------------  ------------  ------------
  Income before income tax expense........................        14,253         5,784         2,975                      23,012
  Income tax expense......................................         5,101         1,161           926                       7,188
                                                            ------------  ------------  ------------  ------------  ------------
  Net income..............................................       $ 9,152       $ 4,623       $ 2,049                    $ 15,824
                                                            ------------  ------------  ------------  ------------  ------------
                                                            ------------  ------------  ------------  ------------  ------------
NET INCOME PER SHARE:**
  Primary.................................................         $1.55         $0.96         $1.64                       $1.29
  Fully diluted...........................................          1.55          0.96          1.64                        1.28
WEIGHTED AVERAGE SHARES OUTSTANDING:**
  Primary.................................................     5,899,453     4,794,849     1,245,810       358,849(1)   12,298,961
  Fully diluted...........................................     5,899,453     4,814,258     1,250,704       353,955(1)   12,318,370

------------------------

* Historical information included above is presented on a calendar year basis for Pinnacle, IFC and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

** The net income per share (primary and fully diluted) and the weighted average shares outstanding (primary and fully diluted) shown above are based on the IFC Exchange Ratio, an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                         FOR THE YEAR ENDED DECEMBER 31, 1996
                                            --------------------------------------------------------------
                                             PINNACLE      IFC          CB       PRO FORMA     PRO FORMA
                                            HISTORICAL  HISTORICAL  HISTORICAL  ADJUSTMENTS     COMBINED
                                            ----------  ----------  ----------  ------------  ------------
NET INCOME PER SHARE:
  Primary.................................       $1.55       $0.96       $1.64                       $1.30
  Fully diluted...........................       $1.55       $0.96       $1.64                       $1.29

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.................................   5,899,453   4,794,849   1,245,810    268,979       12,209,091
  Fully diluted...........................   5,899,453   4,814,258   1,250,704    264,085       12,228,500

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                         FOR THE YEAR ENDED DECEMBER 31, 1996
                                            --------------------------------------------------------------
                                             PINNACLE      IFC          CB       PRO FORMA     PRO FORMA
                                            HISTORICAL  HISTORICAL  HISTORICAL  ADJUSTMENTS     COMBINED
                                            ----------  ----------  ----------  ------------  ------------
NET INCOME PER SHARE:
  Primary.................................       $1.55       $0.96       $1.64                       $1.26
  Fully diluted...........................       $1.55       $0.96       $1.64                       $1.25

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.................................   5,899,453   4,794,849   1,245,810    664,090       12,604,202
  Fully diluted...........................   5,899,453   4,814,258   1,250,704    659,196       12,623,611

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  FOR THE YEAR ENDED DECEMBER 31, 1995*
                                                       -----------------------------------------------------------
                                                        PINNACLE      IFC          CB       PRO FORMA   PRO FORMA
                                                       HISTORICAL  HISTORICAL  HISTORICAL  ADJUSTMENTS   COMBINED
                                                       ----------  ----------  ----------  -----------  ----------
INTEREST INCOME:
  Interest and fees on loans:
      Taxable........................................    $29,542     $46,682     $11,462                 $ 87,686
      Tax-exempt.....................................        214         213          27                      454
  Interest and dividends on securities:
      Taxable........................................      6,321       8,100       1,280                   15,701
      Tax-exempt.....................................        905          68       --                         973
  Interest on federal funds sold.....................        257          86          13                      356
  Interest on due from banks interest bearing........        256          21          45                      322
                                                       ----------  ----------  ----------  -----------  ----------
    Total interest income............................     37,495      55,170      12,827                  105,492
                                                       ----------  ----------  ----------  -----------  ----------
INTEREST EXPENSE:
  Interest on deposits...............................     16,093      22,423       4,784                   43,300
  Interest on securities sold under repurchase
    agreements and other borrowings..................      2,058       7,432       1,445                   10,935
                                                       ----------  ----------  ----------  -----------  ----------
    Total interest expense...........................     18,151      29,855       6,229                   54,235
                                                       ----------  ----------  ----------  -----------  ----------
  Net interest income................................     19,344      25,315       6,598                   51,257
  Provision for loan losses..........................        225         177         257                      659
                                                       ----------  ----------  ----------  -----------  ----------
  Net interest income after provision for loan
    losses...........................................     19,119      25,138       6,341                   50,598
                                                       ----------  ----------  ----------  -----------  ----------
NON-INTEREST INCOME:
  Other income.......................................      4,236       4,239       1,142                    9,617
  Securities gains (losses), net.....................        350         440          (1)                     789
                                                       ----------  ----------  ----------  -----------  ----------
    Total non-interest income........................      4,586       4,679       1,141                   10,406
                                                       ----------  ----------  ----------  -----------  ----------
NON-INTEREST EXPENSES:
  Salaries and benefits..............................      7,100       8,955       1,513                   17,568
  Occupancy and equipment............................      2,044       3,450         507                    6,001
  Other..............................................      5,492       7,790       1,467                   14,749
                                                       ----------  ----------  ----------  -----------  ----------
    Total non-interest expense.......................     14,636      20,195       3,487                   38,318
                                                       ----------  ----------  ----------  -----------  ----------
  Income before income tax expense...................      9,069       9,622       3,995                   22,686
  Income tax expense.................................      2,610       2,318       1,540                    6,468
                                                       ----------  ----------  ----------  -----------  ----------
  Net income.........................................    $ 6,459     $ 7,304     $ 2,455                 $ 16,218
                                                       ----------  ----------  ----------  -----------  ----------
                                                       ----------  ----------  ----------  -----------  ----------
  NET INCOME PER SHARE:**
    Primary..........................................      $1.62       $1.51       $1.94                    $1.56
    Fully diluted....................................       1.62        1.52        1.93                     1.55
  WEIGHTED AVERAGE SHARES OUTSTANDING:**
    Primary..........................................  3,996,137   4,776,999   1,265,353     375,114(1) 10,413,603
    Fully diluted....................................  3,996,137   4,808,147   1,273,276     367,191(1) 10,444,751

------------------------------
* Historical information included above is presented on a calendar year basis for Pinnacle, IFC and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

** The net income per share (primary and fully diluted) and the weighted average shares outstanding (primary and fully diluted) shown above are based on the IFC Exchange Ratio, an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
               (IN THOUSANDS, EXCEPT PER SHARE DATA) (CONTINUED)

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                              FOR THE YEAR ENDED DECEMBER 31, 1995
                                                 --------------------------------------------------------------
                                                  PINNACLE      IFC          CB        PRO FORMA    PRO FORMA
                                                 HISTORICAL  HISTORICAL  HISTORICAL   ADJUSTMENTS    COMBINED
                                                 ----------  ----------  -----------  -----------  ------------
NET INCOME PER SHARE:
  Primary......................................  $     1.62  $     1.53  $      1.94               $       1.57
  Fully diluted................................  $     1.62  $     1.52  $      1.93               $       1.57

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary......................................   3,996,137   4,776,999    1,265,353     283,239     10,321,728
  Fully diluted................................   3,996,137   4,808,147    1,273,276     275,316     10,352,876

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                              FOR THE YEAR ENDED DECEMBER 31, 1995
                                                 --------------------------------------------------------------
                                                  PINNACLE      IFC          CB        PRO FORMA    PRO FORMA
                                                 HISTORICAL  HISTORICAL  HISTORICAL   ADJUSTMENTS    COMBINED
                                                 ----------  ----------  -----------  -----------  ------------
NET INCOME PER SHARE:
  Primary......................................  $     1.62  $     1.53  $      1.94               $       1.51
  Fully diluted................................  $     1.62  $     1.52  $      1.93               $       1.51

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary......................................   3,996,137   4,776,999    1,265,353     687,167     10,725,656
  Fully diluted................................   3,996,137   4,808,147    1,273,276     679,244     10,756,804

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           FOR THE YEAR ENDED DECEMBER 31, 1994*
                                                            --------------------------------------------------------------------
                                                              PINNACLE        IFC            CB        PRO FORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL    HISTORICAL   ADJUSTMENTS     COMBINED
                                                            ------------  ------------  ------------  ------------  ------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................       $22,949       $35,093        $7,773                     $65,815
    Tax-exempt............................................           209           205            33                         447
  Interest and dividends on securities:
    Taxable...............................................         4,626         7,983         1,128                      13,737
    Tax-exempt............................................           998            95       --                            1,093
  Interest on federal funds sold..........................           110           157           180                         447
  Interest on due from banks..............................            76            40            20                         136
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest income...............................        28,968        43,573         9,134                      81,675
INTEREST EXPENSE:
  Interest on deposits....................................        11,316        16,479         3,927                      31,722
  Interest on securities sold under repurchase agreements
    and other borrowings..................................           546         5,886           184                       6,616
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest expense..............................        11,862        22,365         4,111                      38,338
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income.......................................        17,106        21,208         5,023                      43,337
Provision for loan losses.................................           125           179            78                         382
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income after provision for loan losses.......        16,981        21,029         4,945                      42,955
                                                            ------------  ------------  ------------  ------------  ------------
NON-INTEREST INCOME:
  Other income............................................         3,692         4,401           938                       9,031
  Securities gains (losses), net..........................            64            70             3                         137
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest income...........................         3,756         4,471           941                       9,168
NON-INTEREST EXPENSES:
  Salaries and benefits...................................         6,073         7,407         1,500                      14,980
  Occupancy and equipment.................................         1,918         2,505           511                       4,934
  Other non-interest expense..............................         5,123         5,260         1,329                      11,712
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest expense..........................        13,114        15,172         3,340                      31,626
                                                            ------------  ------------  ------------  ------------  ------------
  Income before income tax
    expense...............................................         7,623        10,328         2,546                      20,497
  Income tax expense......................................         2,333         3,066           921                       6,320
                                                            ------------  ------------  ------------  ------------  ------------
  Net income..............................................       $ 5,290       $ 7,262        $1,625                     $14,177
                                                            ------------  ------------  ------------  ------------  ------------
                                                            ------------  ------------  ------------  ------------  ------------
NET INCOME PER SHARE:**
  Primary.................................................         $1.38         $1.50         $1.26                       $1.37
  Fully diluted...........................................          1.38          1.50          1.26                        1.37

WEIGHTED AVERAGE SHARES OUTSTANDING:**
  Primary.................................................     3,821,904     4,844,599     1,292,293      384,038 (1)   10,342,834
  Fully diluted...........................................     3,821,904     4,848,486     1,289,970      386,361 (1)   10,346,721

------------------------------

* Historical information included above is presented on a calendar year basis for Pinnacle, IFC and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

** The net income per share (primary and fully diluted) and the weighted average shares outstanding (primary and fully diluted) shown above are based on the IFC Exchange Ratio, an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                         FOR THE YEAR ENDED DECEMBER 31, 1994
                                            --------------------------------------------------------------
                                             PINNACLE      IFC          CB       PRO FORMA     PRO FORMA
                                            HISTORICAL  HISTORICAL  HISTORICAL  ADJUSTMENTS     COMBINED
                                            ----------  ----------  ----------  ------------  ------------
NET INCOME PER SHARE:
  Primary.................................       $1.38       $1.50       $1.26                       $1.38
  Fully diluted...........................       $1.38       $1.50       $1.26                       $1.38

WEIGHTED AVERAGE SHARES OUTSTANDING
  Primary.................................   3,821,904   4,844,599   1,292,293    290,155       10,248,951
  Fully diluted...........................   3,821,904   4,848,486   1,289,970    292,478       10,252,838

    The following table illustrates the effect on net income per share (primary and fully diluted) and weighted average shares outstanding (primary and fully diluted) of an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                         FOR THE YEAR ENDED DECEMBER 31, 1994
                                            --------------------------------------------------------------
                                             PINNACLE      IFC          CB       PRO FORMA     PRO FORMA
                                            HISTORICAL  HISTORICAL  HISTORICAL  ADJUSTMENTS     COMBINED
                                            ----------  ----------  ----------  ------------  ------------
NET INCOME PER SHARE:
  Primary.................................       $1.38       $1.50       $1.26                       $1.33
  Fully diluted...........................       $1.38       $1.50       $1.26                       $1.33

WEIGHTED AVERAGES SHARES OUTSTANDING:
  Primary.................................   3,821,904   4,844,599   1,292,293    702,914       10,661,710
  Fully diluted...........................   3,821,904   4,848,486   1,289,970    705,237       10,665,597

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Balance Sheet combines the historical Consolidated Balance Sheets of Pinnacle, IFC and CB giving effect to each of the Mergers, which will be accounted for as "pooling-of-interests," as if each of the Mergers had been effective on March 31, 1997. For a description of "pooling-of-interests" accounting with respect to the Mergers, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle, IFC and CB and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one-time merger and restructuring charges of approximately $5.5 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the Mergers and are not necessarily indicative of either the results that actually would have occurred had the Mergers been consummated on March 31, 1997 or the results that may be obtained in the future.

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    AT MARCH 31, 1997
                                           --------------------------------------------------------------------
                                             PINNACLE        IFC            CB        PRO FORMA     PRO FORMA
                                            HISTORICAL    HISTORICAL    HISTORICAL   ADJUSTMENTS    COMBINED
                                           ------------  ------------  ------------  -----------  -------------
ASSETS:
  Cash due from banks....................       $25,904       $21,673        $4,847      $(6,296)       $46,128
  Federal funds sold.....................       --            --            --                         --
  Due from banks-interest bearing........         2,016            85         9,882                      11,983
  Investment securities..................       412,925       126,172        17,723                     556,820
  Loans..................................       615,024       620,966       186,505                   1,422,495
  Allowance for loan losses..............        (5,651)       (6,908)       (1,808)                    (14,367)
  Other assets...........................        47,573        56,936         9,986       (1,049)       113,446
                                           ------------  ------------  ------------  -----------  -------------
    Total assets.........................    $1,097,791      $818,924      $227,135      $(7,345)    $2,136,505
                                           ------------  ------------  ------------  -----------  -------------
                                           ------------  ------------  ------------  -----------  -------------
LIABILITIES:
Deposits:
  Non-interest-bearing demand deposits...       $62,080       $28,972       $10,003                    $101,055
  Interest-bearing demand deposits.......        76,250        49,171        13,697                     139,118
  Savings deposits.......................       272,663       139,936        36,739                     449,338
  Time deposits..........................       346,929       332,310        89,370                     768,609
                                           ------------  ------------  ------------  -----------  -------------
    Total deposits.......................       757,922       550,389       149,809      --           1,458,120
Securities sold under agreements to
  repurchase and other borrowings........       259,274       191,298        53,284                     503,856
  Other liabilities......................         5,305         5,317         3,199       (1,784)        12,037
                                           ------------  ------------  ------------  -----------  -------------
    Total liabilities....................     1,022,501       747,004       206,292       (1,784)     1,974,013
Stockholders' Equity:
  Common stock...........................        19,110            59            13          (72)        19,110
  Additional paid-in-capital.............        44,574        27,932         5,866      (10,392)        67,980
  Retained earnings......................        16,354        53,595        16,453       (5,561)        80,604
                                                                                            (237 (3)
  Net unrealized gain (loss) on
    securities-for-sale..................        (4,748)         (709)           61                      (5,396)
Less: Treasury stock & ESOP obli-
  gation.................................       --              8,957         1,550      (10,701)          (194)
                                           ------------  ------------  ------------  -----------  -------------
  Total stockholders' equity.............        75,290        71,920        20,843       (5,561)       162,492
                                           ------------  ------------  ------------  -----------  -------------
Total liabilities and stockholders'
  equity.................................    $1,097,791      $818,924      $227,135      $(7,345)    $2,136,505
                                           ------------  ------------  ------------  -----------  -------------
                                           ------------  ------------  ------------  -----------  -------------
PER SHARE DATA:*
  Shares outstanding.....................     5,980,320     4,785,237     1,161,997      426,202     12,353,756
  Book value per share...................        $12.59        $15.03        $17.94                      $13.15

------------------------

* The shares outstanding and the book value per share shown above are based on the IFC Exchange Ratio, an average price per share of Pinnacle Common Stock of $27.375 and a CB Exchange Ratio of

    1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

    The following table illustrates the effect on shares outstanding and book value per share of an average price per share of Pinnacle Common Stock of $29.00 or higher and a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                                AS OF MARCH 31, 1997
                                            -------------------------------------------------------------
                                             PINNACLE      IFC          CB       PRO FORMA    PRO FORMA
                                            HISTORICAL  HISTORICAL  HISTORICAL  ADJUSTMENTS    COMBINED
                                            ----------  ----------  ----------  -----------  ------------
Shares outstanding........................   5,980,320   4,785,237   1,161,997     337,254     12,264,808
Book value per share......................  $    12.59  $    15.03  $    17.94               $      13.25

    The following table illustrates the effect on shares outstanding and book value per share of an average price per share of Pinnacle Common Stock of $23.00 or lower and a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger.

                                                                AS OF MARCH 31, 1997
                                            -------------------------------------------------------------
                                             PINNACLE      IFC          CB       PRO FORMA    PRO FORMA
                                            HISTORICAL  HISTORICAL  HISTORICAL  ADJUSTMENTS    COMBINED
                                            ----------  ----------  ----------  -----------  ------------
Shares outstanding........................   5,980,320   4,785,237   1,161,997     728,313     12,655,867
Book value per share......................  $    12.59  $    15.03  $    17.94               $      12.84

                  NOTES TO PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Reflects additional shares issued assuming a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger. The assumed CB Exchange Ratio was calculated assuming an average price for Pinnacle Common Stock of $27.375.

(2) Reflects expected one-time merger and restructuring charges of approximately $7.345 million (pre-tax) and a tax credit of $1.784 million to be incurred in 1997. In addition management believes there will be annualized pre-tax cost savings of approximately $4.4 million following the Mergers. (While there can be no assurances that such cost savings will be realized, they are expected to be realized primarily through reductions in staff, consolidation of certain branches, consolidation of the parties' banking and thrift businesses, the consolidation of certain offices, data processing and other redundant back-office operations and staff functions.) This is expected to result in a tax credit of $1.784 million from the one-time charges and a $5.561 million after-tax charge to retained earnings in the pro forma condensed combined balance sheet.

    The pro forma entries are displayed below:

Debt--Retained earnings..........................................  $5,561,000
Debt--Other liabilities--taxes payable...........................  1,784,000
  Credit--Cash...................................................             $6,296,000
  Credit--Other assets--prepaid acquisition charges..............             1,049,000

    The following provides detail of the estimated pre-tax charges:

Personnel........................................................  $1,400,000
Benefit plans....................................................  1,960,000
Facilities and data processing...................................  1,000,000
Other Merger expenses............................................  2,985,000
                                                                   ---------
  Total charges..................................................  $7,345,000
                                                                   ---------
                                                                   ---------

(3) Reflects accounting of the IFC Merger as a "pooling-of-interests," through the exchange of 4,785,237 shares of Pinnacle Common Stock for an equivalent number of shares of IFC Common Stock and the elimination of treasury stock. Reflects accounting of the CB Merger as a "pooling-of-interest," through the exchange of 1,588,199 shares of Pinnacle Common Stock for 1,161,997 shares of CB Common Stock and outstanding CB stock options.

                  INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    Certain members of Pinnacle's management and the Pinnacle Board, IFC's management and the IFC Board, and CB's management and the CB Board, may be deemed to have certain interests in the Mergers that are in addition to their interests as stockholders of Pinnacle or IFC or CB, as the case may be. The Pinnacle Board, the IFC Board and the CB Board were aware of these interests and considered them, among other matters, in approving the IFC Merger Agreement and the CB Merger Agreement, as applicable, and the transactions contemplated thereby.

    The directors, officers and principal stockholders of each of Pinnacle, IFC and CB and their respective associates may have had in the past, and expect to have in the future, transactions in the ordinary course of business with each of Pinnacle, IFC, CB and their respective subsidiaries. Such transactions were, and are expected to be, on substantially the same terms as those prevailing at the time for comparable transactions with others.

DIRECTORS

    If only the IFC Merger is consummated, then from and after the IFC Effective Time, the Board of Directors of the combined corporation will consist of a single class of directors comprised of 10 persons. Such persons will include Mr. Richard L. Schanze (the current Chairman and Chief Executive Officer of Pinnacle), Mr. Arnold L. Weaver (the current President of Pinnacle), and three other persons to be named as directors of the surviving corporation on behalf of the Pinnacle Board, and Mr. Donald A. Lesch (the current Chairman of the Board and Chief Executive Officer of IFC), Mr. Howard Silverman, and three other persons to be named as directors of the surviving corporation on behalf of the IFC Board. If only the CB Merger is consummated, then from and after the CB Effective Time, the Board of Directors of the combined corporation will consist of a single class of directors comprised of nine persons. Such persons will include all of the current directors of Pinnacle and Mr. Joseph F. Heffernan (the current Chairman of the Board and the Chief Executive Officer of CB). If both of the Mergers are consummated, then from and after the consummation of the last of the Mergers to be consummated, the Board of Directors of the combined corporation will consist of a single class of directors comprised of 11 persons. Such persons will include Mr. Richard L. Schanze (the current Chairman and Chief Executive Officer of Pinnacle), Mr. Arnold L. Weaver (the current President of Pinnacle), and three other persons to be named as directors of the surviving corporation on behalf of the Pinnacle Board, Mr. Donald A. Lesch (the current Chairman of the Board and Chief Executive Officer of IFC), Mr. Howard Silverman, and three other persons to be named as directors of the surviving corporation on behalf of the IFC Board, and Mr. Joseph F. Heffernan (the current Chairman of the Board and the Chief Executive Officer of CB).

    As of the date of this Joint Proxy Statement/Prospectus, no additional directors of the combined operations have been designated by the Pinnacle Board or the IFC Board or the CB Board.

    Under the terms of the Standstill Agreement between Pinnacle and Mr. Cyrus
A. Ansary, Pinnacle has certain obligations to nominate Mr. Ansary for election as a director of Pinnacle. In the event that Pinnacle, as the surviving corporation, becomes obligated to nominate Mr. Ansary as a director of the surviving corporation, then the Board of Directors of the combined corporation will be increased in size to a total of 12 persons, and Mr. Ansary will be nominated as a director of the surviving corporation pursuant to the terms of the Standstill Agreement, and the Chairman of the surviving corporation will nominate for approval by the Board of Directors of the combined corporation a twelfth person as a director of the surviving corporation. See "MANAGEMENT AND OPERATIONS FOLLOWING THE MERGERS."

EXECUTIVE OFFICERS

    If only the IFC Merger is consummated, then the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management and certain members of IFC's senior management. Mr. Schanze will be the Chairman of the combined corporation following the IFC Merger, and Mr. Lesch will be the Vice Chairman and President of the combined corporation following the IFC Merger. If only the CB Merger is consummated, the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management, and a number of CB's senior management may be designated executive officers of the combined corporation. Mr. Schanze will be the Chairman of the combined corporation following the CB Merger. If both of the Mergers are consummated, then the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management and certain members of IFC's senior management, and a number of CB's senior management may be designated executive officers of the combined corporation. Mr. Schanze will be the Chairman of the combined corporation following the consummation of both of the Mergers, and Mr. Lesch will be the Vice Chairman and President of the combined corporation following the consummation of both of the Mergers. As of the date of this Joint Proxy Statement/Prospectus, no additional executive officers of the combined corporation have been designated. From time to time prior to the consummation of the Mergers, decisions may be made with respect to the management and operations of the combined corporation following the Mergers, including the selection of additional executive officers of the combined corporation. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Executive Officers."

SUBSIDIARY BANK MERGERS

    In connection with the IFC Merger, and pursuant to the IFC Subsidiary Bank Merger Agreement, IndFed Bank will be merged with and into Pinnacle Bank. If only the IFC Merger is consummated, then the Board of Directors of Pinnacle Bank following the IFC Subsidiary Bank Merger will consist of 18 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank and nine persons to be named as directors by the Board of Directors of IndFed Bank. The executive officers of Pinnacle Bank following the IFC Subsidiary Bank Merger will be those appointed by the Board of Directors of Pinnacle Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates.

    In connection with the CB Merger, and pursuant to the CB Subsidiary Bank Merger Agreement, Community Bank will be merged with and into Pinnacle Bank. If only the CB Merger is consummated, then the Board of Directors of Pinnacle Bank following the CB Subsidiary Bank Merger will consist of 11 persons. Such persons will include all of the current directors of Pinnacle Bank and two persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank following the CB Subsidiary Bank Merger will consist primarily of members of Pinnacle Bank's senior management, and a number of Community Bank's senior management may be designated as executive officers of the combined bank.

    If both of the Mergers are consummated and IndFed Bank and Community Bank are both merged with and into Pinnacle Bank, then the Board of Directors of Pinnacle Bank will consist of 21 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank, nine persons to be named as directors by the Board of Directors of IFC, and three persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named as directors by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank following the Subsidiary Bank Merger will be those appointed by the Board of Directors of Pinnacle Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS-- Operations."

OTHER MATTERS

    INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. The Merger Agreements provide for indemnification and directors' and officers' insurance under certain circumstances. Specifically, the IFC Merger Agreement provides that, in the event of any threatened or actual claim or proceeding in which any person who is or has been a director, officer or employee of IFC, its subsidiaries or any of their predecessors (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or pertaining to, (i) the fact that such person was a director, officer or employee of IFC, its subsidiaries or any of their predecessors, or (ii) the IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements or the transactions contemplated thereby, the combined corporation will, subject to the conditions set forth in the IFC Merger Agreement, indemnify such person to the fullest extent permitted by law against any liability or expense incurred in connection with any such claim or proceeding. The IFC Merger Agreement provides that the combined corporation's obligation to indemnify any Indemnified Party will continue for a period of at least six years following the IFC Effective Time, provided that rights to indemnification in respect of any claim asserted or made within such period will continue until final disposition of such claim. The IFC Merger Agreement further provides that the combined corporation will, subject to the conditions set forth in the IFC Merger Agreement, use its best efforts to cause the persons serving as officers and directors of IFC immediately prior to the IFC Merger to be covered for a period of at least six years following the IFC Effective Time by IFC's directors' and officers' liability insurance policy (or any equivalent substitute therefor), provided that the combined corporation will not be required to expend more than 150% of the current amount expended by IFC to procure such insurance. The CB Merger Agreement provides for similar indemnification and directors' and officers' insurance for directors, officers and employees of CB, its subsidiaries or any of their predecessors.

    PINNACLE EMPLOYMENT SEVERANCE COMPENSATION AGREEMENTS. Pinnacle and Pinnacle Bank have entered into "employment severance compensation agreements" with Messrs. Schanze and Weaver, Mr. Donald E. Radde (currently an Executive Vice President of Pinnacle and Pinnacle Bank) and Mr. David W. Kolhagen (currently a Senior Vice President and Chief Financial Officer of Pinnacle and Pinnacle Bank) (each, a "key manager"). Under the terms of these agreements, each key manager's annual salary is established by the Pinnacle Board or Pinnacle Bank, and once such salary is established it may not be reduced without the consent of such key manager unless the reduction (i) is made pursuant to a general reduction in salaries for all similarly-situated officers, and (ii) is in an amount or percentage comparable to such general reduction.

    Under these employment severance compensation agreements, in the event there is a "change of control" and a key manager's employment is terminated, the key manager is entitled to be paid an amount equal to two times his annual base salary at the date of termination and an amount equal to two times the highest bonus paid to him in any one year during the most recent five-year period. Upon the occurrence of such events, a key manager is also entitled to (i) certain life, health and other insurance benefits, reimbursement of certain expenses (including reasonable travel expenses, and reasonable office and secretarial expenses), executive car benefits, and financial counseling, all for a period of two years after such termination, and (ii) reimbursement of reasonable outplacement costs and certain legal expenses.

    For purposes of the foregoing, a "change of control" shall have occurred if:
(i) Pinnacle and/or Pinnacle Bank sells substantially all of its assets to a single purchaser or to a group of associated purchasers; (ii) at least one-half of the outstanding corporate shares of Pinnacle and/or Pinnacle Bank are sold, exchanged or otherwise disposed of, in one transaction; (iii) Pinnacle and/or Pinnacle Bank elects to terminate its business or liquidate its assets; or (iv) there is a merger or consolidation of Pinnacle and/or Pinnacle Bank in a transaction in which the stockholders of Pinnacle and/or Pinnacle Bank receive less than 50% of the outstanding voting shares of the new or continuing corporation.

    The Pinnacle Board (with Messrs. Schanze and Weaver abstaining from considering this matter as members of the Pinnacle Board due to their conflict of interest as interested parties) does not believe that either the IFC Merger alone or the CB Merger alone constitutes a "change of control" for purposes of

Pinnacle employment severance compensation agreements. However, the Mergers together will constitute a "change of control" for such purposes. Assuming both of the Mergers constitutes a "change of control" for such purposes, then, at December 31, 1996, if their employment terminated for any reason other than "cause" (as defined therein) following the consummation of the Mergers and prior to age 65, Messrs. Schanze, Weaver, Radde and Kolhagen would be entitled to payments of approximately $995,000, $535,000, $359,000 and $305,000, respectively.

    IFC EMPLOYMENT AGREEMENTS. IndFed Bank has entered into employment agreements with Mr. Lesch and with Mr. Candela (the "IFC Employment Agreements") which provide for an annual base salary in an amount not less than such individual's current salary. The agreements are for a term of three years each and provide for one year extension, at the end of the first year as well as any subsequent year, at the discretion of the Board of Directors of IndFed Bank upon the board's review of the remaining term. The agreements provide for termination upon such individual's death, disability, for cause or in certain events specified by regulations of IndFed Bank's primary regulator, the Director of the Office of Thrift Supervision of the Department of Treasury (the "OTS"). The employment agreements are terminable by Messrs. Lesch and Candela upon 90 days' notice to IndFed Bank.

    The agreements each provide for payment to Messrs. Lesch and Candela of 299% of their "base amount" of compensation (as defined under Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended) in the event there is a change in control of IFC or IndFed Bank, where employment terminates involuntarily in connection with such a change in control or within 12 months thereafter. Such termination payment is provided on a similar basis in connection with the voluntary termination of employment, where the change in control was at any time or at any price opposed by the IFC Board. The IFC Merger constitutes a change in control for purposes of the IFC Employment Agreements. Accordingly, at December 31, 1996, if their employment terminated involuntarily in connection with the IFC Merger or within 12 months thereafter, Messrs. Lesch and Candela would be entitled to payments of approximately $568,100 and $478,400, respectively. The IFC Employment Agreements also provide, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel.

    IFC and IndFed Bank have entered into Executive Supplemental Retirement Income Agreements (the "IFC ESRIAs") with Messrs. Lesch and Candela, as well as with certain other key officers. The IFC ESRIAs are unfunded, non-qualified agreements which provide for an annual benefit to each executive of an amount generally equal to a stated percentage (of between 15% and 45%) of the executive's highest five-year average "base compensation" (which includes salary, but excludes bonuses and fringe benefits) paid by IFC and/or IndFed Bank, to be paid over a 15-year period. The IFC ESRIAs also provide for disability and death benefits, including a $10,000 burial expense payment. In addition, the IFC ESRIAs for Messrs. Lesch and Candela provide that they will be eligible to receive their full supplemental benefit in the event their employment with IFC and/or IndFed Bank is involuntarily terminated prior to reaching retirement age. Until disbursed, the amounts payable under the IFC ESRIAs are subject to the claims of general creditors. Assuming Messrs. Lesch and Candela were involuntarily terminated from the employment of IFC or IndFed Bank as of December 31, 1996, they would have been eligible to receive, at normal retirement, an annual benefit of approximately $145,000 and $63,000, respectively, under their IFC ESRIA. The annual benefit upon retirement at normal retirement age payable to each such individual under their IFC ESRIA is estimated, based on assumed salary increases, to be approximately $145,000 and $63,000, respectively.

    IFC EMPLOYEE STOCK OPTIONS. At the IFC Effective Time, each option granted by IFC to purchase shares of IFC Common Stock which is outstanding and unexercised immediately prior thereto (excluding any and all IFC Rights, all of which are to be redeemed, and thereby extinguished, terminated and cancelled without any right of exercise, prior to the IFC Effective Time) will cease to represent a right to acquire shares of IFC Common Stock and will be converted automatically into an option to purchase shares of Pinnacle Common Stock in the same amount and at the same exercise price (subject to the terms of the IFC benefit plans under which they were issued and the agreements evidencing grants thereunder).

    At the IFC Effective Time, each option granted by Pinnacle to purchase shares of Pinnacle Common Stock which is outstanding and unexercised immediately prior thereto will continue to represent a right to acquire shares of Pinnacle Common Stock and will remain an issued and outstanding option to purchase from Pinnacle, as the surviving corporation, shares of Pinnacle Common Stock in the same amount and at the same exercise price subject to the terms of the Pinnacle benefit plans under which they were issued and the agreements evidencing grants thereunder, and will not be affected by the IFC Merger.

    IFC RIGHTS. As of November 11, 1996, up to 4,751,131 rights in respect of shares of IFC Common Stock were issued and outstanding under the IFC Rights Agreement. The IFC Rights remain attached to the associated shares of IFC Common Stock and are not exercisable except under the limited circumstances set forth in the IFC Rights Agreement. In connection with the execution of the IFC Merger Agreement, IFC amended the IFC Rights Agreement to confirm that neither Pinnacle, nor any of its subsidiaries, nor any other person, will be deemed to be an "Acquiring Person" (as defined in the IFC Rights Agreement) (i) by virtue of the IFC Merger Agreement, (ii) by virtue of any of the transactions contemplated by the IFC Merger Agreement or the IFC Stock Option Agreement, or
(iii) by virtue of the fact that Pinnacle is the "Beneficial Owner" (as defined in the IFC Rights Agreement) solely of shares of IFC Common Stock (A) of which Pinnacle or such subsidiary was the Beneficial Owner on November 14, 1996, (B) acquired or acquirable pursuant to the grant or exercise of the option granted pursuant to the IFC Stock Option Agreement, (C) acquired or acquirable pursuant to a debt previously contracted before November 14, 1996 and (D) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for third parties. Such amendment to the IFC Rights Agreement provides, however, that in the event that Pinnacle or any of its subsidiaries acquires beneficial ownership of any shares of IFC Common Stock other than the shares described in clauses (A)-(D) above ("Subsequently Acquired Shares"), then the shares described in clauses (A), (B) and (C) above, together with such Subsequently Acquired Shares, will be considered in determining whether Pinnacle or any of its subsidiaries has become an Acquiring Person. Under the IFC Merger Agreement, IFC must redeem the IFC Rights prior to the IFC Effective Time at a cost to IFC of not more than $0.01 per each share of IFC Common Stock issued and outstanding. Consequently, all of said IFC Rights will be extinguished, terminated and cancelled prior to the IFC Effective Time, without any right of exercise, and will only represent the right to receive the Redemption Price in cash from IFC or Pinnacle, as the surviving corporation, following the IFC Merger.

    CB EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS. CB and Community Bank each maintain employment agreements with Mr. Joseph Heffernan ("CB Employment Agreements") and Change in Control Agreements with each of the following five executive officers: George L. Koehm, Daniel R. Buresh, Allen E. Jones, Marvin L. Kominiarek, Jr. and James O. Neff (the "CB Change in Control Agreements").

    The CB Employment Agreements provide for concurrent three year terms and set the position of the executive, duties, base salary and a procedure for termination of employment. Upon a change in control of CB or Community Bank, and an involuntary termination of employment other than for cause or a voluntary termination that follows any demotion, loss of title, office or significant authority, reduction in annual compensation or benefits, or material relocation of executive's principal place of employment, the executive is entitled to receive a severance payment under one of the two CB Employment Agreements. The formula under either CB Employment Agreement is three times his average total compensation. Average total compensation covers the most recent three year period. The CB Employment Agreement would also continue the executive's life, health, accident, dental and disability coverage for a period not to exceed 36 months. The consummation of the transactions contemplated by the CB Merger Agreement will constitute a change in control for purposes of the CB Employment Agreements. The CB Merger Agreement provides that CB will make all required payments in satisfaction of liabilities under the CB Employment Agreements. If Mr. Heffernan were severed following the CB Merger, payments due under the CB Employment Agreements would total approximately $585,594.

    The CB Change in Control Agreements provide for a two year term. Each agreement provides that in the event of a change in control of CB or Community Bank and a termination of employment either involuntarily (other than for cause) or voluntarily after any demotion, loss of title, office, or significant authority, reduction in his annual compensation or benefits, or material relocation of his principal place of employment, the agreement holder would be entitled to receive a severance payment equal to two times the executive's then current annual compensation. The consummation of the transactions contemplated by the CB Merger Agreement will constitute a change in control for purposes of the CB Change in Control Agreements. The CB Merger Agreement provides that CB will make all required payments in satisfaction of liabilities under the CB Change in Control Agreements. If payments were to become due under the CB Change in Control Agreements, payments due would total approximately $781,432.

    CB SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. CB's Supplemental Executive Retirement Plan (the "CB SERP") provides a benefit to four senior officers to provide them with additional retirement benefits. In the event of a change in control, such as will occur upon consummation of the transactions contemplated by the CB Merger Agreement, the distribution of certain benefits is accelerated. A total of $204,412, $4,975, $6,972 and $5,505 will be contributed to the CB SERP by CB on behalf of Messrs. Heffernan, Koehm, Neff and Buresh, respectively, immediately prior to closing, to satisfy amounts due to those executives under the CB SERP. In addition, funds will be provided to satisfy certain burial benefits due under the CB SERP and the trust established for that plan.

    POST CB MERGER COMPENSATION AND BENEFITS. The CB Merger Agreement provides that officers and employees of CB who become employees of Pinnacle after the CB Merger will be entitled to participate in certain of Pinnacle's employee benefit plans maintained generally for the benefit of their respective employees. Pinnacle will treat CB's employees who become employees of Pinnacle as new employees, but shall amend its plans to provide credit, for purposes of vesting and eligibility to participants, for service with CB to the extent that such service was recognized for similar purposes under CB's plans. The CB Merger Agreement provides for termination of the Community Bank, A Federal Savings Bank, Employee Stock Ownership Plan and Trust (the "CB ESOP"). With respect to the CB ESOP, which is a leveraged employee stock ownership plan, the CB Merger Agreement provides that the loan will be repaid and all remaining assets, after payment of fees and expenses, will be allocated to individual accounts of eligible participants. After receipt of a favorable determination letter, assets will be distributed to participants. All accounts will fully vest upon termination under the terms of the CB ESOP. The release of unallocated shares is expected to result in benefits to all participants, which have not been quantified at this time

    CB OPTION PLANS AND RECOGNITION AND RETENTION PLANS. CB maintains an incentive stock option plan, a directors' option plan and certain recognition and retention plans ("RRPs") which provide for an immediate acceleration of the vesting period for benefits payable under the plans upon a change in control. The CB Merger will constitute a change in control under such plans. The aggregate increase in share value since the grant of the options, and the aggregate amount which will be paid out (as described below) under the option plans is $2,808,284. The aggregate value of the RRPs is $303,275.

    Each option that is outstanding and unexercised immediately prior to the CB Effective Time (whether such options are vested or not vested and whether or not such options are otherwise exercisable), will be converted into the right to receive shares of Pinnacle stock in an amount determined by dividing the difference between $35.00 and the exercise price of each option by the Average Price.

    CB DIRECTORS DEFERRED COMPENSATION PLAN. CB maintains a Deferred Plan (the "CB Deferred Compensation Plan") for directors that provides directors with the ability to defer the receipt of fees paid by CB pursuant to a deferred compensation arrangement with CB. The CB Deferred Compensation Plan will make aggregate payments of approximately $266,535. The CB Deferred Compensation Plan will be terminated no later than the closing of the CB Merger and will distribute each participant's interest at the time of the termination. The distributions will be paid by CB.

    CB OUTSIDE DIRECTORS' EMERITUS PLAN. The payments under this plan will total $240,000. The CB Outside Directors' Emeritus Plan was established by Community Bank to provide directors with certain benefits after retirement from the Board of Directors. The benefit under the Outside Directors' Emeritus Plan is $48,000 to each participant, plus burial benefits. In the event of a change in control, the CB Directors' Emeritus Plan provides for a lump sum payment of benefits, payable at the CB Effective Time. The consummation of transactions contemplated by the CB Merger Agreement will constitute a change in control for purposes of the Outside Directors' Emeritus Plan. Five CB directors (Messrs. Broad, Bausback, Fryar, Ott and Smith) will receive benefits upon consummation of the CB Merger.

                  MANAGEMENT AND OPERATIONS AFTER THE MERGERS

    Except as described below, it has not yet been determined which members of Pinnacle's or IFC's or CB's senior management also will become executive officers or directors of the combined corporation following the Mergers or what such persons' titles or functions will be. From time to time prior to consummation of the Mergers, decisions may be made with respect to the management and operations of the combined corporation following the Mergers, including the selection of executive officers of the combined corporation.

    None of Pinnacle, IFC and CB is aware of any material relationships between Pinnacle or its directors or executive officers and IFC or its directors or executive officers and CB or its directors and executive officers, except as contemplated by the Merger Agreements or as described herein or in the materials incorporated herein by reference. In the ordinary course of business and from time to time each of Pinnacle, IFC and CB may do business with the other and their respective subsidiaries may enter into banking transactions with certain executive officers and affiliates of each of them.

DIRECTORS

    If only the IFC Merger is consummated, then from and after the IFC Effective Time, the Board of Directors of the combined corporation will consist of a single class of directors comprised of 10 persons. Such persons will include Mr. Richard L. Schanze (the current Chairman and Chief Executive Officer of Pinnacle), Mr. Arnold L. Weaver (the current President of Pinnacle), and three other persons to be named as directors of the surviving corporation on behalf of the Pinnacle Board, and Mr. Donald A. Lesch (the current Chairman of the Board and Chief Executive Officer of IFC), Mr. Howard Silverman, and three other persons to be named as directors of the surviving corporation on behalf of the IFC Board. If only the CB Merger is consummated, then from and after the CB Effective Time, the Board of Directors of the combined corporation will consist of a single class of directors comprised of nine persons. Such persons will include all of the current directors of Pinnacle and Mr. Joseph F. Heffernan (the current Chairman of the Board and the Chief Executive Officer of CB). If both of the Mergers are consummated, then from and after the consummation of the last of the Mergers to be consummated, the Board of Directors of the combined corporation will consist of a single class of directors comprised of 11 persons. Such persons will include Mr. Richard L. Schanze (the current Chairman and Chief Executive Officer of Pinnacle), Mr. Arnold L. Weaver (the current President of Pinnacle), and three other persons to be named as directors of the surviving corporation on behalf of the Pinnacle Board, Mr. Donald A. Lesch (the current Chairman of the Board and Chief Executive Officer of IFC), Mr. Howard Silverman, and three other persons to be named as directors of the surviving corporation on behalf of the IFC Board, and Mr. Joseph F. Heffernan (the current Chairman of the Board and the Chief Executive Officer of CB).

    Under the terms of the Standstill Agreement between Pinnacle and Mr. Cyrus
A. Ansary, Pinnacle has certain obligations to nominate Mr. Ansary for election as a director of Pinnacle. In the event that Pinnacle, as the surviving corporation, becomes obligated to nominate Mr. Ansary as a director of the surviving corporation, then the Board of Directors of the combined corporation will be increased in size to a total of 12 persons, and Mr. Ansary shall be nominated as a director of the surviving corporation pursuant to the terms of the Standstill Agreement, and the Chairman of the surviving corporation will nominate for approval by the Board of Directors of the combined corporation a twelfth person as a director of the surviving corporation. Whenever the Board of Directors of the surviving corporation is comprised of 10 or fewer persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, will require the favorable vote of six or more of the directors, and whenever the Board of Directors of the surviving corporation is comprised of 11 or 12 persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, will require the favorable vote of seven or more of the directors.

    The directors selected by Pinnacle, IFC and CB will be divided as equally as practicable among the various committees established by the Board of Directors of the combined corporation in proportion to the aggregate representation of such directors.

    Howard B. Silverman, age 58, will be a director of the combined corporation upon consummation of the IFC Merger. Mr. Silverman is Chairman of the Board of Directors of Reliance Acceptance Group, Inc., a specialty consumer finance company, since the split-off of its subsidiary bank in February 1997. He has also been Chairman of the Board of Reliance Acceptance Corporation, its operating subsidiary, since its incorporation in 1992. For more than five years, Mr. Silverman has also been President of Silverman and Associates, a consulting firm furnishing services to businesses and financial institutions which has provided services to Indiana Federal Corporation. During his earlier career, he served as Chairman and Chief Executive Officer of a multi-bank and financial services company, which included a finance company subsidiary, and as President of a securities broker/dealer. Mr. Silverman is also a director of Forrest Holdings, Inc. which owns and operates Forrest Financial Corporation, a leasing company that provides financing solutions for the acquisition of information systems. IFC holds a one-third interest in Forrest Holdings, Inc. Mr. Silverman is the beneficial owner of 32,799 shares of IFC Common Stock (which holdings constitute less than 1% of the issued and outstanding shares of IFC Common Stock).

    Additional information about Messrs. Schanze, Lesch and Heffernan and the directors of Pinnacle, IFC and CB appears elsewhere in this Joint Proxy Statement/Prospectus or is contained in Pinnacle's and IFC's respective Annual Reports on Form 10-K for the year ended December 31, 1996, which are incorporated by reference in this Joint Proxy Statement/Prospectus, or in CB's Annual Report on Form 10-KSB/A for the fiscal year ended March 31, 1997, which is attached to this Joint Proxy Statement/ Prospectus as Annex A. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "INFORMATION REGARDING THE PINNACLE ANNUAL MEETING," "INFORMATION REGARDING THE IFC ANNUAL MEETING" and "ANNEX A--CB BANCORP, INC. ANNUAL REPORT ON FORM 10-KSB/A FOR THE FISCAL YEAR ENDED MARCH 31, 1997."

EXECUTIVE OFFICERS

    If only the IFC Merger is consummated, then the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management and certain members of IFC's senior management. Mr. Schanze will be the Chairman of the combined corporation following the IFC Merger, and Mr. Lesch will be the Vice Chairman and President of the combined corporation following the IFC Merger. If only the CB Merger is consummated, the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management, and a number of CB's senior management may be designated executive officers of the combined corporation. Mr. Schanze will be the Chairman of the combined corporation following the CB Merger. If both of the Mergers are consummated, then the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management and certain members of IFC's senior management, and a number of CB's senior management may be designated executive officers of the combined corporation. Mr. Schanze will be the Chairman of the combined corporation following the consummation of both of the Mergers, and Mr. Lesch will be the Vice Chairman and President of the combined corporation following the consummation of both of the Mergers. As of the date of this Joint Proxy Statement/Prospectus, no additional executive officers of the combined corporation have been designated. From time to time prior to the consummation of the Mergers, decisions may be made with respect to the management and operations of the combined corporation following the Mergers, including the selection of additional executive officers of the combined corporation.

    Additional information about Messrs. Schanze and Lesch and the executive officers of Pinnacle, IFC and CB, appears elsewhere in this Joint Proxy Statement/Prospectus or is contained in Pinnacle's and IFC's respective Annual Reports on Form 10-K for the year ended December 31, 1996, which are incorporated by reference in this Joint Proxy Statement/Prospectus, or in CB's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997, which is attached to this Joint Proxy Statement/Prospectus as Annex A. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "INFORMATION REGARDING THE PINNACLE ANNUAL MEETING," "INFORMATION REGARDING THE IFC ANNUAL MEETING" and "ANNEX A--CB BANCORP, INC. ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1997."

SUBSIDIARY BANK MERGERS

    In connection with the IFC Merger, and pursuant to the IFC Subsidiary Bank Merger Agreement, IndFed Bank will be merged with and into Pinnacle Bank. If only the IFC Merger and the IFC Subsidiary Bank Merger are consummated, then the Board of Directors of Pinnacle Bank following the IFC Subsidiary Bank Merger will consist of 18 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank and nine persons to be named as directors by the Board of Directors of IndFed Bank. The executive officers of Pinnacle Bank following the IFC Subsidiary Bank Merger will be those appointed by the Board of Directors of Pinnacle Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

    In connection with the CB Merger, and pursuant to the CB Subsidiary Bank Merger Agreement, Community Bank will be merged with and into Pinnacle Bank. If only the CB Merger is consummated, then the Board of Directors of Pinnacle Bank following the CB Subsidiary Bank Merger will consist of 11 persons. Such persons will include all of the current directors of Pinnacle Bank and two persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank following the CB Subsidiary Bank Merger will consist primarily of members of Pinnacle Bank's senior management, and a number of Community Bank's senior management may be designated as executive officers of the combined bank. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

    If both of the Mergers are consummated and IndFed Bank and Community Bank are both merged with and into Pinnacle, then the Board of Directors of Pinnacle Bank will consist of 21 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank, nine persons to be named as directors by the Board of Directors of IFC, and three persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank will be those appointed by the Board of Directors of Pinnacle Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

POST-MERGER DIVIDEND POLICY

    The holders of Pinnacle Common Stock are entitled to receive such dividends as may be declared from time to time by the Pinnacle Board of Directors of Pinnacle out of funds legally available therefor. Pinnacle (or its predecessor) has paid cash dividends at least annually since the 1930's and on a regular quarterly basis since April 1979. However, no determination has been made as to whether Pinnacle will continue its existing dividend policy after consummation of the Mergers. Any future dividends will depend upon, among other things, the earnings, cash position and capital needs of Pinnacle and the future financial results and requirements and contractual restrictions applicable to Pinnacle or its subsidiaries. The ability of Pinnacle to fund its operations and to pay dividends on its common stock will be dependent upon its receipt of dividends from its subsidiaries. The ability of those subsidiaries to pay dividends is subject to regulatory restrictions. Moreover, the rights of Pinnacle, and consequently its shareholders, to participate in any distribution of assets of any of its subsidiaries is subject to prior claims of creditors and preferred shareholders, if any, of any such subsidiary, except to the extent claims of Pinnacle in its capacity as a creditor are recognized, and to certain regulatory restrictions. See "CERTAIN REGULATORY CONSIDERATIONS--Payment of Dividends."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    GENERAL. The following is a summary description of the material Federal income tax consequences of each of the Mergers. This summary is not a complete description of all of the consequences of the Mergers and, in particular, may not address Federal income tax considerations that may affect the treatment of a stockholder which, at the effective times of the Mergers, already owns some Pinnacle Common Stock, is not a U.S. person, is a tax-exempt entity or an individual who acquired IFC Common Stock or CB Common Stock pursuant to an employee stock option, or exercises some form of control over IFC or CB. In addition, no information is provided herein with respect to the tax consequences of the Mergers under applicable foreign, state or local laws. Consequently, each IFC stockholder and each CB stockholder is advised to consult a tax advisor as to the specific tax consequences of the transaction to that stockholder. The following discussion is based on the Internal Revenue Code of 1986, as amended, as in effect on the date of this Joint Proxy Statement/Prospectus, without consideration of the particular facts or circumstances of any holder of IFC Common Stock or CB Common Stock.

    IFC MERGER. Consummation of the IFC Merger is conditioned upon the receipt by IFC and Pinnacle of an opinion of their respective tax counsel (Silver, Freedman & Taff, L.L.P. in the case of IFC, and Miller, Canfield, Paddock and Stone, P.L.C. in the case of Pinnacle), dated as of the IFC Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the IFC Effective Time, for Federal income tax purposes the IFC Merger will constitute a reorganization within the meaning of Section 368 of the Code.

    Based on such opinions, the material Federal income tax consequences of the IFC Merger will be:

        (i) no gain or loss will be recognized by Pinnacle or by IFC as a result of the IFC Merger;

        (ii) no gain or loss will be recognized by stockholders of IFC who exchange their IFC Common Stock solely for Pinnacle Common Stock pursuant to the IFC Merger;

        (iii) the tax basis of the Pinnacle Common Stock received by a IFC stockholder who exchanges all of his or her IFC Common Stock solely for Pinnacle Common Stock will be the same as such stockholder's tax basis in the IFC Common Stock surrendered in exchange therefor; and

        (iv) the holding period of the Pinnacle Common Stock received by a IFC stockholder will include the period during which the IFC Common Stock surrendered in exchange therefor was held (provided that such IFC Common Stock was held by such IFC stockholder as a capital asset at the IFC Effective Time).

    CB MERGER. Consummation of the CB Merger is conditioned upon the receipt by CB and Pinnacle of an opinion of their respective tax counsel (Muldoon, Murphy & Faucette in the case of CB, and Miller, Canfield, Paddock and Stone, P.L.C. in the case of Pinnacle), dated as of the CB Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the CB Effective Time, for Federal income tax purposes the CB Merger will constitute a reorganization within the meaning of Section 368 of the Code.

    Based on such opinions, the material Federal income tax consequences of the CB Merger will be:

        (i) no gain or loss will be recognized by Pinnacle or by CB as a result of the CB Merger;

        (ii) no gain or loss will be recognized by stockholders of CB who exchange their CB Common Stock solely for Pinnacle Common Stock pursuant to the CB Merger (except with respect to cash received in lieu of a fractional share interest);

        (iii) the tax basis of the Pinnacle Common Stock received by a CB stockholder who exchanges all of his or her CB Common Stock solely for Pinnacle Common Stock will be the same as such stockholder's tax basis in the CB Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

        (iv) the holding period of the Pinnacle Common Stock received by a CB stockholder will include the period during which the CB Common Stock surrendered in exchange therefor was held (provided that such CB Common Stock was held by such CB stockholder as a capital asset at the CB Effective
    Time).

    INFORMATION REPORTING AND BACKUP WITHHOLDING. Payments in respect of IFC Common Stock or CB Common Stock may be subject to information reporting to the Internal Revenue Service and to a 31% backup withholding tax. Backup withholding will not apply, however, to a payment to a IFC stockholder or other payee if such stockholder or payee completes and signs the substitute Form W-9 that will be included as part of the transmittal letter or otherwise proves to the combined company and the Exchange Agent that it is exempt from backup withholding.

    THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. THE DISCUSSION DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGERS. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGES COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH PINNACLE STOCKHOLDER, EACH IFC STOCKHOLDER AND EACH CB STOCKHOLDER SHOULD CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL LAWS OR OTHER TAX LAWS.

                       ACQUISITION OF MACO BANCORP, INC.

GENERAL

    On December 1, 1995, Pinnacle acquired all of the outstanding capital stock of Maco Bancorp, Inc., a Delaware corporation and a registered savings and loan holding company, for aggregate consideration of $41.9 million through the merger of Maco with and into Pinnacle. The Purchase Price consisted of cash, a secured, short-term, interest-bearing promissory note in the principal amount of $18.0 million, and shares of Pinnacle Common Stock then valued at approximately $21.0 million. The Acquisition Note was paid in full in March 1996. As a result of the Maco Acquisition, Pinnacle became the sole stockholder of First Federal Savings Bank of Indiana, a federal savings bank and then a wholly-owned subsidiary of Maco. First Federal was merged with and into Pinnacle Bank effective December 31, 1996.

    In connection with the Maco Acquisition, Pinnacle and Mr. Cyrus A. Ansary, the sole stockholder of Maco, entered into the Standstill Agreement, an indemnification agreement dated December 1, 1995 (the "Indemnification Agreement"), an escrow agreement dated December 1, 1995 (the "Escrow Agreement") and a non-competition agreement dated December 1, 1995 (the "Non-Competition Agreement"). Prior to its acquisition by Pinnacle, Maco entered into two transfer agreements (the "Transfer Agreements"), each providing for the transfer of all of Maco's rights and liabilities arising out of certain litigation to which it is a party to Mr. Ansary and to Investment Services International Co. ("ISIC"), an affiliate of Mr. Ansary.

    The information contained in this Joint Proxy Statement/Prospectus with respect to the Standstill Agreement, the Transfer Agreements, the Indemnification Agreement, the Escrow Agreement and the Non-Competition Agreement is a summary of the material provisions of those agreements, and, as such, is qualified in its entirety by reference to those agreements, all of which are included as exhibits to the Registration Statement (of which this Joint Proxy Statement/Prospectus is a part).

STANDSTILL AGREEMENT

    Mr. Ansary is now, and following consummation of the Mergers will be, the largest single Pinnacle stockholder. He currently holds approximately 19.9% of the shares of Pinnacle Common Stock outstanding. Upon consummation of both of the Mergers, Mr. Ansary will hold approximately 9.9% (assuming no outstanding stock options are exercised prior to the consummation of the Mergers) of the shares of Pinnacle Common Stock then outstanding. If only the IFC Merger is consummated, then Mr. Ansary will hold approximately 11.2% of the shares of Pinnacle Common Stock then outstanding (assuming no outstanding stock options are exercised prior to the consummation of the IFC Merger). If only the CB Merger is consummated, then Mr. Ansary will hold approximately 16.5% (assuming no outstanding stock options are exercised prior to the consummation of the CB Merger) of the shares of Pinnacle Common Stock then outstanding. Consequently, he may be able to exert influence on Pinnacle's future strategic direction with regard to, among other things, the long-term independence of Pinnacle. However, the Standstill Agreement obligates Mr. Ansary, through December 31, 1999, subject to certain exceptions, to vote all voting securities of which he is the beneficial owner in accordance with the directions of Pinnacle's management.

    Pursuant to the Standstill Agreement, Pinnacle granted Mr. Ansary certain "piggyback" registration rights and certain limited demand registration rights with respect to the shares of Pinnacle Common Stock that he holds. However, under the terms of the Standstill Agreement, and except under limited circumstances specified therein, Mr. Ansary may not voluntarily sell, transfer any beneficial interest in, assign, pledge, hypothecate or otherwise dispose of or encumber any Pinnacle Common Stock prior to December 1, 1997.

    The Standstill Agreement also prohibits Mr. Ansary from, subject to certain exceptions and without the prior written consent of the "Pinnacle Designee" (as hereinafter defined), (i) selling or otherwise transferring his shares of Pinnacle Common Stock; (ii) submitting any proposal for the vote of stockholders of Pinnacle; (iii) becoming a member of a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to Pinnacle Common Stock or any voting securities of Pinnacle; (iv) acting in concert with others to influence or control the management of Pinnacle; (v) inducing or attempting to induce or give encouragement to any other person to initiate any proposal or tender or exchange offer for voting securities or change of control of Pinnacle; or (vi) soliciting or participating in the solicitation of proxies in opposition to management of Pinnacle. In addition, under the Standstill Agreement Mr. Ansary is obligated, subject to certain exceptions, to vote or cause to be voted all voting securities of which he is the beneficial owner for persons nominated by the Pinnacle Board for election to the Pinnacle Board, and, on all other matters, voting securities of which Mr. Ansary is the beneficial owner must be voted strictly in accordance with the written recommendations of the Pinnacle Designee. For purposes of the Standstill Agreement, the "Pinnacle Designee" is the Chief Executive Officer of Pinnacle or another individual specifically designated by the Pinnacle Board in a resolution adopted by a majority of the directors of Pinnacle and identified to Mr. Ansary in writing. Pursuant to the Standstill Agreement, Mr. Ansary has been instructed to vote all shares of Pinnacle Common Stock beneficially owned by him in favor of the Merger Proposals.

    The Standstill Agreement provides that the foregoing limitations on Mr. Ansary's beneficial ownership of Pinnacle Common Stock will terminate if, among other things, the aggregate percentage of voting securities of Pinnacle beneficially owned by the directors of Pinnacle as a group declines by more than one-third from the aggregate percentage so held as of the date of the Maco Acquisition. Consummation of the IFC Merger alone, as well as consummation of both of the Mergers together, will cause such aggregate percentage to decline by more than one-third. However, consummation of the CB Merger alone will NOT cause such aggregate percentage to decline by more than one-third. Accordingly, the foregoing limitations will terminate upon consummation of either the IFC Merger alone or both of the Mergers together, but they will NOT terminate upon consummation of the CB Merger alone.

TRANSFER AGREEMENTS; INDEMNIFICATION AGREEMENT; ESCROW AGREEMENT;
  NON-COMPETITION AGREEMENT

    In connection with its 1988 acquisition of a distressed thrift, Maco entered into an Assistance Agreement with the Federal Savings and Loan Insurance Corporation (the "Assistance Agreement"). The FDIC, the successor-in-interest to the Federal Savings and Loan Insurance Corporation, has brought suit against Maco seeking payment by Maco of $3.0 million allegedly due it under the Assistance Agreement. Maco disputed the FDIC claim, and management of Maco believed it to be without merit. Moreover,

Maco counterclaimed against the FDIC and sued the United States of America for damages it claimed as a result of the withdrawal of certain regulatory capital forbearances previously granted to it by the Federal Home Loan Bank Board.

    Maco and another entity affiliated with Mr. Ansary, Investment Services International Co., also brought suit against the investment banking firm of Friedman, Billings, Ramsey & Co. in connection with an earlier acquisition effort by Maco and ISIC. In that action Friedman, Billings has counterclaimed for reimbursement of legal expenses occasioned by the suit.

    Effective May 4, 1995, Maco and Mr. Ansary entered into a Transfer Agreement pursuant to which Maco transferred to Mr. Ansary all of its claims against the FDIC and the United States of America arising with respect to the Assistance Agreement, including rights to any settlement proceeds and benefits of any kind in connection with its claims, in exchange for the assumption by Mr. Ansary of Maco's obligations arising from the Assistance Agreement and the FDIC dispute, including a commitment to pay all future costs of litigation and to indemnify Maco and its successors (which includes Pinnacle as the successor of Maco) against any such liability, but not including any tax effects on the tax returns of Pinnacle (as the successor to Maco) arising from any results of the litigation. Mr. Ansary has agreed that he will prepare and file all his federal, state and local tax returns consistent with the Transfer Agreement, treating Mr. Ansary personally as the sole and exclusive beneficial owner of the claims relating to said litigation.

    Effective May 4, 1995, Maco and ISIC entered into a second Transfer Agreement pursuant to which Maco transferred to ISIC all of its claims against Friedman, Billings arising with respect to the Friedman, Billings litigation, including rights to any settlement proceeds and benefits of any kind in connection with its claims, in exchange for the assumption by ISIC of Maco's obligations arising with respect to the Friedman, Billings litigation, including a commitment to pay all future costs of litigation and to indemnify Maco and its successors (which includes Pinnacle as the successor of Maco) against any such liability, but not including any effects on the tax returns of Pinnacle (as the successor to Maco) arising from any results of the litigation. ISIC has agreed that it will prepare and file all its federal, state and local tax returns consistent with this second Transfer Agreement, treating ISIC as the sole and exclusive beneficial owner of the claims relating to said litigation.

    Pursuant to the Indemnification Agreement, Mr. Ansary agreed, subject to certain conditions, to partially indemnify Pinnacle from and against certain liabilities. With respect to indemnification for certain contingent tax liabilities of Maco, Mr. Ansary's indemnification obligations to Pinnacle are limited to an aggregate of $1,175,000 and are subject to Pinnacle having borne the first $750,000 of unreimbursed loss, and with respect to indemnification for certain contingent liabilities of Maco to a former employee, Mr. Ansary's indemnification obligations to Pinnacle are limited to an aggregate of $500,000 and are subject to Pinnacle having borne the first $250,000 of unreimbursed loss. In each case, indemnification is not provided to cover any costs Pinnacle may incur to litigate or defend against the indemnified liabilities. Mr. Ansary's and ISIC's obligations with respect to the Transfer Agreements and the Indemnification Agreement are secured by the deposit of assets having an initial fair market value aggregating approximately $4.7 million by Mr. Ansary into escrow pursuant to the Escrow Agreement. Under the terms of the Indemnification Agreement, any claim for indemnification thereunder by Pinnacle must be made by May 28, 1998. In the event of any loss by Pinnacle arising out of any matter relating to the Transfer Agreements or the Indemnification Agreement, there can be no assurance that Pinnacle will be able to successfully exercise its rights under the Transfer Agreements, the Indemnification Agreement or the Escrow Agreement or that the value of the assets placed in escrow pursuant to the Escrow Agreement will be sufficient to reimburse Pinnacle for the full amount of any such loss. However, management of Pinnacle believes that any unreimbursed loss remaining after recourse to and enforcement of its rights would not be expected to have a material adverse effect on the consolidated financial position, results of operation, cash flows or capital position of Pinnacle and its subsidiaries.

    Pursuant to the Non-Competition Agreement, Mr. Ansary has agreed, effective as of the closing of the Maco Acquisition and on behalf of himself and all of his affiliates, not to engage in the banking and savings and loan business for a period of three years following the consummation of the Maco Acquisition anywhere within the States of Michigan and Indiana (other than as a stockholder of Pinnacle). The Non-

Competition Agreement does not, however, restrict Mr. Ansary from holding passive investments of less than five percent of the outstanding debt or equity securities of any publicly-held company (including, without limitation, IFC). In consideration of the execution of the Non-Competition Agreement, Pinnacle paid Mr. Ansary the additional sum of $25,000 upon consummation of the Maco Acquisition.

POTENTIAL ADVERSE TAX CONSEQUENCES

    Upon consummation of the Maco Acquisition, Pinnacle received an opinion of KPMG Peat Marwick LLP to the effect that Maco Acquisition constituted, and Pinnacle's acquisition of Maco has been treated as, a tax-free reorganization under Section 368(a)(1)(A) of the Code. In order to be treated as such a tax-free reorganization, Pinnacle's acquisition of Maco had to satisfy a "continuity of interest" requirement. Under Revenue Procedure 77-37, this "continuity of interest" requirement is satisfied if at least 50% of the consideration received by the stockholders of the acquired entity in a merger constitutes equity of the acquiring entity. Approximately 50% of the total purchase price paid by Pinnacle upon consummation of the Maco Acquisition was paid in shares of Pinnacle Common Stock. In determining whether Pinnacle's acquisition of Maco satisfied the "continuity of interest" requirement, it was assumed by Pinnacle and KPMG Peat Marwick LLP (i) that the transfer prior to the consummation of the Maco Acquisition of certain litigation to which Maco is a party to ISIC and to Mr. Ansary, pursuant to the Transfer Agreements, was not treated for tax purposes as part of the consideration being received by the sole stockholder of Maco in Pinnacle's acquisition of Maco, and (ii) that an outstanding promissory note in the approximate amount of $1.5 million evidencing certain advances to Maco by Mr. Ansary was treated as bona fide debt of Maco (and not equity) for tax purposes, and therefore Pinnacle's assumption or payment of such promissory note was not part of the consideration being received by the sole stockholder of Maco in the Maco Acquisition.

    In the event that (i) the transferred litigation were treated for tax purposes as consideration paid to the sole stockholder of Maco in the Maco Acquisition, and a positive net present value, after deduction of expenses, were attributed to such litigation, and (ii) the promissory note was treated as equity of Maco and the payment of such promissory note was treated for tax purposes as consideration paid to the sole stockholder of Maco in the Maco Acquisition, the percentage of the total consideration consisting of Pinnacle Common Stock paid to the sole stockholder of Maco in connection with the Maco Acquisition would be reduced to less than 50%. Management of Pinnacle believes, however, that even in such circumstances the percentage of the total consideration consisting of Pinnacle Common Stock received by the sole stockholder of Maco in the Maco Acquisition would still be sufficient to satisfy the "continuity of interest" test as interpreted under applicable case law.

    KPMG Peat Marwick LLP was retained by Pinnacle in connection with the Maco Acquisition for the purpose of providing advice with respect to the material federal income tax consequences of the Maco Acquisition and on the basis of the firm's reputation, experience and familiarity with federal income tax matters. As part of its business, KPMG Peat Marwick LLP is regularly engaged to provide accounting and auditing services and to provide advice with respect to federal income tax matters. The Pinnacle Board appointed KPMG Peat Marwick LLP, independent certified public accountants, as independent accountants for Pinnacle in 1996 and 1995. The Pinnacle Board has appointed KPMG Peat Marwick LLP, independent certified public accountants, as independent accountants for Pinnacle for 1997.

    If the Maco Acquisition is not treated as a tax-free reorganization for federal income tax purposes, the imposition of federal income taxes on Pinnacle in connection with the Maco Acquisition would have a material adverse effect on the results of operations of Pinnacle.

                       CERTAIN REGULATORY CONSIDERATIONS

    THE FOLLOWING DISCUSSION IS A SUMMARY OF CERTAIN STATUTES AND REGULATIONS AFFECTING PINNACLE, IFC, CB AND THEIR RESPECTIVE SUBSIDIARIES. ALTHOUGH IT DESCRIBES AND SUMMARIZES ALL MATERIAL PROVISIONS OF SUCH STATUTES AND REGULATIONS, SUCH DISCUSSION IS NECESSARILY INCOMPLETE. CONSEQUENTLY, REFERENCE IS MADE TO AND SUCH DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY, SUCH STATUTES AND REGULATIONS. A CHANGE IN APPLICABLE LAWS OR REGULATIONS MAY HAVE A MATERIAL EFFECT ON PINNACLE, IFC, CB, THEIR RESPECTIVE SUBSIDIARIES AND THE RESPECTIVE BUSINESSES OF PINNACLE, IFC, CB, AND THEIR RESPECTIVE SUBSIDIARIES.

GENERAL

    Financial institutions such as bank holding companies, banks, savings and loan holding companies, and thrifts are extensively regulated under both federal and state law. Such regulations apply to, among other things, acquisitions, permissible types and amounts of loans, investments and other activities, capital adequacy, branching, interest rates on loans and on deposits and the safety and soundness of banking practices.

    The policies and regulations of financial institution regulatory authorities have had significant effect on the operating results of financial institutions in the past and are expected to have significant effects in the future. Such policies and regulations may be influenced by many factors, including inflation, unemployment, short-term and long-term changes in the international trade balance and fiscal policies of the United States government.

    Periodically legislation is considered and adopted which has resulted in, or that could result in, further regulation or deregulation of financial institutions. In addition to the relaxation or elimination of geographic restrictions on banks and bank holding companies, a number of regulatory and legislative initiatives have the potential for eliminating many of the product line barriers presently separating the services offered by commercial banks from those offered by nonbanking institutions, including mutual funds, securities brokerage firms and investment banking firms. No assurance can be given as to whether any additional legislation will be adopted or as to the effect such legislation would have on the business of Pinnacle, IFC, CB, and their respective subsidiaries.

                                 *  *  *  *  *

    BANK HOLDING COMPANIES. As a bank holding company, Pinnacle is subject to regulation under the BHCA and its examination and reporting requirements and is subject to the supervision of the Federal Reserve Board.

    Banking laws and regulations restrict transactions by insured banks owned by a bank holding company, including loans to and certain purchases from the parent holding company, non-bank and bank subsidiaries of the parent holding company, principal stockholders, officers, directors and their affiliates, and investments by the subsidiary banks in the shares or securities of the parent holding company (or of any other non-bank or bank affiliates), and acceptance of such shares or securities as collateral security for loans to any borrower. The regulators also review other payments, such as management fees, made by subsidiary banks or affiliated companies.

    Under the BHCA, a bank holding company is prohibited, with certain limited exceptions, from engaging in activities other than those of banking or of managing or controlling banks and from acquiring or retaining direct or indirect ownership or control of voting shares or assets of any company which is not a bank or bank holding company, other than subsidiaries furnishing services to or performing services for its subsidiaries, and other subsidiaries engaged in activities which the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

    As a Michigan state banking corporation, Pinnacle Bank is subject to regulation and examination by the Financial Institutions Bureau of the State of Michigan. As an institution whose deposits are insured by the Bank Insurance Fund (the "BIF") and the SAIF of the FDIC, Pinnacle Bank is also subject to regulation and examination by the FDIC.

    SAVINGS AND LOAN HOLDING COMPANIES. As savings and loan holding companies, IFC and CB are subject to regulation under the Home Owners Loan Act of 1933, as amended ("HOLA"), and its examination and reporting requirements, and is subject to the supervision of the OTS.

    Under The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the OTS is granted broad power to impose restrictions on savings and loan holding company activities if the OTS determines there is reasonable cause to believe that the continuation by the holding company of any activity constitutes a serious risk to the financial safety, soundness or stability of a subsidiary thrift. The restrictions, issued in the form of a directive, limit (i) the payment of dividends by the thrifts; (ii) transactions between the thrift, the savings and loan holding company, and the subsidiaries or affiliates of either; and (iii) any activities of the thrift that might create a serious risk that the liabilities of the savings and loan holding company or its other affiliates may be imposed on the thrift.

    IFC's subsidiary savings bank, IndFed Bank, and CB's subsidiary savings bank, Community Bank, are subject to regulation and examination by the OTS and by the FDIC because their deposits are insured by SAIF.

PAYMENT OF DIVIDENDS

    PINNACLE. Pinnacle is a legal entity separate and distinct from its subsidiaries. Substantially all of Pinnacle's revenues result from dividends paid to it by Pinnacle Bank and from earnings on investments. There are statutory and regulatory requirements applicable to the payment of dividends by Pinnacle Bank as well as by Pinnacle to its stockholders.

    Under Michigan law, Pinnacle Bank may not declare a cash dividend or a dividend in kind except out of net profits then on hand after deducting all losses and bad debts, and then only if it will have a surplus amounting to not less than 20% of its capital after the payment of the dividend. Moreover, Pinnacle Bank may not declare or pay any cash dividend or dividend in kind until the cumulative dividends on its preferred stock, if any, have been paid in full. Further, if the surplus of Pinnacle Bank is at any time less than the amount of its capital, before the declaration of a cash dividend or dividend in kind, it must transfer to surplus not less than 10% of its net profits for the preceding half-year (in the case of quarterly or semi-annual dividends) or the preceding two consecutive half-year periods (in the case of annual dividends). Under the foregoing dividend restrictions, Pinnacle Bank, without obtaining governmental approvals, could declare aggregate dividends in 1996 of approximately $14.9 million from retained net profits of the preceding two years, plus an amount approximately equal to the net profits (as measured under current regulations), if any, earned for the period from January 1, 1996 through the date of declaration less dividends previously paid in 1996. During 1996, Pinnacle Bank paid $3.7 million in dividends.

    IFC AND CB. IFC and CB are also legal entities separate and distinct from their respective subsidiaries. Substantially all of IFC's revenues result from dividends paid to it by IndFed Bank. Substantially all of CB's revenues result from dividends paid to it by Community Bank. Under regulations promulgated by the OTS, the amount of dividends that may be paid by thrifts such as IndFed Bank and Community Bank are subject to certain limitations. In general, these limitations depend upon whether or not the thrift's capital equals or exceeds its fully phased-in capital requirement immediately prior to, and on a pro forma basis after giving effect to, a proposed dividend. A thrift which meets or exceeds its fully phased-in capital requirement is categorized as a "Tier 1 association" and during any calendar year may not, without the prior approval of the OTS, pay annual dividends in an amount in excess of the higher of (i) its net income (as defined and interpreted by regulation) to date for that year, plus the amount that would reduce by one-half the thrift's "surplus capital ratio" at the beginning of the year, or (ii) 75% of its net income over the most recent four-quarter period. For purposes of determining the amount of dividends which may be paid by a thrift, the term "surplus capital ratio" means the percentage by which the thrift's capital-to-assets ratio exceeds the ratio of its fully phased-in capital requirement to its assets. A thrift with capital equal to or in excess of its minimum capital requirement, but less than its fully phased-in capital requirement, is subject to more stringent limitations on the amount of dividends that it may pay in any year without the prior approval of the OTS, while a thrift that does not have capital in an amount equal to its minimum capital requirement may not pay any dividends without the prior approval of the OTS. A thrift which meets the fully phased-in capital requirements but which has received notice from the OTS that it is in need of more than normal supervision will be treated as a thrift in one of the other two classes noted above, at the discretion of the OTS, unless the OTS determines that such treatment is not necessary to ensure the thrift's safe and sound operation.

    IndFed Bank is categorized as a "Tier 1 association" and, as such, was eligible to make capital distributions of approximately $15.9 million at December 31, 1996.

    Community Bank is categorized as a "Tier 1 association" and, as such, was eligible to make capital distributions of approximately $4.0 million at December 31, 1996.

    OTHER FACTORS. The payment of dividends by Pinnacle and its subsidiaries may also be affected or limited by other factors, such as the requirements to maintain adequate capital above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank or thrift under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank or thrift, could include the payment of dividends), such authority may require, after notice and hearing, that such bank or thrift cease and desist from such practice or prohibit the payment of future dividends. The Federal Reserve Board has indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. The Federal Reserve Board and the FDIC have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. The OTS has indicated that the payment of dividends by a thrift whose capital is decreasing because of substantial losses would be an unsafe and unsound practice.

CERTAIN TRANSACTIONS WITH AFFILIATES

    BANK HOLDING COMPANIES. There are legal restrictions on the extent to which a bank holding company such as Pinnacle and its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries (e.g., Pinnacle Bank). The "covered transactions" that an insured bank such as Pinnacle Bank and its subsidiaries are permitted to engage in with their nonbank or nonsavings bank affiliates are limited to the following amounts: (i) in the case of any one such affiliate, the aggregate amount of "covered transactions" of the insured bank and its subsidiaries cannot exceed 10% of the capital stock and the surplus of the insured bank; and (ii) in the case of all affiliates, the aggregate amount of "covered transactions" of the insured bank and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured bank. "Covered transactions" are defined by statute to include a loan or extension of credit to the affiliate, a purchase of securities issued by an affiliate, a purchase of assets from the affiliate (unless otherwise exempted by the Federal Reserve Board), the acceptance of securities issued by the affiliate as collateral for a loan and the issuance of a guarantee, acceptance, or letter of credit for the benefit of an affiliate. Covered transactions must also be collateralized. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

    SAVINGS AND LOAN HOLDING COMPANIES. OTS regulations impose restrictions on the extent to which a savings and loan holding company (such as IFC and CB), its subsidiaries and its affiliates may engage in "covered transactions" similar to those applicable to banks. Such regulations also prohibit a thrift and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services. In addition, a thrift is generally prohibited from making any loan or extension of credit to any affiliate unless the affiliate is engaged solely in activities permissible to affiliates of thrifts under HOLA, and is generally prohibited from purchasing any securities of any affiliate, other than a subsidiary. A thrift and its subsidiaries may generally not purchase a low quality asset from an affiliate unless the thrift, pursuant to an independent credit evaluation, committed itself to purchase the asset prior to the time the asset was acquired by the affiliate.

CAPITAL

    GENERAL. Bank and thrift regulators continue to indicate a desire to raise capital requirements applicable to financial institutions beyond their current levels. The Federal Reserve Board, FDIC, and state bank regulators require banks, thrifts and holding companies to maintain minimum ratios of primary and total capital to total assets. Regulatory authorities may increase such minimum requirements for all banks and bank holding companies or for specified banks or bank holding companies. Increases in the minimum required ratios could adversely affect Pinnacle, Pinnacle Bank, First Federal and IndFed Bank, including their ability to pay dividends.

    BANK HOLDING COMPANIES. The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies. When the guidelines became fully phased-in at the end of 1992, the minimum guidelines for the ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) increased from 7.25% to 8.00%. At least half of Total Capital must be composed of common stockholders' equity, minority interests in the equity accounts of consolidated subsidiaries and a limited amount of perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves. At March 31, 1997, Pinnacle's ratio of Tier 1 Capital to risk-based assets was 12.45%. At March 31, 1997, on a pro forma basis after giving effect to the IFC Merger, Pinnacle's ratio of Tier 1 Capital to risk-based assets would be 11.90%. At March 31, 1997, on a pro forma basis after giving effect to the CB Merger, Pinnacle's ratio of Tier 1 Capital to risk-based assets would be 12.82%. At March 31, 1997, on a pro forma basis after giving effect to both of the Mergers, Pinnacle's ratio of Tier 1 Capital to risk-based assets would be 12.16%.

    In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies which provide for a minimum leverage ratio of Tier 1 Capital to total assets, less goodwill and certain other intangible assets (the "Tier 1 Capital leverage ratio"), of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies are required to maintain a minimum Tier 1 Capital leverage ratio of 3% plus an additional cushion of 100 to 200 basis points. Pinnacle's Tier 1 Capital leverage ratio at March 31, 1997 was 6.24%. At March 31, 1997, on a pro forma combined basis after giving effect to the IFC Merger, Pinnacle's Tier 1 Capital leverage ratio would be 6.96%. At March 31, 1997, on a pro forma combined basis after giving effect to the CB Merger, Pinnacle's Tier 1 Capital leverage ratio would be 6.65%. At March 31, 1997, on a pro forma combined basis after giving effect to both of the Mergers, Pinnacle's Tier 1 Capital leverage ratio would be 7.13%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 Capital leverage ratio" (deducting all intangibles) in evaluating proposals for expansion or new activities. The Federal Reserve Board has not advised Pinnacle of any specific minimum Tier 1 Capital leverage ratio applicable to it.

    Pinnacle Bank is subject to similar capital requirements adopted by the FDIC. At December 31, 1996, Pinnacle Bank had a Tier 1 Capital ratio and a Total Capital ratio (computed under the 1992 guidelines) in excess of the fully phased-in requirements and a Tier 1 Capital to risk based assets ratio in excess of 8.00%. No regulatory agency has advised Pinnacle Bank of any specific applicable minimum Tier 1 Capital leverage ratio. Failure to meet capital guidelines could subject an insured bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC and a prohibition on the acceptance of brokered deposits.

    In December, 1992, the Federal Reserve Board approved a final rule altering the method of computation of Tier 1 Capital of bank holding companies. Subject to certain exceptions, in calculating Tier 1 Capital under the revised rule, bank holding companies would be required to deduct all intangible assets other than purchased mortgage servicing rights and purchased credit card relationships, each valued at least quarterly at the lesser of 90% of their fair market value or 100% of their book value, in an aggregate amount not exceeding 50% of Tier 1 Capital, with a separate sublimit of 25% of Tier 1 capital for purchased credit card relationships.

    The Federal Deposit Insurance Corporation Improvement Act of 1991 requires federal bank regulatory agencies biannually to review risk-based capital standards to ensure that they adequately address interest rate risk, concentration of credit risk and risks from non-traditional activities. On December 31, 1992, capital adequacy regulations adopted by the FDIC, the Federal Reserve Board and the Office of the Comptroller of the Currency (the "Comptroller") that incorporated (i) interest rate risk into the calculation of risk-based capital and (ii) concentration of credit risk and risk from non-traditional activities into bank capital requirements became effective.

    Failure to meet the capital guidelines described above could subject an insured financial institution to a variety of sanctions, including asset growth restrictions and termination of deposit insurance by the FDIC.

    Upon consummation of each of the Mergers and each of the Subsidiary Bank Mergers, Pinnacle expects that Pinnacle Bank, as the surviving bank, will continue to meet its fully phased-in capital requirements and its capital requirements.

    SAVINGS AND LOAN HOLDING COMPANIES. FIRREA and the regulations promulgated by the OTS thereunder require thrifts to have minimum regulatory "Tangible Capital" equal to at least 1.5% of adjusted total assets. In addition, thrifts are required to maintain minimum regulatory "Core Capital" equal to 3% of adjusted total assets, which, as discussed below, may be increased on a case by case basis, and to comply with risk-based capital requirements comparable to those applicable to banks, which currently require minimum risk-based capital equal to 8% of total risk-adjusted assets. For purposes of determining compliance with Core Capital and risk-based capital standards, thrifts may not include supervisory goodwill in the Core Capital calculation.

    The term "Tangible Capital" includes common stockholders' equity, non-cumulative perpetual preferred stock and related surplus, minority interests in equity accounts of consolidated subsidiaries and certain non-withdrawable accounts and pledged deposits of mutual associations, minus goodwill and other intangible assets and investments in non-includable subsidiaries. The term "Core Capital" means Tangible Capital plus qualifying supervisory goodwill and certain intangible assets.

    At least 50% of a thrift's risk-based capital requirement must be met with Core Capital, while the remainder may be met with supplementary, or "Tier II Capital." "Tier II Capital" incudes general loss reserves, certain cumulative perpetual preferred stock, certain hybrid debt-equity instruments and qualifying subordinated debt. The risk-based capital regulations require the inclusion of 100% of the principal amount of mortgage loans sold with recourse ("recourse servicing") for purposes of calculating risk-weighted assets. The assets are then to be included in the appropriate risk-weight category based on the requirements of the regulation for mortgage loans.

    Under FIRREA, the OTS is required to establish capital requirements for thrifts no less stringent than those established by the Comptroller with respect to banks subject to its jurisdiction. The Comptroller has established capital requirements for banks under its jurisdiction that are substantially similar to bank holding company capital requirements adopted by the Federal Reserve Board and described above. The Comptroller has increased its core capital requirements for such banks, other than those with the highest supervisory rating. The OTS has issued a proposed rule that similarly requires an increased level of Core Capital for all thrifts other than the most highly rated thrifts. This new rule will be applied by the OTS on a case by case basis. Under this new rule, certain thrifts will be required to have at least 4% Core Capital.

    At March 31, 1997, IFC had Tangible Capital and Core Capital equal to 6.40% of adjusted total assets, and risk-based capital equal to 10.43% of total risk-adjusted assets. At March 31, 1997, CB had Tangible Capital and Core Capital equal to 8.08% of adjusted total assets, and risk-based capital equal to 14.85% of total risk-adjusted assets. At March 31, 1997 on a pro forma basis after giving effect to the IFC Merger, Pinnacle would have had Tangible Capital equal to 6.96% of adjusted total assets, Core Capital equal to 6.96% of adjusted total assets and risk-based capital equal to 11.90% of risk-adjusted total assets. At March 31, 1997 on a pro forma basis after giving effect to the CB Merger, Pinnacle would have had Tangible Capital equal to 6.65% of adjusted total assets, Core Capital equal to 6.65% of adjusted total assets and risk-based capital equal to 12.82% of risk-adjusted total assets. At March 31, 1997 on a pro forma basis after giving effect to both of the Mergers, Pinnacle would have had Tangible Capital equal to 7.13% of adjusted total assets, Core Capital equal to 7.13% of adjusted total assets and risk-based capital equal to 12.16% of risk-adjusted total assets.

    The OTS is permitted to establish, on an institution by institution basis, individualized minimum capital requirements exceeding the general requirements described above. Failure to meet the capital guidelines described above could subject an insured thrift to a variety of sanctions, including asset growth restrictions and termination of deposit insurance by the FDIC.

    Upon consummation of the IFC Merger, Pinnacle expects that IndFed Bank will continue to meet applicable fully phased-in capital requirements. Upon consummation of the merger of IndFed Bank with and into Pinnacle Bank, Pinnacle expects that Pinnacle Bank, as the surviving bank, will continue to meet applicable fully phased-in capital requirements. Similarly, upon consummation of the CB Merger, Pinnacle expects that Community Bank will continue to meet applicable fully phased-in capital requirements. Upon consummation of the merger of Community Bank with and into Pinnacle, Pinnacle expects that Pinnacle Bank, as the surviving bank, will continue to meet applicable fully phased-in capital requirements. Finally, upon consummation of both of the Mergers, Pinnacle expects that both IndFed Bank and Community Bank will continue to meet applicable fully phased-in capital requirements. Upon consummation of the mergers of IndFed Bank and Community Bank with and into Pinnacle, Pinnacle expects that Pinnacle Bank, as the surviving bank, will continue to meet applicable fully phased-in capital requirements.

SUPPORT OF SUBSIDIARY BANKS

    Under Federal Reserve Board policy, Pinnacle is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve Board policy, Pinnacle would not otherwise be required to provide it. Any capital loans by a bank holding company to any subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

    Under FIRREA, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. This right of recovery by the FDIC generally is superior to any claim of the stockholders of the depository institution that is liable or of any affiliate of such institution. Pinnacle's subsidiary banks are subject to such provisions of FIRREA and such right of recovery by the FDIC.

    Under Michigan law, if the capital of a Michigan-chartered bank is impaired by losses or otherwise, the Michigan Financial Institutions Bureau is authorized to require payment of the deficiency by assessment upon the bank's stockholders, pro rata, and to the extent necessary, if any such assessment is not paid by any stockholder after three months notice, to cause the sale of the stock of such stockholder to make good the deficiency.

FDIC INSURANCE ASSESSMENTS

    The deposits of Pinnacle Bank, IndFed Bank and Community Bank are currently insured to a maximum of $100,000 per depositor, subject to certain aggregation rules. The FDIC establishes rates for the payment of premiums by federally insured banks and thrifts, such as Pinnacle Bank, IndFed Bank and Community Bank, for deposit insurance. Separate insurance funds (the BIF and the SAIF) are maintained for commercial banks and thrifts, with insurance premiums from the industry used to offset losses from insurance payouts when banks and thrifts fail. Due to the high rate of failures in recent years, the FDIC has adopted a risk-based deposit insurance premium system for all insured depository institutions, including Pinnacle Bank, IndFed Bank and Community Bank, which requires that a depository institution pay to BIF from $.00 to $.27 per $100, or to SAIF from $.23 to $.31 per $100, of insured deposits depending on its capital levels and risk profile, as determined by its primary federal regulator on a semiannual basis. Under its risk-based assessment system, the FDIC may place a member in one of nine assessment risk categories based on certain capital and supervisory measures. The capital measures are "well capitalized," "adequately capitalized" and "less than adequately capitalized." Within each capital group a member may be assigned to one of three supervisory subgroups: "healthy," "supervisory concern" and "substantial supervisory concern."

    A financial institution is "well capitalized" if it has a Total Capital to risk based assets of 10% or greater, a Tier 1 Capital of 6% or greater, and a Tier 1 leverage ratio of 5% or greater. A financial institution is "adequately capitalized" if it does not meet the standards for "well capitalized" but has a Total Capital to risk based assets of 8% or greater, a Tier 1 Capital of 4% or greater, and a Tier 1 leverage ratio of 4% or greater. A financial institution is "less than adequately capitalized" if it does not meet the standards for "adequately capitalized."

    A "healthy" financial institution is one that is financially sound with only a few minor weaknesses. A financial institution raising "supervisory concern" is one with weaknesses which, if not corrected, could result in significant deterioration of the institution and increased risk to the BIF or SAIF. A financial institution raising "substantial supervisory concern" is one that poses a substantial probability of loss to the BIF or SAIF unless effective corrective action is taken.

    The risk-related adjusted assessment schedule adopted by the FDIC with respect to deposits insured by the BIF is as follows:

                                                                             SUPERVISORY    SUBSTANTIAL SUPERVISORY
                                                                HEALTHY        CONCERN              CONCERN
                                                              -----------  ---------------  -----------------------
Well Capitalized............................................         .00%           .03%                 .17%
Adequately Capitalized......................................         .03%           .10%                 .24%
Less than Adequately Capitalized............................         .10%           .24%                 .27%

    The risk-related adjusted assessment schedule recently adopted by the FDIC with respect to deposits insured by the SAIF is as follows:

                                                                             SUPERVISORY    SUBSTANTIAL SUPERVISORY
                                                                HEALTHY        CONCERN              CONCERN
                                                              -----------  ---------------  -----------------------
Well Capitalized............................................         .00%           .03%                 .17%
Adequately Capitalized......................................         .03%           .10%                 .24%
Less than Adequately Capitalized............................         .10%           .24%                 .27%

    The FDIC's adoption of risk-based insurance assessment, schedules did not result in a significant increase in the insurance assessment costs of any of Pinnacle, IFC or CB. As of March 31, 1997, Pinnacle Bank, IndFed Bank and Community Bank were each classified as "well capitalized" and "healthy."

    Legislation was recently enacted that resulted in, among other things, the assessment of a one-time charge (the "Special Assessment") against financial institutions with deposits insured by SAIF. The amount of the charge equaled approximately .657% of the deposits of a financial institution held on March 31, 1995 and subject to the SAIF premium. The Special Assessment was due on September 30, 1996 and payable no later than November 27, 1996. As a result of the Special Assessment, Pinnacle paid an assessment of $2.4 million on approximately $361.3 million of deposits held by it on March 31, 1995 and insured by SAIF, IFC paid an assessment of $2.8 million on approximately $430.1 million of deposits held by it on March 31, 1995 and insured by SAIF, and CB paid an assessment of $723,000 on approximately $110.1 million of deposits held by it on March 31, 1995 and insured by SAIF.

    The FDIC has determined not to levy any premium on healthy banks for the first half of 1997. As a "well capitalized" and "healthy" institution, Pinnacle Bank will not pay (or accrue) any premiums for FDIC coverage during the first six months of 1997. BIF insured financial institutions will, however, begin servicing Financing Corp. ("FICO") bonds, which were funded by SAIF insured financial institutions. The FICO bonds were issued in the late 1980s in connection with government efforts to bail out the thrift industry. Beginning in 1997, interest payments for FICO bonds will be borne by all FDIC insured institutions. FICO bond servicing will require BIF members to pay 6.4 cents for every $100 in insured deposits, and SAIF members to pay 3.2 cents for each $100 in insured deposits. The servicing payments will be collected electronically by the FDIC beginning January 2, 1997.

REGULATION OF PROPOSED ACQUISITIONS

    With certain limited exceptions, the BHCA prohibits bank holding companies, such as Pinnacle, from acquiring direct or indirect ownership or control of voting shares or assets of any company other than a bank, unless the company involved is engaged solely in one or more activities which the Federal Reserve Board has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Any such acquisition will require, except in certain limited cases, the prior approval of the Federal Reserve Board.

    In evaluating an application for its approval of such an acquisition, the Federal Reserve Board will consider whether the performance by an affiliate of Pinnacle of the activity can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition, or gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices). The Federal Reserve Board may apply different standards to activities proposed to be commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern. The Federal Reserve Board's consideration will also include an evaluation of the financial and managerial resources of Pinnacle, including its existing subsidiaries, and of any entity to be acquired, and the effect of the proposed transaction on those resources. This required regulatory approval is subject to public notice and comment procedures, and adverse public comments received, or adverse considerations raised by regulatory agencies, may delay or prevent consummation of such an acquisition.

    FIRREA amended the BHCA in 1989 to permit the Federal Reserve Board to approve an application by any bank holding company to acquire and operate a thrift as a non-bank subsidiary of such bank holding company. A bank holding company such as Pinnacle may apply to the Federal Reserve Board for permission to acquire and operate a thrift engaged only in deposit-taking, lending and other activities that the Federal Reserve Board has determined to be permissible for bank holding companies, in accordance with the procedures and standards described in the preceding paragraph.

    With certain exceptions, a savings and loan holding company must obtain the prior written approval of the OTS before acquiring control of a thrift or savings and loan holding company through the acquisition of stock or through a merger or some other business combination. HOLA was recently amended to provide that prior written approval is not required if the acquiring entity is a bank holding company registered under, and subject to, the BHCA. Because Pinnacle is a bank holding company registered under, and subject to, the BHCA, prior written approval of the OTS is not required in connection with the Mergers.

RECENT LEGISLATION

    COMMUNITY DEVELOPMENT ACT. In September 1994, the Riegle Community Development and Regulatory Improvement Act (the "Community Development Act") was enacted. The Community Development Act consists of (i) Subtitle A, the "Community Development and Financial Institutions Act," which establishes the "Community Development Financial Institutions Fund" to promote economic revitalization and community development through investment in "Community Development Financial Institutions," and (ii) Subtitle B, "The Home Ownership and Equity Protection Act of 1994," which seeks to increase the protections afforded to individuals most at risk from abusive lending practices, particularly high-interest mortgages secured by the borrowers' homes.

    The Community Development Act provides a number of initiatives to lessen the regulatory burden placed upon depository institutions and also affects a number of the consumer compliance laws by allowing streamlined disclosures for radio advertising of consumer leases, providing consumers with information necessary to challenge an "adverse characterization" due to a credit reporting agency report and by clarifying the disclosure requirements under the Real Estate Settlement Procedures Act regarding the transfer of serviced mortgaged loans.

    The Community Development Act also reforms currency transaction reports to increase their usefulness to the Federal Government and to various law enforcement agencies in combating money laundering. The measure also calls for improvement in the identification of money laundering schemes, better controls over negotiable instruments drawn on foreign banks by making them subject to reporting, and uniform licensing and registration of check cashing and money transmitting businesses, which are often used to facilitate illegal currency transactions.

    INTERSTATE ACT. In September 1994, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") was also enacted. The Interstate Act facilitates the interstate expansion and consolidation of banking organizations by permitting (i) beginning one year after enactment of the legislation, bank holding companies that are adequately capitalized and managed to acquire banks located in states outside their home states regardless of whether such acquisitions are authorized under the law of the host state, (ii) the interstate merger of banks after June 1, 1997, subject to the right of individual states to "opt in" or "opt out" of this authority prior to such date,
(iii) banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state, (iv) foreign banks to establish, with approval of the appropriate regulators in the United States, branches outside their home states to the same extent that national or state banks located in such state would be authorized to do so and (v) beginning September 29, 1995, banks to receive deposits, renew time deposits, close loans, service loans and receive payments on loans and other obligations as agent for any bank or thrift affiliate, whether the affiliate is located in the same or different state.

    FDICIA. The Federal Deposit Insurance Corporation Improvement Act of 1991 substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and revised several other federal banking statutes.

    FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in regulations. The critical capital level is defined as a ratio of tangible equity to total assets of two percent or less. An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position under certain circumstances.

    Among other things, FDICIA requires the federal bank regulatory authorities to take "prompt corrective action" in respect of any depository institution which does not meet specified minimum capital requirements. The scope and degree of regulatory intervention is linked to the extent of the shortfall of the depository institution's capital from required minimum standards. In the case of a depository institution which is "critically undercapitalized" (a term defined to include institutions which still have a positive net worth), the federal bank regulatory authorities are generally required to appoint a conservator or receiver. FDICIA also requires the holding company of any undercapitalized depository institution to guarantee, in part, such depository institution's capital plan in order for such plan to be acceptable. FDICIA also prohibits a depository institution that is not well-capitalized from accepting brokered deposits and paying deposit interest rates which significantly exceed the prevailing rate in its own market or the national rate (as determined by the FDIC) for similar deposits. Implementing regulations for these provisions of FDICIA have not yet been adopted by the federal bank regulatory authorities.

    FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized.

QUALIFIED THRIFT LENDER ("QTL") TEST

    Except in certain cases, HOLA requires savings associations to meet a QTL test to avoid certain restrictions on their operations. Most savings associations are required to maintain 65% of their "portfolio assets" (total assets minus goodwill, intangibles, property used to conduct business and liquid assets up to 20% of assets), in "qualified thrift investments" (primarily loans and other investments related to residential real estate together with certain other assets). As of March 31, 1997, IndFed Bank had approximately 70% of its portfolio assets in qualified thrift investments and therefore was a QTL under applicable law. As of March 31, 1997, Community Bank had approximately 92% of its portfolio assets in qualified thrift investments and therefore was a QTL under applicable law.

    A savings institution's failure to remain a QTL may result in: (i) limitations on new investments and activities; (ii) imposition of branching restrictions; (iii) loss of Federal Home Loan Bank borrowing privileges; and
(iv) limitations on the payments of dividends. If a savings institution that is a subsidiary of a savings and loan holding company fails to regain QTL status within one year of its loss of such status, the holding company must register as and will be deemed to be a bank holding company subject to, among other things, the business activity restrictions of the BHCA.

MORTGAGE REGULATION

    In the origination of mortgage loans, Pinnacle, IFC, CB and their respective subsidiaries are subject to various federal statutes, such as the Equal Credit Opportunity Act, Fair Credit Reporting Act, Truth in Lending Act, Real Estate Settlement Procedures Act, and Home Mortgage Disclosure Act, and the regulations promulgated thereunder, which prohibit discrimination and specify disclosures to be made to borrowers regarding credit and settlement costs.

    As sellers and servicers of mortgage loans, Pinnacle, IFC and CB are participants in the secondary mortgage market with some or all of the following: private institutional investors, Federal National Mortgage Association ("FNMA"), Government National Mortgage Association, Federal Home Loan Mortgage Corporation ("FHLMC"), Veterans' Administration and Federal Housing Authority. In its dealings with these agencies, Pinnacle and IFC are subject to various eligibility requirements prescribed by the agencies, including but not limited to net worth, quality control, bonding, financial reporting and compliance reporting requirements. The mortgage loans which Pinnacle and IFC originate are subject to agency-prescribed procedures, including (without limitation) inspection and appraisal of properties, maximum loan-to-value ratios, and obtaining credit reports on prospective borrowers. On some types of loans, the agencies prescribe maximum loan amounts, interest rates and fees. When selling mortgage loans to FNMA and FHLMC, a seller must represent and warrant that all such mortgage loans conform to the requirements of FNMA and FHLMC. If the mortgage loans sold are found to be nonconforming mortgage loans, FNMA or FHLMC may require the seller to repurchase the nonconforming mortgage loans. Additionally, FNMA and FHLMC may require a seller/servicer to indemnify them against all losses arising from the seller/servicer's failure to perform its contractual obligations under the applicable selling or servicing contract.

                      DESCRIPTION OF PINNACLE COMMON STOCK

    ALTHOUGH THE FOLLOWING DESCRIPTION SUMMARIZES ALL MATERIAL PROVISIONS OF PINNACLE COMMON STOCK, IT DOES NOT PURPORT TO BE COMPLETE. CONSEQUENTLY, REFERENCE IS MADE TO, AND SUCH DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, PINNACLE'S RESTATED ARTICLES OF INCORPORATION (WHICH ARE FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS FORMS A PART AND ARE INCORPORATED HEREIN BY REFERENCE). THE FOLLOWING DESCRIPTION SHOULD BE READ CAREFULLY BY THE IFC STOCKHOLDERS AND CB STOCKHOLDERS SINCE, UPON CONSUMMATION OF THE IFC MERGER AND THE CB MERGER, AS APPLICABLE, THE ISSUED AND OUTSTANDING SHARES OF IFC COMMON STOCK AND CB COMMON STOCK WILL BE CONVERTED INTO SHARES OF PINNACLE COMMON STOCK.

    Pinnacle's total authorized capital stock currently consists of 15,000,000 shares of common stock, no par value per share. With respect to Pinnacle Common Stock, as of the record date for the Pinnacle Annual Meeting, 5,980,320 shares of Pinnacle Common Stock were issued and outstanding and 500,000 shares of Pinnacle Common Stock were reserved for issuance upon the exercise of various options previously issued by Pinnacle. Upon consummation of the IFC Merger, and assuming the CB Merger is not consummated, it is expected that approximately 10,731,451 shares of Pinnacle Common Stock will be issued and outstanding and 429,004 shares of Pinnacle Common Stock will be reserved for issuance upon the exercise of various options previously issued by Pinnacle and IFC. Upon consummation of the CB Merger, and assuming the IFC Merger is not consummated, it is expected that between approximately 7,242,477 shares (assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) and 7,272,636 shares (assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) of Pinnacle Common Stock will be issued and outstanding and 175,915 shares of Pinnacle Common Stock will be reserved for issuance upon the exercise of various options previously issued by Pinnacle. Upon consummation of both of the Mergers, it is expected that between approximately 11,993,608 shares (assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) and 12,023,767 shares (assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) of Pinnacle Common Stock will be issued and outstanding and 429,004 shares of Pinnacle Common Stock will be reserved for issuance upon the exercise of various options previously issued by Pinnacle and IFC.

    Holders of Pinnacle Common Stock are entitled to receive such dividends as may from time to time be declared by the Pinnacle Board out of funds legally available therefor. With respect to the election of directors, and every other issue submitted to them as Pinnacle stockholders at a meeting of stockholders or otherwise, holders of Pinnacle Common Stock are entitled to one vote per share of Pinnacle Common Stock. Holders of Pinnacle Common Stock do not have cumulative voting rights in the election of directors. In the event of liquidation they are entitled to share ratably in all assets of Pinnacle available for distribution to holders of shares of Pinnacle Common Stock. Pinnacle Common Stock is not subject to mandatory redemption and holders of shares of Pinnacle Common Stock do not have preemptive rights. Shares of Pinnacle Common Stock redeemed or acquired by Pinnacle return to the status of authorized and unissued shares of Pinnacle Common Stock and may be reissued by the Pinnacle Board. All shares of Pinnacle Common Stock now issued and outstanding are fully paid and nonassessable. See "COMPARISON OF STOCKHOLDERS' RIGHTS."

    The registrar and transfer agent for the Pinnacle Common Stock is Harris Trust and Savings Bank.

    Uncommitted authorized but unissued shares of Pinnacle Common Stock may be issued from time to time to such persons and for such consideration as the Pinnacle Board may determine and holders of the then outstanding shares of Pinnacle Common Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the National Association of Securities Dealers, Inc. and the judgment of the Pinnacle Board regarding the submission of such issuance to Pinnacle's stockholders. Pinnacle stockholders have no preemptive rights to subscribe to newly issued shares.

    Moreover, it is possible that additional shares of Pinnacle Common Stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in Pinnacle more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of Pinnacle. Under such circumstances the availability of authorized and unissued shares of Pinnacle Common Stock may make it more difficult for stockholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of Pinnacle by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Pinnacle Board in opposing such an attempt by a third party to gain control of Pinnacle. The issuance of new shares of Pinnacle Common Stock could also be used to dilute ownership of a person or entity seeking to obtain control of Pinnacle. Although Pinnacle does not currently contemplate taking such action, shares of Pinnacle Common Stock could be issued for the purposes and effects described above and the Pinnacle Board reserves its rights (if consistent with its fiduciary responsibilities) to issue such stock for such purposes.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

GENERAL

    In the event the Mergers are consummated and IFC and CB are merged with and into Pinnacle, stockholders of IFC and stockholders of CB whose shares of IFC Common Stock and CB Common Stock, respectively, are converted into shares of Pinnacle Common Stock will become stockholders of Pinnacle. The rights of Pinnacle stockholders are governed by the Restated Articles of Incorporation and By-laws of Pinnacle (collectively, the "Pinnacle Charter Documents") and the Michigan Business Corporation Act, as amended ("MBCA"). Currently, the rights of IFC stockholders are governed by the Certificate of Incorporation and By-laws of IFC (collectively, the "IFC Charter Documents"), the IFC Rights Agreement and the Delaware General Corporation Law, as amended ("DGCL"), and the rights of CB stockholders are governed by the Certificate of Incorporation and By-laws of CB (collectively, the "CB Charter Documents") and the DGCL.

    There are differences between the Pinnacle Charter Documents, the IFC Charter Documents and the CB Charter Documents that will affect stockholders' rights. Moreover, although the MBCA and the DGCL are similar in many respects, there are differences between those statutes which may affect stockholders' rights.

    All material differences between the rights of holders of Pinnacle Common Stock and the rights of holders of IFC Common Stock and CB Common Stock are described and summarized below. However, the following discussion is not meant to be relied upon as an exhaustive list or a detailed description of such differences and is not intended to constitute a detailed comparison or description of the provisions of the Pinnacle Charter Documents, the IFC Charter Documents, the IFC Rights Agreement, the CB Charter Documents the MBCA or the DGCL. Accordingly, reference is made to, and the following discussion is qualified in its entirety by, the Pinnacle Charter Documents, the IFC Charter Documents, the IFC Rights Agreement, the CB Charter Documents and the laws of the State of Michigan and of the State of Delaware.

BOARD OF DIRECTORS; REMOVAL OF DIRECTORS

    The size of the whole IFC Board may not be less than seven or more than 15. The IFC Board currently consists of eight members and the directors are divided into three classes with the term of office of one of such classes expiring in each year. At each annual meeting of IFC stockholders, the successors to the directors of the class whose term is expiring at that time are elected to hold office for a term of three years. With respect to an election of directors, an IFC stockholder is entitled to one vote for each share of

IFC Common Stock held. The size of the CB Board shall be such number as the CB Board shall designate from time to time, except in the absence of such designation, the number shall be seven. The CB Board currently consists of seven members and the directors are divided into three classes with the term of office of one of such classes expiring in each year. At each annual meeting of CB stockholders, the successors to the directors of the class whose term is expiring at that time are elected to hold office for a term of three years. With respect to an election of directors, a CB stockholder is entitled to one vote for each share of CB Common Stock held. In contrast, the size of the whole Pinnacle Board may not be less than five or more than 20, and the number constituting the whole Pinnacle Board, within such limitation, may be determined from time to time by resolution of the Pinnacle Board. The Pinnacle Board currently consists of eight members, all of whom are elected annually by the stockholders of Pinnacle. With respect to an election of directors, a Pinnacle stockholder is entitled to one vote for each share of Pinnacle Common Stock held. Following consummation of the Mergers, the Pinnacle Board will consist of a single class of directors comprised of ten persons, all of whom will be elected annually by the stockholders of Pinnacle. Following consummation of the Mergers, the Pinnacle Board will consist of a single class of directors comprised of ten persons, all of whom will be elected annually by the stockholders of Pinnacle. Following consummation of the Mergers, the Pinnacle Board will consist of a single class of directors comprised of ten persons, all of whom will be elected annually by the stockholders of Pinnacle. See "INTERESTS OF CERTAIN PERSONS IN THE MERGERS" and "MANAGEMENT AND OPERATIONS AFTER THE MERGERS."

    IFC, CB and Pinnacle stockholders have different rights with respect to the removal of directors. Under the DGCL, directors serving on a classified board may be removed only for cause unless the corporation's certificate of incorporation provides otherwise. Because IFC's Certificate of Incorporation and CB's Certificate of Incorporation contain no contrary provisions, IFC directors and CB directors are subject to removal by stockholders only for cause. Moreover, IFC's Certificate of Incorporation provides that any IFC director or the entire IFC Board may be removed only by the affirmative vote of the holders of 75% or more of the shares of IFC Common Stock voting separately as a class and at a meeting of stockholders called expressly for such purpose. CB's Certificate of Incorporation provides that any CB director or the entire CB Board may be removed only by the affirmative vote of the holders of 80% or more of the voting power of all of the then-outstanding shares of capital stock of CB entitled to vote generally in the election of directors, voting together as a single class. Under the MBCA, directors may be removed with or without cause unless the corporation's articles of incorporation provides otherwise. Because Pinnacle's Articles of Incorporation contain no contrary provision, Pinnacle directors are subject to removal by stockholders with or without cause and by the affirmative vote of a majority of shares entitled to vote at an election of directors.

    Under the terms of the Standstill Agreement between Pinnacle and Mr. Cyrus
A. Ansary, Pinnacle has certain obligations to nominate Mr. Ansary for election as a director of Pinnacle. In the event that Pinnacle, as the surviving corporation, becomes obligated to nominate Mr. Ansary as a director of the surviving corporation, then the Board of Directors of the combined corporation will be increased in size to a total of 12 persons, and Mr. Ansary shall be nominated as a director of the surviving corporation pursuant to the terms of the Standstill Agreement, and the Chairman of the surviving corporation will nominate for approval by the Board of Directors of the combined corporation a twelfth person as a director of the surviving corporation. Whenever the Board of Directors of the surviving corporation is comprised of 10 or fewer persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, will require the favorable vote of six or more of the directors, and whenever the Board of Directors of the surviving corporation is comprised of 11 or 12 persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, will require the favorable vote of seven or more of the directors.

STOCKHOLDER VOTING REQUIREMENTS

    GENERAL. Pursuant to the DGCL, all matters submitted to a vote of IFC stockholders and CB stockholders, other than the election of directors (for which the affirmative vote of a plurality of the votes cast at an election is required), the removal of directors for cause, the amendment of by-laws and certain provisions of the Certificates of Incorporation, certain business combination transactions involving major stockholders or affiliates of IFC and CB, respectively, thereof, and certain business combination transactions, are determined by the holders of shares entitling them to exercise a majority of the total voting power of IFC and CB, respectively. Pursuant to the MBCA, all matters submitted to a vote of Pinnacle stockholders, other than the election of directors (for which, the affirmative vote of a plurality of the votes cast at an election is required) and certain business combination transactions involving a 10% stockholder or an affiliate thereof, are determined by a vote of the holders of shares entitling them to exercise a majority of the voting power of Pinnacle.

    SUPERMAJORITY VOTING PROVISIONS OF THE IFC CHARTER DOCUMENTS. Section 9 of IFC's Certificate of Incorporation provides that the affirmative vote of the holders of 75% of the "IFC Voting Shares," voting as a single class, is required to approve certain mergers or consolidations, certain sales, leases, exchanges, mortgages, pledges, transfers or dispositions of assets, certain recapitalizations or reclassifications of securities, certain issuances or transfers of voting securities or securities convertible into or exercisable for voting securities, and certain other business combination transactions involving IFC or a subsidiary of IFC and a "Related Person" or an affiliate or associate of a Related Person (collectively, a "Business Combination"). Section 9 of IFC's Certificate of Incorporation defines the term "Voting Shares" to mean any shares of IFC entitled to vote generally in the election of directors, and defines the term "Related Person" to mean any person who is the beneficial owner of 10% or more of the outstanding IFC Voting Shares of IFC. The term "Related Person" includes any person who is a Related Person (i) as of the time any definitive agreement relating to a Business Combination is entered into, or (ii) as of the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination, or (iii) immediately prior to the consummation of a Business Combination.

    Section 9 of IFC's Certificate of Incorporation provides that the supermajority voting provisions contained therein do not apply to any Business Combination that either is approved by the affirmative vote of at least 75% of IFC's "Continuing Directors" or satisfies certain price, form of consideration and procedural requirements designed to ensure the fairness of such Business Combination. Section 9 of IFC's Certificate of Incorporation defines the term "Continuing Director" to mean any member of the IFC Board who is unaffiliated with the Related Person and was a member of the IFC Board prior to the time that such Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with such Related Person and is recommended to succeed a Continuing Director by a majority of IFC's Continuing Directors.

    By virtue of the approval of the IFC Merger Agreement and the transactions contemplated thereby by the requisite percentage of IFC's Continuing Directors, the provisions of Section 9 of IFC's Certificate of Incorporation do not apply to the IFC Merger, the Pinnacle/IFC Stock Option Agreements or such transactions.

    Section 9 of IFC's Certificate of Incorporation provides that any amendment, addition, alteration, change or repeal of said Section 9, or any other amendment of the Certificate of Incorporation or By-laws of IFC inconsistent with or modifying or permitting circumvention of said Section 9, must first be proposed by the IFC Board upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the IFC Board called expressly for such purpose, and thereafter approved by the affirmative vote of the holders of at least 75% of IFC's then outstanding Voting Shares, voting as a single class. The foregoing supermajority voting requirement does not apply to any such amendment, addition, alteration, change or repeal recommended to IFC's stockholders by the affirmative vote of not less than 75% of the Continuing Directors. For the purposes of the foregoing, if at the time when any such amendment, addition, alteration, change or repeal is under consideration there is no proposed Business Combination, then the term "Continuing Directors" is deemed to mean the entire IFC Board.

    Section 14 of IFC's Certificate of Incorporation provides that no amendment, addition, alteration, change, or repeal of any provision of IFC's Certificate of Incorporation may be made, unless such is first proposed by the IFC Board, upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the IFC Board called expressly for such purposes, and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a duly constituted meeting of stockholders called expressly for such purpose; except that the affirmative vote of the holders of at least 75% of the total votes eligible to be cast at such meeting of stockholders shall be required to amend, add to, alter, change or repeal Section 6 (which governs the composition and classification of the IFC Board, the removal of directors, and amendments to IFC's By-laws), Section 8 (which governs the calling of special meetings of stockholders), Section 9 (which governs Business Combinations), Section 10 (which governs indemnification of directors and officers), and Section 11 (which limits the personal liability of directors) of IFC's Certificate of Incorporation. Section 14 of IFC's Certificate of Incorporation also provides that Section 9 of IFC's Certificate of Incorporation may be amended, added to, altered, changed or repealed only as described in the preceding paragraph.

    Section 6 of IFC's Certificate of Incorporation provides that IFC's By-laws may be adopted, altered, amended or repealed by either (i) the IFC Board upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the IFC Board called expressly for such purpose, or
(ii) IFC's stockholders upon the affirmative vote of at least 75% of the total votes eligible to be cast by such stockholders at a duly constituted meeting of IFC's stockholders called expressly for such purpose.

    SUPERMAJORITY VOTING PROVISIONS OF THE CB CHARTER DOCUMENTS. Article Eighth of CB's Certificate of Incorporation provides that the affirmative vote of holders of 80% of the "CB Voting Stock," voting as a single class, is required to approve certain mergers or consolidations, certain sales, leases, exchanges, mortgages, pledges, transfers or dispositions of assets, certain recapitalizations or reclassifications of securities, certain issuances or transfers of any securities of CB or a subsidiary of CB, certain plans or proposals for the liquidation or dissolution of CB and certain other business combination transactions involving CB or a subsidiary of CB and an "Interested Stockholder" or an affiliate or associate of an Interested Stockholder (collectively, a "Business Combination"). Article Eighth of CB's Certificate of Incorporation defines the term "Voting Stock" to mean any shares of CB entitled to vote generally in the election of directors, and defines the term "Interested Stockholder" to mean any person who is the beneficial owner of more than 10% of the Voting Stock of CB, or is a certain type of affiliate of CB or a certain type of assignee of an Interested Stockholder.

    Article Eighth of CB's Certificate of Incorporation provides that the supermajority voting provisions contained therein do not apply to any Business Combination that either is approved by a majority of CB's "Disinterested Directors" or satisfies certain price, form of consideration and procedural requirements designed to ensure the fairness of such Business Combination. Article Eighth of CB's Certificate of Incorporation defines the term "Disinterested Director" to mean any member of the CB Board who is unaffiliated with the Interested Stockholder and was a member of the CB Board prior to the time that such Interested Stockholder became an Interested Stockholder and any successor of a Disinterested Director who is unaffiliated with such Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of CB's Disinterested Directors.

    By virtue of the approval of the CB Merger Agreement and the transactions contemplated thereby by the requisite percentage of CB's Disinterested Directors, the provisions of Article Eighth of CB's Certificate of Incorporation do not apply to the CB Merger, the CB Stock Option Agreement or such transactions.

    Article Eighth of CB's Certificate of Incorporation provides that any amendment, alteration, or repeal of said Article Eighth must be approved by the affirmative vote of the holders of at least 80% of CB's then outstanding Voting Stock, voting as a single class. Article Twelfth of CB's Certificate of Incorporation provides that any amendment or repeal of any provision of CB's Certificate of Incorporation shall be made in the manner prescribed by the DGCL; except that the affirmative vote of the holders of at least 80% of the total votes eligible to be cast at such meeting of stockholders shall be required to amend or repeal Article Twelfth, Section C of Article Fourth, Sections C or D of Article Fifth, Article Sixth, Article Seventh, Article Eighth or Article Tenth of CB's Certificate of Incorporation. Article Seventh of CB's Certificate of Incorporation provides that CB's By-laws may be adopted, amended or repealed by either (i) the CB Board upon the affirmative vote of a majority of the directors then in office at a duly constituted meeting of the CB Board called expressly for such purpose, or (ii) CB's stockholders upon the affirmative vote of at least 80% of the outstanding Voting Stock.

    SUPERMAJORITY VOTING PROVISIONS OF THE PINNACLE CHARTER DOCUMENTS. The Pinnacle Charter Documents do not contain any supermajority voting provisions analogous to the provisions of Section 6, Section 9 and Section 14 of IFC's Certificate of Incorporation or Article Seventh, Article Eighth and Article Twelfth of CB's Certificate of Incorporation.

ANTI-TAKEOVER LAWS AND CHARTER PROVISIONS

    IFC and CB are subject to the provisions of Section 203 of the DGCL, which applies to Delaware corporations with a class of voting stock listed on a national securities exchange, authorized for quotation on an interdealer quotation system, or held of record by more than 2,000 persons, and restricts transactions which may be entered into by such a corporation and certain of its stockholders. Section 203 provides, in essence, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to its provisions (an "Interested Stockholder") may not, except with certain board of directors and/ or stockholder approvals, engage in certain business combinations with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder.

    Section 203 of the DGCL defines the term "business combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit other than on a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the company which increase the proportionate interest of the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits. By virtue of the prior approval of the IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements, the CB Merger Agreement, the CB Stock Option Agreement and the transactions contemplated thereby by the IFC Board and the CB Board, the provisions of Section 203 of the DGCL do not apply to the Mergers, the Pinnacle/IFC Stock Option Agreements, the CB Stock Option Agreement or such transactions. By virtue of the prior approval of the IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements, the CB Merger Agreement, the CB Stock Option Agreement and the transactions contemplated thereby by the IFC Board and the CB Board, the provisions of
Section 203 of the DGCL do not apply to the Mergers, the Pinnacle/IFC Stock Option Agreements, the CB Stock Option Agreement or such transactions.

    CB's Certificate of Incorporation also contains a provision limiting the voting rights of any person who beneficially owns more than 10% of the then outstanding shares of CB Common Stock (the "Limit"). A person who beneficially owns CB Common Stock in excess of the Limit is not entitled or permitted to any vote in respect of those shares held that are in excess of the Limit. The number of votes which may be cast by any record owner of CB Common Stock in excess of the Limit is a number equal to the total number of votes which a single record owner of all CB Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of CB Common Stock beneficially owned by such person owning shares in excess of the Limit. The CB Certificate of Incorporation authorizes the CB Board (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to determine that a person who is reasonably believed to beneficially own stock in excess of the Limit, be required to supply information to CB to enable the CB Board to implement and apply the Limit.

    In addition to the provisions of Section 203, the provisions of Section 9 and Section 14 of IFC's Certificate of Incorporation, the classification of the IFC Board and the terms of the IFC Rights Agreement may have the effect of deterring a third party from acquiring or attempting to acquire a controlling interest in IFC in a transaction or series of transactions not supported by the IFC Board. In addition to the provisions of Section 203, the provisions of Article Eighth and Article Twelfth of CB's Certificate of Incorporation and the classification of the CB Board may have the effect of deterring a third party from acquiring or attempting to acquire a controlling interest in CB in a transaction or series of transactions not supported by the CB Board.

    Pinnacle is subject to the Michigan "Fair Price" statute (Chapter 7A of the MBCA), which applies to certain "business combinations" such as mergers, substantial sales of assets or securities issuances and liquidation, recapitalization or reorganization plans. Generally, such statute requires, for a business combination with an "interested stockholder" (generally, the holder of 10% or more of a class of a corporation's voting stock), an advisory statement from the corporation's board of directors, the approval of holders of 90% of each class of the corporation's outstanding voting stock and the approval of two-thirds of the holders of each such class other than the interested stockholder. The supermajority voting requirements do not apply where the interested stockholder's offer meets certain price, form of consideration and procedural requirements designed to make such offers fair to all stockholders or where the board of directors has approved the transaction with respect to a particular interested stockholder prior to the interested stockholder becoming an interested stockholder.

    Pinnacle is also subject to the Michigan "Control Share Acquisition" statute (Chapter 7B of the MBCA). Generally, such statute provides that an entity that acquires "control shares" may vote the control shares on any matter only if a majority of all shares, and of all non-"interested shares," entitled to vote and of each class of stock entitled to vote as a class, approve such voting rights. "Interested shares" are defined generally as those shares owned by officers of the corporation, employee directors of the corporation and the entity making the control share acquisition. Control shares are defined generally as shares that when added to shares already owned by an entity, would give the entity voting power in the election of directors within any of three thresholds: one-fifth, one-third and a majority. The effect of the statute is to condition the acquisition of voting control of a Michigan corporation on the approval of a majority of its pre-existing disinterested stockholders.

    The provisions of the Michigan "Fair Price" statute do not apply to the Mergers because the Mergers will not alter the contract rights of the Pinnacle Common Stock as set forth in Pinnacle's Articles of Incorporation. The provisions of the Michigan "Control Share Acquisition" statute do not apply to the Mergers because, among other things, Pinnacle is a party to each of the Merger Agreements and the Mergers will be effected in compliance with the applicable provisions of Chapter 7 of the MBCA.

SPECIAL MEETINGS OF STOCKHOLDERS

    IFC's Certificate of Incorporation provides that a special meeting of stockholders may be called by the Chairman of the Board or the President, or a majority of the directors then in office. Under applicable provisions of the DGCL, such a meeting may also be called by the IFC Board. CB's Certificate of Incorporation provides that a special meeting of stockholders may be called only by the CB Board pursuant to a resolution adopted by the majority of the entire CB Board.

    Pinnacle's By-laws provide that a special meeting of stockholders may be called by the Pinnacle Board, or by the Chairman of the Board, the President, the Vice Chairman of the Board, or the Secretary of Pinnacle. Pinnacle's By-laws further provide that the Secretary of Pinnacle shall call a special meeting of stockholders upon the written request of stockholders of record holding in the aggregate 25% or more of the outstanding voting stock of Pinnacle. Any such written request must also state the purpose or purposes of the meeting. Notwithstanding the foregoing provisions of Pinnacle's By-laws, the MBCA entitles the holders of not less than 10% of the shares of Pinnacle entitled to vote at a meeting to apply to the circuit court of Berrien County, Michigan and, upon good cause shown, such court will order a special meeting of stockholders to be held. Unlike the MBCA, the DGCL does not provide stockholders with the right to apply to the Delaware court of chancery or other court to cause a special meeting of IFC stockholders or CB stockholders to be held.

DIRECTOR LIABILITY AND INDEMNIFICATION

    As permitted by the DGCL, IFC's Certificate of Incorporation and CB's Certificate of Incorporation provide that a director of both will not be personally liable for monetary damages for breach of the director's fiduciary duty as a director. Under the DGCL, a limitation on a director's liability such as that contained in IFC's Certificate of Incorporation and CB's Certificate of Incorporation does not eliminate or limit the director's liability for breaches of the duty of loyalty, for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, the unlawful payment of dividends or for any transaction in which the director derived an improper personal benefit. The MBCA contains a provision similar to that relied upon by IFC and CB in adopting their Certificates of Incorporation to limit the liability of its directors, and Pinnacle has amended its Articles of Incorporation to limit the liability of its directors in such manner.

    The DGCL and the MBCA provide similar rights to indemnity and expense advancement for directors of corporations chartered under the laws of their respective states. Accordingly, the rights to indemnity and expense advancement provided to the directors of IFC, CB and Pinnacle are essentially the same.

IFC RIGHTS AGREEMENT

    On February 26, 1992, the IFC Board declared a dividend of one IFC Right for each outstanding share of IFC Common Stock to IFC stockholders of record at the close of business on March 6, 1992. As of November 14, 1996, up to 4,751,131 IFC Rights were issued and outstanding. Each IFC Right entitles a registered holder thereof, subject to the terms and conditions of the IFC Rights Agreement, to purchase from IFC one share of IFC Common Stock at a price of $30.00 per share, subject to adjustment. The IFC Rights remain attached to the associated shares of IFC Common Stock and are not exercisable except under the limited circumstances set forth in the IFC Rights Agreement and relating generally to certain persons (an "Acquiring Person") acquiring, obtaining the right to acquire or otherwise obtaining beneficial ownership of 10% or more of the then outstanding shares of IFC Common Stock. Generally speaking, in the event that any person becomes an Acquiring Person, then in each such case each holder of a right (other than the Acquiring Person) will thereafter have the right to receive, upon exercise thereof, shares of IFC Common Stock having a market value equal to two times the exercise price of the IFC Rights. In the event of the acquisition of IFC in a merger or other business combination transaction, the holders of IFC Rights will be entitled to receive, upon exercise thereof, shares of common stock of the acquiring corporation having a market value of two times the exercise price of the IFC Rights. The IFC Board may, at its option, at any time prior to the close of business on the date that an Acquiring Person becomes an Acquiring Person for purposes of the IFC Rights Agreement, elect to redeem all (but not less than all) the then outstanding IFC Rights at a redemption price of $.01 per IFC Right (the "Redemption Price"). The IFC Rights will expire on that date that is the earliest of (i) the date on which the IFC Board, acting pursuant to Section 3.1(c) of the IFC Rights Agreement, elects to exchange each outstanding IFC Right for one share of IFC Common Stock, subject to adjustment,
(ii) the date on which the IFC Board, acting pursuant to Section 5.1 of the IFC Rights Agreement, elects to redeem all of the IFC Rights then outstanding at the Redemption Price, and (iii) the close of business on March 6, 2002. Until the exercise of the IFC Rights, the holders of the IFC Rights do not have rights as stockholders of IFC.

    In connection with the execution of the IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements, IFC amended the IFC Rights Agreement to confirm that neither Pinnacle, nor any of its subsidiaries, nor any other person, will be deemed to be an Acquiring Person (i) by virtue of the IFC Merger Agreement, (ii) by virtue of any of the transactions contemplated by the IFC Merger Agreement or the IFC Stock Option Agreement, or (iii) by virtue of the fact that Pinnacle is the "Beneficial Owner" (as defined in the IFC Rights Agreement) solely of shares of IFC Common Stock (A) of which Pinnacle or such subsidiary was the Beneficial Owner on November 14, 1996, (B) acquired or acquirable pursuant to the grant or exercise of the option granted pursuant to the IFC Stock Option Agreement, (C) acquired or acquirable pursuant to a debt previously contracted before November 14, 1996 and (D) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for third parties. Such amendment to the IFC Rights Agreement provides, however, that in the event that Pinnacle or any of its subsidiaries acquires beneficial ownership of any shares of IFC Common Stock other than the shares described in clauses (A)-(D) above ("Subsequently Acquired Shares"), then the shares described in clauses (A), (B) and (C) above, together with such Subsequently Acquired Shares, will be considered in determining whether Pinnacle or any of its subsidiaries has become an Acquiring Person.

    Under the IFC Merger Agreement, IFC must redeem the IFC Rights prior to the IFC Effective Time at a cost to IFC of not more than $0.01 per each share of IFC Common Stock issued and outstanding. Consequently, all of said IFC Rights will be extinguished, terminated and cancelled prior to the IFC Effective Time, without any right of exercise, and will only represent the right to receive the Redemption Price in cash from IFC or Pinnacle, as the surviving corporation, following the IFC Merger.

    Shares of Pinnacle Common Stock and shares of CB Common Stock do not have any rights similar to the IFC Rights or otherwise.

PAYMENT OF DIVIDENDS

    Under the DGCL, a corporation may declare and pay dividends either out of its surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

    Under the MBCA, a corporation may not make distributions to its stockholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

    In addition to the dividend restrictions imposed on IFC and CB under the DGCL and the dividend restrictions imposed on Pinnacle under the MBCA, IFC, CB, Pinnacle and their respective subsidiaries are subject to certain regulatory restrictions. See "CERTAIN REGULATORY CONSIDERATIONS--Payment of Dividends."

CHARTER AMENDMENTS

    Under the DGCL and the MBCA, a corporation's certificate or articles of incorporation, respectively, may be amended by the affirmative vote of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock entitled to vote thereon as a class, subject to such supermajority vote requirements as may be provided for in the corporation's certificate or articles of incorporation. Except for certain provisions thereof which are subject to supermajority vote requirements as described above, each of IFC's Certificate of Incorporation and CB's Certificate of Incorporation may be amended by the affirmative vote of a majority of the outstanding shares of IFC Common Stock and CB's Common Stock, respectively. Except for certain provisions thereof which are subject to supermajority vote requirements as described above, each of IFC's Certificate of Incorporation and CB's Certificate of Incorporation may be amended by the affirmative vote of a majority of the outstanding shares of IFC Common Stock and CB's Common Stock, respectively. Pinnacle's Articles of Incorporation may be amended by the affirmative vote of a majority of the outstanding shares of Pinnacle Common Stock.

    Under the DGCL, the power to adopt, amend or repeal by-laws is vested exclusively in the stockholders entitled to vote, unless the certificate of incorporation confers such power upon the board of directors as well. IFC's Certificate of Incorporation provides that, in general, IFC's By-laws may be amended by the affirmative vote of two-thirds of the directors of IFC then in office at a duly constituted meeting of the IFC Board called expressly for such purpose, or by the vote of the holders of 75% of the total votes eligible to be cast by stockholders at a duly constituted meeting of IFC's stockholders called expressly for such purpose. Under the DGCL, the power to adopt, amend or repeal by-laws is vested exclusively in the stockholders entitled to vote, unless the certificate of incorporation confers such power upon the board of directors as well. CB's Certificate of Incorporation provides that, in general, CB's By-laws may be amended by the affirmative vote of a majority of the directors of CB then in office or by the vote of the holders of 80% of the total Voting Stock.

    Under the MBCA, the stockholders or the board of directors of the corporation may adopt, amend or repeal the by-laws unless the articles of incorporation or by-laws of the corporation provide that the power to adopt new by-laws is reserved exclusively to the stockholders or that the by-laws or any particular by-law shall not be altered or repealed by the board of directors. Pinnacle's By-laws provide that they may be amended or repealed by a majority vote of the Pinnacle Board or by Pinnacle's stockholders.

OTHER MATTERS

    The DGCL provides that, unless otherwise provided in a corporation's certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting. IFC's Certificate of Incorporation prohibits IFC stockholders the right to take action by written consent. Consequently, such actions must be voted on. CB's Certificate of Incorporation prohibits CB stockholders the right to take action by written consent. Consequently, such actions must be voted on.

    Although the MBCA contains a provision permitting stockholder action by less than unanimous written consent, it requires a provision to that effect to be included in a corporation's articles of incorporation. Because Pinnacle's Articles of Incorporation do not contain a provision authorizing stockholder action by less than unanimous written consent, stockholders of IFC and stockholders of CB who become stockholders of Pinnacle subsequent to their respective Mergers will not have this right.

    The MBCA provides somewhat broader dissenters' rights of appraisal than those provided under the DGCL. The MBCA expressly authorizes stockholders of a Michigan corporation to exercise dissenters' rights with respect to certain amendments to the articles of incorporation of such Michigan corporation which adversely affect the rights of the class of shares held by them, while the DGCL provides that stockholders of a Delaware corporation may not exercise dissenters' rights of appraisal in connection with such an amendment unless the certificate of incorporation of such Delaware corporation so provides. Similarly, the MBCA expressly permits stockholders to exercise dissenters' rights of appraisal in connection with the sale or exchange of all or substantially all of the property of a Michigan corporation if the stockholder is entitled to vote thereon. The DGCL permits the exercise of such rights in connection with such a transaction only if the Delaware corporation's certificate of incorporation so provides. IFC's Certificate of Incorporation does not provide for dissenters' rights of appraisal in either of the foregoing situations. CB's Certificate of Incorporation also does not provide for dissenters' rights of appraisal in either of the foregoing situations.

    The MBCA and the DGCL provide similar voting rights with respect to mergers, sales of substantially all of the assets of a corporation and other extraordinary corporate transactions.

               INFORMATION REGARDING THE PINNACLE ANNUAL MEETING

ELECTION OF DIRECTORS

    The By-laws of Pinnacle provide that the Pinnacle Board shall consist of not less than five directors and not more than 20 directors, with the number of directors to be determined from time to time by the Pinnacle Board. Currently, the Pinnacle Board consists of eight members, all of whom are elected annually by the stockholders of Pinnacle. The Pinnacle Board has nominated John P. Cunningham, Charles R. Edinger, John D. Fetters, Terrence A. Friedman, Richard
L. Schanze, Kay F. Varga, Arnold L. Weaver and Alton C. Wendzel (the "Pinnacle Nominees") for election as directors of Pinnacle at the Pinnacle Annual Meeting. The individuals who are elected as directors at the Pinnacle Annual Meeting will hold office for a term expiring at the next Annual Meeting of Stockholders of Pinnacle or upon the election and qualification of their respective successors or upon their earlier resignation or removal.

    THE PINNACLE BOARD RECOMMENDS THAT PINNACLE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE PINNACLE BOARD NOMINEES AS DIRECTORS OF PINNACLE.

    It is intended that the proxies solicited on behalf of the Pinnacle Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Pinnacle Annual Meeting for the election of all of the Pinnacle Board Nominees to the Pinnacle Board. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Pinnacle Board may recommend. At this time, the Pinnacle Board knows of no reason why any of the nominees might be unable to serve, if elected.

    The current directors and executive officers of Pinnacle are as indicated in the following table. The table also indicates the positions held by such persons at Pinnacle Bank.

NAME                                    AGE            PINNACLE POSITION(S)             PINNACLE BANK POSITION(S)
-----------------------------------     ---     ----------------------------------  ----------------------------------
John P. Cunningham.................     59      Director                            Director
Charles R. Edinger.................     68      Director                            Director
John D. Fetters....................     69      Director                            Director
Terrence A. Friedman...............     59      Director                            Director
Richard L. Schanze.................     56      Director, Chairman and Chief        Director, Chairman and Chief
                                                  Executive Officer                   Executive Officer
Kay F. Varga.......................     59      Director                            Director
Arnold L. Weaver...................     51      Director, President and Chief       Director, President and Chief
                                                  Operating Officer                   Operating Officer
Alton C. Wendzel...................     66      Director                            Director
Donald E. Radde....................     44      Executive Vice President and        Director, Executive Vice
                                                  Secretary                           President, Chief Lending Officer
                                                                                      and Secretary
David W. Kolhagen..................     39      Senior Vice President and           Senior Vice President and Chief
                                                  Treasurer                           Financial Officer
LeAnn Krokker......................     38      Vice President, Executive           Vice President, Executive
                                                  Marketing Officer                   Marketing Officer
John A. Newcomer...................     45      Corporate Affairs Officer           Corporate Affairs Officer

    John P. Cunningham has been a director of both Pinnacle and Pinnacle Bank since May, 1996. He is currently the Chief Financial Officer of Whirlpool Corporation, a publicly-held appliance manufacturer with securities listed on the New York Stock Exchange. In 1995 he was the Chief Financial Officer of Maytag, a publicly-held appliance manufacturer with securities listed on the New York Stock Exchange.

Prior to that time he was the Controller of IBM, a publicly-held company with securities listed on the New York Stock Exchange.

    Charles R. Edinger has been a director of Pinnacle since 1986 and a director of Pinnacle Bank since 1967. He is currently the President of Anderson Building Materials, Co., a steel fabricating company.

    John D. Fetters has been a director of Pinnacle since 1986 and a director of Pinnacle Bank since 1979. He is currently the President of Sanitary Dry Cleaners, Inc., a dry cleaning company.

    Terrence A. Friedman has been a director of Pinnacle since 1986 and a director of Pinnacle Bank since 1981. He is currently the President of Yale-South Haven Inc., a manufacturer of rubber components primarily for the auto industry.

    Richard L. Schanze has been a director of Pinnacle since 1986 and a director of Pinnacle Bank since 1975. He is currently the Chairman and Chief Executive Officer of Pinnacle and the Chairman and Chief Executive Officer of Pinnacle Bank.

    Kay F. Varga has been a director of both Pinnacle and Pinnacle Bank since 1990. She is currently the President of Thayer, Inc., a paper products distributor.

    Arnold L. Weaver has been a director of both Pinnacle and Pinnacle Bank since 1990. He is currently the President of Pinnacle and of Pinnacle Bank.

    Alton C. Wendzel has been a director of Pinnacle since 1986 and a director of Pinnacle Bank since 1981. He is currently the President of Greg Orchards and Produce, Inc. and Coloma Frozen Foods, Inc., processors of fresh and frozen producer.

    Donald E. Radde is an Executive Vice President and Secretary of Pinnacle. He became a director of Pinnacle Bank in 1997 and is an Executive Vice President, Chief Lending Officer and Secretary of Pinnacle Bank.

    David W. Kolhagen is a Senior Vice President and the Treasurer of Pinnacle and a Senior Vice President and the Chief Financial Officer of Pinnacle Bank.

    LeAnn Krokker is Vice President, Executive Marketing Officer of Pinnacle and of Pinnacle Bank.

    John A. Newcomer is the Corporate Affairs Officer of Pinnacle and of Pinnacle Bank.

    Executive officers of Pinnacle are appointed by the Pinnacle Board and serve until their successors are appointed and qualified. No director or executive officer of Pinnacle or Pinnacle Bank is related to any other director or to any executive officer of Pinnacle or of any of its subsidiaries by blood, marriage or adoption, and there are no arrangements or understandings between a director or executive officer and any other person pursuant to which such person was elected a director or executive officer of Pinnacle or any of its subsidiaries.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    Meetings of the Pinnacle Board are generally held monthly. During 1996 the Pinnacle Board held 14 meetings. No director attended fewer than 75% of the total number of meetings of the Pinnacle Board held during 1996 and the total number of meetings held by all Pinnacle Board committees on which any such director served during 1996.

    The Pinnacle Board has standing Audit, Compensation, Merger and Acquisition, and Retirement Committees, the functions and composition of which are set forth below.

    The Audit Committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. The Audit Committee also approves the accounting firm selected by management to perform Pinnacle's annual audit and acts as the liaison between the auditors and the Pinnacle Board. Members of the Audit Committee include Messrs. Edinger and Wendzel and Ms. Varga. This committee met four times during 1996.

    The Compensation Committee makes recommendations to the Board of Directors with respect to the Company's compensation plans and policies. During 1996, the Compensation Committee was composed of Messrs. Fetters, Friedman and Cunningham. This committee held five meetings during 1996.

    The Mergers and Acquisitions Committee is responsible for monitoring Pinnacle's long-term growth strategy. During 1996, the Mergers and Acquisitions Committee was composed of Messrs. Cunningham, Friedman and Wendzel. This committee held three meetings during 1996.

    The Retirement Committee is responsible for monitoring Pinnacle's benefit plans. During 1996, the Retirement Committee was composed of Messrs. DeGroot and Cunningham. This committee held two meetings during 1996.

DIRECTORS COMPENSATION AND BENEFITS

    Commencing January 1, 1997, each director of Pinnacle is paid an annual retainer of $7,500 plus $1,000 for each meeting of the Board of Directors of Pinnacle attended. Each director of Pinnacle Bank is paid an annual retainer of $7,500 plus $1,000 for each meeting of the Board of Directors of Pinnacle Bank attended. Members of committees of the Board of Directors of Pinnacle Bank also receive $500 for each committee meeting attended. Messrs. Schanze and Weaver have waived all fees for attending meetings of committees of the Board of Directors of Pinnacle Bank in the past and intend to continue to do so in the future.

    Pinnacle and Pinnacle Bank each maintain deferred compensation plans under which a director may elect to defer receipt of either all or 50% of directors' fees otherwise payable during a calendar year to a later calendar year. Amounts deferred are reflected as unsecured accounts payable on the books of the appropriate corporation and are subject to claims of such corporation's general creditors. These accounts are credited with interest at the end of each month at 110% of the rate being paid on U.S. Treasury Securities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1996 only John D. Fetters, Terrence A. Friedman, and John P. Cunningham, each a director of Pinnacle, served as members of the Compensation Committee of the Board of Directors of Pinnacle. No officers or employees of Pinnacle or Pinnacle Bank served as members of the Compensation Committee and no executive officer of Pinnacle served as a member of the Compensation Committee of another entity.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each of the five most highly compensated executive officers and/or employees of Pinnacle and its subsidiaries (the "Named Pinnacle Executives") for the last three completed fiscal years whose salary and bonus exceeded $100,000.

                                                                                   LONG TERM COMPENSATION
                                                                            ------------------------------------
                           ANNUAL COMPENSATION                                      AWARDS
-------------------------------------------------------------------------   -----------------------     PAYOUT
                                                             OTHER ANNUAL    RESTRICTED    OPTIONS    ----------    ALL OTHER
                                           SALARY    BONUS   COMPENSATION      STOCK          /          LTIP      COMPENSATION
NAME AND PRINCIPLE POSITION          YEAR    ($)      ($)       ($)(1)      AWARD(S) ($)   SARS (#)   PAYOUT ($)      ($)(2)
-----------------------------------  ----  -------  -------  ------------   ------------   --------   ----------   ------------
Richard L. Schanze ................  1996  288,875  225,000     23,000        --             9,500      --            37,205
  Chairman/CEO                       1995  242,420  180,000     17,800        --            15,300      --            35,403
                                     1994  222,410  130,000     15,100        --             7,200      --             5,219

Arnold L. Weaver ..................  1996  208,875   75,000     23,000        --             8,000      --             5,559
  President                          1995  167,200   70,000     17,800        --            10,600      --            10,833
                                     1994  147,410   45,000     15,100        --             4,550      --             5,404

Donald E. Radde ...................  1996  132,875   40,000     --            --             7,000      --             4,800
  Executive Vice President           1995  106,620   28,000     --            --             7,500      --             5,920
                                     1994   91,289   21,000     --            --             2,500      --             5,187

David W. Kolhagen .................  1996   97,375   35,000     --            --             6,500      --             7,116
  Senior Vice President/CFO          1995   82,280   30,000     --            --             7,000      --             8,534
                                     1994    --       --        --            --             --         --            --

------------------------------

(1) Amounts shown consist of director fees paid by Pinnacle and by Pinnacle
    Bank.

(2) Amounts shown for 1996 consist of the following: (i) Mr. Schanze: matching contributions under Pinnacle Bank's 401-k plan of $2,375, personal use of Company-owned automobile of $3,304, and contributions under Pinnacle Bank's Deferred Compensation Plan for Executive Officers of $31,526; (ii) Mr.
    Weaver: matching contributions under Pinnacle Bank's 401-k plan of $2,375, and personal use of Company-owned automobile of $3,184; (iii) Mr. Radde: matching contributions under Pinnacle Bank's 401-k plan of $2,375 and personal use of Company-owned automobile of $2,425; and (iv) Mr. Kolhagen: matching contributions under Pinnacle Bank's 401-k plan of $2,375 and personal use of Company-owned automobile of $4,741. Amounts shown for 1995 consist of the following: (i) Mr. Schanze: matching contributions under Pinnacle Bank's 401-k plan of $4,620, personal use of Company-owned automobile of $3,192, and contributions under Pinnacle Bank's Deferred Compensation Plan for Executive Officers of $27,591; (ii) Mr. Weaver: matching contributions under Pinnacle Bank's 401-k plan of $4,620, personal use of Company-owned automobile of $3,770 and contributions under Pinnacle Bank's Deferred Compensation Plan for Executive Officers of $2,443; (iii) Mr. Radde: matching contributions under Pinnacle's 401-k plan of $4,620 and personal use of Company-owned automobile of $1,300; and (iv) Mr. Kolhagen: matching contributions under Pinnacle Bank's 401-k plan of $3,781 and personal use of Company-owned automobile of $4,753. Amounts shown for 1994 consist of the following: (i) Mr. Schanze: matching contributions under Pinnacle Bank's 401-k plan of $2,310, and personal use of Company-owned automobile of $2,909 (ii) Mr. Weaver: matching contributions under Pinnacle Bank's 401-k plan of $2,310, and personal use of Company-owned automobile of $3,094; and (iii) Mr. Radde: matching contributions under Pinnacle Bank's 401-k plan of $1,790 and personal use of Company-owned automobile of $3,397.

    OPTION/SAR GRANTS IN LAST FISCAL YEAR. The following table sets forth certain information concerning stock options/SARs granted during 1996 to the Named Pinnacle Executives.

                                                 INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------------------
                                                                                                       POTENTIAL
                                                                                                   REALIZABLE VALUE
                                                                                                   AT ASSUMED ANNUAL
                                                                                                    RATES OF STOCK
                                              NUMBER OF      % OF TOTAL                                  PRICE
                                              SECURITIES    OPTIONS/SARS   EXERCISE                APPRECIATION FOR
                                              UNDERLYING     GRANTED TO    OF BASE                    OPTION TERM
                                             OPTIONS/SARS   EMPLOYEES IN    PRICE     EXPIRATION   -----------------
NAME                            GRANT DATE     GRANTED      FISCAL YEAR     ($/SH)       DATE        5%       10%
------------------------------  ----------   ------------   ------------   --------   ----------   -------  --------
Richard L. Schanze ...........    07/96         9,500          13.33        21.16      07/17/01    $55,538  $122,724
  Chairman/CEO
Arnold L. Weaver .............    07/96         8,000          11.22        21.16      07/17/01     46,768   103,347
  President
Donald E. Radde ..............    07/96         7,000           9.82        21.16      07/17/01     40,922    90,428
  Exec. Vice President
David W. Kolhagen ............    07/96         6,500           9.12        21.16      07/17/01     37,999    83,969
  Senior Vice President/CFO

    The above listed stock options were granted pursuant to Pinnacle's Executive Long-Term Incentive Plan, which is administered by the Compensation Committee of the Pinnacle Board.

    PENSION PLAN. The following table shows estimated annual benefits payable upon retirement to, and credited years of services for, each of the Named Executive Officers.

                  ANNUAL BENEFIT PER YEARS OF SERVICE
------------------------------------------------------------------------
 ANNUAL COMP      15         20         25         30      MORE THAN 30
-------------  ---------  ---------  ---------  ---------  -------------
 $   125,000   $  30,744  $  40,992  $  51,241  $  61,489    $  61,489
 $   150,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   175,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   200,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   225,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   250,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   300,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   400,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   450,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   500,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614

    The benefits shown above are payable in a straight-life annuity and are not offset by any other benefits, including Social Security. The final average annual compensation is determined under the defined benefit plan by the average of the five highest consecutive years of annual compensation (including salary and bonus payments) during the last ten years of employment, subject to a maximum of $150,000 for all years. As of December 31, 1996, Mr. Schanze had 21 years of credited service, Mr. Weaver had 20 years of credited service, Mr. Radde had 15 years of credited service, and Mr. Kolhagen had 16 years of credited service.

    EMPLOYMENT SEVERANCE COMPENSATION AGREEMENTS. Pinnacle and Pinnacle Bank have entered into "employment severance compensation agreements" with Messrs. Schanze, Weaver, Radde and Kolhagen (each, a "key manager"). Under the terms of these agreements, each key manager's annual salary is established by the Board of Directors of Pinnacle or Pinnacle Bank, and once such salary is established it may not be reduced without the consent of such key manager unless the reduction (i) is made pursuant to a general reduction in salaries for all similarly-situated officers, and (ii) is in an amount or percentage comparable to such general reduction.

    Under the employment severance compensation agreements, in the event there is a "change of control" and a key manager's employment is terminated, the key manager is entitled to be paid an amount equal to two times his annual base salary at the date of termination and an amount equal to two times the highest bonus paid to him in any one year during the most recent five-year period. Upon the occurrence of such events, a key manager is also entitled to (i) certain life, health and other insurance benefits, reimbursement of certain expenses (including reasonable travel expenses, and reasonable office and secretarial expenses), executive car benefits, and financial counseling, all for a period of two years after such termination, and (ii) reimbursement of reasonable outplacement costs and certain legal expenses.

    For purposes of the foregoing, a "change of control" shall have occurred if:
(i) Pinnacle and/or Pinnacle Bank sells substantially all of its assets to a single purchaser or to a group of associated purchasers; (ii) at least one-half of the outstanding corporate shares of Pinnacle and/or Pinnacle Bank are sold, exchanged or otherwise disposed of, in one transaction; (iii) Pinnacle and/or Pinnacle Bank elects to terminate its business or liquidate its assets; or (iv) there is a merger or consolidation of Pinnacle and/or Pinnacle Bank in a transaction in which the stockholders of Pinnacle and/or Pinnacle Bank receive less than 50% of the outstanding voting shares of the new or continuing corporation.

    OTHER COMPENSATION ARRANGEMENTS. Under Pinnacle Bank's Deferred Compensation Plan for Executive Officers, certain highly compensated employees of Pinnacle Bank or its affiliates may be granted certain awards of deferred compensation. These awards, which must be approved by the Board of Directors of Pinnacle Bank, may be granted annually. All awards remain the property of Pinnacle Bank until paid out. Awards, together with any accrued interest thereon, are to be distributed to a participant in annual installments over a ten-year period beginning on the January 1 following the calendar year in which such participant ceases to be an employee of Pinnacle Bank or its affiliates. (In the event of a participant's death the balance of his awards will be paid in full to his estate within 90 days of the date of his death.) These accounts are credited with interest at the end of each month at 110% of the rate then being paid on certain U.S. Treasury securities.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The compensation policy of Pinnacle, as applicable to executive officers, is designed to assure Pinnacle's ongoing ability to attract, retain and motivate, while at the same time recognizing the contributions of those individuals upon whose judgment, efforts and results Pinnacle is largely dependent for its success and future. Pinnacle is cognizant of the fact it competes for qualified individuals at the local and regional levels and to a lesser degree, nationally. As a result, compensation for executive officers is monitored carefully.

    To assist in this process, the Compensation Committee reviews information from independent salary studies that include the financial industry and other industrial classifications.

    While Pinnacle and Pinnacle Bank establish objective annual goals in targeted areas such as asset growth, earnings, loan originations, etc. and progress toward these goals is reviewed, a specific "trigger level" is not required to be reached in each area.

    On a subjective basis, performance criteria encompass evaluation of each officer's initiative and contribution to overall corporate performance, the officer's managerial ability, the officer's leadership capacity and the officer's performance in any special projects which the officer may have undertaken. No formula was used to determine the Chief Executive Officer's, or other named executives', bonus or award of stock options. This was the fourth year stock options were awarded and the previous award schedule was taken into consideration while awarding 1996's stock options. In future years, if awards are granted, the Compensation Committee will take into consideration awards previously made to a potential recipient, the vesting schedule of such awards, and the number of awards outstanding in the aggregate to all recipients.

    In reviewing Mr. Schanze's total compensation, the primary focus of the Compensation Committee was on Pinnacle's performance in 1996, which met established goals. The Compensation Committee also considered Mr. Schanze's contributions to various non-quantifiable community improvement activities and the positive impact they have had upon Pinnacle and to various long-range initiatives impacting the future of Pinnacle, including the acquisition strategies currently in place.

    Members of the Compensation Committee:

       John D. Fetters       John P. Cunningham       Terrence A. Friedman

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    The following graph compares the yearly percentage change in the cumulative total shareholder return on Pinnacle's Common Stock against the cumulative total return of the Standard & Poor's 500 Index and the Value Line Banks: Midwest Index for the periods shown.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           PINNACLE   STANDARD & POORS 500   VALUE LINE BANKS: MIDWEST
1991        $ 100.00               $ 100.00                   $ 100.00
1992        $ 182.07               $ 107.79                   $ 123.96
1993        $ 335.67               $ 118.66                   $ 125.32
1994        $ 222.25               $ 120.55                   $ 115.77
1995        $ 266.18               $ 166.78                   $ 175.24
1996        $ 361.64               $ 204.32                   $ 235.03

                             TOTAL RETURN ANALYSIS*

                                                           1991       1992       1993       1994       1995       1996
                                                         ---------  ---------  ---------  ---------  ---------  ---------
Pinnacle...............................................     100.00     182.07     335.67     222.25     266.18     361.64
Standard & Poors 500...................................     100.00     107.79     118.66     120.55     166.78     204.32
Value Line Banks: Midwest..............................     100.00     123.96     125.32     115.77     175.24     235.03

------------------------

* Shows performance results through December 31, 1996 for Pinnacle Financial Services, Inc. Common Stock, Standard & Poor's 500, and Banks: Midwest assuming $100 was invested at the close of trading December 1991 and all dividends are reinvested. Source: Value Line, Inc.

INDEBTEDNESS OF MANAGEMENT

    Pinnacle Bank, like many financial institutions, has followed a policy of granting loans to eligible officers and directors. Any and all loans to officers and directors are made in the ordinary course of business in accordance with Pinnacle Bank's standard underwriting practices and procedures, were all made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as these prevailing at the time for comparable transactions with other persons, and did not include more than the normal risk of collectibility or present other unfavorable features.

    The directors, officers and principal stockholders of Pinnacle and their associates may have had in the past, and expect to have in the future, transactions in the ordinary course of business with Pinnacle and its subsidiaries. Such transactions were, and are expected to be, on substantially the same terms as those prevailing at the time for comparable transactions with others.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires Pinnacle's directors and executive officers, and persons who own more than 10% of a registered class of Pinnacle's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Pinnacle Common Stock and other equity securities of Pinnacle. Officers, directors and greater than 10% shareholders are required by the Commission regulation to furnish Pinnacle with copies of all Section 16(a) forms they file.

    To Pinnacle's knowledge, based solely on a review of the copies of such reports furnished to Pinnacle and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 1996.

BENEFICIAL OWNERSHIP OF PINNACLE COMMON STOCK

    The following table sets forth information provided by the persons indicated with respect to the beneficial ownership (as defined under applicable rules of the Commission) of shares of Pinnacle Common Stock as of the record date for the Pinnacle Annual Meeting by (i) each person known by Pinnacle who is the owner of more than 5% of the outstanding shares of Pinnacle Common Stock, (ii) each person who is a director or an executive officer of Pinnacle, and (iii) all persons who are directors or executive officers of Pinnacle as a group.

                                                                      PERCENTAGE OF BENEFICIAL
NAME AND ADDRESS(1)                              NUMBER OF SHARES(2)        OWNERSHIP(2)
-----------------------------------------------  -------------------  -------------------------
Cyrus A. Ansary................................        1,188,954(3)                19.9%(3)

John P. Cunningham.............................               -0-                 *

Charles R. Edinger.............................           34,072(4)               *

John D. Fetters................................           31,864                  *

Terrence A. Friedman...........................           35,288                  *

David W. Kolhagen..............................           20,193(5)(6)             *

LeAnn Krokker..................................            9,261(5)(7)             *

John Newcomer..................................           12,148(5)(8)             *

Donald E. Radde................................           24,575(5)(9)             *

Richard L. Schanze.............................          281,504(3)(10)               4.7(3)

Kay F. Varga...................................            8,471                  *

Arnold L. Weaver...............................           34,138(5)(11)             *

Alton C. Wendzel...............................           84,724(12)                1.4(12)

All directors and executive officers of
  Pinnacle as a group (13 persons).............          576,238(13)                9.2(13)

------------------------

 (1) Unless otherwise noted, Pinnacle believes that all persons named in the table have (i) sole voting and investment power with respect to all shares of Pinnacle Common Stock owned by them, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership of such shares. The business address of Mr. Ansary is 1725 K Street, N.W., Suite 410, Washington, D.C. 20006. The business address of all other persons named in the table is 830 Pleasant Street, St. Joseph, Michigan 48085.

 (2) Number of shares and percentages with respect to beneficial ownership of Pinnacle Common Stock are based on ownership of Pinnacle Common Stock as of the record date for the Pinnacle Annual Meeting and have been calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act and assuming 5,980,320 shares of Pinnacle Common Stock are issued and outstanding. An asterisk indicates beneficial ownership of less than 1%.

 (3) Upon consummation of the IFC Merger, and assuming the CB Merger is NOT consummated, Mr. Ansary will own 1,197,953 (or 11.2%) of the shares of Pinnacle Common Stock then issued and outstanding. Upon consummation of the CB Merger, and assuming the IFC Merger is NOT consummated, Mr. Ansary will own 1,188,954 (or approximately 16.5%) of the shares of Pinnacle Common Stock then issued and outstanding. Upon consummation of both of the Mergers, Mr. Ansary will own 1,197,953 (or 9.9%) of the shares of Pinnacle Common Stock then issued and outstanding. Upon consummation of the IFC Merger, and assuming the CB Merger is NOT consummated, Mr. Schanze will own 281,504 (or 2.6%) of the shares of Pinnacle Common Stock then issued and outstanding.

    Upon consummation of the CB Merger, and assuming the IFC Merger is NOT consummated, Mr. Schanze will own 281,504 (or 3.9%) of the shares of Pinnacle Common Stock then issued and outstanding. Upon consummation of both of the Mergers, Mr. Schanze will own 281,504 (or 2.3%) of the shares of Pinnacle Common Stock then issued and outstanding. These numbers of shares and percentages have been calculated assuming (i) 5,980,320 shares of Pinnacle Common Stock are issued and outstanding immediately prior to the Mergers, (ii) 4,737,330 shares of IFC Common Stock are issued and outstanding immediately prior to the IFC Merger, (iii) 1,161,997 shares of CB Common Stock are issued and outstanding immediately prior to the CB Merger, (iv) 4,737,330 shares of Pinnacle Common Stock are issued in the IFC Merger, (v) not less than 1,262,157 shares and not more than 1,292,316 shares of Pinnacle Common Stock are issued in the CB Merger, (vi) 10,731,451 shares of Pinnacle Common Stock are issued and outstanding following the IFC Merger; (vii) not less than 7,242,477 shares and not more than 7,272,636 shares of Pinnacle Common Stock are issued and outstanding following the CB Merger; and (viii) not less than 11,993,608 shares and not more than 12,023,767 shares of Pinnacle Common Stock are issued and outstanding following both Mergers.

 (4) Includes 25,432 shares held jointly with spouse, 4,320 held by Mr. Edinger's spouse and 4,320 held by Mr. Edinger.

 (5) All shares are held jointly with spouse.

 (6) Includes 17,500 shares of Pinnacle Common Stock issuable upon exercise of options which are exercisable within 60 days.

 (7) Includes 8,750 shares of Pinnacle Common Stock issuable upon exercise of options which are exercisable within 60 days.

 (8) Includes 11,000 shares of Pinnacle Common Stock issuable upon exercise of options which are exercisable within 60 days.

 (9) Includes 19,400 shares of Pinnacle Common Stock issuable upon exercise of options which are exercisable within 60 days.

(10) Includes 39,200 shares of Pinnacle Common Stock issuable upon exercise of options which are exercisable within 60 days.

(11) Includes 27,700 shares of Pinnacle Common Stock issuable upon exercise of options which are exercisable within 60 days.

(12) Includes 78,972 shares of Pinnacle Common Stock held jointly with his spouse and 5,752 shares of Pinnacle Common Stock held by a corporation of which Mr. Wendzel is President.

(13) Includes 105,488 shares of Pinnacle Common Stock issuable upon exercise of options which are exercisable within 60 days.

OTHER MATTERS

    Pinnacle knows of no other matters to be brought before the Pinnacle Annual Meeting other than those referred to in this Joint Proxy Statement/Prospectus, but if any other business should properly come before the Pinnacle Annual Meeting, the persons named in the proxy, or authorized substitutes, intend to vote in accordance with their best judgment.

                  INFORMATION REGARDING THE IFC ANNUAL MEETING

ELECTION OF DIRECTORS

    The IFC Board is composed of eight members. Approximately one-third of the directors are elected annually. Directors of IFC are generally elected to serve for a three-year term or until their respective successors have been elected and qualified.

    The table below sets forth certain information, as of the record date for the IFC Annual Meeting, regarding the composition of the IFC Board, including their terms of office. It is intended that the proxies solicited on behalf of the IFC Board (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the IFC Annual Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the IFC Board may recommend. At this time, the IFC Board knows of no reason why any of the nominees might be unable to serve, if elected. Except as otherwise discussed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. If the IFC Merger is approved by the stockholders of IFC and Pinnacle the composition of the Board of Directors of the combined corporation will be as discussed under "MANAGEMENT AND OPERATIONS AFTER THE MERGER--Directors" in this Joint Proxy Statement/Prospectus.

                                                                                                          SHARES OF
                                                                                                         COMMON STOCK
                                                                               DIRECTOR      TERM TO     BENEFICIALLY   PERCENT OF
NAME                            AGE             POSITIONS HELD IN IFC            SINCE       EXPIRE        OWNED(1)        CLASS
--------------------------      ---      -----------------------------------  -----------  -----------  --------------  -----------

                                                             NOMINEES

Peter R. Candela..........          58   Director, President and Chief              1987         2000        103,864         *
                                           Operating Officer

John R. Poncher, M.D......          66   Director                                   1987         2000         36,591         *

Byron Smith III...........          48   Director                                   1987         2000         32,725         *

                                                  DIRECTORS CONTINUING IN OFFICE

Donald A. Lesch...........          46   Chairman of the Board and Chief            1990         1999         76,876         *
                                           Executive Officer

Philip A. Maxwell.........          62   Director                                   1987         1999         63,589         *

Barbara A. Young..........          47   Director                                   1990         1999         46,526         *

James E. Hutton...........          58   Director                                   1987         1998         55,559         *

Fred A. Wittlinger........          55   Director                                   1992         1998         53,619         *

------------------------

 *  Less than one percent.

(1) Includes shares held directly, as well as an aggregate of 115,251 shares which are subject to immediately exercisable options and options exercisable within 60 days of the record date for the IFC Annual Meeting, under IFC's Stock Option Plan, shares held in retirement accounts or by certain members of the named individual's family or corporations for which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or investment power. The above named individuals held exercisable options and options exercisable within 60 days of the Voting Record Date as follows: Chairman Lesch--30,450 shares; Director Maxwell--7,125 shares; Director Young--25,126 shares; President Candela--6,450 shares; Director Poncher--6,725 shares; Director Smith--7,125 shares; Director Hutton--7,125 shares; and Director Wittlinger--25,125 shares.

    The business experience of each of the directors of IFC for at least the past five years is as follows:

    DONALD A. LESCH. Effective June 1, 1993, Mr. Lesch became a full-time, salaried Chairman of the Board of IFC and IndFed Bank. He became Chief Executive Officer of both entities in 1996. Prior thereto, Mr. Lesch was an investor and consultant to Gough and Lesch Development Corporation, a real estate development company located in Merrillville, Indiana.

    PHILIP A. MAXWELL. Mr. Maxwell has been a self-employed farmer in Valparaiso, Indiana since 1959.

    BARBARA A. YOUNG. Since January 1, 1994, Ms. Young has served as President of Benchmark LTD, a real estate development company located in Valparaiso, Indiana. Prior thereto, Ms. Young was an attorney with the law firm of Hoeppner, Wagner & Evans, located in both Valparaiso and Merrillville, Indiana.

    PETER R. CANDELA. From 1985 to 1996, Mr. Candela served as President, Chief Executive Officer and Director of IFC and IndFed Bank. In 1996, Mr. Candela became the Chief Operating Officer of both entities. Since 1973, Mr. Candela held a variety of positions with IndFed Bank including Senior Vice President and Chief Financial Officer.

    JOHN R. PONCHER, M.D. Dr. Poncher is a physician engaged in the private practice of medicine in Valparaiso, Indiana.

    BYRON SMITH III. Mr. Smith is the President of Smith Ready Mix, Inc., a concrete producer located in Valparaiso, Indiana.

    JAMES E. HUTTON. Since June 1993, Mr. Hutton has served as Vice President in charge of operations for Burrell Professionals Labs, Inc., a professional photo processing company with operations throughout the United States. Prior thereto, Mr. Hutton was Managing Partner of the Northern Indiana office of Geo.
S. Olive and Co., an accounting firm. Mr. Hutton is a certified public accountant.

    FRED A. WITTLINGER. Since 1988, Mr. Wittlinger has served as President and Chief Executive Officer of United Consumers Club, Inc., a consumer buying club franchising corporation located in Merrillville, Indiana.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    Meetings of the IFC Board are generally held as required. During 1996 the IFC Board held 15 meetings. No director attended fewer than 75% of the total number of meetings of the IFC Board held during 1996 and the total number of meetings held by all IFC Board committees on which any such director served during 1996.

    The IFC Board has standing Nominating, Audit and Personnel Committees, the functions and composition of which are set forth below.

    The Nominating Committee consists of the entire IFC Board. The Nominating Committee did not meet during 1996. The Nominating Committee recommends to the IFC Board nominees for election as directors, as well as nominees to fill any vacancies which may exist on the IFC Board. The Nominating Committee will consider nominees recommended by others; however, it has not actively solicited nominations nor established any procedures for this purpose. Pursuant to IFC's Bylaws, nominations must be delivered in writing to the Secretary of IFC at least 15 days prior to the date of the annual meeting.

    IFC's Audit Committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. The Audit Committee also approves the accounting firm selected by management to perform IFC's annual audit and acts as the liaison between the auditors and the IFC Board. Members of the Audit Committee include Directors Hutton (Chairman), Maxwell, Smith, Young, Candela (ex officio) and Lesch (ex officio). The Audit Committee met four times during 1996.

    IndFed Bank's Personnel Committee, which acts as the compensation committee of IFC and IndFed Bank, is responsible for making recommendations to the IFC Board with respect to salaries for the President and senior officers, as well as fees for services on the IFC Board and its committees. During 1996, the Personnel Committee was composed of Directors Smith (Chairman), Hutton, Poncher, Young, Lesch (ex officio) and Candela (ex officio). This committee held one meeting during 1996.

DIRECTOR COMPENSATION AND BENEFITS

    DIRECTORS FEES. Each non-employee director of the IFC Board (each of whom is also a director of the IndFed Bank Board) was paid an annual fee during 1996 of $11,850 for serving on the IFC Board and the IndFed Bank Board, except for Directors Smith and Hutton, Secretary and Vice Chairman, respectively, of the IFC Board and the IndFed Bank Board. During 1996, Messrs. Smith and Hutton received an annual fee of $14,250, of which $10,950 was paid by IndFed Bank and the remainder of which was paid by IFC. All other non-employee directors received $8,550 of their annual fee from IndFed Bank and the remaining balance from IFC. Each non-employee director is also paid $150 for each IFC or IndFed Bank committee meeting attended. IFC and IndFed Bank each pay their own fees to directors for services on their respective Board committees.

    DIRECTORS STOCK OPTION PLAN AWARDS. The IFC Stock Option Plan provides for the granting of formula awards to directors of IFC. The director awards are part of a policy adopted in 1993 by IndFed Bank's Personnel Committee relating to the granting of awards to directors, executive officers and certain key employees under the IFC Stock Option Plan, to be carried out by the Stock Option Committee. Under this policy, awards may be granted to plan participants by the Stock Option Committee utilizing objective criteria adopted by the Personnel Committee and approved by the IFC Board, after taking into account the practices of other publicly traded financial institutions and such other factors as deemed appropriate.

    The IFC Stock Option Plan provides for an annual base award of 3,000 option shares to each non-employee director. The actual amount each director will receive is determined under the formula so that non-employee directors will receive a minimum of 1,500 shares and a maximum of 4,500 shares, subject to IFC achieving a return on equity of at least 10% and a return on assets of at least
 .80%. Pursuant to the formula award provision of the IFC Stock Option Plan, no options were granted during 1996.

    DIRECTORS DEFERRED COMPENSATION AGREEMENTS. IFC has entered into a Director Deferred Compensation Agreement ("DDCA") with five of its non-employee directors. The DDCAs are unfunded, non-qualified agreements which provide for retirement, death and disability benefits for the participants and their designated beneficiaries. Under the DDCAs, each non-employee director may, for a period of five years, make an annual election to defer receipt of all or a portion of his or her monthly director fees into a Guaranteed Investment Contract ("GIC") Account and/or a Phantom Unit Account.

    Deferred amounts allocated to the GIC Account will be credited with interest at the rate of .667% per month. Deferred amounts allocated to the Phantom Unit Account are used to "purchase" Phantom Units, each representing a share of IFC Common Stock, at the market price of IFC Common Stock on the date of the deferral election. Phantom Units are credited with the dividends that are received by the holders of IFC Common Stock, and are adjusted for any stock splits or similar events affecting the IFC Common Stock generally. Directors do not have the option to receive dividends in cash, but may elect to reinvest such dividends in Phantom Units or in a GIC Account. Upon termination of the director's service, the Phantom Units are deemed to be sold, and the proceeds of such sale are distributed to the director in cash pursuant to the payment provisions of the DDCAs.

    At normal retirement (age 65), each director will be entitled to receive over a 15-year period his or her accrued benefit, which is determined by annuitizing such benefit over the payment period using a monthly interest factor of .833%. The DDCAs also provide for disability and death benefits, including a $10,000 burial expense payment. Until disbursed, the amounts directed to be deferred are subject to the claims of general creditors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Personnel Committee, which acts as the compensation committee for IFC and IndFed Bank, is comprised of Directors Smith (Chairman), Hutton, Poncher, Young, Lesch (ex officio) and Candela (ex officio). During 1996, Mr. Lesch served as the Chairman of the Board and Chief Executive Officer of IFC and IndFed Bank and Mr. Candela served as President and Chief Operating Officer of IFC and IndFed Bank.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth information concerning the compensation paid or granted to IFC's Chief Executive Officer and President. No other executive officer of IFC was paid or granted compensation in excess of $100,000 during 1996. IFC has not granted any stock appreciation rights to date.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM COMPENSATION
                                                                                                    AWARDS
                                                          ANNUAL COMPENSATION              ------------------------
                                              -------------------------------------------   RETRICTED   SECURITIES
                                                                           OTHER ANNUAL       STOCK     UNDERLYING     ALL OTHER
                                                                           COMPENSATION     AWARD(S)      OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR       SALARY($)    BONUS($)(1)       $(2)            ($)          (#)           ($)
---------------------------------  ---------  -------------  -----------  ---------------  -----------  -----------  -------------
Donald A. Lesch .................       1996  $  168,427         --             --             --            3,000    $   9,000(4)
  Chairman of the Board and Chief       1995     139,992         --             --             --           27,000        8,400
  Executive Officer                     1994     119,996      $  18,099         --             --            4,500       12,924

Peter R. Candela, ...............       1996  $  160,008(3)      --             --             --            3,000    $  10,500(4)
  President                             1995     160,008(3)      --             --             --            3,000       11,100
                                        1994     156,504(3)   $  18,880         --             --            4,500       17,366

------------------------

(1) Paid pursuant to IFC's Incentive Compensation Plan. See "--Bonus Awards for 1996."

(2) Messrs. Lesch and Candela did not receive any additional benefits or perquisites which, in the aggregate, exceeded the lesser of 10% of their salary and bonus or $50,000.

(3) Includes $11,400 in compensation deferred pursuant to Mr. Candela's Executive Deferred Compensation Agreement. Under the agreement, Mr. Candela has elected to defer 100% of the portion of his annual salary which equals the annual base Board fees received by non-employee Directors of IndFed Bank for attendance at regular Board meetings. Additional terms of Mr. Candela's agreement are substantially similar to those for IFC's directors. See "--Directors Deferred Compensation Agreements" above.

(4) Represents IndFed Bank's 1996 contributions to the Employee Stock Ownership Plan of $9,000 and $9,000 and to IndFed Bank's 401(K) plan of zero and $1,500 to Messrs. Lesch and Candela, respectively.

    The following table sets forth certain information with respect to the number and value of stock options held by the named executive officers at December 31, 1996. To date, no stock appreciation rights have been granted by IFC.

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                    SHARES                      OPTIONS AT FY-END(#)              FY-END($)
                                  ACQUIRED ON     VALUE     ----------------------------  --------------------------
NAME                              EXERCISE(#)  REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
--------------------------------  -----------  -----------  -----------  ---------------  -----------  -------------
Donald A. Lesch.................      --           --           30,450          7,800      $  59,944    $    36,037

Peter R. Candela................      15,001    $ 229,766        6,450          7,800      $  35,306    $    36,037

    EMPLOYMENT AGREEMENTS. IndFed Bank has entered into employment agreements with both Messrs. Lesch and Candela which provide for an annual base salary in an amount not less than such individual's current salary. The agreements were initially for a term of three years each and provide for extensions of one year at the end of each year (in addition to the then-remaining term under the agreement) upon the review and at the discretion of the Board of Directors of IndFed Bank. Upon review of the employment agreements for the year ended December 31, 1996, the IndFed Bank Board elected not to extend the terms of such agreements for Messrs. Lesch and Candela; accordingly, Messrs. Lesch and Candela now have two years remaining on their current employment agreements.

    The employment agreements provide for termination upon such individual's death, disability, for cause or in certain events specified by regulations of IndFed Bank's primary regulator, the United States Office of Thrift Supervision. The employment agreements are terminable by Messrs. Lesch and Candela upon 90 days' notice to IndFed Bank. The agreements each provide for payment to Messrs. Lesch and Candela of 299% of their "base amount" of compensation (as defined under Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) in the event there is a change in control of IFC or IndFed Bank, where employment terminates involuntarily in connection with such a change in control or within 12 months thereafter. Such termination payment is provided on a similar basis in connection with the voluntary termination of employment, where the change in control was at any time or at any price opposed by IFC's Board of Directors. Assuming a change in control were to take place as of December 31, 1996, the aggregate amounts payable to Messrs. Lesch and Candela pursuant to this change in control provision would be approximately $568,100 and $478,400, respectively. The agreements also provide, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel.

    EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENTS. IFC and IndFed Bank have entered into Executive Supplemental Retirement Income Agreements ("IFC ESRIAs") with Messrs. Lesch and Candela, as well as with certain other key officers. The IFC ESRIAs are unfunded, non-qualified agreements which provide for an annual benefit to each executive of an amount generally equal to a stated percentage (of between 15% and 45%) of the executive's highest five-year average "base compensation" (which includes salary, but excludes bonuses and fringe benefits) paid by IFC and/or IndFed Bank, to be paid over a 15-year period. The IFC ESRIAs also provide for disability and death benefits, including a $10,000 burial expense payment. In addition, the IFC ESRIAs for Mr. Candela and Mr. Lesch provide that they will be eligible to receive their full supplemental benefit in the event they involuntarily terminate their employment with IndFed Bank and/or IFC prior to reaching retirement age. Until disbursed, the amounts payable under the IFC ESRIAs are subject to the claims of general creditors. Assuming Messrs. Lesch and Candela were involuntarily terminated from the employment of IFC or IndFed Bank as of December 31, 1996, they would have been eligible to receive, at normal retirement, an annual benefit of approximately $145,000 and $63,000, respectively, under their IFC ESRIA. The annual benefit upon retirement at normal retirement age payable to each such individual under their IFC ESRIA is estimated, based on assumed salary increases, to be approximately $155,000 and $73,000, respectively.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Personnel Committee (the "Committee") has furnished the following report on executive compensation:

    COMPENSATION POLICIES. Under the supervision of the IFC Board, IFC has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of IFC, and thus shareholder value, by aligning closely the financial interests of IFC's employees, including its President, Chairman of the Board and IFC's other senior management, with those of its shareholders. With regard to compensation actions affecting the President, the Executive Committee of the IFC Board, consisting of the members of the Committee, as well as all of the non-employee members of the IFC Board, acted as the approving body.

    The executive compensation program of IFC is designed to:

    - Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

    - Motivate employees to assume increased responsibility and reward them for their achievement;

    - Provide compensation opportunities that are comparable to those offered by other leading companies, allowing IFC to compete for and retain talented executives who are critical to IFC's long-term success; and

    - Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of IFC Common Stock.

    At present, the executive compensation program is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options and restricted stock, and miscellaneous benefits typically offered to executives by major corporations. Annual base salaries for all executive officers are generally set somewhat below competitive levels so that IFC relies to a large degree on annual and longer term incentive compensation to attract and retain corporate officers and other employees and to motivate them to perform to the full extent of their abilities. The Committee considers the total compensation (earned or potentially available) in establishing each element of compensation so that total compensation paid is competitive with the market place, based on an independent consultant's survey of salary competitiveness of other financial institutions. The Committee intends to be advised periodically by independent compensation consultants concerning salary competitiveness.

    As to Messrs. Lesch and Candela, as well as the other executive officers, as an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on IFC performance incentives rather than on salary. Reliance on IFC performance causes greater variability in the individual's total compensation from year to year. By varying annual and long-term compensation and basing both on corporate performance, IFC believes executive officers are encouraged to continue focusing on building profitability and shareholder value.

    SALARIES. Effective June 6, 1996, the IFC Board, acting on the recommendation of the Committee, increased the base salary of Mr. Lesch. The increase reflected consideration of competitive data provided by an independent consulting firm, the Committee's and the IFC Board's assessment of Mr. Lesch's performance over the year and increased responsibilities received in the management realignment which occurred during 1996. No other salary increases were granted to executive officers in 1996.

    STOCK OPTION AWARDS. IFC's Stock Option Plan is designed to align a significant portion of the executive compensation program with shareholder interests. IFC's Stock Option Plan, which was approved by shareholders in 1987, as amended and approved by shareholders in 1993, provides for the granting of stock-based awards. To date, the only type of award granted under the Stock Option Plan to executive officers and other key employees consists of stock options.

    In 1993, the Committee adopted a policy relating to the granting of awards to directors, executive officers and certain key employees under IFC's Stock Option Plan, to be carried out by the Stock Option Committee, consisting of Directors Poncher (Chairman), Maxwell and Smith. Under this policy, awards may be granted to plan participants by the Stock Option Committee utilizing objective criteria adopted by the Personnel Committee and approved by the IFC Board, after taking into account the practices of other publicly traded financial institutions and such other factors as deemed appropriate. The formula adopted is based on a plan participant's grade level and IFC's return in equity and return on assets for each fiscal year. Plan participants may receive a base award of stock options covering between 1,000 and 6,000 shares for each year in which IFC's return on equity is 12%. The participant's base award may be increased or decreased by 25% for each 1% change in return on equity above or below 12%, to a minimum suggested award of 50% of the base award or to a maximum of 150% of the base award. In addition, under the formula, no awards under the Stock Option Plan will be granted in any year in which IFC does not achieve a return on equity of at least 10% and a return on assets of at least .80%. Pursuant to the formula award provision of IFC's Stock Option Plan, no stock options were granted during 1996.

    In 1993, Section 162(m) was added to the Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as IFC. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of IFC's executive officers is below the $1 million threshold, IFC has not yet considered its policy regarding this provision.

JOHN R. PONCHER, M.D.       JAMES E. HUTTON        DONALD A. LESCH (EX OFFICIO)
BARBARA A. YOUNG            BYRON SMITH III        PETER R. CANDELA (EX OFFICIO)

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on IFC Common Stock against the cumulative total return of Media General's Composite S&L Index and the Nasdaq Market Index for the period of five years commencing January 1, 1992 and ended December 31, 1996. The graph assumes a $100 investment on January 1, 1992 and the reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              IFC      S&L INDEX    NASDAQ INDEX
12/31/91     $100.00      $100.00         $100.00
12/31/92      146.62       132.76          100.98
12/31/93      205.77       164.62          121.13
12/31/94      238.04       157.68          127.17
12/31/95      327.33       249.75          164.96
12/31/96      359.38       325.95          204.98

                                                  12/31/91   12/31/92   12/31/93   12/31/94   12/31/95   12/31/96
                                                  ---------  ---------  ---------  ---------  ---------  ---------
IFC.............................................  $  100.00  $  146.62  $  205.77  $  238.04  $  327.33  $  359.38
S&L Index.......................................     100.00     132.76     164.62     157.68     249.75     325.95
Nasdaq Index....................................     100.00     100.98     121.13     127.17     164.96     204.98

INDEBTEDNESS OF MANAGEMENT

    IndFed Bank, like many financial institutions, has followed a policy of granting loans to eligible officers and directors. Any and all loans to officers and directors are made in the ordinary course of business in accordance with IndFed Bank's standard underwriting practices and procedures, were all made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as these prevailing at the time for comparable transactions with other persons, and did not include more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires IFC's directors and executive officers, and persons who own more than 10% of a registered class of IFC's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of IFC Common Stock and other equity securities of IFC. Officers, directors and greater than 10% shareholders are required by the Commission regulation to furnish IFC with copies of all Section 16(a) forms they file.

    To IFC's knowledge, based solely on a review of the copies of such reports furnished to IFC and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 1996, except for executive officer George Eberhardt who inadvertently failed to file on a timely basis a Form 4 in October 1996 reporting his obligation to transfer IFC Common Stock pursuant to an agreement entered into in September 1996. A Form 4 was subsequently filed in March 1997 upon the physical transfer of such shares.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The IFC Board has renewed IFC's arrangement for Ernst & Young LLP to be its independent auditors for the year ending December 31, 1997, subject to the ratification of the appointment by IFC's stockholders. A representative of Ernst & Young LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

THE IFC BOARD RECOMMENDS THAT THE IFC STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS IFC'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.

OTHER MATTERS

    IFC knows of no other matters to be brought before the IFC Annual Meeting other than those referred to in this Joint Proxy Statement/Prospectus, but if any other business should properly come before the IFC Annual Meeting, the persons named in the proxy, or authorized substitutes, intend to vote in accordance with their best judgment.

                                 LEGAL MATTERS

    The legality of the Pinnacle Common Stock to be issued in connection with the Mergers, and certain other legal matters, will be passed upon by Miller, Canfield, Paddock and Stone, P.L.C., 1400 North Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304. Certain legal matters will be passed upon for IFC by Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., Suite 700, Washington, D.C. 20005-3934. Certain legal matters will be passed upon for CB by Muldoon, Murphy & Faucette, 5101 Wisconsin Avenue, N.W., Washington, DC 20016.

                                    EXPERTS
    The consolidated financial statements of Pinnacle incorporated by reference in Pinnacle's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated by reference in this Joint Proxy Statement, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    The consolidated financial statements of IFC incorporated by reference in IFC's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated by reference in this Joint Proxy Statement, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    The consolidated financial statements of CB included in CB's Annual Report on Form 10-KSB/A for the year ended March 31, 1997 and incorporated by reference in this Joint Proxy Statement, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Crowe, Chizek and Company LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                             STOCKHOLDER PROPOSALS

    Any Pinnacle stockholder who wishes to submit, pursuant to Rule 14a-8, a non-binding stockholder proposal for presentation to Pinnacle's 1998 Annual Meeting of Stockholders, and for inclusion, if appropriate, in Pinnacle's proxy statement and the form of proxy relating to such annual meeting, must comply with the rules and regulations of the Commission then in effect and must transmit such proposal via registered or certified mail to Donald E. Radde, Secretary, Pinnacle Financial Services, Inc., 830 Pleasant Street, St. Joseph, Michigan 49805. Any such stockholder proposal must be received by Pinnacle a reasonable time before the solicitation of proxies for such meeting is made.

    Any IFC stockholder who wishes to submit, pursuant to Rule 14a-8, a non-binding stockholder proposal for presentation to IFC's 1998 Annual Meeting of Stockholders, and for inclusion, if appropriate, in IFC's proxy statement and the form of proxy relating to such annual meeting, must comply with the rules and regulations of the Commission then in effect and must submit such proposal to Brenda A. Sheetz, Secretary, Indiana Federal Corporation, 56 Washington Street, Valparaiso, Indiana 46383. Any such stockholder proposal must be received by IFC a reasonable time before the solicitation of proxies for such meeting is made.

    Representatives of KPMG Peat Marwick LLP are expected to be present at the Pinnacle Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the IFC Annual Meeting. Representatives of Crowe, Chizek and Company LLP are expected to be present at the CB Special Meeting. These representatives will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                                    ANNEX A
                                CB BANCORP, INC.
                         ANNUAL REPORT ON FORM 10-KSB/A
                    FOR THE FISCAL YEAR ENDED MARCH 31, 1997

---------------------------------------------------------
---------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 FORM 10-KSB/A

                               (AMENDMENT NO. 1)

Annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                      1934
                    for the fiscal year ended March 31, 1997

                         Commission file number 0-20742

                                CB BANCORP, INC.

                 (Name of small business issuer in its charter)

                DELAWARE                                  35-1866127
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                 Identification Number)

  126 E. FOURTH STREET, MICHIGAN CITY,      46360
                INDIANA
(Address of principal executive offices)  (Zip Code)

       Registrant's telephone number, including area code: (219) 873-2800
        Securities registered pursuant to Section 12(b) of the Act: NONE

          Securities registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, $.01 PAR VALUE

                                (Title of class)

    Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    Check if there is no disclosure of delinquent filers in response to item 405 of Regulation S-B contained herein, and no disclosure will be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. /X/

    The issuer's revenues for its most recent fiscal year were $18,164,000.

    The aggregate market value of the voting stock held by non-affiliates of the registrant, i.e., persons other than directors and executive officers of the registrant is $31,538,093 and is based upon the last sales price as quoted on the NASDAQ Small-Capital Market for June 4, 1997.

    The number of shares of the Common Stock of the registrant outstanding as of March 31, 1997 was 1,161,997.

---------------------------------------------------------
---------------------------------------------------------

                                     INDEX

PART I

  Item 1.        Description of Business.............................................     A-1

  Item 2.        Description of Properties...........................................    A-26

  Item 3.        Legal Proceedings...................................................    A-26

  Item 4.        Submission of Matters to a Vote of Security Holders.................    A-26

PART II

  Item 5.        Market for Common Equity and Related Stockholder Matters............    A-28

  Item 6.        Management's Discussion and Analysis or Plan of Operation...........    A-28

  Item 7.        Financial Statements................................................    A-38

  Item 8.        Changes in and Disagreements with Accountants on Accounting and
                  Financial Disclosure...............................................    A-70

PART III

  Item 9.        Directors and Executive Officers; Promoters and Control Persons;
                  Compliance with Section 16(a) of the Exchange Act..................    A-70

  Item 10.       Executive Compensation..............................................    A-72

  Item 11.       Security Ownership of Certain Beneficial Owners and Management......    A-75

  Item 12.       Certain Relationships and Related Transactions......................    A-76

  Item 13.       Exhibits and Reports on Form 8 K....................................    A-76

  SIGNATURES.........................................................................    A-78

                                     PART I

ITEM 1. DESCRIPTION OF BUSINESS
  GENERAL

    CB Bancorp, Inc. (the "Company" or "CB Bancorp"or "CB") is a Delaware corporation which was organized in 1992 by Community Bank, A Federal Savings Bank (the "Bank" or "Community Bank") for the purpose of becoming a savings and loan holding company. The Company owns all of the outstanding stock of the Bank issued on December 23, 1992, in connection with the completion of its conversion from the mutual to the stock form of organization (the "Conversion"). The Company issued 1,284,238 shares of Common Stock at a price of $5.00 per share in the Conversion as restated for the February 1994 100% stock dividend. All references to the Company at or before December 23, 1992 refer to the Bank. Currently, the Company does not transact any material business other than through its sole subsidiary, the Bank. The Company retained approximately 50% of the net conversion proceeds amounting to approximately $2.5 million which was invested in short-term investment grade securities and, from time to time, purchased mortgage loans.

    The Bank was organized in 1926 as an Indiana state chartered building and loan association and later converted to a federal charter. More recently, in May, 1991, the Bank converted to a federal mutual savings bank and changed its name to Community Bank, A Federal Savings Bank. Pursuant to the conversion, the Bank became a federally chartered capital stock savings bank on December 23, 1992. The Bank is a member of the Federal Home Loan Bank ("FHLB") System, and its deposit accounts are insured to the maximum allowable amount by the Federal Deposit Insurance Corporation ("FDIC"). The Bank is chartered and regulated by the Office of Thrift Supervision ("OTS"), and the OTS is the Bank's primary federal supervisory agency. As a non-diversified savings and loan holding company, the Company has registered with the OTS and is subject to OTS regulations, supervision and reporting requirements. At March 31, 1997, the Company had assets of $227.1 million, deposits of $149.8 million, and shareholders' equity of $20.8 million or 9.18% of total assets.

    The Bank is a community-oriented financial institution offering a variety of financial services to meet the needs of the local community. Its principal business has been and continues to be attracting retail deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, primarily in one- to four-family residential mortgage loans and, to a lesser extent, in commercial real estate and consumer loans, mortgage-backed securities, U.S. Government and federal agency securities and other marketable securities. At March 31, 1997 one- to four-family residential mortgage loans held for investment totaled $69.6 million or 76.6% of total loans held for investment. In addition, at March 31, 1997 the Company held approximately $95.3 million in one- to four-family residential mortgage loans purchased under agreements to resell under its Mortgage Loan Reverse Repurchase Program.

    The Company operates out of the Bank's main office located at 126 E. Fourth Street, Michigan City, Indiana. The Bank also conducts business out of its two full service branch offices located at 3710 S. Franklin Street in Michigan City and 801 Monroe Street, LaPorte, Indiana. The Company also established a loan production/mortgage banking office in Merrillville, Indiana located at 701 E. 83rd Avenue, Suite E, Merrillville, Indiana. The Bank's deposit-gathering base is concentrated in the communities surrounding its offices while its lending base extends throughout LaPorte and contiguous counties.

LENDING ACTIVITIES

    LOAN AND MORTGAGE-BACKED SECURITIES PORTFOLIO COMPOSITIONS. The Company's loan portfolio composition consists primarily of conventional fixed-rate and adjustable-rate first mortgage loans secured by one-to four-family residences. At March 31, 1997, the Company's gross mortgage loans outstanding were $81.0 million, of which $69.6 million were one- to four-family residential mortgage loans. Of the mortgage loans outstanding at that date, 34.8% were variable-rate loans and 65.2% were fixed-rate loans. At that same date, commercial real estate and multi-family mortgage loans totaled $8.1 million and $2.7 million, respectively. The remainder of the Company's mortgage loans, which totaled $0.5 million or 0.60% of total gross loans outstanding at March 31, 1997, consisted of construction loans. The Company's construction loans automatically convert to permanent loans upon completion of construction. Other loans held by the Company, which primarily consist of consumer and commercial loans, totaled $9.9 million or 10.9% of total gross loans at March 31, 1997.

    At March 31, 1997, mortgage loans purchased under agreements to resell totaled $95.3 million or 41.9% of the Company's total assets. The mortgage loans were purchased pursuant to the Mortgage Loan Reverse Repurchase Program (the "Program") and consisted entirely of one- to four-family residential loans. These loans are primarily fixed-rate mortgage loans with terms of 30 years. The loans are repurchased by the participants in the Program (for transfer to end investors), usually within 30 days of origination. The Program is designed to provide financing for the mortgage banking activities of the participants and to provide the Company with a relatively high yield short-term investment vehicle that allows the Company to increase profitability while managing its interest rate risk. There currently are 117 approved mortgage companies in the Program located throughout the United States. The participants sell to the Company loans originated in their home states as well as in other states in the United States. The Program is carried out pursuant to agreements with each participant, which provide that the Company, at its option, will purchase whole mortgage loans, which are then resold to the participant (for transfer to an end investor) generally within 90 days. The Company also purchases interim construction loans under this program with subsequent repurchase often extending six months or longer which may expose the Company to greater risk due to possible changes in the financial condition of the borrowers or builder. At March 31, 1997, construction loan balances accounted for 26.7% of the Company's total outstanding investment in the program. It is the Company's policy to purchase loans only upon receipt of specified documents evidencing that each loan meets secondary market underwriting standards. In addition, the Company will purchase only those loans for which a commitment has been received by an end investor to purchase the loan upon the Company's resale of the loan to the participant or when the Company has been provided with evidence that the participant has a commitment from a recognized secondary market end investor to purchase the loans that the participant sells to the Company.

    The Company also invests in mortgage-backed securities. At March 31, 1997, net mortgage-backed securities aggregated $8.5 million or 3.7% of total assets, of which 45.9% were collateralized by ARMs and 54.1% were collateralized by fixed-rate mortgage loans. At March 31, 1997, all of the mortgage-backed securities in the Company's portfolio were insured or guaranteed by either the Government National Mortgage Association ("GNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association's ("FNMA") or consisted of collateralized mortgage obligations ("CMOs") collateralized by GNMA or FHLMC insured or guaranteed mortgage-backed securities. Mortgage-backed securities and collateralized mortgage obligations are subject to prepayment and extension risk depending on the speed at which the underlying collateral prepays. Under a range of prepayment scenarios, management is of the opinion that the Company's portfolio of mortgage related securities will provide reasonable returns without subjecting the Company to excessive prepayment or extension risk.

SOURCE OF FUNDS

    GENERAL. The Company's primary sources of funds are deposits, repayments on loans and securities, and, to a lesser extent, FHLB-Indianapolis advances and federal funds.

    DEPOSITS. The Company offers a variety of deposit accounts having a range of interest rates and terms. Deposit products principally consist of passbook, NOW, demand, money market and certificate accounts, Keogh accounts, and individual retirement accounts ("IRA's"). The flow of deposits is influenced significantly by general economic conditions, the restructuring of the thrift industry, changes in prevailing interest rates and competition. The Company's deposits, while primarily obtained from LaPorte County,

Indiana, are also gathered on a wholesale basis as needed. The Company relies primarily on customer service and long-standing relationships with customers to attract and retain these deposits. The Company seeks to maintain a high level of stable core deposits by providing extended hours of service--both early and late--through its branch offices and drive-up facilities. When pricing deposits, consideration is given to local competition, Treasury offerings and the need for funds. Management's strategy is to price deposit rates moderately, offering neither the highest nor the lowest rates, and to stratify the pricing system to manage the Company's interest rate risk.

SUBSIDIARY

    Community Financial Services, Incorporated ("Community Financial") is a wholly-owned subsidiary of the Bank, incorporated in November 1986. Community Financial originally engaged solely in the sale of tax deferred annuities. In May, 1991, Community Financial expanded its activities to include the preparation of federal and state income tax returns for individuals and small businesses and the sale of credit life, disability and other insurance products. Community Financial has a 99% limited partner interest in Pedcor Investments-1994-XX, L.P. which was formed for the construction, ownership and management of an 80 unit apartment project located in LaPorte County. Terms of the partnership agreement allocate 99% of the eligible tax credits and operating losses to the limited partner. At March 31, 1997, the Bank's net investment in Community Financial totaled $578,000. For the year ended March 31, 1997, Community Financial had net income of $57,000. In May, 1994, Community Financial directed the start-up of a securities broker-dealer. From this, Community Brokerage Services, Incorporated was formed as a subsidiary under the Community Financial corporate umbrella. Full broker-dealer securities services were successfully introduced to the Company's customers as well as the general public in November, 1994.

COMPETITION

    The LaPorte County, Indiana area has a high density of financial institutions, many of which are significantly larger and have greater financial resources than the Company, and all of which are competitors of the Company to varying degrees. The Company's competition for loans comes principally from commercial banks, credit unions, savings and loan associations, savings banks, mortgage banking companies and insurance companies. Its most direct competition has historically come from savings and loan associations, savings banks, commercial banks, and credit unions. The Company faces additional competition for deposits from short-term money market funds and other corporate and government securities funds. The Company also faces increased competition from other financial institutions such as brokerage firms and insurance companies for deposits. Competition has and may continue to increase as a result of the lifting of restrictions on the interstate operations of financial institutions.

    The Company is a community-oriented financial institution serving its market area with a wide selection of residential loans and retail financial services. Management considers the Company's reputation for financial strength and customer service as its major competitive advantage in attracting and retaining customers in its market area. Management also believes it benefits from its community orientation.

RECENT DEVELOPMENTS

    On March 1, 1997 the Company announced that it had entered into a Definitive Agreement ("Agreement") to be acquired by and merged into Pinnacle Financial Services, Inc. (Pinnacle) subject to regulatory and shareholder approval. The terms of the Agreement provide for a purchase price of $35.00 per CB Bancorp, Inc. ("CB") share payable in Pinnacle common stock. Under the Agreement, each share of CB common stock will be exchanged for a number of shares of Pinnacle stock determined by dividing $35.00 by Pinnacle's average stock price during the 15 day period prior to the five day period before the merger is effected. However, if Pinnacle's average stock price exceeds $29.00, CB shareholders will receive

1.2069 Pinnacle shares per CB share. If Pinnacle's average stock price is less than $23.00, CB shareholders will receive 1.5217 Pinnacle shares per CB share.

    Pinnacle is the parent company of Pinnacle Bank, which is headquartered in St. Joseph, Michigan. Pinnacle Bank presently has 28 banking centers located in southwest Michigan and northwest Indiana. In addition, Pinnacle Financial Services, Inc. announced in November, 1996 a pending merger between itself and Indiana Federal Corporation, parent company of Indiana Federal Bank for Savings of Valparaiso, Indiana. Indiana Federal Bank also has a major presence in northwest Indiana. The merging of Indiana Federal Corporation and CB Bancorp, Inc. into Pinnacle will result in a $2.1 billion banking company with 50 banking centers located along the southern tip of Lake Michigan.

PERSONNEL

    As of March 31, 1997, the Company had 60 full-time employees and 13 part-time employees. The employees are not represented by a collective bargaining unit, and the Company considers its relationship with its employees to be good.

STATISTICAL DISCLOSURE

    The following tables set forth selected financial information regarding the business of the Company for the periods shown.

I. DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL

A. The following tables set forth, at March 31, for the years ended as indicated, the condensed average balance of interest-earning assets and interest-bearing liabilities, the interest earned or accrued on such amounts, and the average interest rates earned or paid thereon.

                                                         1997                                  1996                    1995
                                         ------------------------------------  ------------------------------------  ---------
                                          AVERAGE                  AVERAGE      AVERAGE                  AVERAGE      AVERAGE
                                          BALANCE    INTEREST     YIELD/COST    BALANCE    INTEREST     YIELD/COST    BALANCE
                                         ---------  -----------  ------------  ---------  -----------  ------------  ---------
                                                                                                                     (DOLLARS
                                                                               (DOLLARS IN THOUSANDS)                   IN
                                         (DOLLARS IN THOUSANDS)                                                      THOUSANDS)
ASSETS
Interest-earning assets:
  Loans, net (1)(2)....................  $ 172,236   $  15,125         8.78%   $ 148,078   $  13,030         8.80%   $  96,785
  Mortgage-backed securities...........      9,458         632         6.68       10,356         689         6.65       10,833
  Interest-bearing deposits and federal
    funds sold.........................        997          49         4.91        1,025          67         6.54        3,995
  Securities...........................      9,331         595         6.38        9,036         566         6.26       10,966
                                         ---------  -----------                ---------  -----------                ---------
Total interest-earning assets..........    192,022      16,401         8.54      168,495      14,352         8.52      122,579
Noninterest-earning assets.............     12,289                                10,650                                 9,702
                                         ---------                             ---------                             ---------
Total assets...........................  $ 204,311                             $ 179,145                             $ 132,281
                                         ---------                             ---------                             ---------
                                         ---------                             ---------                             ---------
LIABILITIES & SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
  NOW accounts.........................  $  14,160   $     315         2.22%   $  13,519   $     301         2.23%   $  11,556
  Money market accounts................      9,530         328         3.44        8,819         303         3.44        9,325
  Passbook accounts....................     27,113         814         3.00       27,633         836         3.03       31,202
  Certificate accounts.................     77,460       4,223         5.45       64,885       3,601         5.55       52,967
  Borrowed funds.......................     43,464       2,454         5.65       34,414       2,022         5.88        3,251
                                         ---------  -----------                ---------  -----------                ---------
Total interest-bearing liabilities.....    171,727       8,134         4.74      149,270       7,063         4.73      108,301
Other liabilities (3)..................     13,017                                12,297                                 7,952
                                         ---------                             ---------                             ---------
Total liabilities......................  $ 184,744                             $ 161,567                             $ 116,253
Shareholders' equity...................     19,567                                17,578                                16,028
                                         ---------                             ---------                             ---------
Total liabilities & shareholders'
 equity................................  $ 204,311                             $ 179,145                             $ 132,281
                                         ---------                             ---------                             ---------
                                         ---------                             ---------                             ---------
Net interest income/interest rate
 spread (4)............................              $   8,267         3.80%               $   7,289         3.79%
                                                    -----------   ------                  -----------   ------
                                                    -----------   ------                  -----------   ------
Net interest-earning assets/net
 interest margin (5)...................  $  20,295                     4.31%   $  19,225                     4.33%   $  14,278
                                         ---------                ------       ---------                ------       ---------
                                         ---------                ------       ---------                ------       ---------
Ratio of interest earning assets to
 average interest-bearing
 liabilities...........................                              111.82%                               112.88%
                                                                  ------                                ------
                                                                  ------                                ------


                                                        AVERAGE
                                          INTEREST     YIELD/COST
                                         -----------  ------------

ASSETS
Interest-earning assets:
  Loans, net (1)(2)....................   $   7,801         8.06%
  Mortgage-backed securities...........         653         6.03
  Interest-bearing deposits and federal
    funds sold.........................         177         4.43
  Securities...........................         568         5.18
                                         -----------
Total interest-earning assets..........       9,199         7.50
Noninterest-earning assets.............

Total assets...........................

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
  NOW accounts.........................   $     283         2.45%
  Money market accounts................         285         3.06
  Passbook accounts....................         944         3.03
  Certificate accounts.................       2,450         4.63
  Borrowed funds.......................         182         5.60
                                         -----------
Total interest-bearing liabilities.....       4,144         3.83
Other liabilities (3)..................

Total liabilities......................
Shareholders' equity...................

Total liabilities & shareholders'
 equity................................

Net interest income/interest rate
 spread (4)............................   $   5,055         3.67%
                                         -----------   ------
                                         -----------   ------
Net interest-earning assets/net
 interest margin (5)...................                     4.12%
                                                       ------
                                                       ------
Ratio of interest earning assets to
 average interest-bearing
 liabilities...........................                   113.18%
                                                       ------
                                                       ------

(1) Nonaccruing loans have been included in the average loan balance.

(2) Calculated net of deferred loan fees, loan disocunt, loans in process and the allowance for loan loasses.

(3) Includes noninterest-bearing demand deposit accounts.

(4) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.

(5) Net interest margin represents net interest income divided by average interest-earning assets.

I. DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL (CONTINUED)

B. The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Company's interest income and interest expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volume (changes in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume), and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

                                                              YEAR ENDED MARCH 31, 1997        YEAR ENDED MARCH 31, 1996
                                                            COMPARED TO YEAR ENDED MARCH     COMPARED TO YEAR ENDED MARCH
                                                                      31, 1996                         31, 1995
                                                                 INCREASE (DECREASE)              INCREASE (DECREASE)
                                                           -------------------------------  -------------------------------
                                                            VOLUME      RATE        NET      VOLUME      RATE        NET
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                                                (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS
Loans, net...............................................  $   2,122  $     (27) $   2,095  $   4,458  $     771  $   5,229
Mortgage-backed securities...............................        (60)         3        (57)       (30)        66         36
Interest-bearing deposits and federal funds sold.........         (2)       (16)       (18)      (170)        60       (110)
Securities...............................................         19         10         29       (110)       108         (2)
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                               2,079        (30)     2,049      4,148      1,005      5,153

INTEREST-BEARING LIABILITIES
NOW accounts.............................................         14         --         14         45        (27)        18
Money market accounts....................................         24          1         25        (16)        34         18
Passbook accounts........................................        (16)        (6)       (22)      (108)        --       (108)
Certificate accounts.....................................        687        (65)       622        610        541      1,151
Borrowed funds...........................................        514        (82)       432      1,831          9      1,840
                                                           ---------  ---------  ---------  ---------  ---------  ---------
  Total..................................................      1,223       (152)     1,071      2,362        557      2,919
                                                           ---------  ---------  ---------  ---------  ---------  ---------
Change in net interest income............................  $     856  $     122  $     978  $   1,786  $     448  $   2,234
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------  ---------

II. INVESTMENT PORTFOLIO

    SECURITIES

A. The amortized cost and fair market value of securities as of March 31 are set forth in the table below (in thousands).

                                                                   1997                    1996                    1995
                                                          ----------------------  ----------------------  ----------------------
                                                           AMORTIZED     FAIR      AMORTIZED     FAIR      AMORTIZED     FAIR
                                                             COST        VALUE       COST        VALUE       COST        VALUE
                                                          -----------  ---------  -----------  ---------  -----------  ---------
                                                              (IN THOUSANDS)          (IN THOUSANDS)          (IN THOUSANDS)
SECURITIES AVAILABLE FOR SALE:
  Marketable equity securities..........................   $     572   $     672   $     578   $     621   $     578   $     581
                                                          -----------  ---------  -----------  ---------  -----------  ---------
                                                          -----------  ---------  -----------  ---------  -----------  ---------
SECURITIES HELD-TO-MATURITY:
  U.S. Government agency securities.....................   $   3,000   $   2,952   $   3,000   $   2,970   $   2,680   $   2,612
  U.S. Treasury obligations.............................                                                       1,076       1,076
Corporate notes.........................................       2,789       2,793       2,675       2,674       2,733       2,735
Mortgage-backed.........................................       8,510       8,603      10,192      10,282      10,740      10,647
                                                          -----------  ---------  -----------  ---------  -----------  ---------
Total Securities Held-to-Maturity.......................   $  14,299   $  14,348   $  15,867   $  15,926   $  17,229   $  17,065
                                                          -----------  ---------  -----------  ---------  -----------  ---------
                                                          -----------  ---------  -----------  ---------  -----------  ---------
Other Securities:
  Federal Home Loan Bank Stock, net.....................   $   2,752   $   2,752   $   2,702   $   2,702   $   2,350   $   2,350
                                                          -----------  ---------  -----------  ---------  -----------  ---------
                                                          -----------  ---------  -----------  ---------  -----------  ---------

B. The maturity distribution and weighted average interest rates of securities available for sale at March 31, 1997 are as follows:

All securities available-for-sale are equity securities.

The maturity distribution and weighted average interest rates of securities held to maturity at, excluding mortgage-backed securities, March 31, 1997 are set forth in the table below.

                                                                                                       AFTER ONE YEAR BUT
                                                                                                             WITHIN
                                                                                WITHIN ONE YEAR            FIVE YEARS
                                                                             ----------------------  ----------------------
                                                                              AMOUNT       RATE       AMOUNT       RATE
                                                                             ---------  -----------  ---------  -----------
                                                                                             (IN THOUSANDS)
U.S. Government agency securities..........................................  $       0       0.00%       3,000       6.01%
Corporate notes............................................................      1,778       5.81%       1,011       6.45%
                                                                             ---------     ---       ---------     ---
Total......................................................................  $   1,778       5.81%       4,011       6.12%
                                                                             ---------     ---       ---------     ---

C. There were no securities available-for-sale of any one issuer which exceeded 10% of the shareholders' equity of the Company at March 31, 1997.

     Excluding those holdings of the securities portfolio in U.S. Treasury securities and U.S. Government agency securities and Federal Home Loan Bank Stock, there were no securities held to maturity of any one issuer which exceeded 10% of the shareholders' equity of the Company at March 31, 1997.

III. LOAN PORTFOLIO

A. The following table sets forth the composition of the Company's mortgage and other loan portfolios and mortgage-backed securities portfolios in dollar amounts and in percentages at March 31. All dollars are in thousands.

                                                                                1997                   1996             1995
                                                                        ---------------------  ---------------------  ---------
                                                                         AMOUNT    % OF TOTAL   AMOUNT    % OF TOTAL   AMOUNT
                                                                        ---------  ----------  ---------  ----------  ---------
Loans Receivable:
  Mortgage loans:
    One-to-four family................................................  $  69,602      76.56%  $  73,413      78.87%  $  74,385
    Other mortgage loans
  Commercial real estate..............................................      8,141       8.95%      8,171       8.78%      6,160
    Multi-family......................................................      2,710       2.98%      3,242       3.48%      1,595
    Land..............................................................          0       0.00%          0       0.00%          0
  Construction........................................................        545       0.60%        591       0.63%      2,428
                                                                        ---------  ----------  ---------  ----------  ---------
      Total mortgage loans............................................  $  80,998      89.09%  $  85,417      91.76%  $  84,568
                                                                        ---------  ----------  ---------  ----------  ---------
Consumer & other loans:
  Visa/Mastercard.....................................................          0       0.00%        389       0.42%         37
  Automobile..........................................................        431       0.47%        400       0.43%        362
  Share...............................................................        188       0.21%        242       0.26%        233
  Home Equity and Second Mtg..........................................      2,853       3.14%      1,789       1.92%      1,273
Commercial and other..................................................      6,446       7.09%      4,846       5.21%      2,182
                                                                        ---------  ----------  ---------  ----------  ---------
Total Consumer & other Loans..........................................      9,918      10.91%      7,666       8.24%      4,087
                                                                        ---------  ----------  ---------  ----------  ---------
      Gross loans receivable..........................................  $  90,916     100.00%  $  93,083     100.00%  $  88,655
                                                                        ---------  ----------  ---------  ----------  ---------

                                                                                            1994                   1993
                                                                                    ---------------------  ---------------------

                                                                        % OF TOTAL   AMOUNT    % OF TOTAL   AMOUNT    % OF TOTAL

                                                                        ----------  ---------  ----------  ---------  ----------

Loans Receivable:
  Mortgage loans:
    One-to-four family................................................      83.90%  $  73,354      92.08%  $  75,515      92.86%

    Other mortgage loans
  Commercial real estate..............................................       6.95%      3,457       4.34%      3,513       4.32%

    Multi-family......................................................       1.80%        623       0.78%        692       0.85%

    Land..............................................................       0.00%         10       0.01%         12       0.02%

  Construction........................................................       2.74%        748       0.94%         40       0.05%

                                                                        ----------  ---------  ----------  ---------  ----------

      Total mortgage loans............................................      95.39%  $  78,192      98.15%  $  79,772      98.10%

                                                                        ----------  ---------  ----------  ---------  ----------

Consumer & other loans:
  Visa/Mastercard.....................................................       0.04%
  Automobile..........................................................       0.41%        224       0.28%        373       0.46%

  Share...............................................................       0.26%        213       0.27%        303       0.37%

  Home Equity and Second Mtg..........................................       1.44%        784       0.98%        703       0.86%

Commercial and other..................................................       2.46%        253       0.32%        169       0.21%

                                                                        ----------  ---------  ----------  ---------  ----------

Total Consumer & other Loans..........................................       4.61%      1,474       1.85%      1,548       1.90%

                                                                        ----------  ---------  ----------  ---------  ----------

      Gross loans receivable..........................................     100.00%  $  79,666     100.00%  $  81,320     100.00%

                                                                        ----------  ---------  ----------  ---------  ----------


III. LOAN PORTFOLIO (CONTINUED)

                                                                                1997                   1996             1995
                                                                        ---------------------  ---------------------  ---------
                                                                         AMOUNT    % OF TOTAL   AMOUNT    % OF TOTAL   AMOUNT
                                                                        ---------  ----------  ---------  ----------  ---------
Less:
  Loans in process                    236                     48                  1,422                    735
  Unearned discounts, premiums
    & deferred loan fees,
    net.......................        365                    419                    443                    433
                                ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
  Loans receivable............  $  90,315              $  92,616              $  86,790              $  78,498
                                ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
                                ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
Mortgage loans purchased under
 agreements to resell One- to
 four-family..................  $  95,276              $  80,031              $  25,179              $  34,193
                                ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
                                ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
Mortgage Loans held for
 sale.........................  $     914              $     513
                                ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
                                ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
Total Loans...................  $ 186,505              $ 173,160              $ 111,969              $ 112,691
Mortgage-backed securities:
  FHLMC certficates...........  $   4,221              $   4,892              $   5,956              $   4,969
  GNMA certificates...........      3,199                  3,600                  2,924                  3,249
  FNMA certificates...........        862                    880                    970      --                     --
  CMOs........................        239                    834                    904                  2,041
                                ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
      Total mtg-backed
        securities............      8,521                 10,206                 10,754                 10,259
                                ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
Net premiums and discounts....        (11)                   (14)                   (14)                    16
                                ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
      Net mtg-backed
        securities............  $   8,510              $  10,192              $  10,740              $  10,275
                                ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
                                ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
Mortgage loans:
  Adjustable rate.............  $  28,175      34.78%  $  34,362      40.23%  $  35,394      41.85%  $  27,762      35.50%
  Fixed rate..................     52,823      65.22%     51,055      59.77%     49,174      58.15%     50,430      64.50%
                                ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
      Total mortgage loans....  $  80,998     100.00%  $  85,417     100.00%  $  84,568     100.00%  $  78,192     100.00%
                                ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
                                ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------

III. LOAN PORTFOLIO (CONTINUED)
                                                                                            1994                   1993
                                                                                    ---------------------  ---------------------

                                                                        % OF TOTAL   AMOUNT    % OF TOTAL   AMOUNT    % OF TOTAL

                                                                        ----------  ---------  ----------  ---------  ----------

Less:
  Loans in process                      7
  Unearned discounts, premiums
    & deferred loan fees,
    net.......................        377
                                ---------  ----------
  Loans receivable............  $  80,936
                                ---------  ----------
                                ---------  ----------
Mortgage loans purchased under
 agreements to resell One- to
 four-family..................  $  29,240
                                ---------  ----------
                                ---------  ----------
Mortgage Loans held for
 sale.........................
                                ---------  ----------
                                ---------  ----------
Total Loans...................  $ 110,176
Mortgage-backed securities:
  FHLMC certficates...........  $   5,174
  GNMA certificates...........      3,297
  FNMA certificates...........                 --
  CMOs........................      1,514
                                ---------  ----------
      Total mtg-backed
        securities............      9,985
                                ---------  ----------
Net premiums and discounts....         23
                                ---------  ----------
      Net mtg-backed
        securities............  $  10,008
                                ---------  ----------
                                ---------  ----------
Mortgage loans:
  Adjustable rate.............  $  33,505      42.00%
  Fixed rate..................     46,267      58.00%
                                ---------  ----------
      Total mortgage loans....  $  79,772     100.00%
                                ---------  ----------
                                ---------  ----------

B. LOAN MATURITY

    The following table shows the maturity of the Company's loan and mortgage-backed portfolio at March 31, 1997. Except for mortgage loans purchased under agreements to resell and mortgage-backed securities, loans are shown as being due in accordance with the contractual scheduled principal repayments. Mortgage loans purchased under agreements to resell are shown based upon contractual resale terms. Mortgage-backed securities are shown as being due in accordance with contractual term to maturity and do not include scheduled principal amortization.

                                                                              AT MARCH 31, 1997
                                           ----------------------------------------------------------------------------------------
                                                                                  MORTGAGE
                                                                                    LOANS
                                                                                  PURCHASED
                                                        CONSUMER    TOTAL LOANS     UNDER      MORTGAGE     MORTGAGE-
                                            MORTGAGE    AND OTHER   RECEIVABLE   AGREEMENTS   LOANS HELD     BACKED
                                             LOANS        LOANS        GROSS      TO RESELL    FOR SALE    SECURITIES      TOTAL
                                           ----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                            (DOLLARS IN THOUSANDS)
Amounts due
Within 1 year............................  $    3,954   $   5,462    $   9,416    $  95,276    $     914    $   2,635   $   108,241
                                           ----------  -----------  -----------  -----------       -----   -----------  -----------
After 1 year
  1-3 years..............................       9,832       2,171       12,003       --           --              654        12,657
  3-5 years..............................       9,773       1,129       10,902       --           --              852        11,754
  5-10 years.............................      20,077         987       21,064       --           --               63        21,127
  10-15 years............................      13,172         169       13,341       --           --              441        13,782
  Over 15 years..........................      24,190          --       24,190       --           --            3,865        28,055
                                           ----------  -----------  -----------  -----------       -----   -----------  -----------
Total due after 1 year...................      77,044       4,456       81,500       --           --            5,875        87,375
                                           ----------  -----------  -----------  -----------       -----   -----------  -----------
Total Amounts Due........................  $   80,998   $   9,918    $  90,916    $  95,276    $     914    $   8,510   $   195,616
                                           ----------  -----------  -----------  -----------       -----   -----------  -----------
                                           ----------  -----------  -----------  -----------       -----   -----------  -----------

    The following table sets forth, at March 31, 1997, the dollar amount of all loans and mortgage-backed securities due after March 31, 1998, and whether such loans and mortgage-backed securities have fixed interest rates or adjustable interest rates.

                                                                             LOANS MATURING AFTER MARCH 31, 1998
                                                                           ---------------------------------------
                                                                                          ADJUSTABLE
                                                                           FIXED RATE        RATE         TOTAL
                                                                           -----------  --------------  ----------
                                                                                       (IN THOUSANDS)
Mortgage loans...........................................................   $  50,278     $   26,766    $   77,044
Non-mortgage loans.......................................................       3,006          1,450         4,456
                                                                           -----------  --------------  ----------
  Total loans receivable.................................................      53,284         28,216        81,500
Mortgage-backed securities...............................................       2,165          3,710         5,875
                                                                           -----------  --------------  ----------
  Total loans receivable and mortgage-backed securities..................   $  55,449     $   31,926    $   87,375
                                                                           -----------  --------------  ----------
                                                                           -----------  --------------  ----------

C. RISK ELEMENTS

1. NON-PERFORMING ASSETS

    The following table sets forth information regarding non-performing assets (nonperforming loans and real estate owned) at the dates indicated. Interest income on consumer and other loans is accrued over the term of the loan except when serious doubt exists as to the collectibility of a loan, in which case the accrual of interest is discontinued. Income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower has the ability to make contractual interest and principal payments, in which case the loan is returned to accrual status. Effective for fiscal 1992, the Company adopted a policy of placing all mortgage loans delinquent 90 days or more on non-accrual status. At that time, all accrued but uncollected interest on mortgage loans 90 days or more delinquent was reversed. Effective for fiscal 1996, the Company adopted SFAS 114 and 118 which establish accounting guidelines for impaired loans. A loan is considered impaired when it is probable that all principal and interest amounts will not be collected according to the loan contract. SFAS 118 requires that loss allowances established on impaired loans shall be determined by using the present value of estimated future cash flows of the loan discounted at the loan's effective interest rate or at the fair value of the collateral if the loan is collateral dependent.

                                                                                        AT MARCH 31,
                                                                    -----------------------------------------------------
                                                                      1997       1996       1995       1994       1993
                                                                    ---------  ---------  ---------  ---------  ---------
                                                                                   (DOLLARS IN THOUSANDS)
Accruing mortgage loans delinquent more than 90 days..............  $  --      $  --      $  --      $  --      $  --
Accruing consumer and other loans delinquent more than 90 days....     --              4     --              6          8
Non-accruing mortgage loans delinquent more than
  90 days.........................................................        229        523        463        394        196
Non-accruing consumer and other loans delinquent more than 90
  days............................................................     --         --         --         --              4
                                                                    ---------  ---------  ---------  ---------  ---------
Total loans delinquent more than 90 days..........................        229        527        463        400        208
Restructured loans................................................        287        306        341        251        351
Impaired Loans....................................................      5,920      2,164     --         --         --
                                                                    ---------  ---------  ---------  ---------  ---------
Total non-performing loans........................................      6,436      2,997        804        651        559
Total real estate owned, net of related reserves..................        146     --         --         --             44
                                                                    ---------  ---------  ---------  ---------  ---------
Total non-performing assets.......................................  $   6,582  $   2,997  $     804  $     651  $     603
                                                                    ---------  ---------  ---------  ---------  ---------
                                                                    ---------  ---------  ---------  ---------  ---------

                                                                                                AT MARCH 31,
                                                                            -----------------------------------------------------
                                                                              1997       1996       1995       1994       1993
                                                                            ---------  ---------  ---------  ---------  ---------
                                                                                           (DOLLARS IN THOUSANDS)
Accruing mortgage loans delinquent more than 90 days to total loans.......       0.00%      0.00%      0.00%      0.00%      0.00%
Accruing consumer and other loans delinquent more than 90 days to total
  loans...................................................................       0.00       0.00       0.00       0.01       0.01
Non-accruing mortgage loans delinquent more than 90 days to total loans...       0.12       0.30       0.41       0.35       0.18
Non-accruing consumer and other loans delinquent more than 90 days to
  total loans.............................................................          0       0.00       0.00       0.00       0.00
Non-accrual loans to total loans..........................................       0.12       0.30       0.41       0.35       0.19
Restructured loans to total loans.........................................       0.15       0.18       0.30       0.22       0.32
Total non-performing loans to total loans.................................       3.45       1.73       0.71       0.57       0.51
Total non-performing assets to total assets...............................       2.90       1.46       0.56       0.45       0.44
Gross interest income that would have been recorded if loans had been
  current in accordance with original terms...............................  $     509  $     206  $      54  $      50  $      36
Interest income from non-performing loans and restructured loans included
  in income...............................................................  $     304  $     150  $      22  $      28  $      18

    Of the total balance of impaired loans as of March 31, 1997, approximately $1.2 million relates to amounts associated with Bennett Funding Group Inc. ("Bennett") and Aloha Capital Corporation ("Aloha"), an affiliate of Bennett. The reason for the impairment classification is that Bennett recently filed for Chapter 11 bankruptcy and Aloha was drawn into involuntary bankruptcy. The Bank purchased numerous leases secured by small business equipment such as copy and facsimile machines from Bennett and Aloha. The purchases total approximately $396,000 from Bennett and $1.3 million from Aloha. Both companies act as servicing agents to collect lease payments for the Bank. The Company has negotiated a settlement, and the anticipated recovery is approximately 70% of the original balance. The portion of the allowance for loan losses allocated to the above loans is approximately $61,000 which is based on the present value of the anticipated cash flows of these loans. The amount deemed to be uncollectable was $433,000 and was charged-off during the year ended March 31, 1997.

    Also included in the impaired loan balance at March 31, 1997 are 65 single family construction loans, all located in the state of Indiana with a total outstanding balance of $4.7 million and total unfunded commitments of $2.1 million. Eighteen of these loans, totaling $1.3 million, are outstanding to one builder. The Company has allocated $308,000 of the allowance for loan losses to these loans. Forty one of these loans totaling $2.4 million are outstanding to two affiliated companies, one of which is in bankruptcy. The Company has allocated $125,000 of the allowance for loan losses to these loans. The remaining 6 loans totaling $1.2 million are with three separate builders and the Company has allocated $116,000 of the allowance for loan losses to these loans. The Company has performed inspections on all of these properties, either internal or through third parties, and has utilized this information in determining the adequacy of its loan loss reserves.

2. POTENTIAL PROBLEM LOANS

    As of March 31, 1997, there were no loans where there are serious doubts as to the ability of the borrower to comply with present loan repayment terms which are not included in Section C.1 above. Consideration was given to loans classified for regulatory purposes as loss, doubtful, substandard, or special mention that have not been disclosed in Section C.1 above.

3. FOREIGN OUTSTANDINGS

    None

4. LOAN CONCENTRATIONS

    The Company grants real estate and consumer loans including education, home improvement and other consumer loans primarily in LaPorte and Porter counties of Indiana. Substantially all loans are secured by consumer assets and real estate. Loans secured by real estate mortgages make up approximately 89.1% of the loan portfolio at March 31, 1997 and are primarily secured by residential mortgages. Loans purchased under agreements to resell are residential mortgages secured by one-to four-family residences located throughout the United States.

D. OTHER INTEREST-EARNING ASSETS

    There are no other interest-earning assets as of March 31, 1997 which would be required to be disclosed under Item III, Section C.1 or 2 of Guide 3 if such assets were loans and nonperforming.

IV. SUMMARY OF LOAN LOSS EXPERIENCE

    The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risk inherent in its loan portfolio and the general economy. Such evaluation, which includes a review of all loans for which full collectibility may not be reasonably assured, considers, among other matters, the estimated net realizable value of the underlying collateral, economic conditions, historical loan loss experience and other factors that warrant recognition in providing for an adequate loan loss allowance.

    The following table sets forth the Company's allowance for loan losses at or for the dates indicated.

                                                                                AT OR FOR THE YEAR ENDED MARCH 31,
                                                                       -----------------------------------------------------
                                                                         1997       1996       1995       1994       1993
                                                                       ---------  ---------  ---------  ---------  ---------
                                                                                      (DOLLARS IN THOUSANDS)
Balance at beginning of period.......................................  $   1,347  $     673  $     595  $     495  $     228
Charge-offs:
  Mortgage loans.....................................................        (26)    --         --         --            (11)
  Consumer and other loans...........................................       (454)      (125)    --             (4)        (6)
  Mortgage Loans purchased under agreements to resell................       (501)      (221)    --         --         --
                                                                       ---------  ---------  ---------  ---------  ---------
    Total charge offs................................................       (981)      (346)         0         (4)       (17)
Recoveries:
  Mortgage loans.....................................................        251     --         --         --              5
  Consumer and other loans...........................................     --         --         --              1          1
                                                                       ---------  ---------  ---------  ---------  ---------
    Total recoveries.................................................        251     --         --              1          6
Net charge-offs......................................................       (730)      (346)         0         (3)       (11)
Provision for loan losses............................................      1,191      1,020         78        103        278
                                                                       ---------  ---------  ---------  ---------  ---------
Balance at end of period.............................................  $   1,808  $   1,347  $     673  $     595  $     495
                                                                       ---------  ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------  ---------
Ratio of allowance for loan losses to net loans at end
  of period..........................................................      0.98%      0.79%      0.60%      0.53%      0.45%
Ratio of allowance for loan losses to total non-performing loans at
  end of period......................................................      28.09      44.94      83.71      91.40      88.55
Ratio of net charge-offs to average loans outstanding during the
  period.............................................................       0.42       0.23       0.00       0.00       0.01

                                                                              MARCH 31,
                                                 -------------------------------------------------------------------
                                                            1997                        1996                1995
                                                 --------------------------  --------------------------  -----------
                                                  AMOUNT    PERCENTAGE (1)    AMOUNT    PERCENTAGE (1)     AMOUNT
                                                 ---------  ---------------  ---------  ---------------  -----------
                                                                       (DOLLARS IN THOUSANDS)
Allowance at end of period applicable to:
  Mortgage Loans...............................  $     374           44%     $     500            49%     $     300
  Consumer Loans and other.....................        230             5           447             5            171
  Mortgage Loans purchased under agreements to
    resell.....................................        981            51           200            46             77
  Unallocated..................................        223             0           200          0.00            125
                                                 ---------        ------     ---------        ------          -----
TOTAL                                            $   1,808        100.00     $   1,347        100.00%     $     673
                                                 ---------        ------     ---------        ------          -----
                                                 ---------        ------     ---------        ------          -----


                                                 PERCENTAGE (1)
                                                 ---------------

Allowance at end of period applicable to:
  Mortgage Loans...............................            75%
  Consumer Loans and other.....................             3
  Mortgage Loans purchased under agreements to
    resell.....................................            22
  Unallocated..................................          0.00
                                                       ------
TOTAL                                                  100.00%
                                                       ------
                                                       ------

                                                                                         MARCH 31,
                                                                 ----------------------------------------------------------
                                                                             1994                          1993
                                                                 ----------------------------  ----------------------------
                                                                   AMOUNT     PERCENTAGE (1)     AMOUNT     PERCENTAGE (1)
                                                                 -----------  ---------------  -----------  ---------------
                                                                                   (DOLLARS IN THOUSANDS)
Allowance at end of period applicable to:
  Mortgage Loans...............................................   $     300             69%     $     240             72%
  Consumer Loans and other.....................................         147              1            106              1
  Mortgage Loans purchased under agreements to resell..........           0             30              0             27
  Unallocated..................................................         148              0            149           0.00
                                                                      -----         ------          -----         ------
TOTAL..........................................................         595        100.00%      $     495         100.00%
                                                                      -----         ------          -----         ------
                                                                      -----         ------          -----         ------

--------------------------
(1) Percent of type of loans in each category to total loans at the dates indicated.

V. DEPOSITS

    The following table sets forth the distribution of the Company's deposit accounts at the dates indicated and the weighted average nominal interest rates on each category of deposits presented at year end. See Table I Distribution of Assets, Liabilities and Shareholders' Equity; Interest rates and Interest Differential for presentation of average balances and average rate paid on deposits for the period ended March 31, 1997, 1996 and 1995. All Dollars are in thousands.

                                                                   AT MARCH 31,
                       ----------------------------------------------------------------------------------------------------
                                       1997                                   1996                            1995
                       -------------------------------------  -------------------------------------  ----------------------
                                  PERCENT OF     WEIGHTED                PERCENT OF     WEIGHTED                PERCENT OF
                                     TOTAL        AVERAGE                   TOTAL        AVERAGE                   TOTAL
                        AMOUNT     DEPOSITS    NOMINAL RATE    AMOUNT     DEPOSITS    NOMINAL RATE    AMOUNT     DEPOSITS
                       ---------  -----------  -------------  ---------  -----------  -------------  ---------  -----------
Demand accounts (1):
  Money market.......  $   9,509        6.34%         3.53%   $   9,425        6.82%         3.53%   $   8,944        7.98%
  NOW and demand.....     23,700       15.82          1.32       32,194       23.28          1.03       20,871       18.62
                       ---------  -----------                 ---------  -----------                 ---------  -----------
Total demand
  accounts...........     33,209       22.16          1.99       41,619       30.10          1.61       29,815       26.60
Passbook accounts....     27,230       18.18          3.01       27,985       20.24          3.01       29,090       25.96
Certificate accounts:
  Ninety-one days and
    under............      9,941        6.64          5.53        1,047        0.76          4.54          191        0.17
  Six month..........     14,861        9.92          5.32       15,082       10.91          5.21       12,055       10.76
  One year...........     10,993        7.33          5.29       11,154        8.07          5.06        8,873        7.92
  Eighteen months....      5,182        3.46          5.41        5,536        4.00          5.70        5,618        5.01
  Two year...........      2,605        1.74          5.69        2,456        1.78          5.40        2,938        2.62
  Three year.........      4,999        3.34          5.72        6,180        4.47          5.25        7,184        6.41
  Four year..........      1,499        1.00          5.47        2,022        1.46          5.45        2,551        2.28
  Five to ten year...      4,471        2.98          5.90        4,764        3.45          5.95        3,999        3.56
  IRA and Keogh
    accounts.........      7,395        4.94          5.62        7,320        5.29          5.64        6,971        6.22
  Jumbo (2)..........     27,424       18.31          5.63       13,096        9.47          5.42        2,786        2.49
                       ---------  -----------                 ---------  -----------                 ---------  -----------
Total certificate
  accounts...........     89,370       59.66          5.53       68,657       49.66          5.37       53,166       47.44
                       ---------  -----------                 ---------  -----------                 ---------  -----------
TOTAL DEPOSITS.......  $ 149,809      100.00%         4.30%   $ 138,261      100.00%         3.78%   $ 112,071      100.00%
                       ---------  -----------          ---    ---------  -----------          ---    ---------  -----------
                       ---------  -----------          ---    ---------  -----------          ---    ---------  -----------


                         WEIGHTED
                          AVERAGE
                       NOMINAL RATE
                       -------------
Demand accounts (1):
  Money market.......         3.34%
  NOW and demand.....         1.42

Total demand
  accounts...........         2.02
Passbook accounts....         3.01
Certificate accounts:
  Ninety-one days and
    under............         3.90
  Six month..........         5.03
  One year...........         5.20
  Eighteen months....         4.63
  Two year...........         4.80
  Three year.........         5.12
  Four year..........         5.61
  Five to ten year...         5.90
  IRA and Keogh
    accounts.........         5.64
  Jumbo (2)..........         5.65

Total certificate
  accounts...........         5.22

TOTAL DEPOSITS.......         3.81%
                               ---
                               ---

------------------------------

(1) At March 31, 1997, 1996 and 1995, total demand and NOW accounts included noninterest-bearing deposits of $10.0 million, $17.9 million and $8.3 million, respectively.

(2) Deposit balances greater than $100,000.

    At March 31, 1997, the Company had outstanding $36.8 million in deposit accounts in amounts greater than $100,000 maturing as follows:

MATURITY PERIOD
--------------------------------------------------------------------      AMOUNT
                                                                      --------------
                                                                      (IN THOUSANDS)
Three months or less................................................    $   33,134
Over three months through six months................................         1,800
Over six months through 12 months...................................         1,100
Over 12 months......................................................           740
                                                                           -------
TOTAL                                                                   $   36,774
                                                                           -------
                                                                           -------

VI. RETURN ON EQUITY AND ASSETS

    The ratio of net income to average equity and average total assets and certain other ratios are as follows:

                                                                                1997         1996         1995
                                                                             -----------  -----------  -----------
                                                                                    (DOLLARS IN THOUSANDS)
Average total assets.......................................................  $   204,311  $   179,145  $   132,281
Average equity.............................................................  $    19,567  $    17,578  $    16,028
Net income.................................................................  $     2,312  $     2,458  $     1,660
Cash dividends declared....................................................  $   --       $   --       $   --
Return on average total assets.............................................         1.13%        1.37%        1.25%
Return on average equity...................................................        11.82%       13.98%       10.36%
Dividend payout percentage
  (Dividends declared divided by net income)...............................         0.00%        0.00%        0.00%
Average equity to average total assets.....................................         9.58%        9.81%       12.12%

VII. SHORT-TERM BORROWINGS

    During the fiscal year ended March 31, 1997, the Company utilized short-term borrowings, primarily from the Federal Home Loan Bank of Indianapolis and overnight Federal Funds, to meet the funding requirements of the Mortgage Loan Reverse Repurchase Program. Information regarding short term borrowing activity is provided as follows:

                                            AT OR FOR THE YEAR      AT OR FOR THE YEAR      AT OR FOR THE YEAR
                                                  ENDED                   ENDED                    ENDED
                                              MARCH 31, 1997          MARCH 31, 1996          MARCH 31, 1995
                                          ----------------------  ----------------------  -----------------------
                                          (DOLLARS IN THOUSANDS)  (DOLLARS IN THOUSANDS)  (DOLLARS IN THOUSANDS)
FHLB advances and line of credit:
  Average balance outstanding...........        $   38,964              $   28,233               $   2,495
  Maximum amount outstanding at any
    month-end during the period.........            46,284                  47,230                   5,363
  Balance outstanding at end of
    period..............................            46,284                  38,124                   5,363
  Weighted average interest rate during
    the period..........................              5.55%                   5.95%                   5.05%
  Weighted average interest rate at end
    of period...........................              5.88%                   5.60%                   6.55%

Federal funds purchased
  Average balance outstanding...........        $    4,500              $    5,475               $     752
  Maximum amount outstanding at any
    month-end during the period.........             7,000                   7,000                   7,000
  Balance outstanding at end of
    period..............................             7,000                   7,000                   7,000
  Weighted average interest rate during
    the period..........................              5.84%                   5.81%                   5.94%
  Weighted average interest rate at end
    of period...........................              6.50%                   5.63%                   6.63%

    At March 31, 1997, specific mortgage loans with a carrying value of approximately $56,180,000 and specific securities with a carrying value of approximately $9,513,000 were pledged to the Federal Home Loan Bank of Indianapolis to secure current and future advances from the Federal Home loan Bank. In addition, the Bank has a line of credit approved up to $5,000,000 with the Federal Home Loan Bank of Indianapolis. This line is secured by the specific collateral listed above. The Bank had borrowings of $3,784,000 against this line of credit at March 31, 1997.

    At March 31, 1997, the Bank had $4,049,000 in outstanding letters of credit issued through the Federal Home Loan Bank of Indianapolis. These letters of credit are secured by the same collateral as the line of credit mentioned above. The balance of these letters of credit at March 31, 1997 is $0.

                           REGULATION AND SUPERVISION

GENERAL

    The Company, as a savings and loan holding company, is required to file certain reports with, and otherwise comply with the rules and regulations of the OTS under the Home Owners' Loan Act, as amended (the "HOLA"). In addition, the activities of savings institutions, such as the Bank, are governed by the HOLA and the Federal Deposit Insurance Act ("FDI Act").

    The Bank is subject to extensive regulation, examination and supervision by the OTS, as its primary federal regulator, and the FDIC, as the deposit insurer. The Bank is a member of the Federal Home Loan Bank ("FHLB") System and its deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund ("SAIF") managed by the FDIC. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other savings institutions. The OTS and/or the FDIC conduct periodic examinations to test the Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the OTS, the FDIC or the Congress could have a material adverse impact on the Company, the Bank, and their operations. Certain of the regulatory requirements applicable to the Bank and to the Company are referred to below or elsewhere herein. The description of statutory provisions and regulations applicable to savings institutions and their holding companies set forth in this Form 10-KSB does not purport to be a complete description of such statutes and regulations and their effects on the Bank and the Company.

HOLDING COMPANY REGULATION

    The Company is a non diversified unitary savings and loan holding company within the meaning of the HOLA. As a unitary savings and loan holding company, the Company generally will not be restricted under existing laws as to the types of business activities in which it may engage, provided that the Bank continues to be a qualified thrift lender ("QTL"). Upon any non-supervisory acquisition by the Company of another savings institution or Bank that meets the QTL test and is deemed to be a savings institution by the OTS, the Company would become a multiple savings and loan holding company (if the acquired institution is held as a separate subsidiary) and would be subject to extensive limitations on the types of business activities in which it could engage. The HOLA limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act ("BHC Act"), subject to the prior approval of the OTS, and activities authorized by OTS regulation.

    The HOLA prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another savings institution or holding company thereof, without prior written approval of the OTS: acquiring or retaining, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities other than those permitted by the HOLA; or acquiring or retaining control of a depository institution that is not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

    The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

    Although savings and loan holding companies are not subject to specific capital requirements or specific restrictions on the payment of dividends or other capital distributions, HOLA does prescribe such restrictions on subsidiary savings institutions, as described below. The Bank must notify the OTS 30 days before declaring any dividend to the Company. In addition, the financial impact of the holding company on its subsidiary institution is a matter that is evaluated by the OTS and the agency has authority to order cessation of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of the institution.

FEDERAL SAVINGS INSTITUTION REGULATION

    CAPITAL REQUIREMENTS. The OTS capital regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital ratio, a 3% leverage (core) capital ratio and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage (core) capital ratio (3% for institutions receiving the highest rating on the CAMEL financial institution rating system), and, together with the risk-based capital standard itself, a 4% Tier I risk-based capital standard. Core capital is defined as common stockholder's equity (including retained earnings), certain non-cumulative perpetual preferred stock and related surplus, and minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain purchased mortgage servicing rights and credit card relationships. The OTS regulations also require that, in meeting the tangible, leverage (core) and risk- based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

    The risk-based capital standard for savings institutions requires the maintenance of Tier I (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, as assigned by the OTS capital regulation based on the risks OTS believes are inherent in the type of asset. The components of Tier I (core) capital are equivalent to those discussed earlier. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

    The OTS regulatory capital requirements also incorporate an interest rate risk component. Savings institutions with "above normal" interest rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings institution's interest rate risk is measured by the decline in the net portfolio value of its assets (I.E., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the institution's assets. In calculating its total capital under the risk-based capital rule, a savings institution whose measured interest rate risk exposure exceeds 2% must deduct an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the institution's assets. The Director of the OTS may waive or defer a savings institution's interest rate risk component on a case-by-case basis. A savings institution with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. For the present time the OTS has deferred implementation of the interest rate risk component. At March 31, 1997, the Bank met each of its capital requirements and it is anticipated that the Bank will not be subject to the interest rate risk component.

    The following table presents the Bank's capital position at March 31, 1997 relative to fully phased-in regulatory requirements.

                                                                                           EXCESS
                                                                ACTUAL      REQUIRED    (DEFICIENCY)    ACTUAL     REQUIRED
                                                                CAPITAL      CAPITAL       AMOUNT       PERCENT     PERCENT
                                                              -----------  -----------  -------------  ---------  -----------
                                                                                   (DOLLARS IN MILLIONS)
Tangible                                                      1$8.4......   $     3.4     $    15.0         8.18%       1.50%
Core (Leverage).............................................   $    18.4    $     6.8     $    11.6         8.18%       3.00%
Risk-based..................................................   $    20.0    $    10.8     $     9.2         14.8%       8.00%

------------------------

(1) Although the OTS capital regulations require savings institutions to meet a 1.5% tangible capital ratio and a 3% leverage (core) capital ratio, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage (core) capital ratio (3% for institutions receiving the highest rating on the CAMEL financial institution rating system), and, together with the risk-based capital standard itself, a 4% Tier I risk-based capital standard.

    PROMPT CORRECTIVE REGULATORY ACTION. Under the OTS prompt corrective action regulations, the OTS is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of undercapitalization. Generally, a savings institution is considered "well capitalized" if its ratio of total capital to risk-weighted assets is at least 10%, its ratio of Tier I (core) capital to risk-weighted assets is at least 6%, its ratio of core capital to total assets is at least 5%, and it is not subject to any order or directive by the OTS to meet a specific capital level. A savings institution generally is considered "adequately capitalized" if its ratio of total capital to risk-weighted assets is at least 8%, its ratio of Tier I (core) capital to risk-weighted assets is at least 4%, and its ratio of core capital to total assets is at least 4% (3% if the institution receives the highest CAMEL rating). A savings institution that has a ratio of total capital to weighted assets of less than 8%, a ratio of Tier I
(core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be "undercapitalized." A savings institution that has a total risk-based capital ratio less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." Subject to a narrow exception, the banking regulator is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the OTS within 45 days of the date a savings institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The OTS could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

    INSURANCE OF DEPOSIT ACCOUNTS. Deposits of the Bank are presently insured by the SAIF. Both the SAIF and the Bank Insurance Fund ("BIF"), the deposit insurance fund that covers most commercial bank deposits, are statutorily required to be recapitalized to a 1.25% of insured reserve deposits ratio. Until recently, members of the SAIF and BIF were paying average deposit insurance premiums of between 24 and 25 basis points. The BIF presently meets the required reserve in 1995, whereas the SAIF was not expected to meet or exceed the required level until 2002 at the earliest. This was situation was primarily due to the statutory requirement that SAIF members make payments on bonds issued in the late 1980s by the Financing Corporation ("FICO") to recapitalize the predecessor to the SAIF.

    In view of the BIF's achieving the 1.25% ratio, the FDIC ultimately adopted a new assessment rate schedule of 0 to 27 basis points under which 92% of BIF members paid an annual premium of only $2,000. With respect to SAIF member institutions, the FDIC adopted a final rule retaining the previously existing assessment rate schedule applicable to SAIF member institutions of 23 to 31 basis points. As long as the premium differential continued, it may have had adverse consequences for SAIF members, including reduced earnings and an impaired ability to raise funds in the capital markets. In addition, SAIF members, such as the Bank were placed at the substantial competitive disadvantage to BIF members with respect to pricing of loans and deposits and the ability to achieve lower operating costs.

    On September 30, 1996, the President signed into law the Deposit Insurance Funds Act of 1996 (the "Funds Act") which, among other things, imposed a special one-time assessment on SAIF member institutions, including the Bank, to recapitalize the SAIF. As required by the Funds Act, the FDIC imposed a special assessment of 65.7 basis points on SAIF assessable deposits held as of March 31, 1995, payable November 27, 1996 (the "SAIF Special Assessment"). The SAIF Special Assessment was recognized by the Bank as an expense in the quarter ended September 30, 1996 and is generally tax deductible. The SAIF Special Assessment recorded by the Bank amounted to $723,000 on a pre-tax basis and $437,000 on an after-tax basis.

    The Funds Act also spreads the obligations for payment of the FICO bonds across all SAIF and BIF members. Beginning on January 1, 1997, BIF deposits will be assessed for a FICO payment of 1.3 basis points, while SAIF deposits will pay
6.48 basis points. Full pro rata sharing of the FICO payments between BIF and SAIF members will occur on the earlier of January 1, 2000 or the date the BIF and SAIF are merged. The Funds Act specifies that the BIF and SAIF will be merged on January 1, 1999, provided no savings associations remain as of that time.

    As a result of the Funds Act, the FDIC recently voted to effectively lower SAIF assessments to 0 to 27 basis points as of January 1, 1997, a range comparable to that of BIF members. SAIF members will also continue to make the FICO payments described above. The FDIC also lowered the SAIF assessment schedule for the third quarter of 1997 to 18 to 27 basis pints. Management cannot predict the level of FDIC insurance assessments on an on-going basis, whether the savings association charter will be eliminated or whether the BIF and SAIF will eventually be merged.

    The Bank's assessment rate for the fiscal 1997 ranged from 23 to 6.48 basis points and the premium paid for this period was $225,000. At fiscal year end March 31, 1997, the assessment rate was 6.48 basis points. A significant increase in SAIF insurance premiums would likely have an adverse effect on the operating expenses and results of operations of the Bank.

    Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

    THRIFT RECHARTERING LEGISLATION. The Funds Act provides that the BIF and SAIF will merge on January 1, 1999 if there are no more savings associations as of that date. That legislation also requires that the Department of Treasury submit a report to Congress by March 31, 1997 that makes recommendations regarding a common financial institutions charter, including whether the separate charters for thrifts and banks should be abolished. Various proposals to eliminate the federal thrift charter, create a uniform financial institutions charter and abolish the OTS have been introduced in Congress. The bills would require federal savings associations convert to national banks or some type of state charter by a specified date (January 1, 1998 in one bill, June 30, 1998 in the other) or they would automatically become national banks. Converted federal thrifts would generally be required to conform their activities to those permitted for the charter selected and divestiture of nonconforming assets would be required over a two year period, subject to two possible one year extensions. State chartered thrifts would become subject to the same federal regulation as applies to state commercial banks. Holding companies for savings institutions would become subject to the same regulation as holding companies that control commercial banks, with a limited grandfather provision for unitary savings and loan holding company activities. The Bank is unable to predict whether such legislation would be enacted or the extent to which the legislation would restrict or disrupt its operations.

    LOANS TO ONE BORROWER. Under the HOLA, savings institutions are generally subject to the limits on loans to one borrower applicable to national banks. Generally, savings institutions may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. At March 31, 1997, the Bank's limit on loans to one borrower was $3.1 million. At March 31, 1997, the Bank's largest aggregate outstanding balance of loans to one borrower totaled $2.4 million.

    QTL TEST. The HOLA requires savings institutions to meet a QTL test. Under the QTL test, a savings and loan association is required to maintain at least 65% of its "portfolio assets" (total assets less (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed securities) in at least 9 months out of each 12 month period.

    A savings institution that fails the QTL test is subject to certain operating restrictions and may be required to convert to a bank charter. As of March 31, 1997, the Bank maintained 91.6% of its portfolio assets in qualified thrift investments and, therefore, met the QTL test. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered "qualified thrift investments."

    LIMITATION ON CAPITAL DISTRIBUTIONS. OTS regulations impose limitations upon all capital distributions by savings institutions, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. The rule establishes three tiers of institutions, which are based primarily on an institution's capital level. An institution that exceeds all fully phased-in capital requirements before and after a proposed capital distribution ("Tier 1 Bank") and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice but without obtaining approval of the OTS, make capital distributions during a calendar year equal to the greater of (i) 100% of its net earnings to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year or (ii) 75% of its net income for the previous four quarters. Any additional capital distributions would require prior regulatory approval. In the event the Bank's capital fell below its regulatory requirements or the OTS notified it that it was in need of more than normal supervision, the Bank's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice. In December 1994, the OTS proposed amendments to its capital distribution regulation that would generally authorize the payment of capital distributions without OTS approval provided the payment does not make the institution undercapitalized within the meaning of the prompt corrective action regulation. However, institutions in a holding company structure would still have a prior notice requirement. At March 31, 1997, the Bank was a Tier 1 Bank.

    LIQUIDITY. The Bank is required to maintain an average daily balance of specified liquid assets equal to a monthly average of not less than a specified percentage of its net withdrawable deposit accounts plus short-term borrowings. This liquidity requirement is currently 5% but may be changed from time to time by the OTS to any amount within the range of 4% to 10% depending upon economic conditions and the savings flows of member institutions. OTS regulations also require each member savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1%) of the total of its net withdrawable deposit accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet these liquidity requirements. The Bank's liquidity and short-term liquidity ratios for March 31, 1997 were 5.6% and 2.7% respectively, which exceeded the then applicable requirements. The Bank has never been subject to monetary penalties for failure to meet its liquidity requirements.

    ASSESSMENTS. Savings institutions are required to pay assessments to the OTS to fund the agency's operations. The general assessment, paid on a semi-annual basis, is computed upon the savings institution's total assets, including consolidated subsidiaries, as reported in the Bank's latest quarterly thrift financial report. The assessments paid by the Bank for the fiscal year ended March 31, 1997 totaled $59,000.

    BRANCHING. OTS regulations permit nationwide branching by federally chartered savings institutions to the extent allowed by federal statute. This permits federal savings institutions to establish interstate networks and to geographically diversify their loan portfolios and lines of business. The OTS authority preempts any state law purporting to regulate branching by federal savings institutions.

    TRANSACTIONS WITH RELATED PARTIES. The Bank's authority to engage in transactions with related parties or "affiliates" (E.G., any company that controls or is under common control with an institution, including the Company and its non-savings institution subsidiaries) is limited by Sections 23A and 23B of the Federal Reserve Act ("FRA"). Section 23A limits the aggregate amount of covered transactions with any individual affiliate to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in Section 23A and the purchase of low quality assets from affiliates is generally prohibited. Section 23B generally provides that certain transactions with affiliates, including loans and assets purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

    The Bank's authority to extend credit to executive officers, directors and 10% shareholders ("insiders"), as well as entities such persons control, is governed by Sections 22(g) and 22(h) of the FRA and Regulation O thereunder. Among other things, such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and to not involve more than the normal risk of repayment. Recent legislation created an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. Regulation O also places individual and aggregate limits on the amount of loans the Bank may make to such persons based, in part, on the Bank's capital position and requires board approval procedures to be followed.

    ENFORCEMENT. Under the FDI Act, the OTS has primary enforcement responsibility over savings institutions and has the authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and amount to $25,000 per day, or even $1 million per day in especially egregious cases. Under the FDI Act, the FDIC has the authority to recommend to the Director of the OTS enforcement action to be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal law establishes criminal penalties for certain violations.

    STANDARDS FOR SAFETY AND SOUNDNESS. The federal banking agencies have adopted Interagency Guidelines Prescribing Standards for Safety and Soundness ("Guidelines") and a final rule to implement safety and soundness standards required under the FDI Act. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The standards set forth in the Guidelines address internal controls and information systems; internal audit system; credit underwriting; loan documentation; interest rate risk exposure; asset growth; asset quality; earnings; and compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the FDI Act. The final rule establishes deadlines for the submission and review of such safety and soundness compliance plans when such plans are required.

FEDERAL HOME LOAN BANK SYSTEM

    The Bank is a member of the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. The Bank, as a member of the FHLB-Indianapolis, is required to acquire and hold shares of capital stock in that FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB-Indianapolis, whichever is greater. The Bank was in compliance with this requirement, with an investment in FHLB-Indianapolis stock at March 31, 1997 of $2,752,000. FHLB advances must be secured by specified types of collateral and may be obtained primarily for the purpose of providing funds for residential housing finance.

    The FHLBs are required to provide funds to cover certain obligations on bonds issued to fund the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also result in the FHLBs imposing a higher rate of interest on advances to their members. For the years ended March 31, 1997, 1996, and 1995 dividends from the FHLB-Indianapolis to the Bank amounted to $211,000, $194,000, and $151,000. If dividends were reduced, or interest on future FHLB advances increased, the Bank's net interest income might also be reduced.

FEDERAL RESERVE SYSTEM

    The Federal Reserve Board regulations require savings institutions to maintain non-interest earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $49.3 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts aggregating greater that $49.3 million, the reserve requirement is $1.48 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess or $49.3 million. The first $4.4 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the OTS.

                           FEDERAL AND STATE TAXATION

FEDERAL TAXATION

    GENERAL The Company and the Bank report their income on a consolidated basis using the accrual method of accounting, and are subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank or the Company. For its 1997 taxable year, the Bank is subject to a maximum federal income tax rate of 34%.

BAD DEBT RESERVES

    For fiscal years beginning prior to December 31, 1995, thrift institutions which qualified under certain definitional tests and other conditions of the Internal Revenue code of 1986 (the "Code") were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans (generally secured by interests in real property improved or to be improved) under (i) the Percentage of Taxable Income Method (the "PTI Method") or (ii) the Experience Method. The reserve for nonqualifying loans was computed using the Experience Method.

    The Small Business Job Protection Act of 1996 (the "1996 Act"), which was enacted on August 20, 1996, requires savings institutions to recapture (I.E., take into income) certain portions of their accumulated bad debt reserves. The 1996 Act repeals the reserve method of accounting for bad debts effective for tax years beginning after 1995. Thrift institutions that would be treated as small banks are allowed to utilize the Experience Method applicable to such institutions, while thrift institutions that are treated as large banks (those generally exceeding $500 million in assets) are required to use only the specific charge-off method. Thus, the PTI Method of accounting for bad debts is no longer available for any financial institution.

    A thrift institution required to change its method of computing reserves for bad debts will treat such change in method of accounting, initiated by the taxpayer, as having been made with the consent of the IRS. Any Section 481(a) adjustment required to be taken into income with respect to such change generally will be taken into income ratably over a six-taxable year period, beginning with the first taxable year beginning after 1995, subject to the residential loan requirement.

    Under the residential loan requirement provision, the recapture required by the 1996 Act will be suspended for each of two successive taxable years, beginning with the Bank's current taxable year, in which the Bank originates a minimum of certain residential loans based upon the average of the principal amounts of such loans made by the Bank during its six taxable years preceding its current taxable year.

    Under the 1996 Act, for its current and future taxable years, the Bank is not permitted to make additions to its tax bad debt reserves. In addition, the Bank is required to recapture (I.E., take into income) over a six year period the excess of the balance of its tax bad debt reserves as of March 31, 1996 [other than its supplemental reserve for losses on loans, if any] over the balance of such reserves as of March 31, 1988. As a result of such recapture, the Bank will be required to pay approximately $270,000 which is generally expected to be taken into income beginning in 1998 over a 6 year period.

DISTRIBUTIONS

    Under the 1996 Act, if the Bank makes "non-dividend distributions" to the Company, such distributions will be considered to have been made from the Bank's unrecaptured tax bad debt reserves (including the balance of its reserves as of March 31, 1988) to the extent thereof, and then from the Bank's supplemental reserve for losses on loans, to the extent thereof, and an amount based on the amount distributed (but not in excess of the amount of such reserves) will be included in the Bank's taxable income. Non-dividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of the Bank's current or accumulated earnings and profits will not be so included in the Bank's taxable income.

    The amount of additional taxable income triggered by a non-dividend distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if the Bank makes a non-dividend distribution to the Company, approximately one and one-half times the amount of such distribution (but not in excess of the amount of such reserves) would be includable in income for federal income tax purposes, assuming a 35% federal corporate income tax rate. The Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

SAIF RECAPITALIZATION ASSESSMENT

    The Funds Act Levied a 65.7-cent fee on every $100 of thrift deposits held on March 31, 1995. For financial statement purposes, this assessment was reported as an expense for the quarter ended September 30, 1996. The Funds Act includes a provision which states that the amount of any special assessment paid to capitalize SAIF under this legislation is deductible under Section 162 of the Code in the year of payment.

CORPORATE ALTERNATIVE MINIMUM TAX

    For taxable years beginning after December 31, 1986, the code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under an experience method is treated as a preference item for purposes of computing the AMTI. Only 90% of AMTI can be offset by net operating losses. For taxable years beginning after December 31, 1989, the adjustment to AMTI based on book income will be an amount equal to 75% of the amount by which a corporation's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). In addition, for taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of
 .12% of the excess AMTI (with certain modifications) over $2.0 million is imposed on corporations whether or not an Alternative Minimum Tax ("AMT") is paid. The Company was not subject to the AMT liability for the year ended March 31, 1997 or 1996.

DIVIDENDS RECEIVED DEDUCTION

    The Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Company and the Bank will not file a consolidated tax return, except that if the Company and the Bank own more than 20% of the stock of a corporation distributing a dividend, 80% of any dividend received may be deducted.

                            STATE AND LOCAL TAXATION

INDIANA TAXATION

    The State of Indiana imposes an 8.5% franchise tax on the net income of financial institutions (including thrifts), exempting them from gross income, supplemental net income and intangible taxes. For franchise tax purposes, "taxable income" generally means federal taxable income, subject to certain adjustments including the addition of property taxes, income taxes and charitable contributions, and the exclusion of actual bad debts incurred, net of federal bad debt deduction. Other applicable Indiana taxes include sales, use and property taxes.

DELAWARE TAXATION

    As a Delaware holding company not earning income in Delaware, the Company is exempted from Delaware corporate income tax but is required to file an annual report with and pay an annual fee to the State of Delaware. The Company is also subject to an annual franchise tax imposed by the State of Delaware.

ITEM 2. DESCRIPTION OF PROPERTIES

    The Company conducts its business through its main office and branch facility located in Michigan City, Indiana, and a branch office in LaPorte, Indiana, all of which are owned by the Company.

                                                                                 NET BOOK VALUE
                                                                      DATE        AT MARCH 31,
LOCATION                                                            ACQUIRED          1997
-----------------------------------------------------------------  -----------  ----------------
EXECUTIVE & MAIN OFFICE
126 E. Fourth Street, Michigan City, IN 46360....................        1979(1)  $ 1,565,055.76

BRANCH OFFICES
3710 S. Franklin Street, Michigan City, IN 46360.................        1974        164,171.60

801 Monroe Street, LaPorte, IN 46350.............................        1966(2)      822,929.55
                                                                                ----------------
TOTAL                                                                            $ 2,552,156.91
                                                                                ----------------
                                                                                ----------------

------------------------

(1) Construction completed during 1981.

(2) Renovated during 1996.

    In addition, the Bank leases office space at 701 E. 83rd Avenue, Suite E in Merrillville, Indiana for the operation of a mortgage banking/origination office.

ITEM 3. LEGAL PROCEEDINGS

    The Company is involved in various legal actions arising in the normal course of its business. In the opinion of management, the resolutions of these legal actions are, in the aggregate, not expected to have a material adverse effect on the Company's consolidated financial position or results of operations.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    None.

    ADDITIONAL ITEM. EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth certain information regarding the executive officers of the Company who are not also Directors.

NAME                                           AGE(1)           POSITIONS HELD WITH THE COMPANY AND/OR THE BANK
-------------------------------------------  -----------  -----------------------------------------------------------
Daniel R. Buresh...........................          38   Vice President and Controller

George L. Koehm............................          34   Vice President, Treasurer and Chief Financial Officer

Allen E. Jones.............................          51   Assistant Vice President and Secretary

------------------------

(1) At March 31, 1997

                                    PART II

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

    CB Bancorp, Inc., common stock is listed and traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small-Cap Market under the symbol CBCO. Stock price quotations are published in daily newspapers including the Wall Street Journal. As of March 31, 1997, CB Bancorp, Inc. had approximately 264 holders of record of the Company's shares, not including those investors holding the Company's stock in street name.

STOCK PRICES

    The following table sets forth the common share sale prices and number of shares traded during the 8 quarters ended March 31, 1997.

                                                                               NUMBER OF
QUARTER ENDED                                             HIGH       LOW     SHARES TRADED
-------------------------------------------------------  -------   -------   -------------
June 30, 1995..........................................   13 1/2    12 3/4        90,493
September 30, 1995.....................................   15 3/4    12 3/4       302,837
December 31, 1995......................................   18 1/2    15 1/2       188,720
March 31, 1996.........................................   19 3/4    17 1/4       153,347
June 30, 1996..........................................   18 1/4    16 1/4       199,525
September 30, 1996.....................................   20 3/4    17           238,300
December 31, 1996......................................   25 1/2    19 3/4       203,878
March 31, 1997.........................................   34 1/4    23 3/4       575,888

    No dividends were paid during the above stated periods.

NASDAQ MARKET MAKERS

    As of March 31, 1997 the following firms were market makers in the Company's shares:

    Howe, Barnes & Johnson, Inc.         Sandler O'Neill & Partners
    Stifel Nicolaus & Co.                Natcity Investments, Inc.
    Herzog, Heine, Geduld, Inc.          Sherwood Securities Corp.
    The Ohio Company

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

    The following discussion provides information regarding CB Bancorp's financial condition and results of operations for each of the years ended March 31, 1997, 1996, and 1995. This discussion should be read in conjunction with the consolidated financial statements of CB Bancorp, Inc. and the notes thereto, which appear elsewhere herein.

OVERVIEW

    CB Bancorp, Inc., ("The Company") is a unitary thrift holding company headquartered in Michigan City, Indiana. Its wholly owned subsidiary, Community Bank, A Federal Savings Bank, ("The Bank") has been and continues to be in the business of attracting deposits from the general public and investing these deposits, together with funds generated from operations and borrowings, primarily in one- to four-family residential mortgage loans and loans purchased under agreements to resell and, to a lesser extent, commercial and consumer loans, mortgage-backed securities, U.S. Government and agency securities and other marketable securities.

    The Bank also operates a wholly owned subsidiary, Community Financial Services, Inc., ("Community Financial") which offers tax return preparation services to individuals and small businesses as well as tax-deferred annuities and life insurance products to customers of the Bank and the general public. Community Financial has a 99% limited partner interest in Pedcor Investments-1994-XX, L.P. which was formed for the construction, ownership, and management of an 80 unit apartment project located in LaPorte County. Terms of the partnership agreement allocate 99% of the eligible tax credits and operating losses to the limited partner. Community Financial is also the 100% owner of Community Brokerage Services, Inc., a fully registered securities broker-dealer, which offers full service brokerage services to the general public.

    The Company's results are primarily based on the Bank's results. The Bank's operating results are dependent primarily on net interest income, the difference between interest income earned on loans, securities, mortgage-backed and related securities and the Company's cost of funds (interest paid to its depositors and interest paid for borrowed funds).

    Operating results are also affected by the provision for loan losses, noninterest income, and expense items. Noninterest income primarily includes earnings of the Bank's wholly owned subsidiary, Community Financial, gains and losses from sale of interest-earning and other assets, and fee income, including fees earned under the Bank's Mortgage Loan Reverse Repurchase Program ("Program"). Noninterest expenses principally consist of employee compensation and benefits, occupancy and equipment expenses, federal deposit insurance premiums and other administrative expenses. Factors that significantly impact operating results include general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities.

    Other than those discussed in this document, management is unaware of any trends or uncertainties that will have or that are reasonably likely to have a material effect on the liquidity, capital resources, or operations of the Company. In addition, management is unaware of any recommendations by regulatory authorities which, if implemented, would have such an effect.

    The Company operates out of the Bank's main office located at 126 E. Fourth Street, Michigan City, Indiana. The Bank also conducts business out of its two full service branch offices located at 3710 S. Franklin Street in Michigan City and 801 Monroe Street, LaPorte, Indiana. The Bank has also established a loan production/mortgage banking office in Merrillville, Indiana located at 701 E. 83rd Avenue, Suite E, Merrillville, Indiana. The Bank's retail deposit-gathering base is concentrated in the communities surrounding its offices while its lending base extends throughout LaPorte and contiguous countries. Also, through its Program, the Bank funds and temporarily invests in one- to four-family mortgages originated in various states throughout the United States by the Program's participants.

MORTGAGE LOAN REVERSE REPURCHASE PROGRAM

    In the fiscal year 1991, the Company instituted the Mortgage Loan Reverse Repurchase Program. The Company held loans that were purchased under agreements to resell from 66 of the 117 approved mortgage companies as of March 31, 1997. The Program is carried out pursuant to agreements with each participant which provide for the purchase at par (less certain fees paid to the participant by the borrower) of whole mortgage loans by the Company, at its option, and the subsequent resale of such loans to the Participant (for transfer to an end investor). Purchase money and refinance mortgage loans are generally held no more than 90 days by the Company and typically are resold within 30 days. Construction loan mortgages acquired via the Program are held for the duration of the construction loan period, typically for six months or longer. At March 31, 1997, construction loan balances totaled $25.4 million and accounted for 26.7% of the Company's total outstanding investment in the Program. The Company records interest income on the loans based on a stated rate of interest tied to the prime rate (as established from time to time by a major Chicago-based financial institution) during the funding period, and not the rates on individual loans, plus a fee (recorded as non-interest income) collected from the Participant for each loan when resold. It is the Company's policy to purchase under the Program only those loans that comply with accepted secondary market underwriting standards or Community Bank's portfolio underwriting criteria. The Company had recently modified the agreements with mortgage companies participating in the Program such that the guaranty of loans purchased from the mortgage company will be a lower amount; the Company continues to primarily look to the individual borrowers as the primary source of repayment. Management believes that the change in these guaranty arrangements will have no impact on the Program.

    Based upon the current interest rate environment, management projects that the Company's net interest margin will decline over the foreseeable future as the Company's liabilities continue to reprice upwards. Management can make no assurances with respect to the interest rate environment. The Company's Mortgage Loan Reverse Repurchase Program has been and is a key contributor to the Company's efforts to maintain a strong net interest margin. Management is aware that a decline in Program activity would negatively impact the Company's profitability.

FINANCIAL CONDITION

    TOTAL ASSETS AT MARCH 31,

       1997--$227.1 MILLION  1996--$205.4 MILLION
       (REPRESENTS AN INCREASE OF $21.7 MILLION OR 10.6%)

       THE YEAR TO YEAR INCREASE IN TOTAL ASSETS, WAS PRIMARILY ATTRIBUTABLE TO GROWTH IN THE COMPANY'S MORTGAGE LOAN REPURCHASE PROGRAM.

    MORTGAGE LOAN REVERSE REPURCHASE PROGRAM LOANS OUTSTANDING AT MARCH 31,

       1997--$95.3 MILLION  1996--$80.0 MILLION
       (REPRESENTS AN INCREASE OF $15.3 MILLION OR 19.1%)

       INCREASE IS ATTRIBUTED TO AN INCREASE IN THE NUMBER OF MORTGAGE COMPANIES PARTICIPATING IN THE PROGRAM. SINCE ITS INCEPTION, THE PROGRAM HAS CAUSED THE LEVEL OF THE COMPANY'S ASSETS AND LIABILITIES TO FLUCTUATE BETWEEN PERIODS.

    LOANS RECEIVABLE AT MARCH 31,

       1997--$90.3 MILLION  1996--$92.6 MILLION
       (REPRESENTS A DECREASE OF $2.3 MILLION OR 2.5%)

       DECREASE PRIMARILY ATTRIBUTABLE TO AN INCREASE IN THE SALES OF THE COMPANY'S SINGLE-FAMILY FIXED RATE LOANS.

    SECURITIES PORTFOLIO AT MARCH 31,

       1997--$17.7 MILLION  1996--$19.2 MILLION
       (REPRESENTS A DECREASE OF $1.5 MILLION OR 7.8%)

       DECREASE PRIMARILY ATTRIBUTABLE TO THE ALLOCATION OF A PORTION OF THE CASH FLOWS RECEIVED FROM THE MATURITIES AND REPAYMENTS OF THE SECURITIES PORTFOLIO INTO THE PROGRAM.

       THE PRIMARY OBJECTIVE OF THE COMPANY'S SECURITIES PORTFOLIO IS TO CONTRIBUTE TO PROFITABILITY, BY PROVIDING A STABLE CASH FLOW OF DEPENDABLE EARNINGS AND AVAILABLE-FOR-SALE SECURITIES WHICH PROVIDE A STORE OF LIQUIDITY. THE SECURITIES PORTFOLIO CONSISTS OF U.S. GOVERNMENT AGENCY SECURITIES, SHORT-TERM INVESTMENT GRADE CORPORATE NOTES, MARKETABLE EQUITY SECURITIES AND FEDERAL HOME LOAN BANK STOCK. THE COMPANY ALSO HAS INVESTMENTS IN BOTH VARIABLE AND FIXED RATE U.S. GOVERNMENT AGENCY MORTGAGE-BACKED SECURITIES.

CASH AND CASH EQUIVALENTS AT MARCH 31,

       1997--$14.7 MILLION  1996--$6.1 MILLION
       (REPRESENTS AN INCREASE OF $8.6 MILLION OR 141.0%)

       INCREASE PRIMARILY DUE TO A SUBSTANTIAL INFLOW OF FUNDS RESULTING FROM ACTIVITY IN THE PROGRAM. DUE TO THE VOLATILE DAY TO DAY FUNDING REQUIREMENTS OF THE PROGRAM, THE COMPANY'S CASH POSITION IS SUBJECT TO SIGNIFICANT FLUCTUATIONS.

PREMISES AND EQUIPMENT AT MARCH 31,

       1997--$2.9 MILLION  1996--$2.4 MILLION
       (REPRESENTS AN INCREASE OF $0.5 MILLION OR 20.8%)

       INCREASE PRIMARILY ATTRIBUTABLE TO THE MAJOR RENOVATION OF THE COMPANY'S LA PORTE BRANCH OFFICE FACILITY.

OTHER ASSETS AT MARCH 31,

       1997--$4.3 MILLION  1996--$3.1 MILLION
       (REPRESENTS AN INCREASE OF $1.2 MILLION OR 38.7%)

       INCREASE PRIMARILY ATTRIBUTABLE TO AN INCREASE IN DEFERRED TAXES RECEIVABLE, FORECLOSED REAL ESTATE, AND INCREASES IN THE CASH SURRENDER VALUE OF LIFE INSURANCE POLICIES.

NON-PERFORMING ASSETS AT MARCH 31,

       1997--$6.6 MILLION  1996--$3.0 MILLION
       (REPRESENTS AN INCREASE OF $3.6 MILLION OR 120.0%)

       INCREASE PRIMARILY ATTRIBUTABLE TO A $3.7 MILLION INCREASE IN IMPAIRED LOANS FROM $2.2 MILLION AT MARCH 31, 1996 TO $5.9 MILLION AT MARCH 31, 1997. LOAN LOSS RESERVES AT MARCH 31, 1997 TOTALED $1.8 MILLION, AN INCREASE OF $461,000 OR 34.2% OVER THE PRIOR FISCAL YEAR.

    At March 31, 1997, impaired assets include 65 single family construction loans, all located in the state of Indiana with a total outstanding balance of $4.7 million and total unfunded commitments of $2.1 million. Eighteen of these loans, totaling $1.3 million, are outstanding to one builder with the current outstanding balance reflecting a chargeoff of $141,000 during the year ended March 31, 1997. The Company has allocated $308,000 of the allowance for loan losses to these loans. Forty-one of these loans totaling $2.4 million are outstanding to two affiliated companies, one of which is in bankruptcy. The Company has allocated $125,000 of the allowance for loan losses to these loans. The remaining 6 loans totaling $1.2 million are with three separate builders and the Company has allocated $116,000 of the allowance for loan losses to these loans.

    Also included in impaired assets is $1.2 million in principal due the Company on four pools of small business equipment leases that the Company acquired through contractual relationships entered into with Bennett Funding Group, Inc. and its affiliate Aloha Capital Corporation (f.k.a. Bennett Leasing Corporation). Per the terms of the contractual arrangements, Bennett Funding Group, Inc. and Aloha Capital Corporation, act as the servicing agents for the respective pools of leases sold to the Company. Bennett Funding Group, Inc. sought Chapter 11 Bankruptcy protection on March 29, 1996. Several weeks later, Aloha Capital Corporation was placed into involuntary bankruptcy at the request of the court appointed Bankruptcy Trustee for Bennett Funding Group, Inc. The outstanding balance reflects a charge-off of $433,000 during the year ended March 31, 1997 on the original balance of $1.7 million. The Company has allocated $61,000 of the allowance for loan losses to these leases. The Company has negotiated a settlement and the anticipated recovery is approximately 70% of the original balance.

TOTAL LIABILITIES AT MARCH 31,

       1997--$206.3 MILLION  1996--$186.6 MILLION
       (REPRESENTS AN INCREASE OF $19.7 MILLION OR 10.6%)

       THIS INCREASE IS PRIMARILY ATTRIBUTABLE TO AN $11.5 MILLION OR 8.4% INCREASE IN TOTAL DEPOSITS FROM $138.3 MILLION AT MARCH 31, 1996 TO $149.8 MILLION AT MARCH 31, 1997 AND $8.2 MILLION OR 18.2% INCREASE IN BORROWED FUNDS FROM $45.1 MILLION AT MARCH 31, 1996 TO $53.3 MILLION AT MARCH 31, 1997. THE GROWTH IN LIABILITIES WAS PRIMARILY DUE TO THE INCREASED FUNDING NEEDS OF THE PROGRAM.

    The increase in total deposits was concentrated in certificates of deposits. Certificate balances increased $20.7 million or 30.2%, primarily attributable to management's decision to utilize the public fund and institutional deposit markets to meet the Company's funding needs. Management has found these markets to be reliable and attractively priced funding sources and will continue to take advantage of these funding sources as market conditions warrant. Partially offsetting the increase in certificates of deposits was an $8.4 million or 20.2% decrease in demand deposit accounts. More than 90% of the Company's demand deposit balances are held by mortgage companies that are participating in the Company's Program. The level of balances maintained in demand deposits, by these companies, fluctuates significantly between periods.

    Total borrowed funds at March 31, 1996, consist of $7.0 million in federal funds purchased and $46.3 million in Federal Home Loan Bank advances, of which $45.3 million will mature in less than one year.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED MARCH 31, 1997 AND 1996

GENERAL: NET INCOME FOR THE YEAR ENDED MARCH 31, 1997 WAS $2,312,000 COMPARED TO $2,458,000 IN THE PRIOR YEAR. THIS $146,000 DECREASE IN NET INCOME IS PRIMARILY ATTRIBUTABLE TO A $723,000 NONRECURRING PRETAX CHARGE RESULTING FROM LEGISLATION SIGNED INTO LAW ON SEPTEMBER 30, 1996, TO RECAPITALIZE THE FEDERAL DEPOSIT INSURANCE CORPORATION'S SAVINGS ASSOCIATION INSURANCE FUND. EARNINGS WERE ALSO NEGATIVELY IMPACTED BY AN INCREASE IN NON-INTEREST EXPENSES RELATED TO THE START UP OF A NEWLY ESTABLISHED MORTGAGE BANKING DIVISION AND TO THE PENDING MERGER WITH PINNACLE.

    INTEREST INCOME FOR YEAR ENDED MARCH 31,

       1997--$16.4 MILLION  1996--$14.4 MILLION
       (REPRESENTS AN INCREASE OF $2.0 MILLION OR 13.9%)

       THIS INCREASE IS ATTRIBUTABLE TO INCREASED ACTIVITY IN THE COMPANY'S MORTGAGE LOAN REVERSE REPURCHASE PROGRAM WHICH WAS THE PRIMARY FACTOR IN A $23.5 MILLION OR 13.9% INCREASE IN AVERAGE INTEREST-EARNING ASSETS OUTSTANDING FROM $168.5 MILLION FOR THE YEAR ENDED MARCH 31, 1996 TO $192.0 MILLION FOR THE YEAR ENDING MARCH 31, 1997.

    Interest income earned under the Program increased $2.2 million or 39.6% over the prior fiscal year. The average outstanding investment in the Program increased from $58.3 million for the twelve months ended March 31, 1996 to $82.1 million for the twelve months ended March 31, 1997. The increase in outstandings in the Program is attributable to an increase in the number of mortgage companies participating in the Program. Although management is committed to continue growing the Program by increasing the number of participants, no assurance can be given that the level of outstandings held under the Program for the fiscal year March 31, 1997 will be maintained. Interest income on the loans receivable portfolio, securities and mortgage backed securities portfolio and other interest earning assets decreased $67,000, $28,000 and $18,000, respectively. Fewer assets were allocated to these categories by management over the course of the year because of asset allocations to the Program.

    INTEREST EXPENSE FOR YEAR ENDED MARCH 31,

       1997--$8.1 MILLION  1996--$7.1 MILLION
       (REPRESENTS AN INCREASE OF $1.0 MILLION OR 14.1%)

       THIS INCREASE IS PRIMARILY ATTRIBUTABLE TO A $22.5 MILLION OR 15.0% INCREASE IN AVERAGE INTEREST-BEARING LIABILITIES OVER THE PRIOR FISCAL YEAR. THIS INCREASE RESULTED FROM THE INCREASED FUNDING NEEDS OF THE PROGRAM. IN THE COURSE OF FUNDING THIS PROGRAM MANAGEMENT CONSIDERS THE RELEVANT COSTS OF DEPOSITS AND BORROWINGS AND ACQUIRES THE NEEDED FUNDS ACCORDINGLY.

    NET INTEREST INCOME FOR YEAR ENDED MARCH 31,

       1997--$8.3 MILLION  1996--$7.3 MILLION
       (REPRESENTS AN INCREASE OF $1.0 MILLION OR 13.7%)

       INCREASE RESULTED FROM SUBSTANTIALLY HIGHER OUTSTANDINGS IN THE COMPANY'S MORTGAGE LOAN REVERSE REPURCHASE PROGRAM. THE COMPANY'S NET INTEREST MARGIN RATIO FOR THE TWELVE MONTHS ENDED MARCH 31, 1997 WAS 4.31% AS COMPARED TO THE PRIOR FISCAL YEAR'S RATIO OF 4.33%.

    PROVISION FOR LOAN LOSSES FOR YEAR ENDED MARCH 31,

       1997--$1.2 MILLION  1996--$1.0 MILLION
       (REPRESENTS AN INCREASE OF $200,000 OR 20.0%)

       THE 1997 PROVISION FOR LOAN LOSSES RESULTED FROM MANAGEMENT'S CONTINUED EVALUATION OF THE LOAN PORTFOLIO, NATIONAL AND REGIONAL ECONOMIC INDICATORS, AND THE DETERMINATION OF SPECIFIC ALLOWANCES FOR LOAN LOSS ALLOCATIONS NEEDED FOR IMPAIRED LOANS AND INCREASES NEEDED TO REPLENISH NET CHARGE-OFFS.

    The Company's allowance for loan losses increased to $1.8 million at March 31, 1997 from $1.3 million at March 31, 1996. Management's decision to add to loan loss reserves was primarily attributable to several factors: (1) To replenish $730,000 of net chargeoffs against the loan reserves recorded in fiscal 1997, (2) To build up the level of reserves to properly reflect the Company's increased activity in construction lending, commercial lending and consumer lending, and (3) To set-up specific reserves for impaired loans. The Company will continue to monitor its allowance for loan losses and make future loan loss provisions in consideration of the amount and types of loans in its portfolio and as economic conditions dictate.

    NONINTEREST INCOME FOR YEAR ENDED MARCH 31,

       1997--$1.8 MILLION  1996--$1.2 MILLION
       (REPRESENTS AN INCREASE OF $600,000 OR 50.0%)

       INCREASE IS PRIMARILY ATTRIBUTABLE TO A $320,000 INCREASE IN FEES RELATED TO THE MORTGAGE LOAN REVERSE REPURCHASE PROGRAM, A $268,000 INCREASE IN GAINS ON THE SALE OF MORTGAGE LOANS SOLD THROUGH THE COMPANY'S MORTGAGE BANKING DIVISION AND A $52,000 INCREASE IN SERVICE CHARGES, FEES AND LATE CHARGES. THESE INCREASES WERE PARTIALLY OFFSET BY A $11,000 DECREASE IN COMMISSION INCOME RECEIVED BY COMMUNITY FINANCIAL SERVICES, INC. FROM THE SALE OF TAX-DEFERRED ANNUITIES AND A $43,000 DECREASE IN OTHER INCOME.

    NONINTEREST EXPENSE FOR YEAR ENDED MARCH 31,

       1997--$5.3 MILLION  1996--$3.6 MILLION
       (REPRESENTS AN INCREASE OF $1.7 MILLION OR 47.2%)

       INCREASE IS PRIMARILY ATTRIBUTABLE TO AN INCREASE OF $684,000 IN DEPOSIT INSURANCE PREMIUMS RESULTING FROM THE ONE-TIME ASSESSMENT CITED ABOVE, INCREASED PERSONNEL, OCCUPANCY AND PROMOTION EXPENSE RELATED TO THE COMPANY'S NEWLY ESTABLISHED MORTGAGE BANKING DIVISION, AND HIGHER PROFESSIONAL FEES RELATED TO AN INCREASE IN LEGAL AND ACCOUNTING FEES RELATED TO THE PENDING MERGER WITH PINNACLE.

    INCOME TAX EXPENSE FOR YEAR ENDED MARCH 31,

       1997--$1.2 MILLION  1996--$1.4 MILLION
       (REPRESENTS A DECREASE OF $200,000 OR 14.3%)

       INCOME TAXES DECREASED PRIMARILY AS A RESULT OF AN INCREASE OF $90,000 IN TAX CREDITS THAT THE COMPANY RECORDED FROM ITS INVESTMENT IN THE LIMITED PARTNERSHIP, PEDCOR INVESTMENTS-1994-XX, L.P., IN THE CURRENT FISCAL YEAR AS COMPARED TO THE PRIOR FISCAL YEAR AND DECREASED EARNINGS BEFORE INCOME TAXES.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED MARCH 31, 1996 AND 1995

GENERAL: NET INCOME FOR THE YEAR ENDED MARCH 31, 1996 WAS $2,458,000 COMPARED TO $1,660,000 IN THE PRIOR YEAR. THIS $798,000 INCREASE IN NET INCOME WAS PRIMARILY ATTRIBUTABLE TO INCREASES IN NET INTEREST INCOME OF $2,234,000 OR 44.2% AND NONINTEREST INCOME OF $183,000 OR 18.4%.

    INTEREST INCOME FOR YEAR ENDED MARCH 31,

       1996--$14.4 MILLION  1995--$9.2 MILLION
       (REPRESENTS AN INCREASE OF $5.2 MILLION OR 56.5%)

       THIS INCREASE WAS ATTRIBUTABLE TO INCREASED ACTIVITY IN THE COMPANY'S MORTGAGE LOAN REVERSE REPURCHASE PROGRAM AND OTHER LENDING ACTIVITIES WHICH WAS THE PRIMARY FACTOR IN A $45.9 MILLION OR 37.5% INCREASE IN AVERAGE INTEREST EARNING ASSETS FROM THE PRIOR FISCAL YEAR TO $168.5 MILLION FOR THE YEAR ENDED MARCH 31, 1996. IN ADDITION, INTEREST INCOME GENERATED BY THE COMPANY'S INTEREST EARNING ASSETS ALSO BENEFITED FROM HIGHER YEAR OVER YEAR YIELDS ON THESE ASSETS.

    Interest income earned under the Program increased $4.1 million or 303.3% over the prior fiscal year. The average outstanding investment in the Program increased from $16.0 million for the twelve months ended March 31, 1995 to $58.3 million for the twelve months ended March 31, 1996. The increase in outstandings in the Program was attributable to increased mortgage refinancing and purchase money mortgages due to lower mortgage interest rates, increased construction lending within the Program, and an expanded number of mortgage companies participating in the Program.

    The increase in interest income was also attributable to growth in the Company's loans receivable portfolio. Interest income on the loans receivable portfolio increased $1.1 million or 17.5% over the prior fiscal year. The average outstanding investment in the loans receivable portfolio increased from $80.8 million at March 31, 1995 to $89.8 million at March 31, 1996. Growth in the loan receivable portfolio was attributable to the origination and purchase of multi-family, construction, commercial mortgage and non-mortgage loans.

    Interest income on interest bearing assets decreased $110,000 or 62.3% as fewer assets were allocated to this category by management over the course of the year because of asset allocations to loans including loans in the Program.

    INTEREST EXPENSE FOR YEAR ENDED MARCH 31,

       1996--$7.1 MILLION  1995--$4.1 MILLION
       (REPRESENTS AN INCREASE OF $3.0 MILLION OR 73.2%)

       INCREASE IS PRIMARILY ATTRIBUTABLE TO A $41.0 MILLION OR 37.8% INCREASE IN AVERAGE INTEREST-BEARING LIABILITIES OVER THE PRIOR FISCAL YEAR. THIS INCREASE RESULTED FROM THE INCREASED FUNDING NEEDS OF THE PROGRAM AND LOANS RECEIVABLE PORTFOLIO. IN THE COURSE OF FUNDING THIS PROGRAM MANAGEMENT CONSIDERED THE RELEVANT COSTS OF DEPOSITS AND BORROWINGS AND ACQUIRED THE NEEDED FUNDS ACCORDINGLY.

    NET INTEREST INCOME FOR YEAR ENDED MARCH 31,

       1996--$7.3 MILLION  1995--$5.1 MILLION
       (REPRESENTS AN INCREASE OF $2.2 MILLION OR 43.1%)

       INCREASE RESULTED FROM SUBSTANTIALLY HIGHER OUTSTANDINGS IN THE COMPANY'S MORTGAGE LOAN REVERSE REPURCHASE PROGRAM AND GROWTH IN THE LOANS RECEIVABLE PORTFOLIO. IN ADDITION, MANAGEMENT'S EFFORTS TO PROFITABLY INCREASE THE LEVEL OF INTEREST-EARNING ASSETS ALSO CONTRIBUTED TO A 21 BASIS POINT INCREASE IN THE COMPANY'S NET INTEREST MARGIN RATIO TO 4.33% FOR THE TWELVE MONTHS ENDED MARCH 31, 1996 FROM 4.12% FOR THE TWELVE MONTHS ENDED MARCH 31, 1995.

    PROVISION FOR LOAN LOSSES FOR YEAR ENDED MARCH 31,

       1996--$1,020,000  1995--$78,000
       (REPRESENTS AN INCREASE OF $942,000 OR 1,207.7%)

       THE 1996 PROVISION FOR LOAN LOSSES RESULTED FROM MANAGEMENT'S CONTINUED EVALUATION OF THE LOAN PORTFOLIO, NATIONAL AND REGIONAL ECONOMIC INDICATORS, AND THE DETERMINATION OF SPECIFIC ALLOWANCES FOR LOAN LOSS ALLOCATIONS NEEDED FOR IMPAIRED LOANS AND INCREASES NEEDED TO REPLENISH NET CHARGE-OFFS.

    The Company's allowance for loan losses increased to $1,347,000 at March 31, 1996 from $673,000 at March 31, 1995. Management's decision to substantially increase the level of loan loss provisions was primarily attributable to several factors: (1) To replenish $346,000 of chargeoffs against the loan reserves recorded in fiscal 1996, (2) To build up the level of reserves to properly reflect the Company's increased activity in construction lending, commercial lending and consumer lending, and (3) To set-up specific reserves for the lease paper purchased from Bennett Funding Group and Aloha Capital Corp.

    NONINTEREST INCOME FOR YEAR ENDED MARCH 31,

       1996--$1.2 MILLION  1995--$1.0 MILLION
       (REPRESENTS AN INCREASE OF $200,000 OR 20.0%)

       INCREASE WAS PRIMARILY ATTRIBUTABLE TO A $205,000 INCREASE IN FEES RELATED TO THE MORTGAGE LOAN REVERSE REPURCHASE PROGRAM AND A $23,000 INCREASE IN OTHER INCOME. THESE INCREASES WERE PARTIALLY OFFSET BY A $13,000 DECREASE IN COMMISSION INCOME RECEIVED BY COMMUNITY FINANCIAL SERVICES, INC. FROM THE SALE OF TAX-DEFERRED ANNUITIES AND A $33,000 DECREASE IN OTHER SERVICE CHARGES AND FEES DUE TO THE ABSENCE OF A ONE TIME CONSULTING FEE OF $92,000 RELATIVE TO AN AFFORDABLE HOUSING PROJECT THAT THE COMPANY RECORDED IN THE PRIOR FISCAL YEAR.

    NONINTEREST EXPENSE FOR YEAR ENDED MARCH 31,

       1996--$3.6 MILLION  1995--$3.3 MILLION
       (REPRESENTS AN INCREASE OF $300,000 OR 9.09%)

       INCREASE WAS ATTRIBUTABLE TO: (1) THE START UP COSTS OF A MORTGAGE BANKING DIVISION IN MERRILLVILLE, INDIANA, WHICH BEGAN OPERATIONS IN FEBRUARY OF 1996, (2) EXPENSES INCURRED RELATED TO THE ACQUISITION EFFORTS OF A MORTGAGE BANKING COMPANY WHICH WERE LATER TERMINATED WITHOUT THE CONSUMMATION OF A DEAL, AND (3) HIGHER LEGAL COSTS THAN THOSE OF THE PRIOR YEAR.

    INCOME TAX EXPENSE FOR YEAR ENDED MARCH 31,

       1996--$1.4 MILLION   1995--$1.0 MILLION
       (REPRESENTS AN INCREASE OF $400,000 OR 40.0%)

       INCOME TAXES INCREASED PRIMARILY AS A RESULT OF INCREASED EARNINGS BEFORE INCOME TAXES WHICH WAS ONLY PARTIALLY OFFSET BY A $70,000 TAX CREDIT IN THE YEAR ENDED MARCH 31, 1996 RELATED TO THE COMPANY'S INVESTMENT IN THE LIMITED PARTNERSHIP, PEDCOR INVESTMENTS-1994-XX-LP.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's primary sources of funds are deposits, proceeds from principal and interest payments on loans, securities, mortgage-backed securities, advances, and lines of credit from the Federal Home Loan Bank ("FHLB") of Indianapolis and federal funds purchased. While maturities and scheduled amortization of loans and mortgage-backed securities are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, competition and other factors.

    The Bank is required to maintain minimum levels of liquid assets as defined by the Office of Thrift Supervision ("OTS") regulations. This requirement is based upon a percentage of deposits and short-term borrowings, which may vary at the direction of the OTS depending upon economic conditions and deposit flows. The required ratio is currently 5.0%. The Bank's liquidity ratios were 5.6% and 7.7% at March 31, 1997 and 1996, respectively. Liquidity management for the Company is both a daily and long-term function of the Company's management strategy. Excess funds are generally invested in short-term investments, including deposits in financial institutions. In the event that the Company should require funds beyond its ability to generate them internally, additional sources of funds are available via FHLB of Indianapolis advances, lines of credit and reverse repurchase agreements.

    Management structures the liquid asset portfolio and borrowing capacity of the Company to meet the cash flow needs of operating, investing and financing activities. The Company's liquid assets are cash and cash equivalents, which include investments in highly liquid, short-term investments. At March 31, 1997 and 1996, cash and cash equivalents totaled $14.7 million and $6.1 million, respectively. In addition, the Company maintains a $5.0 million line of credit with the FHLB of Indianapolis to meet short term liquidity needs. The line of credit had an outstanding balance of $3.8 million at March 31, 1997.

    Cash flows resulting from operating activities consisted primarily of net income, activity under the Program and the origination and sale of mortgage loans held for sale. Cash flows from operating activities were ($13.0) million, ($51.5) million and $11.1 million for the years ended March 31, 1997, 1996 and 1995, respectively. The Company's primary investing activities have been the purchase and repayment of securities; mortgage-backed securities; and the purchase, origination, and repayment of loans. Net cash flows from investing activities were $2.3 million, ($4.5) million and ($9.3) million for the years ended March 31, 1997, 1996 and 1995, respectively. Net cash from financing activities, primarily the borrowing and repayment of funds and net deposits, were $19.3 million, $58.5 million and ($3.4) million for the years ended March 31, 1997, 1996 and 1995, respectively.

    For the years ended March 31, 1997, 1996 and 1995 the Company's single family mortgage loan purchases through the Program totaled $1,112.0 million, $795.9 million and $453.3 million, respectively. Sales of these loans over the same respective time periods totaled $1,096.7 million, $741.0 million and $462.4 million. During the fiscal year ended March 31, 1997, the activity in the Program increased significantly due to an increase in the number of mortgage companies participating in the Program. Management utilized FHLB advances and institutional and public fund deposits to meet the Company's funding needs. The Company maintains borrowing capacity with the FHLB-Indianapolis to meet the funding requirements of the Program as well as the general liquidity needs of Company operations.

    At March 31, 1997, the Company had outstanding commitments to originate loans and fund unused lines of credit of $2.8 million, unused letters of credit of $4.1 million and $12.4 million in commitments to fund the undisbursed balances of Program construction loans. Management anticipates that sufficient funds will be available to finance, on a timely basis, its short and long term loan commitments. Certificates of deposit which are scheduled to mature in one year or less at March 31, 1997, totaled $73.8 million. Management's pricing of certificate offerings reflect the Bank's funding needs and the availability of other sources of funds (i.e. FHLB advances, etc.).

    Shareholders' equity at March 31, 1997 was $20.8 million, an increase of $2.0 million or 10.7% over March 31, 1996, which represents net income for the twelve months ended March 31, 1997 and the effects of treasury stock transactions, ESOP loan repayment, the amortization of Recognition and Retention Program Shares (RRP) acquisition costs, tax benefit related to stock plans and the net change in unrealized appreciation on securities available-for-sale, net of tax.

    Under OTS capital requirements, at March 31, 1997, the Bank had:

    - Tangible capital (shareholders' equity) of $18.4 million or 8.1% of adjusted total assets thereby exceeding the 1.5% requirement of $3.4 million by $15.0 million.

    - Core capital (tangible capital plus certain intangible assets) of $18.4 million or 8.1% of adjusted total assets thereby exceeding the 3.0% requirement of $6.8 million by $11.6 million.

    - Risk-weighted capital (core capital plus general valuation allowances) of $20.0 million or 14.8% of risk-weighted assets thereby exceeding the 8.0% requirement of $10.8 million by $9.2 million.

    At March 31, 1997, the Bank's capital exceeded all of the capital requirements of the OTS.

ASSET/LIABILITY MANAGEMENT

    Asset/Liability Management is a daily function of the Company's management and is continually changing in response to interest rate fluctuations. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are interest rate sensitive, and by monitoring the Company's interest rate risk ("IRR") measures produced by the Office of Thrift Supervision from the Bank's quarterly Thrift Financial Reports. Management regularly measures the Bank's interest rate risk by monitoring the effect a 200 basis point instantaneous increase or decrease in market interest rates would have on its net portfolio value ("NPV").

    In 1990, the regulators adopted the interest-rate sensitivity approach as one measure of interest-rate risk. This approach measures the projected changes in NPV that would result if interest rates were to increase; instantaneously across the yield curve; by 100, 200, 300 and 400 basis points; or if interest rates were to decline by 100, 200, 300 and 400 basis points. Net portfolio value is defined as the market value of interest earning assets less the market value of interest bearing liabilities. According to the "Interest Rate Risk Report," prepared by the Office of Thrift Supervision as of March 31, 1997, after an adverse rate shock of +200 points, the Bank's NPV of $24.1 million was projected to decline $1.1 million or 4.5%, to $23.0 million. According to the OTS report, only 15% of thrifts nationwide would have experienced a decline of 5.2% or less. Presented below, as of March 31, 1997, is an analysis of the Bank's interest rate risk as measured by changes in NPV for instantaneous and substantial parallel shifts of 100 basis points in market interest rates.

             INTEREST RATE SENSITIVITY OF NET PORTFOLIO VALUE (NPV)
                              NET PORTFOLIO VALUE

CHANGE IN
  RATES      $ AMOUNT     $ CHANGE     % CHANGE
----------  -----------  -----------  -----------
   +400 bp      21,502       -2,556         -11%
   +300 bp      22,259       -1,799          -7%
   +200 bp      22,980       -1,078          -4%
   +100 bp      23,599         -459          -2%
      0 bp      24,058
   -100 bp      24,205         +147          +1%
   -200 bp      23,697         -361          -2%
   -300 bp      23,449         -609          -3%
   -400 bp      23,544         -514          -2%

    The Company's primary strategy for controlling interest rate risk exposure, is to maintain a high level of the Company's asset portfolios in interest rate sensitive assets. Management has accomplished this objective through its investment in the Mortgage Loan Reverse Repurchase Program. Under the Program, the Company purchases single family mortgage loans from select mortgage banking firms on a short-term basis under agreements to resell and earns an adjustable prime rate based return during the holding period. The Program has complemented the Company's portfolio of adjustable rate mortgage loans held for investment which account for 34.8% of mortgage loans receivable, excluding loans in the Program. In addition, the Company has sought to lengthen the maturity of its interest-bearing liabilities by emphasizing longer term certificates of deposit. The Company also has the ability to obtain long-term advances from the FHLB of Indianapolis if such borrowings appear favorable under a particular interest rate environment.

IMPACT OF INFLATION AND CHANGING PRICES

    The consolidated financial statements and notes thereto presented herein have been prepared in accordance with generally accepted accounting principles ("GAAP") which require the measurement of financial position and operating results in terms of historical dollars (except for securities available-for-sale) without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Company's operations. Unlike most industrial companies, nearly all the assets and liabilities of the Company are monetary in nature. As a result, interest rates have a greater impact on the Company's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

IMPACT OF NEW ACCOUNTING STANDARDS

    Statement of Financial Accounting Standards No. 125, "ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES," was issued by the Financial Accounting Standards Board in 1996. It revises the accounting for transfers of financial assets, such as loans and securities, and for distinguishing between sales and secured borrowings. It is effective for some transactions in 1997 and others in 1998. The anticipated effect on the consolidated financial statements has not yet been determined.

    Also, in March, 1997, the accounting requirements for calculating earnings per share were revised. Basic earnings per share for the quarter ended December 31, 1997 and later will be calculated solely on average common shares outstanding. Diluted earnings per share will reflect the potential dilution of stock options and other common stock equivalents. All prior calculations will be restated to be compatible to the new methods. As the Company has significant dilution from stock options, the new calculation methods will increase future basic earnings per share over what otherwise would have been reported, while there will be little effect on diluted earnings per share.

ITEM 7.  FINANCIAL STATEMENTS

                        CB BANCORP, INC. AND SUBSIDIARY
                             MICHIGAN CITY, INDIANA

                     1997 CONSOLIDATED FINANCIAL STATEMENTS

                               TABLE OF CONTENTS

REPORT OF INDEPENDENT AUDITORS.......................................................       A-40

CONSOLIDATED FINANCIAL STATEMENTS

  CONSOLIDATED BALANCE SHEETS........................................................       A-41

  CONSOLIDATED STATEMENTS OF INCOME..................................................       A-42

  CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY.........................       A-43

  CONSOLIDATED STATEMENTS OF CASH FLOWS..............................................       A-44

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.........................................       A-46

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
CB Bancorp, Inc. and Subsidiary
Michigan City, Indiana

We have audited the accompanying consolidated balance sheets of CB Bancorp, Inc. and Subsidiary as of March 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended March 31, 1997, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CB Bancorp, Inc. and Subsidiary as of March 31, 1997 and 1996 and the results of their operations and their cash flows for the years ended March 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES," as of April 1, 1994.

                                          Crowe, Chizek and Company LLP

South Bend, Indiana
May 23, 1997

                        CB BANCORP, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 1997 AND 1996

                                                                                        1997            1996
                                                                                   --------------  --------------
                                                     ASSETS
Cash and due from financial institutions.........................................  $    4,847,106  $    4,754,811
Interest-bearing deposits in other financial institutions -- short term..........       9,882,031       1,308,112
                                                                                   --------------  --------------
  Cash and cash equivalents......................................................      14,729,137       6,062,923
                                                                                   --------------  --------------
Securities available for sale....................................................         672,059         620,948
Securities held to maturity (Fair value: $14,348,000 -- 1997;
  $15,926,000 -- 1996)...........................................................      14,298,913      15,866,904
Federal Home Loan Bank stock at cost.............................................       2,751,700       2,702,000
Loans
  Loans purchased under agreements to resell.....................................      95,275,680      80,031,250
  Loans receivable...............................................................      90,315,402      92,616,450
  Less: Allowance for loan losses................................................      (1,807,660)     (1,346,328)
                                                                                   --------------  --------------
                                                                                      183,783,422     171,301,372
Mortgage loans held for sale.....................................................         914,050         512,750
Accrued interest receivable......................................................       1,219,432       1,183,259
Premises and equipment, net......................................................       2,920,274       2,387,382
Investment in limited partnership................................................       1,566,215       1,678,573
Other assets.....................................................................       4,280,206       3,068,825
                                                                                   --------------  --------------
                                                                                   $  227,135,408  $  205,384,936
                                                                                   --------------  --------------
                                                                                   --------------  --------------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits
    Interest-bearing.............................................................  $  139,806,192  $  120,408,041
    Non-interest bearing.........................................................      10,003,301      17,852,856
                                                                                   --------------  --------------
      Total deposits.............................................................     149,809,493     138,260,897
  Borrowed funds.................................................................      53,283,553      45,124,355
  Obligation due to limited partnership..........................................       1,467,877       1,450,000
  Accrued expenses and other liabilities.........................................       1,731,552       1,717,500
                                                                                   --------------  --------------
                                                                                      206,292,475     186,552,752
Shareholders' equity
  Serial preferred stock, no par value, 500,000 shares authorized; none
    outstanding..................................................................        --              --
  Common stock, par value $.01 per share; shares authorized: 1,500,000; shares issued: 1,284,238; shares outstanding: 1997 -- 1,161,997 and 1996 --
    1,188,226....................................................................          12,842          12,842
  Additional paid-in capital.....................................................       5,865,528       5,813,358
  Retained earnings -- substantially restricted..................................      16,635,085      14,323,484
  Less:
    Treasury stock, 122,241 and 96,012 shares at cost at March 31, 1997 and 1996,
      respectively...............................................................      (1,550,290)     (1,081,744)
    Unearned common stock acquired by:
      Employee stock ownership plan..............................................        (176,583)       (240,794)
      Recognition and retention plans............................................          (4,233)        (20,708)
  Net unrealized appreciation on securities available for sale, net of tax of
    $39,738 in 1997 and $16,887 in 1996                                                    60,584          25,746
                                                                                   --------------  --------------
                                                                                       20,842,933      18,832,184
                                                                                   --------------  --------------
                                                                                   $  227,135,408  $  205,384,936
                                                                                   --------------  --------------
                                                                                   --------------  --------------

          See accompanying notes to consolidated financial statements.

                        CB BANCORP, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                   YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
Interest income
  Loans receivable
    First mortgage loans................................................  $  6,884,405  $  6,949,705  $  6,189,013
    Consumer and other loans............................................       627,028       628,236       260,463
  Loans purchased under agreements to resell............................     7,613,007     5,452,138     1,351,924
  Securities -- taxable.................................................       594,933       565,940       567,883
  Mortgage-backed and related securities -- taxable.....................       632,276       689,120       653,029
  Other interest-bearing assets -- taxable..............................        48,946        66,742       177,064
                                                                          ------------  ------------  ------------
                                                                            16,400,595    14,351,881     9,199,376
Interest expense
  Deposits..............................................................     5,680,771     5,040,273     3,961,171
  Borrowed funds........................................................     2,453,616     2,022,405       182,559
                                                                          ------------  ------------  ------------
                                                                             8,134,387     7,062,678     4,143,730
                                                                          ------------  ------------  ------------

NET INTEREST INCOME.....................................................     8,266,208     7,289,203     5,055,646

Provision for loan losses...............................................     1,191,000     1,020,000        78,000
                                                                          ------------  ------------  ------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.....................     7,075,208     6,269,203     4,977,646

Noninterest income
  Gain (loss) on sales of mortgage loans held for sale..................       269,739         1,478       --
  Other.................................................................     1,493,603     1,176,542       995,084
                                                                          ------------  ------------  ------------
                                                                             1,763,342     1,178,020       995,084

Noninterest expense
  Salaries and employee benefits........................................     1,941,387     1,561,595     1,493,024
  Occupancy and equipment...............................................       593,536       512,476       512,394
  SAIF deposit insurance premium........................................       947,628       263,397       261,206
  Other.................................................................     1,863,085     1,271,616     1,075,585
                                                                          ------------  ------------  ------------
                                                                             5,345,636     3,609,084     3,342,209
                                                                          ------------  ------------  ------------

INCOME BEFORE INCOME TAXES..............................................     3,492,914     3,838,139     2,630,521

Income tax expense......................................................     1,181,313     1,379,929       970,274
                                                                          ------------  ------------  ------------
NET INCOME..............................................................  $  2,311,601  $  2,458,210  $  1,660,247
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

Primary earnings per share..............................................  $       1.86  $       1.95  $       1.29
Fully dilutive earnings per share.......................................          1.85          1.94          1.29

          See accompanying notes to consolidated financial statements.

                        CB BANCORP, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                   YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                                                                                                        UNEARNED     UNEARNED
                                                                                                         COMMON       COMMON
                                                                  ADDITIONAL                              STOCK        STOCK
                                                       COMMON       PAID-IN     RETAINED    TREASURY   ACQUIRED BY  ACQUIRED BY
                                                        STOCK       CAPITAL     EARNINGS     STOCK        ESOP          RRP
                                                     -----------  -----------  ----------  ----------  -----------  -----------
BALANCE--APRIL 1, 1994.............................   $  12,842    $5,862,898  $10,205,027 $ (522,899)  $(369,216)   $ (89,675)
Adoption of SFAS No. 115 net of tax of $63.........      --           --           --          --          --           --
Purchase of 22,000 shares of treasury stock........      --           --           --        (243,875)     --           --
Issuance of 10,916 shares of treasury stock........      --          (41,038)      --          95,618      --           --
Contribution to fund ESOP..........................      --           --           --          --          64,211       --
Amortization of RRP contribution...................      --           --           --          --          --           41,999
Net change in unrealized appreciation on securities
 available for sale, net of tax of $1,131..........      --           --           --          --          --           --
Net income for the year ended March 31, 1995.......      --           --        1,660,247      --          --           --
                                                     -----------  -----------  ----------  ----------  -----------  -----------
BALANCE--MARCH 31, 1995............................      12,842    5,821,860   11,865,274    (671,156)   (305,005)     (47,676)
Purchase of 38,495 shares of treasury stock........      --           --           --        (557,427)     --           --
Issuance of 13,583 shares of treasury stock........      --          (78,923)      --         146,839      --           --
Contribution to fund ESOP..........................      --           --           --          --          64,211       --
Amortization of RRP contribution...................      --           --           --          --          --           26,968
Tax benefit related to stock plans.................      --           70,421       --          --          --           --
Net change in unrealized appreciation on securities
 available for sale, net of tax of $15,693.........      --           --           --          --          --           --
Net income for the year ended March 31, 1996             --           --        2,458,210      --          --           --
                                                     -----------  -----------  ----------  ----------  -----------  -----------
BALANCE--MARCH 31, 1996............................      12,842    5,813,358   14,323,484  (1,081,744)   (240,794)     (20,708)
Purchase of 27,873 shares of treasury stock........      --           --           --        (487,572)     --           --
Issuance of 1,644 shares of treasury stock.........      --          (10,805)      --          19,026      --           --
Contribution to fund ESOP..........................      --           --           --          --          64,211       --
Amortization of RRP contribution...................      --           --           --          --          --           16,475
Tax benefit related to stock plans.................      --           62,975       --          --          --           --
Net change in unrealized appreciation on securities
 available for sale, net of tax of $22,851.........      --           --           --          --          --           --
Net income for the year ended March 31, 1997.......      --           --        2,311,601      --          --           --
                                                     -----------  -----------  ----------  ----------  -----------  -----------
BALANCE--MARCH 31, 1997............................   $  12,842    $5,865,528  $16,635,085 $(1,550,290)  $(176,583)  $  (4,233)
                                                     -----------  -----------  ----------  ----------  -----------  -----------
                                                     -----------  -----------  ----------  ----------  -----------  -----------

                                                     NET UNREALIZED
                                                     APPRECIATION ON
                                                       SECURITIES
                                                        AVAILABLE         TOTAL
                                                        FOR SALE,     SHAREHOLDERS'
                                                       NET OF TAX        EQUITY
                                                     ---------------  -------------
BALANCE--APRIL 1, 1994.............................     $  --          $15,098,977
Adoption of SFAS No. 115 net of tax of $63.........            96               96
Purchase of 22,000 shares of treasury stock........        --             (243,875)
Issuance of 10,916 shares of treasury stock........        --               54,580
Contribution to fund ESOP..........................        --               64,211
Amortization of RRP contribution...................        --               41,999
Net change in unrealized appreciation on securities
 available for sale, net of tax of $1,131..........         1,726            1,726
Net income for the year ended March 31, 1995.......        --            1,660,247
                                                          -------     -------------
BALANCE--MARCH 31, 1995............................         1,822       16,677,961
Purchase of 38,495 shares of treasury stock........        --             (557,427)
Issuance of 13,583 shares of treasury stock........        --               67,916
Contribution to fund ESOP..........................        --               64,211
Amortization of RRP contribution...................        --               26,968
Tax benefit related to stock plans.................        --               70,421
Net change in unrealized appreciation on securities
 available for sale, net of tax of $15,693.........        23,924           23,924
Net income for the year ended March 31, 1996               --            2,458,210
                                                          -------     -------------
BALANCE--MARCH 31, 1996............................        25,746       18,832,184
Purchase of 27,873 shares of treasury stock........        --             (487,572)
Issuance of 1,644 shares of treasury stock.........        --                8,221
Contribution to fund ESOP..........................        --               64,211
Amortization of RRP contribution...................        --               16,475
Tax benefit related to stock plans.................        --               62,975
Net change in unrealized appreciation on securities
 available for sale, net of tax of $22,851.........        34,838           34,838
Net income for the year ended March 31, 1997.......        --            2,311,601
                                                          -------     -------------
BALANCE--MARCH 31, 1997............................     $  60,584      $20,842,933
                                                          -------     -------------
                                                          -------     -------------

          See accompanying notes to consolidated financial statements

                        CB BANCORP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                                                                        1997            1996            1995
                                                                   ---------------  -------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.....................................................  $     2,311,601  $   2,458,210  $     1,660,247
  Adjustments to reconcile net income to net cash from operating activities
    Depreciation and amortization................................          219,997        187,104          342,215
    Provision for loan losses....................................        1,191,000      1,020,000           78,000

    (Gain) loss on sales of:
      Mortgage loans held for sale...............................         (269,739)        (1,478)       --
      Securities available for sale..............................        --              --                    650
      Foreclosed real estate.....................................              755        (16,731)         (16,240)
    Loans purchased under agreements to resell...................   (1,111,965,098)  (795,862,263)    (453,339,372)
    Sale of loans purchased under agreements to resell...........    1,096,720,668    741,010,220      462,353,515
    Mortgage loans originated for sale...........................      (15,669,346)      (585,786)       --
    Proceeds from sales of mortgage loans held for sale..........       15,537,785         74,514        --
    Amortization of RRP contribution.............................           16,475         26,968           41,999

    Change in:
      Accrued interest receivable................................          (36,173)      (396,855)        (138,011)
      Other assets...............................................       (1,024,828)      (370,009)         (30,532)
      Accrued expenses and other liabilities.....................           14,052        911,471          114,610
                                                                   ---------------  -------------  ---------------
        Net cash from operating activities.......................      (12,952,851)   (51,544,635)      11,067,081
CASH FLOWS FROM INVESTING ACTIVITIES
  Net change in long term interest-bearing deposits in other
    financial institutions.......................................        --               983,475         (885,276)
  Net change in loans receivable.................................        1,095,951     (6,223,912)      (5,717,413)

  Proceeds from:
    Sale of securities available for sale........................        --              --                 49,200
    Maturities of securities held to maturity....................        3,420,782      9,161,482        6,300,000
    Principal collected on mortgage-backed securities............        2,381,737      2,311,441        3,215,365
    Sale of foreclosed real estate...............................          328,245         92,210           58,937

  Purchase of:
    Securities and mortgage-backed securities available for
      sale.......................................................        --              --                (53,324)
    Securities and mortgage-backed securities held to maturity...       (4,236,862)   (10,104,120)      (9,424,682)
    Federal Home Loan Bank stock.................................          (49,700)      (351,600)       --
    Loans receivable.............................................        --              --             (2,627,077)
    Premises and equipment, net..................................         (743,977)      (176,519)        (134,506)
  Investment in limited partnership..............................          112,358       (153,573)         (75,000)
                                                                   ---------------  -------------  ---------------
    Net cash from investing activities...........................        2,308,534     (4,461,116)      (9,293,776)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in deposits.........................................  $    11,548,596  $  26,189,663  $    (2,934,877)
  Proceeds from borrowed funds...................................      326,879,583  1,709,466,300      238,718,275
  Repayment of borrowed funds....................................     (318,720,385) (1,676,704,749)    (239,100,610)
  Net change in obligation due to limited partnership............           17,877       --              --
  Purchase of treasury stock.....................................         (487,572)      (557,427)        (243,875)
  Issuance of shares of treasury stock...........................            8,221         67,916           54,580
  Contribution to fund ESOP......................................           64,211         64,211           64,211
                                                                   ---------------  -------------  ---------------
    Net cash from financing activities...........................       19,310,531     58,525,914       (3,442,296)
                                                                   ---------------  -------------  ---------------
Net change in cash and cash equivalents..........................        8,666,214      2,520,163       (1,668,991)
Cash and cash equivalents at beginning of year...................        6,062,923      3,542,760        5,211,751
                                                                   ---------------  -------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                           $    14,729,137  $   6,062,923  $     3,542,760
                                                                   ---------------  -------------  ---------------
                                                                   ---------------  -------------  ---------------

                        CB BANCORP, INC. AND SUBSIDIARY

                   YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                                                                        1997            1996            1995
                                                                   ---------------  -------------  ---------------
Supplemental disclosures of cash flow information
  Cash paid during the year for
    Interest.....................................................  $     8,029,751  $   6,870,582  $     4,147,503
    Income taxes.................................................        1,810,000      1,618,449          885,250
  Noncash investing activities

    Transfer from:
      Securities held for sale to securities available for
        sale.....................................................  $     --         $    --        $       574,841
      Mortgage-backed and related securities to mortgage-backed
        and related securities held to maturity..................        --              --             10,275,366
    Transfer from investment securities to securities held to
      maturity...................................................        --              --              7,170,481
    Investment in/obligation due to limited partnership (Note
      16)........................................................        --              --              1,450,000
    Real estate acquired in settlement of loans..................          475,429         75,479           42,697

          See accompanying notes to consolidated financial statements.

                        CB BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 1997, 1996 AND 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION: The accompanying consolidated financial statements include the accounts of CB Bancorp, Inc. and its wholly-owned subsidiary. CB Bancorp, Inc. is a holding company located in Michigan City, Indiana and owns all the outstanding stock of Community Bank, A Federal Savings Bank ("the Bank") which owns all the outstanding stock of Community Financial Services Inc. ("Community Financial"), (together referred to as "the Company"). Community Financial has a 99% limited partner interest in Pedcor Investments-1994-XX, L.P. Community Financial also owns 100% of Community Brokerage Services, Inc. ("Community Brokerage"). All significant inter-company balances and transactions are eliminated in consolidation.

    NATURE OF OPERATIONS AND INDUSTRY SEGMENT INFORMATION: The Bank operates in the single industry of banking, including granting loans (primarily real estate loans), accepting deposits, and other banking activities. Community Financial offers various annuity and insurance programs and tax return preparation services to Bank customers and others. Pedcor Investments-1994-XX, L.P. was formed for the construction, ownership, and management of an 80 unit affordable housing project in LaPorte County, Indiana. Community Brokerage is a full service discount brokerage firm and is a member of the National Association of Securities Dealers. The Company operates primarily in the banking industry which accounts for more than 90% of its revenues, operating income and assets.

    USE OF ESTIMATES: To prepare consolidated financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated financial statements and the disclosures provided, and future results could differ. The collectibility of loans, allowance for loan losses, the determination and carrying value of impaired loans, fair values of financial instruments, securities valuations, the carrying value of loans purchased under agreements to resell, the carrying value of loans held for sale, the realization of deferred tax assets and status of contingencies are particularly subject to change in the near term.

    SECURITIES: On April 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." The Company now classifies securities into held to maturity, available for sale and trading categories. Held to maturity securities are those which the Company has the positive intent and ability to hold to maturity, and are reported at amortized cost. Available for sale securities are those the Company may decide to sell if needed for liquidity, asset-liability management or other reasons. Available for sale securities are reported at fair value, with unrealized gains and losses included as a separate component of shareholders' equity, net of tax. Trading securities are bought principally for sale in the near term, and are reported at fair value with unrealized gains and losses included in earnings. Securities are written down to fair value when a decline in fair value is not temporary. Adoption of SFAS No. 115 on April 1, 1994 increased shareholders' equity by $96, net of $63 tax effect.

    Realized gains and losses resulting from the sale of securities are computed by the specific identification method. Interest and dividend income, adjusted by amortization of purchase premium or discount using the level yield method, is included in earnings.

    LOANS PURCHASED UNDER AGREEMENTS TO RESELL: The Company purchases residential mortgage loans from various mortgage companies prior to sale of these loans by the mortgage companies in the secondary

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) market. The Company held loans that were purchased under agreements to resell from 66 of the 117 approved mortgage companies as of March 31, 1997. The Company purchases such loans from mortgage companies at par, net of certain fees, and later sells them back to the mortgage companies at the same amount and without recourse provisions. As a result, no gains and losses are recorded at the resale of loans. The Company records interest income on the loans during the funding period and the Company records fee income received from the mortgage company for each loan when the loan is sold. The Company uses the stated interest rate in the agreement with each mortgage company for interest income recognition, and not the interest rates on individual loans. The Company does not retain servicing of the loans when they are resold. Purchase money and refinance mortgage loans are generally held no more than 90 days by the Company and typically are resold within 30 days. Construction loan mortgages acquired are held for the duration of the construction loan period, which is typically six months or longer.

    MORTGAGE LOANS HELD FOR SALE: Mortgage loans intended for sale are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized in a valuation allowance by charges to income.

    INTEREST INCOME ON LOANS: Interest on loans is accrued over the term of the loans based upon the principal outstanding. Management reviews loans delinquent 90 days or more to determine if the interest accrual should be discontinued. When serious doubt exists as to the collectibility of a loan, the accrual of interest is discontinued. Under SFAS No. 114, "ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN," as amended by SFAS No. 118, the carrying value of impaired loans is periodically adjusted to reflect cash payments, revised estimates of future cash flows, and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such and other cash payments are reported as reductions in carrying value. Increases or decreases in carrying value due to changes in estimates of future payments or the passage of time are reported as a component of the provision for loan losses.

    LOANS: Loans are reported at the principal balance outstanding, net of deferred loan fees and costs, the allowance for loan losses, and charge-offs. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

    ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is a valuation allowance, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on past loan loss experience, known and inherent risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for losses on loans and foreclosed real estate. Such agencies may require the Company to recognize additions to the allowances based on their judgments of information available to them at the time of their examination. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off.

    SFAS No. 114 and No. 118 were adopted effective April 1, 1995 and require recognition of loan impairment. Loans are considered impaired if full principal or interest payments are not anticipated in accordance with the contractual loan terms. Impaired loans are carried at the present value of expected

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) future cash flows discounted at the loan's effective interest rate or at the fair value of the collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a component of the provision for loan losses. The effect of adopting these standards was not material.

    Smaller-balance homogeneous loans are evaluated for impairment in total. Such loans include residential first mortgage loans secured by one-to-four family residences, residential construction loans, and automobile, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When analysis of a borrower's operating results and financial condition indicates that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, the loan is evaluated for impairment. Often this is associated with a delay or shortfall in payments of 90 days or more. Commercial and mortgage loans placed on nonaccrual are often considered for impairment. Impaired loans, or portions thereof, are charged off when deemed uncollectible. The nature of disclosures for impaired loans is considered generally comparable to prior nonaccrual and renegotiated loans and non-performing and past-due asset disclosures.

    PREMISES AND EQUIPMENT: Premises and equipment of the Company are stated at cost less accumulated depreciation. Premises are depreciated using the straight-line method with useful lives ranging from twelve to fifty years, and equipment is depreciated using the straight-line method with useful lives ranging from four to twelve years. Land is carried at cost. These assets are reviewed for impairment under SFAS No. 121 when events indicate the carrying amount may not be recoverable. Maintenance and repairs are expensed and improvements are capitalized.

    FORECLOSED REAL ESTATE: Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of acquisition establishing a new cost basis. Any reduction to fair value from the carrying value of the related loan at the time of acquisition is accounted for as a loan loss and charged against the allowance for loan losses. After acquisition, a valuation allowance is recorded through a charge to income for the amount of estimated selling costs. Valuations are periodically performed by management, and valuation allowances are adjusted through a charge to income for changes in fair value or estimated selling costs. Foreclosed real estate amounted to approximately $146,000 and $0 at March 31, 1997 and 1996, and is included in other assets in the consolidated balance sheets.

    SERVICING RIGHTS: Prior to adopting SFAS No. 122 on April 1, 1996, servicing right assets were recorded only for purchased rights to service mortgage loans. Subsequent to adopting this standard, servicing rights represent both purchased rights and the allocated value of servicing rights retained on loans originated in-house and sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and then, secondarily, as to geographic and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance. The impact of the adoption of SFAS No. 122 was not material.

    Excess servicing fees receivable is reported when a loan sale results in servicing in excess of normal amounts, and is expensed over the life of the servicing on the interest method.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES: Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

    STOCK COMPENSATION: Expense for employee compensation under stock option plans is based on Opinion 25, with expense reported only if options are granted below market price at grant date. If applicable, proforma disclosures of net income and earnings per share are provided as if the fair value method of Financial Accounting Standard No. 123 was used for stock-based compensation.

    FAIR VALUES OF FINANCIAL INSTRUMENTS: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed separately. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

    FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK: The Company, in the normal course of business, makes commitments to extend credit which are not reflected in the consolidated financial statements. A summary of these commitments is disclosed separately.

    STATEMENT OF CASH FLOWS: For purposes of reporting cash flows, cash and cash equivalents is defined as cash and due from financial institutions and federal funds sold, as well as investments with original maturities under 90 days. Net cash flows are reported for long-term interest bearing deposits in other financial institutions, customer loan and deposit transactions and obligation due to limited partnership.

    EARNINGS PER SHARE AND TREASURY STOCK: Earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding and common share equivalents which would arise from considering dilutive stock options. The weighted average number of shares for calculating earnings per common share for the years ended March 31 is:

                                                                      1997        1996        1995
                                                                   ----------  ----------  ----------
Primary..........................................................   1,242,382   1,261,062   1,289,998
Fully diluted....................................................   1,250,781   1,264,728   1,291,301

    RECLASSIFICATIONS: Some items in the prior consolidated financial statements have been reclassified to conform with the current presentation.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 2--SECURITIES

    The amortized cost and fair value of securities available for sale are as follows:

                                                                                 MARCH 31, 1997
                                                                ------------------------------------------------
                                                                               GROSS        GROSS
                                                                AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                                                   COST        GAINS       LOSSES       VALUE
                                                                ----------  -----------  -----------  ----------
Marketable equity securities..................................  $  571,737   $ 101,188    $    (866)  $  672,059
                                                                ----------  -----------  -----------  ----------
                                                                ----------  -----------  -----------  ----------

                                                                                 MARCH 31, 1996
                                                                ------------------------------------------------
                                                                               GROSS        GROSS
                                                                AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                                                   COST        GAINS       LOSSES       VALUE
                                                                ----------  -----------  -----------  ----------
Marketable equity securities..................................  $  578,315   $  43,956    $  (1,323)  $  620,948
                                                                ----------  -----------  -----------  ----------
                                                                ----------  -----------  -----------  ----------

    The amortized cost and fair value of securities held to maturity are as follows:

                                                                              MARCH 31, 1997
                                                          ------------------------------------------------------
                                                                            GROSS        GROSS
                                                            AMORTIZED    UNREALIZED   UNREALIZED       FAIR
DEBT SECURITIES                                               COST          GAINS       LOSSES         VALUE
--------------------------------------------------------  -------------  -----------  -----------  -------------
U.S. Government and federal agencies....................  $   3,000,000   $  --        $ (48,000)  $   2,952,000
Corporate notes.........................................      2,789,297       5,988       (2,285)      2,793,000
Mortgage-backed.........................................      8,509,616     102,517       (9,133)      8,603,000
                                                          -------------  -----------  -----------  -------------
                                                          $  14,298,913   $ 108,505    $ (59,418)  $  14,348,000
                                                          -------------  -----------  -----------  -------------
                                                          -------------  -----------  -----------  -------------

                                                                              MARCH 31, 1996
                                                          ------------------------------------------------------
                                                                            GROSS        GROSS
                                                            AMORTIZED    UNREALIZED   UNREALIZED       FAIR
DEBT SECURITIES                                               COST          GAINS       LOSSES         VALUE
--------------------------------------------------------  -------------  -----------  -----------  -------------
U.S. Government and federal agencies....................  $   3,000,000   $  --        $ (30,000)  $   2,970,000
Corporate notes.........................................      2,674,726       5,296       (6,022)      2,674,000
Mortgage-backed.........................................     10,192,178     143,374      (53,552)     10,282,000
                                                          -------------  -----------  -----------  -------------
                                                          $  15,866,904   $ 148,670    $ (89,574)  $  15,926,000
                                                          -------------  -----------  -----------  -------------
                                                          -------------  -----------  -----------  -------------

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 2--SECURITIES (CONTINUED)
    The amortized cost and fair value of debt securities by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                  MARCH 31, 1997
                                                                           ----------------------------
                                                                             AMORTIZED        FAIR
                                                                               COST           VALUE
                                                                           -------------  -------------
Due in one year or less..................................................  $   1,778,276  $   1,777,000
Due after one year through five years....................................      4,011,021      3,968,000
Mortgage-backed securities...............................................      8,509,616      8,603,000
                                                                           -------------  -------------
                                                                           $  14,298,913  $  14,348,000
                                                                           -------------  -------------
                                                                           -------------  -------------

    There were no sales of securities during the years ended March 31, 1997 and 1996. Sales of securities available for sale during the year ended March 31, 1995 resulted in gross proceeds of $49,200 and gross losses of $650.

NOTE 3--LOANS

    The Company has entered into agreements with mortgage companies in which the Company purchases, at its discretion, mortgage loans from the mortgage companies at par, net of certain fees, and later sells them back to the mortgage companies at the same amount and without recourse provisions. The Company records interest income on the loans during the funding period and the Company records fee income (recorded as noninterest income) received from the mortgage company for each loan when resold. The interest income recorded is based on a rate of interest tied to the prime rate (as established from time to time by a major Chicago-based financial institution) during the funding period, and not the rates on individual loans. Such loans are reviewed, prior to purchase, for evidence that the loans are of secondary market quality or meet the Company's internal underwriting guidelines. An assignment of the mortgage to the Company is required. In addition, the Company either takes possession of the original note and forwards such note to the end investor or the Company receives a certified copy of the note and subsequently receives acknowledgment from the end investor of receiving the original note. A commitment to purchase from an end investor is required prior to purchase by the Company. In the event that the end investor would not honor this commitment and the mortgage companies would not be able to honor their repurchase obligations, the Company would then need to sell these loans in the secondary market at the fair value of these loans. Purchase money and refinance loans are generally held no more than 90 days by the Company and are typically resold within 30 days. The Company also purchases interim construction loans under this program and holds these loans for the duration of the construction loan period which is typically six months or longer. With regard to the interim construction loans in the pipeline, the Company recognizes that there may be additional credit risk due to possible change in the borrower's financial condition during the interim construction period. The Company had approximately $25,407,000 and $29,416,000 of interim construction loans purchased under agreements to resell at March 31, 1997 and 1996.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 3--LOANS (CONTINUED)
    The mortgage companies from which individual mortgage loans have been purchased under agreements to resell and the related amounts of such loans outstanding are as follows at March 31:

                                 COMPANY                                       1997           1996
-------------------------------------------------------------------------  -------------  -------------
Company A................................................................  $   5,172,843  $  12,792,251
Company B................................................................      8,611,206      8,614,313
Company C................................................................     13,677,480      6,791,723
Company D................................................................      8,336,445      5,023,314
Company E................................................................      5,646,301       --
Company F................................................................      5,619,318      3,058,493
Companies with balances between $1,000,000 and $5,000,000 (1997--16
 companies; 1996--11 companies)..........................................     35,126,513     30,195,670
Other companies with balances less than $1,000,000.......................     13,085,574     13,555,486
                                                                           -------------  -------------
                                                                           $  95,275,680  $  80,031,250
                                                                           -------------  -------------
                                                                           -------------  -------------

Loans receivable at March 31 are summarized as follows:


                                                                               1997           1996
                                                                           -------------  -------------
First mortgage loans (principally conventional)
  Principal balances
    Secured by one-to-four family residences.............................  $  69,601,991  $  73,413,053
    Secured by other properties..........................................     10,850,459     11,412,555
    Construction loans...................................................        544,995        591,450
                                                                           -------------  -------------
                                                                              80,997,445     85,417,058
  Loans in process.......................................................       (236,431)       (47,836)
  Unearned discounts.....................................................         (1,966)          (993)
  Net deferred loan origination fees.....................................       (361,912)      (417,599)
                                                                           -------------  -------------
                                                                              80,397,136     84,950,630
Consumer and other loans
  Principal balances
    VISA/Master cards....................................................       --              388,685
    Automobile...........................................................        431,142        400,132
    Home equity and second mortgage......................................      2,852,797      1,789,185
    Commercial...........................................................      6,092,907      4,532,775
    Other................................................................        541,420        555,043
                                                                           -------------  -------------
                                                                               9,918,266      7,665,820
                                                                           -------------  -------------
                                                                           $  90,315,402  $  92,616,450
                                                                           -------------  -------------
                                                                           -------------  -------------

                        CB BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 1997, 1996 AND 1995

NOTE 3--LOANS

    Activity in the allowance for loan losses for the years ended March 31 is summarized as follows:

                                                                 1997            1996           1995
                                                            --------------  --------------  ------------
Balance at beginning of year..............................  $    1,346,328  $      672,276  $    594,453
Provision charged to income...............................       1,191,000       1,020,000        78,000
Recoveries................................................         251,906        --             --
Charge-offs...............................................        (981,574)       (345,948)         (177)
                                                            --------------  --------------  ------------
  Balance at end of year..................................  $    1,807,660  $    1,346,328  $    672,276
                                                            --------------  --------------  ------------
                                                            --------------  --------------  ------------

    Impaired loans were as follows:

                                                                                   1997        1996
                                                                                ----------  ----------
Year end loans with no allowance for loan losses allocated....................  $   --      $  500,942
Year end loans with allowance for loan losses allocated.......................   5,920,000   1,663,477
Amount of the allowance allocated.............................................     610,000     166,348
Average of impaired loans during the year.....................................   3,459,000     333,020
Interest income recognized during impairment..................................     289,132     144,320
Cash-basis interest income recognized.........................................     224,887     128,339

    Nonaccrual and renegotiated loans for which interest has been reduced totaled approximately $804,000 at March 31, 1995. Interest income that would have been recorded under the original terms of such loans and the interest income actually recognized at March 31, 1995 is summarized as follows:

                                                                                                 1995
                                                                                               ---------
Interest income that would have been recorded................................................  $  54,000
Interest income recognized...................................................................    (22,000)
                                                                                               ---------
Interest income forgone......................................................................  $  32,000
                                                                                               ---------
                                                                                               ---------

    The Bank is not committed to lend additional funds to debtors whose loans have been modified.

    Of the total balance of impaired loans as of March 31, 1997 and 1996, approximately $1.2 million and $1.7 million relates to amounts associated with Bennett Funding Group Inc. ("Bennett") and Aloha Capital Corporation ("Aloha"), an affiliate of Bennett. The outstanding balance reflects a charge-off of $433,000 during the year ended March 31, 1997 on the original balance of $1.7 million. The reason for the impairment classification is that Bennett recently filed for Chapter 11 bankruptcy and Aloha was drawn into involuntary bankruptcy. The Bank purchased numerous leases secured by small business equipment such as copy and facsimile machines from Bennett and Aloha. The purchases total approximately $396,000 from Bennett and $1.3 million from Aloha. Both companies act as servicing agents to collect lease payments for the Bank. The Company has negotiated a settlement, and the anticipated recovery is approximately 70% of the original balance. The amount deemed to be uncollectible was $433,000 and was charged off as discussed above. The portion of the allowance for loan losses allocated to the above loans

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 3--LOANS (CONTINUED)
was approximately $61,000 at March 31, 1997 and $166,000 at March 31, 1996, which is based on the present value of the anticipated cash flows of these loans.

    Also included in the impaired loan balance at March 31, 1997 are 65 single family construction loans, all located in the state of Indiana, with a total outstanding balance of $4.7 million and total unfunded commitments of $2.1 million. Eighteen of these loans, totaling $1.3 million, are outstanding to one builder. The Company has allocated $308,000 of the allowance for loan losses to these loans. Forty-one of these loans totaling $2.4 million are outstanding to two affiliated companies, one of which is in bankruptcy. The Company has allocated $125,000 of the allowance for loan losses to these loans. The remaining 6 loans totaling $1.2 million are with three separate builders and the Company has allocated $116,000 of the allowance for loan losses to these loans. The Company continues to monitor the remaining construction loan portfolio for credit risk as a part of its loan classification procedures.

NOTE 4--LOAN SERVICING

    Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans at March 31 is summarized as follows:

                                                                                  1997          1996
                                                                              ------------  ------------
Mortgage loan portfolios serviced for the Federal Home Loan Mortgage
  Corporation...............................................................  $  1,265,900  $  1,483,584
                                                                              ------------  ------------
                                                                              ------------  ------------

    Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $30,000 and $35,000 at March 31, 1997 and 1996.

NOTE 5--PREMISES AND EQUIPMENT, NET

    Premises and equipment are stated at cost, less accumulated depreciation, and consist of the following at March 31:

                                                                               1997            1996
                                                                          --------------  --------------
Land and land improvements..............................................  $      388,485  $      378,897
Buildings...............................................................       3,654,467       3,065,759
Furniture, fixtures, and equipment......................................       1,501,995       1,376,963
Construction in progress................................................          25,000          20,022
                                                                          --------------  --------------
                                                                               5,569,947       4,841,641
Accumulated depreciation and amortization...............................      (2,649,673)     (2,454,259)
                                                                          --------------  --------------
                                                                          $    2,920,274  $    2,387,382
                                                                          --------------  --------------
                                                                          --------------  --------------

NOTE 6--DEPOSITS

    The aggregate amount of deposits greater than $100,000 was approximately $36,774,000 and $32,078,000 at March 31, 1997 and 1996.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 6--DEPOSITS (CONTINUED)
    At March 31, 1997, scheduled maturities of certificates of deposit are as follows:

1998                                             $73,768,000
1999                                              8,334,000
2000                                              4,122,000
2001                                              1,917,000
2002 and thereafter                               1,229,000
                                                 ----------
                                                 $89,370,000
                                                 ----------
                                                 ----------

NOTE 7--BORROWED FUNDS

    Borrowed funds at March 31 are summarized as follows:

                                                                               1997           1996
                                                                           -------------  -------------
Federal funds purchased..................................................  $   7,000,000  $   7,000,000
Advances from the Federal Home Loan Bank.................................     42,500,000     38,000,000
Line of credit with Federal Home Loan Bank...............................      3,783,553        124,355
                                                                           -------------  -------------
                                                                           $  53,283,553  $  45,124,355
                                                                           -------------  -------------
                                                                           -------------  -------------

    Fixed rate and variable rate advances from the Federal Home Loan Bank at March 31, 1997 amount to $2 million and $40.5 million.

    Advances from the Federal Home Loan Bank consist of the following:

                           MARCH 31, 1997
---------------------------------------------------------------------
                                     WEIGHTED AVERAGE
MATURITY                               INTEREST RATE       AMOUNT
-----------------------------------  -----------------  -------------
1998                                          5.85%     $  41,500,000
1999                                          5.67%         1,000,000
                                                        -------------
                                                        $  42,500,000
                                                        -------------
                                                        -------------

    Federal funds purchased represent overnight purchase of federal funds from American National Bank, Chicago, Illinois.

    At March 31, 1997 specific mortgage loans with a carrying value of approximately $56,180,000 and specific mortgage-backed securities with a carrying value of approximately $9,513,000 were pledged to the Federal Home Loan Bank of Indianapolis to secure current and future advances from the Federal Home Loan Bank. In addition, the Bank has a line of credit approved up to $5,000,000 with the Federal Home Loan Bank of Indianapolis. This line is secured by the specific collateral listed above. The Bank had borrowings of $3,783,553 against this line of credit at March 31, 1997. The line expires on October 31, 1997 and has a variable rate of interest of 7.10% as of March 31, 1997.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 7--BORROWED FUNDS (CONTINUED)
    The Federal Home Loan Bank of Indianapolis has issued four irrevocable direct pay letters of credit on behalf of the Bank totaling approximately $4,049,000. These letters of credit are secured by the same collateral listed above. The balance of these letters of credit at March 31, 1997 is $0.

    Interest expense on borrowed funds for the years ended March 31 is summarized as follows:

                                                                      1997          1996         1995
                                                                  ------------  ------------  ----------
Advances from the FHLB..........................................  $  2,005,621  $  1,501,121  $   64,876
Other...........................................................       447,995       521,284     117,683
                                                                  ------------  ------------  ----------
                                                                  $  2,453,616  $  2,022,405  $  182,559
                                                                  ------------  ------------  ----------
                                                                  ------------  ------------  ----------

NOTE 8--EMPLOYEE BENEFITS

    EMPLOYEE PENSION PLAN: The Bank is part of a multi-employer defined benefit pension plan covering substantially all employees. The plan is administered by the directors of the Financial Institutions Retirement Fund. There is no separate actuarial valuation of plan benefits nor segregation of plan assets specifically for the Bank. As of June 30, 1996, the latest actuarial valuation, the total plan assets exceeded the actuarially determined value of total vested benefits. There was no pension plan expense or contribution for the years ended March 31, 1997, 1996 and 1995. The administrative cost of the plan is charged to expense and amounted to $1,052, $4,815 and $3,294 for the years ended March 31, 1997, 1996 and 1995.

    DEFERRED COMPENSATION PLAN: The Company implemented a deferred compensation plan for its Board of Directors. Under the terms of the plan, directors may elect to defer a portion of their fees which would be retained by the Company with interest being credited to the participant's deferred balance. Upon retirement, the participant would be entitled to receive the accumulated deferred balance, paid over a specified number of years. The Company has purchased insurance contracts on the lives of the participants in the deferred compensation plan and has named the Bank as beneficiary. While no direct contract exists between the deferred compensation plan and the life insurance contracts, it is management's current intent that the proceeds from the insurance contracts will be used as a funding source for the deferred compensation plan. The cash surrender value of the life insurance was approximately $1,474,000 and $1,426,000 at March 31, 1997 and 1996, and is
included in other assets. The income derived from the investment in life insurance included in other income was approximately $48,000, $75,000 and $68,000 for the years ended March 31, 1997, 1996 and 1995. At March 31, 1997 and 1996, the accrued liability for deferred fees was approximately $241,000 and $152,000.

    SUPPLEMENTAL RETIREMENT PLAN: The Bank maintains a supplemental retirement plan for executive officers of the Bank for which the payment of benefits is accelerated upon change of control of the Company. The Bank has purchased insurance contracts on the lives of the participants in the supplemental retirement plan and has named the Bank as beneficiary. While no direct contract exists between the supplemental retirement plan and the life insurance contracts, it is management's current intent that the proceeds from the insurance contracts will be used as a funding source for the supplemental retirement plan. For the years ended March 31, 1996 and 1995 the Bank recorded a liability equal to the projected present value of the payment due at retirement based on the projected remaining years of service using the projected unit credit method. During the year ending March 31, 1997 the Bank funded the liability to a

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 8--EMPLOYEE BENEFITS (CONTINUED)
secular trust. This trust is not under the Bank's control. The cash surrender value of the life insurance was approximately $995,000 and $938,000 at March 31, 1997 and 1996, and is included in other assets. The income derived from the investment in life insurance included in other income was approximately $57,000, $59,000 and $52,000 for the years ended March 31, 1997, 1996 and 1995. The cost of the plan charged to expense was approximately $39,000, $44,000 and $40,000 for the years ended March 31, 1997, 1996 and 1995, respectively. The accrued liability to the Bank was approximately $0 and $203,000 at March 31, 1997 and 1996.

    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS: The Board of Directors of the Company has adopted the CB Bancorp, Inc. 1992 Stock Option Plan for outside directors (the "Directors' Plan") of the Company. Options for the purchase of shares of common stock are authorized under the Directors' Plan. The option exercise price must be at least 100% of the fair market value of the common stock on the date of the grant, and the option term cannot exceed 10 years. Eligible directors may exercise 100% of the options awarded to them.

    Activity in the Directors' Plan for years ended March 31 is summarized as follows:

                                                                                       NUMBER OF OPTIONS
                                                                     OPTION EXERCISE  --------------------
                                                                          PRICE         1997       1996
                                                                     ---------------  ---------  ---------
Balance at beginning of year.......................................     $    5.00        19,264     26,896
Options exercised..................................................          5.00        --         (7,632)
                                                                            -----     ---------  ---------
Balance at end of year.............................................     $    5.00        19,264     19,264
                                                                            -----     ---------  ---------
                                                                            -----     ---------  ---------

    RECOGNITION AND RETENTION PLANS (RRP): The Company has established the Recognition and Retention Plans as a method of providing directors, officers and other key employees of the Bank with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Bank. The terms of each RRP will be identical, only the participants and the number of shares awarded to each participant vary. Eligible directors, officers and other key employees of the Company will earn (i.e., become vested in) shares of common stock covered by the award at a rate of 20% per year. The Bank contributed funds to the RRP to enable the Plans to acquire in the aggregate 38,528 shares of common stock. An expense of $16,475, $26,968 and $41,999 was recorded for these Plans for the years ended March 31, 1997, 1996 and 1995.

    EMPLOYEE STOCK OWNERSHIP PLAN (ESOP): The Bank maintains an ESOP for eligible employees. Employees with 1,000 hours of employment with the Bank and who have attained age 21 are eligible to participate. The ESOP borrowed funds from the Company to purchase 89,896 shares of common stock. Collateral for the loan is the common stock purchased by the ESOP. The loan is being repaid principally from the Bank's discretionary contributions to the ESOP over a seven year period ending in 1999, at a variable interest rate. The current interest rate for the loan is 9.00%. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.

    Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of compensation in the year of allocation. Benefits generally become 100% vested after five years of credited service. Prior to the completion of five years of credited service, a participant who terminates employment for reasons

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 8--EMPLOYEE BENEFITS (CONTINUED)
other than death, retirement (or early retirement), or disability will not receive any benefit under the ESOP. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Benefits may be payable in the form of stock or cash upon termination of employment. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

    The ESOP compensation expense was $64,211 for each of the years ended March 31, 1997, 1996 and 1995. The ESOP shares as of March 31 were as follows:

                                                                                         1997       1996
                                                                                       ---------  ---------
Allocated shares.....................................................................     51,476     37,604
Shares released for allocation.......................................................     --            684
Unreleased shares....................................................................     38,420     51,608
                                                                                       ---------  ---------
                                                                                          89,896     89,896
                                                                                       ---------  ---------
                                                                                       ---------  ---------

    On April 1, 1994, the Bank adopted AICPA's Statement of Position 93-6 ("SOP 93- 6") EMPLOYERS' ACCOUNTING FOR EMPLOYEE STOCK OWNERSHIP PLANS. SOP 93-6 relates only to shares purchased by the ESOP after December 31, 1992. SOP 93-6 requires that the employer record compensation expense in an amount equal to the fair value of shares committed to be released to employees from the ESOP, and these shares become outstanding for earnings per share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated shares are recorded as a reduction of debt and accrued interest. SOP 93-6 did not affect the Bank's recognition of compensation expense as all shares currently held by the Bank's ESOP were purchased prior to December 31, 1992. Therefore, for the shares currently held by the ESOP, the Bank will continue to recognize compensation expense equal to the amount of cash contributed to the ESOP. All shares held by the ESOP are considered outstanding for earnings per share computations, and all dividends on ESOP shares are recorded as a reduction of retained earnings.

    STOCK OPTION PLAN: The Board of Directors of the Company adopted the CB Bancorp, Inc. 1992 Incentive Stock Option Plan (the "Option Plan"). Options for the purchase of shares of common stock are authorized under the Option Plan. Officers and employees of the Company and its subsidiary are eligible to participate in the Option Plan. The option exercise price must be at least 100% of the fair market value of the common stock on the date of the grant, and the option term cannot exceed 10 years. Eligible officers and employees of the Company can exercise options awarded to them at a rate of 20% per year.

    Activity in the Option Plan for years ended March 31 is summarized as follows:

                                                                                     NUMBER OF OPTIONS
                                                                   RANGE OF OPTION  --------------------
                                                                   EXERCISE PRICE     1997       1996
                                                                   ---------------  ---------  ---------
Balance at beginning of year.....................................   $5.00 - $8.50      80,473     86,424
Options exercised................................................  $         5.00      (1,644)    (5,951)
Options forfeited................................................  $         5.00      (3,210)    --
                                                                   ---------------  ---------  ---------
Balance at end of year...........................................  $ 5.00 - $8.50      75,619     80,473
                                                                   ---------------  ---------  ---------
                                                                   ---------------  ---------  ---------

    OUTSIDE DIRECTORS' CONSULTATION AND RETIREMENT PLAN: The Board of Directors adopted the Outside Directors' Consultation and Retirement Plan (the "Directors Consultation Plan"). The purpose of the

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 8--EMPLOYEE BENEFITS (CONTINUED)
Directors' Consultation Plan is to provide possible retirement benefits to directors who are not officers or employees of the Company to ensure that the Company will have their continued service and assistance, if annually contracted for by the Board of Directors in the conduct of the Company's business in the future. Effective April 1, 1996, the Board of Directors of the Bank approved the Outside Directors' Emeritus Plan (the "Directors' Emeritus Plan") to replace the Outside Directors' Consultation and Retirement Plan. The purpose of the Directors' Emeritus Plan is to ensure that the Bank may, if the Board so desires, have the continued service and assistance of directors who are not officers or employees of the Bank in the conduct of the Bank's business in the future. The Directors' Emeritus Plan provides that a participant will be eligible, upon termination due to retirement, resignation, discharge, death, disability or otherwise, to receive an amount equal to the most recently received monthly board fee paid to the outside director prior to his termination for a period of 48 months. Directors eligible to participate in the Directors' Emeritus Plan consist of directors who are not active officers or employees of the Bank, who have served as a director for at least three consecutive years and have attained the age of 55. However, an outside director with three years of continuous service whose termination is due to retirement and is prior to his attaining age 55 will become eligible to receive benefits under the Directors' Emeritus Plan when he reaches age 55. In addition, if an outside director with three years of continuous service becomes disabled or dies prior to reaching age 55 or prior to his electing director emeritus status, he or his beneficiary shall receive benefits under the Directors' Emeritus Plan. The resulting liability from the Directors' Emeritus Plan approximates the liability accrued under the Directors' Consultation Plan. An expense of approximately $33,000, $37,000 and $80,000 was recorded for these plans for the years ended March 31, 1997, 1996 and 1995. The resulting liability to the Company was approximately $244,000 and $211,000 at March 31, 1997 and 1996.

    During the year ending March 31, 1997, the Company purchased insurance contracts on the lives of the participants in the Directors' Emeritus Plan and has named the Bank as beneficiary. While no direct contract exists between the Directors' Emeritus Plan and the life insurance contracts, it is management's current intent that the proceeds from the insurance contracts will be used as a funding source for the Directors' Emeritus Plan. The cash surrender value of the life insurance was approximately $250,000 at March 31, 1997, and is included in other assets. There was no income derived from the investment in life insurance for the year ending March 31, 1997.

NOTE 9--INCOME TAXES

    The Company files consolidated income tax returns. Prior to April 1, 1996, if certain conditions were met in determining taxable income, the Bank was allowed a special bad debt deduction based on a percentage of taxable income (previously 8%) or on specified experience formulas. The Bank used the percentage-of-taxable-income method for the tax years ended March 31, 1996 and 1995. Tax legislation passed in August 1996 now requires the Company to deduct bad debts for tax purposes based on actual loss experience and recapture the excess bad debt reserve accumulated. The related amount of deferred tax liability which must be recaptured is approximately $270,000 and is payable over a six year period beginning no later than 1998.

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 9--INCOME TAXES (CONTINUED)

    Income tax expense for the years ended March 31 is summarized as follows:

                                                                      1997          1996         1995
                                                                  ------------  ------------  ----------
Federal
  Current.......................................................  $    977,293  $  1,218,694  $  754,847
  Deferred......................................................       (92,946)     (146,818)         41
                                                                  ------------  ------------  ----------
                                                                       884,347     1,071,876     754,888
                                                                  ------------  ------------  ----------
State
  Current.......................................................       302,253       363,345     236,603
  Deferred......................................................        (5,287)      (55,292)    (21,217)
                                                                  ------------  ------------  ----------
                                                                       296,966       308,053     215,386
                                                                  ------------  ------------  ----------
                                                                  $  1,181,313  $  1,379,929  $  970,274
                                                                  ------------  ------------  ----------
                                                                  ------------  ------------  ----------

    Total income tax expense differed from the amounts computed by applying the federal income tax rate of 34% in all periods presented to income before income taxes as a result of the following for the years ended March 31:

                                                                                1997          1996         1995
                                                                            ------------  ------------  ----------
Income taxes at statutory rate............................................  $  1,187,591  $  1,304,967  $  894,377
Tax effect of:
  Non-taxable income......................................................        (6,570)       (8,722)    (10,828)
  Increase in cash surrender value of life insurance......................       (35,846)      (45,656)    (40,798)
  State tax, net of federal income tax effect.............................       195,998       203,315     142,155
  Tax credits.............................................................      (160,047)      (70,000)     --
  Other items, net........................................................           187        (3,975)    (14,632)
                                                                            ------------  ------------  ----------
                                                                            $  1,181,313  $  1,379,929  $  970,274
                                                                            ------------  ------------  ----------
                                                                            ------------  ------------  ----------

    The components of the net deferred tax asset recorded in the consolidated balance sheets as of March 31 are as follows:

                                                                                     1997        1996
                                                                                  ----------  ----------
Deferred tax assets
  Accumulated depreciation......................................................  $   48,574  $   41,359
  Bad debts.....................................................................     446,952     265,804
  Deferred compensation.........................................................      --          80,384
  Deferred loan fees............................................................     124,397     147,439
  Other.........................................................................      40,321       4,130
                                                                                  ----------  ----------
                                                                                     660,244     539,116
Deferred tax liabilities
  FHLB stock dividend...........................................................     (25,865)    (25,865)
  Affordable housing partnership................................................     (88,413)    (48,745)
  Other.........................................................................     (39,737)    (33,659)
                                                                                  ----------  ----------
                                                                                    (154,015)   (108,269)
Valuation allowance.............................................................      --          --
                                                                                  ----------  ----------
                                                                                  $  506,229  $  430,847
                                                                                  ----------  ----------
                                                                                  ----------  ----------

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 9--INCOME TAXES (CONTINUED)

    Shareholders' equity at March 31, 1997 includes approximately $1,308,000 for which no deferred federal income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carry back of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate. The unrecorded deferred income tax liability on the above amount was approximately $445,000 at March 31, 1997.

NOTE 10--REGULATORY MATTERS

    The Bank is subject to regulatory capital requirements administered by federal regulatory agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

    The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If only adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required. The minimum requirements are:

                                                                                    TIER 1
                                                            CAPITAL TO RISK-      CAPITAL TO
                                                            WEIGHTED ASSETS        ADJUSTED
                                                           TOTAL      TIER 1     TOTAL ASSETS
                                                         ---------  -----------  -------------
Well capitalized.......................................        10%          6%            5%
Adequately capitalized.................................         8%          4%            3%
Under capitalized......................................         6%          3%            3%

    At March 31, the Bank's actual capital levels (in millions) and minimum required levels were:

                                                                                                        MINIMUM REQUIRED TO BE
                                                                                 MINIMUM REQUIRED FOR
                                                                                                        WELL CAPITALIZED UNDER
                                                                                   CAPITAL ADEQUACY       PROMPT CORRECTIVE
                                                                ACTUAL                 PURPOSES           ACTION REGULATIONS
                                                        ----------------------  ----------------------  ----------------------
                                                          AMOUNT       RATIO      AMOUNT       RATIO      AMOUNT       RATIO
                                                        -----------  ---------  -----------  ---------  -----------  ---------
1997
Total capital (to risk weighted assets)...............   $    20.0       14.8%   $    10.8        8.0%   $    13.5       10.0%
Tier 1 (core) capital (to risk weighted assets).......   $    18.4       13.6%   $     5.4        4.0%   $     8.1        6.0%
Tier 1 (core) capital (to adjusted total assets)......   $    18.4        8.1%   $     6.8        3.0%   $    11.4        5.0%
Tangible capital (to adjusted total assets)...........   $    18.4        8.1%   $     3.4        1.5%         N/A         N/A

1996
Total capital (to risk weighted assets)...............   $    17.2       15.2%   $     9.0        8.0%   $    11.3       10.0%
Tier 1 (core) capital (to risk weighted assets).......   $    16.0       14.2%   $     4.5        4.0%   $     6.8        6.0%
Tier 1 (core) capital (to adjusted total assets)......   $    16.0        7.8%   $     6.1        3.0%   $    10.2        5.0%
Tangible capital (to adjusted total assets)...........   $    16.0        7.8%   $     3.1        1.5%         N/A         N/A

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 10--REGULATORY MATTERS (CONTINUED)
    At March 31, 1997 and 1996 the Bank was categorized as well capitalized.

    Regulations of the Office of Thrift Supervision limit the amount of dividends and other capital distributions that may be paid by a savings institution without prior approval of the Office of Thrift Supervision. This regulatory restriction is based on a three-tiered system with the greatest flexibility being afforded to well-capitalized (Tier 1) institutions. The Bank is currently a Tier 1 institution. Accordingly, the Bank can make, without prior regulatory approval, distributions during a calendar year up to 100% of its net income to date during the calendar year plus an amount that would reduce by one-half its "surplus capital ratio" (the excess over its Fully Phased-in Capital Requirements) at the beginning of the calendar year. Accordingly, at March 31, 1997 approximately $4.8 million of the Bank's retained earnings is potentially available for distribution.

NOTE 11--OTHER NONINTEREST INCOME AND EXPENSE

    Other noninterest income and expense amounts for the years ended March 31 are summarized as follows:

                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
Other noninterest income
  Commission income.....................................................  $    104,161  $    115,426  $    127,968
  Service charges and fees..............................................       550,535       506,034       539,137
  Fees related to loans purchased under agreements to resell............       689,030       369,410       163,984
  Late charges..........................................................        28,530        21,510        23,126
  Other.................................................................       121,347       164,162       140,869
                                                                          ------------  ------------  ------------
                                                                          $  1,493,603  $  1,176,542  $    995,084
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Other noninterest expense
  Advertising and promotion.............................................  $    125,139  $     97,203  $     93,048
  Data processing.......................................................       244,790       247,017       243,144
  Insurance.............................................................        20,132        20,348        23,500
  Professional fees.....................................................       368,008       174,265       159,707
  Telephone, postage, and supplies......................................       262,736       204,903       183,116
  Employee expenses.....................................................       293,671       195,216       145,113
  Other.................................................................       548,609       332,664       227,957
                                                                          ------------  ------------  ------------
                                                                          $  1,863,085  $  1,271,616  $  1,075,585
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

NOTE 12--COMMITMENTS AND CONTINGENCIES

    As of March 1, 1996, the Company leased a branch office in Merrillville, Indiana. Rent expense for the years ended March 31, 1997 and 1996 was approximately $35,000 and $3,000. In accordance with the terms of the lease, the Company provides liability insurance and pays repairs and maintenance costs. As of March 31, 1997, the future annual rental commitments under non-cancelable leases for four years total approximately $148,000, which includes $35,000 in 1998, $36,000 in 1999, $38,000 in 2000 and $39,000 in 2001.

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 12--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to make loans and unused lines of credit. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans and unused lines of credit is represented by the contractual amount of those instruments. The Company follows the same credit policy to make such commitments as it follows for those loans recorded in the financial statements.

    At March 31, the Company had outstanding commitments as follows:

                                                                                  1997          1996
                                                                              ------------  ------------
Fixed rate loans............................................................  $    210,000  $    137,000
Fixed rate unused lines of credit...........................................       626,000       107,000
Variable rate unused lines of credit........................................     1,950,000     1,188,000
Unused letters of credit....................................................     4,149,000     4,074,000
Undisbursed construction loans in repurchase program (variable rate)........    12,419,000    12,412,000

    Since certain commitments to make loans, lines of credit and commitments to fund loans in process expire without being used, the amounts do not necessarily represent future cash commitments. In addition, commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.

    The Bank is required to have approximately $1,313,000 and $1,407,000 of cash on hand or on deposit with the Federal Reserve Bank of Chicago to meet regulatory reserve requirements at March 31, 1997 and 1996.

    The Company is involved in various legal actions arising in the ordinary course of business. In the opinion of management, the outcome of these matters will not have material effect on the Company's consolidated financial condition or results of operations.

    Community Financial has a 99% limited partner interest in Pedcor Investments-1994-XX, L.P. which was formed for the construction, ownership, and management of an 80 unit apartment project located in LaPorte County, Indiana. Financing consists of a $2,550,000 first mortgage loan funded with tax exempt bonds. The Bank is the lead lender in the debt financing arrangement and has guaranteed through letters of credit $1,450,000 of the debt financing, which represents the Bank's share of the mortgage loan funded with tax exempt bonds. The remaining portion of the debt financing with tax exempt bonds is guaranteed by participating lenders through letters of credit in amounts proportional to their share of the mortgage loan. The Bank and other lending institutions have as their security a first mortgage lien and an assignment of rents and leases on the apartment complex. As of March 31, 1997, Community Financial has invested $1,566,215, net of recording equity in the operating loss of $182,616 for the fiscal year ended March 31, 1997, in the limited partnership. Community Financial contributed $298,831 in cash to the partnership, including $70,258 contributed during the fiscal year ended March 31, 1997, while the remaining $1,450,000 was funded by short-term tax-exempt notes backed by a letter of credit issued by the Bank. At March 31, 1997, the obligation due to limited partnership was $1,467,877 which represents the amount of principal and accrued interest guaranteed through letters of credit. Terms of the partnership agreement allocate

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 12--COMMITMENTS AND CONTINGENCIES (CONTINUED)
99% of the eligible tax credits to the limited partner. For the years ended March 31, 1997 and 1996, the limited partner received approximately $160,000 and $70,000 in tax credits from the limited partnership.

    Under employment agreements with certain executive officers, certain events leading to separation from the Company or the Bank could result in cash payments totaling approximately $723,000 as of March 31, 1997. The agreements also include provisions to continue to provide life, health and disability insurance coverage for a period of two to three years.

NOTE 13--SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

    The Company grants real estate, commercial and consumer loans, including home improvement and other consumer loans, primarily in LaPorte and Porter counties of Indiana. Substantially all loans are secured by consumer assets and real estate. Loans secured by real estate mortgages make up approximately 89% of the loan portfolio at March 31, 1997 and are primarily secured by residential mortgages. Loans purchased under agreements to resell are all residential mortgage loans secured by one-to-four family residences located throughout the United States.

NOTE 14--RELATED PARTY TRANSACTIONS

    Certain directors and executive officers of the Company are loan customers of the Company. A summary of the aggregate amount of related party loan activity for those directors, executive officers and their affiliates who have loans aggregating $60,000 or more are as follows:

Balance--April 1, 1996....................................  $ 361,113
  New loans...............................................     20,000
  Repayments..............................................    (15,566)
                                                            ---------
Balance--March 31, 1997...................................  $ 365,547
                                                            ---------
                                                            ---------

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 15--PARENT COMPANY FINANCIAL STATEMENTS

       Presented below are the condensed financial statements for the Parent
               Company, CB Bancorp, Inc. CONDENSED BALANCE SHEETS

                            March 31, 1997 and 1996

                                                                               1997            1996
                                                                          --------------  --------------
ASSETS
Cash and cash equivalents...............................................  $    1,781,930  $    2,779,683
Securities available for sale...........................................         216,907         165,682
Investment in subsidiary................................................      18,384,812      16,024,973
Loans purchased under agreements to resell..............................         500,000        --
Other assets............................................................          54,605        --
                                                                          --------------  --------------
                                                                          $   20,938,254  $   18,970,338
                                                                          --------------  --------------
                                                                          --------------  --------------
LIABILITIES                                                               $       95,321  $      138,154
SHAREHOLDERS' EQUITY                                                          20,842,933      18,832,184
                                                                          --------------  --------------
                                                                          $   20,938,254  $   18,970,338
                                                                          --------------  --------------
                                                                          --------------  --------------

                         CONDENSED STATEMENTS OF INCOME

                   Years ended March 31, 1997, 1996 and 1995

                                                                 1997           1996           1995
                                                             -------------  -------------  -------------
Income
  Interest income..........................................  $      86,483  $     109,375  $      91,677
  Dividends from the Bank..................................       --              600,000        600,000
  Other income.............................................       --             --                1,900
                                                             -------------  -------------  -------------
                                                                    86,483        709,375        693,577
Expenses
  Compensation.............................................         31,750         29,962         28,156
  Other expenses...........................................        109,496         62,478         68,771
                                                             -------------  -------------  -------------
                                                                   141,246         92,440         96,927
                                                             -------------  -------------  -------------
INCOME(LOSS) BEFORE INCOME TAX EXPENSE                             (54,763)       616,935        596,650
Income tax expense (benefit)...............................        (23,276)         7,198         (1,424)
                                                             -------------  -------------  -------------
INCOME(LOSS) BEFORE EQUITY IN INCOME OF BANK                       (31,487)       609,737        598,074
Equity in income of Bank...................................      2,343,088      1,848,473      1,062,173
                                                             -------------  -------------  -------------
NET INCOME.................................................  $   2,311,601  $   2,458,210  $   1,660,247
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 15--PARENT COMPANY FINANCIAL STATEMENTS (CONTINUED)
                       CONDENSED STATEMENTS OF CASH FLOWS

                   Years ended March 31, 1997, 1996 and 1995

                                                                 1997           1996           1995
                                                             -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income...............................................  $   2,311,601  $   2,458,210  $   1,660,247
  Adjustments to reconcile net income to net cash from
    operating activities
      Loans purchased under agreements to resell...........       (500,000)      --           (4,568,273)
      Sale of loans purchased under agreements to resell...       --             --            5,123,647
      Equity in income of Bank.............................     (2,343,088)    (1,848,473)    (1,062,173)
      Change in other assets...............................         (8,293)        56,517         76,217
      Change in other liabilities..........................        (42,833)       135,572         35,766
                                                             -------------  -------------  -------------
        Net cash from operating activities.................       (582,613)       801,826      1,265,431
CASH FLOWS FROM INVESTING ACTIVITIES
  Change in interest-earning deposits in financial
    institutions...........................................       --              390,763       (390,763)
  Purchase of securities available for sale................       --              (35,386)      (125,466)
                                                             -------------  -------------  -------------
    Net cash from investing activities.....................       --              355,377       (516,229)
CASH FLOWS FROM FINANCING ACTIVITIES
  Purchase of treasury stock...............................       (487,572)      (557,427)      (243,875)
  Issuance of shares of treasury stock.....................          8,221         67,916         54,580
  Contribution to fund ESOP................................         64,211         64,211         64,211
                                                             -------------  -------------  -------------
    Net cash from financing activities.....................       (415,140)      (425,300)      (125,084)
                                                             -------------  -------------  -------------
Net change in cash and cash equivalents....................       (997,753)       731,903        624,118
Cash and cash equivalents at beginning of period...........      2,779,683      2,047,780      1,423,662
                                                             -------------  -------------  -------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.................  $   1,781,930  $   2,779,683  $   2,047,780
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 16--FAIR VALUES OF FINANCIAL INSTRUMENTS

    The following table shows the estimated fair values and the related carrying amounts of the Company's financial instruments at March 31, 1997 and 1996. Items which are not financial instruments are not included.

                                                      1997                            1996
                                         ------------------------------  ------------------------------
                                            CARRYING       ESTIMATED        CARRYING       ESTIMATED
                                             AMOUNT        FAIR VALUE        AMOUNT        FAIR VALUE
                                         --------------  --------------  --------------  --------------
Financial Assets
Cash and equivalents...................  $   14,729,000  $   14,729,000  $    6,063,000  $    6,063,000
Securities available for sale..........         672,000         672,000         621,000         621,000
Securities held to maturity............      14,299,000      14,348,000      15,867,000      15,926,000
Federal Home Loan Bank stock...........       2,752,000       2,752,000       2,702,000       2,702,000
Loans, net of allowance for loan losses     183,783,000     184,245,000     171,301,000     171,967,000
Mortgage loans held for sale...........         914,000         914,000         513,000         513,000
Accrued interest receivable............       1,219,000       1,219,000       1,183,000       1,183,000
Cash surrender value of life
  insurance............................       2,719,000       2,719,000       2,364,000       2,364,000
Financial Liabilities
Demand and savings deposits............     (60,439,000)    (60,439,000)    (69,604,000)    (69,604,000)
Time deposits..........................     (89,370,000)    (89,188,000)    (68,657,000)    (68,804,000)
Borrowed funds.........................     (53,284,000)    (53,270,000)    (45,124,000)    (45,114,000)

    For purposes of the above disclosures of estimated fair value, the following assumptions were used as of March 31, 1997 and 1996. The estimated fair value for cash and cash equivalents, Federal Home Loan Bank stock and accrued interest receivable is considered to approximate cost. The estimated fair value for securities is based on quoted market values for the individual securities or for equivalent securities. The estimated fair value for loans and mortgage loans held for sale is based on estimates of the rate the Company would charge for similar such loans at March 31, 1997 and 1996, applied for the same time period until estimated payment. The estimated fair value of cash surrender value of life insurance is based on the proceeds that would be received upon redemption of the policies at March 31, 1997 and 1996. The estimated fair value for demand and savings deposits is based on their carrying value. The estimated fair value for time deposits is based on estimates of the rate the Company would pay on such deposits at March 31, 1997 and 1996, applied for the same time period until maturity. The estimated fair value of borrowed funds is based on estimates of the rate the Company would be charged for similar borrowings at March 31, 1997 and 1996, applied for the same payment schedule. The estimated fair value of accrued interest payable and other financial instruments and off-balance-sheet loan commitments approximate cost and are not considered significant for this presentation.

    While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Company to have disposed of such items at March 31, 1997 and 1996, the estimated fair values would necessarily have been achieved at these dates, since market values may differ depending on various circumstances. The estimated fair values at March 31, 1997 and 1996 should not necessarily be considered to apply at subsequent dates.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 16--FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)
    In addition, other assets and liabilities of the Company that are not defined as financial instruments are not included in the above disclosures, such as property and equipment. Also, non-financial instruments typically not recognized in financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights, the trained work force, customer goodwill, and similar items.

NOTE 17--SAIF DEPOSIT INSURANCE PREMIUM

    The deposits of the Bank are insured by the Savings Association Insurance Fund ("SAIF"). A recapitalization plan signed into law on September 30, 1996 provided for a one-time assessment of 65.7 basis points applied to all SAIF deposits as of March 31, 1995. Based on the Bank's deposits as of this date, a one-time assessment of approximately $723,000 was paid and recorded as SAIF deposit insurance premium expense for the fiscal year ended March 31, 1997.

NOTE 18--IMPACT OF NEW ACCOUNTING STANDARDS

    SFAS No. 125, "ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF LIABILITIES," was issued by the Financial Accounting Standards Board in 1996. It revises the accounting for transfers of financial assets, such as loans and securities, and for distinguishing between sales and secured borrowings. It is effective for some transactions in 1997 and others in 1998. The anticipated effect on the consolidated financial statements has not yet been determined.

    Also, in March 1997, the accounting requirements for calculating earnings per share were revised. Basic earnings per share for the quarter ending December 31, 1997 and later will be calculated solely on average common shares outstanding. Diluted earnings per share will reflect the potential dilution of stock options and other common stock equivalents. All prior calculations will be restated to be compatible to the new methods. As the Company has significant dilution from stock options, the new calculation methods will increase future basic earnings per share over what otherwise would have been reported, while there will be little effect on diluted earnings per share.

NOTE 19--PROPOSED MERGER

    Pursuant to the Agreement and Plan of Merger dated March 1, 1997 between the Company and Pinnacle Financial Services, Inc. ("Pinnacle"), a Michigan Corporation headquartered in St. Joseph, Michigan, the Company is to merge with and into Pinnacle. The transaction is subject to the approval of the Company's and Pinnacle's shareholders and various regulatory agencies.

    The terms of the agreement provide for a purchase price of $35.00 per CB Bancorp, Inc. ("Company") share, payable in Pinnacle common stock. If Pinnacle's average stock price exceeds $29.00, the Company's shareholders will receive
1.20690 Pinnacle shares per Company share. If Pinnacle's average stock price is less than $23.00, the Company's shareholders will receive 1.52174 Pinnacle shares per Company share. The agreement also provides that each option granted by the Company to purchase shares of the Company's stock (including any options that have been awarded, but have not yet been vested) which is outstanding and unexercised immediately prior thereto shall be converted automatically into the right to receive shares of Pinnacle common stock in an amount determined by dividing the difference

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 19--PROPOSED MERGER (CONTINUED)
between the exchange value and the exercise price of such option by the average price. At consummation, stock held by the Company in treasury will be canceled. The agreement also provides that the shares of Pinnacle common stock to be received by "affiliates" of the Company in the Merger shall not be sold, pledged, transferred or, otherwise, disposed of for a period commencing thirty days prior to the Merger and ending at the time of publication of financial results covering at least thirty days of combined operations of Pinnacle and the Company. The Agreement also limits the Company from entering into agreements or operating in a manner other than in the ordinary course of business.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None.

                                    PART III

ITEM 9. DIRECTORS AND EXECUTIVE OFFICERS; PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH
       SECTION 16 (A) OF THE EXCHANGE ACT

CERTAIN INFORMATION REGARDING CB

DIRECTORS OF CB

    The Board of Directors of CB presently consists of seven directors. Each of the seven members of the Board of Directors of CB also presently serves as a director of CB. Directors are elected for staggered terms of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

    The following table sets forth, as of the date of this Joint Proxy Statement/Prospectus, the names of the directors of CB, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of Community Bank and the year in which their terms (or, in the case of nominees, their proposed terms) as director of CB expire and the amount of CB Common Stock and the percent thereof beneficially owned by each and all directors and executive officers as a group.

                                                                                                   SHARES OF CB
                                                                                 EXPIRATION OF     COMMON STOCK     OWNERSHIP AS
NAME AND PRINCIPAL OCCUPATION AT PRESENT                             DIRECTOR       TERM AS        BENEFICIALLY      PERCENT OF
AND FOR THE PAST FIVE YEARS                                AGE       SINCE(1)      DIRECTOR        OWNED(2)(3)          CLASS
-----------------------------------------------------      ---      -----------  -------------  ------------------  -------------
Joseph F. Heffernan..................................          61         1989          1999        60,587(4)(5)(6)       5.14%
  Chairman of the Board, President and CEO of CB;
  served as President of Community Bank since 1989.

Robert V. Ott........................................          69         1973          1999        12,408(7)             1.07
  Realtor and Real Estate
  Appraiser and Owner of Ott Realty and Appraisal
  Co., LaPorte, Indiana

James J. Broad.......................................          57         1992          1999        10,300                *
  President and Chairman of the Board of Imperial
  Steel Tank Company, Chicago, Illinois. Part Owner
  of Vessel Services, LLC, Highland, Indiana and Pals
  Ford- Mercury, Inc., Knox, Indiana.

Marvin L. Kominiarek, Jr.............................          59         1971          1998        27,921(4)(5)(6)       2.38%
  Divisional President-Financial Services,
  Incorporated. Prior to joining Financial Services,
  Incorporated, Mr. Kominiarek was part owner of
  Kominiarek and Greing Insurance, an insurance
  brokerage firm in Michigan City, Indiana.

Jon R. Bausback......................................          57         1979          1998        20,040(7)(8)          1.71
  Optometrist practicing in Michigan City, Indiana.

                                                                                                   SHARES OF CB
                                                                                 EXPIRATION OF     COMMON STOCK     OWNERSHIP AS
NAME AND PRINCIPAL OCCUPATION AT PRESENT                             DIRECTOR       TERM AS        BENEFICIALLY      PERCENT OF
AND FOR THE PAST FIVE YEARS                                AGE       SINCE(1)      DIRECTOR        OWNED(2)(3)          CLASS
-----------------------------------------------------      ---      -----------  -------------  ------------------  -------------
Ken O. Fryar.........................................          72         1969          1997        12,081(7)             1.04
  Architect and owner of Ken Fryar Associates, an
  architectural firm and Ken Fryar Builders, Inc., a
  construction firm in Michigan City, Indiana.

J. Patrick Smith.....................................          65         1974          1997        12,040(7)(8)          1.03
  Attorney in private practice in LaPorte, Indiana

All Directors and executive officers as a group
 (10 persons)........................................                                              207,965(9)            16.92%

--------------------------
 *  Less than 1.0% of CB's voting stock.

(1) Includes years of service as a director of Community Bank.

(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported.

(3) All shares and percentage amounts reflect a two-for-one stock split effected in the form of a stock dividend in February 1994.

(4) Includes 1,926 and 963 shares awarded to Messrs. Heffernan and Kominiarek, respectively, under the Community Bank, A Federal Savings Bank Recognition and Retention Plans and Trusts for Officers and Employees ("MRPs"), which vest at an annual rate of 20% of the original number of shares awarded commencing on December 23, 1993, as to which voting may be directed by Messrs. Heffernan and Kominiarek.

(5) Includes 16,438, 8,733 and 2,568 shares, which may be acquired through the exercise of stock options granted to Messrs Heffernan and Kominiarek and to Mr. Kominiarek's wife, respectively, under the CB Bancorp, Inc. 1992 Incentive Stock Option Plan ("CB Option Plan"), which are currently exercisable. Does not include 4,110 and 2,183 and 642 shares awarded to Messrs. Heffernan and Kominiarek and to Mr Kominiarek's wife, respectively, under the CB Option Plan, which are not presently exercisable and vest at an annual rate of 20% of the original amount granted beginning December 23, 1993.

(6) Includes 6,919 and 1,368 shares allocated under the CB ESOP to the accounts of Messrs. Heffernan and Kominiarek, respectively.

(7) Includes 481 shares granted to each outside director of CB with a minimum of ten years of service as a director of Community Bank under the Community Bank, A Federal Savings Bank Recognition and Retention Plans and Trusts for Outside Directors ("DRPs") which vest at an annual rate of 20% of the original number granted commencing on the date of grant (December 23,1992), as to which each participant presently has voting power.

(8) Includes 9,632 shares subject to options granted to Messrs. Smith and Bausback under the CB Bancorp, Inc. 1992 Stock Option Plan for Outside Directors ("CB Directors' Option Plan"), which are currently exercisable.

(9) Includes 8,665 shares (including 4,813 shares set forth in footnotes 4 and 7 above) subject to Awards under the MRPs and DRPs and as to which voting may be directed; 67,294 shares subject to options under the CB Option Plan and CB Directors Option Plan which are currently exercisable (including 47,003 shares set forth in footnotes 5 and 8 above); and 19,421 shares held for executive officers in the aggregate under the CB ESOP.

COMPLIANCE WITH SECTION 16 (A)

    Section 16 (a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended March 31, 1997 all Section 16
(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

ITEM 10. EXECUTIVE COMPENSATION.

DIRECTOR COMPENSATION

    Each Director of the Company receives $250 per quarter in Fees. Each Director of the Bank receives $1,000 a month in fees and each Director who is also a member of the Bank's executive committee receives an additional $375 per month.

    The Company has a Deferred Compensation Plan for its Board of Directors. Under the terms of the plan, Directors may elect to defer a portion of their fees which is retained by the Company with interest being credited to the participant's deferred balance. Interest is credited at a rate equal to a three year moving average of the Company's return on equity ratio. Upon retirement, the participant will be entitled to receive the accumulated deferred balance over a specified number of years.

    The Company also has a Director Emeritus Plan for its outside Directors. Under this plan, each outside Director, upon retirement will be eligible to receive Directors fees for a period of four years commencing at the date of retirement.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table shows, for the fiscal years ended March 31, 1997, 1996 and 1995, the cash compensation paid by Community Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer (the "Named Executive Officer"). No other executive officer of CB or Community Bank received an amount in salary and bonus in excess of $100,000 in fiscal 1997. Other than certain directors' fees, CB did not pay any cash compensation to any individual during fiscal 1997.

                                                                                    LONG TERM COMPENSATION
                                                                                  --------------------------
                                                                                            AWARDS
                                                                                  --------------------------
                                              ANNUAL COMPENSATION                               SECURITIES      PAYOUTS
                                ------------------------------------------------  RESTRICTED    UNDERLYING    -----------
                                                                   OTHER ANNUAL      STOCK       EXERCISED     ALL LTIP
                                              SALARY      BONUS    COMPENSATION    AWARD(S)    OPTIONS/SARS     PAYOUTS
 NAME AND PRINCIPAL POSITION    FISCAL YEAR   ($)(1)     ($)(2)       ($)(3)        ($)(4)        (#)(5)          ($)
------------------------------  -----------  ---------  ---------  -------------  -----------  -------------  -----------
Joseph F. Heffernan...........        1997     138,850     --           --            --            --            --
  Chairman of the Board,
  President and CEO
                                      1996     131,401     --           --            --            --            --
                                      1995     121,684     --           --            --            --            --


                                    OTHER
                                COMPENSATION
 NAME AND PRINCIPAL POSITION       ($)(6)
------------------------------  -------------
Joseph F. Heffernan...........      305,358
  Chairman of the Board,
  President and CEO
                                     33,705
                                     21,669

--------------------------
(1) Includes director's fees for CB and Community Bank.

(2) No bonus was paid or accrued in fiscal 1997, 1996 or 1995.

(3) For fiscal years ended March 31, 1997, 1996 and 1995, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the years; (b) payments of earnings with respect to long term incentive plans prior to settlement or maturation; (c) tax payment reimbursements; or (d) preferential discounts on stock.

(4) The dollar value of shares awarded to Mr. Heffernan pursuant to the Community Bank, A Federal Savings Bank Recognition and Retention Plans and Trusts for Officers and Employees ("MRP") is based on the initial public offering price of the common stock of 5.00 per share (as adjusted for the 2-for-1 stock split). Such awards vest in equal installments at a rate of 20% per year commencing on December 23, 1993. When shares become vested and are distributed, the recipient will also receive an amount equal to accumulated dividends and earnings thereon (if any). 7,704 shares granted under the MRP to Mr. Heffernan have vested.

(5) The Company maintains the CB Option Plan for the benefit of officers and key employees. Options granted pursuant to the CB Option Plan vest at a rate of 20% per year beginning one year from the date of grant (December 23, 1992). At the Record Date, 16,438 options granted to Mr. Heffernan under the CB Option Plan had vested. Options granted include limited rights.

(6) Includes $259,672 placed in a secular trust fund established in connection with Mr. Heffernan's Restated Supplemental Executive Retirement Agreement; $206,315 of which represents cumulative accruals recorded in prior years under terms of the Agreement, the remaining $53,357 represents the fiscal 1997 contributions to the trust as required by the Agreement. Also included in this figure is the $45,586 market value of the Community Bank Employee Stock Ownership Plan allocated to Mr. Heffernan's account therein on December 31, 1996.

    EMPLOYMENT AGREEMENTS. CB and Community Bank have entered into employment agreements with Mr. Heffernan, who is sometimes referred to herein as the "executive." These employment agreements are intended to ensure that CB and Community Bank will be able to maintain a stable and competent management base. The employment agreements with CB and Community Bank provide for a three-year term. Commencing on the first anniversary date and continuing each anniversary date thereafter, the respective Boards of Directors may extend the agreements for an additional year so that the remaining terms shall be three years. The agreements provide that the executive's base salary will be reviewed annually. In addition to the base salary, the agreements provide for, among other things, disability pay, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by CB and Community Bank for cause at any time. In the event CB and Community Bank choose to terminate the executive's employment for reasons other than for cause, or in the event of the executive's resignation from CB and Community Bank upon
(i) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment, (ii) liquidation or dissolution of CB and Community Bank, or (iii) a breach of the agreement by CB and Community Bank, the executive, or in the event of death, his beneficiary, would be entitled to severance pay or liquidated damages in an amount equal to the salary to which he would be entitled for the remaining term of the agreement. The agreements provide that the failure to re-elect the executive to his current offices or to nominate the executive to the board of directors shall constitute an event of termination.

    If termination as described above follows a change in control of CB and Community Bank, the executive or, in the event of death prior to payment, his beneficiary, would be entitled to a severance payment equal to three times his average annual compensation over the past three years of employment with CB and Community Bank. CB and Community Bank would also continue the executive's life, health and disability coverage for the remaining unexpired term of the agreements. Payments to the executive under Community Bank's agreement are guaranteed by the Company in the event that payments or benefits are not paid by Community Bank.

    For purposes of the employment and change in control agreements and the stock option plans described herein, a "change in control" generally means the acquisition by any person or group of persons of 25% or more of CB's or Community Bank's outstanding securities, a change in the incumbent boards of directors such that incumbent members (which includes members approved by incumbent members) cease to constitute a majority of the respective boards, or a transaction in which Community Bank or CB is not the surviving institution.

    STOCK OPTION PLAN. The Company maintains the CB Bancorp, Inc. 1992 Incentive Stock Option Plan (the "CB Option Plan"). There were no grants to the Named Executive Officer under the Option Plan during the fiscal year ended March 31, 1997.

    RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT. The Restated Supplemental Executive Retirement Agreement entered into between Joseph Heffernan and the Company on April 1,1996, amends and restates the amended Supplemental Executive Retirement Agreement entered into on March 17, 1992.

    Upon the establishment of the Restated Agreement, the Company's accrued liability under the prior agreement was funded into a trust to be held for the benefit of the executive. This trust is not under the Company's control. The Restated Agreement provides for annual contributions to be made to the trust until the executive reaches retirement age, upon which time the executive will be paid an annual benefit payments of $33,838 for fifteen years.

    The following table provides certain information with respect to the number of shares of CB Common Stock represented by outstanding stock options held by the Named Executive Officer as of March 31, 1997. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of existing stock options and the fiscal year-end price of CB Common Stock. No options were exercised by the Named Executive Officer during fiscal 1997.

                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                             VALUE OF UNEXERCISED
                                                    NUMBER OF SECURITIES         IN- THE-MONEY
                                                   OPTIONS/SARS AT FISCAL   OPTIONS/SARS AT FISCAL
                                                       YEAR-END (#)(1)          YEAR-END($)(2)
NAME                                               EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
-------------------------------------------------  -----------------------  -----------------------
Joseph F. Heffernan..............................         16,438/4,110       $    472,593/$118,163

------------------------
(1) Based upon $33.75, the last quoted sales price of CB Common Stock as reported on the NASDAQ Small-Cap Market for the fiscal year end March 31, 1997. The exercise price of the options is $5.00.

(2) Options are subject to limited rights (SARs) pursuant to which the options, to the extent outstanding for at least six months, may be exercised in the event of a change in control of CB or Community Bank. Upon the exercise of limited rights, the optionee would receive cash payments equal to the difference between the exercise price of the related option on the date of grant and the fair market value of the underlying shares of CB Common Stock on the date the limited rights is exercised.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT BENEFICIAL OWNERSHIP OF CB BANCORP COMMON STOCK

    The following table sets forth information provided by the persons indicated with respect to the beneficial ownership (as defined under applicable rules of the Commission) of shares of CB Common Stock as of April 1, 1997 by (i) each person known by CB who is the owner of more than 5% of the outstanding shares of CB Common Stock, (ii) each person who is a director or an executive officer of CB, and (iii) all persons who are directors or executive officers of CB as a group.

                                                                                   AMOUNT AND NATURE
                                                                                     OF BENEFICIAL      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                   OWNERSHIP       OF CLASS
--------------------------------------------------------------------------------  -------------------  ---------
Community Bank, A Federal Savings Bank, Employee ...............................           89,896(1)       7.74%
  Stock Ownership Plan and Trust
  126 E. Fourth Street
  Michigan City, Indiana 46360

First Manhattan Co. ............................................................           93,500(2)        8.05
  437 Madison Avenue
  New York, New York 10022

John Hancock Advisers, Inc. ....................................................          107,870(3)       9.28%
  c/o John Hancock Mutual Life
  Insurance Company
  P.O. Box 111
  Boston, MA 02117

------------------------
(1) The CB ESOP holds 89,896 shares, of which 51,476 shares have been allocated to employees with the remaining shares unallocated. Directors administer the CB ESOP as a committee (the "CB ESOP Committee"). Craig Braje, Esq., an unaffiliated person, has been appointed as the trustee for the CB ESOP ("CB ESOP Trustee"). The CB ESOP Trustee, subject to his fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the CB ESOP, unallocated shares held in the suspense account will be voted by the CB ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants so long as such vote is in accordance with the provisions of Employee Retirement Income Security Act of 1974.

(2) Information is based on the February 5, 1997 Schedule 13G filed by First Manhattan Co.

(3) Information is based on the February 3, 1997 Schedule 13G filed by John Hancock Advisors, Inc.

ITEM 12.  CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS.

INDEBTEDNESS OF MANAGEMENT

    The FIRREA requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of Community Bank's capital or surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. Community Bank's policy regarding loans to directors and executive officers is in accordance with the requirements of the FIRREA. At March 31, 1997, all outstanding loans made by Community Bank to directors and executive officers and members of their immediate families had been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

ITEM 13.  EXHIBITS AND REPORTS ON FORM 8-K

    (a) The following documents are filed as a part of this report:

        (1) Financial Statements: The following Consolidated Financial Statements are filed under Item 7 hereof:

    Report of Independent Auditors

    Consolidated Balance Sheets as of March 31, 1997 and 1996

    Consolidated Statements of Income for the years ended March 31, 1997, 1996 and 1995

    Consolidated Statements of Changes in Shareholders' Equity for the years ended March 31, 1997, 1996 and 1995

    Consolidated Statements of Cash Flows for the years ended March 31, 1997, 1996 and 1995.

    Notes to Consolidated Financial Statements

        (2) Financial Statements: All schedules are omitted because they are not required or applicable, or the required information is shown in the consolidated financial statements or the notes thereto.

        (3) Exhibits

        (a) The following exhibits are filed as part of this report:

EXHIBIT
 NO.   DESCRIPTION
------ --------------------------------------------------------------------------
  3.1  Certificate of incorporation *

  3.2  Bylaws *

 10.1  Form of Amended Employment Agreement between the Bank and Executive ****

 10.2 Form of Change in Control Agreement between the Company and the Bank and Executive*

 10.3  Community Bank, A Federal Savings Bank Employee Stock Ownership Plan and
         Trust *

 10.5  Community Bank, A Federal Savings Bank Recognition and Retention Plan and
         Trust for Outside Directors **

EXHIBIT
 NO.   DESCRIPTION
------ --------------------------------------------------------------------------
 10.6  Community Bank, A Federal Savings Bank Recognition Plan and Trust for
         Officers and Employees **

 10.7  Form of Employment 1992 Stock Option Plan **

 10.8  Form of CB Bancorp, Inc. 1992 Stock Option Plan for Outside Directors **

 10.9  Community Bank, A Federal Savings Bank Employee Retirement Plan *

 10.10 Form of Community Bank, A Federal Savings Bank Outside Director's
         Consultation and Retirement Plan *

 10.11 CB Bancorp, Inc. Director's Deferred Compensation Plan ***

 11.0 Statement re: Computation of per share earnings (See Note 1 of Notes to Consolidated Financial Statements)

 21.0  Subsidiary information is incorporated herein by reference to "Part I -
         Subsidiary"

 27.0  Financial Data Schedule

    (b) Reports on Form 8-K
       Form 8-K filed on March 12, 1997 announcing merger agreement with Pinnacle Financial Services, Inc.

------------------------

   *Incorporated herein by reference into this document from the Exhibits to Form S-1, Registration Statement and any amendments thereto filed on September 17, 1992, Registration No. 33-51882.

  **Incorporated herein by reference into this document from the Proxy Statement for the Annual Meeting of Shareholders held on July 28, 1993, and filed in definitive form on June 17, 1993.

 ***Incorporated into Fiscal 1994 10-KSB filed on June 27, 1994.

****Incorporated herein by reference into this document from the Form 10-QSB filed with the SEC on February 14, 1997.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                CB BANCORP, INC.

                                By:           /s/ JOSEPH F. HEFFERNAN
                                     -----------------------------------------
                                                Joseph F. Heffernan
                                              CHIEF EXECUTIVE OFFICER
                                               PRESIDENT AND DIRECTOR

DATED: 6/10/97

    Pursuant to the requirement of the Securities and Exchange Act of 1934, this report has been signed by the following persons in the capacities and on the dates indicated.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

   /s/ JOSEPH F. HEFFERNAN
------------------------------  Chief Executive Officer,          6/10/97
     Joseph F. Heffernan          President and Director

     /s/ GEORGE L. KOEHM
------------------------------  Chief Financial Officer           6/10/97
       George L. Koehm

     /s/ JON R. BAUSBACK
------------------------------  Director                          6/10/97
       Jon R. Bausback

       /s/ KEN O. FRYAR
------------------------------  Director                          6/10/97
         Ken O. Fryar

  /s/ MARVIN KOMINIAREK, JR.
------------------------------  Director                          6/10/97
   Marvin Kominiarek , Jr.

        /s/ ROBERT OTT
------------------------------  Director                          6/10/97
          Robert Ott

     /s/ J. PATRICK SMITH
------------------------------  Director                          6/10/97
       J. Patrick Smith

       /s/ JAMES BROAD
------------------------------  Director                          6/10/97
         James Broad

       /s/ ALLEN JONES
------------------------------  Secretary                         6/10/97
         Allen Jones

                                    ANNEX B
                          AGREEMENT AND PLAN OF MERGER
                     DATED AS OF NOVEMBER 14, 1996 BETWEEN
                        PINNACLE FINANCIAL SERVICES INC.
                        AND INDIANA FEDERAL CORPORATION

    AGREEMENT AND PLAN OF MERGER, dated as of November 14, 1996, by and between PINNACLE FINANCIAL SERVICES, INC., a Michigan corporation ("Pinnacle"), and INDIANA FEDERAL CORPORATION, a Delaware corporation ("IFC").

                                  WITNESSETH:

    WHEREAS, the Boards of Directors of Pinnacle and IFC have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which IFC will, subject to the terms and conditions set forth herein, merge with and into Pinnacle (the "Merger"), so that Pinnacle is the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger; and

    WHEREAS, it is the intent of the respective Boards of Directors of Pinnacle and IFC that the Merger be structured as a "merger of equals" of Pinnacle and IFC and that the Surviving Corporation be governed and operated on this basis; and

    WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Pinnacle and IFC are entering into a Pinnacle stock option agreement (the "Pinnacle Option Agreement") attached hereto as Exhibit A; and

    WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Pinnacle and IFC are entering into an IFC stock option agreement (the "IFC Option Agreement"; and together with the Pinnacle Option Agreement, the "Option Agreements") attached hereto as Exhibit B; and

    WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

    NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Michigan Business Corporation Act, as amended (the "MBCA"), the Delaware General Corporation Law, as amended (the "DGCL"), at the Effective Time (as defined in Section 1.2), IFC shall merge with and into Pinnacle. Pinnacle shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Michigan. Upon consummation of the Merger, the separate corporate existence of IFC shall terminate.

    1.2 EFFECTIVE TIME. The Merger shall become effective as set forth in certificates of merger (each, a "Certificate of Merger"), which shall specify an effective date and time no earlier than the filing thereof with the appropriate authorities of the State of Michigan, and with the appropriate authorities of the State of Delaware, on the Closing Date (as defined in Section 9.1), or as soon thereafter as practicable. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in each Certificate of Merger having been filed in accordance with the MBCA and DGCL.

    1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in the MBCA and the DGCL.

    1.4 CONVERSION OF IFC COMMON STOCK. At the Effective Time, in each case, subject to Section 2.2(e), by virtue of the Merger and without any action on the part of Pinnacle, IFC or the holder of any of the following securities:

        (a) Each share of the common stock, par value $0.01 per share, of IFC (the "IFC Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of IFC

    Common Stock held (x) in IFC's treasury or (y) directly or indirectly by IFC or Pinnacle or any of their respective wholly-owned Subsidiaries (as defined in Section 3.1) (except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4(c) and as set forth in the IFC Disclosure Schedule)), shall be converted into the right to receive one (1) share (the "Exchange Ratio") of the common stock, without par value, of Pinnacle (the "Pinnacle Common Stock").

        (b) All of the shares of IFC Common Stock converted into Pinnacle Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Common Certificate") previously representing any such shares of IFC Common Stock shall thereafter represent the right to receive a certificate representing the number of whole shares of Pinnacle Common Stock into which the shares of IFC Common Stock represented by such Common Certificate have been converted pursuant to this
    Section 1.4 and Section 2.2. Common Certificates previously representing shares of IFC Common Stock shall be exchanged for certificates representing whole shares of Pinnacle Common Stock issued in consideration therefor upon the surrender of such Common Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Pinnacle Common Stock or IFC Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

        (c) At the Effective Time, all shares of IFC Common Stock that are owned by IFC as treasury stock and all shares of IFC Common Stock that are owned, directly or indirectly, by IFC or Pinnacle or any of their respective wholly-owned Subsidiaries (other than shares of IFC Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Pinnacle Common Stock which are similarly held, whether held directly or indirectly by IFC or Pinnacle, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of IFC Common Stock held by IFC or Pinnacle or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of IFC Common Stock, and shares of Pinnacle Common Stock which are similarly held, whether held directly or indirectly by IFC or Pinnacle or any of their respective Subsidiaries, being referred to herein as "DPC Shares") and as set forth in the IFC Disclosure Schedule) shall be cancelled and shall cease to exist and no stock of Pinnacle or other consideration shall be delivered in exchange therefor.

    1.5 PINNACLE COMMON STOCK. At and after the Effective Time, each share of Pinnacle Common Stock issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger. All shares of Pinnacle Common Stock that are owned by IFC or any of its wholly-owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Pinnacle.

    1.6  OPTIONS.

    (a) At the Effective Time, each option granted by IFC to purchase shares of IFC Common Stock which is outstanding and unexercised immediately prior thereto (excluding any and all IFC Rights (as hereinafter defined), all of which shall have been redeemed, and thereby extinguished, terminated and cancelled without any right of exercise, prior to the Effective Time) shall cease to represent a right to acquire shares of IFC Common Stock and shall be converted automatically into an option to purchase shares of Pinnacle Common Stock in an amount and at an exercise price determined as provided below

(and subject to the terms of the IFC benefit plans under which they were issued (collectively, the "IFC Stock Plans") and the agreements evidencing grants thereunder):

        (i) The number of shares of Pinnacle Common Stock to be subject to the new option shall be equal to the number of shares of IFC Common Stock subject to the original option; and

        (ii) The exercise price per share of Pinnacle Common Stock under the new option shall be equal to the exercise price per share of IFC Common Stock under the original option.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to IFC shall be deemed to be references to Pinnacle.

    (b) At the Effective Time, each option granted by Pinnacle to purchase shares of Pinnacle Common Stock which is outstanding and unexercised immediately prior thereto shall continue to represent a right to acquire shares of Pinnacle Common Stock and shall remain an issued and outstanding option to purchase from the Surviving Corporation shares of Pinnacle Common Stock in the same amount and at the same exercise price subject to the terms of the Pinnacle benefit plans under which they were issued (collectively, the "Pinnacle Stock Plans") and the agreements evidencing grants thereunder, and shall not be affected by the Merger.

    1.7 ARTICLES OF INCORPORATION. Subject to the terms and conditions of this Agreement, at the Effective Time, the Articles of Incorporation of Pinnacle shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law.

    1.8 BYLAWS. Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of Pinnacle, with appropriate amendments to incorporate the provisions of Section 1.11 of this Agreement, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

    1.9 TAX CONSEQUENCES; ACCOUNTING TREATMENT. It is intended that (i) the Merger shall constitute a reorganization within the meaning of Section 368(a)(i)(A) of the Code, (ii) this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (iii) the Merger shall qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended.

    1.10 MANAGEMENT. At the Effective Time, Mr. Richard L. Schanze shall be the Chairman of the Board and the Chief Executive Officer of the Surviving Corporation, and Mr. Donald A. Lesch shall be the Vice Chairman, President and Chief Operating Officer of the Surviving Corporation.

    1.11 BOARD OF DIRECTORS. At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of ten (10) persons, with Mr. Schanze, as well as Mr. Arnold L. Weaver and three (3) other persons, to be named as directors of the Surviving Corporation on behalf of the Board of Directors of Pinnacle, and with Mr. Lesch, as well as Mr. Howard Silverman and three (3) other persons, to be named as directors of the Surviving Corporation on behalf of the Board of Directors of IFC. Under the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Cyrus A. Ansary, Pinnacle has certain obligations to nominate Mr. Ansary for election as a director of Pinnacle. In the event that Pinnacle, as the Surviving Corporation, becomes obligated to nominate Mr. Ansary as a director of the Surviving Corporation, then the Board of Directors shall be increased in size to a total of twelve (12) persons, and Mr. Ansary shall be nominated as a director of the Surviving Corporation pursuant to the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Ansary, and the Chairman shall nominate for approval by the Board of Directors a twelfth person as a director of the Surviving Corporation. Whenever the Board of Directors is comprised of ten (10) or fewer persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of six (6) or more of the directors, and whenever the Board of Directors is comprised of eleven (11) or twelve (12) persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of seven (7) or more of the directors.

    1.12 HEADQUARTERS OF SURVIVING CORPORATION. At the Effective Time, the headquarters and principal executive offices of the Surviving Corporation shall be located in Valparaiso, Indiana.

    1.13 BANK MERGER. At the Bank Merger Effective Time (as hereinafter defined), Indiana Federal Bank for Savings, a federal savings bank ("IndFed Bank"), the wholly-owned subsidiary of IFC, shall be merged (the "Bank Merger") with and into Pinnacle Bank, a Michigan banking corporation ("Pinnacle Bank"), the wholly-owned subsidiary of Pinnacle, pursuant to the terms and conditions set forth herein and in the Agreement and Plan of Merger and Consolidation substantially in the form attached hereto as Exhibit C (the "Bank Merger Agreement"). Upon consummation of the Bank Merger, the separate existence of IndFed Bank shall cease, and Pinnacle Bank shall continue as the surviving institution of the Bank Merger. The name of Pinnacle Bank, as the surviving institution of the Bank Merger, shall be "Pinnacle Bank". From and after the Bank Merger Effective Time (as hereinafter defined), Pinnacle Bank as the surviving institution of the Bank Merger shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Pinnacle Bank and IndFed Bank. The Bank Merger shall become effective at the time the Bank Merger Agreement for such merger is endorsed and declared effective by the Financial Institutions Bureau of the State of Michigan (the "Bank Merger Effective Time"). The parties shall cause the Bank Merger to become effective as soon as practical following the Merger. At the Bank Merger Effective Time:

        (a) each share of IndFed Bank common stock issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be cancelled. No new shares of the capital stock or other securities or obligations of IndFed Bank shall be issued or be deemed issued with respect to or in exchange for such cancelled shares, and such cancelled shares of common stock of IndFed Bank shall not be converted into any shares or other securities or obligations of any other entity;

        (b) each share of Pinnacle Bank common stock issued and outstanding immediately prior thereto shall remain an issued and outstanding share of common stock of Pinnacle Bank as the surviving institution and shall not be affected by the Bank Merger;

        (c) the charter and bylaws of Pinnacle Bank, as then in effect, shall be the Charter and Bylaws of Pinnacle Bank as the surviving institution of the Bank Merger, and may thereafter be amended in accordance with applicable law; and

        (d) the directors of Pinnacle Bank as the surviving institution following the Bank Merger shall consist of eighteen (18) persons, with nine
    (9) persons to be named as directors by the Board of Directors of Pinnacle Bank and nine (9) persons to be named as directors by the Board of Directors of IndFed Bank; and the executive officers of Pinnacle Bank as the surviving institution following the Bank Merger shall be those appointed by the Board of Directors of the surviving institution upon consummation of the Bank Merger, on the basis of recommendations made by Mr. Schanze, as the Chairman of the parent Surviving Corporation, Mr. Lesch, as the Vice Chairman of the parent Surviving Corporation, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates.

                                   ARTICLE II
                               EXCHANGE OF SHARES

    2.1 PINNACLE TO MAKE SHARES AVAILABLE. At or prior to the Effective Time, Pinnacle shall deposit, or shall cause to be deposited, with Harris Trust and Savings Bank, Chicago, Illinois, or another bank or trust company reasonably acceptable to each of Pinnacle and IFC (the "Exchange Agent"), for the benefit of the holders of Common Certificates, for exchange in accordance with this Article II, certificates representing the shares of Pinnacle Common Stock (such certificates for shares of Pinnacle Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and Section 2.2(a) in exchange for outstanding shares of IFC Common Stock.

    2.2  EXCHANGE OF SHARES.

    (a) As soon as practicable after the Effective Time, and in no event later than five (5) business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Common Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Common Certificates shall pass, only upon delivery of the Common Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Common Certificates in exchange for certificates representing the shares of Pinnacle Common Stock into which the shares of IFC Common Stock represented by such Common Certificate or Common Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Common Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Common Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Pinnacle Common Stock to which such holder of IFC Common Stock shall have become entitled pursuant to the provisions of Article I, and the Common Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any unpaid dividends and distributions payable to holders of Common Certificates.

    (b) No dividends or other distributions declared with respect to Pinnacle Common Stock with a record date following the Effective Time shall be paid to the holder of any unsurrendered Common Certificate until the holder thereof shall surrender such Common Certificate in accordance with this Article II.

    (c) If any certificate representing shares of Pinnacle Common Stock is to be issued in a name other than that in which the Common Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Common Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Pinnacle Common Stock in any name other than that of the registered holder of the Common Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    (d) After the Effective Time, there shall be no transfers on the stock transfer books of IFC of shares of IFC Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Common Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Pinnacle Common Stock as provided in this Article II.

    (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Pinnacle Common Stock shall be issued upon the surrender for exchange of Common Certificates.

    (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of IFC for 12 months after the Effective Time shall be paid to Pinnacle. Any stockholders of IFC who have not theretofore complied with this
Article II shall thereafter look only to Pinnacle for payment of the shares of Pinnacle Common Stock and any unpaid dividends and distributions on the Pinnacle Common Stock deliverable in respect of each share of IFC Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of IFC,

Pinnacle, the Exchange Agent or any other person shall be liable to any former holder of shares of IFC Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (g) In the event any Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Common Certificate to be lost, stolen or destroyed and, if reasonably required by Pinnacle or the Exchange Agent, the posting by such person of a bond in such amount as Pinnacle may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Common Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Common Certificate the shares of Pinnacle Common Stock deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PINNACLE

    Except as disclosed in the Pinnacle disclosure schedule delivered to IFC concurrently herewith (the "Pinnacle Disclosure Schedule"), Pinnacle hereby represents and warrants to IFC as follows:

    3.1  CORPORATE ORGANIZATION.

    (a) Pinnacle is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Pinnacle has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Pinnacle. As used in this Agreement, the term "Material Adverse Effect" means, with respect to IFC, Pinnacle or the Surviving Corporation, as the case may be, a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of such party and its Subsidiaries taken as a whole, excluding for this purpose only, however, the payment and/or incurrence of (i) the one-time special assessment on institutions holding deposits subject to assessment by the Savings Association Insurance Fund ("SAIF") pursuant to The Deposit Insurance Funds Act of 1996 ("Funds Act") intended to increase SAIF's net worth as of October 1, 1996 to 1.25 percent of SAIF-insured deposits, and
(ii) transactional expenses by IFC or Pinnacle in connection with the Merger, to the extent having such an effect. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any bank, savings and loan institution, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. Pinnacle is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and as a savings and loan holding company under the Home Owners' Loan Act ("HOLA"). True and complete copies of the Articles of Incorporation and Bylaws of Pinnacle, as in effect as of the date of this Agreement, have previously been made available by Pinnacle to IFC.

    (b) Each Pinnacle Subsidiary (i) is duly organized and validly existing as a bank, savings and loan institution, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Pinnacle, and
(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

    (c) The minute books of Pinnacle accurately reflect in all material respects all corporate actions held or taken since January 1, 1994 of its stockholders and Board of Directors (including committees of the Board of Directors of Pinnacle).

    3.2  CAPITALIZATION.

    (a) The authorized capital stock of Pinnacle consists of (i) 15,000,000 shares of Pinnacle Common Stock, of which as of November 11, 1996, 5,976,548 shares were issued and outstanding and no shares were held in treasury. All of the issued and outstanding shares of Pinnacle Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of the Pinnacle Option Agreement and the Pinnacle Stock Plans, Pinnacle does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Pinnacle Common Stock or any other equity securities of Pinnacle or any securities representing the right to purchase or otherwise receive any shares of Pinnacle Common Stock or any other equity securities of Pinnacle. As of November 11, 1996, no shares of Pinnacle Common Stock were reserved for issuance, except for (i) 496,261 shares reserved for issuance upon the exercise of stock options pursuant to the Pinnacle Stock Plans. Since January 1, 1996, Pinnacle has not issued any shares of Pinnacle Common Stock or other equity securities of Pinnacle, or any securities convertible into or exercisable for any shares of Pinnacle Common Stock or other equity securities of Pinnacle, other than pursuant to the exercise of employee stock options granted prior to such date. The shares of Pinnacle Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

    (b) Pinnacle owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Pinnacle Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Pinnacle Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

    3.3  AUTHORITY; NO VIOLATION.

    (a) Pinnacle has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Pinnacle. The Board of Directors of Pinnacle has directed that this Agreement and the transactions contemplated hereby be submitted to Pinnacle's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Pinnacle Common Stock, no other corporate proceedings on the part of Pinnacle are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Pinnacle and (assuming due authorization, execution and delivery by IFC) constitutes a valid and binding obligation of Pinnacle, enforceable against Pinnacle in accordance with its terms.

    (b) Neither the execution and delivery of this Agreement by Pinnacle nor the consummation by Pinnacle of the transactions contemplated hereby, nor compliance by Pinnacle with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Pinnacle or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Pinnacle or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Pinnacle or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Pinnacle or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on Pinnacle or the Surviving Corporation.

    3.4 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications with the Office of Thrift Supervision (the "OTS"), (iii) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices (the "State Approvals"), (iv) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of Pinnacle's and IFC's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Joint Proxy Statement") and the registration statement on Form S-4 (the "S-4") in which the Joint Proxy Statement will be included as a prospectus,
(v) the filing of Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the MBCA and with the appropriate officials of the State of Delaware pursuant to the DGCL, (vi) any notices to or filings with the Small Business Administration ("SBA"), (vii) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), and the rules of NASDAQ, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Pinnacle Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite vote of the stockholders of Pinnacle and IFC, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (A) the execution and delivery by Pinnacle of this Agreement and (B) the consummation by Pinnacle of the Merger and the other transactions contemplated hereby.

    3.5 REPORTS. Pinnacle and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority (each a "State Regulator"),
(iv) the Office of the Comptroller of the Currency (the "OCC"), (v) the OTS,
(vi) the SEC and (vii) any SRO (collectively "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Pinnacle. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Pinnacle and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Pinnacle, investigation into the business or operations of Pinnacle or any of its Subsidiaries since January 1, 1994, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Pinnacle or any of its Subsidiaries which, in the reasonable judgment of Pinnacle, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

    3.6 FINANCIAL STATEMENTS. Pinnacle has previously made available to IFC copies of (a) the consolidated balance sheets of Pinnacle and its Subsidiaries as of December 31, for the fiscal years 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1993 through 1995, inclusive, as reported in Pinnacle's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Pinnacle, and (b) the unaudited consolidated balance sheet of Pinnacle and its Subsidiaries as of June 30, 1996 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the six-month period then ended as reported in Pinnacle's Quarterly Report on Form 10-Q for the period ended June 30, 1996 filed with the SEC under the Exchange Act (the "Pinnacle June 30, 1996 Form 10-Q"). The December 31, 1995 consolidated balance sheet of Pinnacle (including the related notes, where applicable) fairly presents the consolidated financial position of Pinnacle and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Pinnacle and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Pinnacle and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

    3.7 BROKER'S FEES. Neither Pinnacle nor any Pinnacle Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements, other than The Chicago Corporation (a copy of which engagement agreement has been disclosed by Pinnacle to IFC) whose fees, commissions and expenses shall be paid by Pinnacle.

    3.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

    (a) Except as publicly disclosed in Pinnacle Reports (as defined in Section 3.12) filed prior to the date hereof, since December 31, 1995, (i) Pinnacle and its Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on Pinnacle or the Surviving Corporation.

    (b) Except as publicly disclosed in Pinnacle Reports filed prior to the date hereof, since December 31, 1995, Pinnacle and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

    (c) Since December 31, 1995, neither Pinnacle nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1995, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of Pinnacle's 1995 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in the reasonable judgment of Pinnacle, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

    3.9  LEGAL PROCEEDINGS.

    (a) Neither Pinnacle nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Pinnacle's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Pinnacle or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Pinnacle Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Pinnacle.

    (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies, savings and loan holding companies banks, or savings institutions) imposed upon Pinnacle, any of its Subsidiaries or the assets of Pinnacle or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on Pinnacle.

    3.10  TAXES AND TAX RETURNS.

    (a) Each of Pinnacle and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of Pinnacle's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes (as defined in Section 3.10(b)) and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of Pinnacle, to have a Material Adverse Effect on Pinnacle. The income tax returns of Pinnacle and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") and any liability with respect thereto has been satisfied for all years to and including 1993, and either no material deficiencies were asserted as a result of such examination for which Pinnacle does not have adequate reserves or all such deficiencies were satisfied. To the best of Pinnacle's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon Pinnacle or any of its Subsidiaries for which Pinnacle does not have adequate reserves, nor has Pinnacle or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by Pinnacle and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on Pinnacle, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by Pinnacle and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on Pinnacle, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by Pinnacle in its consolidated financial statements as of December 31, 1995, except where failure to do so would not have a Material Adverse Effect on Pinnacle and (D) there are no Tax liens upon any property or assets of Pinnacle or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on Pinnacle. Neither Pinnacle nor any of its Subsidiaries has been required to include in income any adjustment pursuant to
Section 481 of the Code by reason of a voluntary change in accounting method initiated by Pinnacle or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on Pinnacle. Except as set forth in the financial statements described in Section 3.6, neither Pinnacle nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on Pinnacle.

    (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

    (c) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Pinnacle or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Pinnacle Benefit Plan (as defined in Section 3.11(a)) currently in effect should not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

    (d) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Pinnacle or any Subsidiary of Pinnacle under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on Pinnacle.

    3.11  EMPLOYEES.

    (a) The Pinnacle Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "Pinnacle Benefit Plans") by Pinnacle or any of its Subsidiaries or by any affiliated trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Pinnacle would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    (b) Pinnacle has heretofore delivered to IFC true and complete copies of each of the Pinnacle Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such Pinnacle Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Plan.

    (c) (i) Each of the Pinnacle Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the Pinnacle Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Pinnacle Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Pinnacle, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan"

(as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Pinnacle, its Subsidiaries or the ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by Pinnacle, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Pinnacle, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by Pinnacle or its Subsidiaries as of the Effective Time with respect to each Pinnacle Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and
Section 412 of the Code, (viii) neither Pinnacle, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which Pinnacle, its Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of Pinnacle there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Pinnacle Benefit Plans or any trusts related thereto which are, in the reasonable judgment of Pinnacle, likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

    (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Pinnacle or any of its affiliates from Pinnacle or any of its affiliates under any Pinnacle Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Pinnacle Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

    3.12 SEC REPORTS. Pinnacle has previously made available to IFC an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by Pinnacle with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Pinnacle Reports") and prior to the date hereof and (b) communication mailed by Pinnacle to its stockholders since January 1, 1994 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1994, Pinnacle has timely filed all Pinnacle Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Pinnacle Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

    3.13 COMPLIANCE WITH APPLICABLE LAW. Pinnacle and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Pinnacle or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on Pinnacle.

    3.14  CERTAIN CONTRACTS.

    (a) Neither Pinnacle nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral)
(i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice,

(ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from IFC, Pinnacle, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Pinnacle Reports, (iv) which materially restricts the conduct of any line of business by Pinnacle, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Pinnacle has previously made available to IFC true and correct copies of all employment and deferred compensation agreements which are in writing and to which Pinnacle is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the Pinnacle Disclosure Schedule, is referred to herein as a "Pinnacle Contract", and neither Pinnacle nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on Pinnacle.

    (b) (i) Each Pinnacle Contract is valid and binding on Pinnacle or any of its Subsidiaries, as applicable, and in full force and effect, (ii) Pinnacle and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Pinnacle Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Pinnacle, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Pinnacle or any of its Subsidiaries under any such Pinnacle Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on Pinnacle.

    3.15 AGREEMENTS WITH REGULATORY AGENCIES. Neither Pinnacle nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1994, a recipient of any supervisory letter from, or since January 1, 1994, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Pinnacle Disclosure Schedule, a "Pinnacle Regulatory Agreement"), nor has Pinnacle or any of its Subsidiaries been advised since January 1, 1994, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

    3.16  OTHER ACTIVITIES OF PINNACLE AND ITS SUBSIDIARIES.

    (a) Neither Pinnacle nor any of its Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Federal Reserve Board or the OTS. Without limiting the generality of the foregoing, any equity investment of Pinnacle and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation is not prohibited by the Federal Reserve Board or the OTS.

    (b) To Pinnacle's knowledge, each Pinnacle Subsidiary which is a federally insured bank or savings institution (a "Pinnacle Bank Subsidiary") currently performs all personal trust, corporate trust and other fiduciary activities ("Trust Activities") with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation

(specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any Governmental Entity pending, or to the knowledge of Pinnacle, threatened, against or affecting Pinnacle, or any Significant Subsidiary thereof relating to the compliance by Pinnacle or any such Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X of the SEC) with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on Pinnacle, each employee of a Pinnacle Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a Pinnacle Bank Subsidiary; and each Pinnacle Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since January 1, 1994 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

    3.17 INVESTMENT SECURITIES. Each of Pinnacle and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of Pinnacle or any of its Subsidiaries. Such securities are valued on the books of Pinnacle in accordance with GAAP.

    3.18 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Pinnacle or for the account of a customer of Pinnacle or one of its Subsidiaries, were entered into in the ordinary course of business and, to Pinnacle's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Pinnacle or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Pinnacle and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Pinnacle's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

    3.19 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Pinnacle included in the Pinnacle June 30, 1996 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1996, neither Pinnacle nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Pinnacle.

    3.20 ENVIRONMENTAL LIABILITY. Except as set forth in the Pinnacle Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Pinnacle or any of the Pinnacle Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against Pinnacle or any of the Pinnacle Subsidiaries, which liability or obligation could reasonably be expected to have a Material Adverse Effect on Pinnacle. To the knowledge of Pinnacle, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse

Effect on Pinnacle. Neither Pinnacle nor any of the Pinnacle Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Pinnacle.

    3.21 STATE TAKEOVER LAWS. The Board of Directors of Pinnacle has approved the transactions contemplated by this Agreement and the Option Agreements and taken such action such that the provisions of Chapter 7A of the MBCA and any other provisions of any state or local "takeover" law applicable to Pinnacle will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

    3.22 POOLING OF INTERESTS. Pinnacle has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF IFC

    Except as disclosed in the IFC disclosure schedule delivered to Pinnacle concurrently herewith (the "IFC Disclosure Schedule") IFC hereby represents and warrants to Pinnacle as follows:

    4.1  CORPORATE ORGANIZATION.

    (a) IFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. IFC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on IFC. IFC is duly registered as a savings and loan holding company under the HOLA. True and complete copies of the Certificate of Incorporation and Bylaws of IFC, as in effect as of the date of this Agreement, have previously been made available by IFC to Pinnacle.

    (b) Each IFC Subsidiary (i) is duly organized and validly existing as a bank, savings and loan institution, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on IFC, and
(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

    (c) The minute books of IFC accurately reflect in all material respects all corporate actions held or taken since January 1, 1994 of its stockholders and Board of Directors (including committees of the Board of Directors of IFC).

    4.2  CAPITALIZATION.

    (a) The authorized capital stock of IFC consists of (i) 5,000,000 shares of serial preferred stock, par value $0.01 per share, none of which as of November 11, 1996 were issued or outstanding; and (ii) 10,000,000 shares of IFC Common Stock, of which as of November 11, 1996, 4,751,131 shares were issued and outstanding and 1,110,000 shares were held in treasury. All of the issued and outstanding shares of IFC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of the IFC Option Agreement (as hereinafter defined), the IFC Rights Agreement and the IFC Stock Plans, IFC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of IFC Common Stock or any other equity securities of IFC or any securities representing the right to purchase or otherwise receive any shares of IFC Common Stock or any other equity securities of IFC. As of November 11, 1996, no shares of IFC Common Stock were reserved for issuance, except for (i) 253,089 shares reserved for issuance upon the exercise of stock options pursuant to the IFC Stock Plans, and (ii) shares reserved for issuance pursuant to the IFC Rights Agreement. Since January 1, 1996, IFC has not issued any shares of IFC Common Stock or other equity securities of IFC, or any securities convertible into or exercisable for any shares of IFC Common Stock or other equity securities of IFC, other than pursuant to the exercise of employee stock options granted prior to such date.

    (b) As of November 11, 1996, there are issued and outstanding up to 4,751,131 rights in respect of shares of IFC Common Stock (the "IFC Rights"), subject to terms and conditions of the Stockholder Protection Rights Agreement dated as of February 26, 1992, as amended by the Amendment to Stockholder Protection Rights Agreement dated as of November 14, 1996 (the "IFC Rights Agreement"), between IFC and Harris Trust and Savings Bank, as Rights Agent. As of the date of this Agreement, the Separation Time (as defined in the IFC Rights Agreement) has not occurred, the Amendment to Stockholder Protection Rights Agreement dated as of November 14, 1996, has been entered into and is effective and in full force and effect, the entering into of this Agreement and/or the IFC Stock Option Agreement and/or the consummation of the transactions contemplated hereby and/or thereby have been exempted from the application of the IFC Rights Agreement and do not and will not cause a Separation Time to occur, and all IFC Rights are redeemable by IFC at a cost to IFC of not more than $0.01 per each of the shares of IFC Common Stock issued and outstanding.

    (c) IFC owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the IFC Subsidiaries, free and clear of any Liens, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No IFC Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

    4.3  AUTHORITY; NO VIOLATION.

    (a) IFC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of IFC. The Board of Directors of IFC has directed that this Agreement and the transactions contemplated hereby be submitted to IFC's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of IFC Common Stock, no other corporate proceedings on the part of IFC are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by IFC and (assuming due authorization, execution and delivery by Pinnacle) constitutes a valid and binding obligation of IFC, enforceable against IFC in accordance with its terms.

    (b) Neither the execution and delivery of this Agreement by IFC nor the consummation by IFC of the transactions contemplated hereby, nor compliance by IFC with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of IFC or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to IFC or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any

Lien upon any of the respective properties or assets of IFC or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which IFC or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on IFC or the Surviving Corporation; provided, however, that prior to the date hereof, IFC has secured a waiver of Harris Trust and Savings Bank under the loan, security agreement and guaranty for the benefit of the IFC Employee Stock Ownership Plan ("ESOP") so that this Agreement and the Merger shall not cause any breach, default or acceleration under said IFC ESOP loan arrangement.

    4.4 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications with the OTS, (iii) the filing of any required applications or notices for, and the receipt of, the State Approvals, (iv) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, (v) the filing of Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the MBCA and with the appropriate officials of the State of Delaware pursuant to the DGCL,
(vi) any notices to or filings with the SBA, (vii) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry SRO, and the rules of NASDAQ, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Pinnacle Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite vote of the stockholders of Pinnacle and IFC, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (A) the execution and delivery by IFC of this Agreement and
(B) the consummation by IFC of the Merger and the other transactions contemplated hereby.

    4.5 REPORTS. IFC and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with any of the Regulatory Agencies, and all other reports and statements required to be filed by them since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on IFC. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of IFC and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of IFC, investigation into the business or operations of IFC or any of its Subsidiaries since January 1, 1994, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on IFC. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of IFC or any of its Subsidiaries which, in the reasonable judgment of IFC, is likely, either individually or in the aggregate, to have a Material Adverse Effect on IFC.

    4.6 FINANCIAL STATEMENTS. IFC has previously made available to Pinnacle copies of (a) the consolidated balance sheets of IFC and its Subsidiaries as of December 31, for the fiscal years 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1993 through 1995, inclusive, as reported in IFC's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Ernst & Young LLP, independent public accountants with respect to IFC, and (b) the unaudited consolidated balance sheet of IFC and its Subsidiaries as of June 30, 1996 and the related unaudited consolidated statements of income and cash flows for the six-month period then ended as reported in IFC's Quarterly Report on Form 10-Q for the period ended June 30, 1996 filed with the SEC under the Exchange Act (the "IFC June 30, 1996 Form 10-Q"). The December 31, 1995 consolidated balance sheet of IFC (including the related notes, where applicable) fairly presents the consolidated financial position of IFC and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of IFC and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of IFC and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

    4.7 BROKER'S FEES. Neither IFC nor any IFC Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements, other than Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") (a copy of which engagement agreement has been disclosed by IFC to Pinnacle) whose fees, commissions and expenses shall be paid by IFC.

    4.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

    (a) Except as publicly disclosed in IFC Reports (as defined in Section 4.12) filed prior to the date hereof, since December 31, 1995, (i) IFC and its Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on IFC or the Surviving Corporation.

    (b) Except as publicly disclosed in IFC Reports filed prior to the date hereof, since December 31, 1995, IFC and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

    (c) Since December 31, 1995, neither IFC nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1995, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of IFC's 1995 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in the reasonable judgment of IFC, is likely, either individually or in the aggregate, to have a Material Adverse Effect on IFC.

    4.9  LEGAL PROCEEDINGS.

    (a) Neither IFC nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of IFC's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against IFC or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the IFC Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on IFC.

    (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies, savings and loan holding companies banks, or savings institutions) imposed upon IFC, any of its Subsidiaries or the assets of IFC or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on IFC.

    4.10  TAXES AND TAX RETURNS.

    (a) Each of IFC and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of IFC's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of IFC, to have a Material Adverse Effect on IFC. The income tax returns of IFC and its Subsidiaries have been examined by the IRS and any liability with respect thereto has been satisfied for all years to and including 1993, and either no material deficiencies were asserted as a result of such examination for which IFC does not have adequate reserves or all such deficiencies were satisfied. To the best of IFC's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon IFC or any of its Subsidiaries for which IFC does not have adequate reserves, nor has IFC or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by IFC and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on IFC, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by IFC and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on IFC, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by IFC in its consolidated financial statements as of December 31, 1995, except where failure to do so would not have a Material Adverse Effect on IFC and (D) there are no Tax liens upon any property or assets of IFC or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on IFC. Neither IFC nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by IFC or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on IFC. Except as set forth in the financial statements described in Section 4.6, neither IFC nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under
Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on IFC.

    (b) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of IFC or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or IFC Benefit Plan (as defined in Section 4.11(a)) currently in effect should not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

    (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by IFC or any Subsidiary of IFC under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on IFC.

    4.11  EMPLOYEES.

    (a) The IFC Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "IFC Benefit Plans") by IFC or any of its Subsidiaries or by any ERISA Affiliate, all of which together with IFC would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

    (b) IFC has heretofore delivered to Pinnacle true and complete copies of each of the IFC Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such IFC Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Plan.

    (c) (i) Each of the IFC Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the IFC Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified,
(iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no IFC Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of IFC, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of IFC, its Subsidiaries or the ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by IFC, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to IFC, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by IFC or its Subsidiaries as of the Effective Time with respect to each IFC Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither IFC, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which IFC, its Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of IFC there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the IFC Benefit Plans or any trusts related thereto which are, in the reasonable judgment of IFC, likely, either individually or in the aggregate, to have a Material Adverse Effect on IFC.

    (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of IFC or any of its affiliates from IFC or any of its affiliates under any IFC Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any IFC Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

    4.12 SEC REPORTS. IFC has previously made available to Pinnacle an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by IFC with the SEC pursuant to the Securities Act or the Exchange Act (the "IFC

Reports") and prior to the date hereof and (b) communication mailed by IFC to its stockholders since January 1, 1994 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1994, IFC has timely filed all IFC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all IFC Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

    4.13 COMPLIANCE WITH APPLICABLE LAW. IFC and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to IFC or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on IFC.

    4.14  CERTAIN CONTRACTS.

    (a) Neither IFC nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from IFC, Pinnacle, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the IFC Reports, (iv) which materially restricts the conduct of any line of business by IFC, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. IFC has previously made available to Pinnacle true and correct copies of all employment and deferred compensation agreements which are in writing and to which IFC is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not set forth in the IFC Disclosure Schedule, is referred to herein as an "IFC Contract", and neither IFC nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on IFC.

    (b) (i) Each IFC Contract is valid and binding on IFC or any of its Subsidiaries, as applicable, and in full force and effect, (ii) IFC and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each IFC Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on IFC, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of IFC or any of its Subsidiaries under any such IFC Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on IFC.

    4.15 AGREEMENTS WITH REGULATORY AGENCIES. Neither IFC nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1994, a recipient of any supervisory letter from, or since January 1, 1994, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the IFC Disclosure Schedule, an "IFC Regulatory Agreement"), nor has IFC or any of its Subsidiaries been advised since January 1, 1994, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

    4.16  OTHER ACTIVITIES OF IFC AND ITS SUBSIDIARIES.

    (a) Neither IFC nor any of its Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Federal Reserve Board or the OTS. Without limiting the generality of the foregoing, any equity investment of IFC and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation is not prohibited by the Federal Reserve Board or the OTS.

    (b) To IFC's knowledge, each IFC Subsidiary which is a federally insured bank or savings institution (an "IFC Bank Subsidiary") currently performs all Trust Activities with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any Governmental Entity pending, or to the knowledge of IFC, threatened, against or affecting IFC, or any Significant Subsidiary thereof relating to the compliance by IFC or any such Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X of the SEC) with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on IFC, each employee of a IFC Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a IFC Bank Subsidiary; and each IFC Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since January 1, 1994 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

    4.17 INVESTMENT SECURITIES. Each of IFC and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of IFC or any of its Subsidiaries. Such securities are valued on the books of IFC in accordance with GAAP.

    4.18 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of IFC or for the account of a customer of IFC or one of its Subsidiaries, were entered into in the ordinary course of business and, to IFC's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of IFC or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. IFC and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to IFC's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

    4.19 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of IFC included in the IFC June 30, 1996 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1996, neither IFC nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on IFC.

    4.20 ENVIRONMENTAL LIABILITY. Except as set forth in the IFC Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on IFC or any of the IFC Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or threatened against IFC or any of the IFC Subsidiaries, which liability or obligation could reasonably be expected to have a Material Adverse Effect on IFC. To the knowledge of IFC, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on IFC. Neither IFC nor any of the IFC Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on IFC.

    4.21 STATE TAKEOVER LAWS; REDEMPTION OF IFC RIGHTS. The Board of Directors of IFC has approved the transactions contemplated by this Agreement and the Option Agreements and taken such action (i) such that the provisions of Section 9 of the Certificate of Incorporation of IFC pertaining to certain "Business Combinations" shall not be applicable to the transactions contemplated by this Agreement and the Option Agreements, and the provisions of Section 203 of the DGCL and any other provision of any state or local "takeover" law applicable to IFC will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby, and (ii) to redeem the IFC Rights prior to the Effective Time at a cost to IFC of not more than $0.01 (the "Redemption Price") per each of the shares of IFC Common Stock issued and outstanding, such that all of said IFC Rights will have been extinguished, terminated and cancelled prior to the Effective Time, without any right of exercise, and shall only represent the right to receive the Redemption Price in cash from IFC or the Surviving Corporation following the Merger.

    4.22 POOLING OF INTERESTS. IFC has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    5.1 CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the Pinnacle Disclosure Schedule and the IFC Disclosure Schedule) or the Option Agreements, each of Pinnacle and IFC shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and
(c) take no action which would adversely affect or delay the ability of either Pinnacle or IFC to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Option Agreements.

    5.2 FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as set forth in the Pinnacle Disclosure Schedule or the IFC Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement or the Option Agreements, neither Pinnacle nor IFC shall, and neither Pinnacle nor IFC shall permit any of their respective Subsidiaries to, without the prior written consent of the other:

        (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Pinnacle or any of its Subsidiaries to Pinnacle or any of its Subsidiaries, on the one hand, or of IFC or any of its Subsidiaries to IFC or any of its Subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements);

        (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except, (A) in the case of Pinnacle, for regular quarterly cash dividends on Pinnacle Common Stock at a rate not in excess of $0.25 per share of Pinnacle Common Stock, (B) in the case of IFC, for regular quarterly cash dividends on IFC Common Stock at a rate not in excess of $0.21 per share of IFC Common Stock, (C) for dividends paid by any of the Subsidiaries of each of Pinnacle and IFC to Pinnacle or IFC or any of their Subsidiaries, respectively, and (D) for dividends paid in the ordinary course of business by any subsidiaries (whether or not wholly owned) of each of Pinnacle and IFC), (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (and no further or additional options to purchase stock shall be granted pursuant to the Pinnacle Stock Plans or the IFC Stock Plans, except as otherwise agreed in writing by Pinnacle and IFC) or (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date hereof, (B) the Option Agreements, or (C) as permitted unless clause (iii) above;

        (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

        (d) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

        (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

        (f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

        (g) solicit, encourage or authorize or permit any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger or business combination of it or any of its Subsidiaries with any corporation or other entity other than as provided by this Agreement (and each party shall promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

        (h) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

        (i) take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Pinnacle or IFC to exercise its rights under the Pinnacle Option Agreement or the IFC Option Agreement, as the case may be;

        (j) amend its Certificate of Incorporation or Articles of Incorporation, as the case may be, or its Bylaws, except as contemplated by this Agreement;

        (k) other than in prior consultation with the other party to this Agreement, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

        (l) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

        (m) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    6.1  REGULATORY MATTERS.

    (a) Pinnacle and IFC shall promptly prepare and file with the SEC the Joint Proxy Statement and Pinnacle shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Pinnacle and IFC shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Pinnacle and IFC shall thereafter mail or deliver the Joint Proxy Statement to their respective stockholders. Pinnacle shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and IFC shall furnish all information concerning IFC and the holders of IFC Common Stock as may be reasonably requested in connection with any such action.

    (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Pinnacle and IFC shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Pinnacle or IFC, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

    (c) Pinnacle and IFC shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Pinnacle, IFC or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

    (d) Pinnacle and IFC shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

    6.2  ACCESS TO INFORMATION.

    (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Pinnacle and IFC shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Pinnacle and IFC shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws, savings and loan or savings association laws (other than reports or documents which Pinnacle or IFC, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Pinnacle nor IFC nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Pinnacle's or IFC's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

    (b) Each of Pinnacle and IFC agrees to keep confidential, and not divulge to any other party or person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, any said party), all non-public documents, information, records and financial statements received from the other and, in addition, any and all reports, information and financial information obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated hereby are not consummated for any reason, each party agrees to promptly return to the other party all written materials furnished by the other party, and all copies thereof, in connection with such investigation, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information.

    (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth herein.

    6.3 STOCKHOLDERS' APPROVALS. Each of Pinnacle and IFC shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite stockholder approvals required in connection with this Agreement and the Merger, and each shall use its best efforts to cause such meetings to occur on the same date. Pinnacle and IFC will, through their respective Boards of Directors, subject to their respective fiduciary obligations as determined by the respective Boards of Directors, recommend to their respective stockholders approval of this Agreement and the Merger.

    6.4 LEGAL CONDITIONS TO MERGER. Each of Pinnacle and IFC shall, and shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Pinnacle or IFC or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

    6.5  AFFILIATES; PUBLICATION OF COMBINED FINANCIAL RESULTS.

    (a) Each of Pinnacle and IFC shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the stockholders' meetings called by Pinnacle and IFC to approve this Agreement, a written agreement, in the form of Exhibit D hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Pinnacle Common Stock or IFC Common Stock held by such "affiliate" and, in the case of the "affiliates" of IFC, the shares of Pinnacle Common Stock to be received by such "affiliate" in the Merger: (i) in the case of shares of Pinnacle Common Stock to be received by "affiliates" of IFC in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (ii) except to the extent and under the conditions permitted therein, during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Pinnacle and IFC.

    (b) The Surviving Corporation shall use its best efforts to publish as promptly as reasonably practical but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

    6.6 NASDAQ LISTING. Pinnacle shall cause the shares of Pinnacle Common Stock to be issued in the Merger to be approved for trading and reporting on NASDAQ, National Market System, subject to official notice of issuance, prior to the Effective Time.

    6.7  EMPLOYEE BENEFIT PLANS.

    (a) From and after the Effective Time, unless otherwise mutually determined, the Pinnacle Benefit Plans and IFC Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of Pinnacle or IFC (or their Subsidiaries) covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such plans, adopt new benefit plans with respect to employees of the Surviving Corporation and its Subsidiaries in substantial conformance with the Pinnacle Benefit Plans in effect as of the Effective Time, in replacement and substitution for the IFC Benefit Plans (including, without limitation, non-qualified stock option agreements, incentive stock option agreements, the IFC ESOP, deferred compensation plans and agreements, supplemental retirement income agreements, severance agreements, employment agreements and stock option and incentive plans benefitting current or former directors, officers or employees of IFC or its Subsidiaries, or their predecessors) which shall be cancelled, terminated or frozen to the extent permitted by applicable law (the "New Benefit Plans"). Prior to the Closing Date, Pinnacle and IFC shall cooperate in reviewing, evaluating and analyzing the Pinnacle Benefit Plans and IFC Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby subsequent to the Merger in substantial conformance with the Pinnacle Benefit Plans in effect as of the Effective Time, in replacement and substitution for the IFC Benefit Plans which shall be cancelled, terminated or frozen to the extent permitted by applicable law. It is the intention of Pinnacle and IFC to develop New Benefit Plans, effective as of the Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees of the Surviving Corporation who were covered by Pinnacle Benefit Plans, on the one hand, and those covered by IFC Benefit Plans, on the other, prior to the Effective Time, but (iii) with the overall view that the IFC Benefit Plans would be cancelled, terminated or frozen, and replaced by the Pinnacle Benefit Plans for times following the Effective Time to the extent permitted by applicable law.

    (b) The foregoing notwithstanding, the Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the date hereof under the Pinnacle Benefit Plans or the IFC Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the Pinnacle Disclosure Schedule and the IFC Disclosure Schedule.

    (c) Nothing in this Section 6.7 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any Pinnacle Benefit Plans, IFC Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

    6.8  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

    (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of IFC or any of its Subsidiaries, including any entity specified in the IFC Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of IFC, any of the IFC Subsidiaries or any entity specified in the IFC Disclosure Schedule, or any of their respective predecessors or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Pinnacle shall indemnify and hold harmless, as and to the fullest extent permitted by law (and, as relates to acts or times prior to the Effective Time, to the fullest extent permitted by law pertaining to IFC or any of its Subsidiaries at such time, including the provisions of Section 11 of IFC's Certificate of Incorporation), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Pinnacle; provided, however, that (A) Pinnacle shall have the right to assume the defense thereof and upon such assumption Pinnacle shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Pinnacle elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Pinnacle and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Pinnacle, and Pinnacle shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties,
(B) Pinnacle shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Pinnacle shall be obligated to pay for such separate counsel, (C) Pinnacle shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and
(D) Pinnacle shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Pinnacle thereof, provided that the failure to so notify shall not affect the obligations of Pinnacle under this Section 6.8 except to the extent such failure to notify materially prejudices Pinnacle. Pinnacle's obligations under this Section 6.8 continue in full force and effect for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

    (b) Pinnacle shall use its best efforts to cause the individuals serving as officers and directors of IFC, its Subsidiaries or any entity specified in the IFC Disclosure Schedule immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by IFC or any of the IFC Subsidiaries (provided that Pinnacle may substitute therefor policies of the same or substantially similar coverage and amounts containing terms and conditions which are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Pinnacle be required to expend more than 150% of the current amount expended by IFC or any of the IFC Subsidiaries (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto; and provided, further, that if Pinnacle is unable to maintain or obtain the insurance called for by this Section 6.8(b), Pinnacle shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

    (c) In the event Pinnacle or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Pinnacle assume the obligations set forth in this Section 6.8.

    (d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

    6.9 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Pinnacle and a Subsidiary of IFC) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Pinnacle.

    6.10 ADVICE OF CHANGES. Pinnacle and IFC shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

    6.11 DIVIDENDS. After the date of this Agreement, each of Pinnacle and IFC shall coordinate with the other the declaration of any dividends in respect of Pinnacle Common Stock and IFC Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Pinnacle Common Stock or IFC Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Pinnacle Common Stock and/or IFC Common Stock and any shares of Pinnacle Common Stock any such holder receives in exchange therefor in the Merger.

    6.12 NEGOTIATIONS WITH OTHER PARTIES. So long as this Agreement remains in effect and no notice of termination has been given under this Agreement, neither Pinnacle, on the one hand, nor IFC, on the other hand, shall authorize or knowingly permit any of its representatives, directly or indirectly, to entertain, solicit or encourage negotiations with any person or entity or any group of persons or entities other than the other party to this Agreement or any of its affiliates (a "Potential Acquiror") concerning any "Acquisition Proposal" (as hereinafter defined) other than pursuant to this Agreement. The preceding sentence shall not be construed to prohibit the Board of Directors of Pinnacle, on the one hand, or IFC, on the other hand, from providing, or authorizing or permitting their respective representatives to provide, to any person making an unsolicited Acquisition Proposal, any information that is public or published information or readily ascertainable from such information, or from discussing and considering any such unsolicited Acquisition Proposal if it is advised in writing by legal counsel that such actions are advisable under applicable law in order to discharge their fiduciary duties to stockholders. As used in this Agreement, "Acquisition Proposal" means any (i) proposal pursuant to which any corporation, partnership, person or other entity or group, other than Pinnacle or IFC, would acquire or participate in a merger or other business combination involving Pinnacle or any of the Pinnacle Bank Subsidiaries, on the one hand, or IFC or any of the IFC Bank Subsidiaries, on the other hand, directly or indirectly; (ii) proposal by which any corporation, partnership, person or other entity or group, other than Pinnacle or IFC, would acquire the right to vote 10% or more of the capital stock of Pinnacle or any of the Pinnacle Bank Subsidiaries, on the one hand, or IFC or any of the IFC Bank Subsidiaries, on the other hand, entitled to vote thereon for the election of directors; (iii) acquisition of 10% or more of the assets of Pinnacle or any of the Pinnacle Bank Subsidiaries, on the one hand, or IFC or any of the IFC Bank Subsidiaries, on the other hand, other than in the ordinary course of business; or (iv) acquisition in excess of 10% of the outstanding capital stock of Pinnacle or any of the Pinnacle Bank Subsidiaries, on the one hand, or IFC or any of the IFC Bank Subsidiaries, on the other hand, other than as contemplated by this Agreement.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

    7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the respective requisite affirmative votes of the holders of Pinnacle Common Stock and IFC Common Stock entitled to vote thereon.

        (b) NASDAQ LISTING. The shares of Pinnacle Common Stock which shall be issued to the stockholders of IFC upon consummation of the Merger shall have been authorized for trading and reporting on the NASDAQ, National Market System, subject to official notice of issuance.

        (c) OTHER APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

        (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

        (f) FEDERAL TAX OPINION. Pinnacle and IFC each shall have received an opinion of their respective tax counsel, addressed to Pinnacle or IFC, as the case may be, in form and substance reasonably satisfactory to Pinnacle and IFC, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

            (i) The Merger will constitute a tax free reorganization under
       Section 368(a)(1)(A) of the Code and Pinnacle and IFC will each be a party to the reorganization;

            (ii) No gain or loss will be recognized by Pinnacle or IFC as a result of the Merger;

           (iii) No gain or loss will be recognized by the stockholders of IFC who exchange their IFC Common Stock solely for Pinnacle Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Pinnacle Common Stock);

            (iv) The tax basis of the Pinnacle Common Stock received by stockholders who exchange all of their IFC Common Stock solely for Pinnacle Common Stock in the Merger will be the same as the tax basis of the IFC Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

            (v) The holding period of Pinnacle Common Stock received by stockholders of IFC in the Merger will include the period during which the shares of IFC Common Stock surrendered in exchange therefor were held; provided, such IFC Common Stock was held as a capital asset by the holder of such IFC Common Stock at the Effective Time. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Pinnacle, IFC and others.

        (g) POOLING OF INTERESTS. Pinnacle and IFC shall each have received a letter, effective as of the Effective Time, from their respective independent accountants addressed to Pinnacle or IFC, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

    7.2 CONDITIONS TO OBLIGATION OF PINNACLE. The obligation of Pinnacle to effect the Merger is also subject to the satisfaction or waiver by Pinnacle at or prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of IFC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the IFC Disclosure Schedule that are disclosed by IFC to Pinnacle in the form of an updated IFC disclosure schedule delivered to Pinnacle as of the Closing Date (the "Closing Date IFC

    Disclosure Schedule")) as of the Closing Date as though made on and as of the Closing Date. Pinnacle shall have received a certificate signed on behalf of IFC by the Chief Executive Officer and the Chief Financial Officer of IFC to the foregoing effect, and to which any Closing Date IFC Disclosure Schedule shall be appended.

        (b) PERFORMANCE OF OBLIGATIONS OF IFC. IFC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Pinnacle shall have received a certificate signed on behalf of IFC by the Chief Executive Officer and the Chief Financial Officer of IFC to such effect.

        (c) IFC RIGHTS REDEEMED. The IFC Rights shall have been redeemed at a cost to IFC of not more than $0.01 (the "Redemption Price") per each of the shares of the IFC Common Stock issued and outstanding, such that all of said IFC Rights have been extinguished, terminated and cancelled, without any right of exercise, and shall only represent the rights to receive the Redemption Price in cash from IFC or the Surviving Corporation following the Merger.

        (d) COMFORT LETTERS. Pinnacle shall have received "comfort" letters from Ernst & Young, L.L.P., dated (x) the effective date of the S-4 and (y) not earlier than five (5) days preceding the Closing Date, in each case substantially to the effect that: (i) based upon a review (and audit of year-end statements) of IFC's consolidated financial statements dated as of December 31, 1995, June 30, 1996, each subsequent year-end and quarter-end and the most recent interim month-end consolidated financial statements of IFC available prior to the date of any said letter, nothing has come to their attention that has caused them to believe that any adjustments would be required to be made to restate said financial statements in a manner conforming to GAAP, other than such adjustments, if any, as are specifically noted and disclosed, none of which adjustments shall be materially adverse;
    (ii) they are independent public accountants with respect to IFC and the IFC Subsidiaries within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (iii) in their opinion, the audited consolidated financial statements of IFC examined by them and included or incorporated by reference in the S-4 and the prospectus and reported therein by them, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, the Securities Act and the applicable published rules and regulations thereunder, as appropriate; (iv) on the basis of certain procedures and inquiries including a reading of the latest available unaudited interim consolidated financial statements of IFC, inquiries of officials of IFC responsible for financial and accounting matters, and a reading of the minutes of the Boards of Directors and stockholders of IFC and the IFC Subsidiaries (which procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards and would not necessarily reveal material adverse changes in the consolidated financial position or results of operations of IFC), nothing came to their attention that caused them to believe that (A) the unaudited consolidated financial statements of IFC included or incorporated by reference in the S-4 and the prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Securities Act, as appropriate, or that the unaudited consolidated financial statements are not in conformity with GAAP applied on a basis consistent with that of the audited consolidated financial statements or that as of the most recent month-end preceding the Closing Date there has been any material change in the capital stock of IFC, except as a result of the exercise of employee stock options granted prior to June 30, 1996, or the IFC Subsidiaries or any increase in consolidated long-term debt of IFC or the IFC Subsidiaries or any reduction in consolidated stockholders' equity as compared with the amounts of those items set out in the audited consolidated statement of condition at December 31, 1995 and with any subsequent unaudited consolidated statement of condition included or incorporated by reference in the S-4 and the prospectus, except for changes and the amount of such reduction, if any, derived from IFC's accounts and records, which are described in such letter or are set forth in the S-4 and the prospectus, or (B) since December 31, 1995 any dividends were paid on the IFC Common Stock except as described in such letter; and (v) in addition to the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures with respect to certain accounts or percentages and financial information which appear in the S-4 and the prospectus and which have been reasonably specified by Pinnacle, as described in such letter.

        (e) LEGAL OPINION. IFC shall have delivered to Pinnacle an opinion, dated the Closing Date, of counsel for IFC, satisfactory to Pinnacle and its counsel, to the effect set forth on Exhibit E. Such opinion shall also cover such other matters incident to the transactions herein contemplated as Pinnacle and its counsel may reasonably request. In rendering their opinion, counsel to IFC may rely on certificates of officers of IFC, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

        (f) FAIRNESS OPINION. Pinnacle shall have received the favorable opinion from The Chicago Corporation in connection with the deliberations of its Board of Directors approving this Agreement and the Option Agreements and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Merger transaction contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of Pinnacle from a financial point of view.

        (g) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred which has, or is likely to have, a Materially Adverse Effect on IFC or upon the right of IFC or any of the IFC Subsidiaries to conduct their businesses as presently conducted.

    7.3 CONDITIONS TO OBLIGATION OF IFC. The obligation of IFC to effect the Merger is also subject to the satisfaction or waiver by IFC at or prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Pinnacle set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and
    (ii) for any changes to the Pinnacle Disclosure Schedule that are disclosed by Pinnacle to IFC in the form of an updated Pinnacle disclosure schedule delivered to IFC as of the Closing Date (the "Closing Date Pinnacle Disclosure Schedule")) as of the Closing Date as though made on and as of the Closing Date. IFC shall have received a certificate signed on behalf of Pinnacle by the Chief Executive Officer and the Chief Financial Officer of Pinnacle to the foregoing effect, and to which any Closing Date Pinnacle Disclosure Schedule shall be appended.

        (b) PERFORMANCE OF OBLIGATIONS OF PINNACLE. Pinnacle shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and IFC shall have received a certificate signed on behalf of Pinnacle by the Chief Executive Officer and the Chief Financial Officer of Pinnacle to such effect.

        (c) COMFORT LETTERS. IFC shall have received "comfort" letters from KPMG Peat Marwick, L.L.P., dated (x) the effective date of the S-4 and (y) not earlier than five (5) days preceding the Closing Date, in each case substantially to the effect that: (i) based upon a review (and audit of year-end statements) of Pinnacle's consolidated financial statements dated as of December 31, 1995, June 30, 1996, each subsequent year-end and quarter-end and the most recent interim month-end consolidated financial statements of Pinnacle available prior to the date of any said letter, nothing has come to their attention that has caused them to believe that any adjustments would be required to be made to restate said financial statements in a manner conforming to GAAP, other than such adjustments, if any, as are specifically noted and disclosed, none of which adjustments shall be materially adverse; (ii) they are independent public accountants with respect to Pinnacle and the Pinnacle Subsidiaries within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (iii) in their opinion, the audited consolidated financial statements of Pinnacle examined by them and included or incorporated by reference in the

    S-4 and the prospectus and reported therein by them, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, the Securities Act and the applicable published rules and regulations thereunder, as appropriate; (iv) on the basis of certain procedures and inquiries including a reading of the latest available unaudited interim consolidated financial statements of Pinnacle, inquiries of officials of Pinnacle responsible for financial and accounting matters, and a reading of the minutes of the Boards of Directors and stockholders of Pinnacle and the Pinnacle Subsidiaries (which procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards and would not necessarily reveal material adverse changes in the consolidated financial position or results of operations of Pinnacle), nothing came to their attention that caused them to believe that
    (A) the unaudited consolidated financial statements of Pinnacle included or incorporated by reference in the S-4 and the prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Securities Act, as appropriate, or that the unaudited consolidated financial statements are not in conformity with GAAP applied on a basis consistent with that of the audited consolidated financial statements or that as of the most recent month-end preceding the Closing Date there has been any material change in the capital stock of Pinnacle, except as a result of the exercise of employee stock options granted prior to June 30, 1996, or the Pinnacle Subsidiaries or any increase in consolidated long-term debt of Pinnacle or the Pinnacle Subsidiaries or any reduction in consolidated stockholders' equity as compared with the amounts of those items set out in the audited consolidated statement of condition at December 31, 1995 and with any subsequent unaudited consolidated statement of condition included or incorporated by reference in the S-4 and the prospectus, except for changes and the amount of such reduction, if any, derived from Pinnacle's accounts and records, which are described in such letter or are set forth in the S-4 and the prospectus, or
    (B) since December 31, 1995 any dividends were paid on the Pinnacle Common Stock except as described in such letter; and (v) in addition to the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures with respect to certain accounts or percentages and financial information which appear in the S-4 and the prospectus and which have been reasonably specified by IFC, as described in such letter.

        (d) LEGAL OPINION. Pinnacle shall have delivered to IFC an opinion, dated the Closing Date, of counsel for Pinnacle, satisfactory to IFC and its counsel, to the effect set forth on Exhibit F. Such opinion shall also cover such other matters incident to the transactions herein contemplated as IFC and its counsel may reasonably request. In rendering their opinion, counsel to Pinnacle may rely on certificates of officers of Pinnacle, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

        (e) FAIRNESS OPINION. IFC shall have received the favorable opinion from Sandler O'Neill in connection with the deliberations of its Board of Directors approving this Agreement and the Option Agreements and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Merger transaction contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of IFC from a financial point of view.

        (f) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred which has, or is likely to have, a Materially Adverse Effect on Pinnacle or upon the right of Pinnacle or any of the Pinnacle Subsidiaries to conduct their businesses as presently conducted.

                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT

    8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Pinnacle or IFC:

        (a) by mutual consent of Pinnacle and IFC in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

        (b) by either the Board of Directors of Pinnacle or the Board of Directors of IFC if any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

        (c) by either the Board of Directors of Pinnacle or the Board of Directors of IFC if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement, unless the failure of the Closing (as defined in Section 9.1) to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

        (d) by either the Board of Directors of Pinnacle or the Board of Directors of IFC (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date;

        (e) by either Pinnacle or IFC if any approval of the stockholders of Pinnacle or IFC required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

        (f) by either Pinnacle or IFC if any of the conditions specified by
    Article VII to the obligation of the terminating party have not been satisfied on the Closing Date; or

        (g) by Pinnacle if the Closing Date IFC Disclosure Schedule discloses any change from the IFC Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on IFC or any of the IFC Subsidiaries; or by IFC if the Closing Date Pinnacle Disclosure Schedule discloses any change from the Pinnacle Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on Pinnacle or any of the Pinnacle Subsidiaries.

    8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Pinnacle or IFC as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Pinnacle, IFC, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b), 8.2,
9.2 and 9.3, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Pinnacle nor IFC shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

    8.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Pinnacle or IFC; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Pinnacle or IFC, there may not be, without further approval of such stockholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the holders of IFC Common Stock hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Pinnacle or IFC, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of IFC Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.1 CLOSING. Subject to the terms and conditions of this Agreement and the Option Agreements, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five (5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties (the "Closing Date").

    9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreements, which shall terminate in accordance with their terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

    9.3 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Pinnacle and IFC.

    9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Pinnacle to:

       Pinnacle Financial Services, Inc.
       830 Pleasant Street
       St. Joseph, Michigan 49085
       Attention: Richard L. Schanze, Chairman and CEO
       Fax: (616) 853-5567
    with copies to:

       Miller, Canfield, Paddock and Stone, P.L.C.
       1400 N. Woodward Ave., Suite 100
       Bloomfield Hills, Michigan 48304
       Attention: J. Kevin Trimmer, Esq.
       Fax: (810) 258-3036

and

    (b) if to IFC, to:

       Indiana Federal Corporation
       56 Washington Street
       Valparaiso, Indiana 46383
       Attention: Donald A. Lesch, Chairman and CEO
       Fax: (219) 464-2041

    with copies to:

       Silver, Freedman & Taff, L.L.P.
       1100 New York Avenue, N.W.
       Washington, D.C. 20005-3934
       Attention: James S. Fleischer Esq.
       Fax: (202) 682-0354

    9.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require Pinnacle, IFC or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

    9.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    9.7 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreements and the Confidentiality Agreement.

    9.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

    9.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    9.10 PUBLICITY. Except as otherwise required by applicable law or the rules of NASDAQ, neither Pinnacle nor IFC shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

    9.11 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    IN WITNESS WHEREOF, Pinnacle and IFC have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          PINNACLE FINANCIAL SERVICES, INC.

                                          By: ______/s/ Richard L. Schanze______

                                                     Richard L. Schanze

                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                          INDIANA FEDERAL CORPORATION

                                          By: ________/s/ Donald A. Lesch_______

                                                      Donald A. Lesch

                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                    ANNEX C
                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                     DATED AS OF FEBRUARY 27, 1997 BETWEEN
                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), dated as of February 27, 1997, between PINNACLE FINANCIAL SERVICES, INC., a Michigan corporation ("Pinnacle"), and INDIANA FEDERAL CORPORATION, a Delaware corporation ("IFC").

                                  WITNESSETH:

    WHEREAS, Pinnacle and IFC entered into an Agreement and Plan of Merger dated November 14, 1996 (the "Agreement"), but subsequently have determined that certain amendments to the Agreement are necessary and appropriate and therefore wish to amend the Agreement as set forth herein;

    NOW THEREFORE, in consideration of the premises and the mutual and dependent promises hereinafter contained, the parties do represent, warrant, covenant and agree as follows:

    1. Section 1.11 of the Agreement shall be and hereby is amended and restated in its entirety to read as follows:

        "1.11 BOARD OF DIRECTORS. At the Effective Time, the persons who shall be the directors of the Surviving Corporation shall be determined as follows:

           (a) In the event that the transactions provided for under the terms of the Agreement and Plan of Merger (the "CB Merger Agreement") between Pinnacle and CB Bancorp, Inc., a Delaware corporation ("CB"), have been consummated and become effective, then the Board of Directors of the Surviving Corporation shall consist of Mr. Richard L. Schanze, as well as Mr. Arnold L. Weaver and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of Pinnacle, and Mr. Donald A. Lesch, as well as Mr. Howard Silverman and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of IFC, and Mr. Joseph F. Heffernan.

           (b) In the event that the transactions provided for under the terms of the CB Merger Agreement have not been consummated and become effective, then the Board of Directors of the Surviving Corporation shall consist of Mr. Richard L. Schanze, as well as Mr. Arnold L. Weaver and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of Pinnacle, and Mr. Donald A. Lesch, as well as Mr. Howard Silverman and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of IFC; provided, that, in the event that the transactions provided for under the terms of the CB Merger Agreement subsequently are consummated and become effective, then the Board of Directors of the Surviving Corporation shall consist of those persons named as directors of the Surviving Corporation in the preceding clause of this subsection
       (b) and, in addition, Mr. Joseph F. Heffernan shall be named as a director of the Surviving Corporation.

           (c) In any case, at and following the Effective Time, under the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Cyrus A. Ansary, Pinnacle may have certain obligations to nominate Mr. Ansary for election as a director of Pinnacle and said agreement shall be binding on Pinnacle as the Surviving Corporation. In the event that Pinnacle, as the Surviving Corporation, becomes obligated to nominate Mr. Ansary as a director of the Surviving Corporation, then the Board of Directors at that time shall be increased in size by two (2) persons, and Mr. Ansary shall be nominated as a director of the Surviving Corporation pursuant to the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Ansary, and the Chairman shall nominate for approval by the Board of Directors an additional person as a director of the Surviving Corporation.

           (d) Whenever the Board of Directors of the Surviving Corporation is comprised of ten (10) or fewer persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of six (6) or more of the directors, and whenever the Board of Directors of the Surviving Corporation is comprised of eleven (11) or twelve (12) persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of seven (7) or more of the directors."

    2. Subsection (d) of Section 1.13 of the Agreement shall be and hereby is amended and restated in its entirety to read as follows:

        "(d) the directors of Pinnacle Bank as the surviving institution following the Bank Merger shall be determined as follows:

            (i) In the event that the transactions provided for under the terms of Section 1.13 of the CB Merger Agreement have been consummated and become effective, then the Board of Directors of Pinnacle Bank as the surviving institution shall consist of twenty-one (21) persons with nine
       (9) persons to be named as directors by the Board of Directors of Pinnacle Bank, nine (9) persons to be named as directors by the Board of Directors of IndFed Bank, and three (3) persons to be named as directors by the Board of Directors of Community Bank, a federal savings bank (one of which persons shall be Mr. Joseph F. Heffernan);

            (ii) In the event that the transactions provided for under the terms of Section 1.13 of the CB Merger Agreement have not been consummated and become effective, then the Board of Directors of the surviving institution shall consist of eighteen (18) persons with nine (9) persons to be named as directors by the Board of Directors of Pinnacle Bank and nine (9) persons to be named as directors by IndFed Bank; provided, that, in the event that the transactions provided for under the terms of
       Section 1.13 of the CB Merger Agreement subsequently are consummated and become effective, then the Board of Directors of the surviving institution shall consist of those persons named as directors of the surviving institution in the preceding clause of this subsection (d)(ii) and, in addition, three (3) persons named as directors by the Board of Directors of Community Bank, a federal savings bank (one of which persons shall be Mr. Joseph F. Heffernan) shall be named as directors of the surviving institution; and

           (iii) The executive officers of Pinnacle Bank as the surviving institution following the Bank Merger shall be those appointed by the Board of Directors of the surviving institution upon consummation of the Bank Merger, on the basis of recommendations made by Mr. Schanze, as the Chairman of the parent Surviving Corporation, Mr. Lesch, as the Vice Chairman of the parent Surviving Corporation, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates."

    3.  The meaning of the term "Material Adverse Effect", as defined in Section
3.1 of the Agreement, and used in and throughout the Agreement, shall be amended and restated in its entirety to provide as follows:

    "As used in this Agreement, the term "Material Adverse Effect" means, with respect to IFC, Pinnacle or the Surviving Corporation, as the case may be, a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of such party and its Subsidiaries taken as a whole, excluding for this purpose only, however, (i) the payment and/or incurrence of (1) the one-time special assessment on institutions holding deposits subject to assessment by the Savings Association Insurance Fund ("SAIF") pursuant to The Deposit Insurance Funds Act of 1996 ("Funds Act") intended to increase SAIF's net worth as of October 1, 1996 to 1.25 percent of SAIF-insured deposits, and
    (2) transactional expenses by IFC or Pinnacle in connection with the Merger,
    (ii) the effects upon Pinnacle of the merger transaction, and all transactional expenses with respect thereto, contemplated by the CB Merger Agreement, whether or not consummated, and (iii) the effects upon Pinnacle of the branch office swap transactions, and all transactional expenses with respect thereto, contemplated by the Purchase and Assumption Agreement executed, or to be executed, between Shoreline Bank, as Seller, and Pinnacle Bank, as Buyer, and the Purchase and Assumption Agreement executed, or to be executed, between Pinnacle Bank, as Seller, and Shoreline

    Bank, as Buyer (collectively, the "Branch Office Swap Agreements"), whether or not consummated, in any said case to the extent having such an effect."

    4. The entering into and performance of the CB Merger Agreement, and/or the Branch Office Swap Agreements, and consummation of the transactions contemplated thereby, by Pinnacle are hereby ratified, approved and authorized, and are and shall be deemed to be expressly permitted for all purposes under the Agreement and the Option Agreements (defined herein as in the Agreement) and shall not constitute a "triggering event" under any Option Agreement.

    5. Except as amended hereby, the Agreement is ratified and confirmed in all respects.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, this Amendment has been duly executed by and on behalf of each of the parties hereto as of the date first above written.

                                          PINNACLE FINANCIAL SERVICES, INC.
                                          By: ______/s/ Richard L. Schanze______
                                             Richard L. Schanze
                                             CHAIRMAN AND CHIEF EXECUTIVE
                                          OFFICER

                                          INDIANA FEDERAL CORPORATION
                                          By: ________/s/ Donald A. Lesch_______
                                             Donald A. Lesch
                                             CHAIRMAN AND CHIEF EXECUTIVE
                                          OFFICER

                                    ANNEX D
                          AGREEMENT AND PLAN OF MERGER
                       DATED AS OF MARCH 1, 1997 BETWEEN
                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.

    AGREEMENT AND PLAN OF MERGER, dated as of March 1, 1997, by and between PINNACLE FINANCIAL SERVICES, INC., a Michigan corporation ("Pinnacle"), and CB BANCORP, INC., a Delaware corporation ("CB").

                                  WITNESSETH:

    WHEREAS, the Boards of Directors of Pinnacle and CB have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which CB will, subject to the terms and conditions set forth herein, merge with and into Pinnacle (the "Merger"), so that Pinnacle is the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger; and

    WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Pinnacle and CB are entering into a CB stock option agreement (the "CB Option Agreement") attached hereto as Exhibit A; and

    WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

    NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Michigan Business Corporation Act, as amended (the "MBCA"), and the Delaware General Corporation Law, as amended (the "DGCL"), at the Effective Time (as defined in Section 1.2), CB shall merge with and into Pinnacle. Pinnacle shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Michigan. Upon consummation of the Merger, the separate corporate existence of CB shall terminate.

    1.2 EFFECTIVE TIME. The Merger shall become effective as set forth in certificates of merger (each, a "Certificate of Merger"), which shall specify an effective date and time no earlier than the filing thereof with the appropriate authorities of the State of Michigan, and with the appropriate authorities of the State of Delaware, on the Closing Date (as defined in Section 9.1), or as soon thereafter as practicable. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in each Certificate of Merger having been filed in accordance with the MBCA and DGCL.

    1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in the MBCA and the DGCL.

    1.4 CONVERSION OF CB COMMON STOCK. At the Effective Time, in each case, subject to Section 2.2(e), by virtue of the Merger and without any action on the part of Pinnacle, CB or the holder of any of the following securities:

        (a) Each share of the common stock, par value $0.01 per share, of CB (the "CB Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of CB Common Stock held (x) in CB's treasury or (y) directly or indirectly by CB or Pinnacle or any of their respective wholly-owned Subsidiaries (as defined in Section 3.1) (except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4(c) and as set forth in the CB Disclosure Schedule)), shall be converted into the right to receive that number of shares of the common stock, without par value, of Pinnacle (the "Pinnacle Common Stock") determined by dividing $35.00 (the "Exchange Value") by the average (the "Average Price") of the daily averages of the closing bid and the closing ask prices per share of Pinnacle Common Stock as reported by the Nasdaq National

    Market for the period of fifteen (15) business days ending on the fifth
    (5th) business day prior to the Closing Date; provided, however, that (i) in the event the Average Price as determined under the foregoing provision is $29.00 or higher, the Exchange Value shall be divided by $29.00 (resulting in the fractional number 1.2069) rather than said Average Price (so that, in such case, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.2069 shares of Pinnacle Common Stock), and (ii) in the event the Average Price as determined under the foregoing provision is $23.00 or lower, the Exchange Value shall be divided by $23.00 (resulting in the fractional number 1.5217) rather than said Average Price (so that, in such case, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.5217 shares of Pinnacle Common Stock); and provided, further, no fractional shares of Pinnacle Common Stock shall be issued pursuant hereto and, in lieu thereof, any said fractional shares shall be paid the cash equivalent value thereof based on the Average Price.

        (b) All of the shares of CB Common Stock converted into the right to receive shares of Pinnacle Common Stock, and cash in lieu of fractional shares, pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Common Certificate") previously representing any such shares of CB Common Stock shall thereafter represent the right to receive (i) a certificate representing the number of whole shares, and (ii) cash in lieu of any fractional share, of Pinnacle Common Stock into which the shares of CB Common Stock represented by such Common Certificate have been converted pursuant to this Section 1.4 and Section
    2.2. Common Certificates previously representing shares of CB Common Stock shall be exchanged for certificates representing whole shares, and cash in lieu of fractional shares, of Pinnacle Common Stock upon the surrender of such Common Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of CB Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Value.

        (c) At the Effective Time, all shares of CB Common Stock that are owned by CB as treasury stock and all shares of CB Common Stock that are owned, directly or indirectly, by CB or Pinnacle or any of their respective wholly-owned Subsidiaries (other than shares of CB Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Pinnacle Common Stock which are similarly held, whether held directly or indirectly by CB or Pinnacle, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of CB Common Stock held by CB or Pinnacle or any of their respective wholly-owned Subsidiaries in respect of a debt previously contracted (any such shares of CB Common Stock, and shares of Pinnacle Common Stock which are similarly held, whether held directly or indirectly by CB or Pinnacle or any of their respective Subsidiaries, being referred to herein as "DPC Shares") and as set forth in the CB Disclosure Schedule) shall be cancelled and shall cease to exist and no stock of Pinnacle or other consideration shall be delivered in exchange therefor.

    1.5 PINNACLE COMMON STOCK. At and after the Effective Time, each share of Pinnacle Common Stock issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger. All shares of Pinnacle Common Stock that are owned by CB or any of its wholly-owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Pinnacle.

    1.6  OPTIONS.

    At the Effective Time, each option granted by CB to purchase shares of CB Common Stock (including any option that has been awarded but has not yet vested) which is outstanding and unexercised immediately prior thereto shall cease to represent the option to acquire shares of CB Common Stock and shall be converted automatically into the right to receive shares of Pinnacle Common Stock in an amount determined by dividing the difference between the Exchange Value and the exercise price of such option by the Average Price.

    1.7 ARTICLES OF INCORPORATION. Subject to the terms and conditions of this Agreement, at the Effective Time, the Articles of Incorporation of Pinnacle shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law.

    1.8 BYLAWS. Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of Pinnacle, with appropriate amendments to incorporate the provisions of Section 1.11(d) of this Agreement, shall be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

    1.9 TAX CONSEQUENCES; ACCOUNTING TREATMENT. It is intended that (i) the Merger shall constitute a reorganization within the meaning of Section 368(a)(i)(A) of the Code, (ii) this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (iii) the Merger shall qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended.

    1.10 MANAGEMENT. At the Effective Time, those persons who are the officers of Pinnacle immediately prior to the Effective Time shall be the officers of the Surviving Corporation, serving in the same officer capacities, respectively, together with such other persons who may be appointed as officers of the Surviving Corporation by the Board of Directors of the Surviving Corporation.

    1.11 BOARD OF DIRECTORS. At the Effective Time, the persons who shall be the directors of the Surviving Corporation shall be determined as follows:

        (a) In the event that the transactions provided for under the terms of the Agreement and Plan of Merger dated as of November 14, 1996 (the "IFC Merger Agreement"), between Pinnacle and Indiana Federal Corporation, a Delaware corporation ("IFC"), have been consummated and become effective, then the Board of Directors of the Surviving Corporation shall consist of Mr. Richard L. Schanze, as well as Mr. Arnold L. Weaver and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of Pinnacle, and Mr. Donald A. Lesch, as well as Mr. Howard Silverman and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of IFC, and Mr. Joseph F. Heffernan.

        (b) In the event that the transactions provided for under the terms of the IFC Merger Agreement have not been consummated and become effective, then the Board of Directors of the Surviving Corporation shall be comprised of those persons who are the directors of Pinnacle immediately prior to the Effective Time and Mr. Joseph F. Heffernan; provided, that, in the event that the transactions provided for under the terms of the IFC Merger Agreement subsequently are consummated and become effective, then the Board of Directors of the Surviving Corporation shall consist of Mr. Richard L. Schanze, as well as Mr. Arnold L. Weaver and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of Pinnacle, and Mr. Donald A. Lesch, as well as Mr. Howard Silverman and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of IFC, and Mr. Joseph F. Heffernan.

        (c) In any case, at and following the Effective Time, under the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Cyrus A. Ansary, Pinnacle has certain obligations to nominate Mr. Ansary for election as a director of Pinnacle and said agreement shall be binding on Pinnacle as the Surviving Corporation. In the event that Pinnacle, as the Surviving Corporation, becomes obligated to nominate Mr. Ansary as a director of the Surviving Corporation, then the Board of Directors at that time shall be increased in size by two (2) persons, and Mr. Ansary shall be nominated as a director of the Surviving Corporation pursuant to the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Ansary, and the Chairman shall nominate for approval by the Board of Directors an additional person as a director of the Surviving Corporation.

        (d) Whenever the Board of Directors is comprised of ten (10) or fewer persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of six (6) or more of the directors, and whenever the Board of Directors is comprised of eleven (11) or twelve (12) persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of seven (7) or more of the directors.

    1.12 HEADQUARTERS OF SURVIVING CORPORATION. At the Effective Time, the headquarters and principal executive offices of Pinnacle immediately prior to the Effective Time shall be the headquarters and principal executive offices of the Surviving Corporation.

    1.13 BANK MERGER. At the Bank Merger Effective Time (as hereinafter defined), Community Bank, a federal savings bank ("CB Bank"), the wholly-owned subsidiary of CB, shall be merged (the "Bank Merger") with and into Pinnacle Bank, a Michigan banking corporation ("Pinnacle Bank"), the wholly-owned subsidiary of Pinnacle, pursuant to the terms and conditions set forth herein and in the Agreement and Plan of Merger and Consolidation substantially in the form attached hereto as Exhibit B (the "Bank Merger Agreement"). Upon consummation of the Bank Merger, the separate existence of CB Bank shall cease, and Pinnacle Bank shall continue as the surviving institution of the Bank Merger. The name of Pinnacle Bank, as the surviving institution of the Bank Merger, shall be "Pinnacle Bank". From and after the Bank Merger Effective Time (as hereinafter defined), Pinnacle Bank as the surviving institution of the Bank Merger shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Pinnacle Bank and CB Bank. The Bank Merger shall become effective at the time the Bank Merger Agreement for such merger is endorsed and declared effective by the Financial Institutions Bureau of the State of Michigan (the "Bank Merger Effective Time"). The parties shall cause the Bank Merger to become effective as soon as practical following the Merger. At the Bank Merger Effective Time:

        (a) each share of CB Bank common stock issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be cancelled. No new shares of the capital stock or other securities or obligations of CB Bank shall be issued or be deemed issued with respect to or in exchange for such cancelled shares, and such cancelled shares of common stock of CB Bank shall not be converted into any shares or other securities or obligations of any other entity;

        (b) each share of Pinnacle Bank common stock issued and outstanding immediately prior thereto shall remain an issued and outstanding share of common stock of Pinnacle Bank as the surviving institution and shall not be affected by the Bank Merger;

        (c) the charter and bylaws of Pinnacle Bank, as then in effect, shall be the Charter and Bylaws of Pinnacle Bank as the surviving institution of the Bank Merger, and may thereafter be amended in accordance with applicable law; and

        (d) the directors of Pinnacle Bank as the surviving institution following the Bank Merger shall be determined as follows:

            (i) In the event that the transactions provided for under the terms of the Agreement and Plan of Merger and Consolidation to be entered into by and between Indiana Federal Bank for Savings and Pinnacle Bank pursuant to the IFC Merger Agreement (the "InFed Bank Merger

       Agreement") have been consummated and become effective, then the Board of Directors of Pinnacle Bank as the surviving institution shall consist of twenty-one (21) persons with eighteen (18) persons to be named as directors as provided in the IFC Merger Agreement and three (3) persons to be named as directors by the Board of Directors of CB Bank (one of which persons shall be Mr. Joseph F. Heffernan).

            (ii) In the event that the transactions provided for under the terms of the InFed Bank Merger Agreement have not been consummated and become effective, then the Board of Directors of Pinnacle Bank as the surviving institution shall be comprised of those persons who are the directors of Pinnacle Bank immediately prior to the Bank Merger Effective Time and two
       (2) persons to be named as directors by the Board of Directors of CB Bank (one of which persons shall be Mr. Joseph F. Heffernan); provided, however, that in the event that the transactions provided for under the terms of the InFed Bank Merger Agreement subsequently are consummated and become effective, then the Board of Directors of Pinnacle Bank as the surviving institution shall consist of twenty-one (21) persons with eighteen (18) persons to be named as directors as provided in the IFC Merger Agreement and three (3) persons to be named as directors by the Board of Directors of CB Bank.

                                   ARTICLE II
                               EXCHANGE OF SHARES

    2.1 PINNACLE TO MAKE SHARES AND CASH IN LIEU OF FRACTIONAL SHARES AVAILABLE. Prior to the Effective Time, Pinnacle shall deposit, or shall cause to be deposited, with Harris Trust and Savings Bank, Chicago, Illinois, or another bank or trust company reasonably acceptable to each of Pinnacle and CB (the "Exchange Agent"), for the benefit of the holders of Common Certificates, for exchange in accordance with this Article II, certificates representing the shares of Pinnacle Common Stock and cash for payment of consideration in lieu of fractional shares (such certificates for shares of Pinnacle Common Stock, together with cash for payment of consideration in lieu of fractional shares, and any dividends or distributions with respect to any whole shares of Pinnacle Common Stock, being hereinafter referred to as the "Exchange Fund") to be issued and paid pursuant to Section 1.4 and Section 2.2(a) in exchange for outstanding shares of CB Common Stock.

    2.2  EXCHANGE OF SHARES.

    (a) As soon as practicable after the Effective Time, and in no event later than five (5) business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Common Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Common Certificates shall pass, only upon delivery of the Common Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Common Certificates in exchange for certificates representing the shares of Pinnacle Common Stock and any cash in lieu of fractional shares into which the shares of CB Common Stock represented by such Common Certificate or Common Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Common Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Common Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of Pinnacle Common Stock, and (ii) a check representing the amount of any cash in lieu of fractional shares, to which such holder of CB Common Stock shall have become entitled pursuant to the provisions of Article I, and the Common Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Common Certificates.

    (b) No dividends or other distributions declared with respect to Pinnacle Common Stock with a record date following the Effective Time shall be paid to the holder of any unsurrendered Common Certificate until the holder thereof shall surrender such Common Certificate in accordance with this Article II.

    (c) If any certificate representing shares of Pinnacle Common Stock is to be issued in a name other than that in which the Common Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Common Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Pinnacle Common Stock in any name other than that of the registered holder of the Common Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    (d) After the Effective Time, there shall be no transfers on the stock transfer books of CB of shares of CB Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Common Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Pinnacle Common Stock and cash in lieu of fractional shares as provided in this Article II.

    (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Pinnacle Common Stock shall be issued upon the surrender for exchange of Common Certificates, no dividend or distribution with respect to Pinnacle Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of CB. In lieu of the issuance of any such fractional share, Pinnacle shall pay to each former stockholder of CB who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the Average Price by (ii) the fraction of a share (rounded to the nearest thousandth when expressed as an Arabic number) of Pinnacle Common Stock to which such holder would otherwise be entitled to receive pursuant to
Section 1.4.

    (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of CB for twelve (12) months after the Effective Time shall be paid to Pinnacle. Any stockholders of CB who have not theretofore complied with this
Article II shall thereafter look only to Pinnacle for payment of the shares of Pinnacle Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on whole shares of Pinnacle Common Stock deliverable in respect of each share of CB Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of CB, Pinnacle, the Exchange Agent or any other person shall be liable to any former holder of shares of CB Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (g) In the event any Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Common Certificate to be lost, stolen or destroyed and, if reasonably required by Pinnacle or the Exchange Agent, the posting by such person of a bond in such amount as Pinnacle or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Common Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Common Certificate the shares of Pinnacle Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PINNACLE

    Except as disclosed in the Pinnacle disclosure schedule delivered to CB concurrently herewith (the "Pinnacle Disclosure Schedule"), Pinnacle hereby represents and warrants to CB as follows:

    3.1  CORPORATE ORGANIZATION.

    (a) Pinnacle is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Pinnacle has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Pinnacle. As used in this Agreement, the term "Material Adverse Effect" means, with respect to CB, Pinnacle or the Surviving Corporation, as the case may be, a material adverse effect on the on-going business (including the continuing right and ability to conduct said business and generate earnings therefrom), results of operations or financial condition of such party and its Subsidiaries taken as a whole, excluding for this purpose only, however, (i) the payment and/or incurrence of transactional expenses by CB or Pinnacle in connection with the Merger; (ii) the effects upon Pinnacle to the extent disclosed by the Pinnacle Disclosure Schedule delivered to CB with this Agreement (and including the disclosure schedules of Pinnacle and IFC referenced in the IFC Merger Agreement, copies of which have been delivered by Pinnacle to CB, but excluding any Material Adverse Effect that may be subsequently disclosed by a closing date disclosure schedule delivered pursuant to the IFC Merger Agreement) of the transactions contemplated by, and all transactional expenses associated with the transactions contemplated by, the IFC Merger Agreement, whether or not consummated, the Pinnacle stock option agreement dated as of November 14, 1996 between Pinnacle and IFC, and the IFC stock option agreement dated as of November 14, 1996 between Pinnacle and IFC (said stock option agreements being the "Pinnacle/IFC Stock Option Agreements"), and (iii) the effects upon Pinnacle of the transactions contemplated by, and all transactional expenses associated with the transactions, contemplated by, the Purchase and Assumption Agreement executed, or to be executed, between Shoreline Bank, as Seller, and Pinnacle Bank, as Buyer, and the Purchase and Assumption Agreement executed, or to be executed, between Pinnacle Bank, as Seller, and Shoreline Bank, as Buyer (collectively, the "Branch Office Swap Agreements"), whether or not consummated, in any said case to the extent having such an effect. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any bank, savings and loan institution, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. Pinnacle is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). True and complete copies of the Articles of Incorporation and Bylaws of Pinnacle, as in effect as of the date of this Agreement, have previously been made available by Pinnacle to CB.

    (b) Each Pinnacle Subsidiary (i) is duly organized and validly existing as a bank, savings and loan institution, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Pinnacle, and
(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

    (c) The minute books of Pinnacle accurately reflect in all material respects all corporate actions held or taken since January 1, 1994 of its stockholders and Board of Directors (including committees of the Board of Directors of Pinnacle).

    3.2  CAPITALIZATION.

    (a) The authorized capital stock of Pinnacle consists of (i) 15,000,000 shares of Pinnacle Common Stock, of which as of February 26, 1997, 5,977,860 shares were issued and outstanding and no shares were held in treasury. All of the issued and outstanding shares of Pinnacle Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of (i) those options to purchase shares of Pinnacle Common Stock issued or issuable under Pinnacle benefit plans (the "Pinnacle Stock Plans"), (ii) the Pinnacle/IFC Stock Option Agreements, and (iii) the IFC Merger Agreement, Pinnacle does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Pinnacle Common Stock or any other equity securities of Pinnacle or any securities representing the right to purchase or otherwise receive any shares of Pinnacle Common Stock or any other equity securities of Pinnacle. As of February 26, 1997, no shares of Pinnacle Common Stock were reserved for issuance, except for (i) 494,949 shares reserved for issuance upon the exercise of stock options pursuant to the Pinnacle Stock Plans and (ii) shares reserved for issuance pursuant to the Pinnacle/IFC Stock Option Agreements and the IFC Merger Agreement. Since January 1, 1996, Pinnacle has not issued any shares of Pinnacle Common Stock or other equity securities of Pinnacle, or any securities convertible into or exercisable for any shares of Pinnacle Common Stock or other equity securities of Pinnacle, other than pursuant to (i) the exercise of employee stock options granted prior to such date, (ii) the Pinnacle/ IFC Stock Option Agreements, and (iii) the IFC Merger Agreement. The shares of Pinnacle Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

    (b) Pinnacle owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Pinnacle Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Pinnacle Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

    3.3  AUTHORITY; NO VIOLATION.

    (a) Pinnacle has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Pinnacle. The Board of Directors of Pinnacle has directed that this Agreement and the transactions contemplated hereby be submitted to Pinnacle's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Pinnacle Common Stock, no other corporate proceedings on the part of Pinnacle are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Pinnacle and (assuming due authorization, execution and delivery by CB) constitutes a valid and binding obligation of Pinnacle, enforceable against Pinnacle in accordance with its terms.

    (b) Neither the execution and delivery of this Agreement by Pinnacle nor the consummation by Pinnacle of the transactions contemplated hereby, nor compliance by Pinnacle with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Pinnacle or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Pinnacle or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Pinnacle or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Pinnacle or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on Pinnacle or the Surviving Corporation.

    3.4 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications with the Office of Thrift Supervision (the "OTS"), (iii) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices (the "State Approvals"), (iv) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of Pinnacle's and CB's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (and, if applicable, the meetings of Pinnacle's and IFC's stockholders to be held in connection with the IFC Merger Agreement and the transactions contemplated thereby) (the "Joint Proxy Statement") and the registration statement on Form S-4 (the "S-4") in which the Joint Proxy Statement will be included as a prospectus (which Joint Proxy Statement and S-4 may also describe the transactions contemplated by the IFC Merger Agreement), (v) the filing of Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the MBCA and with the appropriate officials of the State of Delaware pursuant to the DGCL, (vi) any notices to or filings with the Small Business Administration ("SBA"), (vii) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), and the rules of Nasdaq, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Pinnacle Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite vote of the stockholders of Pinnacle and CB, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (A) the execution and delivery by Pinnacle of this Agreement and (B) the consummation by Pinnacle of the Merger and the other transactions contemplated hereby.

    3.5 REPORTS. Pinnacle and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority (each a "State Regulator"),
(iv) the Office of the Comptroller of the Currency (the "OCC"), (v) the OTS,
(vi) the SEC and (vii) any SRO (collectively "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Pinnacle. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Pinnacle and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Pinnacle, investigation into the business or operations of Pinnacle or any of its Subsidiaries since January 1, 1994, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Pinnacle or any of its Subsidiaries which, in the reasonable judgment of Pinnacle, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

    3.6 FINANCIAL STATEMENTS. Pinnacle has previously made available to CB copies of (a) the consolidated balance sheets of Pinnacle and its Subsidiaries as of December 31, for the fiscal years 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1993 through 1995, inclusive, as reported in Pinnacle's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Pinnacle, and (b) the unaudited consolidated balance sheet of Pinnacle and its Subsidiaries as of September 30, 1996 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the nine-month period then ended as reported in Pinnacle's Quarterly Report on Form 10-Q for the period ended September 30, 1996 filed with the SEC under the Exchange Act (the "Pinnacle September 30, 1996 Form 10-Q"). The December 31, 1995 consolidated balance sheet of Pinnacle (including the related notes, where applicable) fairly presents the consolidated financial position of Pinnacle and its Subsidiaries as of the date thereof, and the other financial statements referred to in this
Section 3.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Pinnacle and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Pinnacle and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. All financial statements and reports filed by or on behalf of Pinnacle with any Regulatory Agency shall be furnished to CB as soon as practicable after being filed with such Regulatory Agency.

    3.7 BROKER'S FEES. Neither Pinnacle nor any Pinnacle Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than PL Capital, L.L.C. (a copy of which engagement agreement has been disclosed by Pinnacle to CB) whose fees, commissions and expenses shall be paid by Pinnacle.

    3.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

    (a) Except as publicly disclosed in reports filed by Pinnacle with Regulatory Agencies (the "Pinnacle Reports") prior to the date hereof, and except for the one-time special assessment on institutions holding deposits subject to assessment by the Savings Association Insurance Fund ("SAIF") pursuant to the Deposit Insurance Funds Act of 1996 ("Funds Act") intended to increase SAIF's net worth as of October 1, 1996 to 1.25 percent of SAIF insured deposits, since December 31, 1995, (i) Pinnacle and its Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on Pinnacle or the Surviving Corporation.

    (b) Except as publicly disclosed in Pinnacle Reports filed prior to the date hereof, since December 31, 1995, Pinnacle and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

    (c) Since December 31, 1995, neither Pinnacle nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1995, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of Pinnacle's 1995 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in the reasonable judgment of Pinnacle, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

    3.9  LEGAL PROCEEDINGS.

    (a) Neither Pinnacle nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Pinnacle's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Pinnacle or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Pinnacle.

    (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies, savings and loan holding companies, banks, or savings institutions) imposed upon Pinnacle, any of its Subsidiaries or the assets of Pinnacle or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on Pinnacle.

    3.10  TAXES AND TAX RETURNS.

    (a) Each of Pinnacle and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of Pinnacle's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes (as defined in Section 3.10(b)) and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of Pinnacle, to have a Material Adverse Effect on Pinnacle. The income tax returns of Pinnacle and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") and any liability with respect thereto has been satisfied for all years to and including 1993, and either no material deficiencies were asserted as a result of such examination for which Pinnacle does not have adequate reserves or all such deficiencies were satisfied. To the best of Pinnacle's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon Pinnacle or any of its Subsidiaries for which Pinnacle does not have adequate reserves, nor has Pinnacle or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by Pinnacle and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on Pinnacle, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by Pinnacle and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on Pinnacle, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by Pinnacle in its consolidated financial statements as of December 31, 1995, except where failure to do so would not have a Material Adverse Effect on Pinnacle and (D) there are no Tax liens upon any property or assets of Pinnacle or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on Pinnacle. Neither Pinnacle nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Pinnacle or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on Pinnacle. Except as set forth in the financial statements described in Section 3.6, neither Pinnacle nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on Pinnacle.

    (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

    3.11  EMPLOYEES.

    (a) The Pinnacle Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "Pinnacle Benefit Plans") by Pinnacle or any of its Subsidiaries or by any affiliated trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Pinnacle would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    (b) Pinnacle has heretofore delivered to CB true and complete copies of each of the Pinnacle Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such Pinnacle Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Plan.

    (c) (i) Each of the Pinnacle Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the Pinnacle Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Pinnacle Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Pinnacle Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Pinnacle Benefit Plan's actuary with respect to such Pinnacle Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Pinnacle Benefit Plan allocable to such accrued benefits, (iv) no Pinnacle Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Pinnacle, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Pinnacle, its Subsidiaries or the ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by Pinnacle, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Pinnacle, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Pinnacle Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by Pinnacle or its Subsidiaries as of the Effective Time with respect to each Pinnacle Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither Pinnacle, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which Pinnacle, its Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of Pinnacle there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Pinnacle Benefit Plans or any trusts related thereto which are, in the reasonable judgment of Pinnacle, likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

    (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Pinnacle or any of its affiliates from Pinnacle or any of its affiliates under any Pinnacle Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Pinnacle Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

    3.12 SEC REPORTS. Pinnacle has previously made available to CB an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by Pinnacle with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Pinnacle Reports") and prior to the date hereof and (b) communication mailed by Pinnacle to its stockholders since January 1, 1994 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1994, Pinnacle has timely filed all Pinnacle Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Pinnacle Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

    3.13 COMPLIANCE WITH APPLICABLE LAW. Pinnacle and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Pinnacle or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on Pinnacle.

    3.14  CERTAIN CONTRACTS.

    (a) Neither Pinnacle nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral)
(i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from CB, Pinnacle, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Pinnacle Reports, (iv) which materially restricts the conduct of any line of business by Pinnacle, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Pinnacle has previously made available to CB true and correct copies of all employment and deferred compensation agreements which are in writing and to which Pinnacle is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the Pinnacle Disclosure Schedule, is referred to herein as a "Pinnacle Contract", and neither Pinnacle nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on Pinnacle.

    (b) (i) Each Pinnacle Contract is valid and binding on Pinnacle or any of its Subsidiaries, as applicable, and in full force and effect, (ii) Pinnacle and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Pinnacle Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Pinnacle, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Pinnacle or any of its Subsidiaries under any such Pinnacle Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on Pinnacle.

    3.15 AGREEMENTS WITH REGULATORY AGENCIES. Neither Pinnacle nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1994, a recipient of any supervisory letter from, or since January 1, 1994, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Pinnacle Disclosure Schedule, a "Pinnacle Regulatory Agreement"), nor has Pinnacle or any of its Subsidiaries been advised since January 1, 1994, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

    3.16  OTHER ACTIVITIES OF PINNACLE AND ITS SUBSIDIARIES.

    (a) Neither Pinnacle nor any of its Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Federal Reserve Board or the OTS. Without limiting the generality of the foregoing, any equity investment of Pinnacle and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation is not prohibited by the Federal Reserve Board or the OTS.

    (b) Each Pinnacle Subsidiary which is a federally insured bank or savings institution (a "Pinnacle Bank Subsidiary") currently performs all personal trust, corporate trust and other fiduciary activities ("Trust Activities") with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations) where the failure to so perform would have a Material Adverse Effect on Pinnacle; there is no investigation or inquiry of a material nature by any Governmental Entity pending, or to the knowledge of Pinnacle, threatened, against or affecting Pinnacle, or any Significant Subsidiary thereof relating to the compliance by Pinnacle or any such Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X of the SEC) with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on Pinnacle, each employee of a Pinnacle Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a Pinnacle Bank Subsidiary; and each Pinnacle Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since January 1, 1994 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

    3.17 INVESTMENT SECURITIES. Each of Pinnacle and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of Pinnacle or any of its Subsidiaries. Such securities are valued on the books of Pinnacle in accordance with GAAP.

    3.18 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Pinnacle or for the account of a customer of Pinnacle or one of its Subsidiaries, were entered into in the ordinary course of business and, to Pinnacle's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Pinnacle or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Pinnacle and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Pinnacle's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

    3.19 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Pinnacle included in the Pinnacle September 30, 1996 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1996, neither Pinnacle nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Pinnacle.

    3.20 ENVIRONMENTAL LIABILITY. Except as set forth in the Pinnacle Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Pinnacle or any of the Pinnacle Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against Pinnacle or any of the Pinnacle Subsidiaries, which liability or obligation could reasonably be expected to have a Material Adverse Effect on Pinnacle. To the knowledge of Pinnacle, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Pinnacle. Neither Pinnacle nor any of the Pinnacle Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Pinnacle.

    3.21 STATE TAKEOVER LAWS. The Board of Directors of Pinnacle has approved the transactions contemplated by this Agreement and taken such action such that the provisions of Chapter 7A of the MBCA and any other provisions of any state or local "takeover" law applicable to Pinnacle will not apply to this Agreement or any of the transactions contemplated hereby.

    3.22 POOLING OF INTERESTS. Pinnacle has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF CB

    Except as disclosed in the CB disclosure schedule delivered to Pinnacle concurrently herewith (the "CB Disclosure Schedule"), CB hereby represents and warrants to Pinnacle as follows:

    4.1  CORPORATE ORGANIZATION.

    (a) CB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on CB. CB is duly registered as a savings and loan holding company under the Home Owners' Loan Act ("HOLA"). True and complete copies of the Certificate of Incorporation and Bylaws of CB, as in effect as of the date of this Agreement, have previously been made available by CB to Pinnacle.

    (b) Each CB Subsidiary (i) is duly organized and validly existing as a bank, savings and loan institution, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on CB, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

    (c) The minute books of CB accurately reflect in all material respects all corporate actions held or taken since January 1, 1994 of its stockholders and Board of Directors (including committees of the Board of Directors of CB).

    4.2  CAPITALIZATION.

    (a) The authorized capital stock of CB consists of (i) 500,000 shares of preferred stock, par value $0.01 per share, none of which as of February 28, 1997 were issued or outstanding; and (ii) 1,500,000 shares of CB Common Stock, of which as of February 28, 1997, 1,161,997 shares were issued and outstanding and 122,241 shares were held in treasury. All of the issued and outstanding shares of CB Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of (i) those options to purchase shares of CB Common Stock issued or issuable under CB benefit plans (the "CB Stock Plans"), and (ii) the CB Option Agreement, CB does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of CB Common Stock or any other equity securities of CB or any securities representing the right to purchase or otherwise receive any shares of CB Common Stock or any other equity securities of CB. As of February 28, 1997, no shares of CB Common Stock were reserved for issuance, except for 94,883 shares reserved for issuance upon the exercise of stock options pursuant to the CB Stock Plans. Since January 1, 1996, CB has not issued any shares of CB Common Stock or other equity securities of CB, or any securities convertible into or exercisable for any shares of CB Common Stock or other equity securities of CB, other than pursuant to the exercise of employee stock options granted prior to such date.

    (b) CB owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the CB Subsidiaries, free and clear of any Liens, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No CB Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

    4.3  AUTHORITY; NO VIOLATION.

    (a) CB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of CB. The Board of Directors of CB has directed that this Agreement and the transactions contemplated hereby be submitted to CB's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of CB Common Stock, no other corporate proceedings on the part of CB are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CB and (assuming due authorization, execution and delivery by Pinnacle) constitutes a valid and binding obligation of CB, enforceable against CB in accordance with its terms.

    (b) Neither the execution and delivery of this Agreement by CB nor the consummation by CB of the transactions contemplated hereby, nor compliance by CB with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of CB or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CB or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of CB or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which CB or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on CB or the Surviving Corporation.

    4.4 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications with the OTS, (iii) the filing of any required applications or notices for, and the receipt of, the State Approvals, (iv) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, (v) the filing of Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the MBCA and with the appropriate officials of the State of Delaware pursuant to the DGCL,
(vi) any notices to or filings with the SBA, (vii) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry SRO, and the rules of Nasdaq, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Pinnacle Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite vote of the stockholders of Pinnacle and CB, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (A) the execution and delivery by CB of this

Agreement and (B) the consummation by CB of the Merger and the other transactions contemplated hereby.

    4.5 REPORTS. CB and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with any of the Regulatory Agencies, and all other reports and statements required to be filed by them since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on CB. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of CB and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of CB, investigation into the business or operations of CB or any of its Subsidiaries since January 1, 1994, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on CB. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of CB or any of its Subsidiaries which, in the reasonable judgment of CB, is likely, either individually or in the aggregate, to have a Material Adverse Effect on CB.

    4.6 FINANCIAL STATEMENTS. CB has previously made available to Pinnacle copies of (a) the consolidated balance sheets of CB and its Subsidiaries as of March 31, for the fiscal years 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in CB's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Crowe Chizek & Company, L.L.P., independent public accountants with respect to CB, and (b) the unaudited consolidated balance sheet of CB and its Subsidiaries as of December 31, 1996 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the nine-month period then ended as reported in CB's Quarterly Report on Form 10-Q for the period ended December 31, 1996 filed with the SEC under the Exchange Act (the "CB December 31, 1996 Form 10-Q"). The March 31, 1996 consolidated balance sheet of CB (including the related notes, where applicable) fairly presents the consolidated financial position of CB and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of CB and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of CB and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. All financial statements and reports filed by or on behalf of CB with any regulatory agency shall be furnished to Pinnacle as soon as practicable after being filed with such Regulatory Agency.

    4.7 BROKER'S FEES. Neither CB nor any CB Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. ("Charles Webb &

Company") (a copy of which engagement agreement has been disclosed by CB to Pinnacle) whose fees, commissions and expenses shall be paid by CB.

    4.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

    (a) Except as publicly disclosed in CB Reports (as defined in Section 4.12) filed prior to the date hereof, and except for the one-time special assessment on institutions holding deposits subject to assessment by SAIF pursuant to the Funds Act intended to increase SAIF's net worth as of October 1, 1996 to 1.25 percent on SAIF deposits, since March 31, 1996, (i) CB and its Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on CB or the Surviving Corporation.

    (b) Except as publicly disclosed in CB Reports filed prior to the date hereof, since March 31, 1996, CB and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

    (c) Since March 31, 1996, neither CB nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of March 31, 1996, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of CB's 1995 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in the reasonable judgment of CB, is likely, either individually or in the aggregate, to have a Material Adverse Effect on CB.

    4.9  LEGAL PROCEEDINGS.

    (a) Neither CB nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of CB's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against CB or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the CB Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on CB.

    (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies, savings and loan holding companies banks, or savings institutions) imposed upon CB, any of its Subsidiaries or the assets of CB or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on CB.

    4.10  TAXES AND TAX RETURNS.

    (a) Each of CB and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of CB's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of CB, to have a Material Adverse Effect on CB. The income tax returns of CB and its Subsidiaries have not been examined by the IRS. No material deficiencies were asserted as a result of such examination for which CB does not have adequate reserves or all such deficiencies were satisfied.

To the best of CB's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon CB or any of its Subsidiaries for which CB does not have adequate reserves, nor has CB or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by CB and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on CB, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by CB and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on CB, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by CB in its consolidated financial statements as of March 31, 1996, except where failure to do so would not have a Material Adverse Effect on CB and (D) there are no Tax liens upon any property or assets of CB or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on CB. Neither CB nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by CB or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on CB. Except as set forth in the financial statements described in Section 4.6, neither CB nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on CB.

    (b) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of CB or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or CB Benefit Plan (as defined in Section 4.11(a)) currently in effect should not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

    (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by CB or any Subsidiary of CB under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on CB.

    4.11  EMPLOYEES.

    (a) The CB Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that, as of the date of this Agreement, either is maintained by CB or any of its Subsidiaries or any ERISA Affiliate, all of which together with CB would be deemed a "single employer" within the meaning of Section 4001 of ERISA, or if not currently maintained under which CB or any of its Subsidiaries or any ERISA Affiliate has any liability to any current or former employees (the "CB Benefit Plans").

    (b) CB has heretofore delivered to Pinnacle true and complete copies of each of the CB Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such CB Benefit Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the IRS (if applicable) for such CB Benefit Plan, (iii) the annual reports for the most recent five years (Form 5500 series including all schedules thereto),
(iv) all agreements regarding plan assets with respect to the CB Benefit Plans, and (v) a copy of the most recent summary plan description (if applicable) of each CB Benefit Plan, together with any modifications thereto. To CB's knowledge, such actuarial reports fairly present the financial condition and results of operations of each such CB Benefit Plan in accordance with GAAP.

    (c) (i) Each of the CB Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the CB Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified,
(iii) with respect to each CB Benefit Plan which is subject to Title IV of ERISA, and any "multiple employer pension plan" (as defined in Section 413(e) of the Internal Revenue Code of 1986, as amended (the "Code")), the present value of accrued benefits under such CB Benefit Plan, (A) assuming all benefits are fully vested on a plan termination basis and based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such CB Benefit Plan's actuary with respect to such CB Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such CB Benefit Plan allocable to such accrued benefits, and (B) since the last valuation date for each such CB Benefit Plan and each ERISA Affiliate, no event has occurred or circumstance exists that would increase the amount of benefits under any such CB Benefit Plan or that would cause the excess of CB Benefit Plan assets over benefit liabilities (as defined in Section 4001 of ERISA) to decrease, or the amount by which benefit liabilities exceed assets to increase, (iv) no reportable event (as defined in Section 4043 of ERISA and in the regulations issued thereunder) has occurred, (v) no CB Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of CB, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of CB, its Subsidiaries or the ERISA Affiliates or
(D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (vi) no material liability under Title IV of ERISA has been incurred by CB, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to CB, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vii) none of CB, its Subsidiaries or any ERISA Affiliate (A) has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any multiple employer pension plan or any "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) or (B) has withdrawn from any multiple employer pension plan or any multiemployer pension plan with respect to which there is any outstanding liability as of the date of this Agreement, (viii) the Merger does not present a risk of, and shall not cause, or could cause, the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any multiple employer pension plan or any multiemployer pension plan that could result in any liability of any of Pinnacle, Pinnacle's Subsidiaries, CB, its Subsidiaries, or any ERISA Affiliate of any of the foregoing, to any multiple employer pension plan or any multiemployer pension plan, (ix) none of CB, its Subsidiaries or any ERISA Affiliate has received notice from any multiple employer pension plan or any multiemployer pension plan that such multiemployer pension plan is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such multiple employer pension plan or such multiemployer pension plan intends to terminate or has terminated, (x) no multiple employer pension plan and no multiemployer pension plan to which CB, its Subsidiaries or any ERISA Affiliate contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the Pension Benefit Guaranty Corporation, (xi) each of CB and its Subsidiaries has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees, (xii) all contributions or other amounts payable by CB or its Subsidiaries as of the Effective Time with respect to each CB Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (xiii) neither CB, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which CB, its Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (xiv) to the best knowledge of CB there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the CB Benefit Plans or any trusts related thereto which are, in the reasonable judgment of CB, likely, either individually or in the aggregate, to have a Material Adverse Effect on CB.

    (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of CB or any of its affiliates from CB or any of its affiliates under any CB Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any CB Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

    4.12 SEC REPORTS. CB has previously made available to Pinnacle an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by CB with the SEC pursuant to the Securities Act or the Exchange Act (the "CB Reports") and prior to the date hereof and (b) communication mailed by CB to its stockholders since January 1, 1994 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1994, CB has timely filed all CB Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all CB Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

    4.13 COMPLIANCE WITH APPLICABLE LAW. CB and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to CB or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on CB.

    4.14  CERTAIN CONTRACTS.

    (a) Neither CB nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from CB, Pinnacle, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the CB Reports, (iv) which materially restricts the conduct of any line of business by CB, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any CB Benefit Plan, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. CB has previously made available to Pinnacle true and correct copies of all employment and deferred compensation agreements which are in writing and to which CB is a party. Each contract, arrangement, commitment or understanding of the type described in this
Section 4.14(a), whether or not set forth in the CB Disclosure Schedule, is referred to herein as a "CB Contract", and neither CB nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on CB.

    (b) (i) Each CB Contract is valid and binding on CB or any of its Subsidiaries, as applicable, and in full force and effect, (ii) CB and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each CB Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on CB, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of CB or any of its Subsidiaries under any such CB Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on CB.

    4.15 AGREEMENTS WITH REGULATORY AGENCIES. Neither CB nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1994, a recipient of any supervisory letter from, or since January 1, 1994, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the CB Disclosure Schedule, a "CB Regulatory Agreement"), nor has CB or any of its Subsidiaries been advised since January 1, 1994, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

    4.16  OTHER ACTIVITIES OF CB AND ITS SUBSIDIARIES.

    (a) Neither CB nor any of its Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the OTS. Without limiting the generality of the foregoing, any equity investment of CB and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation is not prohibited by the Federal Reserve Board or the OTS.

    (b) No CB Subsidiary which is a federally insured bank or savings institution (a "CB Bank Subsidiary") currently performs any Trust Activities.

    4.17 INVESTMENT SECURITIES. Each of CB and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of CB or any of its Subsidiaries. Such securities are valued on the books of CB in accordance with GAAP.

    4.18 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of CB or for the account of a customer of CB or one of its Subsidiaries, were entered into in the ordinary course of business and, to CB's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of CB or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. CB and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to CB's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

    4.19 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of CB included in the CB December 31, 1996 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1996, neither CB nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on CB.

    4.20 ENVIRONMENTAL LIABILITY. Except as set forth in the CB Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on CB or any of the CB Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against CB or any of the CB Subsidiaries, which liability or obligation could reasonably be expected to have a Material Adverse Effect on CB. To the knowledge of CB, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on CB. Neither CB nor any of the CB Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on CB.

    4.21 STATE TAKEOVER LAWS AND CHARTER PROVISIONS. The Board of Directors of CB has approved the transactions contemplated by this Agreement and taken such action such that the provisions of the Certificate of Incorporation of CB pertaining to certain "Business Combinations" shall not be applicable to the transactions contemplated by this Agreement, and the provisions of Section 203 of the DGCL and any other provision of any state or local "takeover" law applicable to CB will not apply to this Agreement or any of the transactions contemplated hereby.

    4.22 POOLING OF INTERESTS. CB has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    5.1 CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the Pinnacle Disclosure Schedule and the CB Disclosure Schedule), and the IFC Merger Agreement (including the disclosure schedules of Pinnacle and IFC referenced therein), Pinnacle shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees; and (c) use reasonable best efforts to avoid taking any action which would adversely affect or delay the ability of either Pinnacle or CB to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

    5.2 CONDUCT OF CB BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the CB Disclosure Schedule), CB shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees, (c) use reasonable best efforts to avoid taking any action which would adversely affect or delay the ability of either Pinnacle or CB to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement, and (d) in a manner consistent with past practice and prudent banking standards, charge off or establish provisions for all of its loans, receivables and other assets, or portions thereof, deemed uncollectible by CB in accordance with generally accepted accounting principles, applicable law or regulation, or classified as 'loss' or as directed by any regulatory authority; and, in a manner consistent with past practice and prudent banking standards, maintain its allowance for loan losses at a level which is adequate to provide for all known and reasonably expected losses on assets outstanding and other inherent risks in its loan portfolio.

    5.3 FORBEARANCES OF PINNACLE. During the period from the date of this Agreement to the Effective Time, except as set forth in the Pinnacle Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement or the IFC Merger Agreement (including the disclosure schedules of Pinnacle and IFC referenced therein), Pinnacle shall not, without the prior written consent of
CB:

        (a) take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Pinnacle to exercise its rights under the IFC Merger Agreement, Pinnacle/IFC Stock Option Agreements and the CB Option Agreement;

        (b) amend its Articles of Incorporation or its Bylaws; or

        (c) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.3.

    5.4 FORBEARANCES OF CB. During the period from the date of this Agreement to the Effective Time, except as set forth in the CB Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement, CB shall not, and CB shall not permit any of its respective Subsidiaries to, without the prior written consent of Pinnacle:

        (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of CB or any of its Subsidiaries to CB or any of its Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements); provided, however, that CB may continue to access lines of credit to fund the Mortgage Loan Reverse Repurchase Program currently operated by CB Bank in such amounts as are reasonably necessary to operate that program;

        (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (and no further or additional options to purchase stock shall be granted pursuant to the CB Stock Plans); or (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date hereof, or (B) the CB Option Agreement;

        (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement; provided, however, that CB may continue to pursue workouts with the borrowers of those loans listed in Section 5.4(c) of the CB Disclosure Schedule and such other loans as CB's management deems prudent to workout in their reasonable judgement;

        (d) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

        (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

        (f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

        (g) solicit, encourage or authorize or permit any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger or business combination of it or any of its Subsidiaries with any corporation or other entity other than as provided by this Agreement (and CB shall promptly notify Pinnacle of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

        (h) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

        (i) take any action that would prevent or impede the Merger from qualifying (i) for 'pooling of interests' accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Pinnacle to exercise its rights under the CB Option Agreement;

        (j) amend its Certificate of Incorporation or its Bylaws;

        (k) other than in prior consultation with Pinnacle, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

        (l) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

        (m) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.4.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    6.1  REGULATORY MATTERS.

    (a) Pinnacle and CB shall promptly prepare and file with the SEC the Joint Proxy Statement and Pinnacle shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Pinnacle and CB shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Pinnacle and CB shall thereafter mail or deliver the Joint Proxy Statement to their respective stockholders. Pinnacle shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and CB shall furnish all information concerning CB and the holders of CB Common Stock as may be reasonably requested in connection with any such action.

    (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Pinnacle and CB shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Pinnacle or CB, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

    (c) Pinnacle and CB shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Pinnacle, CB or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

    (d) Pinnacle and CB shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

    6.2  ACCESS TO INFORMATION.

    (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Pinnacle and CB shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Pinnacle and CB shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws, savings and loan or savings association laws (other than reports or documents which Pinnacle or CB, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Pinnacle nor CB nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Pinnacle's or CB's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

    (b) Each of Pinnacle and CB agrees to keep confidential, and not divulge to any other party or person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, any said party), all non-public documents, information, records and financial statements received from the other and, in addition, any and all reports, information and financial information obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated hereby are not consummated for any reason, each party agrees to promptly return to the other party all written materials furnished by the other party, and all copies thereof, in connection with such investigation, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information.

    (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth herein.

    6.3 STOCKHOLDERS' APPROVALS. Each of Pinnacle and CB shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite stockholder approvals required in connection with this Agreement and the Merger, and each shall use its best efforts to cause such meetings to occur on the same date. Pinnacle and CB will, through their respective Boards of Directors, subject to their respective fiduciary obligations as determined by the respective Boards of Directors, recommend to their respective stockholders approval of this Agreement and the Merger.

    6.4 LEGAL CONDITIONS TO MERGER. Each of Pinnacle and CB shall, and shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Pinnacle or CB or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

    6.5  AFFILIATES; PUBLICATION OF COMBINED FINANCIAL RESULTS.

    (a) Each of Pinnacle and CB shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the stockholders' meetings called by Pinnacle and CB to approve this Agreement, a written agreement, in the form of Exhibit C hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Pinnacle Common Stock or CB Common Stock held by such "affiliate" and, in the case of the "affiliates" of CB, the shares of Pinnacle Common Stock to be received by such "affiliate" in the Merger: (i) in the case of shares of Pinnacle Common Stock to be received by "affiliates" of CB in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (ii) except to the extent and under the conditions permitted therein, during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Pinnacle and CB.

    (b) The Surviving Corporation shall use its best efforts to publish as promptly as reasonably practical but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the

Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

    6.6 NASDAQ NATIONAL MARKET LISTING. Pinnacle shall cause the shares of Pinnacle Common Stock to be issued in the Merger to be approved for trading and reporting on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

    6.7  EMPLOYEE BENEFIT PLANS.

    (a) From and after the Effective Time, unless otherwise mutually determined, the employee benefit plans, arrangements and agreements maintained by Pinnacle (the "Pinnacle Benefit Plans") and CB Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of Pinnacle or CB (or their Subsidiaries) covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such plans, adopt new benefit plans (the "New Benefit Plans") with respect to employees of the Surviving Corporation and its Subsidiaries in substantial conformance with the Pinnacle Benefit Plans in effect as of the Effective Time, in replacement and substitution for the CB Benefit Plans (including, without limitation, non-qualified stock option agreements, incentive stock option agreements, the Employee Stock Ownership Plan maintained by CB Bank (the "CB Bank ESOP"), deferred compensation plans and agreements, supplemental retirement income agreements, severance agreements, employment agreements and stock option and incentive plans benefitting current or former directors, officers or employees of CB or its Subsidiaries, or their predecessors) which shall be cancelled, terminated or frozen to the extent permitted by applicable law. Prior to the Closing Date, Pinnacle shall review, evaluate and analyze the Pinnacle Benefit Plans and CB Benefit Plans and shall develop and propose appropriate New Benefit Plans for the employees covered thereby subsequent to the Merger in substantial conformance with the Pinnacle Benefit Plans in effect as of the Effective Time, in replacement and substitution for the CB Benefit Plans which shall be cancelled, terminated or frozen to the extent permitted by applicable law. It is the intention of Pinnacle and CB that Pinnacle shall develop New Benefit Plans, effective as of the Effective Time, or as soon thereafter as permitted by law and practicable, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees of the Surviving Corporation who were covered by Pinnacle Benefit Plans, on the one hand, and those covered by CB Benefit Plans, on the other, prior to the Effective Time, but (iii) with the overall view that the CB Benefit Plans would be cancelled, terminated or frozen, and replaced by the Pinnacle Benefit Plans for times following the Effective Time to the extent permitted by applicable law. The New Benefit Plans (x) shall treat CB's employees who become employees of Pinnacle ("Continuing Employee") at the Effective Time as new employees, but shall provide credit, in accordance with the terms of the applicable CB Benefit Plan, for purposes of vesting and eligibility to participate (but not for purposes of benefit accrual), for each Continuing Employee's service with CB immediately prior to the Effective Time, and (y) shall not deprive Continuing Employees and their covered dependents of any partial or complete coverage in connection with any preexisting condition or previous medical treatments.

    (b) Immediately prior to the Effective Time, CB shall make certain payments to Messrs. Joseph Heffernan, George L. Koehm, Daniel R. Buresh, James D. Neff, Allen E. Jones and Marvin L. Kominiarek, Jr. in the amounts set forth for each said individual, respectively, in the Acknowledgments executed and delivered by each such individual in the forms attached hereto as Exhibits D-1, D-2, D-3, D-4, D-5 and D-6, respectively (the "Acknowledgments"); and, as set forth in and provided by said Acknowledgments, in consideration of said payments, (i) the Employment Agreement dated as of December 23, 1992, as amended, among CB, CB Bank and Mr. Joseph Heffernan (the "Bank Employment Agreement"), (ii) each of the Change in Control Agreements dated as of December 23, 1992 between CB Bank and each of Messrs. George L. Koehm, Daniel R. Buresh, James D. Neff, Allen E. Jones and Marvin L. Kominiarek, Jr. (the "Bank Change in Control Agreements"),
(iii) the Employment Agreement
dated as of December 23, 1992, as amended, between CB and Mr. Joseph Heffernan (the "CB Employment Agreement"), and (iv) each of the Change in Control Agreements dated as of December 23, 1992 between CB and each of Messrs. George
L. Koehm, Daniel R. Buresh, Allen E. Jones, and Marvin L. Kominiarek, Jr. (the "CB Change in Control Agreements"), shall be deemed to be fully satisfied and terminated for all purposes.

    (c) Upon the Effective Time, Pinnacle shall offer to employ on an "at will" basis each of Messrs. Joseph Heffernan, George L. Koehm, Daniel R. Buresh and James D. Neff, respectively, with certain terms regarding base salary amounts, insurance coverages and severance benefits as provided in Severance Agreements with each of said persons in the forms attached hereto as Exhibits E-1, E-2, E-3 and E-4, respectively (the "Severance Agreements"). In the event that any said person declines such employment at and following the Effective Time and does not enter into his respective Severance Agreement with Pinnacle, CB shall make a severance payment immediately prior to the Effective Time to said person in the amount specified for said person in his respective Acknowledgment and Pinnacle shall provide said person with certain continuing insurance coverages as set forth in and provided by said person's respective Acknowledgment.

    (d) At or immediately prior to the Effective Time, and in connection with the Merger, CB shall make payments under the Outside Directors' Emeritus Plan (the "Directors' Emeritus Plan") to those directors of CB and CB Bank who are eligible to receive benefits thereunder in the amounts set forth in the CB Disclosure Schedule, which accurately sets forth all such amounts payable thereunder. CB covenants, represents and warrants to Pinnacle (i) that the CB Disclosure Schedule includes a true and complete list of all persons eligible to receive benefits under the Directors' Emeritus Plan and the amount of benefits payable to each person so listed at the Effective Time and in connection with the Merger, (ii) that except as otherwise disclosed in such list no one is entitled to receive any benefits under the Directors' Emeritus Plan, (iii) that the payment to each person so listed of the corresponding amounts so listed shall, in each case, constitute full and complete satisfaction of all liabilities and obligations of CB, CB Bank and Pinnacle under the Directors' Emeritus Plan, and (iv) that upon the payment of all such amounts the Directors' Emeritus Plan shall terminate and be of no further force or effect.

    (e) On or prior to the Effective Time, CB will terminate the Board of Directors Deferred Compensation Plan and shall pay to those directors who have deferred board fees under such plan such balances as are then held under such plan for such directors. CB covenants, represents and warrants to Pinnacle (i) that the CB Disclosure Schedule includes a true and complete list of all directors who have deferred board fees under such plan and the balances payable to such persons under such plan, (ii) that except as otherwise disclosed in such list no one is entitled to receive any benefits under such plan, (iii) that the payment to each person so listed of the corresponding balance so listed shall, in each case, constitute full and complete satisfaction of all liabilities and obligations of CB, CB Bank and Pinnacle under such plan, and (iv) that upon the payment of all such amounts such plan shall terminate and be of no further force or effect.

    (f) CB shall fund the secular trusts under CB's Supplemental Retirement Plan (the "CB SERP") with the contributions required for 1997 prior to the Effective Time, as set forth on the CB Disclosure Schedule. Pinnacle acknowledges that the "change in control" provisions of the CB SERP will be triggered by the Merger and that, consequently, CB will be obligated to make certain payments under the CB SERP at the Effective Time and in the amounts set forth in the CB Disclosure Schedule, which accurately sets forth all amounts payable thereunder. CB may contribute to the secular trusts under the CB SERP the minimum amount of funds necessary to satisfy all amounts so due thereunder in connection with the Merger as set forth in the CB Disclosure Schedule and Pinnacle agrees that after the secular trusts under the CB SERP are funded with all amounts so due, the secular trusts may make payments at the Effective Time to the officers set forth in the CB Disclosure Schedule in the amounts set forth in the CB Disclosure Schedule. CB covenants, represents and warrants to Pinnacle (i) that the CB Disclosure
Schedule includes a true and complete list of all persons eligible to receive benefits under the CB SERP and the benefits payable to such persons under the CB SERP, (ii) that except as otherwise disclosed in such list no one is entitled to receive any benefits under the CB SERP, and (iii) that the payment to each person so listed of the corresponding benefits so listed shall, in each case, constitute full and complete satisfaction of all liabilities and obligations of CB, CB Bank and Pinnacle under the CB SERP.

    (g) During the period commencing on the date of this Agreement and ending on the Effective Time, CB may make contributions to its Employee Stock Ownership Plan (the "CB Bank ESOP"), including but not limited to amounts required to make scheduled principal and interest payments with respect to the indebtedness of the CB Bank ESOP to CB as of the date of this Agreement during each calendar quarter pro-rated on a daily basis for partial quarters from the date of this Agreement through the Effective Time; provided, however, that such contributions shall be conditioned on their being allowed as a deduction by CB for federal income tax purposes and shall be returned to CB or its successors to the extent that any such deduction shall be disallowed. Prior to making any contribution to the CB Bank ESOP, CB shall deliver to Pinnacle a certified copy of a resolution adopted by CB's Board of Directors authorizing such contribution, stating the specific dollar amount thereof, and expressly providing for the contingency set forth in the preceding sentence. CB shall take such actions as are necessary to cause the termination of the CB Bank ESOP immediately prior to the Effective Time, conditioned upon receipt from the Internal Revenue Service of a determination letter confirming that such termination does not adversely affect the qualification of the CB Bank ESOP under sections 401(a) or 409 of the Code. CB shall select such counsel and other professional advisors as it shall determine to be necessary or appropriate to advise it in connection with the termination. All assets of the CB Bank ESOP remaining after the satisfaction of any outstanding indebtedness and the payment of all expenses, shall, to the extent permissible under applicable law, be allocated to the individual accounts of eligible participants and distributed to them as soon as practicable following the later of the date of receipt of a favorable determination letter or the Effective Time. In the event that such a favorable determination letter is not obtained, Pinnacle will, to the extent reasonably practical, maintain the CB Bank ESOP until all plan assets may be distributed on a tax-qualified basis to participants participating in the CB Bank ESOP at the Effective Time. In the event that the CB Bank ESOP is not completely distributed prior to the Effective Time, Pinnacle shall assume sponsorship of the CB Bank ESOP, and shall appoint a successor plan administrator who shall be such person as Pinnacle shall select with prior written approval of CB (which approval shall not be unreasonably withheld), for the purpose of completing the termination of the ESOP and the distribution of its assets. Notwithstanding anything to the contrary herein express or applied, neither Pinnacle nor CB, nor any of their respective Subsidiaries, shall take any action with respect to the CB Bank ESOP that would result in a violation of Section 415 of the Code.

    (h) CB may, but shall not be required to, terminate its 401(k) Financial Institutions Thrift Plan (the "CB 401(k) Plan") as of any date prior to the Effective Time, conditioned upon receipt from the Internal Revenue Service of a determination letter confirming that such termination does not adversely affect the qualification of the CB 401(k) Plan under Section 401(a) of the Code. CB shall select such counsel and other professional advisors as it shall determine to be necessary or appropriate to advise it and Pinnacle in connection with the termination. All assets of the CB 401(k) Plan remaining after the satisfaction of any outstanding indebtedness and the payment of all expenses, shall, to the extent permissible under applicable law and without liability to CB or Pinnacle, be allocated to the individual accounts of eligible participants and distributed to them as soon as practicable following the later of the date of receipt of a favorable determination letter or the Effective Time. In the event that the CB 401(k) Plan is not completely distributed prior to the Effective Time, at the Effective Time, Pinnacle shall assume sponsorship of the CB 401(k) Plan, and shall appoint a successor plan administrator who shall be such person as Pinnacle shall select with the prior written approval of CB (which approval shall not be unreasonably withheld) for the purpose of completing the termination of the 401(k) Plan and the distribution of its assets to the extent permissible under applicable law and without liability to CB or Pinnacle.

    (i) Subject to the requirements of ERISA and the Code, prior to the Effective Time, CB shall take all action necessary to withdraw from the Financial Institutions Retirement Fund ("Retirement Fund"), through which CB currently sponsors its defined benefit pension plan (the "CB Plan"). Such withdrawal shall take place so that there is no qualified successor plan (as defined in the Retirement Fund) in existence at any applicable time. If, and only if, assuming all Retirement Fund benefits are vested on a plan termination basis and are based upon the most recent actuarial assumptions prepared by the Retirement Fund's actuary, the total of such benefits exceed, on the withdrawal date, the then current value of the assets of such Retirement Fund, CB may increase the CB Plan benefits to the extent of such excess, less (1) any expenses incurred in connection with the withdrawal from participation in the Retirement Fund and increasing CB Plan benefits; and (2) the continuing administrative costs and expenses of retirants' benefits remaining in the Retirement Fund. Notwithstanding the foregoing or anything to the contrary, withdrawal from the Retirement Fund shall not occur or be permitted in the event it would create a liability for which CB or Pinnacle would be responsible. Prior to withdrawing from the Retirement Fund or increasing CB Plan benefits, CB shall deliver to Pinnacle a copy of all resolutions adopted by CB's Board to effect the withdrawal from participation in the Retirement Fund and the amendment of the CB Plan and for the contingencies outlined in this Section 6.7(i) and shall deliver to Pinnacle all other documentation relating to the withdrawal from participation and amendment of the CB Plan.

    (j) Subject to and except as otherwise expressly provided in the provisions of this Section 6.7, the Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the Effective Time under the Pinnacle Benefit Plans or the CB Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the Pinnacle Disclosure Schedule and the CB Disclosure Schedule.

    (k) Except to the extent otherwise expressly provided in this Agreement, nothing in this Section 6.7 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any Pinnacle Benefit Plans, CB Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

    6.8  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

    (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of CB or any of its Subsidiaries, including any entity specified in the CB Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of CB, any of the CB Subsidiaries or any entity specified in the CB Disclosure Schedule, or any of their respective predecessors or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Pinnacle shall indemnify and hold harmless, as and to the fullest extent permitted by law (and, as relates to acts or times prior to the Effective Time, to the fullest extent permitted by law pertaining to CB or any of its Subsidiaries at such time, including the provisions of Section 11 of CB's Certificate of Incorporation), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Pinnacle; provided, however, that (A) Pinnacle shall have the right to assume the defense thereof and upon such assumption Pinnacle shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Pinnacle elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Pinnacle and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Pinnacle, and Pinnacle shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (B) Pinnacle shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Pinnacle shall be obligated to pay for such separate counsel, (C) Pinnacle shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) Pinnacle shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Pinnacle thereof, provided that the failure to so notify shall not affect the obligations of Pinnacle under this Section 6.8 except to the extent such failure to notify materially prejudices Pinnacle. Pinnacle's obligations under this Section 6.8 continue in full force and effect for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

    (b) Pinnacle shall use its best efforts to cause the individuals serving as officers and directors of CB, its Subsidiaries or any entity specified in the CB Disclosure Schedule immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by CB or any of the CB Subsidiaries (provided that Pinnacle may substitute therefor policies of the same or substantially similar coverage and amounts containing terms and conditions which are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Pinnacle be required to expend more than 150% of the current amount expended by CB or any of the CB Subsidiaries (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto; and provided, further, that if Pinnacle is unable to maintain or obtain the insurance called for by this Section 6.8(b), Pinnacle shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

    (c) In the event Pinnacle or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Pinnacle assume the obligations set forth in this Section 6.8.

    (d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

    6.9 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Pinnacle and a Subsidiary of CB) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Pinnacle.

    6.10 ADVICE OF CHANGES. Pinnacle and CB shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

    6.11 NEGOTIATIONS WITH OTHER PARTIES. So long as this Agreement remains in effect and no notice of termination has been given under this Agreement, CB shall not authorize or knowingly permit any of its representatives, directly or indirectly, to entertain, solicit or encourage negotiations with any person or entity or any group of persons or entities (a "Potential Acquiror") concerning any "Acquisition Proposal" (as hereinafter defined) other than Pinnacle pursuant to this Agreement. The preceding sentence shall not be construed to prohibit the Board of Directors of CB from providing, or authorizing or permitting their respective representatives to provide, to any person making an unsolicited Acquisition Proposal, any information that is public or published information or readily ascertainable from such information, or from discussing and considering any such unsolicited Acquisition Proposal if it is advised in writing by legal counsel that such actions are advisable under applicable law in order to discharge their fiduciary duties to stockholders. As used in this Agreement, "Acquisition Proposal" means any (i) proposal pursuant to which any corporation, partnership, person or other entity or group, other than Pinnacle, would acquire or participate in a merger or other business combination involving CB or any of the CB Bank Subsidiaries, directly or indirectly; (ii) proposal by which any corporation, partnership, person or other entity or group, other than Pinnacle, would acquire the right to vote 10% or more of the capital stock of CB or any of the CB Bank Subsidiaries entitled to vote thereon for the election of directors;
(iii) acquisition of 10% or more of the assets of CB or any of the CB Bank Subsidiaries, other than in the ordinary course of business; or (iv) acquisition in excess of 10% of the outstanding capital stock of CB or any of the CB Bank Subsidiaries, other than as contemplated by this Agreement.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

    7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) STOCKHOLDER APPROVALS. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the respective requisite affirmative votes of the holders of Pinnacle Common Stock and CB Common Stock entitled to vote thereon.

        (b) NASDAQ LISTING. The shares of Pinnacle Common Stock which shall be issued to the stockholders of CB upon consummation of the Merger shall have been authorized for trading and reporting on the Nasdaq National Market, subject to official notice of issuance.

        (c) OTHER APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

        (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

        (f) FEDERAL TAX OPINION. Pinnacle and CB each shall have received an opinion of their respective tax counsel, addressed to Pinnacle or CB, as the case may be, in form and substance reasonably satisfactory to Pinnacle and CB, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

            (i) The Merger will constitute a tax free reorganization under
       Section 368(a)(1)(A) of the Code and Pinnacle and CB will each be a party to the reorganization;

            (ii) No gain or loss will be recognized by Pinnacle or CB as a result of the Merger;

           (iii) No gain or loss will be recognized by the stockholders of CB who exchange their CB Common Stock solely for Pinnacle Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Pinnacle Common Stock);

            (iv) The tax basis of the Pinnacle Common Stock received by stockholders who exchange all of their CB Common Stock solely for Pinnacle Common Stock in the Merger will be the same as the tax basis of the CB Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

            (v) The holding period of Pinnacle Common Stock received by stockholders of CB in the Merger will include the period during which the shares of CB Common Stock surrendered in exchange therefor were held; provided, such CB Common Stock was held as a capital asset by the holder of such CB Common Stock at the Effective Time. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Pinnacle, CB and others.

        (g) POOLING OF INTERESTS. Pinnacle and CB shall each have received a letter, effective as of the Effective Time, from their respective independent accountants addressed to Pinnacle or CB, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

    7.2 CONDITIONS TO OBLIGATION OF PINNACLE. The obligation of Pinnacle to effect the Merger is also subject to the satisfaction or waiver by Pinnacle at or prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the CB Disclosure Schedule that are disclosed by CB to Pinnacle in the form of an updated CB disclosure schedule delivered to Pinnacle as of the Closing Date (the "Closing Date CB Disclosure Schedule")) as of the Closing Date as though made on and as of the Closing Date. Pinnacle shall have received a certificate signed on behalf of CB by the Chief Executive Officer and the Chief Financial Officer of CB to the foregoing effect, and to which any Closing Date CB Disclosure Schedule shall be appended.

        (b) PERFORMANCE OF OBLIGATIONS OF CB. CB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Pinnacle shall have received a certificate signed on behalf of CB by the Chief Executive Officer and the Chief Financial Officer of CB to such effect.

        (c) ENVIRONMENTAL MATTERS. On or before April 30, 1997, Pinnacle shall have received, reviewed and approved an assessment report or reports of a firm or firms of environmental engineers or consultants satisfactory to Pinnacle concluding, in effect, that there are no present or past conditions relating to any properties of CB or any of the CB Subsidiaries involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping or release of any kind whatsoever of any substance or exposure of any type of any workplace or to any medium, including, but not limited to, air, land, surface waters or underground waters, or from any generation, transportation, treatment, storage or disposal of waste materials, raw materials or products of any kind or from the storage, use or handling of any hazardous or toxic materials or other substances.

        (d) COMFORT LETTERS. Pinnacle shall have received "comfort" letters from Crowe Chizek & Company, L.L.P., dated (x) the effective date of the S-4 and (y) not earlier than five (5) days preceding the Closing Date, in each case substantially to the effect that: (i) based upon a review (and audit of year-end statements) of CB's consolidated financial statements dated as of March 31, 1996, September 30, 1996, each subsequent year-end and quarter-end and the most recent interim month-end consolidated financial statements of CB available prior to the date of any said letter, nothing has come to their attention that has caused them to believe that any adjustments would be required to be made to restate said financial statements in a manner conforming to GAAP; (ii) they are independent public accountants with respect to CB and the CB Subsidiaries within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (iii) in their opinion, the audited consolidated financial statements of CB examined by them and included or incorporated by reference in the S-4 and the prospectus and reported therein by them, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, the Securities Act and the applicable published rules and regulations thereunder, as appropriate; (iv) on the basis of certain procedures and inquiries including a reading of the latest available unaudited interim consolidated financial statements of CB, inquiries of officials of CB responsible for financial and accounting matters, and a reading of the minutes of the Boards of Directors and stockholders of CB and the CB Subsidiaries (which procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards and would not necessarily reveal any material changes in the consolidated financial position or results of operations of CB), nothing came to their attention that caused them to believe that (A) the unaudited consolidated financial statements of CB included or incorporated by reference in the S-4 and the prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Securities Act, as appropriate, or that the unaudited consolidated financial statements are not in conformity with GAAP applied on a basis consistent with that of the audited consolidated financial statements or that as of the most recent month-end preceding the Closing Date there has been any material change in the capital stock of CB, except as a result of the exercise of employee stock options granted prior to September 30, 1996, or the CB Subsidiaries or any increase in consolidated long-term debt of CB or the CB Subsidiaries or any reduction in consolidated stockholders' equity as compared with the amounts of those items set out in the audited consolidated statement of condition at March 31, 1996 and with any subsequent unaudited consolidated statement of condition included or incorporated by reference in the S-4 and the prospectus, except for changes and the amount of such reduction, if any, derived from CB's accounts and records, which are described in such letter or are set forth in the S-4 and the prospectus, or
    (B) since March 31, 1996 any dividends were paid on the CB Common Stock except as described in such letter; and (v) in addition to the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures with respect to certain accounts or percentages and financial information which appear in the S-4 and the prospectus and which have been reasonably specified by Pinnacle, as described in such letter.

        (e) LEGAL OPINION. CB shall have delivered to Pinnacle an opinion, dated the Closing Date, of counsel for CB, satisfactory to Pinnacle and its counsel, to the effect set forth on Exhibit F. In rendering their opinion, counsel to CB may rely on certificates of officers of CB, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

        (f) FAIRNESS OPINION. Pinnacle shall have received the favorable opinion from PL Capital, L.L.C. or other investment banking advisory firm satisfactory to Pinnacle in connection with the deliberations of its Board of Directors approving this Agreement and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Merger transaction contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of Pinnacle from a financial point of view.

        (g) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred since December 31, 1996 which has, or is likely to have, a Materially Adverse Effect on CB or upon the right of CB or any of the CB Subsidiaries to conduct, or the continuing successful operation of, any material or significant part of their businesses as presently conducted, including, without limitation, the Mortgage Loan Reverse Repurchase Program operated by CB Bank.

        (h) NET WORTH. The difference between the total consolidated assets of CB and the total consolidated liabilities of CB (the "Net Worth") as of the last day of the calendar month immediately preceding the Closing Date (the "Determination Date"), as determined in accordance with generally accepted accounting principles consistently applied shall be not less than the Net Worth shown on the December 31, 1996 consolidated balance sheet of CB, after taking into account any and all dividends paid or declared or other distributions made, but excluding any and all costs and expenses incurred by CB with respect to the Merger transaction through and including the Closing Date. In calculating said Net Worth it shall be assumed that the value of CB's securities held for sale is, as of the Determination Date, equivalent to its value on December 31, 1996. Purchaser shall have received a certificate to said effect signed by appropriate officers of CB and by Crowe Chizek & Company, L.L.P.

        (i) EMPLOYMENT MATTERS. The Acknowledgments described in Section 6.7(b) shall have been executed and delivered by the respective parties thereto as provided in Section 6.7 of this Agreement.

    7.3 CONDITIONS TO OBLIGATION OF CB. The obligation of CB to effect the Merger is also subject to the satisfaction or waiver by CB at or prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Pinnacle set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and
    (ii) for any changes to the Pinnacle Disclosure Schedule that are disclosed by Pinnacle to CB in the form of an updated Pinnacle disclosure schedule delivered to CB as of the Closing Date, including copies of updated disclosure schedules of Pinnacle and IFC delivered with respect to the IFC Merger Agreement (the "Closing Date Pinnacle Disclosure Schedule")) as of the Closing Date as though made on and as of the Closing Date. CB shall have received a certificate signed on behalf of Pinnacle by the Chief Executive Officer and the Chief Financial Officer of Pinnacle to the foregoing effect, and to which any Closing Date Pinnacle Disclosure Schedule shall be appended.

        (b) PERFORMANCE OF OBLIGATIONS OF PINNACLE. Pinnacle shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and CB shall have received a certificate signed on behalf of Pinnacle by the Chief Executive Officer and the Chief Financial Officer of Pinnacle to such effect.

        (c) COMFORT LETTERS. CB shall have received "comfort" letters from KPMG Peat Marwick, L.L.P., dated (x) the effective date of the S-4 and (y) not earlier than five (5) days preceding the Closing Date, in each case substantially to the effect that: (i) based upon a review (and audit of year-end statements) of Pinnacle's consolidated financial statements dated as of December 31, 1995, September 30, 1996, each subsequent year-end and quarter-end and the most recent interim month-end consolidated financial statements of Pinnacle available prior to the date of any said letter, nothing has come to their attention that has caused them to believe that any adjustments would be required to be made to restate said financial statements in a manner conforming to GAAP, other than such adjustments, if any, as are specifically noted and disclosed, none of which adjustments shall be materially adverse; (ii) they are independent public accountants with respect to Pinnacle and the Pinnacle Subsidiaries within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (iii) in their opinion, the audited consolidated financial statements of Pinnacle examined by them and included or incorporated by reference in the S-4 and the prospectus and reported therein by them, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, the Securities Act and the applicable published rules and regulations thereunder, as appropriate; (iv) on the basis of certain procedures and inquiries including a reading of the latest available unaudited interim consolidated financial statements of Pinnacle, inquiries of officials of Pinnacle responsible for financial and accounting matters, and a reading of the minutes of the Boards of Directors and stockholders of Pinnacle and the Pinnacle Subsidiaries (which procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards and would not necessarily reveal material adverse changes in the consolidated financial position or results of operations of Pinnacle), nothing came to their attention that caused them to believe that the unaudited consolidated financial statements of Pinnacle included or incorporated by reference in the S-4 and the prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Securities Act, as appropriate, or that the unaudited consolidated financial statements are not in conformity with GAAP applied on a basis consistent with that of the audited consolidated financial statements or that as of the most recent month-end preceding the Closing Date there has been any material change in the capital stock of Pinnacle, except as a result of the exercise of employee stock options granted prior to September 30, 1996, or the Pinnacle Subsidiaries or any increase in consolidated long-term debt of Pinnacle or the Pinnacle Subsidiaries or any reduction in consolidated stockholders' equity as compared with the amounts of those items set out in the audited consolidated statement of condition at December 31, 1995 and with any subsequent unaudited consolidated statement of condition included or incorporated by reference in the S-4 and the prospectus, except for changes and the amount of such reduction, if any, derived from Pinnacle's accounts and records, which are described in such letter or are set forth in the S-4 and the prospectus; and (v) in addition to the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures with respect to certain accounts or percentages and financial information which appear in the S-4 and the prospectus and which have been reasonably specified by CB, as described in such letter.

        (d) LEGAL OPINION. Pinnacle shall have delivered to CB an opinion, dated the Closing Date, of counsel for Pinnacle, satisfactory to CB and its counsel, to the effect set forth on Exhibit G. In rendering their opinion, counsel to Pinnacle may rely on certificates of officers of Pinnacle, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

        (e) FAIRNESS OPINION. CB shall have received the favorable opinion from Charles Webb & Company in connection with the deliberations of its Board of Directors approving this Agreement and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Merger transaction contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of CB from a financial point of view.

        (f) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred since December 31, 1996 which has, or is likely to have, a Materially Adverse Effect on Pinnacle or upon the right of Pinnacle or any of the Pinnacle Subsidiaries to conduct, or the continuing successful operation of, any material or significant part of their businesses as presently conducted.

                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT

    8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Pinnacle or CB:

        (a) by mutual consent of Pinnacle and CB in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

        (b) by either the Board of Directors of Pinnacle or the Board of Directors of CB if any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

        (c) by either the Board of Directors of Pinnacle or the Board of Directors of CB if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement, unless the failure of the Closing (as defined in Section 9.1) to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

        (d) by either the Board of Directors of Pinnacle or the Board of Directors of CB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date;

        (e) by either Pinnacle or CB if any approval of the stockholders of Pinnacle or CB required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

        (f) by either Pinnacle or CB if any of the conditions specified by
    Article VII to the obligation of the terminating party have not been satisfied on the Closing Date (provided that the failure of satisfaction of any said condition shall not have been caused by the material breach of the terminating party);

        (g) by Pinnacle if the Closing Date CB Disclosure Schedule discloses any change from the CB Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on CB or any of the CB Subsidiaries; or by CB if the Closing Date Pinnacle Disclosure Schedule (including copies of updated disclosure schedules of Pinnacle and IFC delivered with respect to the IFC Merger Agreement) discloses any change from the Pinnacle Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on Pinnacle or any of the Pinnacle Subsidiaries; or

        (h) by CB if prior to the Closing Date there becomes a reasonable likelihood that the tax free reorganization treatment for federal income tax purposes accorded to the merger of Maco Bancorp, Inc. with and into Pinnacle effective December 1, 1995, will not be sustained.

    8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Pinnacle or CB as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Pinnacle, CB, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b), 8.2, 9.2 and 9.3, shall survive any termination of this Agreement, and

(ii) notwithstanding anything to the contrary contained in this Agreement, neither Pinnacle nor CB shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

    8.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Pinnacle or CB; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Pinnacle or CB, there may not be, without further approval of such stockholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the holders of CB Common Stock hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Pinnacle or CB, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of CB Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five
(5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties (the "Closing Date").

    9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the CB Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

    9.3 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that two-thirds of the costs and expenses of printing and mailing the Joint Proxy Statement in connection with the Merger shall be borne by Pinnacle and the balance thereof, up to a maximum amount not to exceed $25,000, shall be borne by CB.

    9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail

(return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Pinnacle to:

       Pinnacle Financial Services, Inc.
       830 Pleasant Street
       St. Joseph, Michigan 49085
       Attention: Richard L. Schanze, Chairman and CEO
       Fax: (616) 853-5567

    with copies to:

       Miller, Canfield, Paddock and Stone, P.L.C.
       1400 N. Woodward Ave., Suite 100
       Bloomfield Hills, Michigan 48304
       Attention: J. Kevin Trimmer, Esq.
       Fax: (810) 258-3036

and

    (b) if to CB, to:

       CB Bancorp, Inc.
       126 East Fourth Street
       Michigan City, Indiana 46360
       Attention: Joseph F. Heffernan, Chairman, President and CEO
       Fax: (202) 966-9409

    with copies to:

       Muldoon, Murphy & Faucette
       5101 Wisconsin Avenue, N.W.
       Washington, D.C. 20016
       Attention: Lori M. Beresford, Esq.
       Fax: (202) 966-9409

    9.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require Pinnacle, CB or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

    9.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    9.7 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

    9.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

    9.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    9.10 PUBLICITY. Except as otherwise required by applicable law or the rules of NASDAQ, neither Pinnacle nor CB shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

    9.11 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    9.12 OTHER TRANSACTIONS. Prior to the date hereof, CB has been provided with copies of, and CB has reviewed, the IFC Merger Agreement (including the disclosure schedules of Pinnacle and IFC referenced therein), the Pinnacle/IFC Stock Option Agreements and the Branch Office Swap Agreements. The entering into and performance of the IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements and/or the Branch Office Swap Agreements, and consummation of the transactions contemplated thereby, by Pinnacle are hereby ratified, approved and authorized by CB, and are and shall be deemed to be expressly permitted for all purposes under this Agreement. Immediately after the execution of this Agreement, Pinnacle and CB shall execute and deliver the CB Option Agreement.

    IN WITNESS WHEREOF, Pinnacle and CB have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                PINNACLE FINANCIAL SERVICES, INC.

                                By:            /s/ RICHARD L. SCHANZE
                                     -----------------------------------------
                                                 Richard L. Schanze
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                CB BANCORP, INC.

                                By:           /s/ JOSEPH F. HEFFERNAN
                                     -----------------------------------------
                                                Joseph F. Heffernan
                                      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                                      OFFICER

                                    ANNEX E
                    OPINION OF ABN AMRO CHICAGO CORPORATION

June 19, 1997

Board of Directors
Pinnacle Financial Services, Inc.
830 Pleasant Street
St. Joseph, MI 49085-1265

Members of the Board:

    Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), and Indiana Federal Corporation, a Delaware corporation ("IFC"), have entered into an Agreement and Plan of Reorganization, dated as of November 14, 1996, as amended (the "IFC Merger Agreement"), pursuant to which IFC will be merged with and into Pinnacle, which will be the surviving entity (the "IFC Merger"). Pursuant to the IFC Merger, as more fully described in the IFC Merger Agreement, each share of common stock of IFC, $.01 par value, issued and outstanding (the "IFC Common Stock") shall be converted into the right to receive 1.0 share of common stock, no par value, of Pinnacle (the "Pinnacle Common Stock").

    You have requested our opinion as to the fairness of the consideration to be paid (the "IFC Merger Consideration"), from a financial point of view, to the shareholders of Pinnacle, as of the date hereof.

    During the course of our engagement, we have, among other things: (i) reviewed the financial terms and conditions of the IFC Merger Agreement, the Joint Proxy Statement/Prospectus and certain related documents; (ii) reviewed certain publicly available financial and other data, including the audited and unaudited recent financial statements of Pinnacle and IFC, as well as certain other relevant internally-generated Pinnacle and IFC reports relating to asset/liability management, asset quality and so forth, as made available to us;
(iii) reviewed and analyzed other material bearing upon the financial and operating condition of Pinnacle and IFC and material prepared in connection with the proposed transaction; (iv) reviewed the operating characteristics of certain other financial institutions deemed relevant to the contemplated transaction;
(v) reviewed the nature and terms of recent sale and merger transactions involving banks, thrifts, bank and thrift holding companies and other financial institutions that we considered relevant; (vi) reviewed historical and current market data for Pinnacle Common Stock and IFC Common Stock; (vii) conducted meetings with members of the senior managements of Pinnacle and IFC for the purpose of reviewing the future prospects of Pinnacle and IFC, the strategic objectives of each, and the possible financial benefits which might be realized following the IFC Merger; (viii) reviewed certain information, including forecasts pertaining to prospective cost savings and revenue enhancements relative to the IFC Merger; (ix) evaluated the pro forma ownership of Pinnacle Common Stock by IFC shareholders, relative to the pro forma contribution of IFC's assets, liabilities, equity and earnings to Pinnacle; and (x) performed such other analyses and examinations as we deemed appropriate.

    In rendering this opinion, we have relied upon, without independent verification, the accuracy and completeness of the financial and other information and representations provided to us by Pinnacle and IFC. We have relied upon the managements of Pinnacle and IFC as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therefore) provided to us, and have assumed that such forecasts and projections are the best available estimates of management. We are not experts in the evaluation of loan portfolios or the allowances for loan losses with respect thereto and have assumed that such allowances by Pinnacle and IFC are in the aggregate adequate to cover such losses. In addition, we have not reviewed individual credit files nor have we made an independent appraisal of the assets and liabilities of Pinnacle and IFC or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Finally, we have assumed, with your consent, that the IFC Merger will be recorded as a pooling of interests in accordance with generally accepted accounting principles.

    Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    ABN AMRO Chicago Corporation ("AACC"), as part of its investment banking business, is continually engaged in the valuation of banks and bank holding companies and thrifts and thrift holding companies in connection with mergers and acquisitions as well as initial and secondary offerings of securities and valuations for other purposes. AACC is a member of all principal U.S. securities exchanges and may from time to time purchase securities from, and sell securities to, Pinnacle or IFC and, either directly or through affiliates, buy or sell the equity securities of Pinnacle or IFC as principal or for the accounts of customers. Two affiliates of AACC manage limited partnerships which invest in publicly-traded securities of financial institutions. Additionally, AACC manages two group trusts which invest in publicly-traded securities of financial institutions. Together, these investment pools, known as The Banc Funds, have reported ownership of 30,400 shares of Pinnacle Common Stock and 120,015 shares of IFSL Common Stock.

    The Board of Directors has requested that AACC issue this opinion and AACC will receive a fee from Pinnacle for delivering this opinion to be used in evaluating the proposed merger. A portion of such fee is contingent upon the closing of the IFC Merger.

    This opinion is limited to the fairness, from a financial point of view, to the holders of Pinnacle Common Stock, of the IFC Merger Consideration. Moreover, this letter, and the opinion expressed herein, is directed to the Board of Directors of Pinnacle and does not constitute a recommendation to any shareholder as to who such shareholder should vote on the IFC Merger.

    We consent to the reference to our Firm in the Joint Proxy
Statement/Prospectus related to the IFC Merger and to the inclusion of our opinion as an exhibit to such documents, as required.

    Based on the foregoing and our experience as investment bankers, we are of the opinion that, as of the date hereof, the IFC Merger Consideration to be paid to the shareholders of IFC as described in the IFC Merger Agreement is fair from a financial point of view to the shareholders of Pinnacle.

Sincerely,

ABN AMRO Chicago Corporation

                                    ANNEX F

                           OPINION OF PL CAPITAL LLC

                                                                   June 19, 1997

Board of Directors
Pinnacle Financial Services, Inc.
830 Pleasant Street
St. Joseph, MI 49085-1265

Members of the Board:

Pinnacle Financial Services, Inc. ("Pinnacle") and CB Bancorp, Inc. ("CB") entered into an Agreement and Plan of Merger dated as of March 1, 1997 (the "CB Merger Agreement") pursuant to which CB will be merged with and into Pinnacle in a transaction (the "CB Merger") in which each issued and outstanding shares of CB's common stock (the "CB Shares") and each option to purchase one share of CB common stock will be converted, as more fully described in the CB Merger Agreement, into the right to receive a number of shares of the common stock of Pinnacle ("Pinnacle Shares") equal to $35.00 of market value as of the effective date of the CB Merger, subject to adjustment as more fully described in the CB Merger Agreement (the "CB Exchange Ratio"). The terms and conditions of the CB Merger are more fully set forth in the CB Merger Agreement and certain related agreements, including the CB Option Agreement dated March 1, 1997 (the "CB Option Agreement") pursuant to which CB granted Pinnacle an option to purchase up to 115,037 shares of CB common stock at a price of $28.50 upon the occurrence of certain events.

You have asked us whether, in our opinion, the consideration to be paid is fair to Pinnacle's stockholders from a financial point of view, as of the date hereof.

In arriving at our opinion set forth below, we have, among other things:

    - Reviewed Pinnacle's Annual Reports to Shareholders, Pinnacle's Annual Reports on Form 10-K and related financial information for each of the fiscal years in the three-year period ended December 31, 1995 and Pinnacle's Quarterly Reports on Form 10-Q and related unaudited financial information for each of the three-month periods ended September 30, 1996, June 30, 1996 and March 31, 1996;

    - Reviewed CB's Annual Report to Shareholders, CB's Annual Reports on Form 10-K and related financial information for each of the fiscal years in the three-year period ended March 31, 1996 and CB's Quarterly Reports on Form 10-Q and related unaudited financial information for each of the three-month periods ended December 31, 1996, September 30, 1996 and June 30, 1996;

    - Reviewed the financial terms and conditions of the CB Merger Agreement and the related CB Option Agreement;

    - Reviewed certain limited financial information, including forecasts and assumptions, relating to the respective financial condition, results of operations, businesses and prospects of Pinnacle and CB, furnished to us by Pinnacle and CB;

    - Conducted certain limited discussions with members of senior management of Pinnacle and of CB concerning the respective financial condition, results of operations, businesses and prospects of Pinnacle and CB and their respective view as to the current and prospective financial performance of Pinnacle, CB and the combined entity, as the case may be, following the CB Merger;

    - Reviewed the historical and current market prices and trading activity for CB shares and Pinnacle Shares and compared them with those of certain publicly traded companies which we deemed reasonably comparable to CB and Pinnacle;

    - Compared the respective financial and operating performance of Pinnacle and CB with those of certain other banks, thrifts and other companies which we deemed reasonably comparable;

    - Compared the financial terms of the CB Merger contemplated by the CB Merger Agreement with the financial terms, to the extent publicly available, of certain other mergers and acquisitions which we deemed reasonably comparable;

    - Reviewed the amount and timing of the projected cost savings and revenue enhancements for CB and Pinnacle following the CB Merger as prepared and discussed with us by senior management of Pinnacle and CB;

    - Considered, based upon information provided by Pinnacle and CB, the pro forma effects of the CB Merger on Pinnacle's capital ratios and projected earnings, book and tangible book value per share; and

    - Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary to the rendering of this opinion.

In preparing our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information supplied or otherwise made available to us for purposes of this opinion. We have not independently verified (and have not assumed any responsibility for) such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of Pinnacle or CB, or their respective subsidiaries. We have further relied on the assurances of management of Pinnacle and CB that they are not aware of any facts that would make such information provided inaccurate or misleading. We have also relied upon the accuracy and completeness of the representations and warranties of Pinnacle and CB set forth in the CB Merger Agreement. We have not made an independent evaluation of the adequacy of the allowance for loan losses of Pinnacle or CB, and we have assumed that the aggregate allowance for loan losses of Pinnacle and CB are adequate and will be adequate on a pro forma basis for the combined entity. We have also relied upon senior managements of Pinnacle and CB as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases therefore) provided to, and discussed with us. In that regard, we have assumed with your consent that such information reflect the best currently available estimates and judgment of the senior management of Pinnacle and CB as to the expected future financial performance of Pinnacle, CB, and the combined entity, as the case may be. Our opinion is necessarily based on economic, market, regulatory and other conditions as in effect on, and the information made available to us as of, the date hereof. We have also assumed that there has been no material change in Pinnacle's and CB's assets, liabilities, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us by Pinnacle and CB. Furthermore, we express no opinion on matters of a legal, regulatory, tax or accounting nature related to the CB Merger and the related transactions contemplated by the CB Merger Agreement and have relied on advice of counsel to Pinnacle as to all legal matters with respect to Pinnacle, Pinnacle's Board of Directors, the CB Merger Agreement, the CB Option Agreement and the CB Merger.

Our opinion has been rendered without regard to any restrictions, obligations, undertakings or divestitures which may be imposed or required in the course of obtaining regulatory approvals for, or subsequent to, the CB Merger. We have assumed, with your consent, that the CB Merger will be accounted for as a pooling of interests for financial reporting and regulatory purposes, in accordance with applicable generally accepted and regulatory accounting principles.

We have been retained by the Board of Directors of Pinnacle as an independent contractor to act as financial advisor to Pinnacle with respect to the CB Merger and will receive a fee for our services, which is contingent upon closing of the CB Merger. We have within the past two years provided financial advisory and other related services to Pinnacle and received customary fees for the rendering of such services.

Our opinion is directed to the Board of Directors of Pinnacle and does not constitute a recommendation to any stockholder of Pinnacle or CB as to how such stockholder should vote at any stockholder meeting of Pinnacle or CB that may be held in connection with the approval of the CB Merger Agreement and the CB Merger. This opinion is directed only to the fairness to Pinnacle's stockholders, from a financial point of view, of the consideration to be paid. Furthermore, our opinion may not be relied upon by any other person or used for any other purpose, reproduced, disseminated, quoted from or referred to without PL Capital, LLC's prior written consent.

We consent to the reference to our Firm in the Joint Proxy Statement/Prospectus related to the CB Merger and to the inclusion of our opinion as an exhibit to such documents, as required.

On the basis of, and subject to the foregoing as well as such other matters as we consider relevant, we are of the opinion that the consideration paid is fair to Pinnacle's stockholders from a financial point of view.

                                          Respectfully submitted,

                                          PL Capital, LLC

                                          Chicago, Illinois

                                    ANNEX G
                  OPINION OF SANDLER O'NEILL & PARTNERS, L.P.

June 19, 1997

Board of Directors
Indiana Federal Corporation
56 Washington Street
Valparaiso, IN 46383

Ladies and Gentlemen:

    Indiana Federal Corporation (the "Company") and Pinnacle Financial Services, Inc. ("Pinnacle") have entered into an Agreement and Plan of Merger, dated as of November 14, 1996, as amended (the "IFC Merger Agreement"), pursuant to which the Company will be merged with and into Pinnacle (the "IFC Merger"). Under the terms of the IFC Merger Agreement, upon consummation of the IFC Merger, each outstanding share of the Company's common stock, par value $.01 per share (the "Company Shares"), other than certain shares specified in the Agreement, will be converted into the right to receive 1.0 share (the "IFC Exchange Ratio") of the common stock, without par value, of Pinnacle (the "Pinnacle Shares"), subject to possible adjustment as set forth in the Agreement. The terms and conditions of the IFC Merger are more fully set forth in the IFC Merger Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the IFC Exchange Ratio to the holders of the Company Shares.

    Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

    In connection with this opinion, we have reviewed, among other things: (i) the IFC Merger Agreement and exhibits thereto; (ii) the Stock Option Agreements, dated as of November 14, 1996, by and between Pinnacle and the Company; (iii) the Agreement and Plan of Merger dated as of March 1, 1997 between Pinnacle and CB Bancorp, Inc. ("CB"), pursuant to which CB will be merged with and into Pinnacle (the "CB Merger"); (iv) the Joint Proxy Statement/Prospectus of the Company, Pinnacle and CB dated June 19, 1997; (v) Pinnacle's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its annual report to shareholders for the year ended December 31, 1996; (vi) the Company's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its annual report to shareholders for the fiscal year ended December 31, 1996; (vii) Pinnacle's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (viii) the Company's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (ix) certain financial analyses and forecasts of the Company prepared by and reviewed with management of the Company and the views of senior management of the Company regarding the Company's past and current business operations, results thereof, financial condition and future prospects; (x) certain financial analyses and forecasts of Pinnacle prepared by and reviewed with management of Pinnacle and the views of senior management of Pinnacle regarding each of Pinnacle's and CB's past and current business operations, results thereof, financial condition and future prospects; (xi) CB's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its annual report to shareholders for the fiscal year ended March 31, 1997; (xii) the pro forma impact of the IFC Merger and the CB Merger on Pinnacle; (xiii) the historical reported price and trading activity for Pinnacle's and the Company's common stock, including a comparison of certain financial and stock market information for Pinnacle and the Company with similar information for certain other companies the securities of which are publicly traded; (xiv) the financial terms of recent business combinations in the savings institution and banking industries; (xv) the current market environment generally and the banking environment in particular; and (xvi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We were not asked to, and did not, solicit indications of interest in a potential transaction from other third parties.

    In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with us, and we did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of Pinnacle, the Company, CB, or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of Pinnacle and the Company). With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Pinnacle and the Company and that such performances will be achieved. We have also assumed that there has been no material change in Pinnacle's, the Company's or CB's assets, financial condition, results of operations, business or prospects since March 31, 1997, the date of the last financial statements noted above. We have assumed that each of the IFC Merger and the CB Merger will qualify for pooling of interests accounting treatment and have further assumed that each of Pinnacle, the Company and CB will remain as a going concern for all periods relevant to our analyses and that the conditions precedent in the IFC Merger Agreement and the CB Merger Agreement are not waived.

    Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof.

    We have acted as the Company's financial advisor in connection with the IFC Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the IFC Merger. We will also receive a fee for rendering this opinion. We have also provided and continue to provide general financial advisory services for the Company and have received and will continue to receive fees for such services.

    In the ordinary course of our business, we may actively trade the equity securities of Pinnacle, CB and the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the IFC Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an exhibit to the Joint Proxy Statement/Prospectus of the Company, Pinnacle and CB dated June 19, 1997 so long as this opinion is quoted in full herein.

    Based upon and subject to the foregoing, it is our opinion that the IFC Exchange Ratio is fair, from a financial point of view, to the holders of the Company Shares.

                                          Very truly yours,

                                    ANNEX H
                       OPINION OF CHARLES WEBB & COMPANY

June 19, 1997

Board of Directors
CB Bancorp, Inc.
126 East Fourth Street
Michigan City, Indiana 46360

Dear Gentlemen:

    You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of CB Bancorp, Inc. (the "Company"), of the consideration to be received by such stockholders in the merger (the "Merger") between the Company and Pinnacle Financial Services, Inc., a Michigan Corporation ("Pinnacle"). We have not been requested to opine as to, and our opinion does not in any matter address, the Company's underlying business decision to proceed with or effect the Merger.

    Pursuant to the Agreement and Plan of Merger, dated March 1, 1997, by and between the Company and Pinnacle (the "Agreement"), at the effective time of the Merger, Pinnacle will acquire all of the Company's issued and outstanding shares of common stock (1,161,997 shares as of the date of the Agreement) and the holders of such shares of common stock will receive in exchange for each share of Company common stock such number of shares of common stock of Pinnacle as determined by dividing $35.00 (the "Exchange Value") by the average (the "Average Price") of the daily averages of the closing bid and the closing ask prices per share of Pinnacle common stock as reported by the Nasdaq National Market for the period of fifteen business days ending on the fifth business day prior to the Closing Date; provided however, that (i) in the event that the Average Price as determined under the foregoing provision is $29.00 or higher, the Exchange Value shall be divided by $29.00 (resulting in the fractional number 1.2069) rather than said Average Price (so that in such case, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.2069 shares of Pinnacle common stock), and (ii) in the event that the Average Price as determined under the foregoing provision is $23.00 or lower, the Exchange Value shall be divided by $23.00 (resulting in the fractional number 1.5217) rather than said Average Price (so that, in such case, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.5217 shares of Pinnacle common stock) and subject to the terms and conditions set forth in the Agreement. In addition, the holders of unexercised and outstanding options awarded pursuant to the Company's 1992 Stock Option Plan for Outside Directors and the 1992 Incentive Stock Option Plan will receive, for each share subject to such option, such number of shares of Pinnacle common stock as determined by dividing the difference between the Exchange Value and the price the holder was required to pay for such share upon the exercise of the option by the Average Price (94,883 unexercised options outstanding as of the date of the Agreement). The complete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

    Charles Webb & Company, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

    In connection with this opinion we reviewed certain financial and other business data supplied to us by the Company including (i) the CB Merger Agreement (including the Exhibits thereto) dated March 1, 1997; (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1995 and 1994 for Pinnacle and March 31, 1997, 1996 and 1995 for CB; (iii) certain interim reports to stockholders of CB and Pinnacle and Quarterly Reports on Form 10-Q of CB and Pinnacle and certain other communications from CB and Pinnacle to their respective stockholders;

(iv) other financial information concerning the businesses and operations of CB and Pinnacle furnished to us by CB and Pinnacle for the purpose of our analysis, including certain internal financial analyses and forecasts for CB and Pinnacle prepared by senior management of CB and Pinnacle; (v) certain publicly available information concerning the trading market for the common stock of CB and Pinnacle; and (vi) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that we considered relevant to our inquiry. In addition, we reviewed the Joint Proxy Statement/Prospectus of the Company and Pinnacle dated June 19, 1997. We considered historical quotations and the prices of recorded transactions in the Company's common stock since its conversion to a stock holding company form and public offering in December 1992. We reviewed financial and stock market data of other savings institutions, particularly in the midwestern region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of savings institutions or proposed changes of control of comparably situated companies.

    For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by the Company and Pinnacle and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from the Company, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of the Company's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of the Company or Pinnacle. We have further relied on the assurances of management of the Company and Pinnacle that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

    In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to the Company or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

    Consistent with the engagement letter with you, we have acted as financial advisor to the Company in connection with the Merger and will receive a fee for such services, a majority of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement by the Company in connection with the Merger.

    Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be received by the stockholders of the Company in the Merger is fair, from a financial point of view, to the stockholders of the Company.

    We consent to the reference to our firm in the Joint Proxy
Statement/Prospectus related to the CB Merger and to the inclusion of our opinion as an exhibit to such documents, as required.

    This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of the Company used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of the Company in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

                                          Very truly yours,

                                          Charles Webb & Company
                                          A Division of Keefe, Bruyette & Woods,
                                          Inc.

                                      H-2